SOLICITATION AND DISCLOSURE STATEMENT DATED AUGUST 28, 1998

            NO BANKRUPTCY CASE HAS BEEN FILED AS OF THE DATE HEREOF

                           CITYSCAPE FINANCIAL CORP.
                                      AND
                                CITYSCAPE CORP.
                       SOLICITATION OF VOTES WITH RESPECT
             TO PREPACKAGED PLAN OF REORGANIZATION (THE "PLAN") OF
      CITYSCAPE FINANCIAL CORP. ("CITYSCAPE") AND CITYSCAPE CORP. ("CSC"),
                     A WHOLLY-OWNED SUBSIDIARY OF CITYSCAPE

     Cityscape and CSC hereby solicit votes with respect to the Plan which provides, among other things, for the securities of Cityscape and CSC to be exchanged for the consideration set forth below (the "Solicitation"). The term "Reorganized Cityscape" means Cityscape Financial Corp. from and after the Effective Date (as defined below) of the Plan. The term "Reorganized CSC" means Cityscape Corp. from and after the Effective Date. The term the "Reorganized Company" means Reorganized Cityscape, together with Reorganized CSC, collectively and individually as appropriate from the context.

EACH HOLDER OF:                             WILL RECEIVE:
Cityscape's 12 3/4% Series A Senior Notes   Such holder's (i) pro rata portion (sharing with all other
due 2004 (CUSIP 178778AF3)                  such holders) of shares of $0.01 par value common stock of
(the "Old Senior Notes")                    Reorganized Cityscape (the "New Common Stock") equivalent to
                                            90.5% of the New Common Stock to be outstanding on the
                                            Effective Date (38.4625 shares of New Common Stock per
                                            $1,000 principal amount of Old Senior Notes), see
                                            "Description of New Common Stock," and (ii) pro rata portion
                                            (sharing with all other such holders) of 100% of the new
                                            9.25% Senior PIK Notes due 2008 of Reorganized Cityscape
                                            (the "New Senior Notes") to be outstanding on the Effective
                                            Date ($250.00 in initial principal amount in New Senior
                                            Notes per $1,000 principal amount of Old Senior Notes), see
                                            "Description of New Senior Notes".
Cityscape's 6% Convertible Subordinated     Such holder's pro rata portion (sharing with all other such
Debentures due 2006 (CUSIPs 178778AA4;      holders) of shares of New Common Stock equivalent to 9.5% of
178778AB2; 178778ACO; ISIN Codes            the New Common Stock to be outstanding on the Effective Date
XS0069181740; XS0065725615) (the "Old       (9.3446 shares of New Common Stock per $1,000 principal
Subordinated Debentures")                   amount of Old Subordinated Debentures) and, provided that
                                            the Class of such holders votes to accept the Plan, such
                                            holder's pro rata portion (sharing with all other such
                                            holders) of warrants to purchase New Common Stock
                                            representing 5% of the New Common Stock on a fully diluted basis (the "New 5% Warrants") (warrants to purchase 5.7861 shares of New Common Stock per $1,000 principal amount of
                                            Old Subordinated Debentures), such New 5% Warrants
                                            exercisable for five years from the Effective Date at an
                                            exercise price of $19.31 per share. See "Description of New
                                            5% Warrants".
Cityscape's 6% Convertible Preferred Stock  Provided that the Class of such holders votes to accept the
Series A (the "Old Series A Preferred       Plan and no Class senior to such Class votes (or is deemed
Stock")                                     to have voted) to reject the Plan, such holder's pro rata
                                            portion (sharing with all other such holders) of
                                            approximately 10.3% of the "New 10% Warrants" (warrants to purchase approximately 20.76 shares of New Common Stock per
                                            $1,000 in liquidation preference of Old Series A Preferred
                                            Stock), which are defined as warrants to purchase New Common
                                            Stock representing 10% of the New Common Stock on a fully
                                            diluted basis (together with the New 5% Warrants, the "New
                                            Warrants"), such New 10% Warrants exercisable for five years from the Effective Date at an exercise price of $27.86 per share. See "Description of New 10% Warrants".
Cityscape's 6% Convertible Preferred Stock  Provided that the Class of such holders votes to accept the
Series B (the "Old Series B Preferred       Plan and no Class senior to such Class votes (or is deemed
Stock" and, together with the Old Series A  to have voted) to reject the Plan, such holder's pro rata
Preferred Stock, the "Old Cityscape         portion (sharing with all other such holders) of
Preferred Stock")                           approximately 89.7% of the New 10% Warrants (warrants to
                                            purchase approximately 20.76 shares of New Common Stock per
                                            $1,000 in liquidation preference of Old Series B Preferred
                                            Stock), such New 10% Warrants exercisable for five years
                                            from the Effective Date at an exercise price of $27.86 per share. See "Description of New 10% Warrants".

THE SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, SEPTEMBER 30, 1998, UNLESS EXTENDED

     To the extent that the Solicitation is deemed to result in offers of new securities that are not exempted by Section 1145(a) of the Bankruptcy Code (as defined below), they are being made by the Company (as defined below) in reliance upon the exemptions from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), afforded by Sections 4(2) and 3(a)(9) thereof and, to the extent applicable, Regulation D thereunder. The Company will not pay any commission, or other remuneration to any broker, dealer, salesman or other person for soliciting acceptances of the Plan. Regular employees of the Company, who will not receive additional compensation therefor, may solicit acceptances of the Plan.

     If you are not an "accredited investor," as defined in Regulation D promulgated under Section 4(2) of the Securities Act (an "Accredited Investor"), a "purchaser representative," as defined in Regulation D, is being provided to you, without expense to you, to assist you in evaluating the risks and merits of the transactions contemplated by the Plan. Specifically, you may contact Triton Group Management, Inc., which has agreed to act as "purchaser representative" to assist Holders of Voting Securities to evaluate the risks and merits of the transactions contemplated by the Plan at the Company's expense and without charge to any Holder of Voting Securities. Triton Group Management, Inc. can be reached at 550 West C Street, Suite 1880, San Diego, CA 92101. Telephone: (619) 231-1818; Facsimile: (619) 231-9170. Attention: Michael M. Earley or Mark G. Foletta. You may also retain a different "purchaser representative" at your own expense.

     BECAUSE NO CASE UNDER CHAPTER 11 OF THE BANKRUPTCY CODE HAS BEEN COMMENCED, THIS SOLICITATION STATEMENT HAS NOT BEEN APPROVED BY ANY BANKRUPTCY COURT WITH RESPECT TO WHETHER IT CONTAINS ADEQUATE INFORMATION WITHIN THE MEANING OF
SECTION 1125 OF THE BANKRUPTCY CODE. NONETHELESS, IF A REORGANIZATION CASE IS SUBSEQUENTLY COMMENCED, CITYSCAPE AND CSC EXPECT TO SEEK PROMPTLY AN ORDER OF THE BANKRUPTCY COURT THAT THE SOLICITATION OF VOTES ON THE PLAN BY MEANS OF THIS SOLICITATION STATEMENT WAS IN COMPLIANCE WITH SECTION 1125 OR 1126(B) OF THE BANKRUPTCY CODE AND SEEK CONFIRMATION OF THE PLAN AT A CONFIRMATION HEARING PURSUANT TO SECTION 1129 OF THE BANKRUPTCY CODE. IF THE PLAN IS NOT ACCEPTED BY EACH CLASS ENTITLED TO VOTE, CITYSCAPE AND CSC MAY ELECT NOT TO COMMENCE THE REORGANIZATION CASES (AS DEFINED BELOW) OR, ALTERNATIVELY, MAY COMMENCE CASES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE AND SEEK CONFIRMATION OF THE PLAN NOTWITHSTANDING THE REJECTION OF THE DISSENTING CLASSES OR MAY PROPOSE AN ALTERNATIVE PLAN.

     Neither Cityscape nor CSC has commenced a case (each a "Reorganization Case" and, together the "Reorganization Cases") under title 11 of the United States Code (the "Bankruptcy Code") at this time. This Solicitation Statement constitutes a disclosure statement pursuant to Section 1125 or Section 1126(b) of the Bankruptcy Code. The Solicitation is being conducted at this time in order to obtain a sufficient number of acceptances before the filing of voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code. Cityscape and CSC anticipate that by conducting the Solicitation in advance of such filing, the pendency of the bankruptcy proceedings will be significantly shortened and their administration will be significantly simplified and less costly. This Solicitation Statement solicits acceptances of the Plan and contains information relevant to a decision to accept or reject the Plan.

     Cityscape and CSC believe that the Plan is in the best interests of Holders (as defined below) of the Old Senior Notes, the Old Subordinated Debentures and the Old Cityscape Preferred Stock (collectively, the "Solicited Classes"). Accordingly, members of the Solicited Classes are urged to vote in favor of the Plan. Voting instructions are set forth at pages 62 to 69 of this Solicitation Statement. TO BE COUNTED, YOUR BALLOT MUST BE DULY COMPLETED, EXECUTED AND ACTUALLY RECEIVED BY THE INFORMATION AGENT (AS DEFINED BELOW) NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, SEPTEMBER 30, 1998 (THE "VOTING DEADLINE"). The Solicited Classes are encouraged to read and consider carefully this entire Solicitation Statement, including the Plan of Reorganization attached hereto as Exhibit I and the matters described in this Solicitation Statement under "Certain Risk Factors," prior to voting.

     SEE "CERTAIN RISK FACTORS" BEGINNING ON PAGE 11 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT DECISION.

     The terms of the Plan have been developed in the course of negotiations with an informal committee of Holders of the Old Senior Notes (the "Unofficial Senior Noteholders' Committee"). See "The Plan of
Reorganization -- Introduction." The Unofficial Senior Noteholders' Committee consists of (i) MacKay-Shields Financial Corporation, as investment advisor to various funds, (ii) Cerberus Partners, L.P., and (iii) Franklin Mutual Advisers, Inc. who collectively held or managed approximately 52% of the total principal amount outstanding of the Old Senior Notes and have agreed to vote or use reasonable best efforts to cause to be voted such Old Senior Notes to approve the Plan.

     The terms of the Plan were also developed in the course of negotiations with an informal committee of Holders of the Old Subordinated Debentures (the "Unofficial Subordinated Debentureholders' Committee" and, together with the Unofficial Senior Noteholders' Committee, the "Unofficial Committees"). See "The Plan of Reorganization -- Introduction." The Unofficial Subordinated Debentureholders' Committee consists of (i) Forest Investment Management, (ii) Bear, Stearns & Co. Inc., (iii) KA Management, (iv) Tamar Securities Inc., (v) Aristeia Capital LLC, (vi) Zazove Associates, LLC, (vii) J. Robbins Securities, LLC, (viii) RAS Securities Corp., (ix) D.A. Davidson & Co., (x) Donaldson, Lufkin & Jenrette Securities Corporation, (xi) Mercantile Bank, (xii) Mellon Bank, as trustee for General Motors Employees Domestic Group Pension Trust, and
(xiii) Ramat Securities Ltd who collectively held or managed approximately 53% of the total principal amount outstanding of the Old Subordinated Debentures and have agreed to vote or use reasonable best efforts to cause to be voted such Old Subordinated Debentures to approve the Plan.

     THE BOARDS OF DIRECTORS OF CITYSCAPE AND CSC HAVE EACH UNANIMOUSLY APPROVED THE TERMS OF THE PLAN AND RECOMMEND THAT THE HOLDERS OF CLAIMS AND INTERESTS IN ALL SOLICITED CLASSES VOTE TO ACCEPT THE PLAN.

     THE MEMBERS OF THE UNOFFICIAL SENIOR NOTEHOLDERS' COMMITTEE AND THE MEMBERS OF THE UNOFFICIAL SUBORDINATED DEBENTUREHOLDERS' COMMITTEE HAVE UNANIMOUSLY APPROVED THE PLAN AND AGREED TO VOTE IN FAVOR OF THE PLAN AND RECOMMEND, RESPECTIVELY, THAT THE OTHER HOLDERS OF OLD SENIOR NOTES AND OLD SUBORDINATED DEBENTURES VOTE TO ACCEPT THE PLAN.

     Questions and requests for assistance or additional copies of this Solicitation Statement may be directed to the Information Agent, as set forth herein under "The Plan of Reorganization -- Voting and Confirmation of the Plan -- Information Agent."

                             AVAILABLE INFORMATION

                            IMPORTANT -- PLEASE READ

     HOLDERS OF THE OLD SENIOR NOTES, THE OLD SUBORDINATED DEBENTURES AND THE OLD CITYSCAPE PREFERRED STOCK SHOULD NOT CONSTRUE THE CONTENTS OF THIS SOLICITATION STATEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE AND SHOULD CONSULT WITH THEIR OWN ADVISORS.

     THIS OFFER OF NEW SENIOR NOTES, NEW COMMON STOCK AND NEW WARRANTS IN EXCHANGE FOR THE CANCELLATION OF CERTAIN EXISTING SECURITIES PREVIOUSLY ISSUED BY CITYSCAPE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR SIMILAR STATE SECURITIES OR "BLUE SKY" LAWS. THE SOLICITATION IS BEING MADE IN RELIANCE ON
SECTION 1145(a) OF THE BANKRUPTCY CODE. TO THE EXTENT THAT THE SOLICITATION IS DEEMED TO RESULT IN OFFERS OF NEW SECURITIES THAT ARE NOT EXEMPTED BY SECTION 1145(a) OF THE BANKRUPTCY CODE, THEY ARE BEING MADE BY THE COMPANY IN RELIANCE ON THE EXEMPTIONS FROM REGISTRATION SPECIFIED IN SECTIONS 3(a)(9) AND 4(2) OF THE SECURITIES ACT AND TO THE EXTENT APPLICABLE, REGULATION D THEREUNDER. THE COMPANY, THEREFORE, WILL NOT PAY ANY COMMISSION OR OTHER REMUNERATION TO ANY BROKER, DEALER, SALESPERSON, AGENT OR OTHER PERSON FOR SOLICITING TENDERS OF THE OLD SENIOR NOTES, THE OLD SUBORDINATED DEBENTURES AND THE OLD CITYSCAPE PREFERRED STOCK. CIBC OPPENHEIMER CORP. HAS BEEN RETAINED SOLELY TO PROVIDE FINANCIAL ADVICE TO CITYSCAPE AND CSC AND WILL NOT SOLICIT ANY VOTES TO ACCEPT OR REJECT THE PLAN, NOR WILL CIBC OPPENHEIMER CORP. RECEIVE ANY COMMISSION OR OTHER REMUNERATION IN CONNECTION WITH SOLICITING VOTES TO ACCEPT OR REJECT THE PLAN. REGULAR EMPLOYEES OF THE COMPANY, WHO WILL NOT RECEIVE ADDITIONAL COMPENSATION THEREFOR, MAY SOLICIT EXCHANGES FROM HOLDERS OF THE OLD SENIOR NOTES, THE OLD SUBORDINATED DEBENTURES AND THE OLD CITYSCAPE PREFERRED STOCK. THE ISSUANCE OF THE NEW SENIOR NOTES, THE NEW COMMON STOCK, THE NEW WARRANTS AND THE NEW COMMON STOCK TO BE ISSUED UPON EXERCISE OF THE NEW WARRANTS WILL BE MADE PURSUANT TO SECTION 1145 OF THE BANKRUPTCY CODE.

     THE COMPANY HAS NO ARRANGEMENT OR UNDERSTANDING WITH ANY BROKER, SALESMAN OR OTHER PERSON TO SOLICIT TENDERS OF THE OLD SENIOR NOTES, THE OLD SUBORDINATED DEBENTURES AND THE OLD CITYSCAPE PREFERRED STOCK. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED IN THIS SOLICITATION STATEMENT AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS SOLICITATION STATEMENT DOES NOT CONSTITUTE AN OFFER TO OR SOLICITATION OF ANY PERSON IN ANY JURISDICTION IN WHICH THAT OFFER OR SOLICITATION WOULD BE UNLAWFUL, AND THE COMPANY WILL NOT ACCEPT VOTES ON THE PLAN FROM HOLDERS OF THE OLD SENIOR NOTES, THE OLD SUBORDINATED DEBENTURES AND THE OLD CITYSCAPE PREFERRED STOCK IN ANY JURISDICTION IN WHICH THE SOLICITATION OF THE PLAN WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR "BLUE SKY" LAWS OF SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS SOLICITATION STATEMENT NOR ANY DISTRIBUTION OF SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF CITYSCAPE OR CSC SINCE THE DATE HEREOF. ANY ESTIMATES OF CLAIMS (AS DEFINED IN THE PLAN) AND INTERESTS (AS DEFINED IN

THE PLAN) SET FORTH IN THIS SOLICITATION STATEMENT MAY VARY FROM THE FINAL AMOUNTS OF CLAIMS OR INTERESTS ALLOWED BY THE BANKRUPTCY COURT.

     NONE OF THE NEW SENIOR NOTES, THE NEW COMMON STOCK OR THE NEW WARRANTS TO BE ISSUED ON THE EFFECTIVE DATE HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR BY ANY STATE SECURITIES COMMISSION OR SIMILAR PUBLIC, GOVERNMENTAL OR REGULATORY AUTHORITY, AND NEITHER THE SEC NOR ANY SUCH AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS SOLICITATION STATEMENT OR UPON THE MERITS OF THE PLAN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The ballots being solicited hereby will not be used by Cityscape or CSC for any purpose other than as votes to accept or reject the Plan (and any permitted modified version thereof) under Chapter 11 of the Bankruptcy Code.

     The statements contained in this Solicitation Statement are made as of the date hereof, and neither the delivery of this Solicitation Statement nor the distribution to be made pursuant to the Plan will, under any circumstances, create any implication that the information contained herein is correct at any time subsequent to the date hereof.

     Any statement or other information which is contained in a document incorporated by reference in this Solicitation Statement (and/or incorporated by reference in any exhibit hereto) will be deemed to be modified or superseded for purposes of the Solicitation to the extent a statement or other information contained in this Solicitation Statement (and/or any exhibit hereto) modifies, supersedes or replaces such statement or information. Any such statements or information modified or superseded will not, except as so modified or superseded, be deemed to constitute a part of this Solicitation Statement.

     Cityscape, however, is subject to the informational and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files periodic reports, proxy statements and other information with the SEC. Such reports, statements and other information, may be inspected and copied at the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and also should be available for inspection and copying at the regional offices of the SEC located at World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or any part of such materials may be obtained from any such office upon payment of the fees prescribed by the SEC. The SEC maintains an Internet Web Site that contains reports, proxy and information statements, and other information regarding Cityscape and other registrants that file electronically with the SEC. The address of such site is: http://www.sec.gov.

     The following summarizes the treatment for creditors and shareholders of Cityscape and CSC, respectively, under the Plan of Reorganization. Estimated recoveries are based upon (i) in the case of Claims, principal and accrued and unpaid interest as of an assumed Petition Date of September 30, 1998, and (ii) in the case of Interests, liquidation preference as of such date. For a complete explanation, please refer to the discussion in this Solicitation Statement entitled "The Plan of Reorganization" and to the Plan of Reorganization itself which is attached hereto as Exhibit I.

                   CLAIMS AGAINST AND INTERESTS IN CITYSCAPE

---------------------------------------------------------------------------------------------------
                                                                                         ESTIMATED
 CLASS               DESCRIPTION                              TREATMENT                   RECOVERY
 -----               -----------                              ---------                  ---------
---------------------------------------------------------------------------------------------------
  N/A    Administrative Claims (Unclassified)  Each Holder will be paid Cash equal to       100%
                                               the full amount of its Claim on, or as
                                               soon as practicable after, the later of
                                               the Effective Date and the day on which
                                               such Claim becomes an Allowed Claim,
                                               unless (i) the Holder and the Company,
                                               Reorganized Cityscape or Reorganized
                                               CSC, as the case may be, agree to other
                                               treatment, or (ii) an order of the
                                               Bankruptcy Court provides for other
                                               terms.
---------------------------------------------------------------------------------------------------
  N/A    Priority Tax Claims (Unclassified)    Each Holder will receive, at the sole        100%
                                               option of Reorganized Cityscape or
                                               Reorganized CSC, as the case may be, (i)
                                               Cash equal to the unpaid portion of such
                                               Holder's Claim, or (ii) equal quarterly
                                               cash payments in an aggregate amount
                                               equal to such Claim, together with
                                               interest at a fixed annual rate to be
                                               determined by the Bankruptcy Court or
                                               otherwise agreed to by the Holder and
                                               Reorganized Cityscape or Reorganized
                                               CSC, as the case may be, over a period
                                               through the sixth anniversary of the
                                               date of assessment of such Claim, or
                                               upon other terms approved by the
                                               Bankruptcy Court.
---------------------------------------------------------------------------------------------------
  A1     Bank Claims                           Unimpaired.  Subject to Bankruptcy Court     100%
                                               approval, each Holder will be paid in
                                               full prior to the Effective Date with
                                               the proceeds of debtor in possession
                                               financing facilities. To the extent
                                               there are any Allowed Bank Claims as of
                                               the Effective Date, each Holder of an
                                               Allowed Bank Claim will be paid in full
                                               in Cash on the Effective Date. Class A1
                                               is Unimpaired and, accordingly, is not
                                               entitled to vote on the Plan.
---------------------------------------------------------------------------------------------------
 A2a et  Other Secured Claims (other than      Unimpaired.  Either (i) the Claim will       100%
 seq.    Secured Claims in Class A1)           be left unaltered, (ii) any default with
                                               respect thereto (other than a default of
                                               a kind specified in Section 365(b)(2) of
                                               the Bankruptcy Code) will be cured, the
                                               maturity thereof will be reinstated and
                                               the Holder thereof will be compensated
                                               for any damages, or (iii) the Claim will
                                               receive such other treatment to which
                                               the Holder consents. Class A2a et seq.
                                               is Unimpaired and, accordingly, is not
                                               entitled to vote on the Plan.
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                                                                         ESTIMATED
 CLASS               DESCRIPTION                              TREATMENT                   RECOVERY
 -----               -----------                              ---------                  ---------
---------------------------------------------------------------------------------------------------
  A3     Priority Claims                       Unimpaired.  Each Holder will receive        100%
                                               cash equal to the amount of such Claim,
                                               or such other treatment, as determined
                                               by the Bankruptcy Court, required to
                                               render such Claim Unimpaired. Class A3
                                               is Unimpaired and, accordingly, is not
                                               entitled to vote on the Plan.
---------------------------------------------------------------------------------------------------
  A4     Senior Note Claims                    Impaired.  Each Holder will receive a       46.5%
                                               Pro Rata portion of the New Senior Notes
                                               (i.e., $250.00 of original principal
                                               amount of New Senior Notes for each
                                               $1,000 of principal amount of Old Senior
                                               Notes) and a Pro Rata portion of 90.5%
                                               of the New Common Stock (i.e., 38.4625
                                               shares of New Common Stock for each
                                               $1,000 of principal amount of Old Senior
                                               Notes) to be issued by Reorganized
                                               Cityscape. Class A4 is Impaired and,
                                               accordingly, Holders of such Claims will
                                               be entitled to vote on the Plan.
---------------------------------------------------------------------------------------------------
  A5     General Unsecured Claims (other than  Unimpaired.  Such Claims will either not     100%
         the Unsecured Claims in Classes A4,   be altered under the Plan or, at the
         A6, A7, A9, A11, A13 and A14)         option of the Company, receive such
                                               other treatment that will result in such
                                               Claims being deemed Unimpaired. Class A5
                                               is Unimpaired and, accordingly, is not
                                               entitled to vote on the Plan.
---------------------------------------------------------------------------------------------------
  A6     Subordinated Debenture Claims         Impaired.  Each Holder will receive a        9.4%
                                               Pro Rata portion of 9.5% of the New
                                               Common Stock to be issued by Reorganized
                                               Cityscape (i.e., 9.3446 shares of New
                                               Common Stock for each $1,000 of
                                               principal amount of Old Subordinated
                                               Debentures) and a Pro Rata portion of
                                               the New 5% Warrants (i.e., warrants to
                                               purchase 5.7861 shares of New Common
                                               Stock for each $1,000 of principal
                                               amount of Old Subordinated Debentures);
                                               provided, however, that no New 5%
                                               Warrants will be distributed if Class A6
                                               does not vote to accept the Plan. Class
                                               A6 is Impaired and, accordingly, Holders
                                               of such Claims will be entitled to vote
                                               on the Plan.
---------------------------------------------------------------------------------------------------
  A7     Old Debt Securities Claims            Impaired.  Holders will not receive or        0%
                                               retain any interest or property under
                                               the Plan and are, therefore, deemed to
                                               have rejected the Plan. Accordingly,
                                               Class A7 will not be entitled to vote on
                                               the Plan. The Company is not aware of
                                               any Class A7 Claims.
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                                                                         ESTIMATED
 CLASS               DESCRIPTION                              TREATMENT                   RECOVERY
 -----               -----------                              ---------                  ---------
---------------------------------------------------------------------------------------------------
  A8     Interests of Holders of Old Series A  Impaired.  Each Holder will receive a        4.8%
         Preferred Stock                       Pro Rata portion of approximately 10.3%
                                               of the New 10% Warrants (i.e., warrants
                                               to purchase approximately 20.76 shares
                                               of New Common Stock for each $1,000 in
                                               liquidation preference); provided, that
                                               Class A8 and Classes senior to Class A8
                                               vote to accept the Plan. Class A8 is
                                               Impaired and, accordingly, will be
                                               entitled to vote on the Plan.
---------------------------------------------------------------------------------------------------
  A9     Old Series A Preferred Stock          Impaired.  Holders will not receive or        0%
         Securities Claims                     retain any interest or property under
                                               the Plan and are, therefore, deemed to
                                               have rejected the Plan. Accordingly,
                                               Class A9 will not be entitled to vote on
                                               the Plan. The Company is not aware of
                                               any Class A9 Claims.
---------------------------------------------------------------------------------------------------
  A10    Interests of Holders of Old Series B  Impaired.  Each Holder will receive a        4.8%
         Preferred Stock                       Pro Rata portion of approximately 89.7%
                                               of the New 10% Warrants (i.e., warrants
                                               to purchase approximately 20.76 shares
                                               of New Common Stock for each $1,000 in
                                               liquidation preference); provided, that
                                               Class A10 and Classes senior to Class
                                               A10 vote to accept the Plan. Class A10
                                               is Impaired and, accordingly, Holders of
                                               such Interests will be entitled to vote
                                               on the Plan.
---------------------------------------------------------------------------------------------------
  A11    Old Series B Preferred Stock          Impaired.  Holders will not receive or        0%
         Securities Claims                     retain any interest or property under
                                               the Plan and are, therefore, deemed to
                                               have rejected the Plan. Accordingly,
                                               Class A11 will not be entitled to vote
                                               on the Plan. The Company is not aware of
                                               any Class A11 Claims.
---------------------------------------------------------------------------------------------------
  A12    Interests of Holders of Old           Impaired.  Holders will not receive or        0%
         Cityscape Common Stock                retain any interest or property under
                                               the Plan and are, therefore, deemed to
                                               have rejected the Plan. Accordingly,
                                               Class A12 will not be entitled to vote
                                               on the Plan.
---------------------------------------------------------------------------------------------------
  A13    Interests of Holders of Old Stock     Impaired.  Holders will not receive or        0%
         Rights in Cityscape and all Claims    retain any interest or property under
         Arising Out of Such Old Stock Rights  the Plan and are, therefore, deemed to have rejected the Plan. Accordingly,
                                               Class A13 will not be entitled to vote
                                               on the Plan.
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                                                                         ESTIMATED
 CLASS               DESCRIPTION                              TREATMENT                   RECOVERY
 -----               -----------                              ---------                  ---------
---------------------------------------------------------------------------------------------------
  A14    Old Cityscape Common Stock and Old    Impaired.  Holders will not receive or        0%
         Warrant Securities Claims             retain any interest or property under
                                               the Plan and are, therefore, deemed to
                                               have rejected the Plan. Accordingly,
                                               Class A14 will not be entitled to vote
                                               on the Plan.
---------------------------------------------------------------------------------------------------

                      CLAIMS AGAINST AND INTERESTS IN CSC

--------------------------------------------------------------------------------------------------
                                                                                        ESTIMATED
CLASS               DESCRIPTION                              TREATMENT                   RECOVERY
-----               -----------                              ---------                  ---------
--------------------------------------------------------------------------------------------------
  B1    Bank Claims                           Unimpaired.  Subject to Bankruptcy Court     100%
                                              approval, each Holder will be paid in
                                              full prior to the Effective Date with
                                              the proceeds of debtor in possession
                                              financing facilities. To the extent
                                              there are any Allowed Bank Claims as of
                                              the Effective Date, each Holder of an
                                              Allowed Bank Claim will be paid in full
                                              in Cash on the Effective Date. Class B1
                                              is Unimpaired and, accordingly, is not
                                              entitled to vote on the Plan.
--------------------------------------------------------------------------------------------------
  B2a   Other Secured Claims (other than      Unimpaired.  Either (i) the Claim will       100%
  et    Secured Claims in Class B1)           be left unaltered, (ii) any default with
 seq                                          respect thereto (other than a default of
                                              a kind specified in Section 365(b)(2) of
                                              the Bankruptcy Code) will be cured, the
                                              maturity thereof will be reinstated and
                                              the Holder thereof will be compensated
                                              for any damages, or (iii) the Claim will
                                              receive such other treatment to which
                                              the Holder consents. Class B2a et seq.
                                              is Unimpaired and, accordingly, is not
                                              entitled to vote on the Plan.
--------------------------------------------------------------------------------------------------
  B3    Priority Claims                       Unimpaired.  Each Holder will receive        100%
                                              cash equal to the amount of such Claim,
                                              or such other treatment, as determined
                                              by the Bankruptcy Court, required to
                                              render such Claim Unimpaired. Class B3
                                              is Unimpaired and, accordingly, will not
                                              be entitled to vote on the Plan.
--------------------------------------------------------------------------------------------------
  B4    Senior Note Guarantee Claims          Impaired.  Each Holder will receive a        N/A
                                              new guaranty by Reorganized CSC of
                                              Reorganized Cityscape's obligations
                                              under the New Senior Notes pursuant to
                                              the terms of the New Indenture and any
                                              related documents or agreements. Class
                                              B4 is Impaired and, accordingly, will be
                                              entitled to vote on the Plan.
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                                                                        ESTIMATED
CLASS               DESCRIPTION                              TREATMENT                   RECOVERY
-----               -----------                              ---------                  ---------
--------------------------------------------------------------------------------------------------
  B5    General Unsecured Claims (other than  Unimpaired.  Such Claims will either not     100%
        the Unsecured Claims in Classes B4    be altered under the Plan or, at the
        and B6)                               option of the Company, receive such
                                              other treatment that will result in such
                                              Claims being deemed Unimpaired. Class B5
                                              is Unimpaired and, accordingly, will not
                                              be entitled to vote on the Plan.
--------------------------------------------------------------------------------------------------
  B6    Intercompany Claims (of Cityscape     Unimpaired.  Such Claims will either not     100%
        against CSC)                          be altered under the Plan or, at the
                                              option of Cityscape, receive such other
                                              treatment that will result in such
                                              Claims being deemed Unimpaired. Class B6
                                              is Unimpaired and, accordingly, will not
                                              be entitled to vote on the Plan.
--------------------------------------------------------------------------------------------------
  B7    Cityscape's 100% Interest in CSC      Unimpaired.  Cityscape's rights will not     100%
                                              be altered under the Plan. Class B7 is
                                              Unimpaired and, accordingly, will not be
                                              entitled to vote on the Plan.
--------------------------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
INDEX OF DEFINED TERMS......................................  xiii
SOLICITATION STATEMENT SUMMARY..............................    1
  The Company...............................................    1
  The Plan of Reorganization................................    1
  New Senior Notes..........................................    5
  Certain Risk Factors......................................    6
  Solicitation..............................................    7
CERTAIN RISK FACTORS........................................   11
  Highly Leveraged Position.................................   11
  Risks Relating to the DIP Facilities and Necessary Exit
     Financing..............................................   11
  Risks Relating to the Projections.........................   12
  Assumptions Regarding Value of Cityscape's and CSC's
     Assets.................................................   12
  Disruption of Operations Relating to Bankruptcy Filing....   13
  Business and Competition..................................   13
  Nature of Mortgages.......................................   13
  Environmental Risks.......................................   14
  Certain Other Legal Considerations Regarding Loans........   15
  Sale of CSC-UK............................................   15
  Litigation................................................   16
  Dividend Restrictions.....................................   16
  Certain Federal Income Tax Considerations; Reduction and
     Limitation of Corporate Tax Benefits...................   16
  Certain Risks of Non-Confirmation.........................   17
  Noncomparability of Historical Financial Information......   18
  The Company's Employees...................................   18
  Government Regulations....................................   18
  Restrictions on Resale of Securities of Reorganized
     Cityscape..............................................   18
  Lack of Trading Market; Volatility........................   19
THE PLAN OF REORGANIZATION..................................   20
  Introduction..............................................   20
  Overview of the Plan......................................   24
  Treatment of Claims and Interests Under the Plan..........   27
  The Reorganized Company...................................   40
  Ownership Of Stock By Certain Stockholders................   42
  Securities to be Issued and Transferred Under the Plan....   42
  Other Indebtedness of the Reorganized Company.............   46
  Distributions Under the Plan..............................   46
  General Information Concerning the Plan...................   52
  Voting and Confirmation of the Plan.......................   62
  Chapter 7 Liquidation Analysis............................   69
  Compliance With Applicable Provisions of the Bankruptcy
     Code...................................................   73
  Alternatives if the Plan is Not Confirmed and
     Consummated............................................   73
  Recommendation and Conclusion.............................   74
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................   79
  Overview..................................................   79
  Loan Originations and Purchases...........................   79

                                                              PAGE
                                                              ----
  Loan Sales................................................   81
  Loan Servicing............................................   81
  Results of Operations.....................................   82
  Financial Condition.......................................   87
  Liquidity and Capital Resources...........................   89
  Loan Sales................................................   91
  Sale of Residual Certificates and Mortgage Servicing
     Receivables............................................   92
  Impact of Year 2000.......................................   92
  Accounting Considerations.................................   92
  Miscellaneous.............................................   92
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS.......   93
PROJECTED FINANCIAL INFORMATION.............................   98
MARKET AND TRADING INFORMATION..............................  106
BUSINESS....................................................  108
  General...................................................  108
  Overview..................................................  109
  Loans.....................................................  110
  Loan Sales................................................  112
  Loan Servicing and Collections............................  114
  The CSC-UK Sale; Discontinued Operations..................  116
  Dilution of Old Cityscape Common Stock....................  117
  Nasdaq Delisting..........................................  118
  Employee Attrition........................................  118
  Restructuring.............................................  118
  Legal Proceedings.........................................  119
MANAGEMENT..................................................  123
  Directors and Executive Officers of Cityscape and CSC.....  123
  Section 16(a) Beneficial Ownership Reporting Compliance...  125
EXECUTIVE COMPENSATION......................................  126
  Board of Directors........................................  126
  Non-Employee Director Compensation........................  126
  Compensation Committee Interlocks and Insider
     Participation..........................................  126
  Executive Officers' Compensation..........................  126
  Employment Agreements.....................................  127
  Employee Stock Plans......................................  129
  Option Grants in 1997.....................................  131
  Aggregated Option Exercises in 1997 and 1997 Year-End
     Option Values..........................................  132
  401(k) Plan...............................................  132
  Security Ownership of Certain Beneficial Owners and
     Management.............................................  132
  Certain Relationships and Related Transactions............  134
DESCRIPTION OF INDEBTEDNESS.................................  135
  Existing Cityscape and CSC Indebtedness...................  135
  New Reorganized Cityscape and Reorganized CSC
     Indebtedness...........................................  136
DESCRIPTION OF NEW SENIOR NOTES.............................  138
  General...................................................  138
  Optional Redemption.......................................  138
  Certain Definitions.......................................  138
  Certain Covenants.........................................  151

                                                              PAGE
                                                              ----
  Events of Default and Remedies............................  159
  Recourse Against Officers, Directors and Shareholders.....  160
  Transfer and Exchange.....................................  161
  Defeasance................................................  161
  Modification of New Indenture.............................  162
  Concerning the Trustee....................................  164
  Certain Differences Between the New Senior Notes and the
     Old Senior Notes.......................................  164
DESCRIPTION OF OLD EQUITY SECURITIES........................  168
  Old Cityscape Common Stock................................  168
  Old Cityscape Preferred Stock.............................  168
DESCRIPTION OF NEW COMMON STOCK.............................  170
  Reorganized Cityscape.....................................  170
  Reorganized CSC...........................................  170
DESCRIPTION OF NEW 5% WARRANTS..............................  171
  General...................................................  171
  Adjustments...............................................  171
  Amendment.................................................  171
  Governing Law.............................................  171
  Reports...................................................  172
DESCRIPTION OF NEW 10% WARRANTS.............................  173
  General...................................................  173
  Adjustments...............................................  173
  Amendment.................................................  173
  Governing Law.............................................  173
  Reports...................................................  174
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS...................  175
  Federal Income Tax Consequences to the Company............  175
  Federal Income Tax Consequences to Holders of Old Senior
     Notes..................................................  177
  Federal Income Tax Consequences to Holders of Old
     Subordinated Debentures................................  181
  Federal Income Tax Consequences to Holders of Old
     Cityscape Preferred Stock..............................  182
  Federal Income Tax Consequences to Holders of Old
     Cityscape Common Stock.................................  183
  Federal Income Tax Consequences to Holders of Old
     Warrants...............................................  183
  Federal Income Tax Consequences to Holders of Other
     Claims.................................................  183
  Accrued Interest..........................................  184
  Backup Withholding and Information Reporting..............  184
INDEPENDENT ACCOUNTANTS.....................................  185
INDEX TO FINANCIAL STATEMENTS...............................  F-1

                                    EXHIBITS

                                                                           PAGE
                                                                           ----
Exhibit    Joint Plan of Reorganization of Cityscape Financial Corp.
  I......  and Cityscape Corp.
           Under Chapter 11 of the Bankruptcy Code.....................    P-1

                             INDEX OF DEFINED TERMS

     Set forth below is a list of certain defined terms used herein and the page of this Solicitation Statement on which each such term is defined. Certain additional defined terms not set forth below but used in this Solicitation Statement shall have the meanings assigned to them in the Plan which is attached hereto as Exhibit I.

1
10% Exercise Price..................     173

5% Exercise Price...................     171

Accredited Investor.................       i
Additional Notes....................     179
Administrative Claim................      32
Affiliate Transaction...............     155
AFR.................................     179
AHYDOs..............................     179
Annual Retainer.....................     126
Astrum..............................       1

Bankruptcy Code.....................       i
Bar Date............................      28
beneficial owner....................       7

Carve-Out...........................     137
Ceasar Action.......................     119
Cedel...............................      67
CERCLA..............................      14
Change of Control Offer.............     157
Change of Control Payment Date......     157
Change of Control Purchase Price....     157
CIBC Oppenheimer....................       1
CIT.................................       2
CIT Commitment Letter...............       3
CIT DIP Facility....................       2
CIT Facility........................      20
Cityscape...........................   cover
Clearing Systems....................      48
COI.................................     175
Company.............................       1
Contract Rejection Schedule.........      52
Core Products.......................      80
Correspondent Loan Acquisition
  Program...........................     108
CPI.................................      92
CSC.................................   cover
CSC Acquisition.....................       1
CSC-UK..............................      20

Debtor Releasees....................      55
DIP Facilities......................       2
Directors Plan......................     126
Discontinued Products...............      78
Dividend-Equivalent Interest........     179
DTC.................................      67

Eastern District....................     119
Effective Date......................       1
Eligible Institution................      48
Euroclear...........................      67
Excess Proceeds Offer...............     154
Exchange Act........................      iv
Exit Facility.......................      12
Extension Agreement.................     135

FMG.................................     120

Global..............................     121
Greenwich...........................       2
Greenwich Commitment Letter.........       3
Greenwich DIP Facility..............       2
Greenwich Facility..................     135
Greyfriars..........................     121
Greyfriars Acquisition..............     121

Holder..............................       7
Holder in Due Course Rules..........      15
Home Equity Loans...................      13

IMC.................................      84
Indemnitees.........................      56
Information Agent...................      68

J&J.................................     121
J&J Acquisition.....................     121
JPML................................     119

L
Letter of Intent....................      21
Letter Of Transmittal...............      48
Liabilities Figure..................     122
Liquidation Preference..............     168
Loss Corporation....................     176

Moulton.............................      21

Named Executive Officers............     126
New 10% Warrants....................       i
New 5% Warrants.....................   cover
New Common Stock....................   cover
New Indenture.......................       5
New Jersey Action...................     119
New Senior Notes....................   cover
New Warrants........................       i
NOLs................................     175
Nominees............................      66

Ocwen...............................      20
Ocwen Asset.........................      20
Ocwen FSB...........................      82
Offer Period........................     154
OFT.................................      85
OID.................................     178
Old Cityscape Common Stock..........       1
Old Cityscape Preferred Stock.......   cover
Old Senior Notes....................   cover
Old Series A Preferred Stock........   cover
Old Series A Warrants...............     168
Old Series B Preferred Stock........   cover
Old Series B Warrants...............     169
Old Subordinated Debentures.........   cover
Old Warrants........................     169
Other Secured Claims................      28

Petition Date.......................       1
Pink Sheets.........................     106
Plan................................   cover
Priority Tax Claims.................      33
Projections.........................  12, 98
Properties..........................      13
Proposed UK Proceedings.............     122
Provisions for Trade Creditors......      33
Purchase Date.......................     154
purchaser representative............      39

Record Date.........................       7
Reinvestment Date...................     153
REO.................................      82
Reorganization Case.................       i
Reorganization Cases................       i
Reorganized Cityscape...............       i
Reorganized Company.................       i
Reorganized CSC.....................       i
Residuals...........................      71
RESPA...............................     120
Riegle Act..........................      15

S&P.................................      90
Samboy..............................     134
Schedules...........................      59
Schulte Roth........................       5
SEC.................................      iv
SEC Reports.........................     172
Section 382 Limitation..............     176
Securities Act......................       i
Service.............................     175
Simpson Action......................     120
Solicitation........................   cover
Solicited Classes...................       i
SOP.................................      93
SOP 98-1............................      92
Southern District...................     119
Statement of Financial Affairs......      59

Tax Code............................     175
Tendered Certificates...............      48
Trustee.............................       5

UK Sale.............................      20
UK Sale Agreement...................      20
Unofficial Committees...............      ii
Unofficial Senior Noteholders'
  Committee.........................      ii
Unofficial Subordinated
  Debentureholders' Committee.......      ii

Voting Deadline.....................       i
Voting Securities...................       7

Walsh...............................     121
Wood Gundy..........................      21

                         SOLICITATION STATEMENT SUMMARY

     The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements (including the Notes thereto), appearing elsewhere in this Solicitation Statement. As used herein, except as the context otherwise requires, the term "Company" refers to Cityscape, together with CSC collectively and individually as appropriate from the context and, as applicable for the period following consummation of the Plan, the Reorganized Company. Unless expressly stated otherwise herein, all information in this Solicitation Statement relating to the reorganization is presented based on the assumptions set forth in "The Plan of Reorganization" and the preamble to "Pro Forma Financial Statements."

     The summaries of the Plan and other documents contained in this Solicitation Statement are qualified in their entirety by reference to the Plan itself, the exhibits thereto, and all documents described herein and therein. The information contained in this Solicitation Statement, including the information regarding the history, businesses and operations of Cityscape and CSC, the historical and projected financial information of Cityscape and CSC (including the projected results of operations of the Reorganized Company), and the liquidation analysis relating to Cityscape and CSC, is included herein for purposes of soliciting acceptances of the Plan. As to contested matters, however, such information is not to be construed as admissions or stipulations, but rather as statements made in settlement negotiations.

     Throughout this Solicitation Statement, the Company has assumed September 30, 1998 to be the date of the filing of the petition commencing the Reorganization Cases (the "Petition Date") and November 1, 1998 to be the effective date of the Plan (the "Effective Date"). The Company intends to move as quickly as possible to solicit acceptances of the Plan prior to the Petition Date and to obtain Confirmation of the Plan as soon as possible after the Petition Date. The actual Petition Date and the actual Effective Date may be different than the dates assumed herein.

THE COMPANY

     Cityscape is a consumer finance company engaged in the business of originating, purchasing, selling and servicing mortgage loans secured primarily by one- to four-family residences. Through its wholly-owned subsidiary CSC, Cityscape is licensed or registered to do business in 47 states and the District of Columbia.

     The majority of Cityscape's loans are made to owners of single family residences who use the loan proceeds for such purposes as debt consolidation and financing of home improvements and educational expenditures, among others.

     Cityscape was incorporated under the laws of the state of Delaware in December 1988. CSC, Cityscape's principal operating subsidiary, was incorporated under the laws of the state of New York in 1985. In January 1994, CSC acquired Astrum Funding Corp. ("Astrum") which had operated as a mortgage banker in 11 states. In April 1994, Cityscape acquired all of the capital stock of CSC in an acquisition in which the shareholders of CSC acquired beneficial ownership of approximately 92% of the common stock (the "Old Cityscape Common Stock") of Cityscape (the "CSC Acquisition"). In connection with the CSC Acquisition, the Company changed its name to Cityscape Financial Corp.

     The Company's principal executive offices are located at 565 Taxter Road, Elmsford, New York 10523-2300. The Company's telephone number is (914) 592-6677.

THE PLAN OF REORGANIZATION

     As further described elsewhere herein, the Company's management has concluded, in light of an increasingly difficult operating environment and the Company's liquidity and capital needs, that the best alternative for recapitalizing the Company over the long-term and maximizing the recovery of creditors and senior equity interest holders of the Company is through a prepackaged plan pursuant to Chapter 11 of the Bankruptcy Code. Toward that end, in January, 1998, Cityscape and CSC hired CIBC Oppenheimer Corp. ("CIBC Oppenheimer") to serve as their financial advisor and, beginning in May 1998, commenced intensive negotiations with various creditors (including with respect to the Old Senior Notes and the Old Subordinated

Debentures, the Unofficial Senior Noteholders' Committee and the Unofficial Subordinated Debentureholders' Committee, respectively) in an effort to enable the Company to restructure its indebtedness through such a prepackaged filing. The Plan, the principal terms of which were disclosed in Cityscape's Form 10-Q filed with the SEC on August 12, 1998, represents the results of such negotiation and effort. For additional information concerning the events leading to Cityscape's and CSC's development of the Plan, the role of CIBC Oppenheimer and its dealings with the Company, and the role of the Unofficial Senior Noteholders' Committee and the Unofficial Subordinated Debentureholders' Committee, see "The Plan of Reorganization -- Introduction."

     The purpose of the Plan is to effect a reorganization of the capital structure of Cityscape and CSC through a prepackaged Chapter 11 bankruptcy filing with a view to enabling Reorganized Cityscape and Reorganized CSC to continue as going concerns with adequate capitalization. Cityscape and CSC believe that their creditors and senior equity interest holders will derive greater benefit from their continued operation following the reorganization proposed herein than from a liquidation or orderly sale of their businesses or assets. See "The Plan of Reorganization -- Chapter 7 Liquidation Analysis." Accordingly, the Plan is designed to ensure the Reorganized Company's long-term financial stability and economic viability for the benefit of the Company's creditors and senior equity interest holders.

     As of June 30, 1998, the Company had total indebtedness outstanding of $520.8 million. As a result of the Plan, a portion of this debt will be impaired. If the Plan is consummated, debt with a principal balance at June 30, 1998 of $429.6 million will be converted to New Senior Notes, New Common Stock and New 5% Warrants.

     The Company proposes the basis of the Plan be a complete conversion (subject to a limited issue of $75 million principal amount of New Senior Notes) to common equity (or rights to acquire common equity) of the Old Senior Notes, the Old Subordinated Debentures and the Old Cityscape Preferred Stock. Other material features of the Plan are summarized below.

Senior Secured Indebtedness...........     Prior to the Petition Date, the
                                           Company entered into two secured
                                           credit facilities, the Greenwich
                                           Facility and the CIT Facility (as
                                           defined below). Subject to Bankruptcy
                                           Court approval, on or about the
                                           Petition Date (or such other date as
                                           the Bankruptcy Court permits such
                                           payment), the Greenwich Facility and
                                           the CIT Facility will be repaid by
                                           the Company using the proceeds of the
                                           respective DIP Facilities (as defined
                                           below).

                                           The Company has requested and
                                           received separate commitments for
                                           debtor in possession financing in the
                                           aggregate of up to $200 million from
                                           two lenders. Greenwich Capital
                                           Financial Products, Inc., an
                                           affiliate of Greenwich Capital
                                           Markets, Inc. (together with any such
                                           affiliates "Greenwich") and The
                                           CIT/Business Credit, Inc. and/or its
                                           affiliates ("CIT") have each
                                           separately committed to provide up to
                                           $100 million in the form of two
                                           separate revolving credit facilities
                                           (with respect to Greenwich, the
                                           "Greenwich DIP Facility" and with
                                           respect to CIT, the "CIT DIP
                                           Facility" and collectively, the "DIP
                                           Facilities"). Subject to the approval
                                           of the Bankruptcy Court, the Company
                                           will use the funds provided by
                                           Greenwich to repay all amounts
                                           outstanding under the Greenwich
                                           Facility and to operate its business
                                           during the pendency of
                                           the Reorganization Cases. Subject to
                                           the approval of the Bankruptcy Court,
                                           the Company will use the funds
                                           provided by CIT to repay all amounts
                                           outstanding under the CIT Facility
                                           and to operate its business during
                                           the pendency of the Reorganization
                                           Cases. To the extent that the Claims
                                           of Greenwich and CIT are not
                                           satisfied by the DIP Facilities or
                                           otherwise, such claims will be paid
                                           in full in Cash on the Effective
                                           Date. The Greenwich commitment is
                                           subject to the terms and conditions
                                           set forth in the commitment letter
                                           and term sheet dated as of August 28,
                                           1998 from Greenwich (the "Greenwich
                                           Commitment Letter") and to the
                                           negotiation and execution of
                                           definitive documentation with respect
                                           to the Greenwich DIP Facility. The
                                           CIT commitment is subject to the
                                           terms and conditions set forth in the
                                           commitment letter and term sheet
                                           dated as of August 28, 1998 from CIT
                                           (the "CIT Commitment Letter") and to
                                           the negotiation and execution of
                                           definitive documentation with respect
                                           to the CIT DIP Facility. For
                                           additional information concerning the
                                           Greenwich Facility, the CIT Facility
                                           and the DIP Facilities, see
                                           "Description of Indebtedness --
                                           Existing Cityscape and CSC
                                           Indebtedness" and "--New Reorganized
                                           Cityscape and Reorganized CSC
                                           Indebtedness -- The DIP Facilities."

Old Senior Notes......................     Cityscape's 12 3/4% Series A Senior
                                           Notes due 2004 (including principal
                                           and accrued interest) will be
                                           converted into each Holder's pro rata
                                           portion (sharing with all other such
                                           holders) of (i) shares of New Common
                                           Stock equivalent to 90.5% of the New
                                           Common Stock to be outstanding on the
                                           Effective Date, see "Description of
                                           New Common Stock", and (ii) 9.25%
                                           Senior PIK Notes due 2008
                                           representing 100% of the principal
                                           amount of the New Senior Notes to be
                                           outstanding as of the Effective Date.
                                           See "Description of New Senior
                                           Notes."

Old Subordinated Debentures...........     Cityscape's 6% Convertible
                                           Subordinated Debentures due 2006 will
                                           be converted into each Holder's pro
                                           rata portion of 9.5% of the New
                                           Common Stock to be outstanding as of
                                           the Effective Date and, provided that
                                           the Class of such Holders votes to
                                           accept the Plan, such Holder's pro
                                           rata portion of New 5% Warrants to
                                           purchase 5% of the New Common Stock
                                           on a fully diluted basis, with a five
                                           year maturity and an exercise price
                                           of $19.31 per share.

Old Series A Preferred Stock..........     Cityscape's 6% Convertible Preferred
                                           Stock Series A will be converted into
                                           each Holder's pro rata portion of
                                           approximately 10.3% of the New 10%
                                           Warrants to purchase New Common Stock
                                           representing 10% of the New Common
                                           Stock on a fully diluted basis;
                                           provided, that the Class of such
                                           Holders votes to accept the Plan and
                                           no Class senior to such Class votes
                                           (or is deemed to have voted) to
                                           reject the Plan. The New 10% Warrants
                                           will have a five year maturity and an
                                           exercise price of $27.86 per share.

Old Series B Preferred Stock..........     Cityscape's 6% Convertible Preferred
                                           Stock Series B will be converted into
                                           each Holder's pro rata portion of
                                           approximately 89.7% of the New 10%
                                           Warrants; provided, that the Class of
                                           such Holders votes to accept the Plan
                                           and no Class senior to such Class
                                           votes (or is deemed to have voted) to
                                           reject the Plan. The New 10% Warrants
                                           will have a five year maturity and an
                                           exercise price of $27.86 per share.

    FOR EACH $1,000 PRINCIPAL AMOUNT
     OR LIQUIDATION PREFERENCE, AS
            APPLICABLE, OF:                      EACH HOLDER WILL RECEIVE:

Old Senior Notes......................     38.4625 shares of New Common Stock
                                           and $250.00 in initial principal
                                           amount in New Senior Notes.

Old Subordinated Debentures...........     9.3446 shares of New Common Stock and
                                           (if the Class of such Holders votes
                                           to accept the Plan) New 5% Warrants
                                           to purchase 5.7861 shares of New
                                           Common Stock.

Old Series A Preferred Stock..........     New 10% Warrants to purchase
                                           approximately 20.76 shares of New
                                           Common Stock; provided, that the
                                           Class of such Holders votes to accept
                                           the Plan and no Class senior to such
                                           Class votes (or is deemed to have
                                           voted) to reject the Plan.

Old Series B Preferred Stock..........     New 10% Warrants to purchase
                                           approximately 20.76 shares of New
                                           Common Stock; provided, that the
                                           Class of such Holders votes to accept
                                           the Plan and no Class senior to such
                                           Class votes (or is deemed to have
                                           voted) to reject the Plan.

  OTHER TERMS OF THE PLAN

     Under the Plan, if the Class of Holders of Old Subordinated Debentures votes to reject the Plan, no New 5% Warrants will be distributed to such Holders (or any other Person) under the Plan and no Class junior to such Class (including the Classes of Holders of Old Series A Preferred Stock and Old Series B Preferred Stock) will receive any distributions. If the Class of Holders of Old Series A Preferred Stock votes to reject the Plan (or any Class senior to such Class votes (or is deemed to have voted) to reject the Plan), no New 10% Warrants will be distributed to such Holders (or any other Person) under the Plan and no Class junior to such Class (including the Class of Holders of Old Series B Preferred Stock) will receive any distributions. If the Class of Holders of Old Series B Preferred Stock votes to reject the Plan (or any Class senior to such Class votes (or is deemed to have voted) to reject the Plan), no new 10% Warrants will be distributed to such Holders. See "The Plan of Reorganization -- Voting and Confirmation of the Plan -- Acceptance or Cramdown."

     Under the Plan, secured Claims and general unsecured Claims (excluding Claims based upon the Old Senior Notes and Old Subordinated Debentures) are unimpaired and, to the extent not paid during the pendency of the Reorganization Cases, will receive treatment that the Bankruptcy Court determines to constitute unimpairment. Upon filing for relief under Chapter 11 of the Bankruptcy Code, Cityscape and CSC intend to seek an order permitting Cityscape or CSC, as the case may be, to pay currently the Claims of those trade creditors who continue to provide Cityscape or CSC, as the case may be, with customary trade terms. For more information concerning the treatment and definition of Trade Claims, see "The Plan of Reorganization -- Overview of the Plan."

     Also as part of the Plan, it is anticipated that the Board of Directors of Reorganized Cityscape will consist of one to ten members. The Company has been advised by the Unofficial Senior Noteholders' Committee that the initial directors will be D. Richard Thompson, Mark Lasry and Allen S. Waldenberg. Mr. Thompson is a principal of Moulton (defined below) which is currently providing consulting services to the Company. See "The Plan of Reorganization -- Introduction." Mr. Lasry is executive vice president at New York-based Amroc Investments. Mr. Waldenberg is a member of the law firm of Schulte Roth & Zabel LLP ("Schulte Roth"). Schulte Roth has represented and continues to represent, Cerberus Partners, L.P., a member of the Unofficial Senior Noteholders' Committee, in various matters. It is anticipated that the Board of Directors of Reorganized CSC will consist of not less than one member and that the initial directors will be the same as the initial directors for Reorganized Cityscape. Officers, directors, shareholders, employees and Designated Professionals (as defined in the Plan) will receive broad releases and indemnification under the Plan.

     Cityscape and CSC presently intend to seek to consummate the Plan and to cause the Effective Date to occur on or about November 1, 1998. There can be no assurance, however, as to when the Effective Date actually will occur. Procedures for the distribution of securities pursuant to the Plan, including matters that are expected to affect the timing of the receipt of distributions by Holders and that could affect the amount of distributions ultimately received by such Holders, are described in "The Plan of Reorganization -- Distributions Under the Plan."

     Except as set forth in this paragraph, none of the Directors, executive officers or affiliates of Cityscape or CSC or holders of 5% or more of the Old Cityscape Common Stock, to the knowledge of the Company, hold any Old Senior Notes, Old Subordinated Debentures or Old Cityscape Preferred Stock. To the best of the Company's knowledge, Franklin Mutual Advisers, Inc. holds 5.8% of the Old Cityscape Common Stock and holds Old Senior Notes. Franklin Mutual Advisers, Inc., as a member of the Unofficial Senior Noteholders' Committee, is expected to vote in favor of the Plan.

     In making investment decisions, Solicited Classes must rely on their own examination of Cityscape and CSC and the terms of the reorganization, including the merits and risks involved. Each Holder in a Solicited Class should consult with its own legal, business, financial and tax advisors with respect to any such matters concerning this Solicitation Statement, this Solicitation, the Plan and the transactions contemplated hereby and thereby.

     The Boards of Directors of Cityscape and CSC did not seek or obtain an opinion with respect to the Plan from any financial advisor but were assisted in formulating the terms of the Plan by CIBC Oppenheimer.

     See "The Plan of Reorganization -- Introduction" for information concerning discussions between the Company's management and their advisors with representatives of the Unofficial Senior Noteholders' Committee and the Unofficial Subordinated Debentureholders' Committee.

  THE NEW SECURITIES

NEW SENIOR NOTES

Issuer..............................     Reorganized Cityscape.

Guarantor...........................     Reorganized CSC.

Aggregate Principal Amount;
Interest............................     $75 million in initial aggregate
                                         principal amount of 9.25% Senior PIK
                                         Notes due 2008, to be issued under an
                                         indenture (the "New Indenture") to be
                                         dated as of the Effective Date, between
                                         Reorganized Cityscape and Norwest Bank
                                         Minnesota, N.A., as trustee (the
                                         "Trustee") to Holders of the Old Senior
                                         Notes.

Interest Payment Dates..............     On the six month anniversary of the
                                         Effective Date and semi-annually
                                         thereafter.

Maturity Date.......................     The ten year anniversary of the
                                         Effective Date.

Optional Redemption.................     The New Senior Notes will be redeemable
                                         at the option of Reorganized Cityscape,
                                         in whole or in part, at any time on or
                                         after issuance in cash at 102% of par
                                         plus accrued and unpaid interest.

Ranking.............................     The New Senior Notes will be senior
                                         unsecured obligations of Reorganized
                                         Cityscape and will rank pari passu in
                                         right of payment with all Senior
                                         Indebtedness (as defined in the New
                                         Indenture) and will be senior to all
                                         existing (if any) and future
                                         subordinated indebtedness of
                                         Reorganized Cityscape.

Covenants...........................     The New Indenture will contain
                                         covenants that, among other things,
                                         restrict the ability of Reorganized
                                         Cityscape and any Restricted
                                         Subsidiaries (as defined in the New
                                         Indenture) to: (i) incur additional
                                         Indebtedness (as defined in the New
                                         Indenture); (ii) pay dividends and make
                                         distributions; (iii) make certain
                                         investments; (iv) repurchase stock; (v)
                                         create liens; (vi) enter into
                                         transactions with affiliates; (vii)
                                         merge or consolidate the Company or any
                                         Subsidiary Guarantor (as defined in the
                                         New Indenture); and (viii) transfer and
                                         sell assets. These covenants are
                                         subject to a number of important
                                         exceptions. For additional information,
                                         see "Description of New Senior Notes."

NEW COMMON STOCK....................     For information concerning the New
                                         Common Stock, see "Description of New
                                         Common Stock."

NEW 5% WARRANTS.....................     For information concerning the New 5%
                                         Warrants, see "Description of New 5%
                                         Warrants."

NEW 10% WARRANTS....................     For information concerning the New 10%
                                         Warrants, see "Description of New 10%
                                         Warrants."

CERTAIN RISK FACTORS

     Prior to deciding whether to vote in favor of the Plan, Holders of Claims and Interests in the Solicited Classes should consider carefully all of the information contained in this Solicitation Statement, especially the factors mentioned in the following paragraph and more fully described in "Certain Risk Factors."

     Holders should consider that: (i) the Company is now highly leveraged and, although completion of the reorganization proposed herein will significantly reduce the Company's debt obligations, the Company will still have $75 million of indebtedness in New Senior Notes as well as secured warehouse financing after the reorganization; (ii) consummation of the DIP Facilities to provide financing during the pendency of the Reorganization Cases is subject to material conditions, including the negotiation of definitive agreements; (iii) although the Company is actively engaged in securing commitments from lenders for an Exit Facility (as defined below), there can be no assurance that the Company will receive commitments to provide such Exit Facility; (iv) the projections contained herein are forward-looking and, as such, are inherently uncertain and, although considered reasonable by management as of the date hereof, are subject to significant risks that could cause actual results to differ materially from those projected; (v) although the projections contained herein assume the Reorganized Company will generate funds sufficient to meet its capital expenditure needs for the foreseeable future, the ability of the Reorganized Company to gain access to additional capital, if needed, cannot be assured; (vi) there are several risks associated with the filing of a Plan, including, among others, disruption of business operations, the loss of employees, and the risk of non-confirmation of the Plan by the Bankruptcy Court;
(vii) upon consummation of the Plan and the transactions contemplated thereby, the financial conditions and operating results of the Reorganized Company may not be comparable to that reflected in the Company's historical financial statements; (viii) the Company's loan origination, purchasing, sale and servicing operations are subject to substantial competition from a variety of national, regional and local companies, some of which have substantially greater financial resources than the Company; (ix) the Company's loan origination, purchasing, sale and servicing operations are subject to changes in interest rates, national, regional and local economic conditions and demographic trends;
(x) there is no existing market for the New Senior Notes, the New Common Stock or the New Warrants and no assurance that one will develop following the reorganization; (xi) the Company is highly regulated in each state in which it does business and there can be no assurance that it will be allowed to continue to do business in all such states; (xii) there are various factors that could adversely affect the value of the properties securing the mortgages held by the Company including various environmental risks; and (xiii) the sale of the UK operations did not include the assumption of all liabilities and, therefore, there may be claims asserted against the Company in the future arising out of the former UK operations.

SOLICITATION

Record Date.........................     August 28, 1998 has been fixed as the
                                         record date (the "Record Date") for
                                         determining the members of Solicited
                                         Classes entitled to vote on the Plan.

Voting Deadline.....................     The ballots must be received by the
                                         Information Agent (as defined herein)
                                         by 5:00 p.m., New York City Time, on
                                         Wednesday, September 30, 1998, unless
                                         the Voting Deadline is extended, in
                                         which case the term "Voting Deadline"
                                         shall mean the last date to which the
                                         Solicitation is extended. Cityscape and
                                         CSC will notify the Information Agent
                                         of any extension by oral or written
                                         notice and will make a public
                                         announcement thereof, prior to 9:00
                                         a.m., New York City Time, on the next
                                         business day after the previously
                                         scheduled voting deadline. See "The
                                         Plan of Reorganization -- Voting and
                                         Confirmation of the Plan."

Holder..............................     The term "Holder" with respect to a
                                         vote on the Plan means a beneficial
                                         owner of Old Senior Notes, Old
                                         Subordinated Debentures, or Old
                                         Cityscape Preferred Stock on the Record
                                         Date. A "beneficial owner" is the
                                         person who enjoys the benefits of
                                         ownership of the securities (i.e., has
                                         a pecuniary interest in the securities)
                                         even though title of the securities may
                                         be in another name. The term "Holder"
                                         with respect to other Claims and
                                         Interests means the person who holds
                                         such Claim or Interest in such Person's
                                         capacity as the holder of such Claim or
                                         Interest.

                                         ONLY BENEFICIAL OWNERS (OR THEIR
                                         AUTHORIZED SIGNATORIES) OF THE OLD
                                         SENIOR NOTES, THE OLD SUBORDINATED
                                         DEBENTURES AND THE OLD CITYSCAPE
                                         PREFERRED STOCK (COLLECTIVELY, THE
                                         "VOTING SECURITIES") ARE ELIGIBLE TO
                                         VOTE ON THE PLAN. See "The Plan of
                                         Reorganization --

                                         Voting and Confirmation of the
                                         Plan -- Voting Procedures."

General.............................     Requests for additional copies of
                                         ballots and master ballots should be
                                         directed to the Information Agent in
                                         writing at the address or facsimile
                                         number set forth on the back of this
                                         Solicitation Statement. IT IS IMPORTANT
                                         THAT ALL HOLDERS OF CLAIMS AND
                                         INTERESTS IN THE SOLICITED CLASSES VOTE
                                         TO ACCEPT OR REJECT THE PLAN. THE
                                         BANKRUPTCY CODE PROVIDES THAT ONLY
                                         HOLDERS WHO VOTE WILL BE COUNTED FOR
                                         PURPOSES OF DETERMINING WHETHER THE
                                         REQUISITE ACCEPTANCES HAVE BEEN
                                         RECEIVED. FAILURE BY A HOLDER TO
                                         DELIVER AN ORIGINAL DULY COMPLETED AND
                                         SIGNED BALLOT WILL BE DEEMED TO
                                         CONSTITUTE AN ABSTENTION BY SUCH HOLDER
                                         AND WILL NOT BE COUNTED AS A VOTE FOR
                                         OR AGAINST THE PLAN.

Beneficial Owners of Voting
Securities..........................     If you hold Voting Securities in
                                         physical certificated form that are
                                         registered in your own name, you can
                                         vote on the Plan by completing the
                                         information requested on the ballot,
                                         signing, dating, and indicating your
                                         vote on the ballot, and returning the
                                         completed original ballot in the
                                         enclosed, pre-addressed, postage-paid
                                         envelope so that it is actually
                                         received by the Information Agent
                                         before the Voting Deadline.

                                         Any Beneficial owner holding Voting
                                         Securities in "street name" can vote on
                                         the Plan in one of the two following
                                         ways:

                                         IF YOUR BALLOT HAS ALREADY BEEN SIGNED
                                         (OR "PREVALIDATED") BY YOUR NOMINEE
                                         (YOUR BROKER, BANKER, BANK, OTHER
                                         NOMINEE OR THEIR AGENT): You can vote
                                         on the Plan by completing the
                                         information requested on the ballot,
                                         indicating your vote on the ballot, and
                                         returning the completed original ballot
                                         in the enclosed, pre-addressed,
                                         postage-paid envelope so that it is
                                         actually received by the Information
                                         Agent before the Voting Deadline.

                                         IF YOUR BALLOT HAS NOT BEEN SIGNED (OR
                                         "PREVALIDATED") BY YOUR NOMINEE
                                         (BROKER, BANK, OTHER NOMINEE, OR THEIR
                                         AGENT): You can vote on the Plan by
                                         completing the information requested on
                                         the ballot, signing, dating and
                                         indicating your vote on the ballot, and
                                         returning the completed original ballot
                                         to your nominee in sufficient time for
                                         your nominee then to forward your vote
                                         to the Information Agent so that it is
                                         actually received by the Information
                                         Agent before the Voting Deadline.

                                         With respect to Voting Securities that
                                         are bearer securities held through
                                         Euroclear (as defined below) or Cedel
                                         (as defined below), see the special
                                         procedures for such Voting Securities
                                         set forth below.

Brokerage Firms, Banks and Other
Nominees............................     If you are a brokerage firm, commercial
                                         bank, trust company or other nominee
                                         which is the registered holder of
                                         Voting Securities, please forward a
                                         copy of this Solicitation Statement,
                                         the appropriate ballot or ballots, and
                                         any other enclosed materials to each
                                         beneficial owner, AND;

                                         IF YOU HAVE SIGNED (OR "PREVALIDATED")
                                         the ballot, the ballot should be
                                         completed by the beneficial owner and
                                         returned by the beneficial owner
                                         directly to the Information Agent so
                                         that such ballot is actually received
                                         by the Information Agent before the
                                         Voting Deadline.

                                         IF YOU HAVE NOT SIGNED (OR
                                         "PREVALIDATED") the ballot, you must
                                         collect the ballot and complete the
                                         master ballot, and deliver the
                                         completed original master ballot to the
                                         Information Agent so that it is
                                         actually received by the Information
                                         Agent before the Voting Deadline.

                                         With respect to Voting Securities that
                                         are bearer securities held through
                                         Euroclear or Cedel, see the special
                                         procedures for such Voting Securities
                                         set forth below.

Special Procedures for Holders of
Bearer Securities Held Through
  Euroclear or Cedel................     The Information Agent will distribute
                                         Solicitation Statements, ballots, and
                                         other materials to Euroclear and Cedel
                                         with a request that such Clearing
                                         Systems (as defined below) distribute
                                         such materials to the beneficial owners
                                         of Voting Securities through the
                                         participant firms holding accounts in
                                         such Clearing Systems.

                                         Participants in Euroclear and Cedel
                                         should generally follow the procedures
                                         set forth in the immediately preceding
                                         section ("Brokerage Firms, Banks and
                                         Other Nominees") by either
                                         "prevalidating" ballots or using master
                                         ballots, with two exceptions, as
                                         follows:

                                         1.  The party executing the ballot or
                                             master ballot (either the Clearing
                                             System participant or the
                                             beneficial owner) should send the
                                             original signed copy of the ballot,
                                             upon execution, by overnight
                                             courier and a copy by telecopy to
                                             the Information Agent. However, to
                                             be counted for purposes of
                                             acceptance or rejection of the
                                             Plan, the original of the ballot or
                                             master ballot (not merely a
                                             telecopy thereof) must be actually
                                             received by the Information Agent
                                             before the Voting Deadline. The
                                             party executing the ballot should
                                             retain a copy of the ballot.

                                         2.  Each participant in Euroclear and
                                             Cedel should also send a custody
                                             instruction to Euroclear or Cedel,
                                             as applicable, that repeats the
                                             substance of the information
                                             contained in each executed ballot.
                                             Euroclear and Cedel will forward
                                             summaries of the
                                            substance of such custody
                                            instructions to the Information
                                            Agent, thus confirming the validity
                                            of the signed ballots.

Securities Clearing System..........     Clearing Systems should arrange for
                                         their respective participants to vote
                                         by executing an omnibus proxy,
                                         assignment letter form, or similar
                                         document, in such participants' favor.

Further Information.................     For further information generally,
                                         contact Bondholder Communications
                                         Group, 30 Broad Street, 46th Floor, New
                                         York, New York 10004. Telephone: (212)
                                         809-2663; Facsimile: (212) 422-0790.
                                         Attention: John Farr.
                            ------------------------

     This Solicitation Statement contains projected financial information regarding Cityscape and CSC and regarding Reorganized Cityscape and Reorganized CSC following the effectiveness of the Plan and certain other forward-looking statements, all of which are based on various estimates and assumptions believed by management to be reasonable. Such information and statements are subject to inherent uncertainties and to a wide variety of significant business, economic and competitive risks, including, among others, those described herein. See "Certain Risk Factors." Consequently, actual events, circumstances, effects and results may vary significantly from those included in or contemplated by such projected financial information and such other forward-looking statements. The projected financial information contained herein, therefore, is not necessarily indicative of the future financial condition or results of operations of Reorganized Cityscape and Reorganized CSC, which may vary significantly from those set forth in such projected financial information. Consequently, the projected financial information contained herein should not be regarded as a representation by Cityscape, CSC, their advisors or any other person that the projected condition or results can or will be achieved.

     Forward-looking statements provided by Cityscape and CSC herein pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 should be evaluated in the context of the estimates, assumptions, uncertainties and risks described herein.

                              CERTAIN RISK FACTORS

     The New Senior Notes, the New Common Stock and the New Warrants to be issued pursuant to the Plan are subject to a number of material risks, including those enumerated below. The risk factors enumerated below (other than those described in "-- Risks Relating to the DIP Facilities and Necessary Exit Financing" and "-- Certain Risks of Non-Confirmation"), generally assume the confirmation and consummation of the Plan and all transactions contemplated thereby, and, except as indicated, do not generally include matters that could prevent or delay confirmation. See "The Plan of Reorganization -- Treatment of Claims and Interests Under the Plan -- Conditions Precedent to Confirmation and Consummation of the Plan" and "-- Voting and Confirmation of the Plan" for a discussion of such matters. Prior to deciding whether and how to vote on the Plan, each Holder of a Claim or Interest in a Solicited Class should carefully consider all of the information contained in this Solicitation Statement, especially the factors mentioned in the following paragraphs.

HIGHLY LEVERAGED POSITION

     The Company is now highly leveraged and although the reorganization will significantly reduce the Company's debt obligations, the Reorganized Company will still have outstanding indebtedness and debt service requirements, both in absolute terms and in relation to stockholders' equity. At August 25, 1998, the Company had indebtedness of $429.6 million, excluding indebtedness of approximately $140 million related to secured warehouse financing facilities and a stockholders' deficit of $263.9 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operations",
"Business -- General" and the Consolidated Statements of Financial Condition of the Company and the accompanying notes thereto appearing elsewhere in this Solicitation Statement. After giving effect to the reorganization, the Reorganized Company's estimated pro forma aggregate indebtedness, excluding warehouse finance facilities would total approximately $53.8 million and stockholders' equity would be approximately $107.7 million. See "Pro Forma Financial Statements."

     The Company's management believes that, based on its forecasts, the Reorganized Company will have sufficient operating cash flow from operations to pay interest and scheduled amortization on its outstanding indebtedness, after giving effect to the reorganization. See "Projected Financial Information." However, even if the reorganization is completed, the Reorganized Company's ability to meet its debt service obligations will depend on a number of factors, including management's ability to maintain operating cash flow, and there can be no assurance that targeted levels of operating cash flow will actually be achieved. The Reorganized Company's ability to maintain or increase operating cash flow will depend upon, among other things, interest rates, prevailing economic conditions and other factors, many of which are beyond the control of the Reorganized Company.

     The Reorganized Company's leveraged position may limit its ability to obtain additional financing in the future on terms and subject to conditions deemed acceptable by the Reorganized Company's management. In addition, the agreements governing the Reorganized Company's debt may impose significant operating and financial restrictions on the Company. See "The Plan of Reorganization", "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and Notes 12, 14 and 15 to the Consolidated Financial Statements of the Company appearing elsewhere in this Solicitation Statement.

RISKS RELATING TO THE DIP FACILITIES AND NECESSARY EXIT FINANCING

     Management of the Company believes that the DIP Facilities are critical to the Company's operations during the pendency of the Reorganization Cases and has received written commitments from Greenwich and CIT regarding the respective DIP Facilities. However, the separate commitments of Greenwich and CIT are each subject to the negotiation of definitive documentation with respect to such DIP Facilities, the satisfaction of certain conditions, including approval of such DIP Facility by the Bankruptcy Court and consummation of the transactions contemplated thereby. There can be no assurance that the parties will be able to negotiate such documentation successfully, that the Company will be able to satisfy such conditions or that the parties will consummate such transactions. The Greenwich DIP Facility will terminate by its terms on the earlier of

March 1, 1999 and the Effective Date. The CIT DIP Facility will terminate by its terms on the earlier of March 1, 1999 and the consummation of a plan of reorganization by the Company. It is anticipated that the Plan will be confirmed and become effective before either DIP Facility is otherwise scheduled for termination; however, there can be no assurance that the Plan will be confirmed and become effective before such date or, in the event that the Plan is not confirmed and does not become effective by such date, that CIT or Greenwich will extend the scheduled termination date under its respective DIP Facility or that another lender would commit to provide replacement debtor in possession financing. For additional information concerning the DIP Facilities, see "Description of Indebtedness -- New Reorganized Cityscape and Reorganized CSC Indebtedness -- The DIP Facilities."

     Management of the Company also believes that it is essential for the Company to obtain commitments from lenders for one or more credit facilities that will be available for funding of the transactions contemplated by the Plan at the time of consummation and thereafter to provide for the general business needs of the Reorganized Company (the "Exit Facility"). Management believes that the Exit Facility is critical to the consummation of the transactions contemplated by the Plan, including to provide for the required payment in full of the DIP Facilities on the Effective Date and to the successful operation of the Reorganized Company. Although the Company is actively engaged in securing commitments from lenders for such financing, to date, the Company has not received any written commitments from lenders to provide such Exit Facility. There can be no assurance that the Company will receive commitments to provide such Exit Facility and, even if such commitments are forthcoming, that the Company will satisfy the terms and conditions of such commitments and be entitled to borrow funds thereunder.

RISKS RELATING TO THE PROJECTIONS

     The management of Cityscape and CSC have prepared the projected financial information contained in this Solicitation Statement relating to Reorganized Cityscape and Reorganized CSC (the "Projections") in connection with the development of the Plan and in order to present the anticipated effects of the Plan and the transactions contemplated thereby. The Projections assume the Plan and the transactions contemplated thereby will be implemented in accordance with their terms and represent management's best estimate of the results of the Reorganized Company's operations following the Effective Date. The assumptions and estimates underlying such Projections are forward-looking and, as such, are inherently uncertain and, although considered reasonable by management as of the date hereof, are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those projected, including, among others, (1) the uncertain ability of the Reorganized Company to generate sufficient funds or to gain access to additional capital, if needed, to meet its capital expenditure and refinancing needs; (2) interest rate volatility; (3) the possible effects that commencement of the Reorganization Cases, even in connection with the Plan, may have on the Company's relationship with its customers, mortgage brokers and employees; (4) the successful execution of loan sales in the whole loan sales market; (5) the ability of the Company to complete initiatives to streamline operations; (6) the ability of the Company to retain an adequate number and mix of employees; (7) adverse economic conditions and competition; and (8) the Company's ability to maintain the confidence of, among others, investors, borrowers, correspondents, vendors and mortgage bankers and brokers. Accordingly, the Projections are not necessarily indicative of the future financial condition or results of operations of Reorganized Cityscape and Reorganized CSC. Consequently, the projected financial information contained herein should not be regarded as a representation by the Company, the Company's advisors or any other person that the Projections can or will be achieved. See "Pro Forma Financial Statements," "Projected Financial Information" and "The Plan of Reorganization -- The Reorganized Company -- Projected Financial Information."

ASSUMPTIONS REGARDING VALUE OF CITYSCAPE'S AND CSC'S ASSETS

     It has been generally assumed in the preparation of the Pro Forma Financial Statements and the Projections included elsewhere in this Solicitation Statement that the historical book value of Cityscape's and CSC's assets approximates the fair value thereof, except for specific adjustments. See "Pro Forma Financial Statements." For financial reporting purposes, the fair value of the assets of Cityscape and CSC must be determined as of the Effective Date. Such determination will be based on an independent valuation. Although such valuation is not presently expected to result in values that are materially greater or less than the values assumed in the preparation of such Pro Forma Financial Statements and the Projections, there can be no assurance with respect thereto. The Company has a large tax receivable (over $17 million) on its balance sheet that it expects to receive by December 1998. However, there is no assurance that such tax receivable will actually be received by that time.

DISRUPTION OF OPERATIONS RELATING TO BANKRUPTCY FILING

     Cityscape's and CSC's Solicitation of acceptances of the Plan, or any subsequent commencement of the Reorganization Cases, even in connection with the Plan, could adversely affect the Company's relationships with its borrowers, mortgage brokers and bankers, investors and purchasers, correspondents, vendors and employees and its ability to consummate new loans. Employees of the Company generally are not parties to employment contracts. The Company believes that, due to uncertainty about the Company's financial condition, it may be difficult to retain or attract high quality employees. If the Company's relationship with customers, mortgage brokers and employees is adversely affected, the Company's operations could be materially affected. Weakened operating results could adversely affect Cityscape's and CSC's ability to complete the Solicitation of acceptances of the Plan or, if such Solicitation is successfully completed, to obtain confirmation of the Plan. The Company anticipates, however, that it will have sufficient cash to service the obligations that it intends to pay during the period prior to and through the consummation of the Plan.

BUSINESS AND COMPETITION

     As a consumer finance company, the Company faces intense competition. Negative recent developments within the Company have caused the Company to be competitively disadvantaged. Competitors use information about the Company's losses and market valuation to attract customers away from the Company. Traditional competitors in the financial services business include other mortgage banking companies, commercial banks, credit unions, thrift institutions, credit card issuers and finance companies. Many of these competitors in the consumer finance business are substantially larger and have considerably greater financial, technical and marketing resources than Cityscape and CSC. In addition, many financial service organizations have formed national networks for loan originations substantially similar to the Company's loan programs. Furthermore, certain large national finance companies and conforming mortgage originators have announced their intention to adapt their conforming origination programs and allocate resources to the origination of non-conforming loans. In addition, certain of these larger mortgage companies and commercial banks have begun to offer products similar to those offered by Cityscape and CSC, targeting customers similar to those of the Company. Competition can take many forms including convenience in obtaining a loan, customer service, marketing and distribution channels, amount and term of the loan and interest rates.

NATURE OF MORTGAGES

     There are several factors that could adversely affect the value of properties securing the mortgages owned by the Company (the "Properties") such that the outstanding balance of the related loans, together with any senior financing on the Properties, if applicable, would equal or exceed the value of the Properties. Among the factors that could adversely affect the value of the Properties are an overall decline in the residential real estate market in the areas in which the Properties are located or a decline in the general condition of the Properties as a result of the failure of borrowers to maintain adequately the Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. In the case of closed-end and/or home equity loans secured primarily by subordinate liens on one- to four-family residential properties (the "Home Equity Loans"), such decline could extinguish the value of the interest of a junior mortgagee in the Property before having any effect on the interest of the related senior mortgagee. If such a decline occurs, the actual rates of delinquencies, foreclosures and losses on all loans could be higher than those currently experienced in the mortgage lending industry in general.

     Even assuming that the Properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by the Company could occur. An action to foreclose on a Property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions, among other things, may impede the ability of the party servicing the loan to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the party servicing the loan will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small loan than would be the case with the defaulted loan having a large remaining principal balance. Since the mortgages and deeds of trust securing the Home Equity Loans are primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage(s) or deed(s) of trust, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such junior lien only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to any senior mortgage, in which case it must either pay the entire amount due on any senior mortgage to the related senior mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on any such senior mortgage in the event the mortgagor is in default thereunder.

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures and require licensing of certain originators and servicers of loans. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the party servicing the loans to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the party servicing the loans to damages and administrative sanctions.

ENVIRONMENTAL RISKS

     Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect health, safety and the environment. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those subject to the loans. The failure to comply with such laws and regulations may result in fines and penalties.

     Under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Such liability could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

     Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property.

     Under the laws of some states, and under CERCLA and the federal Solid Waste Disposal Act, there is a possibility that a lender may be held liable as an "owner" or "operator" for costs of addressing releases or threatened releases of hazardous substances at a property, or releases of petroleum from an underground storage tank, under certain circumstances.

CERTAIN OTHER LEGAL CONSIDERATIONS REGARDING LOANS

     Loans may also be subject to federal laws, including: (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and (iv) for loans that were originated or closed after November 7, 1989, the Home Equity Loan Consumer Protection Act of 1988, which requires additional application disclosures, limits changes that may be made to the loan documents without the borrower's consent and restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

     The Riegle Act. Certain mortgage loans are subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") which incorporates the Home Ownership and Equity Protection Act of 1994. These provisions impose additional disclosure and other requirements on creditors with respect to nonpurchase money mortgage loans with high interest rates or high up-front fees and charges. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

     Home improvement installment sales contracts and installment loan agreements that are either unsecured or secured primarily by subordinate liens on one- to four-family residential properties or by purchase money security interests in the home improvements financed thereby are subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations (collectively, the "Holder in Due Course Rules"), which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

     Violations of certain provisions of these federal laws may limit the ability of the party servicing the loans to collect all or part of the principal of or interest on the loans and in addition could subject the Company to damages and administrative enforcement.

SALE OF CSC-UK

     The sale of CSC-UK (as defined below) to Ocwen (as defined below) did not include the assumption by Ocwen of all of CSC-UK's liabilities and, therefore, no assurances can be given that claims will not be made against the Company or the Reorganized Company in the future arising out of the former CSC-UK operations. Such claims could have a material adverse effect on the Company's or the Reorganized Company's financial condition and results of operations. See "The Plan of Reorganization -- Introduction."

     In addition, the Company has included in its net receivables approximately $10 million due from Ocwen under the terms of the UK Sale Agreement (as defined below). The Company, however, recently received a letter from Ocwen in which Ocwen has taken the position that Cityscape owes to it approximately $21.4 million in connection with the transaction. The Company and Ocwen are currently in dispute over these amounts. See "Business -- Legal Proceedings." Although there can be no assurance of the outcome of such dispute, the Company believes the Ocwen claim is without merit.

LITIGATION

     The Company currently has a number of litigation claims pending against it that are not related to alleged securities law violations and, therefore, will not be discharged under the Plan. See "Business -- Legal Proceedings." Although no assurance can be given as to the outcome of these lawsuits, the Company believes that the allegations in each of the actions are without merit. These lawsuits, however, if decided in favor of the plaintiffs, could have a material adverse effect on the Company.

DIVIDEND RESTRICTIONS

     Neither Cityscape nor CSC has ever paid dividends on its common stock. However, in September 1995 and July 1996, Cityscape effected 2 for 1 Old Cityscape Common Stock splits in the form of 100% stock dividends. Furthermore, restrictions contained in the instruments governing the outstanding indebtedness of the Company restrict Cityscape's ability to pay dividends or otherwise provide funds that might be used for the payment of dividends on the Old Cityscape Common Stock. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and Note 17 to the accompanying Consolidated Financial Statements of the Company. Restrictions contained in the instruments governing the indebtedness of the Reorganized Company following consummation of the Plan are expected to continue to restrict Reorganized Cityscape's and Reorganized CSC's ability to pay dividends. Accordingly, it is not anticipated that any cash dividends will be paid on the New Common Stock in the foreseeable future.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS; REDUCTION AND LIMITATION OF CORPORATE TAX BENEFITS

     Generally, Holders of Old Senior Notes should not recognize any gain or loss for federal income tax purposes upon their receipt of New Senior Notes and New Common Stock pursuant to the Plan (except to the extent such New Senior Notes or New Common Stock are attributable to accrued but unpaid interest, which generally will be treated as a payment of interest includible in income in accordance with the Holder's method of accounting for tax purposes). The New Senior Notes will be issued with original issue discount, and thus Holders may be required to include amounts in income before receiving cash attributable to such income. Holders of Old Subordinated Debentures should not recognize any gain or loss for federal income tax purposes upon their receipt of New Common Stock and New 5% Warrants pursuant to the Plan (except to the extent such New Common Stock or New 5% Warrants are attributable to accrued but unpaid interest, which generally will be treated as a payment of interest includible in income in accordance with the Holder's method of accounting for tax purposes). Holders exchanging Old Cityscape Preferred Stock for New 10% Warrants pursuant to the Plan should recognize gain or loss for federal income tax purposes equal to the difference between the fair market value of the New 10% Warrants (except to the extent such New 10% Warrants are attributable to accrued but unpaid dividends, which generally will be treated as a payment of dividends includible in income in accordance with the Holder's method of accounting for tax purposes, subject to a dividends received deduction permitted domestic corporations) and the Holder's adjusted tax basis in the Old Cityscape Preferred Stock exchanged therefor. It is possible that a Holder of Old Cityscape Preferred Stock that also exchanges Old Debt pursuant to the Plan, may not recognize any gain or loss for federal income tax purposes as a result of exchanging such Voting Securities (except to the extent any consideration received in exchange therefor is attributable to accrued but unpaid interest or dividends, which generally will be treated as a payment of interest or dividends, as the case may be, includible in income in accordance with the Holder's method of accounting for tax purposes, and in the case of dividends, subject to a dividends received deduction permitted domestic corporations) if the separate exchanges pursuant to the Plan are viewed as a single exchange. Holders whose Old Cityscape Common Stock is canceled pursuant to the Plan should be entitled to recognize a loss in an amount equal to their tax basis in the Old Cityscape Common Stock. Holders whose Old Warrants (as defined below) are canceled pursuant to the Plan should be entitled to recognize a loss in an amount equal to their tax basis in the Old Warrants.

     The Company will not recognize any cancellation of indebtedness income upon consummation of the Plan but will be required to reduce certain of Cityscape's tax attributes (including, to the extent applicable, net operating and capital losses and loss carryforwards, tax credits and tax basis in assets) by the amount of the cancellation of indebtedness income not recognized as taxable income (subject to certain modifications). As a result, the Company believes that most, if not all, of Cityscape's net operating losses and loss carryforwards (and certain other losses, credits and carryforwards, if any) will be eliminated upon consummation of the Plan. In addition, Reorganized Cityscape may be required to reduce its tax basis in its assets as of the beginning of the taxable year following consummation of the Plan (but not below the amount of liabilities remaining immediately after the consummation of the Plan) to the extent that Cityscape's cancellation of indebtedness income exceeds the amount of net operating losses and any other losses, credits and carryovers so reduced (subject to certain modifications). Moreover, consummation of the Plan will also trigger an "ownership change" of the Company consolidated group for purposes of Section 382 of the Internal Revenue Code of 1986, as amended, so that, if the Reorganized Company retains any pre-ownership change net operating losses and loss carryforwards after the Effective Date, its use of such losses and carryforwards will be limited annually to a statutorily prescribed amount. See "Certain Federal Income Tax Considerations."

     If the "yield to maturity" on the New Senior Notes equals or exceeds the sum of five percent plus the "applicable federal rate" in effect on the Effective Date and the New Senior Notes have "significant" original issue discount, the New Senior Notes will be considered "applicable high yield discount obligations." Because payments of interest on the New Senior Notes may be made with additional New Senior Notes, the New Senior Notes should be considered to have "significant" original issue discount. Based on the current "applicable federal rate" and assuming that neither the Old Senior Notes nor the New Senior Notes are "traded on an established securities market," the New Senior Notes should not be "applicable high yield discount obligations." However, such a determination ultimately will depend on the "applicable federal rate" at the Effective Date and the nature of the trading of the Old Senior Notes and the New Senior Notes at and around the Effective Date. See "Certain Federal Income Tax Considerations."

     If the New Senior Notes are "applicable high yield discount obligations," the Reorganized Company will not be permitted to deduct for federal income tax purposes original issue discount accrued on the New Senior Notes until such time as the Reorganized Company actually pays such original issue discount in cash or in property other than stock or debt of the Reorganized Company (or persons related to the Reorganized Company). Moreover, to the extent that the yield to maturity of the New Senior Notes exceeds the sum of six percent plus the "applicable federal rate," interest attributable to such excess yield will not be deductible at any time by the Reorganized Company for federal income tax purposes (regardless of whether the Reorganized Company actually pays such interest in cash or in other property).

CERTAIN RISKS OF NON-CONFIRMATION

     Even if the requisite acceptances are received, there can be no assurance that the Bankruptcy Court will confirm the Plan. A non-accepting creditor of Cityscape or CSC or a stockholder of Cityscape might challenge the adequacy of the disclosure or the balloting procedures and results as not being in compliance with the Bankruptcy Code. Even if the Bankruptcy Court were to determine that the disclosure and the balloting procedures and results were appropriate, the Bankruptcy Court could still decline to confirm the Plan if it were to find that any statutory conditions to confirmation had not been met.
Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation and requires, among other things, a finding by the Bankruptcy Court that the confirmation of the Plan is not likely to be followed by a liquidation or a need for further financial reorganization and that the value of distributions to non-accepting creditors and Interest Holders will not be less than the value of distributions such creditors and Interest Holders would receive if Cityscape and CSC were liquidated under Chapter 7 of the Bankruptcy Code. While there can be no assurance that the Bankruptcy Court will conclude that these requirements have been met, Cityscape and CSC believe that the Plan will not be followed by a need for further financial reorganization and that non-accepting creditors and Interest Holders will receive distributions at least as great as would be received following a liquidation pursuant to Chapter 7 of the Bankruptcy Code. See "The Plan of Reorganization -- Chapter 7 Liquidation Analysis."

     The confirmation and consummation of the Plan also are subject to certain other conditions. See "The Plan of Reorganization -- Treatment of Claims and Interests Under the Plan -- Conditions Precedent to Confirmation and Consummation of the Plan."

     If the Plan, or a plan determined not to require resolicitation of any Classes by the Bankruptcy Court, were not to be confirmed, it is unclear whether a reorganization could be implemented and what holders of Claims and Interests would ultimately receive with respect to their Claims and Interests. If an alternative reorganization could not be agreed to, it is possible that Cityscape and CSC would have to liquidate their assets, in which case it is likely that Holders of Claims and Interests would receive less than they would have received pursuant to the Plan. See "The Plan of Reorganization -- Chapter 7 Liquidation Analysis."

NONCOMPARABILITY OF HISTORICAL FINANCIAL INFORMATION

     As a result of the consummation of the Plan and the transactions contemplated thereby, the financial condition and results of operations of the Reorganized Company from and after the Effective Date may not be comparable to the financial condition or results of operations reflected in the historical financial statements of Cityscape and CSC set forth elsewhere herein.

THE COMPANY'S EMPLOYEES

     One of the Company's primary assets is its group of highly skilled professionals who have the ability to leave the Company and so deprive it of valuable skills and knowledge that contribute substantially to the Company's business operations. Although the Company has taken steps to retain its key personnel through the pendency of the Reorganization Cases, no assurance can be given that it will ultimately be able to do so and, if not, that it will be able to replace such personnel with comparable personnel. In addition, no assurance can be given that such key personnel will not leave after consummation of the Plan and emergence from Chapter 11. Further attrition may hinder the ability of the Company to operate efficiently which could have a material adverse effect on the Company's results of operations and financial condition. See
"Business -- Employee Attrition."

GOVERNMENT REGULATIONS

     The Company's business is subject to extensive regulation, supervision and licensing by federal, state and local governmental authorities and is subject to various laws and judicial and administrative decisions imposing requirements and restrictions on part or all of its operations. The Company's consumer lending activities are subject to the Federal Truth-in-Lending Act and Regulation Z (including the Home Ownership and Equity Protection Act of 1994), the Federal Equal Credit Opportunity Act and Regulation B, as amended, the Fair Credit Reporting Act of 1970, as amended, the Federal Real Estate Settlement Procedures Act, and Regulation X, the Home Mortgage Disclosure Act, the Federal Debt Collection Practices Act and the National Housing Act of 1934, as well as other federal and state statutes and regulations affecting the Company's activities. The Company is also subject to the rules and regulations of, and examinations by, the Department of Housing and Urban Development and state regulatory authorities with respect to originating, purchasing, processing, underwriting, selling, securitizing and servicing loans. These rules and regulations, among other things, impose licensing obligations on the Company, establish eligibility criteria for mortgage loans, prohibit discrimination, provide for inspections and appraisals of properties, require credit reports on loan applicants, regulate assessment, collection, foreclosure and claims handling, investment and interest payments on escrow balances and payment features, mandate certain disclosures and notices to borrowers and, in some cases, fix maximum interest rates, fees and mortgage loan amounts. Failure to comply with these requirements can lead to loss of approved status, termination or suspension of servicing contracts without compensation to the servicer, demands for indemnifications or mortgage loan repurchases, certain rights of rescission for mortgage loans, class action lawsuits and administrative enforcement actions.

RESTRICTIONS ON RESALE OF SECURITIES OF REORGANIZED CITYSCAPE

     Any person (or group of persons who act in concert) who receives a substantial amount of New Common Stock of Reorganized Cityscape pursuant to the Plan may be deemed to be an "affiliate." Absent registration under the Securities Act, any person deemed to be an affiliate of Reorganized Cityscape or an underwriter would be subject to the resale restrictions imposed by the Commission's Rule 144, under the Securities Act, which would allow affiliates and underwriters to sell, exchange, transfer or otherwise dispose of only specified limited quantities of securities of Reorganized Cityscape, and only subject to compliance with the other requirements imposed on "affiliates" under Rule 144. See "The Plan of Reorganization -- Securities to be Issued and Transferred Under the Plan -- Market and Trading Information" and "The Plan of Reorganization --
 Securities to be Issued and Transferred Under the Plan -- Applicability of Federal and Other Securities Laws -- Subsequent Transfers of New Senior Notes, New Common Stock and New Warrants under Federal Securities Laws."

LACK OF TRADING MARKET; VOLATILITY

     There can be no assurance that an active market for the New Senior Notes, the New Common Stock or the New Warrants will develop or, if any such market does develop, that it will continue to exist, or as to the degree of price volatility in any such market that does develop. Accordingly, no assurance can be given as to the liquidity of the market for any of the New Senior Notes, the New Common Stock or the New Warrants or the price at which any sales may occur.

                           THE PLAN OF REORGANIZATION

INTRODUCTION

     This Solicitation Statement relates to the Plan for Cityscape and CSC. A copy of the Plan is attached hereto as Exhibit I. Wherever this Solicitation Statement refers to defined terms of the Plan not otherwise defined herein, such defined terms are incorporated herein by reference to the Plan. For a description of Cityscape's and CSC's businesses, see "Business."

     In December 1997, the Company hired Jay Alix & Associates as its restructuring consultants to review the business operations of the Company including its immediate liquidity needs. With the assistance of Jay Alix & Associates and its other professionals, the Company began a number of initiatives and strategic alternatives to improve the Company's cash flow and liquidity which had been adversely effected by its recent inability to issue debt securities and to access the capital markets in general. These initiatives included the disposal of loans through whole loan sales and an increased focus on the Company's higher margin product lines. The Company also began to implement a restructuring plan that included streamlining and downsizing its operations. The Company has reduced its workforce and has closed its branch operation in Virginia, significantly reduced its correspondent originations for the foreseeable future and exited its conventional lending business.

     In order to raise cash to continue funding operations, the Company completed the divestiture of certain of its interest-only and residual certificates in January 1998. Additionally, and with the assistance of its advisors, the Company negotiated and secured a new revolving credit facility with The CIT Group/Equipment Financing, Inc. (as amended, the "CIT Facility") to finance CSC's origination and purchase of mortgage loans, repay certain indebtedness and, subject to certain limitations, fund other general corporate obligations.

     In addition, as a result of liquidity constraints, the Company adopted a plan in March 1998 to sell the assets of City Mortgage Corporation Limited ("CSC-UK"), an English Corporation that originated, sold and serviced loans in England, Scotland and Wales. In April 1998, pursuant to an Agreement for the Sale and Purchase of the Business of CSC-UK and its Subsidiaries and the Entire Issued Share Capital of City Mortgage Receivables 7 Plc, dated March 31, 1998 (the "UK Sale Agreement") the Company completed the sale to Ocwen Financial Corporation ("Ocwen") and Ocwen Asset Investment Corp. ("Ocwen Asset") of substantially all of the assets, and certain liabilities, of the UK operations of CSC-UK (the "UK Sale"). The sale did not include the assumption by Ocwen of all of CSC-UK's liabilities, and therefore, no assurances can be given that claims will not be made against the Company or Reorganized Company in the future arising out of its former UK operations. Such claims could have a material adverse effect on the Company's or Reorganized Company's financial condition and results of operations. The UK Sale included the acquisition by Ocwen of CSC-UK's whole loan portfolio and loan origination and servicing businesses for a price of L249.6 million, the acquisition by Ocwen Asset of CSC-UK's securitized loan residuals for a price of L33.7 million and the assumption by Ocwen of L7.2 million of CSC-UK's liabilities. The price paid by Ocwen is subject to adjustment to account for the actual balances on the closing date of the loan portfolio and the assumed liabilities. As a result of the sale, the Company received net proceeds at the time of the closing of $83.8 million, net of closing costs and other fees.

     In addition, as of June 30, 1998, the Company has included in its net receivables approximately $10 million due from Ocwen under the terms of the UK Sale Agreement. The Company, however, recently received a letter from Ocwen in which Ocwen has taken the position that Cityscape owes approximately $21.4 million in connection with the transaction. The Company and Ocwen are currently in dispute over these amounts. See "Business -- Legal Proceedings."

     While the foregoing actions may enhance the short-term financial position of the Company, management has concluded that the best alternative for recapitalizing the Company over the long-term and maximizing the recovery for creditors and senior equity interest holders is through a prepackaged plan. As a result, Cityscape and CSC have conducted intensive negotiations with various creditors in an effort to enable the Company to restructure its indebtedness through a prepackaged plan. The Plan represents the results of such negotiations and effort.

     In connection with such negotiations, in April and May of 1998, three Holders of the Old Senior Notes, (i) MacKay-Shields Financial Corporation, as investment advisor to various funds, (ii) Cerberus Partners, L.P., and (iii) Franklin Mutual Advisers, Inc., formed an informal group which became the Unofficial Senior Noteholders' Committee. The Unofficial Senior Noteholders' Committee retained Kasowitz, Benson, Torres & Friedman LLP to serve as its special legal counsel. Throughout May 1998, the Company engaged in discussions and negotiations with the Unofficial Senior Noteholders' Committee on the terms of a proposed restructuring for the Company. The Company was assisted in preparing for such discussions and negotiations by Latham & Watkins (its restructuring counsel); Gibson Dunn & Crutcher LLP (its corporate and litigation counsel); Jay Alix & Associates (its consultant); and CIBC Oppenheimer (its financial advisor).

     CIBC Oppenheimer represented the Company in connection with the UK-Sale and has been the Company's financial advisor in connection with its exploration of various restructuring alternatives. In addition, in 1996, CIBC Wood Gundy Securities Corp. ("Wood Gundy"), one of the predecessor companies to CIBC Oppenheimer, served as co-manager for Cityscape's issuance of the Old Subordinated Debentures and also acted as agent for a group of lenders for a $100 million (increased to $150 million in January 1997) senior secured lending facility with the Company. In 1997, Wood Gundy served as placement agent for the private placement of the Old Series A Preferred Stock and the Old Series B Preferred Stock. Lastly, in 1997, Wood Gundy and Oppenheimer & Co., Inc., the other predecessor company to CIBC Oppenheimer, served as lead and co-managers, respectively, for the offering of the Old Senior Notes.

     CIBC Oppenheimer, has, in the past, acted as placement agent for and made markets in certain securities of Cityscape. As a result, CIBC Oppenheimer currently owns approximately $13.4 million principal amount of Old Senior Notes, approximately $5.2 million principal amount of Old Subordinated Debentures, 1,200 shares of the Old Series B Preferred Stock, 120,000 Old Series B Warrants (as defined below), and 400,000 shares of Old Cityscape Common Stock. The Company does not intend to seek the retention of CIBC Oppenheimer during the Reorganization Cases.

     In accordance with an agreement with CIBC Oppenheimer, effective January 15, 1998, and in contemplation of and shortly before the commencement of the Solicitation, the Company paid a success fee to CIBC Oppenheimer of $1,132,000 (in addition to prior payment of a fee in connection with the UK Sale of $768,000, payment of monthly advisory fees totalling $800,000 since January 15, 1998 and reimbursement of out-of-pocket expenses). In addition, the Company's agreement with Jay Alix & Associates, dated December 19, 1997, provides for payment of a success fee under certain circumstances (in addition to periodic payment of fees at their normal hourly rates and reimbursement of their out-of-pocket expenses), which success fee the Company estimates could exceed $1.25 million. The Company is currently in discussions with Jay Alix & Associates as to (i) the amount of any success fee owed, and (ii) the timing of any payment thereof.

     Cityscape is negotiating a consulting agreement with Moulton, Inc. The proposed agreement provides that Moulton, Inc. ("Moulton") would assist the Company by providing consulting services related to the Company's mortgage banking operations. Such services would be provided by the principal of Moulton,
D. Richard Thompson. While performing under the terms of the agreement, Moulton would agree to devote a substantial portion of its full time and attention to the business and affairs of the Company. Pursuant to the proposed agreement, Cityscape would agree to pay to Moulton a $50,000 per month consulting fee plus reimbursement for reasonable expenses actually incurred in accordance with the Company's standard policies. In addition, services of Karen Thompson, Mr. Thompson's associate who is also his wife, would be billed at an additional hourly rate of $100.

     During the period of negotiations with the Unofficial Senior Noteholders' Committee, the Company entered into agreements with members of the Unofficial Senior Noteholders' Committee providing, among other things, that the Company would supply the committee and its counsel with confidential information and that the committee members would maintain the confidentiality of such information. Negotiations between the Company and the Unofficial Senior Noteholders' Committee culminated in the members entering into a non-binding letter of intent (the "Letter of Intent") that outlined the terms of a plan of reorganization that would be acceptable to the committee. Cityscape disclosed the terms of the Letter of Intent to the public on June 1, 1998.

     Immediately upon entering into the Letter of Intent, the Company entered into negotiations concerning the restructuring with representatives of the Old Subordinated Debentures, who formed the Unofficial Subordinated Debentureholders' Committee. The Unofficial Subordinated Debentureholders' Committee consists of (i) Forest Investment Management, (ii) Bear, Stearns & Co. Inc., (iii) KA Management, (iv) Tamar Securities Inc., (v) Aristeia Capital LLC,
(vi) Zazove Associates, LLC, (vii) J. Robbins Securities, LLC, (viii) RAS Securities Corp., (ix) D.A. Davidson & Co., (x) Donaldson, Lufkin & Jenrette Securities Corporation, (xi) Mercantile Bank, (xii) Mellon Bank, as trustee for General Motors Employees Domestic Group Pension Trust, and (xiii) Ramat Securities Ltd. The Unofficial Subordinated Debentureholders' Committee retained Kramer Levin Naftalis & Frankel to serve as its special legal counsel.

     As with the Unofficial Senior Noteholders' Committee, the Company entered into agreements with members of the Unofficial Subordinated Debentureholders' Committee providing, among other things, that the Company would supply the committee and its counsel with confidential information and that the committee members would maintain the confidentiality of such information. After extensive negotiations among various combinations of the Unofficial Subordinated Debentureholders' Committee, the Unofficial Senior Noteholders' Committee and the Company, the three parties achieved agreement on the terms of a restructuring for the Company which formed the basis for the Plan. That agreement was reflected in the Agreement Concerning Voting dated as of July 29, 1998 by and between Cityscape, CSC, each member of the Unofficial Senior Noteholders' Committee and each member of the Unofficial Subordinated Debentureholders' Committee which agreement provided for, among other things, the support by the members of such committees for a plan of reorganization embodying the agreed upon terms. The Company agreed to reimburse both Unofficial Committees for the reasonable fees and expenses of their respective counsel.

     Cityscape and CSC believe that the Plan is fair and equitable and in the best interests of all creditors and senior equity interest holders, including Holders of the Old Senior Notes, Holders of the Old Subordinated Debentures and Holders of the Old Cityscape Preferred Stock.

     Cityscape and CSC submit this Solicitation Statement in connection with their solicitation of acceptances of the Plan. The overall purpose of the Plan is to provide for the reorganization of Cityscape's and CSC's liabilities in a manner designed to maximize recoveries to all stakeholders. Specifically, the Plan is designed to eliminate all of Cityscape's existing obligations to Holders of the Old Senior Notes, Holders of the Old Subordinated Debentures and Holders of the Old Cityscape Preferred Stock, by exchanging such Allowed Claims and Allowed Interests for the New Senior Notes, the New Common Stock and the New Warrants.

     In general, the Plan provides for, among other things: (i) a cash distribution to Holders of Administrative Claims, Priority Claims and general Unsecured Claims (to the extent any of such claims are not paid in the ordinary course during the pendency of the Reorganization Cases); (ii) issuing and distributing the New Common Stock and the New Senior Notes to Holders of Old Senior Notes; (iii) issuing and distributing to Holders of Old Subordinated Debentures the New Common Stock and (if the Class of such Holders votes to accept the Plan) the New 5% Warrants; (iv) issuing and distributing the New 10% Warrants to Holders of Old Cityscape Preferred Stock (if the Classes of such Holders vote to accept the Plan and no senior Class votes to reject the Plan); and (v) assuming or rejecting executory contracts and unexpired leases to which Cityscape or CSC is a party. See "-- Overview of the Plan," "-- Securities to be Issued and Transferred Under the Plan," "-- Distributions Under the Plan" and "-- General Information Concerning the Plan," together with the other information regarding the foregoing and related matters contained elsewhere in this Solicitation Statement.

     CITYSCAPE AND CSC INTEND TO CONTINUE OPERATING THEIR BUSINESSES IN CHAPTER 11 IN THE ORDINARY COURSE AND TO SEEK TO OBTAIN THE NECESSARY RELIEF FROM THE BANKRUPTCY COURT TO PAY THEIR EMPLOYEES, TRADE AND CERTAIN OTHER CREDITORS IN FULL AND ON TIME. SUCH CREDITORS ARE NOT IMPAIRED UNDER THE PLAN.

     At this time, Cityscape and CSC have not commenced the Reorganization Cases but are soliciting acceptances of the Plan from the following Holders of Impaired Claims against and Impaired Interests in Cityscape and CSC: Holders of the Old Senior Notes, Holders of the Old Subordinated Debentures and Holders of the Old Cityscape Preferred Stock. If sufficient votes for acceptance of the Plan by Holders of Old Senior Notes and Old Subordinated Debentures are received, Cityscape and CSC expect to file the Reorganization Cases shortly after votes on the Plan have been tabulated and to seek Confirmation of the Plan immediately following the Bankruptcy Court's approval of a disclosure statement in substantially the same form as this Solicitation Statement. See "-- General Information Concerning the Plan -- Actions Intended to be Taken Concurrently with the Commencement of the Reorganization Cases." If Cityscape and CSC do not receive the requisite acceptances by Holders of Old Senior Notes or Holders of Old Subordinated Debentures by the Voting Deadline (as set forth below), they will be forced to evaluate their available options, including proceeding with filing prepackaged Chapter 11 cases and the Plan (in the event the Holders of Old Senior Notes, but not Holders of Old Subordinated Debentures, vote to accept the Plan) and filing non-prepackaged Chapter 11 cases.

     THE BOARDS OF DIRECTORS OF CITYSCAPE AND CSC BELIEVE THAT THE PLAN IS IN THE BEST INTERESTS OF ALL CREDITORS AND EQUITY SECURITY HOLDERS. ALL CREDITORS AND EQUITY SECURITY HOLDERS ENTITLED TO VOTE ARE URGED TO VOTE IN FAVOR OF THE PLAN NOT LATER THAN THE VOTING DEADLINE OF SEPTEMBER 30, 1998. As described in greater detail elsewhere in this Solicitation Statement, among the factors which have led the Company and the Board of Directors of each of Cityscape and CSC to conclude that the Plan is preferable to all other alternatives and in the best interests of all creditors and equity security holders, are the following: (i) the Plan restructures the Company's balance sheet in a manner that will allow the Company to go forward with a significantly lower debt load; (ii) the solicitation of acceptances and rejections of the Plan prior to a bankruptcy filing minimizes the time the Company must endure the costs and disruptions associated with Chapter 11 proceedings; (iii) the Plan provides for the maximum return for the Company's creditors and senior equity holders; (iv) the Plan reflects a consensual agreement between the Company and representatives of substantial majorities of its two bondholder constituencies; (v) further delay in the implementation of a restructuring plan may lead to further deterioration of the Company's financial condition and enterprise value to the detriment of all creditors and equity holders; (vi) the Plan serves to minimize the disruption to the business and to help maintain customer and vendor relations by leaving virtually all of the Company's creditors (other than holders of public debt and securities law claimants) unimpaired; (vii) the Plan will allow senior creditors to realize the benefits of an improved credit for the New Senior Notes; and (viii) the Plan provides a greater recovery than that which the Company's creditors and senior equity holders would receive in a Chapter 7 liquidation, as set forth in more detail in "The Plan of Reorganization
-- Chapter 7 Liquidation Analysis." For additional information see "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     THE MEMBERS OF THE UNOFFICIAL SENIOR NOTEHOLDERS' COMMITTEE AND THE MEMBERS OF THE UNOFFICIAL SUBORDINATED DEBENTUREHOLDERS' COMMITTEE HAVE UNANIMOUSLY APPROVED THE PLAN AND HAVE AGREED TO VOTE IN FAVOR OF THE PLAN AND RECOMMEND, RESPECTIVELY, THAT HOLDERS OF OLD SENIOR NOTES AND OLD SUBORDINATED DEBENTURES VOTE TO ACCEPT THE PLAN. HOWEVER, NEITHER THE UNOFFICIAL SENIOR NOTEHOLDERS' COMMITTEE, THE UNOFFICIAL SUBORDINATED DEBENTUREHOLDERS' COMMITTEE NOR ANY MEMBER OF SUCH COMMITTEES WILL BE A PROPONENT OF THE PLAN, AND NEITHER THE UNOFFICIAL SENIOR NOTEHOLDERS' COMMITTEE, THE UNOFFICIAL SUBORDINATED DEBENTUREHOLDERS' COMMITTEE NOR ANY MEMBER OF SUCH COMMITTEES HAS SOLICITED OR WILL SOLICIT ANY VOTE IN FAVOR OF THE PLAN BY, OR OFFERED TO JOIN IN ANY OFFER OF ANY SECURITIES TO, ANY OTHER HOLDER OF OLD SENIOR NOTES OR OLD SUBORDINATED DEBENTURES, WHETHER BY THIS SOLICITATION STATEMENT OR ANY OTHER MEANS.

     The Bankruptcy Code provides that only Holders who vote on the Plan will be counted for purposes of determining whether the requisite acceptances of the Classes of Claims and Interests have been received. Failure by a Holder of a Claim or Interest to deliver a duly completed and signed ballot will constitute an abstention by such Holder with respect to a vote on the Plan. Abstentions will not be counted as votes to accept or reject the Plan and, therefore, will have no effect on the voting with respect to the Plan. The requirements for confirmation of the Plan, including the vote of creditors and equity security holders to accept the Plan and certain of the statutory findings that must be made by the Bankruptcy Court, are described below under the caption "-- Voting and Confirmation of the Plan."

     Confirmation of the Plan and the occurrence of the Effective Date are subject to a number of material conditions precedent, which are summarized in "-- Treatment of Claims and Interests Under the Plan -- Conditions Precedent to Confirmation and Consummation of the Plan." There can be no assurance that these conditions will be satisfied or waived.

OVERVIEW OF THE PLAN

  BRIEF EXPLANATION OF CHAPTER 11

     Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under Chapter 11 of the Bankruptcy Code, a debtor is authorized to reorganize its business for the benefit of itself and its creditors and stockholders. In addition to permitting rehabilitation of the debtor, another goal of Chapter 11 is to promote equality of treatment of creditors and equity security holders, respectively, who hold substantially similar claims or interests with respect to the distribution of the value of a debtor's assets. In furtherance of these two goals, upon the filing of a petition for relief under Chapter 11, Section 362 of the Bankruptcy Code generally provides for an automatic stay of substantially all acts and proceedings against the debtor and its property, including all attempts to collect claims or enforce liens that arose prior to the commencement of the debtor's Chapter 11 case.

     The consummation of a plan of reorganization is the principal objective of a Chapter 11 case. A plan of reorganization sets forth the means for satisfying claims against and interests in a debtor. Confirmation of a plan of reorganization by the Bankruptcy Court makes the plan binding upon the debtor, any issuer of securities under the plan, any person or entity acquiring property under the plan and any creditor of or equity security holder in the debtor, whether or not such creditor or equity security holder (i) is impaired under or has accepted the plan or (ii) receives or retains any property under the plan. Subject to certain limited exceptions and other than as provided in the plan itself or the confirmation order, the confirmation order discharges the debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefor the obligations specified under the confirmed plan, and terminates all rights and interests of prepetition equity security holders.

     The following is an overview of certain material provisions of the Plan of Cityscape and CSC, which is attached hereto as Exhibit I. Such Plan (and related ballots, master ballots and other related documents) contemplates the filing of the Reorganization Cases with the Bankruptcy Court in the Southern District of New York. Cityscape and CSC, however, reserve the right to file the Reorganization Cases in any other jurisdiction determined by them to be appropriate and advisable (and, in such case, to make appropriate changes to the Plan, ballots, master ballots and other related documents). The following summaries of the material provisions of the Plan do not purport to be complete and are qualified in their entirety by reference to all the provisions of the Plan, including all exhibits thereto, all documents described therein and the definitions therein of certain terms used below. Wherever defined terms of the Plan not otherwise defined in this Solicitation Statement are used, such defined terms shall have the meanings assigned to them in the Plan. For a description of certain other significant terms and provisions of the Plan, see "-- Securities to be Issued and Transferred Under the Plan," "-- General Information Concerning the Plan" and "-- Distributions Under the Plan." See also "Certain Risk Factors" for a description of significant risk factors related to the Plan.

  SOLICITATION OF ACCEPTANCES OF THE PLAN

     Under the Plan, all Claims and Interests have been separated into twenty-one (21) classes, and each Class has been determined to be either Impaired or Unimpaired by the Plan's terms. See "-- Treatment of Claims and Interests Under the Plan," and "-- Voting and Confirmation of the Plan." Except as discussed below under "-- Voting and Confirmation of the Plan -- Acceptance or Cramdown," as a condition to confirmation, Section 1129(a) of the Bankruptcy Code requires that (i) each impaired class of claims and interests that receives or retains property under a plan of reorganization vote to accept the plan and (ii) the plan meets the other requirements of Section 1129(a). Classes of claims and interests that do not receive or retain any property under a plan on account of such claims and interests are deemed to have rejected the plan and are not entitled to vote, and classes of claims and interests that are not impaired under a plan are deemed to have accepted the plan and are not entitled to vote. Therefore, acceptances of the Plan are being solicited only from those who hold Claims and Interests in an Impaired Class that is receiving a distribution under the Plan. An Impaired Class of Claims will be deemed to have accepted the Plan if it is accepted by Holders of at least two-thirds in dollar amount and a majority in number of Claims of such class held by Holders who cast timely votes with respect to the Plan. An Impaired Class of Interests will be deemed to have accepted the Plan if it is accepted by Holders of at least two-thirds in amount of the Interests in such Class who cast timely votes to accept the Plan. Holders of Claims or Interest who fail to vote or who abstain from voting on the Plan are not counted for purposes of determining either acceptance or rejection of the Plan by any Impaired Class of Claims or Interests. Therefore, the Plan could be accepted by any Impaired Class of Claims with the affirmative vote of significantly less than two-thirds in dollar amount and a majority in number of the Class of Claims, or by any Impaired Class of Interests with the affirmative vote of significantly less than two-thirds in amount of the Class of Interests.

     If at least one Impaired Class of Claims votes to accept a plan of reorganization (not counting the votes of insiders), the Plan may be confirmed despite rejection by the other impaired Classes if the "cramdown" provisions of
Section 1129(b) of the Bankruptcy Code are satisfied. The "cramdown" provisions of Section 1129(b) essentially provide that a plan may be confirmed over the rejection of an impaired class of claims or interests if the plan "does not discriminate unfairly" and is "fair and equitable" with respect to such rejecting impaired class. See "-- Voting and Confirmation of the Plan -- Acceptance or Cramdown."

  GENERAL INFORMATION CONCERNING TREATMENT OF CLAIMS AND INTERESTS

     The Plan provides for payment in full or other reinstatement of Administrative Claims, Priority Tax Claims, Bank Claims, Other Secured Claims, Priority Claims, Trade Claims, Intercompany Claims, and Cityscape's 100% Ownership Interest in CSC (or such other treatment to which Holders of certain of such Claims may consent). The Plan also provides for the Holders of Allowed Senior Note Claims to receive New Senior Notes and New Common Stock, for Holders of Allowed Subordinated Debenture Claims to receive New Common Stock and (if they vote as a Class to accept the Plan) New 5% Warrants, and for Holders of Allowed Interests arising from the Old Cityscape Preferred Stock (if the Classes of such Holders and all Classes senior to them with Allowed Claims or Interests vote to accept the Plan) to receive New 10% Warrants in exchange for their Allowed Claims and Interests, as the case may be. See "-- Securities to be Issued and Transferred Under the Plan" and "Description of New Common Stock" for a description of the New Common Stock, "Description of New 5% Warrants" for a description of the New 5% Warrants, and "Description of New 10% Warrants" for a description of the New 10% Warrants.

     To allow Cityscape and CSC to complete a financial restructuring in the manner which will maximize their enterprise value, Cityscape and CSC are soliciting prepetition acceptances of the Plan from Holders of Impaired Claims and Interests prior to filing the Reorganization Cases. Cityscape and CSC presently intend to seek to consummate the Plan and to cause the Effective Date to occur as soon as practicable. There can be no assurance, however, as to when the Effective Date will actually occur. Procedures for the distribution of cash and securities pursuant to the Plan, including matters that are expected to affect the timing of the receipt of distributions by Holders of Allowed Claims and Interests in certain Classes, are described in "-- Distributions Under the Plan."

     Management of Cityscape and CSC believes that the Plan provides consideration to Classes of Claims and Interests reflecting an appropriate resolution of their Claims and Interests, taking into account the differing nature and priority of such Claims and Interests. The Bankruptcy Court must find, however, that a number of statutory tests are met before it may confirm the Plan. See "-- Voting and Confirmation of the Plan." Many of these tests are designed to protect the interests of Holders of Claims or Interests who do not vote to accept the Plan, but who will be bound by the provisions of the Plan if it is confirmed by the Bankruptcy Court. The "cramdown" provisions of Section 1129(b) of the Bankruptcy Code, for example, permit confirmation of a Chapter 11 plan of reorganization in certain circumstances even if the plan is not accepted by all impaired classes of claims and interests. See "-- Voting and Confirmation of the Plan -- Acceptance or Cramdown." Cityscape and CSC have reserved the right to request confirmation pursuant to the cramdown provisions of the Bankruptcy Code and to amend the Plan, if and to the extent necessary, if certain Classes of Claims or Interests fail to accept the Plan. Although Cityscape and CSC believe that, if necessary, the Plan could be confirmed under the cramdown provisions of the Bankruptcy Code if certain Classes of Claims or Interests do not accept the Plan, there can be no assurance that the requirements of such provisions would be satisfied.

  SUMMARY OF CLASSES AND TREATMENT OF CLAIMS AND INTERESTS

     Section 1123 of the Bankruptcy Code provides that a plan of reorganization shall classify the claims and interests of a debtor's creditors and equity interest holders. In compliance therewith, the Plan divides Claims and Interests into twenty-one (21) Classes and sets forth the treatment for each Class. In accordance with Section 1123(a)(1), Administrative Claims and Priority Tax Claims have not been classified. Cityscape and CSC also are required, under
Section 1122 of the Bankruptcy Code, to classify Claims against and Interests in Cityscape and CSC into Classes that contain Claims and Interests that are substantially similar to the other Claims and Interests in such Classes. Cityscape and CSC believe that the Plan has classified all Claims and Interests in compliance with the provisions of Section 1122, but once the Reorganization Cases have been commenced, it is possible that a Holder of a Claim or Interest may challenge the classification of Claims and Interests and that the Bankruptcy Court may find that confirmation of the Plan requires a different classification. In such event, Cityscape and CSC intend, to the extent permitted by the Bankruptcy Court and the Plan, to make such reasonable modifications of the classifications under the Plan to permit Confirmation and to use the Plan acceptances received in this solicitation for the purpose of obtaining the approval of the reconstituted Class or Classes of which the accepting Holder ultimately is deemed to be a member. Any such reclassification could adversely affect the Class in which such Holder was initially a member, or any other Class under the Plan, by changing the composition of such Class and the vote required of that Class for approval of the Plan. Furthermore, a reclassification of a Claim or Interest after approval of the Plan could necessitate a resolicitation of acceptances of the Plan.

     The classification of Claims and Interests and the nature of distributions to Holders of Impaired Claims or Impaired Interests in each Class are summarized below. See "-- Securities to be Issued and Transferred Under the Plan" for a description of the manner in which the number of shares of New Common Stock will be determined and "Certain Risk Factors" for a discussion of various other factors that could materially affect the value of the New Common Stock distributed pursuant to the Plan.

     In consideration for the distributions and other benefits provided under the Plan, the provisions of the Plan will constitute a good faith compromise and settlement of all claims or controversies relating to amounts and allowability of: (i) Senior Note Claims (Class A4); (ii) Subordinated Debenture Claims (Class
A6); (iii) Interests of Holders of Old Series A Preferred Stock (Class A8); (iv) Interests of Holders of Old Series B Preferred Stock (Class A10); and (v) Senior Note Guarantee Claims (Class B4), and a good faith compromise and settlement of all claims or controversies relating to the termination of all contractual, legal, and equitable subordination rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made pursuant to the Plan on account of such Claim or Interest. The entry of the Confirmation Order will constitute the Bankruptcy Court's approval of the compromise or settlement of all such claims or controversies and the Bankruptcy Court's finding that such compromise or settlement is in the best interests of the Company, Reorganized Cityscape, Reorganized CSC and their respective property and Claim and Interest Holders, and is fair, equitable and reasonable.

     Except for Disputed Claims, distributions will be made on the Effective Date or as soon as practicable thereafter. See "-- Distributions Under the Plan" for a discussion of Plan provisions that may affect the timing of distributions under the Plan. Distributions on account of Claims that become Allowed Claims after the Effective Date will be made pursuant to Section V.B of the Plan (relating to timing and calculation of amounts to be distributed under the Plan) and Section V.H of the Plan (relating to distributions on account of

Disputed Claims once they are allowed). See "-- Distributions Under the Plan -- Timing and Methods of Distribution."

     The treatment of Claims described below is subject to the Plan provisions described in "The Plan of Reorganization -- Treatment of Claims and Interests Under the Plan -- Additional Information Regarding Treatment of Certain Claims."

TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN

  DESCRIPTION OF CLAIMS OR INTERESTS

     UNCLASSIFIED CLAIMS

     Administrative Claims. Subject to certain additional requirements for professionals and certain other entities, each Holder of an Allowed Administrative Claim will receive on account of its Administrative Claim and in full satisfaction thereof, Cash equal to the amount of such Allowed Administrative Claim on, as soon as practicable after, the later of the Effective Date and the day on which such Claim becomes an Allowed Claim, unless the Holder and Cityscape, CSC, Reorganized Cityscape or Reorganized CSC, as the case may be, agree or will have agreed to other treatment of such Claim, or an order of the Bankruptcy Court provides for other terms; provided, that if incurred in the ordinary course of business or otherwise assumed by Cityscape or CSC pursuant to the Plan (including Administrative Claims of governmental units for taxes), an Allowed Administrative Claim will be assumed on the Effective Date and paid, performed or settled by Reorganized Cityscape or Reorganized CSC, as the case may be, when due in accordance with the terms and conditions of the particular agreement(s) governing the obligation in the absence of the Reorganization Cases. In addition, on or before the Effective Date, all fees payable pursuant to 28 U.S.C. sec.1930, as determined by the Bankruptcy Court at the Confirmation Hearing, will be paid in Cash equal to the amount of such Administrative Claim.

     Priority Tax Claims. Unless otherwise agreed to by Cityscape, CSC, Reorganized Cityscape or Reorganized CSC, as the case may be, and a Holder of a Priority Tax Claim, each Holder of an Allowed Priority Tax Claim will receive, at the sole option of Reorganized Cityscape or Reorganized CSC, as the case may be, (i) Cash equal to the unpaid portion of such Allowed Priority Tax Claim on the later of the Effective Date and the date on which such Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, or (ii) equal quarterly cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate to be determined by the Bankruptcy Court or otherwise agreed to by Reorganized Cityscape or Reorganized CSC, as the case may be, and such Holder, over a period through the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim, or upon such other terms determined by the Bankruptcy Court to provide the Holder of such Allowed Priority Tax Claim deferred cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim.

     CLASSIFIED CLAIMS AGAINST AND INTERESTS IN CITYSCAPE

     Class A1 -- Bank Claims. Class A1 consists of all Allowed Bank Claims, if any, against Cityscape arising from the Prepetition Credit Facilities including all Claims arising pursuant to any guarantee thereof and any pledge of assets as security therefor. Subject to the approval of the Bankruptcy Court pursuant to the Financing Orders, proceeds from the DIP Facilities will be used, among other things, to pay all Allowed Bank Claims against Cityscape in full in Cash prior to the Effective Date. Therefore, it is contemplated that there will not be any Bank Claims in Class A1 as of the Effective Date. However, to the extent that there are any Bank Claims in Class A1 as of the Effective Date, (i) each such Claim will be deemed allowed as an Allowed Class A1 Claim in the aggregate amount equal to the sum of (A) the unpaid principal and interest as of the Petition Date less all payments thereon received and retained by the respective Holder thereof during the period from the Petition Date to the Effective Date,
(B) all accrued and unpaid interest from the Petition Date through and including the Effective Date at the rates provided for in the Financing Orders, and (C) all other amounts due and owing as of the Effective Date in respect of the respective Bank Claims pursuant to the Financing Orders and pursuant to the Greenwich Facility or the CIT Facility, as the case may be, and (ii) on the Effective Date, each Holder will receive, on account thereof, a payment in Cash by wire transfer equal to the amount of such Allowed Class A1 Claim. Therefore, Class A1 is Unimpaired and, accordingly, is not entitled to vote on the Plan. Cityscape estimates that, as of the Petition Date, the aggregate amount of Allowed Bank Claims against CSC (including accrued interest through the Petition Date), which are guaranteed by Cityscape, will be approximately $88 million.

     Under the Plan, Holders of Claims in Class A1 will not be required to file proofs of Claim with the Bankruptcy Court and no deadline for filing proofs of claims or interests ("Bar Date") will be enforced as to such Claims.

     Class A2a et seq. -- Other Secured Claims. All Allowed Secured Claims against Cityscape that are not included in Class A1 (defined in the Plan as "Other Secured Claims") are classified in Class A2a et seq. These Classes will be further divided into subclasses designated by letters of the alphabet (Class A2a, Class A2b, and so on) so that each Holder of any Other Secured Claim against Cityscape is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class. Cityscape will File a schedule of each Other Secured Claim against Cityscape on or before ten (10) days prior to the commencement of the Confirmation Hearing. Each Allowed Other Secured Claim against Cityscape will be treated as follows: either (a) the Plan will leave unaltered the legal, equitable and contractual rights to which such Claim entitles the Holder; (b) (i) Cityscape will cure any default with respect to such Claim that occurred before or after the Petition Date (other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code), (ii) the maturity of such Claim will be reinstated as such maturity existed before any such default, (iii) the Holder of such Claim will be compensated for any damages incurred as a result of any reasonable reliance by the Holder on any right to accelerate its Claim, and (iv) the legal, equitable, and contractual rights of such Holder will not otherwise be altered; or (c) such Claim will receive such other treatment to which the Holder consents. The Holder of each Allowed Other Secured Claim against Cityscape which is treated as set forth in clause (a), (b) or (c) of this paragraph will be Unimpaired and will not be entitled to vote for or against the Plan. Cityscape is not aware of any Class A2a Claims.

     Under the Plan, Holders of Claims in Class A2 will not be required to file proofs of Claim with the Bankruptcy Court and no Bar Date will be enforced as to such Claims.

     Class A3 -- Priority Claims. Class A3 Claims are Unimpaired. Class A3 consists of the Allowed Priority Claims against Cityscape. A Priority Claim is a Claim for an amount entitled to priority under Sections 507(a)(3), 507(a)(4), 507(a)(5), 507(a)(6), 507(a)(7), or 507(a)(9) of the Bankruptcy Code, and does not include any Priority Tax Claim. These unsecured Priority Claims include, among others: (a) unsecured Claims for accrued employee compensation earned within 90 days prior to the Petition Date, to the extent of $4,000 per employee;
(b) contributions to employee benefit plans arising from services rendered within 180 days prior to the Petition Date, but only to the extent of (i) the number of employees covered by such plans multiplied by $4,000, less (ii) the aggregate amount paid to such employees under Section 507(a)(3) of the Bankruptcy Code, plus the aggregate amount paid by the estate on behalf of such employees to any other employee benefit plan.

     The Plan provides that unless otherwise agreed to by the parties, each Holder of an Allowed Class A3 Claim will be entitled to receive (i) Cash equal to the amount of such Claim on the latest of (a) the Effective Date or as soon as practicable thereafter, (b) the date such Claim becomes an Allowed Priority Claim, and (c) the date that such Claim would be paid in accordance with any terms and conditions of any agreements or understandings relating thereto between Cityscape and the Holder of such Claim, and/or (ii) such other treatment, as determined by the Bankruptcy Court, required to render such Claim Unimpaired. Allowed Claims in Class A3 are Unimpaired under the Plan and Holders of Allowed Claims in Class A3 will be deemed to have accepted the Plan.

     Cityscape expects that there will be no Allowed Priority Claims against Cityscape as of the Effective Date.

     Under the Plan, Holders of Claims in Class A3 will not be required to file proofs of Claim with the Bankruptcy Court and no Bar Date will be enforced as to such Claims.

     Class A4 -- Senior Note Claims. Class A4 consists of the Allowed Unsecured Claims against Cityscape of Holders of Old Senior Notes (including all Claims and causes of action arising therefrom or in connection therewith) including an aggregate principal amount of $300 million and aggregate accrued and unpaid interest of approximately $31.8 million through, but not including, the Petition Date (assuming the Petition Date occurs on September 30, 1998) and related fees, costs and expenses. The Claim of each Holder of Old Senior Notes as of the Distribution Record Date will be allowed in the aggregate amount of the unpaid principal of such Holder's Old Senior Notes plus unpaid interest (calculated in accordance with the provisions of the indenture governing the Old Senior Notes) which accrued prior to the Petition Date. Class A4 Claims are Impaired and, accordingly, Holders of Allowed Class A4 Claims are entitled to vote on the Plan. On the Effective Date or as soon as practicable thereafter, each Holder of an Allowed Class A4 Claim will receive on account of such Allowed Claim (i) a Pro Rata portion of the New Senior Notes (i.e., $250.00 of original principal amount of New Senior Notes for each $1,000 of principal amount of Old Senior Notes), and (ii) a Pro Rata portion of 90.5% of the New Common Stock to be issued by Reorganized Cityscape and outstanding on the Effective Date (i.e., 38.4625 shares of New Common Stock for each $1,000 of principal amount of Old Senior Notes). To the extent, if any, that the classification and manner of satisfying Claims and Interests under the Plan do not take into consideration all contractual, legal and equitable subordination rights that Holders of Allowed Class A4 Claims may have against Holders of Claims or Interests with respect to distributions made pursuant to the Plan, each Holder of an Allowed Class A4 Claim will be deemed, upon the Effective Date, to have waived all contractual, legal or equitable subordination rights that such Holder might have, including, without limitation, any such rights arising out of the Old Senior Notes, the Old Subordinated Debentures, the indentures governing such Old Securities or otherwise.

     The recovery for the Holders of Allowed Class A4 Claims depends significantly on the value of the New Common Stock and the New Senior Notes on the Effective Date. Cityscape estimates that the overall recovery for Class A4 will be approximately 46.5% under the Plan, assuming that Allowed Class A4 Claims represent Claims in the aggregate amount of approximately $331.8 million of principal and accrued interest (as of an assumed Petition Date of September 30, 1998) and that all New Warrants have been exercised. Cityscape estimates that Class A4 will receive New Common Stock valued at approximately $100.6 million (based on an estimated value of $8.71 per share on a fully diluted basis). Cityscape also estimates that Class A4 will receive New Senior Notes valued at approximately $53.8 million (based on an estimated value of approximately $718 per $1,000 in principal amount). See "Description of New Common Stock," "Description of New Senior Notes," "Pro Forma Financial Statements" and "Projected Financial Information."

     Under the Plan, Holders of Claims in Class A4 will not be required to file proofs of Claim with the Bankruptcy Court and no Bar Date will be enforced as to such Claims.

     Class A5 -- General Unsecured Claims. Class A5 is unimpaired. Class A5 consists of all Allowed Unsecured Claims against Cityscape except the Unsecured Claims in Classes A4, A6, A7, A9, A11, A13 and A14, including, but not limited to, Claims resulting from the rejection of leases or executory contracts (other than such Claims that fall within Class A13).

     The Plan provides that unless otherwise agreed to by the parties, the legal, equitable and contractual rights of each Holder of an Allowed Claim in Class A5 will not be altered by the Plan or, at the option of Cityscape, each such Holder will receive such other treatment that will result in the Allowed Claim of such Holder being deemed Unimpaired under Section 1124 of the Bankruptcy Code. Allowed Claims in Class A5 are Unimpaired under the Plan and the Holders of Claims in Class A5 will be deemed to have accepted the Plan.

     Class A5 also includes Trade Claims. A "Trade Claim" is defined in the Plan as any unsecured Claim arising from (i) the delivery of goods or services in the ordinary course of business or (ii) insurance-related service (including insurance premiums). Trade Claim excludes (i) Claims arising under Section 502(e) and 502(g) of the Bankruptcy Code, (ii) Claims of the type described in
Section 726(a)(4) of the Bankruptcy

Code, and (iii) Tort Claims. The Plan reflects Cityscape's and CSC's intention to treat Trade Claims as if the Reorganization Cases had never been commenced. Accordingly, after commencement of the Reorganization Cases, Cityscape and CSC intend to seek Bankruptcy Court approval to pay in the ordinary course of business all outstanding Trade Claims to trade creditors who continue to provide normal trade credit terms to Cityscape and CSC, as the case may be, or who have previously agreed to compromise their Claims in a manner acceptable to Cityscape or CSC. In any event, any Allowed Claim in Class A5 that has become due and owing on or before the Effective Date (unless previously paid during the Reorganization Cases) will be paid in full, in Cash (with interest, to the extent required by the Bankruptcy Court), on, or as soon as practicable after, the Effective Date, or at such other time as is mutually agreed upon by Cityscape or CSC, as the case may be, and the Holder of such Claim, or if not due and owing on the Effective Date, such Claim will be Reinstated and paid in full in accordance with its terms or otherwise rendered Unimpaired in accordance with Section 1124 of the Bankruptcy Code. The legal, equitable, and contractual rights of the Holders of these Claims will be unaffected by the Plan.

     Assuming the Bankruptcy Court authorizes Cityscape and CSC to pay Holders of Trade Claims in the ordinary course of business and as and when such obligations become due and owing during the pendency of the Reorganization Cases, Cityscape expects that there will be no prepetition Trade Claims against Cityscape as of the Effective Date except to the extent that trade payables were not payable by their terms until after the Effective Date, in which case the Company expects that such trade payables would be minimal. If the Bankruptcy Court does not authorize Cityscape and CSC to do so, Cityscape estimates that the allowed amount of Trade Claims against Cityscape, as of the Effective Date, will be minimal, if any.

     Allowed Claims in Class A5 are not Impaired and will be deemed to have accepted the Plan. Holders of Claims in Class A5 will not be required to file proofs of claim with the Bankruptcy Court.

     Class A6 -- Subordinated Debenture Claims. Class A6 consists of Allowed Claims against Cityscape in respect of the Old Subordinated Debentures (including all Claims and causes of action arising therefrom or in connection therewith) including an aggregate principal amount of approximately $129.6 million and aggregate accrued and unpaid interest of approximately $7.1 million through, but not including, the Petition Date (assuming the Petition Date occurs on September 30, 1998). The Claim of each Holder of Old Subordinated Debentures as of the Distribution Record Date will be allowed in the aggregate amount of the unpaid principal of such Holder's Old Subordinated Debentures plus unpaid interest (calculated in accordance with the provisions of the indenture governing the Old Subordinated Debentures) which accrued prior to the Petition Date. Class A6 is Impaired and, accordingly, Holders of Allowed Class A6 Claims are entitled to vote on the Plan. On the Effective Date or as soon as practicable thereafter, each Holder of an Allowed Class A6 Claim will receive on account of such Allowed Claim (i) a Pro Rata portion of 9.5% of the New Common Stock to be issued by Reorganized Cityscape and outstanding on the Effective Date (i.e., 9.3446 shares of New Common Stock for each $1,000 of principal amount of Old Subordinated Debentures), and (ii) a Pro Rata portion of the New 5% Warrants (i.e., warrants to purchase 5.7861 shares of New Common Stock at an exercise price of $19.31 per share for each $1,000 of principal amount of Old Subordinated Debentures); provided, however, that if Class A6 does not accept the Plan, (i) no New 5% Warrants will be distributed to Holders of Allowed Class A6 Claims (or to any other Persons) pursuant to the Plan, and (ii) no Holder of any Claim or Interest junior to the Allowed Class A6 Claims will receive or retain any interest or property under the Plan.

     The recovery for the Holders of Allowed Class A6 Claims depends significantly on the value of the New Common Stock and the New 5% Warrants on the Effective Date. Cityscape estimates that the overall recovery for Class A6 will be approximately 9.4% under the Plan, assuming that Allowed Class A6 Claims represent Claims in the aggregate amount of approximately $136.7 million in principal and accrued interest (as of an assumed Petition Date of September 30, 1998) and that all New Warrants have been exercised. Cityscape estimates that Class A6 will receive New Common Stock valued at approximately $10.6 million (based on an estimated value of $8.71 per share on a fully diluted basis). Cityscape also estimates that Class A6 will receive New 5% Warrants valued at approximately $2.3 million (based on an estimated value of $3.04 per warrant). See "Description of New Common Stock," "Description of New 5% Warrants," "Pro Forma Financial Statements" and "Projected Financial Information."

     Holders of Claims in Class A6 will not be required to file proofs of Claim with the Bankruptcy Court and no Bar Date will be enforced as to such Claims.

     Class A7 -- Old Debt Securities Claims. Class A7 consists of all Allowed Securities Claims on account of Old Debt against Cityscape. The Holders of Allowed Class A7 Claims, if any, will not receive or retain any interest or property under the Plan and, therefore, Class A7 is Impaired and is deemed to have rejected the Plan. Accordingly, votes of Holders of Allowed Class A7 Claims are not being solicited. Cityscape and CSC are not aware of any Class A7 Claims. If there are any Allowed Class A7 Claims, (i) Cityscape and CSC intend to seek to confirm the Plan pursuant to the "cramdown" provisions of Section 1129(b) of the Bankruptcy Code, and (ii) no Holder of any Claim or Interest junior to Allowed Class A7 Claims will receive or retain any interest or property under the Plan.

     Class A8 -- Interests of Holders of Old Series A Preferred Stock. Class A8 consists of Allowed Interests (aggregating 626 shares) of Old Series A Preferred Stock. The Interest of each Holder of Old Series A Preferred Stock as of the Distribution Record Date will be allowed in the amount of the aggregate liquidation preference of such Holder's Old Series A Preferred Stock (calculated in accordance with the provisions of the certificate of designations governing the Old Series A Preferred Stock and/or any related agreement between Cityscape and such Holder) as of the Petition Date. Class A8 is Impaired and, accordingly, Holders of Allowed Class A8 Interests are entitled to vote on the Plan. On the Effective Date or as soon as practicable thereafter, each Holder of an Allowed Class A8 Interest will receive on account of such Allowed Interest a Pro Rata portion (based upon the ratio of the liquidation preference of its Allowed Class A8 Interest as of the Petition Date to the aggregate amount of the liquidation preferences of all Allowed Class A8 Interests as of the Petition Date) of approximately 10.3% of the New 10% Warrants (i.e., warrants to purchase 20.76 shares of New Common Stock at an exercise price of $27.86 per share for each $1,000 in liquidation preference).

     In the event Class A8 does not accept the Plan, (i) no New 10% Warrants will be distributed to Holders of Allowed Class A8 Interests (or to any other Persons) pursuant to the Plan, and (ii) no Holder of any Claim or Interest junior to the Allowed Class A8 Interests will receive or retain any interest or property under the Plan; and in the event any Class senior to Class A8 that contains Allowed Claims does not accept the Plan, no New 10% Warrants will be distributed to Holders of Allowed Class A8 Interests (or to any other Persons) pursuant to the Plan.

     The percentage of the New 10% Warrants to be distributed to Holders of Allowed Class A8 Interests will be adjusted, if and as necessary, depending upon when the Petition Date occurs and the aggregate liquidation preferences of the outstanding Old Series A Preferred Stock and Old Series B Preferred Stock on such date, to provide that each Holder of an Allowed Class A8 Interest would receive warrants to purchase the same number of shares as would a Holder of an Allowed Class A10 Interest if both Class A8 and Class A10 were otherwise entitled to receive distributions under the Plan.

     Holders of Interests in Class A8 are not required to file proofs of Interests unless they disagree with the number of shares set forth on Cityscape's stock register.

     The recovery for the Holders of Allowed Class A8 Interests depends significantly on the value of the New 10% Warrants on the Effective Date. Based upon the foregoing, Cityscape estimates the value of the New 10% Warrants to be distributed to Holders of the Old Series A Preferred Stock Interests to be approximately $353,000 (based on an estimated value of $2.29 per warrant). Assuming that the aggregate liquidation preference of Allowed Class A8 Interests is $7,416,015.93 as of an assumed Petition Date of September 30, 1998, Cityscape estimates that the overall recovery for Class A8 will be approximately 4.8% under the Plan.

     Class A9 -- Old Series A Preferred Stock Securities Claims. Class A9 consists of all Allowed Securities Claims on account of Old Series A Preferred Stock against Cityscape. The Holders of Allowed Class A9 Claims, if any, will not receive or retain any interest or property under the Plan and, therefore, Class A9 is Impaired and is deemed to have rejected the Plan. Accordingly, votes of Holders of Allowed Class A9 Claims are not being solicited. Cityscape and CSC are not aware of any Class A9 Claims. If there are any Allowed Class A9 Claims,
(i) Cityscape and CSC intend to seek to confirm the Plan pursuant to the "cramdown" provisions of Section 1129(b) of the Bankruptcy Code, and (ii) no Holder of any Claim or Interest junior to Allowed Class A9 Claims will receive or retain any interest or property under the Plan.

     Class A10 -- Interests of Holders of Old Series B Preferred Stock. Class A10 consists of Allowed Interests (aggregating 4,551 shares) of Holders of Old Series B Preferred Stock. The Interest of each Holder of Old Series B Preferred Stock as of the Distribution Record Date will be allowed in the amount of the aggregate liquidation preference of such Holder's Old Series B Preferred Stock (calculated in accordance with the provisions of the certificate of designations governing the Old Series B Preferred Stock) as of the Petition Date. Class A10 is Impaired and, accordingly, Holders of Allowed Class A10 Interests are entitled to vote on the Plan. On the Effective Date or as soon as practicable thereafter, each Holder of an Allowed Class A10 Interest will receive on account of such Allowed Interest a Pro Rata portion (based upon the ratio of the liquidation preference of its Allowed Class A10 Interest as of the Petition Date to the aggregate amount of the liquidation preferences of all Allowed Class A10 Interests as of the Petition Date) of approximately 89.7% of the New 10% Warrants (i.e., warrants to purchase approximately 20.76 shares of New Common Stock at an exercise price of $27.86 per share for each $1,000 in liquidation preference).

     In the event that (i) Class A10 does not accept the Plan, or (ii) any Class senior to Class A10 that contains Allowed Claims or Allowed Interests does not accept the Plan, no New 10% Warrants will be distributed to Holders of Allowed Class A10 Interests pursuant to the Plan.

     The division of the New 10% Warrants between the Holders of the Old Series A Preferred Stock and the Old Series B Preferred Stock, respectively, is intended to effect a Pro Rata distribution of all New 10% Warrants among all Holders of Old Cityscape Preferred Stock. The allocation of approximately 10.3% of the New 10% Warrants to Class A8 and approximately 89.7% of the New 10% Warrants to Class A10 was derived by dividing each of (i) the aggregate liquidation preferences of all outstanding Old Series A Preferred Stock as of an assumed Petition Date of September 30, 1998 ($7,416,015.93), and (ii) the aggregate liquidation preferences of all outstanding Old Series B Preferred Stock as of September 30, 1998 ($64,850,475.72) by the aggregate liquidation preferences of all outstanding Old Cityscape Preferred Stock as of September 30, 1998 ($72,266,491.65). The percentages of the New 10% Warrants to be distributed to Holders of Allowed Class A8 Interests and Allowed Class A10 Interests, respectively, will be adjusted if and as necessary, depending upon when the Petition Date actually occurs, and to reflect changes in the aggregate liquidation preferences (calculated in accordance with the provisions of the certificates of designations governing the Old Cityscape Preferred Stock and any related agreements between Cityscape and Holders thereof) to provide that each Holder of an Allowed Class A10 Interest would receive warrants to purchase the same number of shares as would a Holder of an Allowed Class A8 Interest if both Class A8 and Class A10 were otherwise entitled to receive distributions under the Plan.

     Holders of Interests in Class A10 are not required to file proofs of Interests unless they disagree with the number of shares set forth on Cityscape's stock register.

     The recovery for the Holders of Allowed Class A10 Interests depends significantly on the value of the New 10% Warrants on the Effective Date. Based upon the foregoing, Cityscape estimates the value of the New 10% Warrants to be distributed to Holders of the Old Series B Preferred Stock Interests to be approximately $3.1 million (based on an estimated value of $2.29 per warrant). Assuming that the aggregate liquidation preference of Allowed Class A10 Interests is $64,850,475.72 as of an assumed Petition Date of September 30, 1998, Cityscape estimates that the overall recovery for Class A10 will be approximately 4.8% under the Plan.

     Class A11 -- Old Series B Preferred Stock Securities Claims. Class A11 consists of all Allowed Securities Claims on account of Old Series B Preferred Stock against Cityscape. The Holders of Allowed Class A11 Claims, if any, will not receive or retain any interest or property under the Plan and, therefore, Class A11 is Impaired and is deemed to have rejected the Plan. Accordingly, votes of Holders of Allowed Class A11 Claims are not being solicited. Cityscape and CSC are not aware of any Class A11 Claims. If there are any Allowed Class A11 Claims, Cityscape and CSC intend to seek to confirm the Plan pursuant to the "cramdown" provisions of Section 1129(b) of the Bankruptcy Code.

     Class A12 -- Interests of Holders of Old Cityscape Common Stock. Class A12 consists of the Allowed Interests of Holders of Old Cityscape Common Stock. The Holders of Allowed Class A12 Interests will not receive or retain any interest or property under the Plan and, therefore, Class A12 is Impaired and is deemed to have rejected the Plan. Accordingly, votes of Holders of Allowed Class A12 Interests are not being solicited. Cityscape and CSC intend to seek to confirm the Plan as to Class A12 pursuant to the "cramdown" provisions of Section 1129(b) of the Bankruptcy Code.

     Class A13 -- Interests of Holders of Old Stock Rights in Cityscape and all Claims Arising Out of Such Old Stock Rights. Class A13 consists of all Allowed Interests in Cityscape of Holders of Old Stock Rights and all Allowed Claims arising out of any such Old Stock Rights, including, without limitation, all Claims arising out of the rejection of Old Stock Rights. The Holders of Allowed Class A13 Interests and Claims will not receive or retain any interest or property under the Plan and, therefore, Class A13 is Impaired and is deemed to have rejected the Plan. Accordingly, votes of Holders of Allowed Class A13 Interests and Claims are not being solicited. Cityscape and CSC intend to seek to confirm the Plan as to Class A13 pursuant to the "cramdown" provisions of
Section 1129(b) of the Bankruptcy Code.

     Class A14 -- Old Cityscape Common Stock and Old Warrant Securities
Claims. Class A14 consists of all Allowed Securities Claims on account of Old Cityscape Common Stock or Old Warrants against Cityscape. The Holders of Allowed Class A14 Claims, if any, will not receive or retain any interest or property under the Plan and, therefore, Class A14 is Impaired and is deemed to have rejected the Plan. Accordingly, votes of Holders of Allowed Class A14 Claims are not being solicited. If there are any Allowed Class A14 Claims, Cityscape and CSC intend to seek to confirm the Plan pursuant to the "cramdown" provisions of
Section 1129(b) of the Bankruptcy Code.

     CLASSIFIED CLAIMS AGAINST AND INTERESTS IN CSC

     Class B1 -- Bank Claims. Class B1 consists of all Allowed Bank Claims, if any, against CSC arising from the Prepetition Credit Facilities including all Claims arising pursuant to any guarantee thereof and any pledge of assets as security therefor. Subject to the approval of the Bankruptcy Court pursuant to the Financing Orders, proceeds from the DIP Facilities will be used, among other things, to pay all Allowed Bank Claims against CSC in full in Cash prior to the Effective Date. Therefore, it is contemplated that there will not be any Bank Claims in Class B1 as of the Effective Date. However, to the extent that there are any Bank Claims in Class B1 as of the Effective Date, (i) each such Claim will be deemed allowed as an Allowed Class B1 Claim in the aggregate amount equal to the sum of (A) the unpaid principal and interest as of the Petition Date less all payments thereon received and retained by the respective Holder thereof during the period from the Petition Date to the Effective Date, (B) all accrued and unpaid interest from the Petition Date through and including the Effective Date at the rates provided for in the Financing Orders, and (C) all other amounts due and owing as of the Effective Date in respect of the respective Bank Claims pursuant to the Financing Orders and pursuant to the Greenwich Facility or the CIT Facility, as the case may be, and (ii) on the Effective Date, each Holder will receive, on account thereof, a payment in Cash by wire transfer equal to the amount of such Allowed Class B1 Claim. Therefore, Class B1 is Unimpaired and, accordingly, is not entitled to vote on the Plan. CSC estimates that, as of the Petition Date, the aggregate amount of Allowed Bank Claims against CSC (including accrued interest through the Petition Date), which are guaranteed by Cityscape, will be approximately $88 million.

     Under the Plan, Holders of Claims in Class B1 will not be required to file proofs of Claim with the Bankruptcy Court and no Bar Date will be enforced as to such Claims.

     Class B2a et seq. -- Other Secured Claims. All Allowed Secured Claims against CSC that are not included in Class B1 (defined in the Plan as "Other Secured Claims") are classified in Class B2a et seq. These Classes will be further divided into subclasses designated by letters of the alphabet (Class B2a, Class B2b, and so on) so that each Holder of any Other Secured Claim against CSC is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class. CSC will File a schedule of each Other Secured Claim against CSC on or before ten (10) days prior to the commencement of the Confirmation Hearing. Each Allowed Other Secured Claim against CSC will be treated as follows: either (a) the Plan will leave unaltered the legal, equitable and contractual rights to which such Claim entitles the Holder; (b) (i) CSC will cure any default with respect to such Claim that occurred before or after the Petition Date (other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code), (ii) the maturity of such Claim will be reinstated as such maturity existed before any such default,
(iii) the Holder of such Claim will be compensated for any damages incurred as a result of any reasonable reliance by the Holder on any right to accelerate its Claim, and (iv) the legal, equitable, and contractual rights of such Holder will not otherwise be altered; or (c) such Claim will receive such other treatment to which the Holder consents. The Holder of each Allowed Other Secured Claim against CSC which is treated as set forth in clause (a), (b) or (c) of this paragraph will be Unimpaired and will not be entitled to vote for or against the Plan. CSC is not aware of any Class B2a Claims.

     Under the Plan, Holders of Claims in Class B2 will not be required to file proofs of Claim with the Bankruptcy Court and no Bar Date will be enforced as to such Claims.

     Class B3 -- Priority Claims. Class B3 Claims are Unimpaired. Class B3 consists of the Allowed Priority Claims against CSC. A Priority Claim is a Claim for an amount entitled to priority under Sections 507(a)(3), 507(a)(4), 507(a)(5) or 507(a)(6) of the Bankruptcy Code, and does not include any Administrative Claim or Tax Claim. These unsecured Priority Claims include, among others: (a) unsecured Claims for accrued employee compensation earned within 90 days prior to the Petition Date, to the extent of $4,000 per employee;
(b) contributions to employee benefit plans arising from services rendered within 180 days prior to the Petition Date, but only to the extent of (i) the number of employees covered by such plans multiplied by $4,000, less (ii) the aggregate amount paid to such employees under Section 507(a)(3) of the Bankruptcy Code, plus the aggregate amount paid by the estate on behalf of such employees to any other employee benefit plan.

     The Plan provides that unless otherwise agreed to by the parties, each Holder of an Allowed Class B3 Claim will be entitled to receive (i) Cash equal to the amount of such Claim, unless the Holder of such Claim and Reorganized CSC agree to a different treatment, on the latest of (a) the Effective Date or as soon as practicable thereafter, (b) the date such Claim becomes an Allowed Priority Claim, and (c) the date that such Claim would be paid in accordance with any terms and conditions of any agreements or understandings relating thereto between CSC and the Holder of such Claim, and/or (ii) such other treatment, as determined by the Bankruptcy Court, required to render such Claim Unimpaired. Allowed Claims in Class B3 are Unimpaired under the Plan and Holders of Allowed Claims in Class B3 will be deemed to have accepted the Plan.

     Assuming the Bankruptcy Court authorizes Cityscape and CSC to pay certain Employee Claims in the ordinary course of business and as and when such obligations become due and owing during the pendency of the Reorganization Cases, CSC expects that there will be no Allowed Priority Claims as of the Effective Date. If the Bankruptcy Court does not authorize Cityscape and CSC to do so, Cityscape estimates that the allowed amount of Employee Claims, as of the Effective Date, will be, depending upon the timing of the Petition Date within the payroll cycle, between approximately $800,000 and $1.7 million.

     Under the Plan, Holders of Claims in Class B3 will not be required to file proofs of Claim with the Bankruptcy Court and no Bar Date will be enforced as to such Claims.

     Class B4 -- Senior Note Guarantee Claims. Class B4 consists of the Allowed Unsecured Claims against CSC of Holders of Old Senior Notes based upon CSC's guarantee of Cityscape's obligations under the Old Senior Notes. Class B4 is Impaired and, accordingly, Holders of Allowed Class B4 Claims are entitled to vote on the Plan. Solely for purposes of voting on the Plan, each Class B4 Claim will be allowed in an amount equal to the Allowed Class A4 Claim of the Holder of such Class B4 Claim. Each Holder of an Allowed Class B4 Claim will receive on account of his or her Class B4 Claims, and in full satisfaction thereof, a guaranty by Reorganized CSC of Reorganized Cityscape's obligations under the New Senior Notes pursuant to the terms of the New Indenture and any related documents or agreements. No other distribution will be provided to such Holder on account of his or her Class B4 Claims.

     Under the Plan, Holders of Claims in Class B4 will not be required to file proofs of Claim with the Bankruptcy Court and no Bar Date will be enforced as to such claims.

     Class B5 -- General Unsecured Claims. Class B5 is unimpaired. Class B5 consists of all Allowed Unsecured Claims against CSC except the Unsecured Claims in Classes B4 and B6, including, but not limited to, Claims resulting from the rejection of leases or executory contracts.

     The Plan provides that unless otherwise agreed to by the parties, the legal, equitable and contractual rights of each Holder of an Allowed Claim in Class B5 will not be altered by the Plan or, at the option of CSC, each such Holder will receive such other treatment that will result in the Allowed Claim of such Holder being deemed Unimpaired under Section 1124 of the Bankruptcy Code. Allowed Claims in Class B5 are Unimpaired under the Plan and the Holders of Claims in Class B5 will be deemed to have accepted the Plan.

     Class B5 also includes Trade Claims. The Plan reflects Cityscape's and CSC's intention to treat Trade Claims as if the Reorganization Cases had never been commenced. Accordingly, after commencement of the Reorganization Cases, Cityscape and CSC intend to seek Bankruptcy Court approval to pay in the ordinary course of business all outstanding Trade Claims to trade creditors who continue to provide normal trade credit terms to Cityscape and CSC, as the case may be, or who have previously agreed to compromise their Claims in a manner acceptable to Cityscape or CSC. In any event, any Allowed Claim in Class B5 that has become due and owing on or before the Effective Date (unless previously paid during the Reorganization Cases) will be paid in full, in Cash (with interest, to the extent required by the Bankruptcy Court), on, or as soon as practicable after, the Effective Date, or at such other time as is mutually agreed upon by Cityscape or CSC, as the case may be, and the Holder of such Claim, or if not due and owing on the Effective Date, such Claim will be Reinstated and paid in full in accordance with its terms or otherwise rendered Unimpaired in accordance with Section 1124 of the Bankruptcy Code. The legal, equitable, and contractual rights of the Holders of these Claims will be unaffected by the Plan.

     Assuming the Bankruptcy Court authorizes Cityscape and CSC to pay Holders of Trade Claims in the ordinary course of business and as and when such obligations become due and owing during the pendency of the Reorganization Cases, CSC expects that there will be no prepetition Trade Claims against CSC as of the Effective Date except to the extent that trade payables were not payable by their terms until after the Effective Date. If the Bankruptcy Court does not authorize Cityscape and CSC to do so, CSC estimates that the allowed amount of Trade Claims against CSC, as of the Effective Date, will be approximately $2.7 million.

     Allowed Claims in Class B5 are not Impaired and will be deemed to have accepted the Plan. Holders of Claims in Class B5 will not be required to file proofs of claim with the Bankruptcy Court.

     Class B6 -- Intercompany Claims. Class B6 consists of all Allowed Claims against CSC of Cityscape. Class B6 is Unimpaired and, accordingly, the Holder of Allowed Class B6 Claims is not entitled to vote on the Plan. Unless otherwise agreed to by the parties, the legal, equitable and contractual rights of the Holder of an Allowed Claim in Class B6 will either (a) not be altered by the Plan or (b) at the option of Cityscape, receive such other treatment that will result in such Allowed Claim being deemed Unimpaired.

     The amount of Intercompany Claims of Cityscape against CSC currently totals approximately $131 million. On or before the Effective Date, Cityscape and CSC may agree to a reduction in the amount of such Claims without any transfer of funds between CSC and Cityscape.

     Class B7 -- Cityscape's 100% Ownership Interest in CSC. Class B7 consists of Allowed Interests of Cityscape arising from its 100% ownership interest in CSC. Class B7 is Unimpaired and, accordingly, the Holder of Allowed Class B7 Interests is not entitled to vote on the Plan. The legal, equitable and contractual rights of the Holder of Allowed Interests in Class B7 will not be altered by the Plan.

  ADDITIONAL INFORMATION REGARDING TREATMENT OF CERTAIN CLAIMS

     TREATMENT OF UNCLASSIFIED CLAIMS

     The Bankruptcy Code does not require classification of certain priority claims against a debtor. In this case, these unclassified claims include Administrative Claims and Priority Tax Claims. All distributions referred to below that are scheduled for the Effective Date will be made on the Effective Date or as soon as practicable thereafter.

     Administrative Claims. An "Administrative Claim" is a claim for payment of an administrative expense of a kind specified in Section 503(b) of the Bankruptcy Code and referred to in Section 507(a)(l) of the Bankruptcy Code, including, without limitation, the actual and necessary costs and expenses incurred after the commencement of a Chapter 11 case of preserving the estate or operating the business of the company (including wages, salaries and commissions for services), loans and advances to the company made after the petition date, compensation for legal and other services and reimbursement of expenses awarded or allowed under Section 330(a) or 331 of the Bankruptcy Code, certain retiree benefits, certain reclamation claims, and all fees and charges against the estate under Section 1930 of title 28, United States Code. Under the Plan, each Holder of an Allowed Administrative Claim will receive on account of its Administrative Claim and in full satisfaction thereof, Cash equal to the amount of such Allowed Administrative Claim on, as soon as practicable after, the later of the Effective Date and the day on which such Claim becomes an Allowed Claim, unless the Holder and Cityscape, CSC, Reorganized Cityscape or Reorganized CSC, as the case may be, agree or will have agreed to other treatment of such Claim, or an order of the Bankruptcy Court provides for other terms; provided, that if incurred in the ordinary course of business or otherwise assumed by Cityscape or CSC pursuant to the Plan (including Administrative Claims of governmental units for taxes), an Allowed Administrative Claim will be assumed on the Effective Date and paid, performed or settled by Reorganized Cityscape or Reorganized CSC, as the case may be, when due in accordance with the terms and conditions of the particular agreement(s) governing the obligation in the absence of the Reorganization Cases. Except as provided below for (i) non-tax liabilities incurred in the ordinary course of business by the Company, (ii) Post-Petition Tax Claims, and (iii) DIP Claims, requests for payment of Administrative Claims must be Filed and served on counsel for Cityscape or CSC and Reorganized Cityscape or Reorganized CSC, as the case may be, no later than (x) sixty (60) days after the Effective Date, or (y) such later date, if any, as the Bankruptcy Court orders upon application made prior to the end of such 60-day period. Holders of Administrative Claims (including, without limitation, professionals requesting compensation or reimbursement of expenses and the Holders of any Claims for federal, state or local taxes) that are required to File a request for payment of such Claims and that do not File such requests by the applicable bar date will be forever barred from asserting such Claims against Cityscape, CSC, Reorganized Cityscape, Reorganized CSC, or any of their respective properties. No request for payment will be required in connection with the DIP Claims, which, notwithstanding anything to the contrary in the Plan, will be paid in full in Cash on the Effective Date, as provided in the DIP Facilities and the Financing Orders.

     Claims by Professionals. Professionals or other Persons requesting compensation or reimbursement of expenses pursuant to Section 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered on or before the Effective Date (including, without limitation, any compensation requested pursuant to Section 503(b)(4) of the Bankruptcy Code by any professional or other entity for making a substantial contribution in the Reorganization Cases) shall file and serve on Reorganized Cityscape or Reorganized CSC, as the case may be, and counsel for Reorganized Cityscape or Reorganized CSC, as the case may be, an application for final allowance of compensation and reimbursement of expenses no later than (i) 60 days after the Effective Date, or (ii) such later date, if any, as the Bankruptcy Court orders order upon application made prior to the end of such 60-day period; provided, however, that any professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals' Order without having filed an application may continue to receive compensation or reimbursement for services rendered before the Effective Date without further Bankruptcy Court review or approval to the extent provided in the Ordinary Course Professionals' Order. Objections to applications of professionals or other Persons for compensation or reimbursement of expenses must be Filed and served on the Reorganized Company, counsel for the Reorganized Company and the requesting professional or other Person on or before the later of (x) ninety (90) days after the Effective Date and (y) thirty (30) days after such date as the Bankruptcy Court establishes as the deadline for Filing such applications.

     Subject to the approval of the Bankruptcy Court, unpaid fees and expenses of counsel to each of the Unofficial Committees incurred through and including the Effective Date will be paid on or as soon as practicable after the Effective Date.

     On or as soon as practicable after the Effective Date, Reorganized Cityscape will pay the contractual claims of the Indenture Trustees for their fees and expenses including their reasonable attorneys' fees and expenses. To the extent, after being furnished with normal supporting documents for such fees and expenses, Reorganized Cityscape disputes the reasonableness of any such fees and expenses, Reorganized Cityscape will pay such fees and expenses as are not disputed, and will submit to the Indenture Trustee a written list of specific fees and expenses viewed by Reorganized Cityscape as not being reasonable. To the extent that Reorganized Cityscape and the Indenture Trustee are unable to resolve the dispute, the dispute will be resolved by the Bankruptcy Court. Pending the resolution of any such dispute by consent or by Final Order of the Bankruptcy Court, an amount of Cash equal to the disputed portion of the Indenture Trustee's request for fees and expenses will be held in trust in one or more segregated bank accounts in the name of the applicable Disbursing Agent for the benefit of the applicable Indenture Trustee, accounted for separately, and paid to the Indenture Trustee and/or returned to Reorganized Cityscape, as required by the agreement of Reorganized Cityscape and the Indenture Trustee or the Final Order of the Bankruptcy Court, as the case may be. The Indenture Trustees will not attach or set off any of their fees and expenses against distributions to Holders of Old Senior Notes or Old Subordinated Debentures and will not otherwise withhold or delay any such distributions.

     Priority Tax Claims. A Priority Tax Claim is a claim for an amount entitled to priority under Section 507(a)(8) of the Bankruptcy Code. Unless otherwise agreed to by Cityscape and CSC and a Holder of a Priority Tax Claim, each Holder of an Allowed Priority Tax Claim will receive (i) cash equal to the unpaid portion of such Allowed Priority Tax Claim on the later of the Effective Date and the date on which such Claim becomes an Allowed Priority Tax Claim or as soon thereafter as is practicable, or (ii) equal quarterly cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate to be determined by the Bankruptcy Court or otherwise agreed to by Reorganized Cityscape or Reorganized CSC, as the case may be, and such Holder, over a period through the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim, or upon such other terms determined by the Bankruptcy Court to provide the Holder of such Allowed Priority Tax Claim deferred cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim. The foregoing treatment of Allowed Priority Tax Claims is consistent with the provisions of Section 1129(a)(9)(C) of the Bankruptcy Code, and the Holders of Allowed Priority Tax Claims are not entitled to vote on the Plan. Pursuant to Section 1123(a)(l) of the Bankruptcy Code, Priority Tax Claims are not designated as a Class of Claims for purposes of the Plan.

     TREATMENT OF TRADE CREDITORS, EMPLOYEES AND CERTAIN PROFESSIONALS UNDER THE PLAN

     Provisions for Trade Creditors. When Cityscape and CSC file the Plan, Cityscape and CSC intend that all Claims of their trade creditors will be Unimpaired and paid in full. The Plan's treatment of Trade Claims (included in Class A5 and Class B5 under the Plan) is intended to maximize the preservation of working capital by encouraging the maintenance of favorable trade credit terms. Notwithstanding provisions of the Bankruptcy Code that may defer payment of pre-petition Claims until the effectiveness of the Plan, Cityscape and CSC intend to seek immediate authorization from the Bankruptcy Court to make payments of Trade Claims reflected on their books and records arising in the ordinary course of business. Cityscape and CSC will ask the Bankruptcy Court for authority to make payments to creditors holding such Claims who, following commencement of the Reorganization Cases, agree to continue to provide Cityscape and CSC with customary trade terms or to reinstate customary trade terms.

     Any undisputed, noncontingent and liquidated Trade Claim that has become due and owing on or before the Effective Date (unless previously paid during the Reorganization Cases) will be paid in full, in Cash (with interest, to the extent required by the Bankruptcy Court) on, or as soon as practicable after, the Effective Date, or at such other time as is mutually agreed upon by Cityscape and CSC and the Holder of such Claim, or if not due and owing on the Effective Date, such Claim will be Reinstated and paid in full in accordance with its terms or otherwise rendered Unimpaired. If the Company, Reorganized Cityscape or Reorganized CSC disputes any Trade Claim, such dispute will be determined, resolved or adjudicated, as the case may be, under applicable law, and such Claim will survive the Effective Date and the consummation of the Plan to the extent that such Claim has not been allowed and has not received the treatment afforded Allowed Class A5 or Allowed Class B5 Claims, as applicable, under the Plan on or before the Effective Date.

     Any Claim arising from the rejection of an executory contract or unexpired lease under the Plan will not be treated as a Trade Claim, will be determined in accordance with the provisions set forth in Section VII.D of the Plan and will be paid as a Class A5, B5 or A13 Claim, as the case may be, when and to the extent such Claim is Allowed by the Bankruptcy Court. See "-- General Information Concerning the Plan -- Executory Contracts and Unexpired Leases."

     Provisions for Employees. Employee Claims that accrue pre-petition will receive Unimpaired treatment under the terms of the Plan. To ensure the continuity of Cityscape's and CSC's work force and further to accommodate the Unimpaired treatment of Employee Claims, Cityscape and CSC, upon the Filing of the Plan, intend to seek immediate authorization from the Bankruptcy Court to honor payroll checks outstanding as of the Petition Date (or to issue replacement checks), to permit employees to utilize paid vacation time accrued prior to the Petition Date and to continue paying medical and other benefits under all applicable insurance plans. Employee Claims and benefits not paid or honored prior to the Effective Date will be paid or honored upon the Effective Date or as soon thereafter as such payment or other obligation becomes due or performable. Employees will not be required to file proofs of claim on account of Employee Claims. If the Company or the Reorganized Company disputes any Employee Claim or any Employee Claim also constitutes a Tort Claim, such dispute or Claim will be determined, resolved or adjudicated, as the case may be, under applicable law, and such Claim will survive the Effective Date and the consummation of the Plan to the extent that such Claim has not been allowed and has not received the treatment afforded Allowed Class A3 Claims, Allowed Class A5 Claims, Allowed Class B3 Claims or Allowed Class B5 Claims, as applicable, under the Plan on or before the Effective Date.

     CRAMDOWN

     The so-called "cramdown" provisions of Section 1129(b) of the Bankruptcy Code permit confirmation of a Chapter 11 plan of reorganization in certain circumstances even if the plan is not accepted by all impaired classes of claims and interests. See "-- Voting and Confirmation of the Plan -- Acceptance or Cramdown." In the event that at least one impaired Class of Claims votes to accept the Plan (and at least one impaired Class either votes to reject the Plan or is deemed to have rejected the Plan), Cityscape and CSC reserve the right to request that the Bankruptcy Court confirm the Plan under the cramdown provisions of the Bankruptcy Code. In that event, Cityscape and CSC have reserved the right to modify the Plan to the extent, if any, that Confirmation pursuant to Section 1129(b) of the Bankruptcy Code requires or permits modification of the Plan.

     At a minimum, Cityscape and CSC will request Confirmation of the Plan over the deemed rejection of Classes A11, A12, A13 and A14 under the Plan.

  SOURCES OF CASH TO MAKE PLAN DISTRIBUTIONS

     Except as otherwise provided in the Plan or the Confirmation Order, all cash necessary for Reorganized Cityscape and Reorganized CSC to make the payments pursuant to the Plan will be obtained from the Reorganized Company's cash balances, the operations of Cityscape, CSC or the Reorganized Company, or the Exit Facility.

  CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN

     CONDITIONS TO CONFIRMATION

     Confirmation of the Plan cannot occur until all of the substantive confirmation requirements under the Bankruptcy Code have been satisfied pursuant to Section 1129 of the Bankruptcy Code. In addition, the Bankruptcy Court will not enter the Confirmation Order unless the Confirmation Order is acceptable in form and substance to Cityscape and CSC, and the Confirmation Order expressly authorizes and directs the Company, Reorganized Cityscape and Reorganized CSC to perform those actions specified in the Plan. Finally, it will be a condition to Confirmation that each of the events and actions required by the Plan to occur or to be taken prior to Confirmation will have occurred or been taken, or Cityscape or CSC, or the party whose obligations are conditioned upon such occurrences or actions, as applicable, have waived such occurrences or actions and the Bankruptcy Court confirms the Plan without such occurrence or action.

     CONDITIONS TO EFFECTIVE DATE

     The Effective Date will not occur and the Plan will not be consummated unless and until each of the following conditions has been satisfied or waived by Cityscape or CSC:

          (i) The Confirmation Order authorizes and directs that Cityscape, CSC, Reorganized Cityscape and Reorganized CSC take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Plan, including those actions contemplated by the provisions of the Plan set forth in Section XI of the Plan.

          (ii) The lenders under the Exit Facility are obligated to fund the Exit Facility on terms acceptable to Cityscape and CSC.

          (iii) The statutory fees owing the U.S. Trustee have been paid in full.

          (iv) All other actions and documents necessary to implement the provisions of the Plan have been effected or executed or, if waivable, waived by the Person or Persons entitled to the benefit thereof.

WAIVER OF CONDITIONS TO CONFIRMATION AND EFFECTIVE DATE

     Each of the conditions to Confirmation and the Effective Date, other than the condition set forth in Section X.B.3 of the Plan, may be waived in whole or in part by Cityscape and CSC at any time, without notice or an Order of the Bankruptcy Court. The failure to satisfy or to waive any condition may be asserted by Cityscape and CSC regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by Cityscape and CSC). The failure of Cityscape and CSC to exercise any of the foregoing rights will not be deemed a waiver of any other rights and each such right will be deemed an ongoing right that may be asserted at any time.

  MODIFICATION OR REVOCATION OF THE PLAN; SEVERABILITY

     Cityscape and CSC reserve the right to modify the Plan at any time prior to the Confirmation Date in the manner provided for by Section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to Section 1125 of the Bankruptcy Code, except as the Bankruptcy Court may otherwise order. The potential impact of any such amendment or modification on the Holders of Claims and Interests cannot presently be foreseen, but may include a change in the economic impact of the Plan on some or all of the Classes or a change in the relative rights of such Classes. If any of the terms of the Plan is modified prior to the Voting Deadline in a manner determined by Cityscape and CSC to constitute a material adverse change as to Holders of any of the Voting Securities, Cityscape and CSC will promptly disclose any such modification in a manner reasonably calculated to inform the Holders of the affected Voting Securities of such modification and Cityscape and CSC reserve the right to extend the solicitation period for acceptances of the Plan for a period which Cityscape and CSC in their discretion deem appropriate, depending upon the significance of the modification and the manner of disclosure to affected Voting Securities.

     If, after receiving sufficient acceptances but prior to Confirmation of the Plan, Cityscape and CSC were to seek to modify the Plan, Cityscape and CSC could only use such previously solicited acceptances if (i) all adversely affected creditors and equity interest holders accepted the modifications in writing or
(ii) the Bankruptcy Court determined, after notice to official committees or other affected parties, that such modifications were de minimis or purely technical. Cityscape and CSC reserve the right to use acceptances of the Plan received in this solicitation to seek Confirmation of the Plan under any other circumstances, including in connection with a case under the Bankruptcy Code for either or both Cityscape or CSC commenced by the filing of one or more involuntary petitions, subject to approval of the Bankruptcy Court.

     Cityscape and CSC reserve the right after the Confirmation Date and before the Effective Date to modify the terms of the Plan or waive any conditions to the effectiveness thereof if and to the extent Cityscape and CSC determine that such modifications or waivers are necessary or desirable in order to consummate the Plan. Cityscape and CSC will give such Holders of Claims and Interests notice of such modifications or waivers as may be required by applicable law and the Bankruptcy Court, and any such modifications will be subject to the approval of the Bankruptcy Court to the extent required by, and in accordance with,
Section 1127 of the Bankruptcy Code. Cityscape and CSC will give notice to any Committee, each of the Unofficial Committees and each of the DIP Lenders of any modification of the Plan.

     If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power, upon the request of the Company, to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

THE REORGANIZED COMPANY

     A description of various matters relating to the Reorganized Company including (i) information relating to the business to be conducted by Reorganized Cityscape and Reorganized CSC following the Effective Date, (ii) certain pro forma and projected financial information, (iii) the proposed management of Reorganized Cityscape and Reorganized CSC and proposed compensation and other arrangements relating thereto, and (iv) certain corporate governance matters, is set forth or referenced below.

  CORPORATE STRUCTURE

     On the Effective Date, Cityscape will become Reorganized Cityscape, CSC will become Reorganized CSC, and Reorganized CSC will be a wholly-owned subsidiary of Reorganized Cityscape.

  BUSINESS OF THE REORGANIZED COMPANY

     Following the Effective Date, Reorganized Cityscape and Reorganized CSC will continue to operate the businesses presently operated by Cityscape and CSC and such other lines of business as Reorganized Cityscape or Reorganized CSC, as the case may be, may determine. For a description of the Company's current business operations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

  EXIT FACILITY

     Cityscape and CSC anticipate that the Reorganized Company will enter into an Exit Facility from and after the Effective Date.

  PROJECTED FINANCIAL INFORMATION

     For information relating to the Projections, see "Projected Financial Information."

  DIRECTORS AND MANAGEMENT OF REORGANIZED CITYSCAPE AND REORGANIZED CSC

     BOARD OF DIRECTORS

     It is anticipated that the Board of Directors of Reorganized Cityscape will consist of one to ten members. The Company has been advised by the Unofficial Senior Noteholders' Committee that the initial members will be D. Richard Thompson, Mark Lasry and Allen S. Waldenberg. Mr. Thompson is a principal of Moulton which is currently providing consulting services to the Company. See "The Plan of Reorganization -- Introduction." Mr. Lasry is executive vice president at New York-based Amroc Investments. Mr. Waldenberg is a member of the law firm of Schulte Roth. Schulte Roth has represented and continues to represent, Cerberus Partners, L.P., a member of the Unofficial Senior Noteholders' Committee, in various matters.

     It is anticipated that the Board of Directors of Reorganized CSC will consist of no less than one member. The Company has been advised by the Unofficial Senior Noteholders' Committee that the initial members will be the same as the initial members of Reorganized Cityscape's Board of Directors.

     EXECUTIVE OFFICERS

     The initial officers of Reorganized Cityscape will be selected by the Board of Directors of Reorganized Cityscape. The Company has been advised by the Unofficial Senior Noteholders' Committee that D. Richard Thompson will be the chief executive of Reorganized Cityscape. Mr. Thompson is currently a Managing Director of Aegis Mortgage Corporation, a mortgage banking firm headquartered in Houston, Texas that originates and services loans. Prior to his involvement in the business side of the mortgage banking industry, Mr. Thompson practiced corporate law with the Houston law firm of Liddell, Sapp & Zivtey where he specialized in thrift and mortgage banking matters. In 1987, Mr. Thompson began working for North American Mortgage Company and, since then, has served as President of Troy & Nichols and First Gibraltar Mortgage. Currently Mr. Thompson is secretary and treasurer of the Texas Mortgage Bankers Association. To the extent that initial officers remain to be selected, their names will be disclosed in a schedule to be Filed with the Bankruptcy Court on or prior to the Confirmation Date. Reorganized Cityscape will negotiate compensation packages with its officers that are consistent with the compensation packages in the industry. The compensation packages are expected to include a base salary and possibly incentive compensation, each in accordance with industry norms.

     The initial officers of Reorganized CSC will be selected by the Board of Directors of Reorganized CSC. The Company has been advised by the Unofficial Senior Noteholders' Committee that D. Richard Thompson will also be the chief executive of Reorganized CSC. To the extent that initial officers remain to be selected, their names will be disclosed in a schedule to be Filed with the Bankruptcy Court on or prior to the Confirmation Date. Reorganized CSC will negotiate compensation packages with its officers that are consistent with the compensation packages in the industry. The compensation packages are expected to include a base salary and possibly incentive compensation, each in accordance with industry norms.

     CERTAIN CORPORATE GOVERNANCE MATTERS

     Reorganized Cityscape Certificate of Incorporation and Reorganized Cityscape Bylaws

     The forms of the Reorganized Cityscape Certificate of Incorporation and the Reorganized Cityscape Bylaws are attached to the Plan as Exhibits "D" and "E", respectively.

     Reorganized CSC Certificate of Incorporation and Reorganized CSC Bylaws

     The forms of the Reorganized CSC Certificate of Incorporation and the Reorganized CSC Bylaws are attached to the Plan as Exhibits "F" and "G", respectively.

OWNERSHIP OF STOCK BY CERTAIN STOCKHOLDERS

     For information relating to the amount of Old Cityscape Common Stock held by directors, executive officers and certain other stockholders of the Company, see "Executive Compensation -- Security Ownership of Certain Beneficial Owners and Management."

SECURITIES TO BE ISSUED AND TRANSFERRED UNDER THE PLAN

     A description of the New Senior Notes, the New Common Stock and the New Warrants to be issued and transferred under the Plan, including the applicability of federal and other securities laws, is set forth or referenced below.

     On the Effective Date or as soon as practicable thereafter, Reorganized Cityscape will, in accordance with the Plan, (i) enter into the New Indenture and issue the New Senior Notes to the Holders of the Allowed Class A4 and B4 Claims, (ii) issue the New Common Stock to the Holders of the Allowed Class A4, B4 and A6 Claims, (iii) enter into the New 5% Warrant Agreement and issue the New 5% Warrants to the Holders of the Allowed Class A6 Claims (if required under the Plan), and (iv) enter into the New 10% Warrant Agreement and issue the New 10% Warrants to the Holders of the Allowed Class A8 and A10 Interests (to the extent required under the Plan). On the Effective Date, all securities, instruments and agreements entered into pursuant to the Plan, including, without limitation, (a) the New Indenture, (b) the New Senior Notes, (c) the New Common Stock, (d) the New 5% Warrant Agreement, (e) the New 10% Warrant Agreement, (f) the New Warrants and (g) any security, instrument or agreement entered into in connection with any of the foregoing will become effective and binding in accordance with their respective terms and conditions upon the parties thereto without further act or action under applicable law, regulation, order or rule, and shall be deemed to become effective simultaneously. See "-- Overview of the Plan -- Summary of Classes and Treatment of Claims and Interests,"
"-- Distributions Under the Plan" and "Certain Risk Factors."

  THE NEW SENIOR NOTES

     For a description of the New Senior Notes, see "Description of New Senior Notes" elsewhere herein.

  THE NEW COMMON STOCK

     For a description of the New Common Stock, see "Description of New Common Stock" elsewhere herein.

  THE NEW WARRANTS

     For a description of the New Warrants, see "Description of New 5% Warrants" and "Description of New 10% Warrants" elsewhere herein.

  MARKET AND TRADING INFORMATION

     For information relating to the market for the New Senior Notes, the New Common Stock and the New Warrants, see "Certain Risk Factors -- Lack of Trading Market; Volatility."

  APPLICABILITY OF FEDERAL AND OTHER SECURITIES LAWS

     STATE SECURITIES LAWS APPLICABLE TO OFFER OF NEW SENIOR NOTES, NEW COMMON STOCK AND
     NEW WARRANTS

     State securities laws provide broad exemptions from securities registration requirements for the sale of securities listed on a national exchange or traded on the NASDAQ National Market. Such laws generally provide registration and qualification exemptions or exceptions by virtue of the definitions of "offer" and "sale" contained in such laws, and also provide exemptions for offers in connection with private placements to institutional investors. It is expected that these exemptions or exceptions or the exemption from state regulation provided pursuant to Section 18 of the Securities Act will apply to the offer of the New Senior Notes, the New Common Stock and the New Warrants pursuant to this Solicitation.

     OFFERING OF NEW SENIOR NOTES, NEW COMMON STOCK AND NEW WARRANTS

     In reliance upon the exemption provided by Section 1145(a)(1) of the Bankruptcy Code, the Company has not filed a registration statement under the Securities Act or any other federal or state securities laws with respect to the New Senior Notes, the New Common Stock or the New Warrants that may be deemed to be offered pursuant to the Solicitation. To the extent that the Solicitation constitutes an offer of new securities not exempt from registration under
Section 1145(a)(1), the Company is also relying upon the exemptions from Securities Act registration provided by Section 3(a)(9) of the Securities Act and Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

     Section 1145(a)(1). Section 1145(a)(1) exempts the offer or sale of securities pursuant to a plan of reorganization from the registration requirements of Section 5 of the Securities Act and from registration under state and local securities laws if the following conditions are satisfied: (i) the securities are issued by a debtor (or its affiliate or successor) under a plan of reorganization; (ii) the recipients of the securities hold a claim against, an interest in, or a claim for an administrative expense against, the debtor; and (iii) the securities are issued in exchange for the recipients' claims against or interests in the debtor, or principally in such exchange and partly for cash or property. There is nothing in the Bankruptcy Code or its legislative history to suggest that the Section 1145(a)(1) exemption from
Section 5 of the Securities Act registration does not apply to solicitations of acceptances of a Chapter 11 plan of reorganization that are made prior to the filing of a Chapter 11 petition. Accordingly, the Company believes that any offer of New Senior Notes, New Common Stock and New Warrants deemed to result from the Solicitation qualifies for the exemption from the registration requirements of Section 5 of the Securities Act and state and local securities laws provided by Section 1145(a)(1).

     Section 3(a)(9). To the extent that Section 1145(a)(1) does not exempt from registration any offers of new securities deemed to result from the Solicitation, the Company is relying upon Section 3(a)(9) of the Securities Act.
Section 3(a)(9) exempts from the registration requirements of the Securities Act any security exchanged by the issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. Although Section 3(a)(9) does not apply to securities "exchanged" in a Chapter 11 case, the Company believes that such section exempts offers of securities that may be deemed to occur prior to the commencement of a Chapter 11 case. Accordingly, the Company will not pay any commission or other remuneration to any broker, dealer, salesman or person for soliciting acceptances of the Plan.

     Section 4(2) and Regulation D. To the extent that Section 1145(a)(1) does not exempt from registration offers of new securities deemed to result from the Solicitation, the Company is also relying upon Section 4(2) of the Securities Act and Regulation D promulgated thereunder. Section 4(2) exempts from the registration requirements of the Securities Act any transaction by an issuer not involving any public offering. Regulation D similarly exempts from the registration provisions under the Securities Act limited offerings of securities to "Accredited Investors," as such term is defined under Regulation D, and "Qualified Non-Accredited Investors." In order to be a "Qualified Non-Accredited Investor," an investor that is not an Accredited Investor must represent that it is otherwise qualified under Regulation D or under Section 4(2) to purchase securities in an offering not involving a public offering or that it is an investor represented by a qualified "purchaser representative" as such term is defined in Regulation D. TRITON GROUP MANAGEMENT, INC., HAS AGREED TO ACT AS "PURCHASER REPRESENTATIVE" AT THE COMPANY'S EXPENSE AND WITHOUT CHARGE TO ANY HOLDER OF VOTING SECURITIES THAT IS NOT AN ACCREDITED INVESTOR, TO ASSIST SUCH HOLDER IN EVALUATING THE RISKS AND MERITS OF APPROVING THE PLAN AND RECEIVING NEW SENIOR NOTES, NEW COMMON STOCK AND/OR NEW WARRANTS. TRITON GROUP MANAGEMENT, INC. CAN BE REACHED AT 550 WEST C STREET, SUITE 1880, SAN DIEGO, CA 92101.
TELEPHONE: (619) 231-1818; FACSIMILE: (619) 231-9170. ATTENTION: MICHAEL M. EARLEY OR MARK G. FOLETTA. Triton Group Management, Inc. will not solicit acceptances of the Plan. In addition, any Holder of Voting Securities may retain, at his or her own expense, its own qualified purchaser representative for the purposes deciding whether or not to approve the Plan. Each ballot includes a certification that the Holder of the Voting Securities covered by such ballot has been provided with a "purchaser representative," as set forth above, without affecting (i) such Holder's ability to retain a different "purchaser representative" at his or her own expense, or
(ii) such Holder's status as an Accredited Investor, if applicable. As a result, the Company believes that the Solicitation Statement does not constitute the solicitation of an offer to issue or sell New Senior Notes, New Common Stock or New Warrants to any Holder of Voting Securities that is not an Accredited Investor or a Qualified Non-Accredited Investor and, therefore, that any offers of New Senior Notes, New Common Stock and New Warrants deemed to result from the Solicitation qualify for the exemptions from registration under the Securities Act provided by Section 4(2) and for the exemptions from state law registration requirements provided by similar state law provisions, and may also qualify for the exemptions from such registration provided by Regulation D and similar state law provisions.

  ISSUANCE OF NEW SENIOR NOTES, NEW COMMON STOCK AND NEW WARRANTS

     With respect to the issuance of the New Senior Notes, the New Common Stock and the New Warrants to Holders of Voting Securities pursuant to the Plan, the Company intends to rely on the exemption from registration requirements of
Section 5 of the Securities Act (and of equivalent state securities or blue sky laws) provided by Section 1145(a)(1), which is described above. The Company believes that the New Senior Notes, the New Common Stock and the New Warrants issued in exchange for the Voting Securities pursuant to the Plan will satisfy the requirements of Section 1145(a)(1).

     SUBSEQUENT TRANSFERS OF NEW SENIOR NOTES, NEW COMMON STOCK AND NEW WARRANTS UNDER FEDERAL SECURITIES LAWS

     The New Senior Notes, the New Common Stock and New Warrants issued pursuant to the Plan as well as shares of New Common Stock issuable upon the exercise of the New Warrants will not be "restricted securities" within the meaning of Rule 144 under the Securities Act and may be freely transferred by Holders of Allowed Class A4, Class A6 and Class B4 Claims and Holders of Allowed Class A8 and Class A10 Interests under the Securities Act and their successors and assigns. With respect to subsequent transfers of New Common Stock under state securities laws, see "-- Subsequent Transfers of New Senior Notes, New Common Stock and New Warrants Under State Securities Laws." Accordingly, all resales and subsequent transactions in the New Senior Notes, the New Common Stock and the New Warrants are exempt from registration under the Securities Act pursuant to Section 4(1) of the Securities Act, unless the Holder is deemed to be an "underwriter" with respect to such securities or an "affiliate" of an issuer. Section 1145(b) of the Bankruptcy Code defines four types of "underwriters":

          (i) persons who purchase a claim against, an interest in, or a claim for administrative expense against the debtor with a view to distributing any security received in exchange for such a claim or interest;

          (ii) persons who offer to sell securities offered under a plan for the holders of such securities;

        (iii) persons who offer to buy securities from the holders of such securities, if the offer to buy is

     (a) with a view to distributing such securities and (b) made under a distribution agreement; and

          (iv) a person who is an "issuer" with respect to the securities, as the term "issuer" is defined in Section 2(11) of the Securities Act.

     Under Section 2(11) of the Securities Act, an "issuer" includes any "affiliate" of the issuer, which means any person directly or indirectly through one or more intermediaries controlling, controlled by or under common control with the issuer. Any Holder of an Allowed Claim or Interest (or group of Holders of such Claims and/or Interests who act in concert) who receives a substantial amount of New Common Stock pursuant to the Plan may be deemed to be an "affiliate" of an issuer and therefore an "issuer" and therefore an "underwriter" under the foregoing definitions.

     Whether or not any particular person would be deemed to be an "underwriter" or an "affiliate" with respect to any security to be issued pursuant to the Plan would depend upon various facts and circumstances applicable to that person. Accordingly, Cityscape and CSC express no view as to whether any person would be an "underwriter" or an "affiliate" with respect to any security to be issued pursuant to the Plan. See "Certain Risk
Factors -- Restrictions on Resale of Securities of Reorganized Cityscape."

     GIVEN THE COMPLEX NATURE OF THE QUESTION OF WHETHER A PARTICULAR PERSON MAY BE AN UNDERWRITER OR AN AFFILIATE, CITYSCAPE AND CSC MAKE NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN THE SECURITIES TO BE TRANSFERRED PURSUANT TO THE PLAN. CITYSCAPE AND CSC RECOMMEND THAT HOLDERS OF ALLOWED CLAIMS AND ALLOWED INTERESTS CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES.

     Rule 144A, promulgated under the Securities Act, provides a non-exclusive safe harbor exemption from the registration requirements of the Securities Act for resales to certain "qualified institutional buyers" of securities which are "restricted securities" within the meaning of the Securities Act, irrespective of whether the seller of such securities purchased its securities with a view towards reselling such securities under the provisions of Rule 144A. Under Rule 144A, a "qualified institutional buyer" is defined to include, among other persons (e.g., "dealers" registered as such pursuant to Section 15 of the Exchange Act and "banks" as defined in Section 3(a)(2) of the Securities Act), any entity which purchases securities for its own account or for the account of another qualified institutional buyer and which (in the aggregate) owns and invests on a discretionary basis at least $100 million in the securities of unaffiliated issuers. Subject to certain qualifications, Rule 144A does not exempt the offer or sale of securities which, at the time of their issuance, were securities of the same class of securities then listed on a national securities exchange (registered as such under Section 6 of the Exchange Act) or quoted in a U.S. automated interdealer quotation system (e.g., Nasdaq). Holders of such securities who are deemed to be "underwriters" within the meaning of
Section 1145(b)(1) of the Bankruptcy Code or who may otherwise be deemed to be "underwriters" of, or to exercise "control" over, the Company within the meaning of Rule 405 of Regulation C under the Securities Act should, assuming that all other conditions of Rule 144A are met, be entitled to avail themselves of the safe harbor resale provisions thereof.

     To the extent that Rule 144A is unavailable, holders may, under certain circumstances, be able to sell their securities pursuant to the more limited safe harbor resale provisions of Rule 144 under the Securities Act. Generally, Rule 144 provides that if certain conditions are met (e.g., volume limitations, manner of sale, availability of current information about the issuer, etc.), any "affiliate" of the issuer of the securities sought to be resold will not be deemed to be an "underwriter" as defined in Section 2(11) of the Securities Act. Under paragraph (k) of Rule 144, the aforementioned conditions to resale will no longer apply to restricted securities sold for the account of a holder who is not an affiliate of the Company at the time of such resale and who has not been such during the three-month period next preceding such resale, so long as a period of at least two years has elapsed since the later of (i) the Effective Date and (ii) the date on which such holder acquired his or its securities from an affiliate of the Company.

     No precise predictions can be made of the effect, if any, that market sales of the New Senior Notes, the New Common Stock or the New Warrants or the availability of such securities for sale will have on the market prices, if any, of such securities prevailing from time to time. Nevertheless, sales of substantial amounts of the New Senior Notes, the New Common Stock or the New Warrants in the public market or the perception that such sales could occur could adversely affect the prevailing market prices of the New Senior Notes, the New Common Stock and the New Warrants and could impair the Reorganized Company's ability to raise capital at that time through the sale of securities. See "Certain Risk Factors -- Lack of Trading Market; Volatility."

     SUBSEQUENT TRANSFERS OF NEW SENIOR NOTES, NEW COMMON STOCK AND NEW WARRANTS UNDER STATE SECURITIES LAWS

     The state securities laws generally provide registration exemptions for subsequent transfers by a bona fide owner for his or her own account and subsequent transfers to institutional or accredited investors.

OTHER INDEBTEDNESS OF THE REORGANIZED COMPANY

  NEW INDEBTEDNESS OF REORGANIZED CITYSCAPE AND REORGANIZED CSC

     For information relating to material indebtedness of Reorganized Cityscape and Reorganized CSC to be incurred in connection with the Plan, see "Description of Indebtedness -- New Reorganized Cityscape and Reorganized CSC Indebtedness."

DISTRIBUTIONS UNDER THE PLAN

  GENERAL

     Except as otherwise provided in the Plan with respect to any particular Class or Claim, property to be distributed under the Plan on account of Allowed Claims and Allowed Interests in an Impaired Class (a) will be distributed on the Effective Date or as soon as practicable thereafter to each Holder of an Allowed Claim or an Allowed Interest in that Class that is an Allowed Claim or an Allowed Interest as of the Effective Date, and (b) will be distributed to each Holder of an Allowed Claim or an Allowed Interest of that Class that becomes an Allowed Claim or Allowed Interest after the Effective Date, as soon as practicable after the Order of the Bankruptcy Court allowing such Claim or Interest becomes a Final Order. Except as otherwise provided in the Plan with respect to any particular Class or Claim, property to be distributed under the Plan on account of Claims in a Class that are not Impaired or on account of an Administrative Claim will be distributed on the later of (i) the Effective Date or as soon as practicable thereafter, or if any Claim is not an Allowed Claim as of the Effective Date, on the date the Order allowing such Claim becomes a Final Order or as soon as practicable thereafter, and (ii) the date on which the distribution to the Holder of the Claim would have been due and payable in the ordinary course of business or under the terms of the Claim.

     Except as otherwise provided in the Plan or the Confirmation Order, all cash necessary for Reorganized Cityscape and Reorganized CSC to make payments pursuant to the Plan will be obtained from Cityscape's and CSC's existing cash balances, the operations of Cityscape, CSC or the Reorganized Company and the Exit Facility, as applicable. See "-- Overview of the Plan -- Summary of Classes and Treatment of Claims and Interests" and "-- Overview of the Plan -- Sources of Cash to Make Plan Distributions." Reorganized Cityscape, Reorganized CSC or such Person(s) as Cityscape and CSC may employ in their sole discretion, will serve as Disbursing Agent(s). Each Disbursing Agent will make all distributions of Cash and securities required to be distributed under the applicable provisions of the Plan. Any Disbursing Agent may employ or contract with other entities to assist in or make the distributions required by the Plan. Each Disbursing Agent will serve without bond, and each Disbursing Agent, other than Reorganized Cityscape or Reorganized CSC, will receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Company on terms acceptable to the Reorganized Company.

     Cash payments made pursuant to the Plan will be in U.S. dollars. Cash payments to foreign creditors may be made, at the option of Cityscape and CSC or the Reorganized Company, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction. Cash payments made pursuant to the Plan in the form of checks issued by Reorganized Cityscape or Reorganized CSC will be null and void if not cashed within 90 days of the date of the issuance thereof. Requests for reissuance of any check will be made directly to the Disbursing Agent as set forth below and in Section V.G of the Plan. All payments in respect of Bank Claims will be by wire transfer.

     The Plan provides that the Disbursing Agent will make all distributions required under the applicable provisions of the Plan. No distributions under the Plan will be made to or on behalf of any Holder of any Allowed Claim or Allowed Interest evidenced by the instruments, securities or other documentation cancelled pursuant to Section IX.B.1 of the Plan, unless such Holder first tenders the applicable instruments, securities or other documentation to the Disbursing Agent. See "-- Surrender of Cancelled Voting Securities and Exchange for New Securities."

  TIMING AND METHODS OF DISTRIBUTIONS

     TRANSFERS OF NEW COMMON STOCK

     Notwithstanding any other provision of the Plan, only whole numbers of (i) shares of New Common Stock, (ii) New Senior Notes, each in the principal face amount of $1,000.00, and (iii) New Warrants will be issued or transferred, as the case may be, pursuant to the Plan. When any distribution on account of an Allowed Claim or Interest pursuant to the Plan would otherwise result in the issuance or transfer of a number of shares of New Common Stock, New Senior Notes in principal face amount of $1,000.00, or New Warrants that is not a whole number, the actual distribution of such New Common Stock, New Senior Notes or New Warrants will be rounded to the next higher or lower whole number as follows: (a) fractions of 1/2 or greater will be rounded to the next higher whole number and (b) fractions of less than 1/2 will be rounded to the next lower whole number. The total number of shares of New Common Stock, New Senior Notes and/or New Warrants to be distributed to a Class of Claims or Interests will be adjusted as necessary to account for the rounding provided for in
Section V.C.2 of the Plan. No consideration will be provided in lieu of fractional shares that are rounded down.

     COMPLIANCE WITH TAX REQUIREMENTS

     In connection with the Plan, to the extent applicable, the Disbursing Agent must comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan will be subject to such withholding and reporting requirements. The Disbursing Agent will be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements. Notwithstanding any other provision of the Plan: (i) each Holder of an Allowed Claim or Interest that is to receive a distribution of Cash, New Senior Notes, New Common Stock or New Warrants pursuant to the Plan will have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution; and (ii) no distribution will be made to or on behalf of such Holder pursuant to the Plan unless and until such Holder has made arrangements reasonably satisfactory to the Disbursing Agent for the payment and satisfaction of such tax obligations. Any Cash, New Senior Notes, New Common Stock or New Warrants to be distributed pursuant to the Plan will, pending the implementation of such arrangements, be treated as an undeliverable distribution pursuant to Section V.G of the Plan.

  DISTRIBUTION RECORD DATE

     As of the close of business on the Distribution Record Date, the transfer registers for the Old Securities maintained by Cityscape and CSC, or their respective agents, will be closed. The Disbursing Agent and its respective agents and the Indenture Trustees will have no obligation to recognize the transfer of the Old Securities occurring after the Distribution Record Date, and will be entitled for all purposes relating to the Plan to recognize and deal only with those Holders of record as of the close of business on the Distribution Record Date.

  SURRENDER OF CANCELLED VOTING SECURITIES AND EXCHANGE FOR NEW SECURITIES

     TENDER OF VOTING SECURITIES

     The mechanism by which Holders of Allowed Claims and Allowed Interests in Class A4, A6, A8, A10 or B4 surrender their Voting Securities and exchange such Voting Securities for New Securities will be determined based upon the manner in which the Voting Securities were issued and the mode in which they are held, as set forth below.

     VOTING SECURITIES HELD IN BOOK-ENTRY FORM. Voting Securities held in book-entry form through bank and broker nominee accounts will be mandatorily exchanged for the New Securities through the facilities of such nominees and the systems of the applicable securities depository or Clearing System (as described below and in Section V.F.2 of the Plan) holding such Voting Securities on behalf of the brokers or banks.

     VOTING SECURITIES IN PHYSICAL, REGISTERED, CERTIFICATED FORM. Each Holder of Voting Securities in physical, registered, certificated form will be required, promptly after the Confirmation Date, to deliver his, hers or its physical certificates (the "Tendered Certificates") to the Disbursing Agent, accompanied by a properly executed letter of transmittal, to be distributed by the Information Agent or Disbursing Agent, as the case may be, promptly after the Confirmation Date and containing such representations and warranties as are described herein (a "Letter of Transmittal"). Any New Securities to be distributed pursuant to the Plan on account of any Allowed Claim or Allowed Interest in Class A4, A6, A8, A10 or B4 represented by a Voting Security held in physical, registered, certificated form will, pending such surrender, be treated as an undeliverable distribution pursuant to Section V.G of the Plan.

     Signatures on a Letter of Transmittal must be guaranteed by an Eligible Institution (as defined below), unless the Voting Securities tendered pursuant thereto are tendered for the account of an Eligible Institution. If signatures on a Letter of Transmittal are required to be guaranteed, such guarantees must be by a member firm of a registered national securities exchange in the United States, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or a correspondent in the United States (each of which is an "Eligible Institution"). If Voting Securities are registered in the name of a Person other than the Person signing the Letter of Transmittal, the Voting Securities, in order to be tendered validly, must be endorsed or accompanied by a properly completed power of authority, with signature guaranteed by an Eligible Institution.

     All questions as to the validity, form, eligibility (including time of receipt), and acceptance of Letters of Transmittal and Tendered Certificates will be resolved by the applicable Disbursing Agent, whose determination will be final and binding, subject only to review by the Bankruptcy Court upon application with due notice to any affected parties in interest. Cityscape reserves the right, on behalf of itself and the Disbursing Agent, to reject any and all Letters of Transmittal and Tendered Certificates not in proper form, or Letters of Transmittal and Tendered Certificates, the Disbursing Agent's acceptance of which would, in the opinion of the Disbursing Agent or its counsel, be unlawful.

     VOTING SECURITIES IN BEARER FORM HELD THROUGH A BROKER OR BANK PARTICIPANT IN A CLEARING SYSTEM. Voting Securities held in bearer form through a broker or bank participant in a Clearing System will be mandatorily exchanged for the New Securities through the facilities of such nominees and the securities depositary holding such Voting Securities on behalf of the broker or bank.

     DELIVERY OF NEW SECURITIES IN EXCHANGE FOR VOTING SECURITIES

     On the Effective Date, Reorganized Cityscape or the Disbursing Agent will issue and authenticate the New Securities and will apply to DTC (as defined below) to make the New Securities eligible for deposit at DTC. With respect to Holders of Voting Securities who hold such Voting Securities through nominee accounts at bank and broker participants in DTC, Euroclear and Cedel (collectively, the "Clearing Systems"), the Disbursing Agent will deliver the New Securities to DTC or to the registered address specified by the Clearing Systems. The Clearing System (or its depositary) will return the applicable Voting Securities to the Disbursing Agent for cancellation. The Disbursing Agent will request that DTC effect a mandatory exchange of the applicable Voting Securities for the applicable New Securities by crediting the accounts of its participants with the New Securities in exchange for the Voting Securities. On the effective date of such exchange, each DTC participant will effect a similar exchange for accounts of the beneficial owners holding Voting Securities through such firms. Neither the Reorganized Company nor the Disbursing Agent will have any responsibility or liability in connection with the Clearing Systems' or such participants' effecting, or failure to effect, such exchanges.

     Holders of Voting Securities holding such Voting Securities outside a Clearing System will be required to surrender their Voting Securities by delivering them to the Disbursing Agent, along with properly executed Letters of Transmittal (as described above and in Section V.F.1.b of the Plan). The Disbursing Agent will forward applicable New Securities on account of such Voting Securities to such Holders.

     OTHER MATTERS WITH RESPECT TO THE SURRENDER OF VOTING SECURITIES

     By participating in any of the above procedures, each Holder of the Voting Securities will be representing and warranting (and the Letters of Transmittal will so provide) that, among other things, the Holder has full power and authority to tender, exchange, sell, assign and transfer the Voting Securities and that when such Voting Securities are accepted for exchange by the Company or Reorganized Company, the Company or Reorganized Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and that the Voting Securities are not subject to any adverse claims or proxies. The Holder also agrees that he, she or it will, upon request, execute and deliver any additional documents deemed by the Disbursing Agent, the Company or the Reorganized Company to be necessary or desirable to complete the exchange, sale, assignment and transfer of the Voting Securities exchanged. All authority conferred by participating in the above procedures will survive the death or incapacity of the Holder, and all obligations of the Holder will be binding upon the heirs, personal representatives, successors and assigns of the Holder.

     THE SURRENDER OF VOTING SECURITIES PURSUANT TO ANY ONE OF THE PROCEDURES DESCRIBED IN THIS SOLICITATION STATEMENT, UPON THE COMPANY'S OR THE REORGANIZED COMPANY'S ACCEPTANCE FOR EXCHANGE OF SUCH VOTING SECURITIES, CONSTITUTES A BINDING AGREEMENT BETWEEN THE HOLDER AND THE COMPANY OR REORGANIZED COMPANY UPON THE TERMS, AND SUBJECT TO THE CONDITIONS, OF THE PLAN.

     SPECIAL PROCEDURES FOR LOST, STOLEN, MUTILATED OR DESTROYED INSTRUMENTS

     Any Holder of a Claim or Interest evidenced by an Instrument that has been lost, stolen, mutilated or destroyed will, in lieu of surrendering such Instrument, deliver to the Disbursing Agent: (a) an affidavit of loss or other evidence reasonably satisfactory to the Disbursing Agent of the loss, theft, mutilation or destruction; and (b) such security or indemnity as may reasonably be required by the Disbursing Agent to hold the Disbursing Agent harmless from any damages, liabilities or costs incurred in treating such individual as a Holder of an Instrument. Upon compliance with Section V.F.3 of the Plan, the Holder of a Claim or Interest evidenced by such an Instrument will, for all purposes under the Plan and notwithstanding anything to the contrary contained herein, be deemed to have surrendered such Instrument.

     FAILURE TO SURRENDER CANCELLED INSTRUMENT

     Any Holder of Voting Securities holding such Voting Securities in physical, registered or certificated form who has not properly completed and returned to the Disbursing Agent a Letter of Transmittal, together with the applicable Tendered Certificates, within two years after the Effective Date will have its claim for a distribution pursuant to the Plan on account of such Instrument discharged and will be forever barred from asserting any such claim against Reorganized Cityscape, Reorganized CSC or their properties. In such cases, any New Securities held for distribution on account of such claim will be disposed of pursuant to the provisions of Section V.G of the Plan.

  DELIVERY OF DISTRIBUTIONS; UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS

     Any Person that is entitled to receive a Cash distribution under the Plan but that fails to cash a check within 90 days of its issuance will be entitled to receive a reissued check from Reorganized Cityscape or Reorganized CSC, as the case may be, for the amount of the original check, without any interest, if such Person requests the Disbursing Agent to reissue such check and provides the Disbursing Agent with such documentation as the Disbursing Agent reasonably requests to verify that such Person is entitled to such check, prior to the second anniversary of the Effective Date. If a Person fails to cash a check within 90 days of its issuance and fails to request reissuance of such check prior to the second anniversary of the Effective Date, such Person will not be entitled to receive any distribution under the Plan.

     Subject to Bankruptcy Rule 9010, all distributions to any Holder of an Allowed Claim or an Allowed Interest will be made to the address of such Holder on the books and records of Cityscape and CSC or their agents, unless either Debtor, Reorganized Cityscape or Reorganized CSC, as applicable, has been notified in writing of a change of address. If the distribution to any Holder of an Allowed Claim or Allowed Interest is returned to a Disbursing Agent as undeliverable, such Disbursing Agent will use reasonable efforts to determine the current address of such Holder, but no distribution will be made to such Holder unless and until the applicable Disbursing Agent has determined or is notified in writing of such Holder's then-current address, at which time such distribution will be made to such Holder without interest. Undeliverable distributions will remain in the possession of the Disbursing Agent pursuant to Section V.A of the Plan until such time as a distribution becomes deliverable. Undeliverable cash will be held in trust in segregated bank accounts in the name of the Disbursing Agent for the benefit of the potential claimants of such funds, and will be accounted for separately. Any Disbursing Agent holding undeliverable cash will invest such cash in a manner consistent with Cityscape's and CSC's investment and deposit guidelines. Any interest paid, and any other amounts earned, with respect to such undeliverable Cash pending its distribution in accordance with the Plan shall be property of Reorganized Cityscape or Reorganized CSC, as the case may be. Undeliverable New Senior Notes, New Common Stock or New Warrants will be held in trust for the benefit of the potential claimants of such securities by the Disbursing Agent in principal amounts or numbers of shares or warrants sufficient to fund the unclaimed amounts of such securities and will be accounted for separately. Any unclaimed or undeliverable distributions (including Cash, New Senior Notes, New Common Stock and New Warrants) will be deemed unclaimed property under Section 347(b) of the Bankruptcy Code at the expiration of two years after the Effective Date and, after such date, all such unclaimed property will revert to Reorganized Cityscape or Reorganized CSC, as the case may be, and the Claim or Interest of any Holder with respect to such property will be discharged and forever barred.

     Pending the distribution of any New Common Stock, pursuant to the Plan, the Disbursing Agent will cause the New Common Stock held by it in its capacity as Disbursing Agent to be: (A) represented in person or by proxy at each meeting of the stockholders of Reorganized Cityscape; and (B) voted with respect to any matter of Reorganized Cityscape, proportionally with the votes cast by other stockholders of Reorganized Cityscape.

  PROCEDURES FOR TREATING DISPUTED CLAIMS

     Holders of Claims and Interests need not file proofs of claim or proofs of interest with the Bankruptcy Court and will be subject to Bankruptcy Court process only to the extent provided in the Plan or by Order of the Bankruptcy Court. (The only Claims for which Cityscape and CSC currently intend to ask the Bankruptcy Court to set a deadline for filing proofs of Claims (other than Claims arising upon the rejection of executory contracts or unexpired leases, as provided in Section VII.D of the Plan) are Claims in Classes A7, A9, A11, A13 and A14, notwithstanding that Holders of Allowed Claims in such Classes will not receive or retain any interest or property under the Plan.) On and after the Effective Date, except as otherwise provided in the Plan, all Claims will be paid in the ordinary course of business of the Reorganized Company. If either of Cityscape or CSC disputes any Claim, such dispute will be determined, resolved or adjudicated, as the case may be, under applicable law, and such Claim will survive the Effective Date to the extent that such Claim has not been allowed and has not received the treatment afforded the Class of Claims in which such Claim is classified under the Plan on or before the Effective Date. Among other things, either Debtor may elect, at its sole option, to object or seek estimation under Section 502 of the Bankruptcy Code with respect to any proof of claim filed by or on behalf of a Holder of a Claim or any proof of interest filed by or on behalf of a Holder of an Interest.

     All Tort Claims are Disputed Claims. Any unliquidated Tort Claim that is not otherwise settled or resolved pursuant to Section V.H.1.a of the Plan will be determined and liquidated under applicable law in the Bankruptcy Court or the administrative or judicial tribunal in which it is pending on the Confirmation Date or, if no such action was pending on the Confirmation Date, in the Bankruptcy Court or any administrative or judicial tribunal of appropriate jurisdiction. Pursuant to Section IX.G of the Plan, the automatic stay arising pursuant to Section 362 of the Bankruptcy Code will be vacated as of the Effective Date as to all Tort Claims. Any Tort Claim determined and liquidated pursuant to a judgment obtained in accordance with Section V.H.1.b of the Plan and applicable non-bankruptcy law that is no longer subject to appeal or other review will be deemed to be an Allowed Claim in Class A5 or B5, as applicable, in such liquidated amount and satisfied in accordance with the Plan. Nothing contained in Section V.H.1.b of the Plan will constitute or be deemed a waiver of any claim, right or cause of action that Cityscape, CSC or the Reorganized Company may have against any Person in connection with or arising out of any Tort Claim, including, without limitation, any rights under
Section 157(b) of title 28, United States Code.

     Except insofar as a Claim or Interest is allowed under the Plan, Reorganized Cityscape and Reorganized CSC will be entitled and reserve the right to object to Claims and Interests. Except as otherwise provided in Section V.H.3 of the Plan and except as may otherwise be ordered by the Bankruptcy Court, objections to any Claim or Interest, including, without limitation, Administrative Claims will be Filed and served upon the Holder of such Claim or Interest no later than the later of (a) 60 days after the Effective Date, and
(b) 60 days after a proof of claim, request for payment of such Claim or proof of interest is Filed, unless such period is extended by the Bankruptcy Court, which extension may be granted on an ex parte basis without notice or hearing. After the Confirmation Date, only Cityscape, CSC, Reorganized Cityscape and Reorganized CSC will have the authority to File, settle, compromise, withdraw or litigate to judgment objections to Claims and Interests. From and after the Confirmation Date, Cityscape, CSC, Reorganized Cityscape and Reorganized CSC may settle or compromise any Disputed Claim or Disputed Interest without approval of this Bankruptcy Court. Except as (i) specified otherwise in the Plan, or (ii) ordered by the Bankruptcy Court, all Disputed Claims or Disputed Interests will be resolved by the Bankruptcy Court.

     Except as otherwise ordered by the Bankruptcy Court, objections to the Claims of professionals will be governed by the provisions of Section IV.A.3.b of the Plan. Objections to Administrative Claims based on ordinary course liabilities, Trade Claims and Employee Claims will be governed by applicable law.

     Within 30 days after the end of each calendar quarter following the Effective Date, the applicable Disbursing Agent will make all distributions on account of any Disputed Claim or Disputed Interest that has become an Allowed Claim or Allowed Interest during the preceding calendar quarter. Such distributions will be made pursuant to the provisions of the Plan governing the applicable Class. Holders of Disputed Claims or Disputed Interests that are ultimately allowed will also be entitled to receive, on the basis of the amount ultimately allowed: (i) matured and payable interest, if any, at the rate provided for the Class to which such Claim belongs; and (ii) any interest payments, dividends or other payments made on account of New Senior Notes and/or New Common Stock, if any, provided to the Class to which such Claim or Interest belongs, but held pending distribution.

  SETOFFS

     Except with respect to Claims allowed pursuant to the Plan or claims of Cityscape, CSC, Reorganized Cityscape or Reorganized CSC released pursuant to the Plan or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, Cityscape, CSC, Reorganized Cityscape or Reorganized CSC, as the case may be, may, pursuant to Section 553 of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim), the claims, rights and causes of action of any nature that Cityscape, CSC, Reorganized Cityscape or Reorganized CSC may hold against the Holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim under the Plan will constitute a waiver or release by Cityscape, CSC, Reorganized Cityscape or Reorganized CSC of any such claims, rights and causes of action that Cityscape, CSC, Reorganized Cityscape or Reorganized CSC may possess against such Holder.

  TERMINATION OF SUBORDINATION

     The classification and manner of satisfying all Claims and Interests under the Plan and the distributions thereunder take into consideration all contractual, legal and equitable subordination rights, whether arising under any agreement, general principles of equitable subordination, Section 510(c) of the Bankruptcy Code or otherwise, that a Holder of a Claim or Interest may have against other Claim or Interest Holders with respect to any distribution made pursuant to the Plan. On the Effective Date, all contractual, legal or equitable subordination rights that such Holder may have with respect to any distribution to be made pursuant to the Plan will be deemed to be waived, discharged and terminated, and all actions related to the enforcement of such subordination rights will be permanently enjoined. Accordingly, distributions pursuant to the Plan to Holders of Allowed Claims and Allowed Interests will not be subject to payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment or other legal process by any beneficiary of such terminated subordination rights.

GENERAL INFORMATION CONCERNING THE PLAN

     The following is a summary of certain additional information concerning the Plan. This summary is qualified in its entirety by reference to the provisions of the Plan. For a discussion of the classification and treatment of Claims and Interests under the Plan, see "-- Overview of the Plan -- Summary of Classes and Treatment of Claims and Interests."

  TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     Under Section 365 of the Bankruptcy Code, Cityscape and CSC have the right, subject to Bankruptcy Court approval, to assume or reject any executory contracts or unexpired leases. If an executory contract or unexpired lease entered into before the Petition Date is rejected by Cityscape and CSC, it will be treated as if Cityscape and CSC breached such contract or lease on the date immediately preceding the Petition Date, and the other party to the agreement may assert an Unsecured Claim for damages incurred as a result of the rejection. In the case of the rejection of employment agreements and real property leases, damages are subject to certain limitations imposed by Sections 365 and 502 of the Bankruptcy Code.

     ASSUMPTIONS

     Except as otherwise provided in the Plan, including Section VII of the Plan, or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, on the Effective Date, pursuant to Section 365 of the Bankruptcy Code, Cityscape and CSC, as the case maybe, will assume each executory contract and unexpired lease entered into by Cityscape and CSC prior to the Petition Date that has not previously (a) expired or terminated pursuant to its own terms or (b) been assumed or rejected pursuant to Section 365 of the Bankruptcy Code. The Confirmation Order will constitute an Order of the Bankruptcy Court approving the assumptions described in Section VII.A of the Plan, pursuant to Section 365 of the Bankruptcy Code, as of the Effective Date.

     CURE OF DEFAULTS IN CONNECTION WITH ASSUMPTION

     Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default will be satisfied, pursuant to
Section 365(b)(l) of the Bankruptcy Code, at the option of Cityscape, CSC, Reorganized Cityscape or Reorganized CSC: (a) by payment of the default amount in cash on the Effective Date or (b) on such other terms as are agreed to by the parties to such executory contract or unexpired lease. If there is a dispute regarding: (i) the amount of any cure payments; (ii) the ability of Reorganized Cityscape or Reorganized CSC, as the case may be, to provide "adequate assurance of future performance" (within the meaning of Section 365 of the Bankruptcy
Code) under the contract or lease to be assumed; or (iii) any other matter pertaining to assumption, the cure payments required by Section 365(b)(l) of the Bankruptcy Code will be made following the entry of a Final Order of the Bankruptcy Court resolving the dispute and approving the assumption.

     REJECTIONS

     Except as otherwise provided in the Plan or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, on the Effective Date, pursuant to Section 365 of the Bankruptcy Code, Cityscape and CSC will reject each of the executory contracts and unexpired leases listed on a schedule to be filed with the Bankruptcy Court prior to the Confirmation Hearing (the "Contract Rejection Schedule"); provided, however, that Cityscape and CSC reserve the right, at any time prior to the Effective Date, to amend such Contract Rejection Schedule to delete any executory contract or unexpired lease listed therein, thus providing for its assumption pursuant to Section VII.A and B of the

Plan. The Contract Rejection Schedule will include, at a minimum, any executory contracts reflecting Old Stock Rights. Each contract and lease listed on such Contract Rejection Schedule will be rejected only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. Listing a contract or lease on such Contract Rejection Schedule will not constitute an admission by Cityscape, CSC, Reorganized Cityscape or Reorganized CSC that such contract or lease is an executory contract or unexpired lease or that Cityscape, CSC, Reorganized Cityscape or Reorganized CSC has any liability thereunder. The Confirmation Order will constitute an Order of the Bankruptcy Court approving such rejections, pursuant to Section 365 of the Bankruptcy Code, as of the Effective Date.

     BAR DATE FOR REJECTION DAMAGES

     If the rejection of an executory contract or unexpired lease pursuant to
Section VII.C of the Plan gives rise to a Claim by the other party or parties to such contract or lease, such Claim will be forever barred and will not be enforceable against Cityscape, CSC, Reorganized Cityscape, Reorganized CSC, their respective successors or their respective assets or properties unless (a) a stipulation with respect to the amount and nature of such claim has been entered into by any of Cityscape, CSC, Reorganized Cityscape or Reorganized CSC, as applicable, and the Holder of such Claim in connection with the rejection of such executory contract or unexpired lease or (b) a proof of Claim is filed and served on Reorganized Cityscape or Reorganized CSC, as the case may be, and counsel for Reorganized Cityscape or Reorganized CSC, as the case may be, within 30 days after the Effective Date or such earlier date as established by the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, all Allowed Claims arising from the rejection of executory contracts and unexpired leases will be treated as Claims in Class A5, A13 or B5, as applicable.

  CONTINUATION OF CERTAIN RETIREMENT AND OTHER BENEFITS

     All employment, retirement and other related agreements and incentive compensation programs to which Cityscape or CSC is a party are treated as executory contracts under the Plan, and, on the Effective Date, will be assumed pursuant to Sections 365 and 1123 of the Bankruptcy Code.

 EXECUTORY CONTRACTS AND UNEXPIRED LEASES ENTERED INTO AND OTHER OBLIGATIONS INCURRED AFTER THE PETITION DATE

     Executory contracts and unexpired leases entered into and other obligations incurred after the Petition Date by Cityscape and CSC will be performed by Cityscape, CSC, Reorganized Cityscape or Reorganized CSC, as the case may be, in the ordinary course of their businesses. Accordingly, such executory contracts, unexpired leases and other obligations will survive and remain unaffected by entry of the Confirmation Order.

  LEGAL EFFECTS OF THE PLAN

     CONTINUED CORPORATE EXISTENCE; VESTING OF ASSETS IN REORGANIZED CITYSCAPE AND REORGANIZED CSC

     Reorganized Cityscape will exist after the Effective Date as a separate corporate entity, with all the powers of a corporation under the general corporate law of Delaware. Reorganized CSC will exist after the Effective Date as a separate corporate entity, with all the powers of a corporation under the general corporate law of New York. Except as otherwise provided in the Plan or the Confirmation Order, on the Effective Date, all property of Cityscape's Estate will vest in Reorganized Cityscape and all property of CSC's Estate will vest in Reorganized CSC, all free and clear of all Claims, liens, encumbrances and Interests of Holders of Claims and Holders of Old Securities and Old Stock Rights. From and after the Effective Date, Reorganized Cityscape and Reorganized CSC may operate their business and use, acquire, and dispose of property and settle and compromise claims or interests arising on or after the Effective Date without supervision by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order.

     CANCELLATION OF OLD SECURITIES AND RELATED AGREEMENTS

     On the Effective Date, all securities, instruments and agreements governing any Claims or Interests Impaired by the Plan, including, without limitation, (i) the Old Securities, (ii) the indentures governing the Old Debt, (iii) the agreements governing the Old Warrants and (iv) any security, instrument or agreement entered into in connection with any of the foregoing, in each case will be deemed terminated, cancelled and extinguished, and except as otherwise provided in the Plan, Cityscape and CSC, on the one hand, and the Indenture Trustees, on the other hand, will be released from any and all obligations under the applicable indenture except with respect to the payments required to be made to each such Indenture Trustee as provided in the Plan or with respect to such other rights of such Indenture Trustee that, pursuant to the terms of such indenture, survive the termination of such indenture. Termination of the indentures will not impair the rights of the Holders of Old Debt to receive distributions on account of Old Debt pursuant to the Plan.

     PRESERVATION OF RIGHTS OF ACTION HELD BY CITYSCAPE, CSC, REORGANIZED CITYSCAPE OR REORGANIZED CSC

     Except as provided in the Plan, or in any contract, instrument, release or other agreement entered into in connection with the Plan, in accordance with
Section 1123(b) of the Bankruptcy Code, Reorganized Cityscape and Reorganized CSC will retain (and may enforce) any claims, rights and causes of action that Cityscape, CSC or their Estates may hold against any Person, including, among other things, any claims, rights or causes of action under Sections 544 through 550 of the Bankruptcy Code or any similar provisions of State law, or any other statute or legal theory; provided, however, that (i) in the event that Class A4 and B4 vote to accept the Plan, any such claims, rights or causes of action against Holders of Allowed Claims in such Classes (solely in their capacities as such) will be released, discharged and extinguished on the Effective Date, whether or not then pending, and (ii) in the event that Class A6 votes to accept the Plan, any such claims, rights or causes of action against Holders of Allowed Claims in such Class (solely in their capacities as such) will be released, discharged and extinguished on the Effective Date, whether or not then pending.

     DISCHARGE OF CLAIMS AND TERMINATION OF INTERESTS; RELATED INJUNCTION

     Discharge. Except as provided in the Plan or the Confirmation Order, Confirmation will: (a) discharge Cityscape and CSC from all Claims or other debts that arose before the Effective Date and all debts of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not: (i) a proof of Claim based on such debt is filed or deemed filed pursuant to Section 501 of the Bankruptcy Code, (ii) a Claim based on such debt is Allowed pursuant to Section 502 of the Bankruptcy Code, or (iii) the Holder of a Claim based on such debt has accepted the Plan; and (b) all Persons will be precluded from asserting against Reorganized Cityscape, Reorganized CSC, their respective successors, or their respective assets or properties any other or further Claims or Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date. Except as otherwise provided in the Plan or the Confirmation Order, the Confirmation Order will act as a discharge of any and all Claims against and all debts and liabilities of Cityscape and CSC, as provided in Sections 524 and 1141 of the Bankruptcy Code, and such discharge will void any judgment against Cityscape or CSC at any time obtained to the extent that it relates to a Claim discharged.

     Except as otherwise provided in the Plan or the Confirmation Order, on and after the Effective Date, all Persons who have held, currently hold or may hold a debt, Claim or Interest discharged pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions on account of any such discharged debt, Claim or Interest: (i) commencing or continuing in any manner any action or other proceeding against Cityscape, CSC, Reorganized Cityscape or Reorganized CSC, or their respective successors or their respective properties; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against Cityscape, CSC, Reorganized Cityscape or Reorganized CSC, or their respective successors or their respective properties; (iii) creating, perfecting or enforcing any lien or encumbrance against Cityscape, CSC, Reorganized Cityscape or Reorganized CSC, or their respective successors or their respective properties; and (iv) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order.

Any Person injured by any willful violation of such injunction will recover actual damages, including costs and attorneys' fees, and, in appropriate circumstances, may recover punitive damages, from the willful violator.

     Injunctions. Except as provided in the Plan or the Confirmation Order, as of the Confirmation Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions against Cityscape, CSC, Reorganized Cityscape, Reorganized CSC, or their respective successors or their respective properties on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (a) commencing or continuing, in any manner or in any place, any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any lien or encumbrance; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to Cityscape, CSC, Reorganized Cityscape or Reorganized CSC; and (e) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan.

     Released Claims. As of the Effective Date, all entities that have held, currently hold or may hold a claim, demand, debt, right, cause of action or liability that is released pursuant to Section XI.C of the Plan are permanently enjoined from taking any of the following actions on account of such released claims, demands, debts, rights, causes of action or liabilities: (a) commencing or continuing in any manner any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any lien or encumbrance; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released entity; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

  RELEASES AND CERTAIN SETTLEMENTS UNDER THE PLAN; RELATED INJUNCTIONS;
INDEMNITY

     On the Effective Date, each of Cityscape and CSC will release unconditionally (i) each of the Company's then-current and former officers, directors, stockholders, employees, consultants, attorneys, accountants, financial advisors and other representatives (solely in their capacities as such (collectively, the "Debtor Releasees")), (ii) the Creditors' Committee and, solely in their capacity as members or representatives of the Creditors' Committee, each member, consultant, attorney, accountant or other representative of the Creditors' Committee, (iii) the Unofficial Senior Noteholders' Committee and, solely in their capacity as members or representatives of the Unofficial Senior Noteholders' Committee, each member, consultant, attorney, accountant or other representative of the Unofficial Senior Noteholders' Committee, (iv) the Unofficial Subordinated Debentureholders' Committee and, solely in their capacity as members or representatives of the Unofficial Subordinated Debentureholders' Committee, each member, consultant, attorney, accountant or other representative of the Unofficial Subordinated Debentureholders' Committee and (v) the Indenture Trustees, in their respective capacities as Indenture Trustee, (vi) CIT and Greenwich and each of their then-current and former officers, directors, shareholders, employees, consultants, attorneys, accountants, financial advisors and other representatives (solely in their capacities as such) from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to Cityscape, CSC, the Company's trust indentures, the CIT Facility, the Greenwich Facility, the DIP Facilities, the Debtors, the Reorganization Cases, the Plan or the Disclosure Statement.

     On the Effective Date, each holder of a Claim or Interest will be deemed to have unconditionally released the Debtor Releasees from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever which any such holder may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to Cityscape, CSC, the Company's trust indentures, the Debtors, the Reorganization Cases, the Plan or the Disclosure Statement.

     The obligations of Cityscape and CSC as of the Petition Date to indemnify their present and former directors or officers, respectively, against any obligations pursuant to Cityscape's and CSC's certificates of incorporation or by-laws, applicable state law or specific agreement, or any combination of the foregoing, will survive confirmation of the Plan, remain unaffected thereby, be assumed by Reorganized Cityscape or Reorganized CSC, as the case may be, and not be discharged. Cityscape and CSC will fully indemnify and Reorganized Cityscape or Reorganized CSC, as the case may be, will assume Cityscape's and CSC's obligations to indemnify any person by reason of the fact that he or she is or was a director, officer, employee, agent, Designated Professional, member or other authorized representative (in each case, as applicable) of Cityscape or CSC, the Creditors' Committee, the Unofficial Senior Noteholders' Committee, the Unofficial Subordinated Debentureholders' Committee, the Indenture Trustees, CIT or Greenwich (collectively, the "Indemnitees") against any claims, liabilities, actions, suits, damages, fines, judgments or expenses (including reasonable attorney's fees and expenses), arising during the course of, or otherwise in connection with or in any way related to, the negotiation, preparation, formulation, solicitation, dissemination, implementation, confirmation and consummation of the Plan and the transactions contemplated thereby and the Disclosure Statement in support thereof; provided, however, that the foregoing indemnification will not apply to any liabilities arising from the gross negligence or willful misconduct of any Indemnitee. If any claim, action or proceeding is brought or asserted against an Indemnitee in respect of which indemnity may be sought from Reorganized Cityscape or Reorganized CSC, the Indemnitee will promptly notify Reorganized Cityscape or Reorganized CSC, as the case may be, in writing and Reorganized Cityscape or Reorganized CSC, as the case may be, will assume the defense thereof including the employment of counsel reasonably satisfactory to the Indemnitee, and the payment of all expenses of such Indemnitee. The Indemnitee will have the right to employ separate counsel in any such claim, action or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of the Indemnitee unless (a) Reorganized Cityscape or Reorganized CSC, as the case may be, has agreed to pay the fees and expenses of such counsel, or (b) Reorganized Cityscape or Reorganized CSC, as the case may be, will have failed to assume promptly the defense of such claim, action or proceeding or to employ counsel reasonably satisfactory to the Indemnitee in any such claim, action or proceeding, or (c) the named parties in any such claim, action or proceeding (including any impleaded parties) include both the Indemnitee and Reorganized Cityscape or Reorganized CSC, as the case may be, and the Indemnitee believes, in the exercise of its business judgment and in the opinion of its legal counsel, reasonably satisfactory to Reorganized Cityscape or Reorganized CSC, as the case may be, that the joint representation of Reorganized Cityscape or Reorganized CSC, as the case may be, and the Indemnitee will likely result in a conflict of interest (in which case, if the Indemnitee notifies Reorganized Cityscape or Reorganized CSC, as the case may be, in writing that it elects to employ separate counsel at the expense of Reorganized Cityscape or Reorganized CSC, Reorganized Cityscape or Reorganized CSC, as the case may be, will not have the right to assume the defense of such action or proceeding on behalf of the Indemnitee). In addition, neither Reorganized Cityscape nor Reorganized CSC will effect any settlement or release from liability in connection with any matter for which the Indemnitee would have the right to indemnification from Reorganized Cityscape or Reorganized CSC unless such settlement contains a full and unconditional release of the Indemnitee, or a release of the Indemnitee reasonably satisfactory in form and substance to the Indemnitee.

  LIMITATION OF LIABILITY

     The Plan provides that none of Cityscape, CSC, Reorganized Cityscape, Reorganized CSC, the members of the Unofficial Senior Noteholders' Committee, the members of the Unofficial Subordinated Debentureholders' Committee, the members of the Creditors' Committee, the Indenture Trustees, CIT, Greenwich or any of their respective employees, officers, directors, agents, or representatives, or any professional persons employed by any of them (including, without limitation, their respective Designated Professionals), will have any responsibility, or have or incur any liability, to any Person whatsoever (i) for any matter expressly approved or directed by the Confirmation Order or (ii) under any theory of liability (except for any claim based upon willful misconduct or gross negligence) for any act taken or omission made in good faith directly related to formulating, implementing, confirming, or consummating the Plan, the Disclosure Statement, or any contract, instrument, release, or other agreement or document created in connection with the Plan;

provided, that nothing in Section XI.B of the Plan will limit the liability of any Person for breach of any express obligation it has under the terms of the Plan or under any agreement or other document entered into by such Person either post-Petition Date or in accordance with the terms of the Plan (except to the extent expressly provided in the Confirmation Order) or for any breach of a duty of care owed to any other Person occurring after the Effective Date.

     The limitation of liability described above is in addition to the so-called "safe harbor" provision of Section 1125(e) of the Bankruptcy Code. Section 1125(e) provides in general that a person who, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, either (i) solicits acceptance or rejection of a plan of reorganization, or (ii) participates in the offer, issuance, sale or purchase of a security under a plan, is not liable on account of such solicitation or participation for violation of any applicable law governing solicitation of acceptance or rejection of a plan of reorganization or the offer, issuance, sale or purchase of securities under a plan. If Cityscape and CSC commence the Reorganization Cases and file the Plan with the Bankruptcy Court, Cityscape and CSC expect promptly to seek an Order from the Bankruptcy Court finding that their solicitation of acceptances and rejections from Holders of Claims and Interests was in compliance with the Securities Act and the Exchange Act and the rules and regulations thereunder and the provisions of Sections 1125 and 1126 of the Bankruptcy Code. If the Bankruptcy Court makes such a finding, management of Cityscape and CSC believe that the limitations of liability provided under Section 1125(e) of the Bankruptcy Code will be applied to this solicitation of acceptances of the Plan, and Cityscape and CSC may request that the Bankruptcy Court make such a finding in connection with Confirmation.

  RETENTION OF BANKRUPTCY COURT JURISDICTION

     To the maximum extent permitted by the Bankruptcy Code or other applicable law, the Bankruptcy Court will have jurisdiction of all matters arising out of, and related to, the Reorganization Cases and the Plan pursuant to, and for the purpose of, Sections 105(a) and 1142 of the Bankruptcy Code, including, without limitation, jurisdiction to:

          (i) Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim, the resolution of any objections to the allowance or priority of Claims or Interests and the resolution of any dispute as to the treatment necessary to reinstate a Claim pursuant to the Plan;

          (ii) Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending before the Effective Date;

          (iii) Resolve any matters related to the assumption or rejection of any executory contract or unexpired lease to which Cityscape or CSC is a party or with respect to which Cityscape or CSC may be liable, and to hear, determine and, if necessary, liquidate any Claims arising therefrom;

          (iv) Ensure that distributions to Holders of Allowed Claims or Allowed Interests are accomplished pursuant to the provisions of the Plan;

          (v) Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving Cityscape, CSC, Reorganized Cityscape or Reorganized CSC that may be pending on the Effective Date;

          (vi) Enter such Orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan, the Solicitation Statement or the Confirmation Order, except as otherwise provided herein;

          (vii) Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or the Confirmation Order, including the release and injunction provisions set forth in and contemplated by the Plan and the Confirmation Order, or any entity's rights arising under or obligations incurred in connection with the Plan or the Confirmation Order;

          (viii) Subject to any restrictions on modifications provided in the Plan or in any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, modify the Plan before or after the Effective Date pursuant to Section 1127 of the Bankruptcy Code or modify the Solicitation Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Solicitation Statement or the Confirmation Order; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court Order, the Plan, the Solicitation Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Solicitation Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code;

          (ix) Issue injunctions, enter and implement other Orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;

          (x) Enter and implement such Orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

          (xi) Except as otherwise provided in the Plan, or with respect to specific matters, in the Confirmation Order or any other Order entered in connection with the Reorganization Cases, determine any other matters that may arise in connection with or relating to the Plan, the Solicitation Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Solicitation Statement or the Confirmation Order; and

          (xii) Enter an Order concluding the Reorganization Cases.

  ACTIONS INTENDED TO BE TAKEN CONCURRENTLY WITH THE COMMENCEMENT OF THE REORGANIZATION CASES

     Cityscape and CSC do not expect the Reorganization Cases to be protracted. To expedite their emergence from Chapter 11, Cityscape and CSC intend to seek the relief detailed below, among other relief, from the Bankruptcy Court on the Petition Date. Such relief, if granted, will facilitate the administration of the Reorganization Cases; there can be no assurance, however, that the Bankruptcy Court will grant the relief sought.

     APPLICATION FOR ORDER DIRECTING JOINT ADMINISTRATION OF CHAPTER 11 CASES

     Cityscape and CSC intend to request that the Bankruptcy Court order the joint administration of Cityscape and CSC's Chapter 11 cases. Since Cityscape and CSC intend to file numerous motions and applications with the Bankruptcy Court, the joint administration of the Chapter 11 cases, including the combining of notices to creditors of the respective estates, as well as the notices and hearings of all matters at the same time will promote the economical, efficient and convenient administration of Cityscape and CSC's estates.

     MOTIONS FOR AUTHORITY TO RETAIN, EMPLOY AND COMPENSATE PROFESSIONALS; ORDINARY COURSE PROFESSIONALS

     Cityscape and CSC intend to seek authority to retain certain professionals to represent them and assist them in connection with the Reorganization Cases. These professionals were intimately involved with the negotiation and development of the Plan. These professionals may include, among others: (i) Latham & Watkins, as counsel for Cityscape and CSC; (ii) Gibson, Dunn & Crutcher LLP, as counsel for Cityscape and CSC; and (iii) Jay Alix & Associates, as consultants for Cityscape and CSC.

     Cityscape and CSC also intend to seek authority to retain certain professionals to assist with the operations of the Company's businesses in the ordinary course; these so-called "ordinary course professionals" will not be involved in the administration of the Reorganization Cases. Cityscape and CSC intend to seek authority to compensate such professionals in the ordinary course of their business without the necessity of filing fee applications with the Bankruptcy Court.

     MOTION TO WAIVE FILING OF SCHEDULES AND STATEMENTS OF FINANCIAL AFFAIRS

     Section 521 of the Bankruptcy Code and Bankruptcy Rule 1007 direct that debtors must prepare and file certain schedules of claims, executory contracts and unexpired leases and related information (the "Schedules") and a statement of financial affairs (the "Statement of Financial Affairs") when a Chapter 11 case is commenced. The purpose of filing the Schedules and the Statement of Financial Affairs is to provide a debtor's creditors, equity interest holders and other interested parties with sufficient information to make informed decisions regarding the debtor's reorganization. Filing the Schedules and the Statement of Financial Affairs is not mandatory, however. A bankruptcy court may modify or dispense with the filing of the Schedules and the Statement of Financial Affairs pursuant to Section 521 of the Bankruptcy Code. Cityscape and CSC believe that the Reorganization Cases constitute precisely those types of cases wherein the filing of the Statement of Financial Affairs and the Schedules should not be required. Therefore, Cityscape and CSC intend to request that the Bankruptcy Court waive the necessity of filing the Schedules and the Statement of Financial Affairs.

     MOTION FOR AUTHORITY TO CONTINUE USING EXISTING BUSINESS FORMS AND RECORDS AND TO CONTINUE TO MAINTAIN EXISTING CORPORATE BANK ACCOUNTS AND CASH MANAGEMENT SYSTEM

     Because Cityscape and CSC expect the Reorganization Cases to be pending for less than three months, and because of the administrative hardship that any operating changes would impose on them, Cityscape and CSC intend to seek authority to continue using their existing business forms and records and to continue maintaining their existing corporate bank accounts and cash management system. Absent the Bankruptcy Court's authorization of the continued use of the cash management system, cash flow among Cityscape and CSC would be impeded, to the detriment of their Estates and their creditors.

     Continued use of their existing cash management system will facilitate Cityscape's and CSC's smooth and orderly transition into Chapter 11, minimize the disruption to their businesses while in Chapter 11 and expedite their emergence from Chapter 11. As a result of set-up time and expenses, requiring Cityscape and CSC to adopt and implement a new cash management system would likely increase the costs of the Reorganization Cases. For the same reasons, requiring Cityscape and CSC to cancel their existing bank accounts and establish new accounts or requiring Cityscape and CSC to create new business forms would only frustrate Cityscape's and CSC's efforts to reorganize expeditiously.

     MOTION FOR ORDER APPROVING INVESTMENT GUIDELINES

     Section 345(b) of the Bankruptcy Code provides that, with respect to investments other than investments "insured or guaranteed by the United States or by a department, agency or instrumentality of the United States or backed by the full faith and credit of the United States," the estate, unless the court orders otherwise, must require a bond in favor of the United States secured by the undertaking of a court-approved corporate surety conditioned upon, among other things, a proper accounting for and prompt repayment of any money invested.

     Cityscape and CSC believe that if they continue to follow their existing investment guidelines for cash, the yield on investments under the investment guidelines will be substantially greater than if Cityscape and CSC were restricted to investments in government securities, and believe that this would be in the best interests of their Estates and creditors. Cityscape and CSC believe that, as long as cash is available in amounts sufficient to permit adequate diversification of investments and investments are restricted in accordance with the investment guidelines, no corporate surety is required to afford protection to creditors comparable to or greater than that afforded by use of a corporate surety when a smaller amount of cash is invested in a less diversified portfolio. Thus, Cityscape and CSC intend to request the entry of an order approving their investment guidelines.

     MOTION FOR AUTHORITY TO HONOR PREPETITION COMMITMENTS TO FUND CUSTOMER LOANS, TO SELL PORTFOLIOS OF LOANS AND TO HONOR CUSTOMARY REPRESENTATIONS AND WARRANTIES GIVEN IN CONNECTION WITH THESE LOANS

     Cityscape and CSC intend to request the entry of an order authorizing them to honor their prepetition commitments to fund customer loans, to sell portfolios of loans and to honor customary representations and warranties given by Cityscape and CSC in connection with the sale of loans in the ordinary course of business. Originating loans is an essential part of Cityscape and CSC's business. Through the accumulation of loans, Cityscape and CSC generate revenues from origination fees received as part of the loan application process, and from interest earned on loans while Cityscape and CSC hold them for eventual sale. Without a steady reserve of loans, Cityscape and CSC could not realize gains on the sale and servicing of the loans.

     The accumulation of mortgage-backed loans and the eventual sale of a portfolio of such mortgage-backed loans is another essential part of Cityscape and CSC's business. By selling portfolios of loans in the secondary market, Cityscape and CSC are able to generate a cash premium received at the time of sale. Such sales to the secondary market essentially convert future revenue to current revenue. Without the ability to sell these loan portfolios, Cityscape and CSC will generate less revenue during the pendency of the Reorganization Cases.

     To continue to rely on this important revenue-generating mechanism, it is necessary for Cityscape and CSC to preserve their strong relationships with the institutional purchasers and other mortgage bankers who purchase the loan portfolios. Cityscape and CSC believe that any perception that Cityscape and CSC will not continue to honor customary representations and warranties given in connection with loan portfolios already sold could result in these institutional purchasers and mortgage bankers refusing to purchase loans from Cityscape and CSC in the future. In addition, if Cityscape and CSC are unable to provide such representations and warranties with respect to future loan portfolio sales, Cityscape and CSC effectively would have no ability to sell the loans and generate revenue.

     The relief that Cityscape and CSC intend to request, therefore, is essential to Cityscape and CSC as a going concern. Without the Bankruptcy Court's approval of Cityscape's and CSC's request, Cityscape and CSC might be required to cancel funding of approved loans. The resultant loss of goodwill -- exacerbated by the fact that the borrowers often have few other credit sources -- would have a dramatic negative impact on the future volume of loans upon which Cityscape and CSC are dependent for revenue. Such relief, therefore, is necessary to allow Cityscape and CSC to reorganize successfully and thus serves the rehabilitative purposes of the Bankruptcy Code as authorized pursuant to Sections 105(a) and 363(c) of the Bankruptcy Code.

     MOTION FOR AUTHORITY TO ENTER INTO DIP FACILITIES

     Management of the Company believes that the DIP Facilities are critical to the Company's operations during the pendency of the Reorganization Cases and has received separate written commitments, subject to certain conditions, from Greenwich and CIT, respectively, regarding the DIP Facilities. The Company will seek authorization to enter into the DIP Facilities on terms and conditions which substantially embody those contained in the Greenwich Commitment Letter and the CIT Commitment Letter, respectively.

     MOTION FOR AUTHORITY TO PAY PREPETITION TRADE CLAIMS

     Trade Claims are defined in the Plan as prepetition unsecured claims against Cityscape and CSC arising from or with respect to the delivery of goods or services to Cityscape and CSC in the ordinary course of Cityscape and CSC's business; they are included in Classes A5 and B5. Notwithstanding provisions of the Bankruptcy Code that would otherwise require Cityscape and CSC to defer payment of Trade Claims until the Effective Date, Cityscape and CSC intend to seek authority from the Bankruptcy Court to pay Trade Claims in the ordinary course of their businesses with respect to those vendors that continue to ship goods on customary trade terms. Customary trade terms means (a) the trade terms in effect between the trade creditor and Cityscape or CSC immediately before the Petition Date, (b) if no terms existed at such time, then trade terms no less favorable than the trade terms granted by such trade creditor to its most favored customers in a nonbankruptcy context; or (c) such other trade terms as agreed to by Cityscape or CSC and such trade creditor.

     MOTION FOR AUTHORITY TO PAY PREPETITION EMPLOYEE WAGES AND ASSOCIATED BENEFITS

     Cityscape and CSC believe that any delay in paying prepetition compensation or benefits to their employees would destroy Cityscape's and CSC's relationships with employees and irreparably harm employee morale at a time when the dedication, confidence and cooperation of Cityscape's and CSC's employees are most critical. Accordingly, Cityscape and CSC will seek authority to pay compensation and benefits which were accrued but unpaid as of the Petition Date.

     MOTION FOR AUTHORITY TO MAINTAIN EXISTING CUSTODIAL ACCOUNTS, TO CONTINUE TO USE ACCOUNT-RELATED FORMS AND TO CONTINUE TO REMIT FUNDS HELD IN RESTRICTED ACCOUNTS

     Cityscape and CSC intend to request that the Bankruptcy Court enter an order authorizing Cityscape and CSC to maintain existing custodial bank accounts, to continue to use any existing account-related forms and to continue to remit funds held in the restricted/escrow accounts. Cityscape and CSC have no legal rights to the funds held in these accounts. The funds in these accounts are held by Cityscape and CSC "in trust for" mortgagors and/or investors so that Cityscape and CSC are able to perform their mortgage servicing functions for those parties.

     The uninterrupted flow of custodial funds through these accounts is essential to Cityscape and CSC's mortgage servicing business operations. It is critical that the banks at which these restricted accounts are maintained continue to honor all payment instructions issued by Cityscape and CSC, including those issued prepetition.

     MOTION FOR A TEMPORARY RESTRAINING ORDER AND PRELIMINARY INJUNCTION TO STAY LITIGATION AGAINST DIRECTORS AND OFFICERS

     Cityscape and CSC intend to request that the Bankruptcy Court issue a temporary restraining order and a preliminary injunction to suspend the commencement or continuation of actions, including any further prosecution of certain class actions currently pending, against the officers and directors of Cityscape and CSC. Cityscape and CSC believe that the continued prosecution of these actions or the institution of other suits will distract key members of Cityscape's and CSC's management team from Cityscape's and CSC's reorganization efforts. In addition, such suits may subject Cityscape and CSC to claims for contribution or indemnification. Cityscape and CSC believe that their management team's sole focus should be on the reorganization. Without the relief requested, there is a risk that the value of Cityscape's and CSC's estates will be diminished, and that Cityscape's and CSC's reorganization efforts will be severely hampered.

     MOTION TO SET BAR DATE FOR CERTAIN CLAIMS

     Cityscape and CSC intend to ask the Bankruptcy Court to set a Bar Date for filing proofs of Claims for Holders of Claims, if any, in Classes A7, A9, A11, A13 and A14, notwithstanding that Holders of Allowed Claims in such Classes will not receive or retain any interest or property under the Plan. Cityscape and CSC will request that such date be set for the same date on which objections to Confirmation of the Plan are due.

  TIMETABLE FOR REORGANIZATION CASES

     Following the Petition Date, Cityscape and CSC expect the Reorganization Cases to proceed on the following estimated timetable. There can be no assurance, however, that the Bankruptcy Court's Orders to be entered on or after the Petition Date will permit the Reorganization Cases to proceed as expeditiously as anticipated.

     Cityscape and CSC anticipate that the hearing on the adequacy of this Solicitation Statement as constituting the Disclosure Statement in the Reorganization Cases would occur on or about Day 30 of the Reorganization Cases. If the Bankruptcy Court approves Cityscape's and CSC's Disclosure Statement as containing "adequate information," as that term is defined in Section 1125 of the Bankruptcy Code, then Cityscape and CSC will immediately seek Confirmation of the Plan on the same day as the hearing on the Disclosure Statement.

     Assuming that the Plan is confirmed at the initial Confirmation Hearing, the Plan provides that the Effective Date will be the first Business Day, as determined by Cityscape and CSC, on which: (a) no stay of the Confirmation Order is in effect and (b) all conditions to the Effective Date set forth in Section X.B of the Plan have been satisfied or waived (if available) pursuant to Section X.C of the Plan.

     Under the foregoing timetable, Cityscape and CSC would emerge from the Reorganization Cases within 30 to 60 days after the Petition Date. There can be no assurance, however, that this projected timetable can be achieved.

  COMMITTEES

     To facilitate negotiations and otherwise provide for a unified and efficient representation of unsecured creditors and equity interest holders with similar rights and interests, the U.S. Trustee will generally appoint one or more statutory committees as soon as practicable after the Petition Date, pursuant to Section 1102 of the Bankruptcy Code. Ordinarily, one committee will be appointed to represent unsecured creditors, but the U.S. Trustee may appoint additional committees to represent equity interest holders and/or creditors if deemed necessary to assure adequate representation of creditors or equity interest holders. A creditors' committee will ordinarily consist of those creditors willing to serve who hold the seven largest claims against Cityscape and CSC of those claims to be represented by the committee, or such other number of creditors as appointed by the U.S. Trustee. The fees and expenses of such committees, including those of legal counsel and financial advisors, are paid for from Cityscape and CSC's Estates. The unofficial committees may serve as official committees during Cityscape's and CSC's Chapter 11 cases if the U.S. Trustee determines that such committees' members were fairly chosen and representative of the claims or equity interests to be represented, and such committees' members indicate their willingness to serve. Holders of equity interests are not ordinarily represented by an official committee, but such a committee may be appointed if the Bankruptcy Court determines such an official committee to be necessary to assure the adequate representation of Interest Holders. Committees appointed by the U.S. Trustee would be considered parties in interest and would have a right to be heard on all matters concerning the Chapter 11 cases, including the Confirmation of the Plan, and, additionally, would be entitled to consult with Cityscape and CSC concerning the administration of the Reorganization Cases and perform such other functions and services that would further the interests of those creditors or Interest Holders they represent.

VOTING AND CONFIRMATION OF THE PLAN

     The Bankruptcy Code requires that, in order to confirm the Plan, the Bankruptcy Court must make a series of findings concerning the Plan and Cityscape and CSC, including, without limitation, that (i) the Plan has classified Claims and Interests in a permissible manner, (ii) the Plan complies with applicable provisions of the Bankruptcy Code, (iii) Cityscape and CSC have complied with applicable provisions of the Bankruptcy Code, (iv) Cityscape and CSC have proposed the Plan in good faith and not by any means forbidden by law,
(v) the disclosure required by Section 1125 or 1126(b) of the Bankruptcy Code has been made, (vi) the Plan has been accepted by the requisite votes of creditors (except to the extent that cramdown is available under Section 1129(b) of the Bankruptcy Code) (see "-- Acceptance or Cramdown"), (vii) the Plan is feasible and Confirmation is not likely to be followed by the liquidation or the need for further financial reorganization of Cityscape and CSC, (viii) the Plan is in the "best interests" of all Holders of Claims or Interests in an impaired Class in that it provides to such Holders on account of their Claims or Interests property of a value, as of the Effective Date, that is not less than the amount that such Holder would receive or retain in a Chapter 7 liquidation, unless each Holder of a Claim or Interest in such Class has accepted the Plan,
(ix) all fees and expenses payable under 28 U.S.C. sec. 1930, as determined by the Bankruptcy Court at the hearing on Confirmation, have been paid or the Plan provides for the payment of such fees on the Effective Date, and (x) the Plan provides for the continuation after the Effective Date of all retiree benefits, as defined in Section 1114 of the Bankruptcy Code, at the level established at any time prior to Confirmation pursuant to Sections 1114(e)(l)(B) or 1114(g) of the Bankruptcy Code, for the duration of the period that Cityscape and CSC have obligated themselves to provide such benefits, if any.

  WHO MAY VOTE

     Pursuant to the Bankruptcy Code, only Classes of Claims and Interests that are "impaired," as defined in Section 1124 of the Bankruptcy Code, and that receive or retain property under the Plan are entitled to vote to accept or reject the Plan. A Class is impaired if the legal, equitable or contractual rights to which the Claims or Interests of that Class entitle the Holders of such Claims or Interests are modified, other than by curing defaults thereunder and reinstating the maturity thereof. Classes of Claims and Interests that are not impaired are conclusively presumed to have accepted the Plan and thus are not entitled to vote on the Plan. Classes of Claims and Interests whose Holders receive or retain no property under the Plan are deemed to have rejected the Plan and are not entitled to vote on the Plan.

     Under the Plan, the Claims against and the Interests in Cityscape and CSC are divided into twenty-one (21) Classes as more fully described in "-- Overview of the Plan -- Treatment of Claims and Interests Under the Plan."

     Class A4 (Senior Note Claims), Class A6 (Subordinated Debenture Claims), Class A8 (Old Series A Preferred Stock Interests), Class A10 (Old Series B Preferred Stock Interests), and Class B4 (Claims arising from CSC's guarantee of the Old Senior Notes) are the only Classes of Claims and Interests under the Plan that are Impaired but which receive or retain property under the Plan and thus are entitled to vote to accept or reject the Plan. Each Holder of the preceding Classes of Claims and Interests as of the August 28, 1998 Record Date, or their authorized signatories, are eligible to vote on the Plan. See
"-- Beneficial Owners of Voting Securities" below.

     Classes A7, A9, A11, A12, A13 and A14 will not receive or retain any interest or property under the Plan and are deemed, therefore, to have rejected the Plan. Cityscape and CSC thus will not solicit votes from the members of Classes A7, A9, A11, A12, A13 and A14.

     Classes A1, A2a et seq, A3, A5, B1, B2a et seq, B3, B5, B6 and B7 are not Impaired under the Plan and, therefore, will not be entitled to vote on the Plan.

     This Solicitation Statement and the appropriate ballot are being distributed to each Holder of Claims or Interests who is entitled to vote on the Plan. There is a separate ballot designated for each Class of Claims and Interests entitled to vote in order to facilitate vote tabulation; however, all ballots are substantially similar in form and substance and the term "ballot" is used without intended reference to the ballot of any specific Class of Claims or Interests.

     The Company will pay the costs of solicitation of acceptances of the Plan, including the cost of assembling and mailing this Solicitation Statement and the material enclosed herewith. In addition to the use of the mails, acceptances of the Plan may be solicited personally, or by telephone or telegraph, by corporate officers and employees of the Company without additional compensation. The Company intends to request brokers and banks holding Old Securities in their names or as nominees to facilitate the process of collecting votes on the Plan from their customers who own such Old Securities, where applicable, and will reimburse them for their reasonable expenses of mailing solicitation materials to their customers.

  VOTE REQUIRED FOR ACCEPTANCE BY A CLASS

     Under the Bankruptcy Code, acceptance of a plan of reorganization by a class of claims occurs when holders of at least two-thirds in dollar amount and more than one half in number of the allowed claims of the class that cast ballots for acceptance or rejection of the plan of reorganization vote to accept the plan. Thus, acceptance of the Plan by each of Class A4, A6, and B4 will occur only if at least two-thirds in dollar amount and a majority in number of the holders of such Claims that cast their Ballots in such Class vote in favor of acceptance. Acceptance by a class of interests occurs when holders of at least two-thirds of the allowed interests of that class that cast ballots for acceptance or rejection of the Plan vote to accept the Plan. Thus, acceptance of the Plan by each of Class A8 and A10 will occur only if the holders of two-thirds of the number of shares held by holders of such Interests that cast their Ballots in such Class vote to accept the Plan.

     Under Section 1126(b) of the Bankruptcy Code, a holder of a claim or interest that has accepted a plan of reorganization before the commencement of a Chapter 11 case will be deemed to have accepted the plan for purposes of confirmation under Chapter 11 of the Bankruptcy Code if the bankruptcy court determines that the solicitation of such acceptance was in compliance with any applicable nonbankruptcy and bankruptcy law governing the adequacy of disclosure in connection with such a solicitation. Solicitations of acceptances of a plan of reorganization before the commencement of a Chapter 11 case will be rejected by a bankruptcy court if the court finds that (i) the plan was not transmitted to substantially all creditors and equity interest holders of the same class,
(ii) an unreasonably short time was prescribed for such creditors or equity interest holders to vote on the plan or (iii) the solicitation was not in compliance with Section 1126(b) of the Bankruptcy Code. Cityscape and CSC believe that their solicitation of acceptances of the Plan complies with the requirements of Section 1126(b) and all applicable securities laws for purposes of solicitation of acceptances or rejections of the Plan. If the Bankruptcy Court finds such compliance, then Holders casting ballots to accept or reject the Plan will be deemed by the Bankruptcy Court to have accepted or rejected the Plan. Unless the Bankruptcy Court later determines that any acceptances of the Plan may be revoked, all such acceptances will remain in full force and effect until the Bankruptcy Court determines whether such acceptances constitute acceptances or rejections for purposes of Confirmation under the Bankruptcy Code. Cityscape and CSC also reserve the right to use acceptances of the Plan received in this solicitation to seek Confirmation under any other circumstances, including in connection with a case under the Bankruptcy Code for one or both of Cityscape and CSC commenced by the filing of one or more involuntary petitions, subject to approval of the Bankruptcy Court. For a discussion of other significant conditions to Confirmation under the Bankruptcy Code, see "-- Acceptance or Cramdown."

  VOTING PROCEDURES

     If you are a registered Holder of Voting Securities who is entitled to vote on the Plan, you will receive a ballot relating to the securities you hold of record. Registered Holders may include brokerage firms, commercial banks, trust companies or other nominees. If such entities do not hold Voting Securities for their own account, they or their agents should provide copies of this Solicitation Statement and appropriate ballots to the beneficial owners of the Securities. For further instructions, see "-- Beneficial Owners of Voting Securities" below. Any beneficial owner who has not received a Solicitation Statement or ballot should contact his, hers or its brokerage firm or nominee or the Information Agent.

     You may receive a ballot relating to Voting Securities that you did not beneficially own on the Record Date. You should complete only the ballot corresponding to the Voting Securities which you beneficially owned on the Record Date. Holders who purchase or whose purchase is registered after the Record Date and who wish to vote on the Plan must arrange with their sellers to receive proxies from the Holders of record on the Record Date, a form of which is provided with each ballot and master ballot.

     Holders of Voting Securities who elect to vote on the Plan should complete and sign the ballot in accordance with the instructions thereon being sure to check the appropriate box entitled "Accept the Plan" or "Reject the Plan." Holders may not split their vote on the Plan with respect to a particular Class of Voting Securities. A Holder must vote all securities beneficially owned in a particular Class in the same way (i.e., all "accept" or all "reject") even if such Voting Securities are owned through more than one broker or bank. Abstentions and broker non-votes will not be counted in determining the number of Voting Securities voted in favor of the Plan.

     YOU MAY RECEIVE MULTIPLE MAILINGS OF THIS SOLICITATION STATEMENT, ESPECIALLY IF YOU OWN YOUR VOTING SECURITIES THROUGH MORE THAN ONE BROKER OR BANK. IF YOU SUBMIT MORE THAN ONE BALLOT FOR A CLASS OR ISSUE OF VOTING SECURITIES BECAUSE YOU BENEFICIALLY OWN SUCH VOTING SECURITIES THROUGH MORE THAN ONE BROKER OR BANK, BE SURE TO INDICATE IN ITEM 3 OF THE BALLOT(S) THE NAMES OF ALL OTHER BROKER DEALERS OR OTHER INTERMEDIARIES WHO HOLD VOTING SECURITIES FOR YOU.

     BENEFICIAL OWNERS OF VOTING SECURITIES

     Section 1126(b) of the Bankruptcy Code has been interpreted to require that a solicitation for acceptances prior to filing a plan of reorganization must include the beneficial owners of securities, regardless of whether such beneficial owners are the holders of record. Accordingly, a beneficial owner of Voting Securities on the Record Date is eligible to vote on the Plan, whether the Voting Securities were held on the Record Date in such beneficial owner's name or in the name of a brokerage firm, commercial bank, trust company or other nominee.

     IF A BENEFICIAL OWNER'S CLAIM OR INTEREST IS A RESULT OF SUCH BENEFICIAL OWNER'S OWNERSHIP OF VOTING SECURITIES AND SUCH BENEFICIAL OWNER'S VOTING SECURITIES ARE HELD ON SUCH BENEFICIAL OWNER'S BEHALF IN THE NAME OF A BROKER, DEALER, COMMERCIAL BANK, TRUST DEBTOR OR OTHER NOMINEE, ONLY THE BENEFICIAL OWNER MAY EXECUTE A BALLOT WITH RESPECT TO SUCH CLAIM OR INTEREST TO ACCEPT OR REJECT THE PLAN, PROVIDED THAT BENEFICIAL OWNERS MUST TRANSMIT THEIR COMPLETED BALLOTS TO THE RECORD HOLDER (IF NOT "PREVALIDATED" AS DESCRIBED BELOW) WHO MUST IN TURN RETURN MASTER BALLOTS TO THE INFORMATION AGENT WHICH PROVIDE IN SUMMARIZED TABULAR FORM THE VOTES BY EACH BENEFICIAL OWNER.

     Any beneficial owner, as of the Record Date, holding Voting Securities in physical certificated form, registered in his, her or its own name can vote by completing and signing the enclosed ballot and returning the original directly to the Information Agent using the enclosed pre-addressed, postage-paid envelope so that it is actually received by the Information Agent before the Voting Deadline of 5:00 p.m., New York City Time on September 30, 1998, which may be extended at the Company's sole discretion. If no envelope was enclosed, contact the Information Agent for instructions.

     Any beneficial owner holding, as of the Record Date, Voting Securities in "street name" (i.e., through a brokerage firm, commercial bank, trust company or other nominee) or a beneficial owner's authorized signatory (a broker or other intermediary having power of attorney to vote on behalf of a beneficial owner) can vote by completing and signing the enclosed ballot (unless the ballot has already been signed, or "prevalidated," by a Nominee) and returning the completed original ballot to the Nominee in sufficient time for the Nominee to then forward such vote to the Information Agent so that it is actually received by the Information Agent before the Voting Deadline of 5:00 p.m., New York City Time on September 30, 1998, which may be extended at the Company's sole discretion. Any ballot submitted to a Nominee (as defined below) will not be counted unless and until such Nominee properly completes and timely delivers a corresponding master ballot to the Information Agent. If your ballot has already been signed, or "prevalidated" by your Nominee, you must complete the ballot and return it directly to the Information Agent so that it is actually received by the Information Agent before the Voting Deadline. If no envelope was enclosed, contact the Information Agent for instructions.

     Authorized signatories voting on behalf of more than one beneficial owner must complete a separate ballot for each such beneficial owner. Any ballot submitted to a brokerage firm or proxy intermediary will not be counted until such brokerage firm or proxy intermediary (i) properly executes and delivers such ballot to the Information Agent or (ii) properly completes and delivers a corresponding master ballot to the Information Agent.

     With respect to Voting Securities that are bearer securities held through Euroclear or Cedel, see
"-- Special Procedures for Holders of Bearer Securities Held Through Euroclear or Cedel."

     By submitting a vote for or against the Plan, you are certifying that you are the beneficial owner of the Voting Securities being voted or an authorized signatory for such a beneficial owner. Your submission of a ballot will also constitute a request that you (or in the case of an authorized signatory, the beneficial owner) be treated as the record holder of such securities for purposes of voting on the Plan.

     BROKERAGE FIRMS, BANKS AND OTHER NOMINEES

     A brokerage firm, commercial bank, trust company or other nominee (collectively, "Nominees") which is the registered holder, on the Record Date, of Voting Securities for a beneficial owner, or is a participant in a Clearing System and is authorized to vote in the name of such securities Clearing System pursuant to an omnibus proxy, assignment letter form, or similar document (as described below) and is acting for a beneficial owner, can obtain the vote of the beneficial owner of such Voting Securities, consistent with customary practices for obtaining the votes of securities held in "street name," in one of the following two ways:

          (i) The Nominee may "prevalidate" a ballot by (i) signing the ballot;
     (ii) indicating on the ballot the name of the Nominee or registered holder, the amount of Voting Securities held by the Nominee for the beneficial owner, and the account number for the accounts in which such Voting Securities are held by the Nominee; and (iii) forwarding such ballot, together with the Solicitation Statement, return envelope and other materials requested to be forwarded, to the beneficial owner for voting. The beneficial owner must then complete the information requested in the ballot, review the certifications contained in the ballot, and return the original ballot directly to the Information Agent in the pre-addressed, postage-paid envelope so that it is actually received by the Information Agent before the Voting Deadline. A list of the beneficial owners to whom "prevalidated" ballots were delivered should be maintained by each Nominee for inspection for at least one year from the Voting Deadline.

          (ii) If the Nominee elects not to prevalidate ballots, the Nominee may obtain the votes of beneficial owners by forwarding to the beneficial owners the unsigned ballots, together with the Solicitation Statement, a return envelope provided by, and addressed to, the Nominee, and other materials requested to be forwarded. Each such beneficial owner must then indicate his, her or its vote on the original ballot, complete the information requested in the ballot, review the certifications contained in the ballot, execute the ballot and return the original ballot to the Nominee. After collecting the ballots, the Nominee should, in turn, complete a master ballot compiling the votes and other information from the ballots, execute the master ballot and deliver the original master ballot to the Information Agent so that it is actually received by the Information Agent before the Voting Deadline. All ballots returned by beneficial owners should either be forwarded to the Information Agent (along with the master ballot) or retained by the Nominee for inspection for at least one year from the Voting Deadline. PLEASE NOTE: the Nominee should advise the beneficial owner to return his, her or its ballot to the Nominee by a date calculated by the Nominee to allow it to prepare and return the master ballot to the Information Agent so that it is actually received by the Information Agent before the Voting Deadline.

     A proxy intermediary acting on behalf of a brokerage firm or bank may follow the procedures outlined in the preceding paragraph to vote on behalf of such beneficial owner. A Nominee which is the registered holder of a Voting Security for only one beneficial owner also may arrange for such beneficial owner to vote by executing the appropriate ballot and by distributing a copy of the Solicitation Statement and such executed ballot to such beneficial owner for voting and returning such original ballot to the Information Agent so that it is actually received by the Information Agent before the Voting Deadline.

     With respect to Voting Securities that are bearer securities held through Euroclear or Cedel, see the special procedures set forth below.

     SPECIAL PROCEDURES FOR HOLDERS OF BEARER SECURITIES HELD THROUGH EUROCLEAR OR CEDEL

     The Information Agent will distribute Solicitation Statements, ballots, and other materials to Euroclear and Cedel with a request that such Clearing Systems distribute such materials to the beneficial owners of Voting Securities through the participant firms holding accounts in such Clearing Systems.

     Participants in Euroclear and Cedel should generally follow the procedures set forth in the immediately preceding section ("Brokerage Firms, Banks and Other Nominees") by either "prevalidating" ballots or using master ballots, with two exceptions, as follows:

          (i) The party executing the ballot or master ballot (either the Clearing System participant or the beneficial owner) should send the original signed copy of the ballot, upon execution, by overnight courier and a copy by telecopy to the Information Agent. However, to be counted for purposes of acceptance or rejection of the Plan, the original of the ballot or master ballot (not merely a telecopy thereof) must be received by the Information Agent before the Voting Deadline. The party executing the ballot should retain a copy of the ballot.

          (ii) Each participant in Euroclear and Cedel should also send a custody instruction to Euroclear or Cedel, as applicable, that repeats the substance of the information contained in the executed ballots. Euroclear and Cedel will forward summaries of the substance of such custody instructions to the Information Agent, thus confirming the validity of the signed ballots.

     SECURITIES CLEARING SYSTEMS

     The Company expects that The Depository Trust Company ("DTC"), as nominee of holders of Voting Securities, will arrange for its participants to vote by executing an omnibus proxy, assignment letter form, or similar document in favor of its respective participants. As a result, each such participant will be authorized to vote the Voting Securities owned by it and held in the name of DTC. The Company also expects that Morgan Guaranty Trust Company of New York, as operator of Euroclear System ("Euroclear"), and Cedel Bank, societe anonyme ("Cedel"), upon the direction of their respective participants, will provide a summary of votes received from their respective participants to the Information Agent, thus confirming the validity of signed ballots.

     VOTING DEADLINE AND EXTENSIONS

     In order to be counted for purposes of voting on the Plan, all of the information requested by the applicable ballot must be provided. Ballots indicating acceptance or rejection of the Plan must be actually received by the Information Agent at its address set forth on the back cover of this Solicitation Statement no later than 5:00 p.m., New York City Time, on Wednesday, September 30, 1998, the Voting Deadline. Cityscape and CSC reserve the right, in their sole discretion, to extend the Voting Deadline, in which case the term "Voting Deadline" will mean the latest date on which a ballot will be accepted.

     In order to extend the Voting Deadline, Cityscape and CSC will notify the Information Agent of any extension by oral or written notice and will make a public announcement thereof, prior to 9:00 a.m., New York City Time, on the next business day immediately after the previously scheduled Voting Deadline. Such announcement may state that Cityscape and CSC are extending the Plan voting deadline for a specified period of time or on a daily basis until 5:00 p.m., New York City Time, on the date on which sufficient acceptances required to seek confirmation of the Plan have been received.

     Delivery of all documents must be made to the Information Agent at its address set forth on the back cover of this Solicitation Statement. The method of such delivery is at the election and risk of the Holder. If such delivery is by mail, it is recommended that Holders use an air courier with a guaranteed next day delivery or registered mail, properly insured, with return receipt requested. In all cases, sufficient time should be allowed to assure timely delivery.

     WITHDRAWAL OF VOTES ON THE PLAN

     The solicitation of acceptances of the Plan will expire on the Voting Deadline. A properly submitted ballot may be withdrawn by delivering an original, written notice of withdrawal to the Information Agent at its address set forth on the back cover page of this Solicitation Statement at any time prior to the earlier of (i) the Voting Deadline and (ii) the Petition Date. Thereafter, withdrawal may be effected only with the approval of the Bankruptcy Court.

     In order to be valid, a notice of withdrawal must (i) specify the name of the Holder who submitted the votes on the Plan to be withdrawn; (ii) contain the description of the Claim or Interest to which it relates and the aggregate principal amount of number of shares represented by such Claim or Interest; and
(iii) be signed by the Holder in the same manner as on the ballot. Cityscape and CSC expressly reserve the absolute right to contest the validity of any such withdrawals of votes on the Plan.

     Any Holder who has previously submitted to the Information Agent prior to the Voting Deadline a properly completed ballot may revoke and change such vote by submitting to the Information Agent prior to the Voting Deadline a subsequent properly completed ballot for acceptance or rejection of the Plan. In the case where more than one timely, properly completed ballot is received, only the one which bears the latest date will be counted for purposes of determining whether sufficient acceptances required to seek confirmation of the Plan have been received. If more than one master ballot is submitted and the later dated master ballot(s) supplement rather than supersede the earlier master ballot(s), please mark the subsequent master ballot(s) with the words "Additional Votes" or such other language as is customarily used to indicate additional votes that are not meant to revoke earlier votes.

     INFORMATION AGENT

     Bondholder Communications Group has been appointed as Information Agent (the "Information Agent") for the Solicitation. Questions on the voting procedures and requests for assistance with respect to such procedures may be directed to the Information Agent whose address, telephone number and facsimile number are set forth on the back of this Solicitation Statement. Requests for additional copies of this Solicitation Statement, the ballots or the master ballots should be directed to the Information Agent.

     ACCEPTANCE OR CRAMDOWN

     A plan is accepted by an impaired class of claims if holders of at least two-thirds in dollar amount and more than one-half in number of claims of that class vote to accept the plan. A plan is accepted by an impaired class of interests if holders of at least two-thirds of the number of shares in such class vote to accept the plan. Only those holders of claims or interests who actually vote count in these tabulations.

     In addition to this voting requirement, Section 1129 of the Bankruptcy Code requires that a plan be accepted by each holder of a claim or interest in an impaired class or that the plan otherwise be found by the bankruptcy court to be in the best interests of each holder of a claim or interest in such class. In addition, each impaired class must accept the plan for the plan to be confirmed without application of the "fair and equitable" and "unfair discrimination" tests in Section 1129(b) of the Bankruptcy Code discussed below.

     The Bankruptcy Code contains provisions authorizing the confirmation of a plan even if it is not accepted by all impaired classes, as long as at least one impaired class of claims (without including any acceptance of the plan by an insider) has accepted it. These so-called "cramdown" provisions are set forth in
Section 1129(b) of the Bankruptcy Code. As indicated above, a plan may be confirmed under the cramdown provisions if, in addition to satisfying the other requirements of Section 1129 of the Bankruptcy Code, it (i) is "fair and equitable" and (ii) "does not discriminate unfairly" with respect to each class of claims or interests that is impaired under, and has not accepted, the plan. The "fair and equitable" standard, also known as the "absolute priority rule," requires, among other things, that unless a dissenting class of claims or a class of interests receives full compensation for its allowed claims or allowed interests, no holder of claims or interests in any junior class may receive or retain any property on account of such claims. The Bankruptcy Code establishes different "fair and equitable" tests for secured creditors, unsecured creditors and equity holders, as follows:

          (a) Secured Creditors: either (i) each impaired secured creditor retains its liens securing its secured claim and receives on account of its secured claim deferred cash payments having a percent value equal to the amount of its allowed secured claim, (ii) each impaired secured creditor realizes the "indubitable equivalent" of its allowed secured claim, or
     (iii) the property securing the claim is sold free and clear of liens with such liens to attach to the proceeds, and the liens against such proceeds are treated in accordance with clause (i) or (ii) of this subparagraph (a).

          (b) Unsecured Creditors: either (i) each impaired unsecured creditor receives or retains under the plan of reorganization property of a value equal to the amount of its allowed claim, or (ii) the holders of claims and equity interests that are junior to the claims of the nonaccepting class do not receive any property under the plan of reorganization on account of such claims and equity interests.

          (c) Equity Holders: either (i) each equity holder will receive or retain under the plan of reorganization property of a value equal to the greater of (a) the fixed liquidation preference or redemption price, if any, of such stock or (b) the value of the stock, or (ii) the holders of interests that are junior to the nonaccepting class will not receive any property under the plan of reorganization.

     The "fair and equitable" standard has also been interpreted to prohibit any class senior to a dissenting class from receiving under a plan more than 100% of its allowed claims. The requirement that a plan not "discriminate unfairly" means, among other things, that a dissenting class must be treated substantially equally with respect to other classes of equal rank.

     Cityscape and CSC believe that, if necessary, the Plan may be crammed down over the dissent of Classes of certain Claims and Interests, in view of the treatment proposed for such Classes. See "-- Treatment of Claims and Interests Under the Plan" for information concerning the treatment of various Classes depending on which Classes vote to accept or reject the Plan. If necessary and appropriate, Cityscape and CSC intend to amend the Plan to permit cramdown of dissenting Classes of Claims or Interests. There can be no assurance, however, that the requirements of Section 1129(b) of the Bankruptcy Code would be satisfied even if the Plan treatment provisions were amended or withdrawn as to one or more Classes. Cityscape and CSC believe that the treatment under the Plan of the Holders of Allowed Claims and Allowed Interests, if any, in each of Class A7, A8, A9, A10, A11, A12, A13 and A14 will satisfy the "fair and equitable" test because, although no distribution will be made in respect of Claims and Interests in such Classes under certain circumstances and, as a result, such Classes will be deemed, pursuant to Section 1126 of the Bankruptcy Code, to have rejected the Plan, no Class junior to any such non-accepting Class will receive or retain any property under the Plan.

     In addition, Cityscape and CSC do not believe that the Plan unfairly discriminates against any Class that may not accept or otherwise consent to the Plan. A plan of reorganization "does not discriminate unfairly" if (i) the legal rights of a nonaccepting class are treated in a manner that is consistent with the treatment of other classes whose legal rights are similarly situated to those of the nonaccepting class, and (ii) no class receives payments in excess of that which it is legally entitled to receive for its claims or equity interests. The Company believes the Plan does not discriminate unfairly.

     CITYSCAPE AND CSC RESERVE THE ABSOLUTE RIGHT TO SEEK CONFIRMATION OF THE PLAN UNDER SECTION 1129(b) OF THE BANKRUPTCY CODE IN THE EVENT THE PLAN IS NOT ACCEPTED BY ALL IMPAIRED CLASSES. AT A MINIMUM, CITYSCAPE AND CSC WILL SEEK CONFIRMATION OF THE PLAN PURSUANT TO SECTION 1129(b) OF THE BANKRUPTCY CODE AS TO CLASSES A12 (OLD CITYSCAPE COMMON STOCK), A13 (OLD STOCK RIGHTS AGAINST CITYSCAPE) AND A14 (OLD CITYSCAPE COMMON STOCK AND OLD WARRANT SECURITIES CLAIMS, INCLUDING ANY CLAIMS ASSERTED AGAINST CITYSCAPE FOR DAMAGES ALLEGEDLY ARISING FROM THE PURCHASE OR SALE OF OLD CITYSCAPE COMMON STOCK) AS SUCH CLASSES WILL NOT RECEIVE OR RETAIN ANY INTEREST OR PROPERTY UNDER THE PLAN AND WILL, THEREFORE, BE DEEMED TO HAVE REJECTED THE PLAN.

     Subject to the conditions set forth in the Plan, a determination by the Bankruptcy Court that the Plan is not confirmable, pursuant to Section 1129 of the Bankruptcy Code, will not limit or affect Cityscape's and CSC's ability to modify the Plan to satisfy the Confirmation requirements of Section 1129 of the Bankruptcy Code.

CHAPTER 7 LIQUIDATION ANALYSIS

     The "Best Interest Test" under Section 1129 of the Bankruptcy Code requires that each holder of impaired claims or impaired interests receive property with a value not less than the amount such holder would receive in a Chapter 7 liquidation. As indicated above, Cityscape and CSC believe that under the Plan, Holders of Impaired Claims or Impaired Interests will receive property with a value equal to or in excess of the value such Holders would receive in a liquidation of Cityscape and CSC under Chapter 7 of the Bankruptcy Code. The Chapter 7 Liquidation Analysis set forth herein demonstrates that the Plan satisfies the requirements of the "Best Interest Test."

     To estimate potential returns to Holders of Claims and Interests in a Chapter 7 liquidation, Cityscape and CSC determined, as might a Bankruptcy Court conducting such an analysis, the amount of liquidation proceeds that might be available for distribution and the allocation of such proceeds among the Classes of Claims and Interests based on their relative priority. Cityscape and CSC considered many factors and data, including actual sales and market data from Cityscape's and CSC's recent divestiture of whole loans and residual interests, which are their two significant types of assets. Cityscape and CSC have assumed that the liquidation of all assets would be conducted in an orderly manner and, as such, the bids received for Cityscape's and CSC's significant assets would be, at most, materially no different from the bids Cityscape and CSC have received from sales and inquiries in recent months. The liquidation proceeds available to Cityscape and CSC for distribution to Holders of Claims against and Interests in Cityscape and CSC would consist of the net proceeds from the disposition of the assets of Cityscape and CSC, augmented by any other cash held and generated during the assumed holding period stated herein by Cityscape and CSC and after deducting the incremental expenses of operating the business pending disposition.

     In general, as to each entity, liquidation proceeds would be allocated in the following priority: (i) first, to the Claims of secured creditors to the extent of the value of their collateral; (ii) second, to the costs, fees and expenses of the liquidation, as well as other administrative expenses of Cityscape's and CSC's Chapter 7 cases, including tax liabilities; (iii) third, to the unpaid Administrative Claims of the Reorganization Cases (if commenced);
(iv) fourth, to Priority Tax Claims and other Claims entitled to priority in payment under the Bankruptcy Code; (v) fifth, to Unsecured Claims; (vi) sixth, to Holders of Old Cityscape Preferred Stock; and (vii) seventh, to Holders of Old Cityscape Common Stock. Cityscape's and CSC's liquidation costs in a Chapter 7 case would include the compensation of a bankruptcy trustee, as well as compensation of counsel and other professionals retained by such trustee, asset disposition expenses, applicable taxes, litigation costs, Claims arising from the operation of Cityscape and CSC during the pendency of the Chapter 7 cases and all unpaid Administrative Claims incurred by Cityscape and CSC during the Reorganization Cases (if commenced) that are allowed in the Chapter 7 case. The liquidation itself might trigger certain Priority Claims, such as Claims for severance pay, and would likely accelerate or, in the case of taxes, make it likely that the Internal Revenue Service would assert all of its claims as Priority Tax Claims rather than asserting them in due course as is expected to occur under the Reorganization Cases. These Priority Claims would be paid in full out of the net liquidation proceeds, after payment of secured Claims, Chapter 7 costs of administration and other Administrative Claims, and before the balance would be made available to pay Unsecured Claims or to make any distribution in respect of Interests.

     The following Chapter 7 liquidation analysis is provided solely to discuss the effects of a hypothetical Chapter 7 liquidation of Cityscape and CSC and is subject to the assumptions set forth herein. There can be no assurance that such assumptions would be accepted by a Bankruptcy Court. The Chapter 7 liquidation analysis has not been independently audited or verified.

  LIQUIDATION VALUE OF CITYSCAPE AND CSC

     The table below details the computation of Cityscape's and CSC's liquidation value and the estimated distributions to Holders of Impaired Claims and Impaired Interests in a Chapter 7 liquidation of Cityscape and CSC. This analysis is based upon a number of estimates and assumptions that are inherently subject to significant uncertainties and contingencies, many of which would be beyond the control of Cityscape and CSC. Accordingly, while the analyses that follow are necessarily presented with numerical specificity, there can be no assurance that the values assumed would be realized if Cityscape and CSC were in fact liquidated, nor can there be any assurance that a Bankruptcy Court would accept this analysis or concur with such assumptions in making its determinations under Section 1129(a) of the Bankruptcy Code. Actual liquidation proceeds could be materially lower or higher than the amounts set forth below; no representation or warranty can or is being made with respect to the actual proceeds that could be received in a Chapter 7 liquidation of Cityscape and CSC. The liquidation valuations have been prepared solely for purposes of estimating proceeds available in a Chapter 7 liquidation of the Estates and do not represent values that may be appropriate for any other purpose. Nothing contained in these valuations is intended or may constitute a concession or admission of Cityscape and CSC for any other purpose.

  ESTIMATED LIQUIDATION PROCEEDS

     Cityscape and CSC assume that under an orderly Chapter 7 liquidation scenario, zero value would be assigned to the mortgage origination and servicing platforms and that the operations of originating and servicing loans would cease. As such, Cityscape and CSC assume that the majority of the proceeds from liquidation will result from sales of their interest-only and residual mortgage securities (the "Residuals") and loan portfolio as of the commencement of the liquidation. In determining the estimated proceeds from the sale of these, as well as other insignificant assets, Cityscape and CSC performed the following:

          (i) Estimated the value of all assets and related liabilities as of November 1, 1998, based on the most recent balance sheet information and by forecasting the effect of maintaining their current operations and recent performance through November 1, 1998;

          (ii) Estimated the recovery on each individual class of assets based on current market data and taking into account the impact of Chapter 7 on the potential buyers' pricing strategies; and

          (iii) Assumed that the inventory of loans at the time of the liquidation would be sold in multiple pools of "whole loan" sales, rather than through securitizations.

  NATURE AND TIMING OF THE LIQUIDATION PROCESS

     Under Section 704 of the Bankruptcy Code, a Chapter 7 trustee must, among other duties, collect and convert the property of the debtor's estate to cash and close the estate as expeditiously as is compatible with the best interests of the parties in interest. Solely for the purposes of this liquidation analysis, it assumed that Cityscape and CSC would file the Reorganization Cases on September 30, 1998, and the case would be converted to a Chapter 7 liquidation on November 1, 1998. Cityscape and CSC assumed dispositions of their assets in multiple transactions, rather than as an entirety or a piecemeal liquidation of Cityscape's and CSC's operating assets, during a 5 month period ending March 31, 1999.

  ADDITIONAL LIABILITIES AND RESERVES

     Cityscape and CSC believe that there would be certain actual and contingent liabilities and expenses for which provision would be required in a Chapter 7 liquidation before distributions could be made to creditors in addition to the expenses that would be incurred in a Chapter 11 reorganization, including: (a) certain liabilities that are not dischargeable pursuant to the Bankruptcy Code;
(b) Administrative Claims including the fees of a trustee and of counsel and other professionals (including financial advisors and accountants) and other liabilities; and (c) certain administrative costs including the incremental expenses of marketing the assets and performing the procedures necessary to divest of the remaining loan portfolio and Residuals. Management believes that there is significant uncertainty as to the reliability of Cityscape's and CSC's estimates of the amounts related to the foregoing that have been assumed in the liquidation analysis.

  CONCLUSION

     In summary, Cityscape and CSC believe that a Chapter 7 liquidation of Cityscape and CSC would result in a diminution in the value to be realized by the Holders of Claims and Interests. As set forth in the table below, Cityscape's and CSC's management estimates that the total liquidation proceeds available for distribution, net of secured warehouse finance facilities and Chapter 7 expenses, would aggregate approximately $109.7 million. Cityscape and CSC believe that the Claims against and Interests in the Company other than the secured lenders of the warehouse facilities, Chapter 7 trustees, professional fees and related expenses, the Old Senior Notes and general unsecured creditors would receive no value in a liquidation of Cityscape and CSC under Chapter 7 of the Bankruptcy Code. The Holders of the Old Senior Notes and general unsecured creditors are expected to receive recoveries under the Plan in excess of that shown in a Chapter 7 liquidation. The recovery for Cityscape's and CSC's creditors and equity security holders, in aggregate, would be less than the proposed distribution under the Plan. Consequently, Cityscape and CSC believe that the Plan, which provides for the continuation of Cityscape's and CSC's business, will prove a substantially greater ultimate return to the Holders of Claims and Interests than would a Chapter 7 liquidation.

     In estimating the net proceeds from a Chapter 7 liquidation, Cityscape and CSC evaluated the current portfolio of loans and examined the most recent sales of both whole loans and residual interests. The following table estimates Cityscape's and CSC's assets as of November 1, 1998, and the amount of recovery on each asset.

                              LIQUIDATION ANALYSIS
                        ESTIMATED AS OF NOVEMBER 1, 1998
                             (Amounts in thousands)

                                                                         ESTIMATED      ESTIMATED
                                                               BOOK      PERCENTAGE    LIQUIDATION
                                                             BALANCE      RECOVERY        VALUE
                                                             --------    ----------    -----------
ASSETS AVAILABLE TO CREDITORS
Cash and cash equivalents(1)...............................  $ 39,758      100.0%       $ 39,758
Accrued interest receivable................................       537      100.0%            537
Accounts Receivable
  Other....................................................     7,325       75.0%          5,494
  Servicer advances........................................     5,396        0.0%             --
Mortgage servicing receivables.............................     6,502        0.0%             --
Trading securities (Residuals).............................    84,401       70.0%         59,081
Mortgages held for sale, net of warehouse credit facilities
  Home equity..............................................     4,556      101.0%          4,602
  Sav*-A-Loan(R)...........................................     8,194       95.0%          7,784
Mortgages held for investment, net.........................     8,758       40.0%          3,503
Real estate owned..........................................       123       50.0%             62
Long term receivable.......................................       248       10.0%             25
Equipment and leasehold improvements, net..................     4,811       10.0%            481
Investment in discontinued operations......................    17,954        0.0%             --
Other assets(2)............................................    15,302        0.0%             --
Net income tax receivable..................................        --         --              --
                                                             --------                   --------
Total assets available to creditors........................  $203,865       59.5%       $121,327
                                                             ========                   ========

---------------

Notes:

(1) Does not include cash held in escrow. Assumes that cash held in escrow is netted against escrows payable.

(2) Primarily includes deferred issuance costs related to the Old Senior Notes and the Old Subordinated Debentures, prepaid expenses and prepaid insurance.

                APPLICATION OF PROCEEDS TO CLAIMS AND INTERESTS
                        ESTIMATED AS OF NOVEMBER 1, 1998
                             (Amounts in thousands)

                                                                            PROCEEDS
                                                             ESTIMATED    AVAILABLE TO
                                                              AMOUNT        SATISFY       PERCENTAGE
                                                             OF CLAIMS       CLAIMS        RECOVERY
                                                             ---------    ------------    ----------
TOTAL ESTIMATED LIQUIDATION PROCEEDS AVAILABLE FOR
  DISTRIBUTION.............................................                 $121,326

BANKRUPTCY EXPENSES
Chapter 7 expenses
  Trustee's fees...........................................                    3,640
  Operating costs..........................................                    4,800
  Professional fees........................................                    3,200
                                                                            --------
Available to pay unsecured creditors.......................                  109,686

UNSECURED CREDITORS
Old Senior Notes(3)........................................   331,875        105,317         31.7%
General unsecured(4).......................................    19,443          4,370         22.5%
Old Subordinated Debentures(5).............................   136,749             --          0.0%

INTERESTS
Old Cityscape Preferred Stock..............................        --             --          0.0%
Old Cityscape Common Stock.................................        --             --          0.0%

TOTAL CLAIMS...............................................  $488,067
                                                             ========

---------------
Notes:

(3) Includes $300.0 million of principal on Old Senior Notes and $31.9 million of Old Senior Notes accrued interest.

(4) Includes other unsecured claims including, but not limited to, severance and lease rejection claims of approximately $2.6 million (assuming no leases are sold), all of which claims are assumed, for purposes of this analysis only, not to constitute "Senior Indebtedness" under the indenture governing the Old Subordinated Debentures.

(5) Includes $129.6 million of principal on Old Subordinated Debentures and $7.1 million of accrued interest.

COMPLIANCE WITH APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE

     Section 1129(a)(l) of the Bankruptcy Code requires that the Plan comply with the applicable provisions of the Bankruptcy Code. Cityscape and CSC believe that the Plan satisfies this requirement.

ALTERNATIVES IF THE PLAN IS NOT CONFIRMED AND CONSUMMATED

  ALTERNATIVE RESTRUCTURING

     If Cityscape and CSC do not receive sufficient acceptances to seek Confirmation of the Plan, Cityscape and CSC will consider all alternatives available to them at such time, which may include the implementation of an alternative restructuring plan outside of bankruptcy, or the commencement or continuation of Chapter 11 cases without a preapproved plan of reorganization, or the commencement of, or conversion to, a liquidation under Chapter 7 of the Bankruptcy Code. As compared to the Plan, a nonprepackaged Chapter 11 case would likely be lengthier, involve more contested issues with creditors and other parties in interest, result in significantly increased Chapter 11 administrative expenses, risk the loss of additional employees making it difficult to continue operating the business, risk a decrease in the confidence of the Company's mortgage brokers and bankers, borrowers, investors and vendors, risk the loss of required financing for the continued operation of the business, and risk the loss of valuable servicing contracts, thereby having a negative impact on cash flow and a corresponding reduction in the consideration received by Holders of unsecured or undersecured claims.

RECOMMENDATION AND CONCLUSION

     FOR ALL OF THE REASONS SET FORTH IN THIS SOLICITATION STATEMENT, CITYSCAPE AND CSC BELIEVE THAT THE CONFIRMATION AND CONSUMMATION OF THE PLAN IS PREFERABLE TO ALL OTHER ALTERNATIVES. CONSEQUENTLY, CITYSCAPE AND CSC URGE ALL HOLDERS OF IMPAIRED CLAIMS AND INTERESTS WHO ARE TO RECEIVE DISTRIBUTIONS UNDER THE PLAN TO VOTE TO ACCEPT THE PLAN, AND TO DULY COMPLETE AND RETURN THEIR ORIGINAL BALLOTS SUCH THAT THEY WILL BE ACTUALLY RECEIVED BY THE INFORMATION AGENT ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME ON WEDNESDAY, SEPTEMBER 30, 1998.

                       SELECTED HISTORICAL FINANCIAL DATA

     The selected consolidated financial data set forth below as of December 31, 1994, 1995, 1996 and 1997 and for the years then ended have been derived from the consolidated financial statements of the Company, of which the balance sheet data at December 31, 1996 and 1997 and the operating results data for the years ended December 31, 1995, 1996 and 1997 have been derived from audited consolidated financial statements and notes thereto included herein. The selected consolidated financial data set forth below as of December 31, 1993 and for the year then ended have been derived from the audited consolidated financial statements of CSC. Also set forth below are selected financial data for the six months ended June 30, 1997 and June 30, 1998 which have been derived from the unaudited Consolidated Financial Statements of the Company and which, in the opinion of management, include all adjustments necessary for a fair presentation of the financial condition and results of operations of the Company for such periods. The following data should be read in conjunction with the Consolidated Financial Statements of the Company and notes thereto, with the Independent Auditors' Report which contains a disclaimer of opinion with respect to the 1997 financial statements and with "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere herein.

                                                                              COMPANY
                                     CSC(1)      -----------------------------------------------------------------
                                  ------------                                                  SIX MONTHS ENDED
                                   YEAR ENDED             YEAR ENDED DECEMBER 31,                   JUNE 30,
                                  DECEMBER 31,   ------------------------------------------   --------------------
                                      1993       1994(2)    1995         1996       1997        1997        1998
                                  ------------   -------   -------     --------   ---------   ---------   --------
                                                     (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
Statement of Operations Data:
  Revenues:
    Gain (loss) on sale of
      loans......................    $2,088      $ 5,691   $26,305     $ 76,820   $  83,365   $  61,756   $ (1,302)
      Net unrealized loss on
         valuation of
         residuals...............        --           --        --           --    (148,004)         --    (18,486)
      Mortgage origination
         income..................     1,455        2,551     2,751        2,812       4,849       2,214      1,453
      Interest...................       536        1,900     6,110       24,535      73,520      34,109      6,086
      Other......................       378        1,032     1,306        3,681      20,302       2,208        499
                                     ------      -------   -------     --------   ---------   ---------   --------
         Total revenues..........     4,457       11,174    36,472      107,848      34,032     100,287    (11,750)
  Costs and expenses:
    Salaries and benefits........     1,939        4,280    10,861       26,288      41,089      21,506     17,306
    Other costs and expenses.....     2,195        5,041    11,080       38,360     129,526      51,431     57,715
                                     ------      -------   -------     --------   ---------   ---------   --------
         Total costs and
           expenses..............     4,134        9,321    21,941       64,648     170,615      72,937     75,021
    (Loss) earnings from
      continuing operations
      before extraordinary item
      and income taxes...........       323        1,853    14,531       43,200    (136,583)     27,350    (86,771)
    Income taxes (benefit)
      provision..................         8        1,450(3)   6,410      19,325     (18,077)     12,390        300
                                     ------      -------   -------     --------   ---------   ---------   --------
    (Loss) earnings from
      continuing operations
      before extraordinary
      item.......................       315          403     8,121       23,875    (118,506)     14,960    (87,071)
  Discontinued operations:
    (Loss) earnings from
      discontinued operations,
      net of income tax (benefit)
      provision, net of
      extraordinary item, net of
      tax........................        --           --     3,750       26,806    (245,906)      5,846         --
    Loss on disposal of
      discontinued operations....        --           --        --           --     (49,940)         --         --
                                     ------      -------   -------     --------   ---------   ---------   --------
    (Loss) earnings before
      extraordinary item.........       315          403    11,871       50,681    (414,352)     20,806    (87,071)
    Extraordinary item...........        --           --      (296)(4)                   --          --         --
                                     ------      -------   -------     --------   ---------   ---------   --------
    Net (loss) earnings..........       315          403    11,575       50,681    (414,352)     20,806    (87,071)
    Preferred stock dividends
      paid in Common Stock.......        --           --        --           --         905          --         --
    Preferred stock -- increase
      in Liquidation
      Preference.................        --           --        --           --         917       1,067      3,661
    Preferred stock -- beneficial
      discount...................        --           --        --           --       2,725          --         --
    Preferred stock -- default
      payments...................        --           --        --           --          --          --      7,822
                                     ------      -------   -------     --------   ---------   ---------   --------
    Net (loss) earnings
      applicable to common
      stock......................    $  315      $   403   $11,575     $ 50,681   $(418,899)  $  19,739    (98,554)
                                     ======      =======   =======     ========   =========   =========   ========

                                                                              COMPANY
                                     CSC(1)      -----------------------------------------------------------------
                                  ------------                                                  SIX MONTHS ENDED
                                   YEAR ENDED             YEAR ENDED DECEMBER 31,                   JUNE 30,
                                  DECEMBER 31,   ------------------------------------------   --------------------
                                      1993       1994(2)    1995         1996       1997        1997        1998
                                  ------------   -------   -------     --------   ---------   ---------   --------
                                                     (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
  Earnings (loss) per common
    share(5):
  Basic:
    Continuing operations before
      extraordinary item.........    $ 0.02      $  0.02   $  0.38     $   0.81   $   (3.70)  $    0.46   $  (1.88)
    Discontinued operations......        --           --      0.18         0.91       (7.40)       0.19         --
    Disposal of discontinued
      operations.................        --           --        --           --       (1.50)         --         --
    Extraordinary item...........        --           --     (0.02)(4)       --          --          --         --
                                     ------      -------   -------     --------   ---------   ---------   --------
    Net (loss) earnings..........    $ 0.02      $  0.02   $  0.54     $   1.72   $  (12.60)  $    0.65   $  (1.88)
                                     ======      =======   =======     ========   =========   =========   ========
  Diluted(6):
    Continuing operations before
      extraordinary item.........       N/A      $  0.02   $  0.34     $   0.78   $   (3.70)  $    0.44   $  (1.88)
    Discontinued operations......       N/A           --      0.16         0.88       (7.40)       0.19         --
    Disposal of discontinued
      operations.................       N/A           --        --           --       (1.50)         --         --
    Extraordinary item...........       N/A           --     (0.01)          --          --          --         --
                                     ------      -------   -------     --------   ---------   ---------   --------
    Net (loss) earnings..........       N/A      $  0.02   $  0.49     $   1.66   $  (12.60)  $    0.63   $  (1.88)
                                     ======      =======   =======     ========   =========   =========   ========
  Weighted average number of
    common shares outstanding:
    Basic........................    20,000       20,042    21,244       29,405      33,244      30,224     52,341
                                     ======      =======   =======     ========   =========   =========   ========
    Diluted......................       N/A       20,561    23,839       30,538      33,244      31,258     52,341
                                     ======      =======   =======     ========   =========   =========   ========

                                                                                  COMPANY
                                                CSC(1)      ---------------------------------------------------
                                             ------------                 DECEMBER 31,
                                             DECEMBER 31,   ----------------------------------------   JUNE 30,
                                                 1993       1994(2)     1995       1996       1997       1998
                                             ------------   -------   --------   --------   --------   --------
                                                                   (DOLLARS IN THOUSANDS)
Balance Sheet Data:
  Total assets.............................    $13,605      $21,816   $138,077   $673,904   $398,559   $330,323
  Mortgage servicing receivables...........         --           --      5,567     50,130      9,525      6,502
  Trading securities(7)....................         --           --     15,571    103,200    126,476     84,720
  Mortgage loans held for sale, net........     10,271       16,681     73,852     88,127     93,290    102,360
  Investment in discontinued operations,
    net....................................         --           --     26,832    212,590     84,232     25,423
  Total debt(8)............................     10,165       16,100     72,942    335,479    507,099    520,766
  Total liabilities........................     11,207       18,030     80,980    535,072    575,382    594,219
  Total stockholders' equity
    (deficit)..............................      2,398        3,177     57,099    138,832   (176,825)  (263,896)

                                                                             COMPANY
                                 CSC(1)      -----------------------------------------------------------------------
                              ------------                                                      SIX MONTHS ENDED
                               YEAR ENDED               YEAR ENDED DECEMBER 31,                     JUNE 30,
                              DECEMBER 31,   ---------------------------------------------   -----------------------
                                  1993       1994(2)      1995        1996         1997         1997         1998
                              ------------   --------   --------   ----------   ----------   ----------   ----------
                                                    (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
Operating Statistics:
  Loan originations and
    purchases:
    One- to four-family
      products..............    $77,586      $154,410   $417,864   $1,115,959   $  818,023   $  453,346   $  132,340
    Sav*-A-Loan(R)
      products..............         --            --         --      137,318      669,119      330,928      176,022
    Discontinued products...         --            --         --       36,078      167,890       56,756        4,336
                                -------      --------   --------   ----------   ----------   ----------   ----------
         Total..............    $77,586      $154,410   $417,864   $1,289,355   $1,655,032   $  841,030   $  312,698
                                =======      ========   ========   ==========   ==========   ==========   ==========
Average principal balance
  per loan originated and
  purchased.................    $    74      $     77   $     70   $       62   $       56   $       56   $       52
Weighted average initial
  loan-to-value ratio(9)....         --          59.7%      66.4%        72.5%        73.6%        72.6%        78.4%
Loan sales..................    $61,293      $138,041   $358,997   $1,270,897   $1,637,387   $  829,851   $  298,107
Loans serviced(10)..........         --      $ 56,340   $386,720   $1,519,395   $2,590,479   $2,128,232   $1,458,787
Loans 30+ days past due as a
  percentage of serviced
  portfolio.................         --           3.4%       3.9%         8.9%        11.2%         7.6%        14.5%
Charge-offs.................         --            --   $     52   $      167   $    4,734   $      553   $   13,265

---------------
 (1) The historical financial data presented have been derived exclusively from the financial statements of CSC, which was acquired by Cityscape on April 27, 1994.

 (2) Gives effect to Cityscape's purchase of the capital stock of CSC as if such purchase occurred on January 1, 1994. On April 27, 1994, Cityscape acquired all of the capital stock of CSC in an acquisition in which the shareholders of CSC acquired beneficial ownership of approximately 92% of the Old Cityscape Common Stock. The CSC Acquisition was accounted for as a reverse acquisition for financial reporting purposes with CSC being deemed to have acquired a 100% interest in Cityscape as of the date of the acquisition. From the date of its formation in 1988 through the date of the CSC Acquisition, the Company's activities were limited to (i) the sale of the initial shares in connection with its organization, (ii) a registered public offering of securities and (iii) the pursuit of a combination, by merger or acquisition. Cityscape presently has no business operations other than those incidental to its ownership of all the capital stock of CSC.

 (3) Includes a one-time charge of $680,000 related to the change in tax status in 1994 from an "S" corporation to a "C" corporation.

 (4) Represents a loss, net of taxes, related to the early extinguishment of subordinated debentures in December 1995.

 (5) Earnings per share figures for the affected periods reflect the 100% stock dividends paid in September 1995 and July 1996.

 (6) For the year ended December 31, 1997 and the six months ended June 30, 1998, the incremental shares from assumed conversions are not included in computing the diluted per share amounts because their effect would be antidilutive since an increase in the number of shares would reduce the amount of loss per share. Therefore, basic and diluted earnings per share figures are of an equal amount.

 (7) Represents the interest-only and residual mortgage securities that the Company receives upon loan sales through securitizations.

 (8) Includes short-term borrowings due under secured warehouse financing facilities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

 (9) Excludes the Company's Sav*-A-Loan(R) products and "Discontinued Products" which are defined as jumbo loans, conventional home loans, Title I loans (loans partially insured by the Federal Housing Administration, an agency of the US Department of Housing and Urban Development, pursuant to the Title I credit insurance program of the National Housing Act of 1934) and loans on small multi-family and mixed-use properties.

(10) Includes contract servicing operations by the Company.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the Consolidated Financial Statements of Cityscape for the six months ended June 30, 1997 and 1998 and the Consolidated Financial Statements of Cityscape and accompanying notes for the years ended December 31, 1995, 1996 and 1997. The following Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements which involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors including, but not limited to, risks related to the ability to access loan warehouse or purchase facilities in amounts, if at all, necessary to fund the Company's loan production, the successful implementation of loan sales in the whole loan sales market, the ability of the Company to successfully restructure its balance sheet, the initiative to streamline the Company's operations, the ability of the Company to retain an adequate number and mix of its employees, legal proceedings and other matters, adverse economic conditions, competition and other risks detailed from time to time in Cityscape's SEC reports. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.

OVERVIEW

     Cityscape is a consumer finance company engaged in the business of originating, purchasing, selling and servicing mortgage loans secured by one-to four-family residences. The majority of the Company's loans are made to owners of single family residences who use the loan proceeds for such purposes as debt consolidation and financing of home improvements and educational expenditures, among others. Cityscape, through its wholly-owned subsidiary CSC, is licensed or registered to do business in 47 states and the District of Columbia.

     The Company primarily generates revenue from gain on sale of loans recognized from premiums on loans sold through whole loan sales to institutional purchasers, interest earned on loans held for sale, origination fees received as part of the loan application process and fees earned on loans serviced. Historically, the Company also recognized gain on sale of loans sold through securitizations. Recently, however, the Company has redirected its efforts to actively pursue the sale of its loans through whole loan sales rather than through securitizations. By employing whole loan sales, the Company is better able to manage its cash flow as compared to disposition of loans through securitizations. With the Company's prior emphasis on the sale of loans through securitizations, whole loan sales had represented 24.8%, 5.8% and 31.7% of all loan sales in 1995, 1996 and 1997, respectively. During the first six months of 1998, all loans that were sold were sold through whole loan sales. The Company anticipates that substantially all of its loan production volume will be sold through whole loan sales in 1998. Whole loan sales produce lower margins than securitizations and, therefore, will negatively impact the Company's earnings.

     For the prior three fiscal years, gain on sale of loans includes the present value of the differential between the interest rate payable by an obligor on a loan over the interest rate passed through to the purchaser acquiring an interest in such loan, less applicable recurring fees, including the costs of credit enhancements and trustee fees. For the prior three fiscal years, gain on sale of loans also included gain on securitizations representing the fair value of the interest-only and residual certificates that the Company received upon the sale of loans through securitizations which are reflected as trading securities. During 1995, 1996 and 1997, gain on sale of loans constituted approximately 72.1%, 71.2% and 45.8% (excluding a net unrealized loss on valuation of residuals of $148.0 million), respectively of total revenues.

LOAN ORIGINATIONS AND PURCHASES

     The following table highlights certain selected information relating to the origination and purchase of loans by the Company during the periods shown.

                         LOAN ORIGINATION AND PURCHASES

                                                                                    FOR THE SIX
                                              FOR THE YEAR ENDED DECEMBER 31,       MONTHS ENDED
                                            ------------------------------------      JUNE 30,
                                              1995         1996          1997           1998
                                            --------    ----------    ----------    ------------
                                                   (DOLLARS IN THOUSANDS)
Loan origination and purchases:
  Core Products:
     Independent mortgage brokers.........  $291,907    $  364,168    $  392,330      $117,256
     Correspondent Loan Acquisition
       Program............................   125,957       572,484       425,693        15,084
                                            --------    ----------    ----------      --------
          Total Core Products.............   417,864       936,652       818,023       132,340
                                            --------    ----------    ----------      --------
  Sav*-A-Loan(R) Products:
     Independent mortgage brokers.........        --        97,753       429,126       149,258
     Correspondent Loan Acquisition
       Program............................        --        39,565       239,993        26,764
                                            --------    ----------    ----------      --------
          Total Sav*-A-Loan(R) Products...        --       137,318       669,119       176,022
                                            --------    ----------    ----------      --------
Discontinued Products.....................        --        86,321       167,890         4,336
                                            --------    ----------    ----------      --------
Bulk purchases............................        --       129,064            --            --
                                            --------    ----------    ----------      --------
          Total originations and
            purchases.....................  $417,864    $1,289,355    $1,655,032      $312,698
                                            ========    ==========    ==========      ========
Weighted average interest rate:
  Core Products...........................     11.9%         11.8%         11.2%          9.8%
  Sav*-A-Loan(R) Products.................        --         14.4%         14.0%         13.0%
  Discontinued Products...................     12.8%         10.5%          9.0%          9.0%
  Bulk purchases..........................        --         12.0%            --            --
Overall weighted average interest rate....     11.9%         12.0%         12.0%         11.6%
Weighted average initial loan-to-value
  ratio(1)................................     66.4%         72.5%         73.6%         78.4%
Percentage of loans secured by first
  mortgages:
  Core Products...........................     89.0%         94.0%         91.7%         90.4%
  Sav*-A-Loan(R) Products.................        --          0.8%          1.4%          0.3%

---------------
(1) Excludes the Company's Sav*-A-Loan(R) products and Discontinued Products. The loan-to-value ratio of a loan secured by a first mortgage is determined by dividing the amount of the loan by the appraised value of the mortgaged property at origination. The loan-to-value ratio of a loan secured by a second mortgage is determined by taking the sum of the loans secured by the first and second mortgages and dividing by the appraised value of the mortgaged property at origination.

     The Company increased its loan originations and purchases in 1997 to $1.7 billion from $1.3 billion in 1996. The average principal balance of the Company's loans for the first six months of 1998 was $52,099 as compared to $55,910 in 1997. This decrease was due primarily to a larger percentage of the Company's originations consisting of Sav*-A-Loan(R) product, which typically has a lower principal balance than Core Product (as defined below) originations. Primarily due to a reduction in the Correspondent Loan Acquisition Program (as defined below) and the discontinuation of many of the loan products previously offered by the Company, the Company anticipates that its loan production volume will be substantially lower in 1998 than in 1997.

     The Company's origination of "Core Products" (defined as fixed and adjustable rate residential mortgage loans for refinancing, educational, home improvement and debt consolidation purposes and fixed and adjustable rate purchase money mortgage loans) from brokers increased in 1997 to $392.3 million from $364.2 million in 1996, representing an increase of $28.1 million (or 7.7%). For the first six months of 1998, it was $117.3 million. The Company's Correspondent Loan Acquisition Program for Core Products substantially decreased in 1997 to $425.7 million from $572.5 million in 1996, representing a decrease of $146.8 million (or

25.6%). For the first six months of 1998, it was $15.1 million. This reflects management's decision to focus its efforts on the more profitable and less cash intensive broker business.

     The Company's originations of Sav*-A-Loan(R) products from brokers increased in 1997 to $429.1 million from $97.8 million in 1996, representing an increase of $331.3 million (or 339.0%). Additionally, the Company's Correspondent Loan Acquisition Program for Sav*-A-Loan(R) product increased $200.4 million (506.1%) to $240.0 million in 1997 from $39.6 million in 1996.
These results reflect a full year of Sav*-A-Loan(R) originations, as compared to only a partial year in 1996, as well as the Company's efforts to expand both its broker and correspondent Sav*-A-Loan(R) business. For the first six months of 1998, the Company's originations of Sav*-A-Loan(R) products from brokers was $149.3 million and from the Company's Correspondent Loan Acquisition Program was $26.8 million.

     The weighted average coupon of Core Products decreased to 9.8% for the six months ended June 30, 1998 from 11.2% in 1997. Additionally, the Sav*-A-Loan(R) product weighted average coupon has decreased to 13.0% for the six months ended June 30, 1998 from 14.0% in 1997. These decreases resulted from increased competition within the financial services industry and the interest rate environment.

LOAN SALES

     The Company sells, without recourse, virtually all of the loans it originates in loan sales through whole loan sales. See "Business -- Loan Sales". During 1995, 1996 and 1997, the Company sold $359.0 million, $1.3 billion and $1.6 billion of loans, respectively, of which $105.8 million, $73.5 million and $518.4 million, respectively, were sold in whole loan sales accounting for 24.8%, 5.6% and 31.7%, of all loan sales in the respective periods. In the six months ended June 30, 1998, the Company sold $298.1 million in whole loan sales accounting for 100.0% of all loan sales during the period. Gains on the sale of loans through securitizations and into loan purchase facilities were $17.6 million, $75.1 million and $75.3 million, or 48.1%, 69.6% and 41.3% of the Company's total revenues in 1995, 1996 and 1997, respectively. The Company expects that it will sell substantially all of its loans through whole loan sales for the foreseeable future. Whole loan sales produce lower margins than securitizations and, therefore, will negatively impact the Company's earnings.

     During 1995, 1996, and 1997, gains on loan sales totaled $26.3 million (7.3% weighted average gain), $76.8 million (6.0% weighted average gain) and $83.4 million (5.1% weighted average gain), respectively. For the first six months of 1998, there was a net loss on sale of loans totaling $1.3 million.

LOAN SERVICING

     As of June 30, 1998, the Company's servicing portfolio decreased to $1.4 billion from $2.2 billion as of December 31, 1997, primarily as a result of the sale of the 1997-A, 1997-B and 1997-C securitizations and the associated servicing rights and the sale of loans through whole loan sales with servicing released (i.e. servicing obligations handled by a third party) during the first six months of 1998. During the remainder of 1998, the Company anticipates continuing to sell substantially all of its loan production through whole loan sales with servicing released. As a result of such sales, as well as the subservicing of loans as discussed herein, and loan prepayments and defaults on existing loans, the Company anticipates that the size of the servicing portfolio will substantially decrease in the future.

     Due to the Company exceeding the delinquency rates permitted under the terms of the pooling and servicing agreements with respect to the Company's 1995-2, 1995-3, 1996-1, 1996-2 and 1996-3 home equity securitizations, the
Company has been in ongoing discussions regarding the servicing of the related loans with Financial Security Assurance Inc. and Financial Guaranty Insurance Company, certificate insurers under such securitizations. As a result of these discussions, the Company entered into subservicing agreements (which became effective on August 1, 1998) with respect to such loans with Fairbanks Capital Corp. As of June 30, 1998, the outstanding amount of such loans was $462.6 million or 33.4% of the servicing portfolio. The Company expects to enter into a similar subservicing agreement for its 1996-4 home equity securitization which, as of June 30, 1998, has approximately $146.3 million of loans outstanding. The total of these transfers would represent, as of June 30, 1998, approximately 44.0% of the total servicing portfolio and 90.1% of the

Company's home equity securitized loans. As a result of the significant reduction of the Company's servicing portfolio, the Company expects to restructure its servicing operations and incur costs of approximately $500,000 and record such charge during the third quarter of 1998.

     In January 1998, the Company retained Ocwen Federal Bank FSB ("Ocwen FSB"), an established leader in the management and resolution of under performing loans, as a special loan servicer to sub-service the Company's 90-day plus delinquent loans. The Company delivers such non-performing loans to Ocwen FSB on an ongoing basis. The Company transferred to Ocwen FSB 993 non-performing loans with an aggregate unpaid principal balance of $66.4 million.

     The following table provides data on delinquency experience and real estate owned ("REO") properties for the Company's serviced portfolio (excluding loan balances under contract servicing agreements).

                                                      AS OF DECEMBER 31,
                           ------------------------------------------------------------------------       AS OF JUNE 30,
                                    1995                     1996                     1997                     1998
                           ----------------------   ----------------------   ----------------------   ----------------------
                                          % OF                     % OF                     % OF                     % OF
                           DOLLARS IN   SERVICED    DOLLARS IN   SERVICED    DOLLARS IN   SERVICED    DOLLARS IN   SERVICED
                           THOUSANDS    PORTFOLIO   THOUSANDS    PORTFOLIO   THOUSANDS    PORTFOLIO   THOUSANDS    PORTFOLIO
                           ----------   ---------   ----------   ---------   ----------   ---------   ----------   ---------
Serviced portfolio.......   $311,649      100.0%    $1,470,344       100.0%  $2,231,519     100.0%    $1,384,775     100.0%
                            ========      =====     ==========   =========   ==========     =====     ==========     =====
Delinquencies:
  30-59 days
    delinquent...........   $  5,479        1.8%    $   54,733         3.7%  $   65,063       2.9%    $   39,318       2.8%
  60-89 days
    delinquent...........      1,580        0.5         19,733         1.4       30,479       1.4         17,665       1.3
  90 days or more
    delinquent...........      4,968        1.6         24,800         1.7       27,808       1.3         23,154       1.7
                            --------      -----     ----------   ---------   ----------     -----     ----------     -----
         Total
          delinquencies..   $ 12,027        3.9%    $   99,266         6.8%  $  123,350       5.6%    $   80,137       5.8%
                            ========      =====     ==========   =========   ==========     =====     ==========     =====
Defaults:
  Bankruptcies...........   $     --         --%    $    4,269         0.3%  $   25,131       1.1%    $   31,087       2.2%
  Foreclosures...........         --         --         27,689         1.9      100,901       4.5         89,089       6.4%
                            --------      -----     ----------   ---------   ----------     -----     ----------     -----
         Total
           defaults......   $     --         --%    $   31,958         2.2%  $  126,032       5.6%    $  120,176       8.7%
                            ========      =====     ==========   =========   ==========     =====     ==========     =====
REO property.............   $    141         --%    $    1,328         0.1%  $    8,549       0.4%    $   14,793       1.1%
                            ========      =====     ==========   =========   ==========     =====     ==========     =====
Charge-offs..............   $     --         --%    $       36          --   $    4,734       0.2%    $   13,265       1.0%
                            ========      =====     ==========   =========   ==========     =====     ==========     =====

RESULTS OF OPERATIONS

  SIX MONTHS ENDED JUNE 30, 1998 COMPARED TO SIX MONTHS ENDED JUNE 30, 1997

     During the first six months of 1998, the Company recorded negative revenues of $11.7 million primarily as a result of a loss on sale of loans of $1.3 million and the recording of a $18.5 million net unrealized loss on the Company's trading securities. This represents a $112.0 million decrease from the first six months of 1997 primarily as a result of the lower gain recorded on its sale of loans.

     For the first six months of 1998, the Company recorded a net loss on sale of loans totaling $1.3 million. This loss was primarily due to the sale of $285.2 million of whole loans at an average net premium received of 1.5% as compared to the average premium paid on such loans of 2.4%. Approximately $45.0 million of the whole loan sales represented loans sold on a non-recourse basis into the Company's purchase facility whereby the Company retains a participation in future profits on these loans but has not recorded any gain related to this profit participation. There can be no assurance that the Company will realize any future profits on these loans. As a result of the Company's significant reduction in the volume of correspondent originations, the Company expects to continue to experience a reduction in the weighted average premiums paid. During the first six months of 1997, the Company recognized $61.8 million of gain on sale of loans representing a weighted average gain of 7.5% on $829.8 million of loans sold into securitizations. The Company expects that it will continue to sell the majority of loans through whole loan sales and therefore expects to continue to recognize lower net margins as compared to the margins recognized in 1997.

     The unrealized loss on valuation of residuals of $18.5 million recorded for the six months ended June 30, 1998 is a result of the Company increasing both its prepayment speed and loss assumptions used to calculate the value of the residuals, reflecting continued higher than expected losses and increased prepayment speeds experienced on its home equity securitized loans. As a result of a recent increase in the volume of liquidations, and corresponding losses experienced on such liquidations, the Company determined that the loss rates implied by the values at December 31, 1997, should be revised from 1.7% per annum to 4.35% per annum. Additionally, during the second quarter of 1998, the Company experienced an increase in the prepayment speeds on its home equity securitized loans and accordingly increased the prepayment speeds used to value the residuals to 34.8% per annum at June 30, 1998 from 31.8% per annum at December 31, 1997.

     Interest income decreased $28.0 million or 82.1% to $6.1 million for the six months ended June 30, 1998 from $34.1 million for the comparable period in 1997. This decrease was due primarily to lower average balances of mortgage loans held for sale and the elimination of the recognition of accreted interest on the Company's residuals in the second quarter of 1998. The Company expects to continue to have lower average balances of mortgage loans held for sale resulting in lower interest income in the future as a result of the Company's whole loan sales initiatives. Additionally, the Company expects that the interest income related to its securitizations will continue to be lower than interest recognized in the comparable periods in 1997.

     Mortgage origination income decreased $760,944 or 34.4% to $1.5 million for the six months ended June 30, 1998 from $2.2 million for the comparable period in 1997. This decrease was due primarily to a lower volume of loan originations for the six months ended June 30, 1998 as compared to the same period in 1997.

     Other income decreased $1.7 million or 77.4% to $499,318 for the six months ended June 30, 1998 from $2.2 million for the comparable period in 1997. This decrease was due primarily to decreased servicing income mainly due to the continued attrition of the loans that were sold with servicing retained prior to the Company's adoption of SFAS No. 122, "Accounting for Mortgage Servicing Rights."

     Total expenses increased $2.1 million or 2.9% to $75.0 million for the six months ended June 30, 1998 from $72.9 million for the comparable period in 1997. This increase was due primarily to increased other operating expenses relating to increased professional fees as well as $3.2 million of restructuring charges and $2.0 million relating to the settlement of a lawsuit, offset by lower salaries and benefits and interest expense.

     Salaries and employee benefits decreased $4.2 million or 19.5% to $17.3 million for the six months ended June 30, 1998 from $21.5 million for the comparable period in 1997. This decrease was due primarily to decreased staffing levels to 507 employees at June 30, 1998 as compared to 924 employees as of June 30, 1997. This decrease was primarily a result of the Company's restructuring and streamlining efforts as well as employee attrition.

     Interest expense decreased $7.5 million or 21.0% to $28.2 million for the six months ended June 30, 1998 from $35.7 million for the comparable period in 1997. This decrease was due primarily to a lower average balance of loans on the warehouse finance lines due to lower originations during the six months ended June 30, 1998 as compared to the same period in 1997.

     Selling and other expenses increased $10.5 million or 66.5% to $26.3 million for the six months ended June 30, 1998 from $15.8 million for the comparable period in 1997. This increase was due primarily to increased operating costs of $9.7 million or 67.8% to $24.0 million for the six months ended June 30, 1998 from $14.3 million for the comparable period in 1997 from increased professional fees as a result of the Company's restructuring and streamlining efforts as well as a $2.0 million charge due to the settlement of a lawsuit.

     During the six months ended June 30, 1998, the Company recorded a restructuring charge of $3.2 million. This charge was related to a restructuring plan that includes streamlining and downsizing the Company's operations. The Company has closed its branch operation in Virginia and significantly reduced its correspondent originations for the foreseeable future and has exited its conventional lending business. Of the $3.2 million, $1.1 million represents severance payments made to 142 former employees and $2.1 million represents costs incurred with lease obligations and write-offs of assets no longer in service.

     The Company recorded a net loss applicable to common stock of $98.6 million for the six months ended June 30, 1998 as compared to net earnings applicable to common stock of $19.7 million for the six months ended June 30, 1997. This loss was due primarily to a $87.1 million loss from continuing operations due to decreased loan originations, as well as decreased gain on sale of loans due to the Company's strategy of selling loans through whole loan sales instead of through securitizations. Additionally, the Company recorded earnings from discontinued operations of $5.8 million during the first six months of 1997. An increase in the liquidation preference of the preferred stock in lieu of dividends and default payments of $11.5 million was recorded during the first six months of 1998 further increasing the net loss applicable to common stock.

  YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

     Total revenues decreased $73.8 million or 68.5% to $34.0 million in 1997 from $107.8 million in 1996. This decrease was due primarily to a net unrealized loss on valuation of residuals of $148.0 million during 1997, offset by increased gain on sale of loans of $6.6 million, increased interest income of $49.0 million resulting primarily from an increase in intercompany income from CSC-UK and a gain on sale of available-for-sale securities of $18.0 million.

     Gain on sale of loans increased $6.6 million or 8.6% to $83.4 million in 1997 from $76.8 million in 1996. The increase was due to increased volume of loan sales at lower average gains ($1.6 billion of loan sales at a weighted average gain of 5.1% in 1997 as compared to $1.3 billion of loan sales at a weighted average gain of 6.0% in 1996). The lower average gain on sale of loans recognized in 1997 was due primarily to lower margins from correspondent loans, as well as a higher percentage of the Company's loan originations and purchases being sold as whole loan sales to enhance the Company's liquidity position. Whole loans sales result in lower margins than loans sold in securitizations, but are immediately cash flow positive. The Company expects that it will sell the majority of its loans through whole loan sales and therefore expects to continue to recognize lower net margins in the future.

     During 1997, the Company recognized an unrealized loss on valuation of residuals of $148.0 million. This unrealized loss consists of $89.8 million of losses on its home equity residuals, $35.9 million on its Sav*-A-Loan(R) residuals and $22.3 million on its mortgage servicing receivables. At December 31, 1997, the Company determined the fair value of its home equity residuals based upon the net realizable value as implied by the first quarter 1998 sale of certain of its home equity residuals and recorded net unrealized losses of $89.8 million. The unrealized loss related to the Sav*-A-Loan(R) residuals reflects the Company's change in the assumptions used to value such residuals as follows: the discount rate was increased to 15% from 12%; constant prepayment speed was increased to 16.8% from 14% after the twelfth month; and the loss rate was increased to a weighted average of 306 basis points per annum from a weighted average loss rate of 175 basis points per annum. The Company valued its mortgage servicing receivables on a net realizable value assuming a liquidation price based upon the value implied by the servicing rights sold in conjunction with the January 1998 home equity residual sale.

     Mortgage origination income increased $2.0 million or 71.4% to $4.8 million in 1997 from $2.8 million in 1996. This increase was due primarily to higher originations during 1997 partially offset by lower fees earned on the Company's broker originations. It is anticipated that the Company's origination fees as a percentage of loans originated will continue to decrease in the future.

     Interest income increased $49.0 million or 200.0% to $73.5 million in 1997 from $24.5 million in 1996. This increase was due primarily to the increased intercompany note interest charged on a higher average note balance with CSC-UK from $149.3 million at December 31, 1996 to $309.3 million at December 31, 1997, as well as interest earned on a higher average balance of mortgage loans held for sale balance resulting from increased loan production volume in excess of loans sold during the period.

     Other income increased $16.6 million or 448.6% to $20.3 million in 1997 from $3.7 million in 1996. This increase was due primarily to the inclusion of $18.0 million of gain on the sale of IMC Mortgage Company ("IMC") common stock owned by the Company. The increase was offset by the decrease in servicing income of $1.2 million or 42.9% to $1.6 million in 1997 from $2.8 million in 1996. The Company expects servicing income to continue to decrease in the future primarily due to the continued attrition of the loans that were sold with servicing retained prior to the Company's adoption of SFAS No. 122, "Accounting for Mortgage Servicing Rights."

     Total expenses increased $106.0 million or 164.1% to $170.6 million in 1997 from $64.6 million in 1996. This increase was due primarily to increased salaries, selling expenses and operating expenses related to increased loan origination and purchase volume during 1997. Excluding the net unrealized loss on valuation of residuals, total expenses as a percentage of total revenues increased to 93.7% in 1997 from 59.9% in 1996. As a result of streamlining efforts begun by the Company during the first quarter of 1998, the Company expects total expenses to decrease in the future.

     Salaries and benefits increased $14.8 million or 56.3% to $41.1 million in 1997 from $26.3 million in 1996. This increase was due primarily to increased staffing levels to 838 US employees at December 31, 1997 compared to 638 employees at December 31, 1996, with an average of 844 employees for the year of 1997. This increase in average employees resulted from the growth in loan production volume and geographic expansion and increased loans serviced. As a result of the Company's restructuring and streamlining efforts, the number of employees has decreased to 577 at March 15, 1998.

     Interest expense increased $53.4 million or 308.7% to $70.7 million in 1997 from $17.3 million in 1996. This increase was due primarily to increased interest expense related to $300.0 million of Old Senior Notes issued in May 1997 as well as the increased balance of loans held pending sale during 1997, resulting from the increased loan production volume during 1997. Also included in interest expense for the year ended December 31, 1997 is a one-time charge of $4.7 million related to the $14.0 million induced conversion of the Old Subordinated Debentures in April 1997.

     Selling and other expenses increased $25.7 million or 125.4% to $46.2 million in 1997 from $20.5 million in 1996. This increase was due primarily to increased other operating expenses of $23.9 million or 131.3% to $42.1 million in 1997 from $18.2 million in 1996 resulting from increased professional fees, travel and entertainment and occupancy costs incurred to support the increased loan production volume. Additionally, the increase was due to increased selling costs of $1.8 million or 78.3% to $4.1 million in 1997 from $2.3 million in 1996 as a result of increased loan production volume in 1997 as compared to 1996.

     Provision for loan losses of $12.6 million was recorded for the year ended December 31, 1997 as compared to $532,396 for the year ended December 31, 1996. This increase was due primarily to an increased balance of mortgages held for investment resulting from increased loan production volume during 1997.

     Income tax benefit (expense) changed from an expense of $19.3 million in 1996 to an income tax benefit of $18.1 million in 1997 due to pretax losses of $136.6 million. The 1997 tax benefit was reduced due to a valuation reserve established in 1997 due to the uncertainty of the Company's ability to continue as a going concern.

     The Company recorded a loss from continuing operations of $118.5 million for the year ended December 31, 1997 as compared to earnings from continuing operations of $23.9 million for the year ended December 31, 1996. This loss was primarily due to the Company recognizing a net unrealized loss on valuation of residuals of $148.0 million during 1997 as well as increased total expenses during 1997 and lower average gains.

     The Company recorded a loss from discontinued operations of $245.9 million for the year ended December 31, 1997 as compared to earnings from discontinued operations of $26.8 million for the year ended December 31, 1996. This loss from discontinued operations in 1997 was due primarily to a valuation adjustment related to the Office of Fair Trading ("OFT") initiatives and the write-off of unamortized goodwill and commitment fees. See "Business -- The CSC-UK Sale; Discontinued Operations."

     The Company adopted a plan in March 1998 to sell the assets of CSC-UK. As a result, the Company recorded a $49.9 million loss on disposal of discontinued operations.

     The Company recorded a net loss applicable to common stock of $418.9 million for the year ended December 31, 1997 as compared to net earnings applicable to common stock of $50.7 million in 1996. This loss was due primarily to the loss from discontinued operations of $245.9 million, the $148.0 million net unrealized loss on the valuation of residuals, as well as the loss on the disposal of discontinued operations of $49.9 million.

  YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

     Total revenues increased $71.3 million or 195.3% to $107.8 million in 1996 from $36.5 million in 1995. This increase was due primarily to higher gains on sale of loans resulting from the increased loan origination and purchase volume and volume of loans sold compared to the prior period and increased interest income resulting from higher average balances of loans held for sale, as well as increased discount accretion recognized on higher average balances of mortgage servicing receivables.

     Gain on sale of loans increased $50.5 million or 192.0% to $76.8 million in December 31, 1996 from $26.3 million in 1995. The increase was due primarily to increased volume of loan sales at lower average gains ($1.3 billion of loan sales at a weighted average gain of 6.0% in 1996 as compared to $359.0 million of loan sales at a weighted average gain of 7.3% in 1995). The lower average gain on sale of loans recognized in 1996 was due primarily to the lower average margins from bulk purchases which occurred during the second quarter of 1996, lower margins from correspondent loans, as well as lower margins from changes in interest rates during the second quarter of 1996.

     Mortgage origination income increased $60,733 or 2.2% to $2.8 million in 1996 from $2.7 million in 1995. This increase was due primarily to the increase in loan production volume to $1.3 billion in 1996 from $417.9 million in 1995, partially offset by lower average origination fees earned.

     Interest income increased $18.4 million or 301.6% to $24.5 million in 1996 from $6.1 million in 1995. This increase was due primarily to the increased balance of loans held for sale during 1996 resulting from the increased loan production volume in excess of loans sold during the period, as well as interest income resulting from the accretion of the discount recorded on mortgage servicing receivables.

     Other income increased $2.4 million or 184.6% to $3.7 million in 1996 from $1.3 million in 1995. This increase was due primarily to increased servicing income of $2.1 million or 281.4% to $2.8 million in 1996 from $731,862 in 1995. This increased income was due primarily to an increase in the average balances of loans serviced to $933.6 million in 1996 from $140.3 million in 1995. Additionally, earnings from partnership interest increased $272,211 or 56.5% to $754,000 in 1996 from $481,789 in 1995. This increase was due primarily to increased earnings recognized from the equity interest in IMC during 1996. In June 1996, IMC converted from partnership to corporate form and effected a public offering of its common stock. As a result of the offering, the Company's interest in IMC is no longer accounted for under the equity method of accounting, whereby the Company recognized its relative portion of the partnership's earning as revenues, but rather as available-for-sale securities in accordance with SFAS No. 115.

     Total expenses increased $42.7 million or 195.0% to $64.6 million in 1996 from $21.9 million in 1995. This increase was due primarily to increased salaries, selling expenses and operating expenses related to increased loan production volume during 1996. Total expenses as a percentage of total revenues decreased to 59.9% in 1996 from 60.0% in 1995.

     Salaries and benefits increased $15.4 million or 141.3% to $26.3 million in 1996 from $10.9 million in 1995. This increase was due primarily to increased staffing levels to 638 employees at December 31, 1996 compared to 264 employees at December 31, 1995 resulting from the growth in loan production volume and geographic expansion and increased loans serviced.

     Interest expense increased $12.8 million or 284.4% to $17.3 million in 1996 from $4.5 million in 1995. This increase was due primarily to the interest costs associated with the $143.8 million of Old Subordinated Debentures issued during the second quarter of 1996, as well as an increased balance of loans held pending sale during 1996, resulting from the increased loan production volume during 1996.

     Selling and other expenses increased $14.0 million or 215.4% to $20.5 million in 1996 from $6.5 million in 1995. This increase was due primarily to the increased loan production volume during 1996 as compared to 1995.

     Earnings from continuing operations before extraordinary items increased $15.8 million or 195.1% to $23.9 million in 1996 from $8.1 million in 1995. This increase was due primarily to increased revenues resulting from an increase in loan production volume and volume of loans sold during 1996 as the Company expanded its geographic base to 42 states and the District of Columbia and further penetrated existing markets.

     Earnings from discontinued operations increased $23.0 million or 605.3% to $26.8 million in 1996 from $3.8 million in 1995. This increase was due primarily to increased revenues resulting from an increase in UK loan origination and purchase volume and volume of loans sold during 1996.

     Net earnings increased $39.1 million or 337.1% to $50.7 million in 1996 from $11.6 million in 1995. This growth in net earnings was due primarily to increased revenues resulting from an increase in loan production volume and volume of loans sold during 1996 as the Company expanded its geographic base to 42 states and the District of Columbia and further penetrated existing markets.

FINANCIAL CONDITION

  JUNE 30, 1998 COMPARED TO DECEMBER 31, 1997

     Cash and cash equivalents increased $32.9 million to $35.5 million at June 30, 1998 from $2.6 million at December 31, 1997. This increase was primarily due to the cash proceeds from the sale of CSC-UK.

     Mortgage servicing receivables decreased $3.0 million or 31.6% to $6.5 million at June 30, 1998 from $9.5 million at December 31, 1997. This decrease was primarily the result of the sale of the mortgage servicing receivables associated with the sale of the residuals in January 1998.

     Trading securities, which consist of interest-only and residual certificates, decreased $41.8 million or 33.0% to $84.7 million at June 30, 1998 from $126.5 million at December 31, 1997. This decrease was due primarily to the Company's sale of residual certificates and related mortgage servicing receivables relating to certain of the Company's home equity loan products for net proceeds of $26.5 million during the first quarter of 1998 to enhance the Company's liquidity position. Additionally, the Company recorded a write-down of $18.5 million during the first six months of 1998 resulting from an increase in the expected loss rate used to value such residuals reflecting the Company's recent increase in losses on liquidation of non-performing loans in its home equity portfolio.

     Mortgage loans held for sale, net increased $9.1 million or 9.8% to $102.4 million at June 30, 1998 from $93.3 million at December 31, 1997. This increase was due primarily to the volume of loans originated exceeding the volume of loans sold during the first six months of 1998.

     Mortgage loans held for investment, net increased $1.2 million or 18.5% to $7.7 million at June 30, 1998 from $6.5 million at December 31, 1997. This increase was due primarily to $1.7 million of loans reclassified from mortgages held for sale primarily due to the Company's inability to sell such loans offset by $449,013 of loans reclassified from mortgages held for investment, net to real estate owned. During the first six months of 1998, the Company sold $3.2 million of mortgage loans held for investment, net at a price equated to the book value. As a percentage of total assets, mortgage loans held for investment, net increased to 2.3% at June 30, 1998 from 1.6% at December 31, 1997.

     Investment in discontinued operations, net decreased by $58.8 million or 69.8% to $25.4 million at June 30, 1998 from $84.2 million at December 31, 1997. The decrease represented net cash proceeds from the sale of discontinued operations during the first six months of 1998. The balance at June 30, 1998 primarily consisted of cash on hand in the discontinued operation of approximately $16.4 million and net receivables (net of liabilities) due of approximately $9.0 million. Included in such net receivables is approximately $10.0 million due from Ocwen under the terms of the UK Sale Agreement. The Company, however, recently received a letter from Ocwen in which Ocwen has taken the position that the Company owes approximately $21.4 million in connection with the transaction. The Company and Ocwen are currently in dispute over these amounts. See "Business -- Legal Proceedings." The Company expects to maintain a balance of cash on hand in the discontinued operation to cover existing and potential liabilities and costs until the dissolution of the existing legal entities of CSC-UK and its subsidiaries. Additionally, as of June 30, 1998, there were liabilities related to the discontinued operations of approximately $1.4 million included in accounts payable and other liabilities.

     Other assets increased $1.3 million or 4.8% to $28.6 million at June 30, 1998 from $27.3 million at December 31, 1997. This increase was due primarily to an increase in prepaid expenses and accounts receivable partially offset by decreases in accrued interest receivable and deferred debt issuance costs.

     Warehouse financing facilities outstanding increased $13.6 million or 17.5% to $91.1 million at June 30, 1998 from $77.5 million at December 31, 1997. This increase was due primarily to the volume of loans originated exceeding the volume of loans sold during the first six months of 1998.

     Accounts payable and other liabilities increased $817,106 or 1.3% to $64.2 million at June 30, 1998 from $63.4 million at December 31, 1997. This increase was due primarily to the increased accrued interest payable relating to the Old Senior Notes, partially offset by decreased accrued expenses relating to the UK Sale and decreased other accrued expenses.

     Allowance for losses increased $1.9 million or 41.3% to $6.5 million at June 30, 1998 from $4.6 million at December 31, 1997. This increase was due primarily to an increase in the expected losses on the Company's home equity loan pools and the costs associated with servicing such pools.

     The stockholders' deficit increased $87.1 million or 49.3% to a deficit of $263.9 million at June 30, 1998 as compared to a stockholders' deficit of $176.8 million at December 31, 1997. This increase in the deficit was the result of a net loss of $87.1 million for the six months ended June 30, 1998.

  DECEMBER 31, 1997 COMPARED TO DECEMBER 31, 1996

     Cash and cash equivalents increased $2.1 million or 481.3% to $2.6 million at December 31, 1997 from $446,285 at December 31, 1996.

     Securities purchased under agreements to resell represent US Treasury securities borrowed from the repo desk of a counterparty to facilitate the delivery of US Treasury securities sold short as part of the Company's strategy to manage interest rate risk on loan originations. There were no securities purchased under agreements to resell at December 31, 1997 as compared to $154.2 million at December 31, 1996 due to the closing of all open positions. The Company no longer employs this strategy because it typically holds loans pending whole loan sales for less time than it holds loans pending sale through securitization.

     Available-for-sale securities in the amount of $14.6 million were recorded as an asset at December 31, 1996 as a result of the Company's equity interest in IMC. During 1997, the Company sold its equity interest in IMC for net proceeds of $18.0 million. Prior to June 1996, the Company had recorded a 9.1% limited partnership interest in IMC. Available-for-sale securities were reported on the Company's statement of financial condition at fair market value with any corresponding change in value reported as an unrealized gain or loss (if assessed to be temporary) as an element of stockholders' equity after giving effect for taxes.

     Mortgage servicing receivables decreased $40.6 million or 81.0% to $9.5 million at December 31, 1997 from $50.1 million at December 31, 1996. This decrease was due primarily to a $22.3 million valuation adjustment during 1997, the securitization of pools of mortgages that had $34.6 million of mortgage servicing receivables associated with such loans and amortization of $3.4 million. These decreases were offset by the recognition of $19.6 million of mortgage servicing receivables primarily resulting from loans sold with servicing retained during the first three quarters of 1997.

     Trading securities, which consist of interest-only and residual certificates, increased $23.3 million or 22.6% to $126.5 million at December 31, 1997 from $103.2 million at December 31, 1996. This increase was due to the $1.1 billion of US securitizations completed during 1997, offset by valuation adjustments of $125.7 million.

     Mortgage loans held for sale, net increased $5.2 million or 5.9% to $93.3 million at December 31, 1997 from $88.1 million at December 31, 1996. This increase was due primarily to the volume of loans originated exceeding loan sale volume in 1997.

     Mortgage loans held for investment, net increased $1.3 million or 25.0% to $6.5 million at December 31, 1997 from $5.2 million at December 31, 1996. This increase was due primarily to the Company's increased loan production volume. As a percentage of total assets, mortgage loans held for investment increased to 1.7% at December 31, 1997 from 0.8% at December 31, 1996.

     Other assets decreased $1.3 million or 4.5% to $27.3 million at December 31, 1997 from $28.6 million at December 31, 1996. This decrease was due primarily to a $14.9 million decrease in loans receivable -- subwarehousing at December 31, 1997, partially offset by a $9.2 million increase in deferred debt issuance costs related to the issuance of $300.0 million of Old Senior Notes.

     Investment in discontinued operations, net decreased $128.4 million or 60.4% to $84.2 million at December 31, 1997 from $212.6 million at December 31, 1996. This decrease was due primarily to the impact of the OFT guidelines resulting in an impairment in the value of CSC-UK's mortgage servicing receivables of $106.2 million and the write-off of unamortized goodwill of $52.7 million and commitment fees of $32.4 million.

     Warehouse financing facilities outstanding increased $5.2 million or 7.2% to $77.5 million at December 31, 1997 from $72.3 million at December 31, 1996. This increase was due primarily to the increased origination and purchase volume in excess of the volume of loans sold as reflected in the increase in mortgages held for sale, net.

     Securities sold but not yet purchased represent US Treasury securities sold short as part of the Company's strategy to manage interest rate risk on loan originations. There was no balance at December 31, 1997 as compared to $152.9 million at December 31, 1996 due to the closing of all open positions.

     Accounts payable and other liabilities increased $36.2 million or 133.1% to $63.4 million at December 31, 1997 from $27.2 million at December 31, 1996. This increase was due primarily to the $16.4 million of accrued expenses related to the sale of CSC-UK as well as increased escrow balances associated with the increased servicing portfolio and increased accrued professional fees.

     Allowance for losses decreased $5.5 million or 54.5% to $4.6 million at December 31, 1997 from $10.1 million at December 31, 1996. This decrease was due primarily to the securitization of pools of mortgages previously recorded as mortgage servicing receivables. Upon securitization of such loans, the allowance for loss is embedded in the value of the trading security rather than classified as a separate liability.

     Notes and loans payable totaled $300.0 million at December 31, 1997 representing the Old Senior Notes as compared to $111.5 million at December 31, 1996 which represented $100.0 million outstanding under a senior secured facility, $6.5 million of advances under the Greenwich Facility (as defined below) and a $5.0 million term loan with The First National Bank of Boston. The $111.5 million outstanding at December 31, 1996 was repaid in May 1997 with proceeds from the $300.0 million Old Senior Notes issuance.

     A stockholders' deficit of $176.8 million was recorded at December 31, 1997 as compared to stockholders' equity of $138.8 million at December 31, 1996. This deficit was primarily the result of a net loss of $414.4 million for the year ended December 31, 1997, as well as $4.5 million of preferred stock dividends, offset by $98.0 million of net proceeds received from the 1997 issuances of preferred stock and $18.2 million from the induced conversion of the Old Subordinated Debentures.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's business requires substantial cash to support its operating activities. The Company's principal cash requirements include the funding of loan production, payment of interest expenses, operating expenses and income taxes. The Company uses its cash flow from whole loan sales, loan origination fees, processing fees, net interest income and borrowings under its loan warehouse and purchase facilities to meet its working capital needs. There can be no assurance that existing lines of credit can be extended or refinanced or that funds generated from operations will be sufficient to satisfy obligations. In October 1997, the Company announced that it was exploring strategic alternatives for the Company's ability to continue as a going concern. In April 1998, the Company completed the UK Sale and received proceeds, at the time of the closing, of $83.8 million, net of closing costs and other fees. The Company believes that its future success is dependent upon its ability to (i) access loan warehouse or purchase facilities, (ii) successfully sell loans in the whole loan sales market, (iii) restructure its balance sheet, (iv) streamline its operations and (v) retain an adequate number and mix of its employees. No assurance can be given that the Company will be able to achieve these results. The implementation of any of these or other liquidity initiatives is likely to have a negative impact on the Company's profitability. The Company's liquidity is dependent upon its continued access to funding sources and can be negatively affected by a number of factors including conditions in the whole loan sales market and the Company's ability to sell certain assets. No assurances can be given as to such continued access or the occurrence of such factors. In addition, the Company will be required to restructure its balance sheet in the near term in order to meet its longer term liquidity needs. The Company has also investigated a variety of alternatives for reorganization and has concluded that the best way to recapitalize the Company over the long-term and maximize the recovery of creditors and senior equity interest holders of the Company is through a prepackaged plan of reorganization for Cityscape and CSC. See "The Plan of Reorganization."

     The Company has operated, and expects to continue to operate, on a negative cash flow basis. During 1995, 1996, 1997 and the six months ended June 30, 1998, the Company used net cash of $70.3 million, $105.9 million, $124.7 million and $42.0 million, respectively, from continuing operating activities. Additionally, in 1995 and 1996, the Company used $277,041 and $3.5 million, respectively, in investing activities. In 1997 and the six months ended June 30, 1998, the Company was provided $30.2 million (primarily from the sale of available-for-sale securities and mortgages held for sale) and $61.2 million (primarily from the UK Sale), respectively, in investing activities. During 1995, 1996 and 1997, the Company's sale of loans through securitizations has resulted in a gain on sale of loans through securitizations recognized by the Company. The recognition of this gain on sale had a negative impact on the cash flow of the Company because significant costs are incurred upon closing of the transactions giving rise to such gain and the Company is required to pay income taxes on the gain on sale in the period recognized, although the Company does not receive the cash representing the gain until later periods as the related loans are repaid or otherwise collected. During 1995, 1996, 1997 and the six months ended June 30, 1998, the Company received cash from financing activities of $73.5 million, $255.5 million, $273.9 million and $13.7 million, respectively. During 1995, 1996 and 1997, the Company used net cash in discontinued operations of $262,654, $149.3 million and $177.3, respectively.

     The Company is required to comply with various operating covenants as defined in its credit facilities and other documents. The covenants include restrictions on, among other things, the ability to (i) incur or suffer the existence of indebtedness, (ii) incur or suffer to exist liens or other encumbrances on certain assets, (iii) engage in dissolutions, consolidations, reorganizations, mergers, sales, transfers of assets or certain changes of control, (iv) incur or suffer to exist any lease obligations on real or personal property, (v) engage in sale-leaseback transactions, (vi) declare, pay or set apart funds for dividends, distributions or the acquisition of capital stock, or redeem, repurchase or otherwise acquire for value the capital stock of Cityscape, CSC or certain affiliates, (vii) make investments, loans or purchase or otherwise acquire an interest in another Person, (viii) engage in derivatives or hedging transactions, (ix) assume, guarantee or become directly or contingently responsible for the obligations of another Person, (x) enter into transactions with any affiliate, (xi) make bulk purchase of mortgage loans,
(xii) forgive indebtedness, (xiii) create subsidiaries, (xiv) transfer property or assets, pay dividends or lend funds among affiliates and (xv) change its line of business.

     In May 1998, Moody's lowered its rating of the Old Senior Notes to Ca from Caa3, as well as its ratings on Cityscape's Old Subordinated Debentures to C from Ca. Also, in May 1998, Standard & Poors ("S&P") withdrew its CCC counterparty credit rating on Cityscape and placed its CCC rating on the Old Senior Notes on "CreditWatch". In June 1998, Standard & Poors further lowered its rating on the Old Senior Notes to D/default. These reductions in the ratings of Cityscape's debt will likely increase the Company's future borrowing costs.

LOAN SALES

     During the first six months of 1998, the Company disposed of all of its loan production through whole loan sales where the Company received a cash premium at the time of sale. During 1995, 1996, 1997 and the first six months of 1998, the Company sold $105.8 million, $73.5 million, $518.4 million and $298.1 million, respectively, in whole loan sales, accounting for 24.8%, 5.6%, 31.7% and 100.0% of all loan sales in the respective periods. As a result of the Company's financial condition, the Company is currently unable to sell its loans through securitizations and expects to sell its loans only through whole loan sales during 1998.

     The Company used overcollateralization accounts as a means of providing credit enhancement for its securitizations. This mechanism slows the flow of cash to the Company and causes some or all of the amounts otherwise distributable to the Company as cash flow in excess of amounts payable as current interest and principal on the securities issued in its securitizations to be deposited in an overcollateralization account for application to cover certain losses or to be released to the Company later if not so used. This temporary or permanent redirection of such excess cash flows reduces the present value of such cash flows, which are the principal component of the gain on the sale of the securitized loans recognized by the Company in connection with each securitization.

     The Company has derived a significant portion of its income by recognizing gains upon the sale of loans through securitizations based on the fair value of the interest-only and residual certificates that the Company receives upon the sale of loans through securitizations and on sales into loan purchase facilities. In loan sales through securitizations, the Company sells loans that it has originated or purchased to a trust for a cash purchase price and interests in such trust consisting of interest-only regular interest and the residual interest which are represented by the interest-only and residual certificates. The cash purchase price is raised through an offering by the trust of pass-through certificates representing regular interests in the trust. Following the securitization, the purchasers of the pass-through certificates receive that principal collected and the investor pass-through interest rate on the principal balance, while the Company recognizes as current revenue the fair value of the interest-only and residual certificates.

     Since it adopted SFAS No. 122, "Accounting for Mortgage Servicing Rights" in October 1995, the Company recognizes as an asset the capitalized value of mortgage servicing receivables based on their fair value. The fair value of these assets is determined based on various economic factors, including loan types, sizes, interest rates, dates of origination, terms and geographic locations. The Company also uses other available information applicable to the types of loans the Company originates and purchases (giving consideration to such risks as default and collection) such as reports on prepayment rates, interest rates, collateral value, economic forecasts and historical loss and prepayment rates of the portfolio under review. The Company estimates the expected cash flows that it will receive over the life of a portfolio of loans. These expected cash flows constitute the excess of the interest rate payable by the obligors of loans over the interest rate passed through to the purchaser, less applicable recurring fees and credit losses. The Company discounts the expected cash flows at a discount rate that it believes is consistent with the required risk-adjusted rate of return of an independent third party purchaser of the interest-only and residual certificates or mortgage servicing receivables. As of June 30, 1998, the Company's balance sheet reflected the fair value of interest-only and residual certificates and mortgage servicing receivables of $84.7 million and $6.5 million less an allowance for losses of $6.5 million, respectively.

     Realization of the value of these interest-only and residual certificates and mortgage servicing receivables in cash is subject to the prepayment and loss characteristics of the underlying loans and to the timing and ultimate realization of the stream of cash flows associated with such loans. If actual experience differs from the assumptions used in the determination of the asset value, future cash flows and earnings could be negatively affected and the Company could be required to write down the value of its interest-only and residual certificates and mortgage servicing receivables. In addition, if prevailing interest rates rose, the required discount rate might also rise, resulting in impairment of the value of the interest-only and residual certificates and mortgage servicing receivables.

SALE OF RESIDUAL CERTIFICATES AND MORTGAGE SERVICING RECEIVABLES

     In order to enhance the Company's liquidity position, in January 1998, the Company sold residual certificates and associated mortgage servicing receivables relating to certain of the Company's home equity loan products for net proceeds of $26.5 million (which equated to the book value at December 31, 1997).

IMPACT OF YEAR 2000

     As described in Cityscape's 1997 Annual Report on Form 10-K, the Company's information systems are networked and client server based. The Company believes that all of its information processing infrastructure, from the desktop computers to the servers including the network, desktop and applications server operating systems are Year 2000 compliant. Although the Company believes it will not suffer any interruption of service or impairment of functionality, if such interruption or impairment were to occur, it could have a material adverse effect on the Company's results of operations and financial condition. There can be no assurance that such impairment or interruption will not occur.

     The Company's loan servicing computer operations are performed by CPI/Alltel ("CPI"). CPI provides the Company with quarterly updates regarding CPI's progress and schedule for Year 2000 compliance. If such compliance is not achieved in a timely manner, the Year 2000 issue could have a material adverse effect on the servicing operations conducted by the Company.

ACCOUNTING CONSIDERATIONS

     In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"). SOP 98-1 defines internal-use software and establishes accounting standards for the costs of such software. The Company has not completed its analysis of SOP 98-1.

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for derivative instruments and for hedging activities. The Company has not completed its analysis of SFAS No. 133.

MISCELLANEOUS

     All references herein to "$" are to United States dollars; all references to "L" are to British Pounds Sterling. Unless otherwise specified, translation of amounts from British Pounds Sterling to United States dollars has been made herein using exchange rates at the end of the period for which the relevant statements are prepared for balance sheet items and the weighted average exchange rates for the relevant period for statement of operations items, each based on the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The unaudited pro forma consolidated balance sheets and unaudited pro forma consolidated statements of operations presented on the following pages are based upon the historical consolidated results of operations of the Company for the year ended December 31, 1997, and the historical consolidated financial position and consolidated results of operations of the Company as of and for the six months ended June 30, 1998. The pro forma adjustments made to the historical results of operations (based on the assumptions set forth below) give effect to the reorganization as if that entire series of transactions, including the issuance of the New Common Stock to holders of the Old Senior Notes and the Old Subordinated Debentures and the issuance of the New Senior Notes to the holders of the Old Senior Notes, had occurred on January 1, 1997. In addition, since the reorganization is to be effectuated through a prepackaged plan of reorganization under Chapter 11 of the Bankruptcy Code, the provisions of the American Institute of Certified Public Accountants Statement of Position ("SOP") 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code," which require the application of fresh start reporting, have been reflected in the statements of operations as of January 1, 1997. The unaudited pro forma consolidated balance sheets as of June 30, 1998, presented below are based upon the historical balance sheet as of June 30, 1998, and include pro forma adjustments as if the reorganization and adoption of fresh start reporting had been completed on that date. The pro forma consolidated balance sheets and pro forma consolidated statements of operations are unaudited and were derived by adjusting the historical financial statements of the Company for certain transactions as described in the respective notes thereto. THESE PRO FORMA FINANCIAL STATEMENTS ARE PROVIDED FOR INFORMATIONAL PURPOSES ONLY AND SHOULD NOT BE CONSTRUED TO BE INDICATIVE OF THE FINANCIAL CONDITIONS OR RESULTS OF THE OPERATIONS OF THE COMPANY HAD THE TRANSACTIONS DESCRIBED THEREIN BEEN CONSUMMATED ON THE RESPECTIVE DATES INDICATED AND ARE NOT INTENDED TO BE PREDICTIVE OF THE FINANCIAL CONDITION OR RESULTS OF OPERATIONS OF THE COMPANY AT ANY FUTURE DATE OR FOR ANY FUTURE PERIOD.

     The pro forma adjustments are based on available information and upon certain assumptions that the Company believes are reasonable under the circumstances. The unaudited pro forma consolidated financial data and accompanying notes should be read in conjunction with the historical consolidated financial statements of the Company, including the notes thereto, and the other information pertaining to the Company appearing elsewhere in this Solicitation Statement. In addition, the independent auditors of Cityscape and CSC have neither examined nor compiled the unaudited pro forma consolidated financial statements and accordingly assume no responsibility for them.

                     PRO FORMA CONSOLIDATED BALANCE SHEETS
                                 JUNE 30, 1998
                                  (UNAUDITED)

                                                                               ADJUSTMENTS FOR
                                            ADJUSTMENTS FOR       AFTER          FRESH START
                               HISTORICAL   REORGANIZATION    REORGANIZATION      REPORTING      PRO FORMA
                               ----------   ---------------   --------------   ---------------   ---------
                                                            ($ IN THOUSANDS)
ASSETS
Cash and cash equivalents....  $  35,500       $  (9,750)(1)     $ 25,750         $     --       $ 25,750
Cash held in escrow..........     15,964              --           15,964               --         15,964
Mortgage servicing
  receivables................      6,502              --            6,502               --          6,502
Trading securities...........     84,720              --           84,720               --         84,720
Mortgages held for sale,
  net........................    102,360              --          102,360               --        102,360
Mortgages held for
  investment, net............      7,657              --            7,657               --          7,657
Equipment and leasehold
  improvements, net..........      5,261              --            5,261               --          5,261
Investment in discontinued
  operations, net............     25,423              --           25,423               --         25,423
Income tax receivable........     18,377              --           18,377               --         18,377
Other assets.................     28,558         (12,533)(2)       16,025           (9,889)(9)      6,136
                               ---------       ---------         --------         --------       --------
Total assets.................  $ 330,322       $ (22,283)        $308,039         $ (9,889)      $298,150
                               =========       =========         ========         ========       ========
LIABILITIES AND EQUITY
  (DEFICIT)
LIABILITIES
Warehouse financing
  facilities.................  $  91,146       $      --         $ 91,146         $     --       $ 91,146
Accounts payable and other
  liabilities................     64,245         (27,997)(3)       36,748               --         36,748
Allowance for loan losses....      6,502              --            6,502               --          6,502
Income taxes payable.........      2,706              --            2,706               --          2,706
New Senior Notes.............         --          53,824(4)        53,824               --         53,824
Old Senior Notes.............    300,000        (300,000)(5)           --               --             --
Old Subordinated
  Debentures.................    129,620        (129,620)(6)           --               --             --
                               ---------       ---------         --------         --------       --------
Total liabilities............    594,219        (403,293)         190,926               --        190,926
EQUITY (DEFICIT)
Old Cityscape Common Stock...        649            (649)(7)           --               --             --
Old Cityscape Preferred
  Stock......................         --              --               --               --             --
Treasury stock...............       (175)            175(7)            --               --             --
New Common Stock.............         --             128(7)           128               --            128
Additional paid-in capital...    175,304             346(7)       175,650          (68,554)(9)    107,096
Retained earnings
  (accumulated deficit)......   (439,675)        381,010(8)       (58,665)          58,665(9)          --
                               ---------       ---------         --------         --------       --------
Total stockholders' equity
  (deficit)..................   (263,897)        381,010          117,113           (9,889)       107,224
                               ---------       ---------         --------         --------       --------
Total liabilities and equity
  (deficit)..................  $ 330,322       $ (22,283)        $308,039         $ (9,889)      $298,150
                               =========       =========         ========         ========       ========

---------------
(1) To record estimated fees and expenses consisting of estimated financing costs, severance, and professional fees.

(2) To reflect the write-off of unamortized deferred issuance costs related to the Old Senior Notes and the Old Subordinated Debentures.

(3) To record the elimination of interest accrued on the Old Senior Notes and Old Subordinated Debentures.

(4) To record the issuance of New Senior Notes.

(5) To record the extinguishment of Old Senior Notes.

(6) To record the extinguishment of Old Subordinated Debentures.

(7) To reflect the issuance of New Common Stock and the cancellation of Old Cityscape Common Stock, Old Cityscape Preferred Stock and Treasury stock.

(8) To record the net gain on forgiveness of debt and additional reorganization expenses, as detailed below:

Gain on Forgiveness of Debt:
  Extinguishment of Old Senior Notes........................    $300,000
  Extinguishment of Old Subordinated Debentures.............     129,620
  Elimination of accrued interest...........................      27,997
  Elimination of deferred issuance costs....................     (12,533)
  Issuance of New Senior Notes..............................     (53,824)
                                                                --------
Net gain on forgiveness of debt.............................     390,760
Reorganization expenses.....................................      (9,750)
                                                                --------
Total change in retained earnings...........................    $381,010
                                                                ========

(9) To eliminate historical deficit and reflect fresh start adjustments (pursuant to SOP 90-7) related to the reorganization value of the Reorganized Company.

     The Company proposes to account for the reorganization and the related transactions using the principles of fresh start reporting as required by SOP 90-7. The Company has estimated a range of reorganization value between approximately $184.5 million and $208.5 million. For purposes of determining reorganization value, the Company has used $184.5 million, which includes $53.8 million in estimated market value of the New Senior Notes. Such reorganization value is based upon a review of the operating performance of companies in the specialty finance industry that offer services that are comparable to or competitive with the Company's operating concept. The following valuation barometers were established for these companies: (i) market capitalization/net income; (ii) estimated price/earnings for fiscal year 1998; (iii) estimated price/earnings for fiscal year 1999; and (iv) estimated price/earnings for fiscal year 2000. The Company did not independently verify the information for the comparative companies considered in its valuations, which information was obtained from publicly available financial reports and forecast surveys. The foregoing indicators were then applied to the Company's financial forecast included elsewhere in this Solicitation Statement. See "Projected Financial Information." The valuation takes into account the following factors, not listed in order of importance:

          (i) The Company's emergence from Chapter 11 proceedings pursuant to the Plan as described herein was assumed to occur on or about November 1, 1998.

          (ii) That all transactions contemplated by the Plan will be consummated by the Effective Date.

          (iii) The general financial and market conditions as of the assumed Effective Date of the Plan will not differ materially from those prevailing as of the date of this Solicitation Statement.

     The amount of stockholders' equity in the fresh start balance sheet is not an estimate of the trading value of the New Common Stock after confirmation of the Plan, which value is subject to many uncertainties and cannot be reasonably estimated at this time. Neither the Company nor its financial advisors make any representation as to the trading value of the shares to be issued under the Plan.

                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                        YEAR ENDED DECEMBER 31, 1997
                               ------------------------------------------------------------------------------
                                              ADJUSTMENTS                          ADJUSTMENTS
                                                  FOR              AFTER         FOR FRESH START
                               HISTORICAL    REORGANIZATION    REORGANIZATION       REPORTING       PRO FORMA
                               ----------    --------------    --------------    ---------------    ---------
                                                 ($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Total revenue................  $  34,032        $     --         $  34,032             $--          $  34,032
EXPENSES
Salaries & employee
  benefits...................     41,089              --            41,089             --              41,089
Interest expense.............     70,689         (31,310)(1)        39,379             --              39,379
Selling expenses.............      4,137              --             4,137             --               4,137
Other operating expenses.....     42,085              --            42,085             --              42,085
Provision for loan losses....     12,614              --            12,614             --              12,614
                               ---------        --------         ---------             --           ---------
Total expenses...............    170,614         (31,310)          139,304             --             139,304
                               ---------        --------         ---------             --           ---------
Earnings from operations
  before income taxes........   (136,582)         31,310          (105,272)            --            (105,272)
Income tax (benefit)
  provision..................    (18,077)         12,524(2)         (5,553)            --              (5,553)
                               ---------        --------         ---------             --           ---------
Earnings (loss) from
  continuing operations......   (118,505)         18,786           (99,719)            --             (99,719)
Old Cityscape Preferred Stock
  dividends..................        905            (905)(3)            --             --                  --
Old Cityscape Preferred
  Stock -- increase in
  liquidation preference.....        918            (918)(3)            --             --                  --
Old Cityscape Preferred
  Stock -- beneficial
  discount...................      2,725          (2,725)(3)            --             --                  --
                               ---------        --------         ---------             --           ---------
Net (loss) earnings from
  continuing operations
  applicable to common
  stock......................  $(123,053)       $ 23,334         $ (99,719)            $--          $ (99,719)
                               =========        ========         =========             ==           =========
(Loss) per common share from
  continuing operations......  $   (3.70)                                                           $   (7.82)
                               =========
Weighted average number of
  common shares
  outstanding................     33,244                                                               12,750
                               =========                                                            =========

---------------
ADJUSTMENTS FOR REORGANIZATION:

(1) The following adjustments related to the reorganization were applied to interest expense:

Elimination of amortization of deferred issuance costs, Old
  Senior Notes & Old Subordinated Debentures................  $ (1,469)
Elimination of interest expense -- Old Senior Notes & Old
  Subordinated Debentures...................................   (36,922)
Interest expense -- New Senior Notes........................     7,081
                                                              --------
Total.......................................................  $(31,310)
                                                              ========

(2) To record the estimated income tax effects of the reorganization.

(3) To remove the impact of Old Cityscape Preferred Stock.

                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                         SIX MONTHS ENDED JUNE 30, 1998
                                 ------------------------------------------------------------------------------
                                                ADJUSTMENTS                          ADJUSTMENTS
                                                    FOR              AFTER         FOR FRESH START
                                 HISTORICAL    REORGANIZATION    REORGANIZATION       REPORTING       PRO FORMA
                                 ----------    --------------    --------------    ---------------    ---------
                                                   ($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                   ------------------------------------------
Total revenue..................   $(11,750)       $     --          $(11,750)            $--          $(11,750)
EXPENSES
Salaries & employee benefits...     17,306              --            17,306             --             17,306
Interest expense...............     28,154         (20,107)(1)         8,047             --              8,047
Selling expenses...............      1,993              --             1,993             --              1,993
Other operating expenses.......     24,334              --            24,334             --             24,334
Restructuring charge...........      3,234          (3,234)(2)            --             --                 --
                                  --------        --------          --------             --           --------
Total expenses.................     75,021         (23,341)           51,680             --             51,680
                                  --------        --------          --------             --           --------
Earnings from operations before
  income taxes.................    (86,771)         23,341           (63,430)            --            (63,430)
Income tax (benefit)
  provisions...................        300           9,337(3)          9,337             --              9,337
                                  --------        --------          --------             --           --------
Earnings (Loss) from continuing
  operations...................    (87,071)         14,004           (72,767)            --            (72,767)
Old Cityscape Preferred
  Stock -- increase in
  liquidation preference.......      3,661          (3,661)(4)            --             --                 --
Old Cityscape Preferred
  Stock -- default payments....      7,822          (7,822)(4)            --             --                 --
                                  --------        --------          --------             --           --------
Net (loss) earnings applicable
  to common stock from
  continuing operations........   $(98,554)       $ 25,487          $(72,767)            $--          $(72,767)
                                  ========        ========          ========             ==           ========
Earnings (Loss) per common
  share from continuing
  operations...................   $  (1.88)                                                           $  (5.71)
                                  ========                                                            ========
Weighted average number of
  common shares outstanding....     52,341                                                              12,750
                                  ========                                                            ========

---------------
ADJUSTMENTS FOR REORGANIZATION:

(1) The following adjustments related to the reorganization were applied to interest expense:

Elimination of amortization of deferred issuance costs, Old
  Senior Notes & Old Subordinated Debentures................    $   (976)
Elimination of interest expense -- Old Senior Notes & Old
  Subordinated Debentures...................................     (23,014)
Interest expense -- New Senior Notes........................       3,883
                                                                --------
Total.......................................................    $(20,107)
                                                                ========

(2) To remove the impact of reorganization expenses which would not be reflected in the post-reorganization statement of operations.

(3) To record the estimated income tax effects of the reorganization.

(4) To remove the impact of Old Cityscape Preferred Stock.

                        PROJECTED FINANCIAL INFORMATION

     The following Projections (as defined below) were prepared by Cityscape and CSC, based upon, among other things, the anticipated future financial condition and results of operations of the Reorganized Company.

     Cityscape and CSC do not generally publish their business plans and strategies or make external projections of their anticipated financial position or results of operations. Accordingly, after the Effective Date, the Reorganized Company does not intend to update or otherwise revise the Projections to reflect circumstances existing since their preparation in August 1998 or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error. Furthermore, the Reorganized Company does not intend to update or revise the Projections to reflect changes in general economic or industry conditions. However, Reorganized Cityscape's regular quarterly and annual financial statements, and the accompanying discussion and analysis, contained in Reorganized Cityscape's Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, will contain disclosure concerning Reorganized Cityscape's actual financial condition and results of operations during the period covered by the Projections.

     The Projections were not prepared with a view toward general use, but rather for the limited purpose of providing information in conjunction with the Plan. Accordingly, the Projections were not intended to be presented in accordance with the published guidelines of the American Institute of Certified Public Accountants regarding financial projections, nor have they been presented in lieu of pro forma historical financial information, and accordingly, are not intended to comply with Rule 11-03 of Regulation S-X of the Commission. In addition, the independent auditors of Cityscape and CSC have neither examined nor compiled the Projections and accordingly assume no responsibility for them.

     Projected unaudited consolidated statement of operations, balance sheets, and statement of cash flows for the Company are included for the four month period prior to an assumed Effective Date of November 1, 1998. Projected unaudited consolidated financial statements for the Reorganized Company are included for the two months ending December 31, 1998 and for each twelve month period ending December 31, 1999, 2000, 2001 and 2002.

     Additional information relating to the principal assumptions used in preparing the Projections is set forth below. See "Certain Risk Factors" for a discussion of various other factors that could materially affect Reorganized Cityscape's and Reorganized CSC's financial condition, results of operations, businesses, prospects and securities.

     For the purpose of providing projected financial information, the Company has defined its core business as originating, purchasing, holding, servicing and selling home equity and Sav*-A-Loan(R) products, and securitizing a portion of the Sav*-A-Loan(R) product. Within this context, the following points represent the major assumptions underlying the attached projected financial data (the "Projections"):

     1. EFFECTIVE DATE AND PLAN TERMS. The Projections assume that the Plan will be confirmed in accordance with its terms, and that all transactions contemplated by the Plan will be consummated by the assumed Effective Date. Any significant delay in the assumed Effective Date of the Plan may have a significant negative impact on the operations and financial performance of the Reorganized Company including, but not limited to, lower levels of loan originations, lower premiums received on whole loan sales, and higher reorganization expenses.

     2. GENERAL OPERATING ASSUMPTIONS. From its current level of $35 million of loans originated per month, the Projections assume that the Reorganized Company will reach a targeted level of $90 million of loans originated per month by May 1999. The Projections assume no further growth in loans originated.

     The Projections assume that the mix of originated loans will be one-half (50%) Sav*-A-Loan(R) product and one-half (50%) home equity loans. Of these originations, 90% will be originated through brokers and the remaining 10% through correspondents.

     During the bankruptcy period prior to the assumed Effective Date and for one month after the assumed Effective Date, the Company will sell the loans it originates in "whole loan" sales.

     After one month following the assumed Effective Date, the Reorganized Company will originate and hold loans until a portfolio consisting of $200 million of Sav*-A-Loan(R) product and $200 million home equity loans is reached. The Reorganized Company will hold loans in the portfolio for approximately 5 months.

     Once the total portfolio of $400 million is reached (projected for mid-1999), the Reorganized Company will sell home equity loans in whole loan sales and sell the Sav*-A-Loan(R) product through a combination of two securitizations per year of $100 million each and the remaining Sav*-A-Loan(R) product through whole loan sales.

     The Projections were prepared assuming that the current general economic conditions prevailing today will not change materially during the projection period.

     3. REVENUE. The following revenue assumptions employed in the Projections are based on the recent historical results of Cityscape and CSC and current conditions in the mortgage lending industry.

     GAIN (LOSS) ON SALE. Represents the amount of premium received in excess of par value for sales of whole loans and losses taken on sales of non-performing loans, net of premiums paid to originate loans. The Projections assume the following prices for whole loan sales and origination premiums:

Home equity sales price.....................................    105.0%
Sav*-A-Loan(R) sales price..................................    104.0%
Home equity broker premiums paid............................      1.5%
Home equity correspondent premiums paid.....................      3.0%
Sav*-A-Loan(R) broker premiums paid.........................      0.0%
Sav*-A-Loan(R) correspondent premiums paid..................      3.0%

     In addition, Gain (loss) on sale represents the gain on the sale, net of premiums paid to originate loans, of the pool of Sav*-A-Loan(R) product that has been securitized, based on the net present value of anticipated future cash flows. Using the Company's estimates for loss rate (3.0%), prepayment speed (16.8%) and discount rate (15.0%), net gain on projected securitizations is assumed to be 6.2% of the outstanding principal balance of the pool of loans securitized.

     MORTGAGE ORIGINATION INCOME. Represents fees related to the origination process. Based on current and historical rates charged by volume of originated loans, the Projections assume origination fee revenue of 0.85% of home equity, broker originated loans and processing fee revenue of 0.37% of all originated loans.

     ACCRETION INCOME. For the projection period 1999 and beyond, the Projections assume that the Sav*-A-Loan(R) residuals will accrete value as each residual comes closer to generating cash flow. The Projections assume a 15.0% discount rate.

     INTEREST INCOME. Represents interest earned on loans and cash held at the following rates:

Home equity broker loans interest rate......................     9.7%
Home equity correspondent loans interest rate...............    10.2%
Sav*-A-Loan(R) broker loans interest rate...................    12.9%
Sav*-A-Loan(R) correspondent loans interest rate............    13.9%
Cash on hand................................................     5.4%

     SERVICING INCOME. Represents the revenue attributable to the Reorganized Company's servicing operations, on a cash basis and unadjusted for SFAS No. 122.

     4. EXPENSES -- SALARIES AND EMPLOYEE BENEFITS. From the current level of employees, the Projections assume that the Company will reduce its work force to be in line with current and projected levels of production. The Projections assume that the Company will have 300 employees by December 1998 and 250 employees by February 1999. In general, salaries and related expenses are based on current levels. After 1998, it is projected that the Reorganized Company will pay bonuses of 5% of gross salaries per year.

     INTEREST EXPENSE AND FEES ON WAREHOUSE CREDIT FACILITIES. Includes accrued interest and other fees related to the Reorganized Company's warehouse credit facilities. The interest rates and fees assumed for the Projections are similar to those which the Company is currently paying or has negotiated to pay under future anticipated warehouse lines of credit.

     SELLING EXPENSES. Based on actual historical per volume statistics for expenses related to credit checks, mortgage taxes, appraisals and document preparation, satisfaction and recording fees.

     OTHER OPERATING EXPENSES. Primarily includes expenses for rent, travel and entertainment, telephone and utilities, ordinary course professional fees, supplies and general insurance. Variable expenses are based on actual historical per volume statistics. Fixed expenses are based on recent levels. Actual steps yielding lower expenses relative to recent historical levels taken to date (including the closure of the Virginia office and preliminary consolidation of the New York offices) have been reflected in the Projections.

     INTEREST EXPENSE -- NEW SENIOR NOTES. Represents the accrued interest and amortization of the debt discount on the New Senior Notes, pursuant to the terms of the Plan which yields an effective interest rate of 12.75%. Although, under the terms of the Plan Reorganized Cityscape will have the option to the pay the interest in kind or in cash, the Projections assume that Reorganized Cityscape will make payment in kind through the maturity of the New Senior Notes through the issuance of additional New Senior Notes.

     5. INCOME TAXES. Projected income taxes are based on an assumed combined state and federal tax of 40%, applied to income from operations plus cash flow received from residual interests less the gain on sale of securitizations. All taxes will accrue and be paid on a quarterly basis. The Projections assume that the Reorganized Company will not have the benefit of any net operating loss carryforwards for income tax purposes as all net operating losses will be used to offset gain on forgiveness of debt.

     6. GAIN ON FORGIVENESS OF DEBT. The gain results from the extinguishment of debt in exchange for the issuance of the New Common Stock and the New Senior Notes. The gain is calculated based on the carrying value of the Old Senior Notes and Old Subordinated Debentures of June 30, 1998 (including principal, accrued interest and deferred issuance costs).

     7. WAREHOUSE CREDIT FACILITIES. The Projections assume that the Company will have adequate warehouse credit facilities in order to fund loans until the assumed Effective Date and then increased warehouse credit facilities after the assumed Effective Date, enabling the Reorganized Company to reach the targeted loan portfolio of $400 million. The assumed advance and interest rates of the credit facilities in the Projections are similar to those facilities currently being negotiated by the Company. Additionally, to the extent that the Reorganized Company generates excess positive cash flow, it is anticipated that the Reorganized Company will use the excess cash, rather than warehouse credit facilities, to fund some of the loan originations.

     8. NEW SENIOR NOTES. The Projections assume that Reorganized Cityscape will pay the interest on the New Senior Notes in kind through the issuance of additional New Senior Notes semiannually, at a rate of 9.25% per annum on the face value of $75.0 million. Additionally, the Reorganized Company will record additional interest expense related to the amortization of the debt discount (representing the difference between the face value of the bonds and the fair value of $53.8 million), yielding an effective rate of interest of 12.75%.

     9. FRESH START ACCOUNTING. The Projections have been prepared using the basic principles of "fresh start" accounting for the periods after October 31, 1998. These principles are contained in SOP 90-7. The fair values of the assets and liabilities of the Reorganized Company (and thus the amount allocable to reorganization value in excess of amounts allocable to identifiable tangible and intangible assets) are subject to revision following the results of appraisals and other studies which will be performed after consummation of the reorganization and the related transactions. The Projections assume that the reorganization value in excess of amounts allocable to identifiable assets will be amortized over ten years. The amount of stockholders' equity in the "fresh start" balance sheet is not an estimate of the trading value of the New Common Stock after the confirmation of the Plan, which value is subject to many uncertainties and cannot be reasonably estimated at this time. Neither the Company nor its financial advisors make any representation as to the trading value of the shares to be issued under the Plan.

     FINANCIAL PROJECTIONS. Each of the following tables summarizes the Company's projections for several distinct periods including:

          a. The four months ending November 1, 1998;

          b. The two months ending December 31, 1998; and

          c. Each of the twelve months ending December 31, 1999, 2000, 2001 and 2002.

     The projections include Projected Consolidated Statements of Operations, Projected Consolidated Balance Sheets (including estimates of the effects of "fresh start" accounting), and Projected Consolidated Statements of Cash Flows.

           CITYSCAPE CORPORATION AND CITYSCAPE FINANCIAL CORPORATION

                PROJECTED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                             (AMOUNTS IN THOUSANDS)

                                            THE COMPANY                                  THE REORGANIZED COMPANY
                              ----------------------------------------   --------------------------------------------------------
                                                           PROJECTED
                                     HISTORICAL              PERIOD
                              -------------------------       FROM        PROJECTED
                                             SIX MONTHS   JULY 1, 1998    TWO MONTHS
                               YEAR ENDED      ENDED        THROUGH         ENDING      PROJECTED FISCAL YEAR ENDING DECEMBER 31,
                              DECEMBER 31,    JUNE 30,    NOVEMBER 1,    DECEMBER 31,   -----------------------------------------
                                  1997          1998          1998           1998         1999       2000       2001       2002
                              ------------   ----------   ------------   ------------   --------   --------   --------   --------
REVENUES:
Gain (loss) on sale.........   $  83,366      $ (1,302)     $  5,165       $(1,086)     $ 17,736   $ 36,380   $ 39,136   $ 40,443
Net unrealized loss on
  valuation of residuals....    (148,004)      (18,487)           --            --            --         --         --         --
Mortgage origination
  income....................       4,849         1,453         1,103           639         7,408      8,172      8,172      8,172
Net interest income
  (expense).................       2,830       (22,067)        2,309         1,397        22,510     26,753     26,431     26,939
Accretion on residual
  balances..................          --            --            --            --         9,731     14,782     19,895     25,056
Servicing income(1).........          --            --         2,062           598         3,933      4,186      4,015      3,857
Other.......................      20,302           499            --            --            --         --         --         --
                               ---------      --------      --------       -------      --------   --------   --------   --------
Total revenues..............     (36,657)      (39,904)       10,639         1,548        61,318     90,273     97,649    104,467
EXPENSES:
Salaries and employee
  benefits..................      41,089        17,306         7,633         3,000        17,620     17,916     17,916     17,916
Selling expenses............       4,137         1,993           736           241         2,353      2,532      2,532      2,532
Other operating expenses....      42,085        24,334         7,817         3,511        24,259     23,022     23,022     23,022
Amortization of excess
  reorganization value......          --            --            --            30           171        171        171        171
Interest expense -- New
  Senior Notes..............          --            --            --            --         7,081      8,013      9,068     10,261
Provision for loan losses...      12,614            --            --            --            --         --         --         --
Restructuring
  charge/non-recurring
  expense...................          --         3,234        11,910         1,187           144         --         --         --
                               ---------      --------      --------       -------      --------   --------   --------   --------
Total expenses..............      99,925        46,867        28,097         7,969        51,628     51,654     52,709     53,902
                               ---------      --------      --------       -------      --------   --------   --------   --------
Earnings (loss) from
  continuing operations
  before income taxes and
  extraordinary items.......    (136,582)      (86,771)      (17,457)       (6,421)        9,690     38,619     44,940     50,565
Income tax (benefit)
  provision.................     (18,077)          300            --            --         2,739     13,444     17,976     20,226
                               ---------      --------      --------       -------      --------   --------   --------   --------
Earnings (loss) from
  continuing operations
  before extraordinary
  items.....................    (118,505)      (87,071)      (17,457)       (6,421)        6,951     25,175     26,964     30,339
Earnings (loss) from
  discontinued operations...    (295,846)           --            --            --            --         --         --         --
Gain on forgiveness of
  debt......................          --            --       390,760            --            --         --         --         --
                               ---------      --------      --------       -------      --------   --------   --------   --------
Net earnings (loss).........    (414,351)      (87,071)      373,303        (6,421)        6,951     25,175     26,964     30,339
Old Cityscape Preferred
  Stock dividends...........         905            --            --            --            --         --         --         --
Old Cityscape Preferred
  Stock -- beneficial
  discount..................       2,725                          --            --                       --         --         --
Old Cityscape Preferred
  Stock -- increase in
  liquidation preference....         918         3,661            --            --            --         --         --         --
Old Cityscape Preferred
  Stock default payments....          --         7,822            --            --            --         --         --         --
                               ---------      --------      --------       -------      --------   --------   --------   --------
Net earnings (loss)
  applicable to common
  stock.....................   $(418,899)     $(98,554)     $373,303       $(6,421)     $  6,951   $ 25,175   $ 26,964   $ 30,339
                               =========      ========      ========       =======      ========   ========   ========   ========
NET INTEREST INCOME
  (EXPENSE) DETAIL:
Interest income.............   $  73,520      $  6,086      $  5,727       $ 3,196      $ 47,363   $ 55,496   $ 53,280   $ 52,030
Interest expense and fees on
  warehouse credit
  facilities................      70,690       (28,153)       (3,418)       (1,799)      (24,853)   (28,743)   (26,849)   (25,091)
                               ---------      --------      --------       -------      --------   --------   --------   --------
Net interest income
  (expense).................   $   2,830      $(22,067)     $  2,309       $ 1,397      $ 22,510   $ 26,753   $ 26,431   $ 26,939
                               =========      ========      ========       =======      ========   ========   ========   ========

---------------
NOTES:

(1) For the projected periods, servicing income is on a cash basis, unadjusted for SFAS No. 122.

           CITYSCAPE CORPORATION AND CITYSCAPE FINANCIAL CORPORATION

                     PROJECTED CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)
                             (AMOUNTS IN THOUSANDS)

                                                         THE COMPANY
                                            --------------------------------------
                                                   HISTORICAL
                                            ------------------------    PROJECTED
                                                                          PRE-
                                                                        CONFIRM.
                                            DECEMBER 31,   JUNE 30,    NOVEMBER 1,   REORGANIZATION
                                                1997         1998         1998        ADJUSTMENTS
                                            ------------   ---------   -----------   --------------
ASSETS
Cash and cash equivalents.................   $   2,594     $  35,500    $  37,758      $      --
Cash held in escrow.......................      24,207        15,964       15,964             --
Mortgage servicing receivables............       9,525         6,502        6,502             --
Trading securities -- new residual
 certificates.............................          --            --           --             --
Trading securities........................     126,475        84,720       84,401             --
Mortgages held for sale -- financed.......      93,290       100,011      115,828             --
Mortgages held for sale -- self-funded....          --         2,349        2,044             --
Mortgages held for investment, net........       6,531         7,657        8,758
Equipment and leasehold improvements,
 net......................................       6,058         5,261        4,811
Excess reorganization value, net..........                                                   1,707(a)
Investment in discontinued operations,
 net......................................      84,232        25,423       17,954             --
Income taxes receivable...................      18,376        18,377           --             --
Other assets..............................      27,268        28,558       28,931        (12,532)(b)
                                             ---------     ---------    ---------      ---------
Total assets..............................   $ 398,556     $ 330,322    $ 322,951      $ (10,825)
                                             =========     =========    =========      =========
LIABILITIES AND EQUITY (DEFICIT)
LIABILITIES
Warehouse credit facilities...............   $  77,479     $  91,146    $ 105,122      $      --
Accounts payable and other liabilities....      63,428        64,245       61,892        (27,497)(c)
Allowance for losses......................       4,555         6,502        6,502             --
Income taxes payable......................         300         2,706        1,140             --
New Senior Notes..........................          --            --           --         53,824(d)
Old Senior Notes..........................     300,000       300,000      300,000       (300,000)(d)
Old Subordinated Debentures...............     129,620       129,620      129,620       (129,620)(d)
                                             ---------     ---------    ---------      ---------
Total liabilities.........................     575,382       594,219      604,276       (403,293)
EQUITY (DEFICIT)
Old Cityscape Common Stock................         476           649          649           (649)(e)
Old Cityscape Preferred Stock.............          --            --           --             --
New Common Stock..........................          --            --           --            128(d)
Treasury Stock............................        (175)         (175)        (175)           175(e)
Additional paid-in capital................     175,477       175,304      175,333        (64,318)(d),(e)
Retained earnings (accumulated deficit)...    (352,604)     (439,675)    (457,132)        66,371(e)
                                                    --            --           --        390,761(f)
                                             ---------     ---------    ---------      ---------
Total stockholders' equity (deficit)......    (176,826)     (263,897)    (281,325)       392,468
                                             ---------     ---------    ---------      ---------
Total liabilities and equity (deficit)....   $ 398,556     $ 330,322    $ 322,951      $ (10,825)
                                             =========     =========    =========      =========

                                                                 THE REORGANIZED COMPANY
                                            ------------------------------------------------------------------

                                             PROJECTED
                                               POST-
                                             CONFIRM.                         DECEMBER 31,
                                            NOVEMBER 1,   ----------------------------------------------------
                                               1998         1998       1999       2000       2001       2002
                                            -----------   --------   --------   --------   --------   --------
ASSETS
Cash and cash equivalents.................   $ 37,758     $ 25,831   $ 18,498   $ 27,275   $ 23,322   $ 31,200
Cash held in escrow.......................     15,964       15,964     15,964     15,964     15,964     15,964
Mortgage servicing receivables............      6,502        6,502      6,502      6,502      6,502      6,502
Trading securities -- new residual
 certificates.............................         --           --     17,554     38,811     62,722     83,828
Trading securities........................     84,401       84,263     83,280     82,531     83,608     82,570
Mortgages held for sale -- financed.......    115,828      177,919    467,939    492,914    422,443    414,115
Mortgages held for sale -- self-funded....      2,044        2,697      4,866      3,068     23,713     32,769
Mortgages held for investment, net........      8,758        7,042        834        675        675        675
Equipment and leasehold improvements,
 net......................................      4,811        4,586      4,061      4,061      4,061      4,061
Excess reorganization value, net..........       1,707       1,678      1,507      1,336      1,165        995
Investment in discontinued operations,
 net......................................     17,954       17,954         --         --         --         --
Income taxes receivable...................         --           --         --         --         --         --
Other assets..............................     16,399       16,931     20,123     23,327     26,531     29,735
                                             --------     --------   --------   --------   --------   --------
Total assets..............................   $312,126     $361,367   $641,128   $696,464   $670,706   $702,414
                                             ========     ========   ========   ========   ========   ========
LIABILITIES AND EQUITY (DEFICIT)
LIABILITIES
Warehouse credit facilities...............   $105,122     $160,560   $426,809   $445,700   $380,145   $368,270
Accounts payable and other liabilities....     34,395       34,618     34,098     37,356     41,120     44,103
Allowance for losses......................      6,502        6,502      6,502      6,502      6,502      6,502
Income taxes payable......................      1,140        1,140      1,140      1,140      1,140      1,140
New Senior Notes..........................      53,824      53,824     60,905     68,918     77,986     88,247
Old Senior Notes..........................         --           --         --         --         --         --
Old Subordinated Debentures...............         --           --         --         --         --         --
                                             --------     --------   --------   --------   --------   --------
Total liabilities.........................    200,983      256,644    529,454    559,616    506,893    508,262
EQUITY (DEFICIT)
Old Cityscape Common Stock................         --           --         --         --         --         --
Old Cityscape Preferred Stock.............         --           --         --         --         --         --
New Common Stock..........................         128         128        128        128        128        128
Treasury Stock............................          --          --         --         --         --         --
Additional paid-in capital................     111,015     111,015    111,015    111,015    111,015    111,015
Retained earnings (accumulated deficit)...          --      (6,421)       531     25,705     52,670     83,009
                                                    --          --         --         --         --         --
                                             --------     --------   --------   --------   --------   --------
Total stockholders' equity (deficit)......    111,143      104,723    111,674    136,848    163,813    194,152
                                             --------     --------   --------   --------   --------   --------
Total liabilities and equity (deficit)....   $312,126     $361,367   $641,128   $696,464   $670,706   $702,414
                                             ========     ========   ========   ========   ========   ========

---------------
NOTES:

(a) To record the reorganization value in excess of amounts allocable to identifiable assets.

(b) To record the elimination of deferred issuance costs related to the Old Senior Notes and the Old Subordinated Debentures.

(c) To record the elimination of accrued interest payable related to the Old Senior Notes and the Old Subordinated Debentures.

(d) To record the discharge of the Old Senior Notes and the Old Subordinated Debentures and Old Cityscape Preferred Stock and Old Cityscape Common Stock for New Senior Notes and New Common Stock.

(e) To record the extinguishment of Old Cityscape Preferred Stock, Old Cityscape Common Stock and accumulated deficit.

(f) To record the gain on forgiveness of debt.

           CITYSCAPE CORPORATION AND CITYSCAPE FINANCIAL CORPORATION

                PROJECTED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                             (AMOUNTS IN THOUSANDS)

                                                       THE COMPANY
                                         ----------------------------------------
                                                HISTORICAL            PROJECTED
                                         -------------------------   PERIOD FROM
                                                        SIX MONTHS   JULY 1, 1998
                                          YEAR ENDED      ENDED        THROUGH
                                         DECEMBER 31,    JUNE 30,    NOVEMBER 1,
                                             1997          1998          1998
                                         ------------   ----------   ------------
CASH FLOW FROM OPERATING ACTIVITIES
Earning (loss) from continuing
  operations...........................  $  (118,505)   $ (87,071)    $ (17,458)
  Adjustments to reconcile net (loss)
    earnings from continuing operations
    to net cash used in continuing
    operating activities:
    Depreciation and amortization......        2,846        1,365           900
    Income taxes payable...............      (27,528)       2,406            --
    Gain on forgiveness of debt........           --           --      (390,761)
    Net unrealized gain on
      securities.......................           --           --           317
    Decrease (increase) in mortgage
      servicing receivables............       40,606        4,969            --
    Decrease (increase) in trading
      securities.......................      (23,276)      41,755            --
    Provision for losses...............       12,614           --            --
    Net purchases (sales) of securities
      under agreements to resell.......      154,177           --            --
    (Repayment of) proceeds from
      securities sold but not yet
      purchased........................     (152,862)          --            --
    Interest paid in kind..............           --           --            --
    Proceeds from sale of mortgages....    1,637,387      298,107       176,894
    Mortgage origination funds
      disbursed........................   (1,655,191)    (315,435)     (145,016)
  Other, net...........................        5,062       11,905       358,656
                                         -----------    ---------     ---------
Net cash provided by (used in)
  continuing operating activities......     (124,670)     (41,999)      (16,468)
Net cash provided by (used in)
  discontinued operating activities....     (177,260)          --         6,000
                                         -----------    ---------     ---------
Net cash provided by (used in)
  operating activities.................     (301,930)     (41,999)      (10,468)
                                         -----------    ---------     ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of equipment...............       (5,134)        (568)         (450)
  Sale from discontinued operations,
    net................................           --       58,809            --
  Proceeds from equipment sale and
    lease-back financing...............        1,776           --            --
  Proceeds from sale of
    available-for-sale securities......       18,289           --            --
  Proceeds from the sale of mortgages
    held for investment................       15,248        2,997          (800)
                                         -----------    ---------     ---------
Net cash provided by (used in)
  investing activities.................       30,179       61,238        (1,250)
                                         -----------    ---------     ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Increase (decrease) in warehouse
    credit facilities..................       (2,749)      13,667        13,976
  Proceeds from notes and loans
    payable............................       49,000           --            --
  Repayment of notes and loans
    payable............................     (161,406)          --            --
  Proceeds from issuance of Old
    Cityscape Preferred Stock..........       98,250           --            --
  Net proceeds from issuance of Old
    Cityscape Common Stock.............          221           --            --
  Purchase of treasury stock...........         (175)          --            --
  Net proceeds from issuance of Old
    Senior Notes.......................      290,759           --            --
                                         -----------    ---------     ---------
Net cash provided by (used in)
  financing activities.................      273,900       13,667        13,976
                                         -----------    ---------     ---------
Net increase (decrease) in cash and
  cash equivalents.....................        2,149       32,906         2,258
Cash and cash equivalents at the
  beginning of the period..............          445        2,594        35,500
                                         -----------    ---------     ---------
Cash and cash equivalents at the end of
  the period...........................  $     2,594    $  35,500     $  37,758
                                         ===========    =========     =========

                                                              THE REORGANIZED COMPANY
                                         ------------------------------------------------------------------

                                          PROJECTED
                                          TWO MONTHS
                                            ENDING           PROJECTED FISCAL YEAR ENDING DECEMBER 31,
                                         DECEMBER 31,   ---------------------------------------------------
                                             1998         1999         2000          2001          2002
                                         ------------   ---------   -----------   -----------   -----------
CASH FLOW FROM OPERATING ACTIVITIES
Earning (loss) from continuing
  operations...........................    $ (6,421)    $   6,951   $    25,175   $    26,964   $    30,339
  Adjustments to reconcile net (loss)
    earnings from continuing operations
    to net cash used in continuing
    operating activities:
    Depreciation and amortization......         480         2,771         1,371         1,371         1,371
    Income taxes payable...............          --            --            --            --            --
    Gain on forgiveness of debt........          --            --            --            --            --
    Net unrealized gain on
      securities.......................         138          (191)       (4,128)       (8,607)       (3,689)
    Decrease (increase) in mortgage
      servicing receivables............          --            --            --            --            --
    Decrease (increase) in trading
      securities.......................          --            --            --            --            --
    Provision for losses...............          --            --            --            --            --
    Net purchases (sales) of securities
      under agreements to resell.......          --            --            --            --            --
    (Repayment of) proceeds from
      securities sold but not yet
      purchased........................          --            --            --            --            --
    Interest paid in kind..............          --         7,081         8,013         9,068        10,261
    Proceeds from sale of mortgages....      22,491       682,409     1,063,436     1,141,452     1,094,652
    Mortgage origination funds
      disbursed........................     (85,000)     (980,000)   (1,080,000)   (1,080,000)   (1,080,000)
  Other, net...........................         767       (11,635)      (26,756)      (31,498)      (36,033)
                                           --------     ---------   -----------   -----------   -----------
Net cash provided by (used in)
  continuing operating activities......     (67,545)     (292,614)      (12,890)      (58,750)       16,901
Net cash provided by (used in)
  discontinued operating activities....          --        17,954            --            --            --
                                           --------     ---------   -----------   -----------   -----------
Net cash provided by (used in)
  operating activities.................     (67,545)     (274,660)      (12,890)       58,750        16,901
                                           --------     ---------   -----------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of equipment...............        (225)       (2,075)       (1,200)       (1,200)       (1,200)
  Sale from discontinued operations,
    net................................          --            --            --            --            --
  Proceeds from equipment sale and
    lease-back financing...............          --            --            --            --            --
  Proceeds from sale of
    available-for-sale securities......          --            --            --            --            --
  Proceeds from the sale of mortgages
    held for investment................         405         3,153         3,976         4,052         4,052
                                           --------     ---------   -----------   -----------   -----------
Net cash provided by (used in)
  investing activities.................         180         1,078         2,776         2,852         2,852
                                           --------     ---------   -----------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Increase (decrease) in warehouse
    credit facilities..................      55,438       266,249        18,891       (65,555)      (11,875)
  Proceeds from notes and loans
    payable............................          --            --            --            --            --
  Repayment of notes and loans
    payable............................          --            --            --            --            --
  Proceeds from issuance of Old
    Cityscape Preferred Stock..........          --            --            --            --            --
  Net proceeds from issuance of Old
    Cityscape Common Stock.............          --            --            --            --            --
  Purchase of treasury stock...........          --            --            --            --            --
  Net proceeds from issuance of Old
    Senior Notes.......................          --            --            --            --            --
                                           --------     ---------   -----------   -----------   -----------
Net cash provided by (used in)
  financing activities.................      55,438       266,249        18,891       (65,555)      (11,875)
                                           --------     ---------   -----------   -----------   -----------
Net increase (decrease) in cash and
  cash equivalents.....................     (11,927)       (7,333)        8,777        (3,953)        7,878
Cash and cash equivalents at the
  beginning of the period..............      37,758        25,831        18,498        27,275        23,322
                                           --------     ---------   -----------   -----------   -----------
Cash and cash equivalents at the end of
  the period...........................    $ 25,831     $  18,498   $    27,275   $    23,322   $    31,200
                                           ========     =========   ===========   ===========   ===========

           CITYSCAPE CORPORATION AND CITYSCAPE FINANCIAL CORPORATION

                                  (UNAUDITED)
                             (AMOUNTS IN THOUSANDS)

     The Projections assume that the Reorganized Company will use excess cash generated from operations to self-fund loans and fund the difference between warehouse credit facilities amounts advanced and the par value of the loans held on the warehouse credit facilities. As such, the following tables summarize the operating liquidity of the Reorganized Company throughout the projection periods:

                                                   THE COMPANY                           THE REORGANIZED COMPANY
                                             ------------------------   ---------------------------------------------------------
                                             HISTORICAL    PROJECTED
                                             ----------   PRE-CONFIRM                         DECEMBER 31,
                                              JUNE 30,    NOVEMBER 1,   ---------------------------------------------------------
                                                1998         1998         1998        1999        2000        2001        2002
                                             ----------   -----------   ---------   ---------   ---------   ---------   ---------
LIQUIDITY DETAIL
  Cash and cash equivalents................   $ 35,500     $  37,758    $  25,831   $  18,498   $  27,275   $  23,322   $  31,200
  Mortgages held for sale-financed.........    100,011       115,828      177,919     467,939     492,914     422,443     414,115
  Mortgages held for sale-self-funded......      2,349         2,044        2,697       4,866       3,068      23,713      32,769
  Warehouse credit facilities..............    (91,146)     (105,122)    (160,560)   (426,809)   (445,700)   (380,145)   (368,270)
                                              --------     ---------    ---------   ---------   ---------   ---------   ---------
        Total liquidity....................   $ 46,714     $  50,508    $  45,887   $  64,494   $  77,557   $  89,333   $ 109,814
                                              ========     =========    =========   =========   =========   =========   =========
CHANGE IN LIQUIDITY
  Net cash flow............................                $   2,258    $ (11,927)  $  (7,333)  $   8,777   $  (3,953)  $   7,878
  Change in net investment in financed and
    self-funded loans......................                    1,536        7,306      25,940       4,286      15,729      12,603
                                              --------     ---------    ---------   ---------   ---------   ---------   ---------
Total change in liquidity..................                $   3,794    $  (4,621)  $  18,607   $  13,063   $  11,776   $  20,481
                                              ========     =========    =========   =========   =========   =========   =========

                         MARKET AND TRADING INFORMATION

     Effective with the opening of business on January 29, 1998, the Old Cityscape Common Stock began to trade on the Nasdaq SmallCap Market under the symbol "CTYSC." Previously, the Old Cityscape Common Stock traded on the Nasdaq National Market under the symbol "CTYS." Effective with the close of business on May 1, 1998, the Old Cityscape Common Stock was delisted from the Nasdaq SmallCap Market. Currently, the Old Cityscape Common Stock is listed on the National Quotation Bureau, Inc. OTC Bulletin Board (the "Pink Sheets") under the symbol "CYYS."

     The following table sets forth the range of high and low bid prices per share for Old Cityscape Common Stock for the periods indicated as reported by Nasdaq through May 1, 1998 and reflects the 100% stock dividend paid by Cityscape in July 1996 and the range of high and low bid prices per share for Old Cityscape Common Stock for the periods indicated as reported in the Pink Sheets from May 6, 1998 (reflecting inter-dealer prices, without retail mark-up, mark-down or commission which may not represent actual transactions).

                                                              HIGH      LOW
                                                             ------    ------
Year ended December 31, 1996:
  First quarter............................................  $17.75    $ 9.88
  Second quarter...........................................   25.63     18.88
  Third quarter............................................   36.00     24.75
  Fourth quarter...........................................   29.50     19.00
Year ended December 31, 1997:
  First quarter............................................   31.50     17.50
  Second quarter...........................................   20.00     11.50
  Third quarter............................................   19.00      8.63
  Fourth quarter...........................................   10.44      0.25
Year ended December 31, 1998:
  First quarter............................................    0.97      0.50
  Second quarter (through May 1, 1998).....................    0.72      0.41
  Second quarter (from May 6, 1998)........................    0.34      0.03
  Third quarter (through August 12, 1998)..................    0.17      0.04

     As of August 12, 1998, there were 533 stockholders of record of Old Cityscape Common Stock.

     Cityscape has never paid any cash dividends on the Old Cityscape Common Stock. Cityscape intends to retain all of its future earnings to finance its operations and does not anticipate paying cash dividends in the foreseeable future. Any decision made by Cityscape's or Reorganized Cityscape's, as the case may be, Board of Directors to declare dividends in the future will depend upon future earnings, capital requirements, financial condition and other factors deemed relevant by Cityscape's or Reorganized Cityscape's, as the case may be, Board of Directors. In addition, certain agreements to which the Company is a party restrict Cityscape's ability to pay dividends on common equity. Restrictions contained in the instruments governing the indebtedness of the Reorganized Company following consummation of the Plan are expected to continue to restrict Reorganized Cityscape's and Reorganized CSC's ability to pay dividends. Cityscape conducts substantially all of its operations through CSC. Accordingly, Cityscape's ability to pay dividends is also dependent upon the ability of CSC to make cash distributions to it. The payment of dividends to Cityscape by CSC is and will continue to be restricted by or subject to, among other limitations, applicable provisions of laws of national or state governments, contractual provisions, the earnings of such subsidiaries and various business considerations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     The Old Subordinated Debentures and the Old Senior Notes are traded in the over-the-counter market. In general, trading of these securities has been limited and sporadic. Quotations for such securities that are not widely traded may differ from actual trading prices and should be viewed as approximations. The quotations for the Old Subordinated Debentures and the Old Senior Notes set forth below are stated as a percentage of the principal amount. Holders are urged to obtain current information with respect to the current market prices of such securities.

                                                             OLD
                                                         SUBORDINATED           OLD
                                                        DEBENTURES(1)     SENIOR NOTES(1)
                                                        --------------    ----------------
                                                        HIGH     LOW       HIGH      LOW
                                                         BID     BID       BID       BID
                                                        -----    -----    ------    ------
Year ended December 31, 1996:
  Second quarter (from May 7, 1996)...................    --       --       N/A       N/A
  Third quarter.......................................    --       --       N/A       N/A
  Fourth quarter......................................    --       --       N/A       N/A
Year ended December 31, 1997:
  First quarter.......................................    --       --       N/A       N/A
  Second quarter (from May 14, 1997 for the Old Senior
     Notes)...........................................    --       --        --        --
  Third quarter.......................................    --       --     86.66%    80.88%
  Fourth quarter......................................    --       --     88.47     45.93
Year ended December 31, 1998:
  First quarter.......................................  8.13%    4.50%    48.56     39.28
  Second quarter......................................  8.59     2.50     47.73     39.85
  Third quarter (through August 24, 1998).............    --       --     40.10     27.98

---------------
(1) The bid price information was obtained from Bloomberg Financial Markets Commodities News for the indicated periods. For the other periods during which the Old Subordinated Debentures and the Old Senior Notes were trading, the pricing information was not readily available.

     The Old Series A Preferred Stock and the Old Series B Preferred Stock were issued in private placements. Since there has not been an active market for these securities, price information is not presented.

                                    BUSINESS

GENERAL

     Cityscape is a consumer finance company that, through its wholly-owned subsidiary, CSC, engages in the business of originating, purchasing, selling and servicing mortgage loans secured primarily by one- to four-family residences. The majority of the Company's loans are made to owners of single family residences who use the loan proceeds for such purposes as debt consolidation, financing of home improvements and educational expenditures, among others. CSC is licensed or registered to do business in 47 states and the District of Columbia. The Company commenced operations in the United Kingdom in May 1995 with the formation of CSC-UK, an English corporation that originated, sold and serviced loans in England, Scotland and Wales in which the Company initially held a 50% interest and subsequently purchased the remaining 50%. CSC-UK had no operations and no predecessor operations prior to May 1995. In April 1998, the Company sold all of the assets, and certain liabilities, of CSC-UK. See "-- The CSC-UK Sale; Discontinued Operations."

     For the last several months, the Company has been operating in an increasingly difficult environment and the Company expects to continue to operate in this environment for the foreseeable future. The market price of the Old Cityscape Common Stock has fallen from a high during the first quarter of 1997 of $32.00 per share to a low during the second quarter of 1998 of $0.02 per share. The Company's operations for 1997 and the first six months of 1998 have consumed substantial amounts of cash and have generated significant net losses, which have reduced stockholders' equity to a deficit of $263.9 million at June 30, 1998. The Company is unable to access the capital markets and has experienced difficulties in securing loan warehouse or purchase facilities. The Company's ability to operate is dependent upon continued access to loan warehouse facilities and loan purchase facilities. The terms of the Company's current loan warehouse and purchasing facilities are less advantageous to the Company than the terms of the Company's prior facilities. The Company expects that its difficulties in accessing capital, which has had a negative impact on liquidity as well as profitability, will continue for the foreseeable future. The profitability of the Company has been and will continue to be adversely affected due to an inability to sell its loan production through securitizations. Furthermore, primarily due to a reduction in the Company's "Correspondent Loan Acquisition Program", through which the Company originated a significant portion of its loan production from selected financial institutions and mortgage bankers known as loan correspondents, and the discontinuation of many of the loan products previously offered by the Company, the Company anticipates that its revenues will be substantially lower in 1998 than in 1997. There is substantial doubt about the Company's ability to continue as a going concern. The Company believes that its future success is dependent upon its ability to (i) access loan warehouse or purchase facilities, (ii) successfully sell loans in the whole loan sales market, (iii) restructure its balance sheet,
(iv) streamline its operations and (v) retain an adequate number and mix of its employees. The Company has also investigated a variety of alternatives for reorganization and has concluded that the best way to recapitalize the Company over the long-term and maximize the recovery of creditors and senior equity interest holders of the Company is through a prepackaged plan of reorganization for the Company. See "The Plan Of Reorganization." No assurance can be given that the Company will be able to achieve these results.

     Cityscape's stockholders' deficit, recent losses and need to restructure its balance sheet create serious risks of loss for the Holders of the Old Securities. No assurances can be given that the Company will be successful in its restructuring efforts or, that as a result of such efforts, the value of Cityscape's Old Securities will not be materially impaired. In particular, the Company can give no assurances that a successful restructuring will not result in a material impairment of the value of the Old Subordinated Debentures or a severe or complete impairment of the value of the Old Cityscape Preferred Stock and the Old Cityscape Common Stock. The Company's current restructuring plans, embodied in the Plan, provide for severe impairment of the Old Cityscape Preferred Stock and complete impairment of the Old Cityscape Common Stock. See "The Plan of Reorganization." The extent of any such impairment will depend on many factors including the factors set forth in the paragraph discussing forward-looking statements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

OVERVIEW

     The Company primarily focuses on lending to individuals who are unable or unwilling to obtain mortgage financing from conventional mortgage sources such as thrift institutions and commercial banks. These conventional lending sources, as compared to the Company, generally impose stringent and inflexible loan underwriting guidelines and require a longer period of time to approve and fund loans. The Company's customers are individuals who often have impaired or unsubstantiated credit histories and/or unverifiable income (for example, because they are self-employed) and require or seek a high degree of personalized service and prompt response to their loan applications. As a result, the Company's customers generally are not adverse to paying the higher interest rates that the Company charges for its loan programs as compared to the interest rates charged by conventional lending sources. Because its customers generally borrow for reasons other than the purchase of homes, the Company believes that it is not as dependent as traditional mortgage bankers on general levels of home sales and refinancing activity. The Company also offers "Sav*-A-Loan(R)" mortgage loans (loans generally made to homeowners with little or no equity in their property but who possess a favorable credit profile and debt-to-income ratio and who often use the proceeds from such loans to repay outstanding indebtedness as well as to make home improvements.)

     The Company originates loans principally through an extensive network of independent mortgage brokers utilizing the Company's New York headquarters and three regional processing offices located in California, Georgia and Illinois. The Company's highest producing broker accounted for 2.7% of the total origination and purchase volume for the six months ended June 30, 1998. The Company strives to process each loan application received from mortgage brokers as quickly as possible in accordance with the Company's loan application approval procedures. Accordingly, most loan applications receive preliminary decisions within 24 hours of receipt and are funded within 15-25 days thereafter. Additionally, during 1997, the Company originated a significant portion of its loan production through its Correspondent Loan Acquisition Program from selected financial institutions and mortgage bankers known as loan correspondents, in accordance with the Company's underwriting guidelines. The Company purchases such loans in the form of complete loan packages. The highest producing loan correspondent in the Correspondent Loan Acquisition Program accounted for 1.3% of the total origination and purchase volume for the six months ended June 30, 1998. The Company has significantly reduced its correspondent originations and will continue to do so for the foreseeable future.

     The Company offers a wide range of Core Products, including fixed and adjustable rate residential mortgage loans for refinancing, educational, home improvement and debt consolidation purposes and fixed and adjustable rate purchase money mortgage loans. The Company also offers "Sav*-A-Loan(R)" mortgage loans. Due to the Company's decision to focus on higher margin products, the Company has discontinued offering jumbo loans, conventional home loans, Title I loans (loans partially insured by the Federal Housing Administration), an agency for the US Department of Housing and Urban Development pursuant to the Title I credit insurance program of the National Housing Act of 1934) and loans on small multi-family and mixed-use properties.

     As a result of the Company's liquidity initiatives, the Company anticipates selling substantially all of its loan production through whole loan sales with servicing released in private placements to a variety of institutional purchasers. Accordingly, the Company anticipates that the size of its servicing portfolio will decrease over time. During 1995, 1996 and 1997, however, the Company sold its loan production primarily through securitizations and, to a lesser extent, through whole loan sales. Through 1994, the Company had sold virtually all of its loan production through whole loan sales. The Company funds its originations and purchases through warehouse lines of credit. During 1995, 1996 and 1997, the Company sold $209.0 million, $73.5 million and $518.4 million, respectively, of its loan production in whole loan sales to institutional investors and sold $235.0 million, $993.6 million and $1.1 billion, respectively, of its loan production through securitizations.

     The Company releases the servicing rights to substantially all of the loans it sells through whole loan sales. Prior to the fourth quarter of 1997, the Company had retained the servicing rights to the loans it sold through securitizations. Loan servicing involves the collection of payments due under a loan, the monitoring of the loan, the remitting of payments to the holder of the loan, the furnishing of reports to such holder and the enforcement of the lender's rights, including attempting to recover delinquencies and instituting loan foreclosures. During 1997, the Company sold the servicing rights to $408.2 million of loans in connection with its whole loan sales. During the first six months of 1998, the Company sold the servicing rights to $407.3 million of loans in connection with its sale of residual certificates and $298.1 million in connection with its whole loan sales.

LOANS

  OVERVIEW

     The Company's consumer finance activities primarily consists of originating, purchasing, selling and servicing mortgage loans. The loans are secured by first mortgages or junior mortgages on one- to four-family residences. Once a loan application has been received, the underwriting process completed and the loan funded or purchased, the Company typically will package the loans in a portfolio and sell the portfolio on a whole loan basis to institutional purchasers. The Company releases the right to service the loan origination and purchase volume that it sells through whole loan sales.

  LOAN ORIGINATIONS AND PURCHASES

     The Company is licensed or registered to originate loans in 47 states and the District of Columbia through a network of independent mortgage brokers and through its three branch offices. To a lesser extent, the Company also purchases loans on a wholesale basis from selected financial institutions and mortgage bankers. The Company expects that, during 1998, loan purchases through its Correspondent Loan Acquisition Program will continue to become a less significant portion of the Company's loan production. The Company believes that its strategy of originating loans through independent mortgage brokers is efficient as it allows the Company to maintain lower overhead expenses than competing companies utilizing a more extensive branch office system.

                  CHANNELS OF LOAN ORIGINATIONS AND PURCHASES

                                                                                      SIX MONTHS
                                                    YEAR ENDED DECEMBER 31,             ENDED
                                              ------------------------------------     JUNE 30,
                                                1995         1996          1997          1998
                                              --------    ----------    ----------    ----------
                                                            (DOLLARS IN THOUSANDS)
Independent Mortgage Brokers:
  Principal balance.........................  $291,907    $  548,242    $  985,823     $270,850
  Number of loans...........................     4,161         9,173        17,850        5,194
  Average principal balance per loan........  $   70.2    $     59.8    $     55.2     $   52.1
Correspondent Loan Acquisition Program:
  Principal balance.........................  $125,957    $  741,113(1) $  669,209     $ 41,848
  Number of loans...........................     1,847        11,690(1)     11,752          808
  Average principal balance per loan........  $   68.2    $     62.0(1) $     56.9     $   51.8
Total Loan Originations and Purchases:
  Principal balance.........................  $417,864    $1,289,355    $1,655,032     $312,698
  Number of loans...........................     6,008        20,863        29,602        6,002
  Average principal balance per loan........  $   69.6    $     61.8    $     55.9     $   52.1

---------------
(1) Includes a one-time bulk purchase of $129.1 million bulk purchase of 2,259 loans with an average principal balance of $57,100.

     INDEPENDENT MORTGAGE BROKERS. During 1995, 1996, 1997 and the first six months of 1998, $291.9 million (69.9%), $548.2 million (42.5%), $985.8 million
(59.6%) and $270.9 million (86.6%), respectively, of the Company's loan originations and purchases were sourced through the independent mortgage broker network. All independent mortgage brokers submitting loan applications to the Company must be registered or licensed as required by the jurisdiction in which they operate. The Company believes that not only are independent mortgage brokers the most efficient way to reach borrowers, but also that the use of these brokers minimizes the Company's staffing requirements and marketing expenses. The Company anticipates that a substantial majority of the Company's future loan origination volume will be derived from independent mortgage brokers due to the Company's initiatives to refocus its efforts on the more profitable broker loans.

     The Company receives credit application packages from mortgage brokers. As independent mortgage brokers may submit loan applications to several prospective lenders simultaneously, the Company strives to provide a quick response to the loan application (in most instances a preliminary response is given on the same day that the application is received). In addition, the Company emphasizes personal service to both the broker and loan applicant by having consultants and loan processors follow the loan application through the application and closing process. The Company believes that consistent underwriting, quick response times and personal service are critical to successfully originating loans through independent mortgage brokers. During 1995, 1996, 1997 and the first six months of 1998, the single highest producing independent mortgage broker accounted for 6.4%, 1.9%, 1.1% and 2.7%, respectively, of the Company's loan production volume, and the ten highest producing independent mortgage brokers accounted for 21.0%, 7.8%, 5.3% and 9.6%, respectively, of the Company's loan production volume. The Company periodically reviews the performance of the loans produced by each independent broker and any pattern of higher than expected delinquency or documentation deficiencies will result in the elimination of that broker from the Company's approved list.

     CORRESPONDENT LOAN ACQUISITION PROGRAM. In addition to originating loans through its network of independent mortgage brokers, the Company historically purchased loans on a flow basis through its Correspondent Loan Acquisition Program. These loan purchases are in the form of complete loan packages originated by loan correspondents. Commenced in 1994, the Correspondent Loan Acquisition Program accounted for $126.0 million (30.1%), $612.0 million (57.5%), $669.2 million (40.4%) and $41.8 million (13.4%) of the Company's total loan origination and purchase volume for 1995, 1996, 1997 and the first six months of 1998, respectively. No single financial institution or other mortgage banker in the Correspondent Loan Acquisition Program accounted for more than 6.4%, 7.4%, 2.8% or 1.3% of the Company's loan originations and purchases during 1995, 1996, 1997 or the first six months of 1998, respectively. As part of the Company's liquidity initiatives, the Company anticipates that this program will account for substantially less of the Company's total loan origination and purchase volume in the future because of higher costs and lower positive cash flows associated with purchases under this program as compared to originations through independent mortgage brokers.

  LOAN ORIGINATIONS AND PURCHASES

     The following table highlights certain selected information relating to the origination and purchase of loans by the Company during the periods shown:

                                                                                        SIX MONTHS
                                                             YEAR ENDED DECEMBER 31,      ENDED
                                                             -----------------------     JUNE 30,
                                                             1995     1996     1997        1998
                                                             -----    -----    -----    ----------
Type of mortgage securing loan:
  Core Products:
     First mortgage........................................  89.0%    94.0%    91.7%       90.4%
     Second mortgage.......................................  11.0%     6.0%     8.3%        9.6%
  Sav*-A-Loan(R) Products:
     First mortgage........................................   N/A      0.8%     1.4%        0.3%
     Second mortgage.......................................   N/A     98.2%    98.6%       99.7%
Weighted average interest rate:
  Core Products............................................  11.9%    11.8%    11.2%        9.8%
  Sav*-A-Loan(R) Products..................................   N/A     14.4%    14.0%       13.0%
  Discontinued Products....................................  12.8%    10.5%     9.0%        9.0%
Weighted average initial loan-to-value ratio (Core
  Products)(1).............................................  66.4%    72.5%    73.6%       78.4%

---------------
(1) The loan-to-value ratio of a loan secured by a first mortgage is determined by dividing the amount of the loan by the appraised value of the mortgaged property at origination. The loan-to-value ratio of a loan secured by a second mortgage is determined by taking the sum of the loans secured by the first and second mortgages and dividing by the appraised value of the mortgaged property at origination.

LOAN SALES

     The Company sells substantially all of its loan production volume. During 1995, 1996, 1997 and the first six months of 1998, the Company sold $359.0 million, $1.3 billion, $1.6 billion and $298.1 million, respectively, of loans, representing 85.9%, 99.1%, 98.9% and 95.3%, respectively, of total originations and purchases during these periods. In the fourth quarter of 1997, as a result of the Company's liquidity initiatives, the Company's strategy shifted from emphasizing the sale of its loan production volume through securitizations to the use of whole loan sales.

     WHOLE LOAN SALES. By employing whole loan sales, the Company is better able to manage its cash flow. Whole loan sales produce lower margins than securitizations and, therefore, will negatively impact the Company's earnings. Whole loan sales represented all of the Company's loan sales during 1994 but, with the Company's prior emphasis of the sale of loans through securitizations, had represented 24.8%, 5.8% and 31.7%, respectively, of all loan sales in 1995, 1996 and 1997. The Company anticipates that the disposition of substantially all of its loan production volume in 1998 will be through whole loan sales. No assurance can be given, however, that the Company will be successful in selling all of its loan production through whole loan sales or otherwise.

     Loans are generally sold in portfolios. Upon the sale of a loan portfolio, the Company generally receives a "premium," representing a cash payment in excess of the par value of the loans (par value representing the unpaid balance of the loan amount given to the borrower) or in a few instances a "yield differential" whereby the Company receives a portion of the interest paid by the borrower for the life of the loan. Net premiums on whole loan sales represented 22.8%, 1.6% and 4.5%, respectively, of the Company's total revenues in 1995, 1996 and 1997, and 31.6% ($8.3 million), 2.2% ($1.7 million) and 9.7% ($8.1 million), respectively, of the Company's total gain on sale of loans in 1995, 1996 and 1997. During the first six months of 1998, net premiums on whole loan sales totaled a negative $1.3 million.

     The Company sells substantially all of its loan production volume to various institutional purchasers on a non-recourse basis with customary representations and warranties covering loans sold. The Company, therefore, may be required to repurchase loans pursuant to its representations and warranties and may have to return a portion of the premium earned if a loan is prepaid during a limited period of time after sale, usually six months but not greater than one year. The Company typically repurchases a loan if a default occurs within the first month following the date the loan was originated or if the loan documentation is alleged to contain misrepresentations made by the borrower.

     SECURITIZATIONS. During 1995, 1996 and 1997, the Company sold $235.0 million, $993.6 million and $1.1 billion, respectively, of its loan production volume in securitizations. Due to the Company's current financial condition and its inability to access the capital markets and in order to improve its cash flow, the Company does not anticipate selling its loan production volume in securitizations for the foreseeable future.

     In loan sales through securitizations, the Company sells its loans into a trust for a cash purchase price and interests in such trust consisting of interest-only regular interests and the residual interests which are represented by the interest-only and residual certificates. The Company retains no interest in the loans sold into such trust other than its interest as a holder of the interest-only and residual certificates issued by such trust. The cash purchase price is raised through an offering by the trust of pass-through certificates representing regular interests in the trust. Following the securitization, the purchasers of the pass-through certificates receive the principal collected and the investor pass-through interest rate on the principal balance, while the Company recognizes as current revenue the fair value of the interest-only and residual certificates. An interest-only certificate represents an interest in a trust with fixed terms that unconditionally entitles the holder to receive interest payments that are either fixed or derived from a formula. A residual certificate represents the interest in the trust which has no principal amount and does not unconditionally entitle the holder to receive payments. A holder of the residual certificate is entitled only to the remainder, if any, of the interest cash flow from the mortgage loans sold to the trust after payment of all other interests in such trust and as such bears the greatest degree of risk regarding the performance of such mortgage loans. Securitizations take the form of pass-through certificates which represent undivided beneficial ownership interests in a portfolio consisting of the Company's loans that the Company has sold to a trust. The servicer of the loan portfolio remits the principal and part of the interest payments on such loans to the trust which in turn passes them to investors in the pass-through certificates. A portion of the Company's securitizations have also included the payment of pre-funded amounts.

     The Company recognizes as current revenue the fair value of the interest-only and residual certificates and, in future periods, may adjust the value of such certificates to reflect the Company's estimate of the fair value of such certificates at such time. Fair value is determined based on various economic factors, including loan type, balance, interest rate, date of origination, term and geographic location. The Company also uses other available information such as reports on prepayment rates, collateral value, economic forecasts and historical default and prepayment rates of the portfolio under review, as well as actual valuations resulting form the sale of such certificates. The Company estimates the expected cash flows that it will receive over the life of a portfolio of loans. These expected cash flows constitute the excess of the interest rate payable by the obligors of loans over the interest rate paid on the related securities, less applicable fees and credit losses. The Company discounts the expected cash flows at a discount rate which it believes to be consistent with the required risk-adjusted rate of return to an independent third party purchaser of the interest-only and residual certificates. Realization of the value of these residual interests in cash is subject to the prepayment and loss characteristics of the underlying loans and to the timing and ultimate realization of the stream of cash flows associated with such loans.

     In a securitization, the Company purchases credit enhancements for the senior interests in the related trusts in the form of insurance policies provided by insurance companies. The pooling and servicing agreements that govern the distribution of cash flows from the loans included in the trusts require either (i) the establishment of a reserve that may be funded with an initial cash deposit by the Company or (ii) the over-collateralization of the trust intended to result in receipts and collections on the loans that exceed the amounts required to be distributed to holders of senior interests. To the extent that borrowers default on the payment of principal or interest on the loans, losses will be paid out of the reserve account or will reduce the over-collateralization to the extent that funds are available and will result in a reduction in the value of the interest-only and residual certificates held by the Company.

     If payment defaults exceed the amount in the reserve account or the amount of over-collateralization, as applicable, the insurance policy maintained by the Company will pay any further losses experienced by holders of the senior interests in the related trust. The delinquency rates on the pool of loans sold in 6 of the Company's 14 securitizations as of June 30, 1998 have exceeded the permitted limits set forth in the related pooling and servicing agreements. As a result of the exceeded limits, the Company has been required to maintain in the related reserve account all funds that would have otherwise been paid to the Company in respect of the interest-only and residual certificates.

     In securitizations, the Company may be required either to repurchase or to replace loans which do not conform to the representations and warranties made by the Company in the pooling and servicing agreements entered into when the portfolios of loans are sold through a securitization. During 1995, 1996, 1997 and the first six months of 1998, the Company repurchased seven loans for $623,300, 73 loans for $4.7 million, 63 loans for $5.4 million and 157 loans for $5.1 million, respectively, primarily due to first month defaults that remained uncured for 90 days.

LOAN SERVICING AND COLLECTIONS

     Loan servicing is the collection of payments due under a loan, the monitoring of the loan, the remitting of payments to the holder of the loan, the furnishing of reports to such holder and the enforcement of such holder's rights including attempting to recover delinquencies and instituting loan foreclosures.

     In order to maximize the premium earned on the sale of loans through whole loan sales, the Company will release servicing rights on substantially all of the loan origination and purchase volume it sells through whole loan sales during 1998. The Company retained the servicing rights to 74.2% of the $359.0 million in loans it sold during 1995, 97.8% of the $1.3 billion in loans it sold during 1996 and 75.1% of the $1.6 billion in loans it sold during 1997.

     As of June 30, 1998, the servicing portfolio decreased to $1.4 billion from $2.2 billion as of December 31, 1997, primarily as a result of the sale of the 1997-A, 1997-B and 1997-C securitizations and the associated servicing rights and the sale of loans through whole loan sales with servicing released during the first six months of 1998. During the remainder of 1998, the Company anticipates continuing to sell substantially all of its loan production through whole loan sales with servicing released. As a result of such sales, as well as the subservicing of loans as discussed herein, and loan prepayments and defaults on existing loans, the Company anticipates that the size of the servicing portfolio will substantially decrease in the future.

     Due to the Company exceeding the delinquency rates permitted under the terms of the pooling and servicing agreements with respect to the Company's 1995-2, 1995-3, 1996-1, 1996-2 and 1996-3 home equity securitizations, the
Company has been in ongoing discussions regarding the servicing of the related loans with Financial Security Assurance Inc. and Financial Guaranty Insurance Company, certificate insurers under such securitizations. As a result of these discussions, the Company entered into subservicing agreements (which became effective on August 1, 1998) with respect to such loans with Fairbanks Capital Corp. As of June 30, 1998, the outstanding amount of such loans was $462.6 million or 33.4% of the servicing portfolio. The Company expects to enter into a similar subservicing agreement for its 1996-4 home equity securitization which, as of June 30, 1998, had approximately $146.3 million of loans outstanding. The total of these transfers would represent, as of June 30, 1998, approximately 44.0% of the total servicing portfolio and 90.1% of the Company's home equity securitized loans. As a result of the significant reduction of the Company's servicing portfolio, the Company expects to restructure its servicing operations and incur costs of approximately $500,000 and record such charge during the third quarter of 1998.

     The Company utilizes loan servicing software which enables it to implement servicing and collection procedures and to provide a series of adaptable custom designed reports including a trial balance, a remittance report, a paid-off report and a delinquency report. The Company maintains its loan servicing computer operations with CPI, a service bureau located in Jacksonville, Florida. The CPI system provides additional capacity for the Company's increased loan origination and purchase volume and provides greater flexibility in monitoring the various types of loan product the Company offers. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. In the first quarter of 1997, the Company implemented a "predictive dialer" program, whereby delinquent accounts are automatically telephoned and the call transferred immediately to the next available collector whose computer will simultaneously provide the relevant information on the account.

     The Company has retained Ocwen FSB, an established leader in the management and resolution of underperforming loans, as a special loan servicer to sub-service the Company's 90-day-plus delinquent loans. The Company has the right to deliver non-performing loans to Ocwen FSB on an ongoing basis. In the first quarter of 1998, the Company transferred to Ocwen FSB 993 non-performing loans with an aggregate unpaid principal balance of $66.4 million.

     The Company has a specific policy which sets forth actions to be taken at various stages of delinquency beginning on the tenth and extending to the ninetieth day after the payment due date. Between 90-105 days of delinquency, it is decided whether to foreclose or to take other action. All collection activity, including the date collection letters were sent and detailed notes on the substance of each collection telephone call, is entered into a permanent collection history for each account.

     The CPI system tracks and maintains homeowners' insurance information. Expiration reports are generated weekly listing all policies scheduled to expire within 30 days. When policies lapse, a letter is issued advising the borrower of the lapse and that force placed insurance will be obtained at the borrower's expense. The Company also has an insurance policy in place that provides coverage automatically for the Company in the event that the Company fails to obtain force placed insurance.

     The Company funds and closes loans throughout the month. Most of the Company's loans require a first payment 30 days after funding. Accordingly, the Company's servicing portfolio consists of loans with payments due at varying times each month. This system alleviates the cyclical highs and lows that some servicing companies experience as a result of heavily concentrated due dates.

     The following table provides data on delinquency experience and REO properties for the Company's serviced portfolio (excluding loans for which the Company acted as sub-servicer for third parties).

                                                           AS OF DECEMBER 31,
                                ------------------------------------------------------------------------       AS OF JUNE 30,
                                         1995                     1996                     1997                     1998
                                ----------------------   ----------------------   ----------------------   ----------------------
                                               % OF                     % OF                     % OF                     % OF
                                DOLLARS IN   SERVICED    DOLLARS IN   SERVICED    DOLLARS IN   SERVICED    DOLLARS IN   SERVICED
                                THOUSANDS    PORTFOLIO   THOUSANDS    PORTFOLIO   THOUSANDS    PORTFOLIO   THOUSANDS    PORTFOLIO
                                ----------   ---------   ----------   ---------   ----------   ---------   ----------   ---------
Serviced portfolio............   $311,649      100.0%    $1,470,344     100.0%    $2,231,519     100.0%    $1,384,775     100.0%
                                 ========      =====     ==========     =====     ==========     =====     ==========     =====
Delinquencies:
  30-59 days delinquent.......   $  5,479        1.8%    $   54,733       3.7%    $   65,063       2.9%    $   39,318       2.8%
  60-89 days delinquent.......      1,580        0.5         19,733       1.4         30,479       1.4         17,665       1.3
  90 days or more
    delinquent................      4,968        1.6         24,800       1.7         27,808       1.3         23,154       1.7
                                 --------      -----     ----------     -----     ----------     -----     ----------     -----
        Total delinquencies...   $ 12,027        3.9%    $   99,266       6.8%    $  123,350       5.6%    $   80,137       5.8%
                                 ========      =====     ==========     =====     ==========     =====     ==========     =====
Defaults:
  Bankruptcies................   $     --         --%    $    4,269       0.3%    $   25,131       1.1%    $   31,087       2.2%
  Foreclosures................         --         --         27,689       1.9        100,901       4.5         89,089       6.4
                                 --------      -----     ----------     -----     ----------     -----     ----------     -----
        Total defaults........   $     --         --%    $   31,958       2.2%    $  126,032       5.6%    $  120,176       8.7%
                                 ========      =====     ==========     =====     ==========     =====     ==========     =====
REO property..................   $    141         --%    $    1,328       0.1%    $    8,549       0.4%    $   14,793       1.1%
                                 ========      =====     ==========     =====     ==========     =====     ==========     =====
Charge-offs...................   $     --         --%    $       36        --%    $    4,734       0.2%    $   13,265       1.0%
                                 ========      =====     ==========     =====     ==========     =====     ==========     =====

     Foreclosure regulation and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of the mortgagor in default vary greatly from state to state. Loans originated or purchased by the Company are secured by mortgages, deeds of trust, trust deeds, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property securing the loan is located.

Depending on local law, foreclosure is effected by judicial action and/or non-judicial sale, and is subject to various notice and filing requirements. If foreclosure is effected by judicial action, as in New York and Illinois for example, the foreclosure proceedings may take several months.

     In general, the borrower, or any person having a junior encumbrance on the real estate, may cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation during a statutorily prescribed reinstatement period. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.

     After the reinstatement period has expired without the default having been cured, in certain states the borrower or junior lienholder has the right of redemption of the property by paying the loan in full to prevent the scheduled foreclosure sale. For example, in Illinois the right of redemption exists for 90 days from the date of foreclosure judgment; New York law does not recognize a right of redemption.

     There are a number of restrictions that may limit the Company's ability to foreclose on a property. A lender may not foreclose on the property securing a second mortgage loan unless it forecloses subject to each senior mortgage, in which case the junior lender or purchaser at such a foreclosure sale will take title to the property subject to the lien securing the amount due on the senior mortgage. Moreover, if a borrower has filed for bankruptcy protection, a lender may be stayed from exercising its foreclosure rights. Also, certain states provide a homestead exemption which may restrict the ability of a lender to foreclose on residential property. In such states, the Company requires the borrower to waive his or her right of homestead. While such waivers are generally enforceable in Illinois, waivers of homestead rights may not be enforceable in other states. Due to these restrictions, as the Company has experienced an increase in the number of loans serviced and in the percentage of such loans that are delinquent, there has been a substantial increase in the number of properties pending foreclosure.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien due to several factors including the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus, the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Depending upon market conditions, the ultimate proceeds of the sale may not equal the lender's investment in the property. If, after determining that purchasing a property securing a loan will minimize the loss associated with the defaulted loan, the Company may bid at the foreclosure sale for such property or accept a deed in lieu of foreclosure.

     Except when subcontracted, loan foreclosures are the responsibility of the Company's loan servicing operations. Prior to a foreclosure, the Company performs a foreclosure analysis with respect to the mortgaged property to determine the value of the mortgaged property and the bid that the Company will make at the foreclosure sale. This is based on (i) a current valuation of the property obtained through a drive-by appraisal conducted by an independent appraiser, (ii) an estimate of the sale price of the mortgaged property obtained by sending two local realtors to inspect the property, (iii) an evaluation of the amount owed, if any, to a senior mortgagee and for real estate taxes and
(iv) an analysis of marketing time, required repairs and other costs, such as real estate broker fees, that will be incurred in connection with the foreclosure sale. The Company has established a committee comprised of members of senior management to perform the foreclosure analyses.

     The Company assigns all foreclosures to outside counsel located in the same state as the mortgaged property. Bankruptcies filed by borrowers are also assigned to appropriate local counsel who are required to provide monthly reports on each loan file.

THE CSC-UK SALE; DISCONTINUED OPERATIONS

     As a result of liquidity constraints, the Company adopted a plan in March 1998 to sell the assets of CSC-UK. CSC-UK focused on lending to individuals who are generally unable to obtain mortgage financing from conventional UK sources such as banks and building societies because of impaired or unsubstantiated credit histories and/or unverifiable income, or who otherwise choose not to seek financing from conventional lenders.

CSC-UK originated loans in the UK through a network of independent mortgage brokers and, to a lesser extent, through direct marketing to occupants of government-owned residential properties in the UK.

     In April 1998, pursuant to the UK Sale Agreement, the Company completed the sale to Ocwen and Ocwen Asset of substantially all of the assets, and certain liabilities, of CSC-UK. The sale did not include the assumption by Ocwen of all of CSC-UK's liabilities, and therefore, no assurances can be given that claims will not be made against the Company in the future arising out of its former UK operations. Such claims could have a material adverse effect on the Company's financial condition and results of operations. The UK Sale included the acquisition by Ocwen of CSC-UK's whole loan portfolio and loan origination and servicing businesses for a price of L249.6 million, the acquisition by Ocwen Asset of CSC-UK's securitized loan residuals for a price of L33.7 million and the assumption by Ocwen of L7.2 million of CSC-UK's liabilities. The price paid by Ocwen is subject to adjustment to account for the actual balances on the closing date of the loan portfolio and the assumed liabilities. As a result of the sale, the Company received proceeds, at the time of the closing, of $83.8 million, net of closing costs and other fees.

     Accordingly, the operating results of CSC-UK and its subsidiaries have been segregated from continuing operations and reported as a separate line item on the Company's financial statements. In addition, net assets of CSC-UK have been classified on the Company's financial statements as an investment in discontinued operations. The Company has restated its prior financial statements to present the operating results of CSC-UK as a discontinued operation.

     As of June 30, 1998, the Company's net investment in discontinued operations totaled $25.4 million, representing cash on hand in the discontinued operation of approximately $16.4 million and net receivables (net of liabilities) due of approximately $9.0 million. The Company expects to maintain a balance of cash on hand in the discontinued operation to cover existing and potential liabilities and costs until the dissolution of the existing legal entities of CSC-UK and its subsidiaries. Additionally, as of June 30, 1998, there were liabilities related to the discontinued operations of approximately $1.4 million included in accounts payable and other liabilities and additional potential liabilities of approximately L3 million relating to real estate leases.

     Included in such net receivables is approximately $10.0 million due from Ocwen under the terms of the UK Sale Agreement. The Company, however, recently received a letter from Ocwen in which Ocwen has taken the position that the Company owes it approximately $21.4 million in connection with the transaction. The Company and Ocwen are currently in dispute over these amounts. See "-- Legal Proceedings."

DILUTION OF OLD CITYSCAPE COMMON STOCK

     In April 1997 and again in September 1997, Cityscape issued the Old Cityscape Preferred Stock in exchange for aggregate gross proceeds of $100.0 million. The Old Cityscape Preferred Stock may be converted into Old Cityscape Common Stock based on a conversion price related to a discounted market price of the Old Cityscape Common Stock. As a result of the drop in the trading price of the Old Cityscape Common Stock, the number of shares of Old Cityscape Common Stock outstanding has increased substantially from 29,744,322 as of March 25, 1997, to 64,878,969 as of August 3, 1998, primarily as a result of such conversions. As of August 3, 1998, an aggregate of 4,374 shares and 449 shares of Old Series A Preferred Stock and Old Series B Preferred Stock, respectively, had been converted (626 shares and 4,551 shares, respectively, remain outstanding) into an aggregate of 34,151,645 shares of Old Cityscape Common Stock. As of August 3, 1998 all of the Old Series A Warrants (as defined below) and Old Series B Warrants (as defined below) were outstanding. If all of the Old Series A Preferred Stock and Old Series B Preferred Stock were converted into Old Cityscape Common Stock, the Company would not have sufficient authorized shares of Old Cityscape Common Stock to satisfy all of such conversions. In addition, based on changes in the trading price of the Old Cityscape Common Stock and the shares of Old Cityscape Preferred Stock that remain outstanding, substantial dilution could occur in the future. In addition, if the Reorganization Cases are commenced and the Plan is confirmed by the bankruptcy court and consummated, existing Old Cityscape Common Stock and related warrants would be extinguished and the holders thereof would receive no distributions under the Plan. See "The Plan of Reorganization."

NASDAQ DELISTING

     In December 1997, Cityscape was notified by Nasdaq that the Old Cityscape Common Stock would be delisted from the Nasdaq National Market as a result of Cityscape's non-compliance with Nasdaq's listing requirements and corporate governance rules. In January 1998, Cityscape received notice from Nasdaq that the Old Cityscape Common Stock would be moved from the Nasdaq National Market to the Nasdaq SmallCap Market subject to Cityscape achieving a $1.00 per share bid price on or before May 22, 1998. As a result of the delisting from the Nasdaq National Market, Cityscape is subject to certain unfavorable provisions pursuant to the Certificates of Designations of the Old Cityscape Preferred Stock.

     On May 1, 1998, Cityscape was informed by Nasdaq that the Old Cityscape Common Stock would be delisted from the Nasdaq SmallCap Market effective with the close of business on May 1, 1998, and that Cityscape did not meet the criteria necessary for immediate eligibility for quotation on the OTC Bulletin Board. As a result of this delisting, it is likely that the liquidity of the Old Cityscape Common Stock will be materially impaired which is likely to materially and adversely affect the price of the Old Cityscape Common Stock. Currently, the Old Cityscape Common Stock is listed on the Pink Sheets under the symbol "CYYS."

EMPLOYEE ATTRITION

     As a result of the difficult environment the Company has recently been operating in, the Company is experiencing an increase in the rate of attrition of its employees and an inability to attract, hire and retain qualified replacement employees. On December 31, 1997 the Company had 837 employees. As part of its initiatives designed to improve the efficiency and productivity of the Company's operations, the Company reduced its workforce by 142 employees in February 1998. Due to additional attrition, however, the Company's workforce was reduced to 507 employees as of June 30, 1998. Further attrition may hinder the ability of the Company to operate efficiently which could have a material adverse effect on the Company's results of operations and financial condition. No assurances can be given that such attrition will not occur.

     In order to retain key executive officers through the restructuring period, Cityscape and CSC have entered into new employment agreements that extend through December 31, 1998 or December 31, 1999. Such agreements provide for stay bonuses, ranging from $100,000 to $400,000, portions of which were paid upon signing the agreements, with the balance of such payments, accrued and payable on a monthly basis through December 31, 1998. See "Executive
Compensation -- Employment Agreements."

RESTRUCTURING

     The Company has announced a number of initiatives and the exploration of strategic alternatives. These initiatives include the disposal of loans through whole loan sales and increased focus on the Company's higher margin product lines. The Company has announced a restructuring plan that includes streamlining and downsizing its operations. The Company has reduced its workforce and has closed its branch operation in Virginia, significantly reduced its correspondent originations for the foreseeable future and exited its conventional lending business. Accordingly, Cityscape has recorded a restructuring charge during the first quarter of 1998 of $3.2 million. At June 30, 1998, the Company had available a reserve of $2.2 million for these restructuring charges. In addition, in order to enhance the Company's liquidity position, in January 1998, the Company sold residual certificates and associated mortgage servicing receivables relating to certain of the Company's home equity loan products for net proceeds of $26.5 million. Additionally, in April 1998, the Company completed the UK Sale and received proceeds, at the time of the closing, of $83.8 million, net of closing costs and other fees.

     In addition, the Company has retained CIBC Oppenheimer and Jay Alix & Associates to explore strategic alternatives. The Company has determined that the best alternative for recapitalizing the Company over the long-term and maximizing the recovery of creditors and senior equity interest holders of Cityscape is through a prepackaged plan of reorganization for Cityscape and CSC, pursuant to the Bankruptcy Code. Toward that end, during the second and third quarters of 1998, the Company engaged in negotiations, first, with holders of a substantial majority of the Old Senior Notes and, second, with holders of a substantial majority of the Old Subordinated Debentures on the terms of a plan of reorganization that both groups would find acceptable. Those negotiations have resulted in agreements in principle with both groups on the terms of the Plan. See "The Plan of Reorganization -- Introduction."

     In connection with the Company's restructuring efforts, Cityscape has deferred the June 1, 1998 and May 1, 1998 interest payments on the Old Senior Notes and Old Subordinated Debentures, respectively. The continued deferral of the interest payments on the Old Senior Notes and Old Subordinated Debentures constitutes an "Event of Default" pursuant to the respective indenture under which the securities were issued.

LEGAL PROCEEDINGS

     On or about September 29, 1997, a putative class action lawsuit (the "Ceasar Action") was filed against Cityscape and two of its officers and directors in the United States District Court for the Eastern District of New York (the "Eastern District") on behalf of all purchasers of the Old Cityscape Common Stock during the period from April 1, 1997 through August 15, 1997. Between approximately October 14, 1997 and December 3, 1997, nine additional class action complaints were filed against the same defendants, as well as certain additional Cityscape officers and directors. Four of these additional complaints were filed in the Eastern District and five were filed in the United States District Court for the Southern District of New York (the "Southern District"). On or about October 28, 1997, the plaintiff in the Ceasar Action filed an amended complaint naming three additional officers and directors as defendants. The amended complaint in the Ceasar Action also extended the proposed class period from November 4, 1996 through October 22, 1997. The longest proposed class period of any of the complaints is from April 1, 1996 through October 22, 1997. On or about February 2, 1998, an additional lawsuit brought on behalf of two individual investors, rather than on behalf of a putative class of investors, was filed against Cityscape and certain of its officers and directors in federal court in New Jersey (the "New Jersey Action").

     In these actions, plaintiffs allege that the Company and its senior officers engaged in securities fraud by affirmatively misrepresenting and failing to disclose material information regarding the lending practices of the Company's UK subsidiary, and the impact that these lending practices would have on the Company's financial results. Plaintiffs allege that a number of public filings and press releases issued by Cityscape were false or misleading. In each of the putative class action complaints, plaintiffs have asserted violations of
Section 10(b) and Section 20(a) of the Exchange Act. Plaintiffs seek unspecified damages, including pre-judgment interest, attorneys' and accountants' fees and court costs.

     On December 5, 1997, the Eastern District plaintiffs filed a motion for appointment of lead plaintiffs and approval of co-lead counsel. The court has not yet ruled on plaintiffs' motion. On March 25, 1998, Cityscape and its defendant officers and directors filed a motion with the federal Judicial Panel for Multidistrict Litigation ("JPML"), seeking consolidation of all current and future securities actions, including the New Jersey Action, for pre-trial purposes before Judge Sterling Johnson in the Eastern District. On June 12, 1998, the JPML granted this motion.

     Under Section 510(b) of the Bankruptcy Code:

         a claim . . . for damages arising from the purchase or sale of such a security [i.e., a security of the debtor or of an affiliate of the debtor], or for reimbursement or contribution allowed under section 502 on account of such a claim, shall be subordinated to all claims or interests that are senior to or equal [to] the claim or interest represented by such security, except that if such security is common stock, such claim has the same priority as common stock.

     The claims asserted in the foregoing litigation are for damages allegedly sustained in connection with the purchase or sale of the Old Cityscape Common Stock. Under the Plan, Holders of Old Cityscape Common Stock (Class A12) will not receive or retain any interest or property under the Plan. Claims asserted in the foregoing litigation will fall within the Class of Old Cityscape Common Stock and Old Warrant Securities Claims (Class 14) which, by virtue of Section 510(b) of the Bankruptcy Code, is equal in priority to the Class of Holders of Old Cityscape Common Stock. Accordingly, such Holders of Claims in Class A14 would not receive or retain any interest or property under the Plan even if any of their asserted claims were Allowed.

     In addition, the Plan provides at Section XI.C that each Holder of a Claim or Interest against Cityscape or CSC will be deemed to have released certain "Debtor Releasees" (which is defined to include Cityscape's and CSC's officers and directors) from all claims and liabilities relating to Cityscape, CSC, the Company's trust indentures, Cityscape and CSC as debtors and debtors in possession, the Reorganization Cases, the Plan or the Disclosure Statement. Thus, if the Plan is confirmed and consummated as proposed, claims asserted in the foregoing litigation against Cityscape's officers and directors will also be released.

     In November 1997, Resource Mortgage Banking, Ltd., Covino and Company, Inc. and LuxMac LLC filed against Cityscape, CSC and two of Cityscape's officers and directors in state court in Connecticut an application for a prejudgment remedy. The object of the application for the prejudgment remedy was to obtain a court order granting these plaintiffs prejudgment attachment against assets of Cityscape and CSC in Connecticut pending resolution of plaintiffs' underlying claims. Plaintiffs proposed to file an 18 count complaint against the defendants seeking $60 million in purported damages, injunctive relief, treble damages and punitive damages in an unspecified sum. In February 1998, Judge William B. Lewis orally granted defendants' motion to dismiss on the ground of forum non conveniens and entered a judgment of dismissal, and shortly thereafter, set in a memorandum of decision his reasons for granting the motion to dismiss. Plaintiffs did not file an appeal of the order of dismissal.

     In February 1998, Resource Mortgage Banking, Ltd., Covino and Company, Inc. and LuxMac LLC filed an action against Cityscape, CSC and two of Cityscape's officers and directors in state court in New York seeking $60 million in purported damages, injunctive relief, treble damages and punitive damages in an unspecified sum.

     In March 1998, plaintiffs sought a preliminary injunction to prevent Cityscape and CSC from selling certain assets known as strip, residuals, excess servicing and/or servicing rights and their substantial equivalent having as constituent any mortgage loan exceeding $350,000 generated by Cityscape or CSC between September 2, 1994, and April 1, 1997, and any mortgage loan exceeding $500,000 generated by Cityscape or CSC from April 1, 1997 to the present. The New York Court signed a temporary restraining order that required Cityscape and CSC to refrain from the specified sales.

     Settlement discussions commenced after plaintiffs' motion for preliminary injunction was fully submitted. Settlement negotiations were concluded and the litigation was settled shortly after the New York Court issued a decision in plaintiffs' favor. Cityscape paid and expensed $2.04 million to plaintiffs, and Cityscape, CSC and the defendant officers and directors gave releases in favor of the plaintiffs. Plaintiffs agreed to discontinue their claims with prejudice, withdraw as moot their motion for injunctive relief, consent to vacatur of injunctive relief in the litigation and gave releases in favor of Cityscape, CSC and the defendant officers and directors.

     In February 1998, a putative class action lawsuit (the "Simpson Action") was filed against Cityscape in the U.S. District Court for the Northern District of Mississippi (Greenville Division). The Simpson Action is a class action brought under the anti-kickback provisions of Section 8 of the Real Estate Settlement Procedures Act ("RESPA"). The complaint alleges that, on November 19, 1997, plaintiff Laverne Simpson, through the services of Few Mortgage Group ("FMG"), a mortgage broker, obtained refinancing for the mortgage on her residence in Greenville, Mississippi. FMG secured financing for plaintiff through Cityscape. In connection with the financing, Cityscape is alleged to have paid a premium to FMG in the amount of $1,280.00. Plaintiff claims that the payment was a referral fee and duplicative payment prohibited under Section 8 of RESPA. Plaintiff is seeking compensatory damages for the amounts "by which the interest rates and points charges were inflated." Plaintiff also claims to represent a class consisting of all other persons similarly situated, that is, persons (a) who secured mortgage financing from Cityscape through mortgage brokers from an unspecified period to date (claims under Section 8 of RESPA are governed by a one year statute of limitations) and (b) whose mortgage brokers received a fee from Cityscape. Plaintiff is seeking to recover compensatory damages, on behalf of the putative class, which is alleged to be "numerous," for the amounts that "the interest rates and points charges were inflated" in connection with each class member's mortgage loan transaction. The Company answered the complaint and plaintiff has not yet moved for class certification. To date, there has not been a ruling on the merits of either plaintiff's individual claim or the claims of the putative class.

     In April 1998, Cityscape was named as a defendant in an amended complaint filed against 59 separate defendants in the Circuit Court for Baltimore City entitled Peaks v. A Home of Your Own, Inc. et al. This action is styled as a class action and alleges various causes of action (including Conspiracy to Defraud, Fraud, Violation of Maryland Consumer Protection Act and Unfair Trade Practices, Negligent Misrepresentation, and Negligence) against multiple parties relating to 89 allegedly fraudulent mortgages made on residential real estate in Baltimore, Maryland. Cityscape is alleged to have purchased at least eight of the loans (and may have purchased 15 of the loans) at issue in the complaint. Cityscape has not yet been involved in any discovery and has yet to file its response.

     Although no assurance can be given as to the outcome of the lawsuits described above, the Company believes that the allegations in each of the actions are without merit and that its disclosures were proper, complete and accurate. Cityscape intends to defend vigorously against these actions and seek their early dismissal. These lawsuits, however, if decided in favor of plaintiffs, could have a material adverse effect on the Company.

     In January 1998, Cityscape commenced a breach of contract action in the Southern District against Walsh Securities, Inc. ("Walsh"). The action alleges that Walsh breached certain obligations that it owed to Cityscape under an agreement whereby Walsh sold mortgage loans to Cityscape. Cityscape claims damages totaling in excess of $11.9 million. On March 5, 1998, Walsh filed a motion to dismiss or, alternatively, for summary judgment. On May 4, 1998, Cityscape served papers that opposed Walsh's motion and moved for partial summary judgment on certain of the loans.

     On April 24, 1998, Cityscape filed an action in the US District Court for the District of Maryland against multiple parties entitled Cityscape Corp. vs. Global Mortgage Company, et al. ("Global"). The complaint sought damages of $4.0 million stemming from a series of 145 allegedly fraudulent residential mortgages which the Company previously acquired. The Company has settled the Global lawsuit for a cash payment of $400,000, a promissory note in the amount of $3.5 million, and the transfer of certain other claims against third parties.

     In April 1996, CSC-UK acquired all of the outstanding capital stock of J&J Securities Limited ("J&J"), a London-based mortgage lender, in exchange for L15.3 million ($23.3 million based on the Noon Buying Rate on the date of such acquisition) in cash and 548,000 shares of Old Cityscape Common Stock valued at $9.8 million based upon the closing price of the Old Cityscape Common Stock on the date of such acquisition less a discount for restrictions on the resale of such stock and incurred closing costs of $788,000 (the "J&J Acquisition").

     In June 1996, CSC-UK acquired all of the outstanding capital stock of Greyfriars Group Limited (formerly known as Heritable Finance Limited and referred to herein as "Greyfriars"), a mortgage lender based in Reading, England in exchange for L41.8 million ($64.1 million based on the Noon Buying Rate on the date of such acquisition) in cash and 99,362 shares of Old Cityscape Common Stock valued at $2.5 million based upon the closing price of the Old Cityscape Common Stock on the date of such acquisition and incurred closing costs of $2.3 million (the "Greyfriars Acquisition").

     In October 1996, Cityscape received a request from the staff of the SEC for additional information concerning Cityscape's voluntary restatement of its financial statements for the quarter ended June 30, 1996. The Company initially valued the mortgage loans in the J&J Acquisition and the Greyfriars Acquisition at the respective fair values which were estimated to approximate par (or historical book value). Upon the subsequent sale of the mortgage portfolios, the Company recognized the fair value of the mortgage servicing receivables retained and recorded a corresponding gain for the fair value of such mortgage servicing receivables. Upon subsequent review, the Company determined that the fair value of such mortgage servicing rights should have been included as part of the fair value of the mortgage loans acquired as a result of such acquisitions. The effect of this accounting change resulted in a reduction in reported earnings of $26.5 million. Additionally, as a result of this accounting change, the goodwill initially recorded in connection with such acquisitions was reduced resulting in a reduction of goodwill amortization of approximately $496,000 from the previously reported figure for the second quarter. On November 19, 1996, the Company announced that it had determined that certain additional adjustments relating to the J&J Acquisition and the Greyfriars Acquisition should be made to the financial statements for the quarter ended June 30, 1996. These adjustments reflect a change in the accounting treatment with respect to restructuring charges and deferred taxes recorded as a result of such acquisitions. This caused an increase in the amount of goodwill recorded which resulted in an increase of amortization expense as previously reported in the second quarter of 1996 of $170,692. The staff of the SEC has requested additional information from Cityscape in connection with the accounting related to the J&J Acquisition and the Greyfriars Acquisition. Cityscape is supplying such requested information. In mid-October 1997, the SEC authorized its staff to conduct a formal investigation which, to date, has continued to focus on the issues surrounding the restatement of the financial statements for the quarter ended June 30, 1996. The Company is continuing to cooperate fully in this matter.

     As a result of the Company's recent negative operating results, the Company has received inquiries from the New York State Department of Banking regarding the Company's qualifications to continue to hold a mortgage banking license. In connection with such inquiries, the Company was fined $50,000 and has agreed to provide the banking department with specified operating information on a timely basis and to certain restrictions on its business. Although the Company believes it complies with its licensing requirements, no assurance can be given that additional inquiries by the banking department or similar regulatory bodies will not have an adverse effect on the licenses that the Company holds which in turn could have a negative effect on the Company's results of operations and financial condition.

     Pursuant to the UK Sale Agreement, Ocwen is required to pay certain sums to the Company. On August 5, 1998, the Company made formal demand on Ocwen for payment of those sums which arise (i) from the Final Portfolio Completion Statement and (ii) items deemed to be Excluded Assets, each as defined in the UK Sale Agreement. The sum claimed by the Company totals approximately $4.3 million together with interest calculated pursuant to the UK Sale Agreement. Ocwen has failed to pay the sums due and, accordingly, the Company intends to commence proceedings in the High Court of Justice, London for the recovery of those sums (the "Proposed UK Proceedings"). Ocwen disputes approximately $1.6 million of the sum claimed by the Company, although, pending further investigations, the Company is unable to determine on what basis the claim is disputed. Ocwen has informed the Company that it will be defending the Proposed UK Proceedings on the basis that any sums owed by Ocwen to the Company should be set off and extinguished as against the sum which Ocwen claims is due or, alternatively, is recoverable by it from the Company on the grounds of the Company's breach of warranty or misrepresentation. The sum which Ocwen claims is due to it from the Company is approximately $21.4 million (the "Liabilities Figure") of which $5.7 million is being held by Ocwen in a bank account pursuant to the terms of the UK Sale Agreement. In respect of the Liabilities Figure, Ocwen claims that approximately $21.2 million relates to matters concerning the loans of Greyfriars, includes the Company's alleged excessive charging to borrowers, alleged failure to notify borrowers of interest rate rises and alleged failure to advise borrowers of increased repayments. The Company denies that any sum is due to Ocwen whether under the UK Sale Agreement or as a result of a breach of warranty or misrepresentation or otherwise and will defend any proceedings commenced by Ocwen in this connection. The remainder of the Liabilities Figure, namely, approximately $211,000, is the subject of ongoing correspondence between the Company and Ocwen. The Company believes that the total amount payable to Ocwen in respect of the Liabilities Figure is approximately $74,000. Although there can be no assurance of the outcome of such dispute, the Company believes the Ocwen claim is without merit.

     In the normal course of business, aside from the matters discussed above, the Company is subject to various legal proceedings and claims, the resolution of which, in management's opinion, will not have a material adverse effect on the consolidated financial position or the results of operations of the Company.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF CITYSCAPE AND CSC

     The name, age, present principal occupation or employment, and the material occupations, positions, offices or employments for the past five years, of each person who is an executive officer or director of Cityscape and CSC are set forth below. For a list of the directors and executive officers of Reorganized Cityscape and Reorganized CSC, see "-- The Reorganized Company -- Directors and Management of Reorganized Cityscape and Reorganized CSC."

NAME                                        AGE        CURRENT PRINCIPAL OCCUPATION OR EMPLOYMENT
----                                        ---    --------------------------------------------------
Steven M. Miller..........................   42    Chief Executive Officer, President and Director of
                                                     Cityscape; Senior Vice President and Director of
                                                     CSC
Robert C. Patent..........................   48    Vice Chairman of the Board, Executive Vice
                                                   President, Treasurer and Director of Cityscape;
                                                     Executive Vice President, Treasurer, Assistant
                                                     Secretary and Director of CSC
Robert Grosser............................   41    Chairman of the Board and Director of Cityscape;
                                                     Director of CSC
Jonah L. Goldstein........................   62    General Counsel and Director of Cityscape; General
                                                     Counsel and Director of CSC
Arthur P. Gould...........................   81    Director of Cityscape
Hollis W. Rademacher......................   63    Director of Cityscape
Peter S. Kucma............................   48    President and Director of CSC
Cheryl P. Carl............................   45    Vice President and Secretary of Cityscape;
                                                   Executive Vice President, Treasurer, Secretary and
                                                     Director of CSC
Steven P. Weiss...........................   41    Executive Vice President/Sales and Director of CSC
Tim S. Ledwick............................   40    Vice President and Chief Financial Officer of
                                                   Cityscape; Senior Vice President, Chief Financial
                                                     Officer of CSC
Robert J. Blackwell.......................   59    Executive Vice President/Operations of CSC

     Director and officer positions of CSC are currently for a term of one year. Effective with Cityscape's 1996 annual meeting of stockholders held on June 12, 1996, the Board of Directors of Cityscape has been divided into three classes as nearly equal in size as is practicable and directors of Cityscape serve staggered terms, holding office until the third annual meeting for the election of directors following the election of such class. Executive officers of Cityscape and CSC are appointed by their respective Boards of Directors. The name and business experience during the past five years of each director and executive officer of the Company are described below:

     Steven M. Miller has been Chief Executive Officer and President of Cityscape since November 1997. Mr. Miller has also served as Senior Vice President and Director of CSC since March 1997. Previously, Mr. Miller was Senior Vice President and Co-Head of the Asset Backed Group of Greenwich Capital Markets, Inc. Mr. Miller became a Senior Vice President at Greenwich Capital Markets, Inc. in 1992 and in May 1995 he was given the additional role of Co-Head of the Asset Backed Group. Prior to that time, Mr. Miller was a Vice President at Greenwich Markets, Inc.

     Robert C. Patent has been Executive Vice President and a Director of Cityscape since April 1994, Treasurer since June 1995 and the Vice Chairman of its Board since September 1995. Mr. Patent also has served as Executive Vice President and as Director of CSC since October 1990, as Treasurer since January 1994 and Assistant Secretary since January 1995. Mr. Patent has served as a Director of CSC-UK since its formation. Mr. Patent currently serves as President of Colby Capital Corp.

     Robert Grosser has been a Director of Cityscape since April 1994 and its Chairman of the Board since September 1995. Mr. Grosser also has served as a Director of CSC since its inception. Until resigning from such positions in November 1997, Mr. Grosser also had served as Chief Executive Officer and President of

Cityscape and CSC. Mr. Grosser has served as a Director of CSC-UK since its formation. Mr. Grosser currently serves on the board of the National Home Equity Mortgage Association.

     Jonah L. Goldstein has been General Counsel of Cityscape since September 1995 and a Director since June 1995. Mr. Goldstein served as a consultant to CSC from December 1993 through June 1995 and has served as a Director since January 1995 and as General Counsel since January 1996. Effective July 1, 1995, Mr. Goldstein entered into an employment agreement with the Company. Mr. Goldstein also has served as Secretary and as a Director of CSC-UK. From its formation in 1980 until its acquisition by CSC in 1994, Mr. Goldstein was President and Chairman of Astrum, a mortgage banker. Mr. Goldstein currently serves as Chairman and Director of Advance Abstract Corp., a company that sells title insurance. He is also sole shareholder of Jonah L. Goldstein, P.C.

     Arthur P. Gould has been a Director of Cityscape since June 1995. Since 1973, Mr. Gould has served as President of Arthur P. Gould & Co., an investment firm (formerly a division of Inter-Regional Financial Group Inc.). Previously, Mr. Gould was President of Golden Shield Corporation, a subsidiary of General Telephone & Electronics Corporation and then President, Corporate Development Division of Laidlaw & Co. Incorporated and Vice President and Director of Laidlaw & Co. Incorporated.

     Hollis W. Rademacher has been a Director of Cityscape since June 1995. Currently, Mr. Rademacher is actively involved in a variety of financial consulting and corporate director capacities. Mr. Rademacher serves as a director of four suburban Chicago area banks, Hinsdale Bank and Trust, Hinsdale, Illinois, North Shore Community Bank and Trust, Wilmette, Illinois, Lake Forest Bank and Trust, Lake Forest, Illinois and Libertyville Bank and Trust, Libertyville, Illinois, and several other closely held organizations in the financial service, distribution and real estate industries. He also serves as Director of Schawk, Inc., a public company engaged in producing molded plastic products and pre-press services and products for printed packaging applications, and as Director of Wintrust Financial Corp. From 1988 to 1993, Mr. Rademacher served as Chief Financial Officer of Continental Bank Corp.

     Peter S. Kucma has been President and a Director of CSC since November 1997. Previously, he served as Senior Vice President and Chief Operating Officer of CSC since May 1997. Prior to joining the Company, Mr. Kucma was employed by GE Capital Mortgage Services, Inc., serving as Vice President (General
Manager) -- GE Capital Home Equity Services from 1996 through April 1997, Vice President -- Operations Management/Business Development from 1994 to 1996, Vice President -- Asset and Risk Management from 1991 to 1994 and Vice President of Finance and Chief Financial Officer from 1990 to 1991. From 1985 to 1990, Mr. Kucma served as Vice President of Finance and Chief Financial Officer of Travelers Mortgage Services, Inc.

     Cheryl P. Carl has been Secretary of Cityscape since June 1994 and Vice President since June 1996. Ms. Carl also has served as Vice President of CSC since January 1994, Secretary of CSC since June 1994 and Assistant Treasurer and Director of CSC since January 1995. Ms. Carl was promoted to Senior Vice President/Operations of CSC in June 1996. Ms. Carl was promoted to Executive Vice President and Treasurer of CSC in May 1998. From its formation in 1980 until its acquisition by CSC in 1994, Ms. Carl was Executive Vice President and Director of Astrum, a mortgage banker specializing in non-conventional loans. Ms. Carl also is a Director and Secretary of Advance Abstract Corp., a company that sells title insurance.

     Steven P. Weiss has been Vice President/Sales of CSC since January 1994 and a Director of CSC since January 1995. Mr. Weiss was promoted to Senior Vice President/Sales of CSC in June 1996. Mr. Weiss was promoted to Executive Vice President/Sales of CSC in May 1998. From June 1993 to December 1993, Mr. Weiss held the position of Vice President of Astrum, a mortgage banker specializing in non-conventional loans. From 1989 to 1993, Mr. Weiss was founder and President of Record Research, a title search company, and President of County Seat Capital Corporation, a broker of non-conventional loans.

     Tim S. Ledwick has been Chief Financial Officer of Cityscape since March 1995 and Vice President since June 1996. Mr. Ledwick also has served as Vice President and Chief Financial Officer of CSC since September 1994. Mr. Ledwick was promoted to Senior Vice President of CSC in March 1997. From 1992
until 1994, Mr. Ledwick was Vice President/Controller-Subsidiaries and from 1989 until 1992 was Controller-Subsidiaries for River Bank America.

     Robert J. Blackwell has been Vice President/Special Products Division of CSC since January 1996. In August 1996, Mr. Blackwell was promoted to Senior Vice President/Specialty Products Division of CSC. In May 1998, Mr. Blackwell was promoted to Executive Vice President/Operations of CSC. From 1985 to 1995, Mr. Blackwell was Executive Vice President, Chief Operating Officer and a Director of Alliance Funding Company, presently a division of Superior Bank F.S.B. Mr. Blackwell is a Director of Colony Mortgage Inc. and Empire Mortgage, Inc.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires Cityscape's executive officers and directors and persons who own more than 10% of Old Cityscape Common Stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and 10% stockholders are required by the SEC to furnish Cityscape with copies of all Forms 3, 4 and 5 that they file.

     Based solely on its review of copies of such forms and such written representations regarding compliance with such filing requirements as were received from its executive officers, directors and greater than 10% stockholders, Cityscape believes that all parties complied with all such Section 16(a) filing requirements with respect to the Cityscape's 1997 fiscal year.

                             EXECUTIVE COMPENSATION

BOARD OF DIRECTORS

     Cityscape maintains a compensation committee, an audit committee, a stock option plan committee and a stock purchase plan committee of the Board of Directors. Messrs. Gould and Rademacher serve on the compensation committee, Messrs. Gould, Rademacher and Patent serve on the audit committee and Messrs. Gould and Rademacher serve on the stock option plan committee and the stock purchase plan committee.

NON-EMPLOYEE DIRECTOR COMPENSATION

     Directors who are not employees of Cityscape receive stock options pursuant to the Company's 1995 Non-Employee Directors Stock Option Plan (the "Directors Plan"). The Directors Plan provides for automatic grants of an option to purchase 40,000 shares of Old Cityscape Common Stock to Cityscape's eligible non-employee directors upon their election to the Board of Directors of Cityscape. Each eligible non-employee director is granted an additional option, subject to certain restrictions, to purchase 15,000 shares of Old Cityscape Common Stock on each anniversary of his or her election so long as he or she remains an eligible non-employee director of Cityscape. The exercise price of any options granted under the Directors Plan is the fair market value of the Old Cityscape Common Stock on the date of grant. No more than 400,000 shares of Old Cityscape Common Stock may be issued upon exercise of options granted under the Directors Plan, subject to adjustment to reflect stock splits, stock dividends and similar capital stock transactions. Options may be granted under the Directors Plan until June 1, 2005. In 1997, Messrs. Gould and Rademacher each were granted options to purchase 15,000 shares of Old Cityscape Common Stock under the Directors Plan.

     In addition, non-employee directors of Cityscape receive an annual retainer of $30,000 (the "Annual Retainer"), if chairman of a committee of the Board of Directors, up to an additional $6,000, and are reimbursed for reasonable expenses incurred in connection with attendance at Board of Directors' meetings or committee meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1997, the compensation committee was comprised of Messrs. Gould and Rademacher, neither of whom are executive officers of Cityscape. None of the executive officers of Cityscape served on the board of directors or on the compensation committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation Committee of Cityscape.

EXECUTIVE OFFICERS' COMPENSATION

     The following table sets forth certain information concerning the annual and long-term compensation earned by Cityscape's current and former Chief Executive Officer and each of the four other most highly compensated individuals who were serving as executive officers on December 31, 1997 and a former executive officer of Cityscape's indirect subsidiary and CSC's direct subsidiary, CSC-UK, who would have been one of such four individuals but for the fact such individual was not serving as an executive officer on December 31, 1997 whose annual salary and bonus during the fiscal years presented exceeded $100,000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM
                                                                            COMPENSATION
                                                                            ------------
                                                     ANNUAL COMPENSATION       AWARDS
                                                    ---------------------   ------------
                                                                             SECURITIES
                                           FISCAL                            UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION                 YEAR     SALARY      BONUS      OPTIONS/SARS   COMPENSATION
---------------------------                ------   --------   ----------   ------------   ------------
Steve M. Miller..........................   1997    $201,923   $       --     500,000       $   80,000(2)
  President and Chief Executive Officer     1996          --           --          --               --
  of Cityscape; Senior Vice President of    1995          --           --          --               --
  CSC(1)

Robert Grosser...........................   1997    $274,566   $       --      25,000       $       --(4)
  President and Chief Executive Officer     1996     268,068    1,326,997          --           47,997
  of Cityscape; President of CSC(3)         1995     259,155      275,788          --            3,915(5)

Robert C. Patent.........................   1997    $232,274   $       --      20,000       $       --(6)
  Executive Vice President and Treasurer    1996     226,174      884,665          --           70,990
  of Cityscape; Executive Vice President    1995     219,550      183,858          --            3,915(5)
  and Treasurer of CSC

Steven P. Weiss..........................   1997    $215,720   $  118,000      12,000       $       --(5)
  Senior Vice President/Sales of CSC        1996     180,235      378,287          --            3,000
                                            1995     187,798       30,000     150,000            3,915(5)

David A. Steene..........................   1997    $255,899   $  272,884      16,000       $1,004,100(8)
  Managing Director of CSC-UK(7)            1996     218,359      726,038          --               --
                                            1995     104,867           --          --               --

Gerald Epstein...........................   1997    $255,899   $  272,884      16,000       $1,004,100(8)
  Financial Director of CSC-UK(7)           1996     218,359      726,038          --               --
                                            1995     104,867           --          --               --

Martin H.S. Brand........................   1997    $190,876   $  272,167      10,750       $  956,572(8)
  Lending Director of CSC-UK(9)             1996     218,359      726,038          --               --
                                            1995     104,867           --          --               --

---------------
(1) Mr. Miller has been the President and Chief Executive Officer of Cityscape since November 1997.

(2) Represents consulting fees paid to Mr. Miller prior to his joining
    Cityscape.

(3) Mr. Grosser resigned as President and Chief Executive Officer of Cityscape and President of CSC effective November 1997.

(4) Represents premium payments of $44,997 made by Cityscape pursuant to a split-dollar life insurance policy that provided a benefit of $13,463 and $3,000 paid as qualified matching contributions under Cityscape's employee benefit plan.

(5) Reflects amounts paid as qualified matching contributions under Cityscape's employee benefit plan.

(6) Represents premium payments of $67,990 made by Cityscape pursuant to a split-dollar life insurance policy that provided a benefit of $2,136 and $3,000 paid as qualified matching contributions under Cityscape's employee benefit plan.

(7) Resigned effective February 1998.

(8) Payable in connection with the resignation of such person.

(9) Resigned effective September 1997.

EMPLOYMENT AGREEMENTS

     The Company has employment agreements with each of the Named Executive Officers (still employed by the Company), as well as with certain other executive officers of Cityscape and CSC. Each agreement, other than that of Mr. Goldstein, requires the executive officer to devote his or her full time and best efforts to Cityscape during the term of the agreement.

     The employment agreement with Mr. Blackwell is for a term commencing May 1, 1998 and ending December 31, 1998. The agreement provides for an annual salary of $250,000. Because of Mr. Blackwell's commitment to remain employed with the Company during the Company's reorganization, the agreement also provides for the payment of a stay bonus of $150,000, of which $94,444 has been paid to Mr. Blackwell, and the remainder of which will be paid in monthly installments of $11,111 until December 31, 1998. The agreement also provides for a bonus of up to $250,000, of which entitlement to $100,000 will be determined by the Board of Directors in its discretion and entitlement to up to $150,000 is conditioned upon the attainment of certain performance objectives.

     The employment agreement with Ms. Carl is for a term commencing May 31, 1998 and ending December 31, 1999. The agreement provides for an annual salary of $275,000. Because of Ms. Carl's commitment to remain employed with the Company during the Company's reorganization, the agreement also provides for the payment of a stay bonus of $200,000, of which $125,925 has been paid to Ms. Carl, and the remainder of which will be paid in monthly installments of $14,815 until December 31, 1998. The agreement also provides for a bonus for 1998 of up to $75,000, conditioned upon the attainment of certain performance objectives.

     The employment agreement with Mr. Godsey is for a term commencing July 20, 1998 and ending January 20, 2000. The agreement provides for an annual salary of $150,000. For additional terms see "-- Certain Relationships and Related Transactions."

     The employment agreement with Mr. Jonah Goldstein is for a term commencing May 31, 1998 and ending December 31, 1998. The agreement provides for an annual salary of $250,000. Because of Mr. Jonah Goldstein's commitment to remain employed with the Company during the Company's reorganization, the agreement also provides for the payment of a stay bonus of $200,000, of which $125,925 has been paid to Mr. Jonah Goldstein, and the remainder of which will be paid in monthly installments of $14,815 until December 31, 1998. The agreement also provides for a bonus of $75,000 for the sale of the Company's United Kingdom operations and Mr. Jonah Goldstein's ongoing management of the United Kingdom operations' wind down.

     The employment agreement with Mr. Kucma is for a term commencing May 31, 1998 and ending December 31, 1999. The agreement provides for an annual salary of $300,000. Because of Mr. Kucma's commitment to remain employed with the Company during the Company's reorganization, the agreement also provides for the payment of a stay bonus of $250,000, of which $157,405 has been paid to Mr. Kucma, and the remainder of which will be paid in monthly installments of $18,519 until December 31, 1998. The agreement also provides for a bonus for 1998 of up to $450,000, of which entitlement to $200,000 will be determined by the Board of Directors in its discretion and entitlement to up to $250,000 is conditioned upon the attainment of certain performance objectives.

     The employment agreement with Mr. Ledwick is for a term commencing May 31, 1998 and ending December 31, 1999. The agreement provides for an annual salary of $210,000. Because of Mr. Ledwick's commitment to remain employed with the Company during the Company's reorganization, the agreement also provides for the payment of a stay bonus of $100,000, of which $62,961 has been paid to Mr. Ledwick, and the remainder of which will be paid in monthly installments of $7,407 until December 31, 1998. The agreement also provides for a bonus for 1998 of up to $40,000, conditioned upon the attainment of certain performance objectives.

     The employment agreement with Mr. Leggio is for a term commencing December 31, 1997 and ending June 30, 1999. The agreement provides for an annual salary of $150,000. The agreement also provides for a bonus of up to $135,000, of which entitlement to $67,500 will be determined by the Board of Directors in its discretion and entitlement to up to $67,500 is conditioned upon the attainment of certain performance objectives.

     The employment agreement with Mr. Miller is for a term commencing May 31, 1998 and ending December 31, 1998. The agreement provides for an annual salary of $250,000 and for a three-part bonus to Mr. Miller. First, because of Mr. Miller's commitment to remain employed with the Company during the

Company's reorganization, the agreement provides for the payment of a stay bonus of $400,000, of which $251,850 has been paid to Mr. Miller and the remainder of which will be paid in monthly installments of $29,630 until December 31, 1998. Second, the agreement provides for an additional bonus of $600,000, of which Mr. Miller has received $200,000, for services rendered in connection with the sale of the Company's United Kingdom operations. Third, the agreement provides for an additional bonus of $400,000, conditioned upon the successful completion of the reorganization of the Company under Chapter 11 of the Bankruptcy Code, through a "prepackaged" filing or otherwise.

     The employment agreement with Mr. Patent is for a term commencing May 31, 1998 and ending December 31, 1998. The agreement provides for an annual salary of $250,000. Because of Mr. Patent's commitment to remain employed with the Company during the Company's reorganization, the agreement also provides for the payment of a stay bonus of $200,000, of which $125,925 has been paid to Mr. Patent, and the remainder of which will be paid in monthly installments of $14,815 until December 31, 1998. The agreement also provides for a bonus of $150,000, conditioned upon the sale of the Company's United Kingdom operations and the completion of Mr. Patent's ongoing management of the United Kingdom operations wind down.

     The employment agreement with Mr. Weiss is for a term commencing May 31, 1998 and ending December 31, 1998. The agreement provides for an annual salary of $225,000. Because of Mr. Weiss's commitment to remain employed with the Company during the Company's reorganization, the agreement also provides for the payment of a stay bonus of $100,000, of which $48,147 has been paid to Mr. Weiss, and the remainder of which will be paid in monthly installments of $7,407 until December 31, 1998. The agreement also provides for a bonus of up to $340,000, of which entitlement to $25,000 will be determined by the Board of Directors in its discretion, entitlement to up to $65,000 is conditioned upon the attainment of certain performance objectives and entitlement to up to $250,000 is conditioned upon the number of loans funded during calendar year 1998.

     The employment agreement with Mr. Armbrister was for a term commencing May 31, 1998 and ending December 31, 1998. The agreement provided for an annual salary of $220,000 and, because of Mr. Armbrister's commitment to remain employed with the Company during the Company's reorganization, for the payment of a stay bonus of $50,000, none of which was paid to Mr. Armbrister. Mr. Armbrister's employment with the Company terminated on August 17, 1998. In connection with his employment agreement with the Company, Mr. Armbrister was paid $315,000 in severance and $50,000 as a relocation reimbursement.

EMPLOYEE STOCK PLANS

     If the Plan is confirmed by the Bankruptcy Court as contemplated, the following employee stock plans will be inoperative going forward. However, set forth below are the terms and payouts of such plans as of July 31, 1998.

     Effective June 1995, the Board of Directors adopted, and the stockholders of Cityscape approved, the Company's 1995 Stock Option Plan. No more than 3,600,000 shares of Old Cityscape Common Stock may be issued upon exercise of options granted under the 1995 Stock Option Plan, and no eligible person may receive options to purchase more than 600,000 shares of Old Cityscape Common Stock during any calendar year, subject to adjustment to reflect stock splits, stock dividends, and similar capital stock transactions. The 1995 Stock Option Plan is administered by a committee of non-employee directors or the entire Board of Directors as a group which has the authority to determine the terms and conditions of options granted under the 1995 Stock Option Plan and to make all other determinations deemed necessary or advisable for administering the 1995 Stock Option Plan, provided that the exercise price of the options granted under the 1995 Stock Option Plan cannot be less than the fair market value of the Old Cityscape Common Stock on the date of the grant. As of July 31, 1998, there were 2,996,452 options outstanding under the 1995 Stock Option Plan.

     Effective December 1994, the Board of Directors adopted, and the stockholders of Cityscape approved, Cityscape's Stock Purchase Plan. The Stock Purchase Plan, and the right of participants to make purchases of Old Cityscape Common Stock thereunder, is intended to qualify under the provisions of Section 421 and 423 of the Internal Revenue Code of 1986, as amended, and for persons subject to Section 16 of the Exchange

Act, under the provisions of Rule 16b-3 of the Exchange Act. The Stock Purchase Plan is generally administered by a committee appointed by the Board of Directors of Cityscape which has the authority to make all determinations, interpretations and rules deemed necessary or advisable for administering the Stock Purchase Plan. The Stock Purchase Plan permits eligible employees of Cityscape to purchase Old Cityscape Common Stock through payroll deductions of up to ten percent of their salary, up to a maximum of $25,000 in fair market value of the stock (determined at the time such option is granted) for all purchase periods ending within any calendar year. The price of Old Cityscape Common Stock purchased under the Stock Purchase Plan will be 85% of the lower of the fair market value of a share of Old Cityscape Common Stock on the commencement date or the termination date of the relevant offering period. No more than 1,600,000 shares of Old Cityscape Common Stock may be issued upon exercise of options granted under the Stock Purchase Plan and no more than 400,000 shares plus unissued shares from prior offerings may be issued in each calendar year under the Stock Purchase Plan. To date, 118,330 shares of Old Cityscape Common Stock have been issued pursuant to the Stock Purchase Plan.

     Effective June 1997, the Board of Directors adopted, and the stockholders of Cityscape approved, Cityscape's 1997 Stock Option Plan. No more than 1,500,000 shares of Old Cityscape Common Stock may be issued upon exercise of options granted under the 1997 Stock Option Plan, and no eligible person may receive options to purchase more than 500,000 shares of Old Cityscape Common Stock during any calendar year, subject to adjustment to reflect stock splits, stock dividends and similar capital stock transactions. The 1997 Stock Option Plan is administered by a committee of non-employee directors or the entire Board of Directors as a group which has the authority to determine the terms and conditions of options granted under the 1997 Stock Option Plan and to make all other determinations deemed necessary or advisable for administering the 1997 Stock Option Plan, provided that the exercise price of the options granted under the 1997 Stock Option Plan cannot be less than the fair market value of the Old Cityscape Common Stock on the date of the grant. As of July 31, 1998, there were no options outstanding under the 1997 Stock Option Plan.

     In April 1997, the compensation committee approved, and the Board of Directors ratified, an annual stock option program for certain executive officers. The program authorizes the grant of options to purchase shares of Old Cityscape Common Stock based on the Company's performance during fiscal years 1996, 1997 and 1998. If Cityscape's annual earnings exceed those of the previous year by at least 20%, certain minimum grants are guaranteed and the option committee may make larger grants. If Cityscape's earnings do not exceed those of the previous year by at least 20%, the option committee may make smaller or larger grants. Annual option grants for certain executive officers may range from 7,500-23,500 shares, and all options granted will have an exercise price equal to the market value on the date of grant.

OPTION GRANTS IN 1997

     Shown below is information concerning grants of options issued by Cityscape to the Named Executive Officers during 1997:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                           POTENTIAL REALIZABLE VALUE AT
                             NUMBER OF                                                     ASSUMED ANNUAL RATES OF STOCK
                            SECURITIES         % OF TOTAL                                        PRICE APPRECIATION
                            UNDERLYING       OPTIONS GRANTED    EXERCISE                        FOR OPTION TERM (2)
                              OPTIONS        TO EMPLOYEES IN      PRICE      EXPIRATION    ------------------------------
          NAME             GRANTED(#)(1)       FISCAL YEAR      ($/SHARE)       DATE           5%($)           10%($)
          ----            ---------------    ---------------    ---------    ----------    -------------    -------------
Steven M. Miller........     500,000(3)           29.1%          $13.25       06/01/05      $3,211,016       $7,712,276
Robert Grosser..........      25,000(4)            1.5            13.25       06/01/05         160,551          385,614
Robert C. Patent........      20,000(4)            1.2            13.25       06/01/05         128,441          308,491
Steven P. Weiss.........      12,000(4)            0.7            13.25       06/01/05          77,064          185,095
                               7,547(4)                           13.25       05/17/98           5,513           11,053
David A. Steene (5).....       8,453(4)            0.9            13.25       08/17/98           7,334           14,774
                               7,547(4)                           13.25       05/17/98           5,513           11,053
Gerald Epstein (5)......       8,453(4)            0.9            13.25       08/17/98           7,334           14,774
                               7,547(4)                           13.25       12/05/97
Martin H.S. Brand (6)...       3,203(4)            0.6            13.25       03/05/98             N/A              N/A

---------------
(1) All options were granted in April 1997, with an exercise price equal to the average of the high and low sale prices of Old Cityscape Common Stock as reported on the Nasdaq National Market on the date of grant.

(2) The 5% and 10% assumed rates of appreciation are specified under the rules of the SEC and do not represent Cityscape's estimate or projection of the future price of Old Cityscape Common Stock. The actual value, if any, which a Named Executive Officer may realize upon the exercise of stock options will be based upon the difference between the market price of Old Cityscape Common Stock on the date of exercise and the exercise price.

(3) Grant vests to the extent of 50,000 shares on the date of grant and 112,500 on each of the first, second, third and fourth anniversary of the date of grant.

(4) Grant vests on the date of grant.

(5) Resigned effective February 1998.

(6) Resigned effective September 1997.

AGGREGATED OPTION EXERCISES IN 1997 AND 1997 YEAR-END OPTION VALUES

     The following table sets forth for the current and former Chief Executive Officer and the other Named Executive Officers, information with respect to unexercised options and year-end option values, in each case with respect to options to purchase shares of Old Cityscape Common Stock:

                                                                                               VALUE OF UNEXERCISED
                                                          NUMBER OF UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS
                               SHARES                     HELD AS OF DECEMBER 31, 1997        AT DECEMBER 31, 1997(1)
                             ACQUIRED ON      VALUE       -----------------------------    -----------------------------
           NAME              EXERCISABLE     REALIZED     EXERCISABLE    NONEXERCISABLE    EXERCISABLE    NONEXERCISABLE
           ----              -----------    ----------    -----------    --------------    -----------    --------------
Steven M. Miller...........        --       $       --      50,000           450,000         $    --         $     --
Robert Grosser.............        --               --      25,000                --              --               --
Robert C. Patent...........        --               --      20,000                --              --               --
Steven P. Weiss............    40,000        1,160,000      92,000            30,000              --               --
David A. Steene............        --               --      16,000                --              --               --
Gerald Epstein.............        --               --      16,000                --              --               --
Martin H.S. Brand..........        --               --       3,203                --              --               --

---------------
(1) No options were in-the-money as of December 31, 1997.

401(K) PLAN

     Cityscape sponsors a 401(k) plan, a savings and investment plan intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended. Participating employees may make pre-tax contributions, subject to statutory limitations, of a percentage of their total compensation. Cityscape, in its sole discretion, may make matching contributions for the benefit of all participants with at least one year of service who make pre-tax contributions. The Board of Directors has not yet determined if a matching contribution will be made for the 1997 plan year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as to shares of Old Cityscape Common Stock owned as of August 3, 1998 by (i) each person who, to the extent known to Cityscape, beneficially owned more than 5% of such outstanding Old Cityscape Common Stock;(ii) each director; and(iii) each of the executive officers of the Company; and(iv) all directors and executive officers as a group.

                                                                       SHARES
                                                                 BENEFICIALLY OWNED
                                                                ---------------------
                NAME OF BENEFICIAL OWNER(1)                       NUMBER      PERCENT
                ---------------------------                     ----------    -------
Steven M. Miller(2).........................................       162,500        *
Robert C. Patent(3).........................................     3,927,192      6.1%
Robert Grosser(4)...........................................     3,787,284      5.8
Jonah L. Goldstein(5).......................................       543,352        *
Arthur P. Gould.............................................            --       --
Hollis W. Rademacher(6).....................................        67,600        *
Peter S. Kucma(7)...........................................       100,000        *
Cheryl P. Carl(5)...........................................       518,200        *
Steven P. Weiss(8)..........................................       122,008        *
Tim S. Ledwick(9)...........................................       124,406        *
Robert J. Blackwell(10).....................................       212,000        *
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (11
  PERSONS)(11)..............................................     9,564,542     14.5
Franklin Mutual Advisers, Inc.(12)..........................     3,740,000      5.8

                                                                       SHARES
                                                                 BENEFICIALLY OWNED
                                                                ---------------------
                NAME OF BENEFICIAL OWNER(1)                       NUMBER      PERCENT
                ---------------------------                     ----------    -------
Elliott Associates, L.P.(13)................................     6,427,700      9.9
Westgate International, L.P.(14)............................     6,427,700      9.9
East Barclay Capital Associates, Inc.(15)...................     5,208,907      8.0
United Equities Commodities Company(16).....................     5,687,783      8.8

---------------
 *  Less than one percent.

 (1) Unless otherwise indicated and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by it. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this table upon the exercise of options and warrants. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person(but not those held by any other person) and that are exercisable within 60 days from the date of this table have been exercised. The table, therefore, does not give effect to the conversions of the outstanding shares of Old Cityscape Preferred Stock(other than as indicated) and the issuance of Old Cityscape Common Stock upon such conversions.

 (2) Includes options to purchase 162,500 shares granted pursuant to the 1995 Stock Option Plan.

 (3) Includes 400 shares owned by Mr. Patent's spouse, with respect to all of which Mr. Patent disclaims beneficial ownership, 40,800 shares owned by Mr. Patent's two children and options to purchase 20,000 shares granted pursuant to the 1995 Stock Option Plan. Mr. Patent's business address is 565 Taxter Road, Elmsford, New York 10523-2300.

 (4) Includes 640 shares owned by Mr. Grosser's spouse, with respect to all of which Mr. Grosser disclaims beneficial ownership, 3,200 shares owned by Mr. Grosser's daughters and options to purchase 25,000 shares granted pursuant to the 1995 Stock Option Plan. Mr. Grosser's business address is 565 Taxter Road, Elmsford, New York 10523-2300.

 (5) Includes options to purchase 162,000 shares granted pursuant to the 1995 Stock Option Plan.

 (6) Includes options to purchase 61,000 shares granted pursuant to the Directors Plan.

 (7) Represents options to purchase 100,000 shares granted pursuant to the 1995 Stock Option Plan.

 (8) Includes options to purchase 122,000 shares granted pursuant to the 1995 Stock Option Plan.

 (9) Includes options to purchase 111,000 shares granted pursuant to the 1995 Stock Option Plan.

(10) Represents options to purchase 212,000 shares granted pursuant to the 1995 Stock Option Plan.

(11) See Notes (1)-(10).

(12) The number of shares is based on information from Schedule 13G dated December 10, 1997 and other information that is available to the Company. The address of Franklin Mutual Advisers, Inc. is 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078.

(13) Limited to 9.9% of the outstanding shares of Old Cityscape Common Stock. The address of Elliott Associates, L.P. is 712 Fifth Avenue, 36th floor, New York, New York 10019. Elliott Associates, L.P. filed a Schedule 13G dated March 6, 1998, jointly with Westgate International, L.P. and Martley International, Inc. which indicated that Elliott Associates, L.P. had sole voting and dispositive power as to certain shares of Old Cityscape Common Stock. The data presented is based on information as of August 3, 1998, to the extent known by the Company.

(14) Limited to 9.9% of the outstanding shares of Old Cityscape Common Stock. The address of Westgate International, L.P. is c/o Midland Bank Trust Corporation (Cayman) Limited, P.O. Box 1109, Mary Street, Grand Cayman, Cayman Islands, B.W.I. Westgate International, L.P. filed a Schedule 13G dated March 6, 1998, jointly with Elliott Associates, L.P. and Martley International, Inc. which indicated that Westgate International, L.P. had shared voting and dispositive power with Martley

     International, Inc. as to certain shares of Old Cityscape Common Stock. The data presented is based on information as of August 3, 1998, to the extent known by the Company.

(15) The number of shares is based on information from Schedule 13G dated May 15, 1998. The address of East Barclay Associates, Inc. is 68 Frame Road, Briarcliff Manor, New York 10510.

(16) The address of United Equities Commodities Company is 160 Broadway, New York, New York 10038. The data presented is based on information as of August 3, 1998, to the extent known by the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Cityscape paid $166,300 in legal fees and $5,000 in director fees during 1997 to Mr. Fensterheim, the father-in-law of Mr. Grosser and a prior director of Cityscape.

     Cityscape has granted to Franklin Mutual Advisers, Inc. registration rights relating to the resale of shares of Old Cityscape Common Stock. These registration rights required Cityscape to file a registration statement for the resale of the shares of Old Cityscape Common Stock subject to the options and use its reasonable efforts to maintain the effectiveness of the registration statement.

     During 1997, Samboy Financial Corp., a Minnesota corporation ("Samboy") sold $11.7 million of loans to Cityscape and, in the first six months of 1998, sold $64,000 of loans to the Company. Mr. Jonah Goldstein owns 20% of the outstanding capital stock of Samboy.

     The severance and consulting agreement with Mr. Grosser is for a term commencing June 1, 1998 and ending June 1, 1999. The agreement obligates the Company to pay $74,787.54 in settlement of its obligations under Mr. Grosser's former employment agreement in exchange for Mr. Grosser's early resignation of his employment with the Company. The agreement also provides for a monthly payment by the Company of $20,000 in exchange for Mr. Grosser's reasonable part-time consultation to the Company for a minimum of ten hours per week.

     Mr. Eric Goldstein, the son of Mr. Jonah Goldstein, was employed as a Senior Vice President of CSC. During 1997, he received $612,655, including the payment of $378,287 as a bonus for services rendered in 1996, and was granted 12,000 options pursuant to the 1995 Stock Option Plan at an exercise price per share of $13.25. Mr. Eric Goldstein is no longer employed by CSC. In connection with his employment agreement with the Company, Mr. Eric Goldstein is scheduled to receive $675,000 in severance at or about the time of the commencement of the Solicitation. In addition, he is entitled to receive, for a period of twelve months, a monthly car allowance of $847 plus the Company's regular health and insurance benefits.

     Mr. Paul Goldstein, the son of Mr. Jonah Goldstein, was employed as an Assistant Vice President of CSC. During 1997, Mr. Paul Goldstein received $673,255, including $617,083 in commissions and compensation recognized from the exercise of stock options. Mr. Paul Goldstein is no longer employed by CSC.

     Cityscape loaned to Mr. Weiss $55,000 and $63,000 in August 1997 and October 1997, respectively. Such amounts were repaid in February 1998. In April 1998, Cityscape loaned Mr. Weiss $150,000 for which the repayment terms are currently under discussion.

     On July 8, 1998, the Company entered into an employment agreement with Mr. Godsey which, in addition to the terms of his employment, provided that the Company would provide Mr. Godsey with a $150,000 loan, to be secured by Mr. Godsey's property in California, at a rate of interest of 5.56% per year subject to the negotiation and execution of definitive documentation of such loan. Payment will be due in equal installments every six months unless Mr. Godsey is employed by the Company on each date on which an installment is due in which case the Company will forgive the loan payment and will pay to Mr. Godsey an additional $33,333.

                          DESCRIPTION OF INDEBTEDNESS

     The following summary of the principal terms of the indebtedness of the Company does not purport to be complete and is qualified in its entirety by reference to the documents governing such indebtedness, including the definitions of certain terms therein, copies of which have been filed as exhibits to various Cityscape public filings with the SEC. Whenever particular provisions of such documents are referred to herein, such provisions are incorporated by reference, and the statements are qualified in their entirety by such reference.

EXISTING CITYSCAPE AND CSC INDEBTEDNESS

  CREDIT FACILITIES

     Greenwich Warehouse Facility. In January 1997, CSC entered into a secured warehouse credit facility with Greenwich to provide a $400.0 million warehouse facility under which CSC borrows funds on a short-term basis to support the accumulation of loans prior to sale (as amended, the "Greenwich Facility"). Advances under the Greenwich Facility initially bore interest at a rate of LIBOR plus 150 basis points. The Greenwich Facility is guaranteed by Cityscape and is secured by the mortgage loans and related assets financed under the Greenwich Facility and by a pledge (on a pari passu basis with the CIT Facility) of the capital stock of certain subsidiaries of CSC holding certain residual securities, as well as by a reserve fund (containing approximately $8.1 million as of July 31, 1998) to cover certain losses of Greenwich under a related whole loan sale agreement. This facility was scheduled to expire on December 31, 1997, at which time CSC and Greenwich entered into a series of extension agreements currently through September 8, 1998 (collectively, the "Extension Agreement"). The Extension Agreement provides for a maximum credit line of $150.0 million, subject to adjustment by Greenwich, at an interest rate of LIBOR plus 200 basis points (7.78% at June 30, 1998) and a fee of 0.25% of the aggregate principal balance of loans to be paid to Greenwich in connection with any sale or securitization or any other transfer to any third party of loans funded under this agreement. As of August 25, 1998, approximately $110 million was outstanding under the Extension Agreement. There can be no assurance that CSC can extend the term of the Greenwich Facility or obtain any replacement financing beyond September 8, 1998.

     CIT Warehouse Facility. On February 3, 1998, CSC entered into the CIT Facility to finance CSC's origination and purchase of mortgage loans, the repayment of certain indebtedness and, subject to certain limitations, other general corporate purposes. The CIT Facility is guaranteed by Cityscape, and bears interest at the prime rate plus 50 basis points (9.0% at June 30,1998). Pursuant to the CIT Facility, CSC has available a secured revolving credit line in an amount equal to the lesser of (i) $30.0 million or (ii) a commitment calculated as a percentage (generally 80% or 85%) of the mortgage loans securing the CIT Facility. The CIT Facility is also subject to sub-limits on the amount of certain varieties of mortgage loan products that may be used to secure advances thereunder. The CIT Facility is secured by the mortgage loans and related assets financed under the CIT Facility or self-funded by CSC, by a pledge of 65% of the capital stock of CSC-UK, by a pledge (on a pari passu basis with the Greenwich Facility) of the capital stock of certain subsidiaries of CSC holding certain residual securities and by certain other assets. The CIT Facility terminates on February 3, 2000. As of August 25, 1998, the outstanding balance on the CIT Facility was approximately $20 million.

  OLD SUBORDINATED DEBENTURES

     In May 1996, Cityscape issued $143.8 million Old Subordinated Debentures, convertible at any time prior to redemption of maturity, at the holder's option, into shares of Old Cityscape Common Stock at a conversion price of $26.25, subject to adjustment. The Old Subordinated Debentures may be redeemed, at the option of Cityscape, in whole or in part, at any time after May 15, 1999 at predetermined redemption prices together with accrued and unpaid interest to the date fixed for redemption. The coupon at 6% per annum, is payable semi-annually on each May 1 and November 1, having commenced November 1, 1996. The terms of the Indenture governing the Old Subordinated Debentures do not limit the incurrence of additional indebtedness by Cityscape, nor do they limit Cityscape's ability to make payments such as dividends. As of August 3, 1998, there were $129.6 million of Old Subordinated Debentures outstanding.

     Cityscape deferred the May 1, 1998 interest payment on the Old Subordinated Debentures. The continued deferral of the interest payment on the Old Subordinated Debentures constitutes an "Event of Default" pursuant to the indenture under which such securities were issued. The interest payment due on May 1, 1998 was in the amount of $3.9 million. As of the assumed Petition Date of September 30, 1998, approximately $7.1 million of interest will have accrued.

  OLD SENIOR NOTES

     In May 1997, Cityscape issued $300.0 million aggregate principal amount of 12 3/4% Senior Notes due 2004 in a private placement. Such notes are not redeemable prior to maturity except in limited circumstances. The coupon at 12 3/4% per annum, is payable semi-annually on each June 1 and December 1, having commenced December 1, 1997. In September 1997, Cityscape completed the exchange of such notes for a like principal amount of the Old Senior Notes which have the same terms in all material respects, except for certain transfer restrictions and registration rights. Cityscape deferred the June 1, 1998 interest payment on its $300.0 million aggregate principal amount of the Old Senior Notes. The continued deferral of the interest payment on the Old Senior Notes constitutes an "Event of Default" pursuant to the indenture under which such securities were issued. The interest payment due on June 1, 1998 was in the amount of $19.1 million. As of the assumed Petition Date of September 30, 1998, approximately $31.8 million of interest will have accrued.

NEW REORGANIZED CITYSCAPE AND REORGANIZED CSC INDEBTEDNESS

     Set forth below is a summary of the DIP Facilities for which the Company has obtained written commitments in connection with the Plan. Such commitments are subject to, among other conditions, the negotiation subsequent to the date of this Solicitation Statement of definitive agreements among the Company and Greenwich and the Company and CIT. Although the Company is actively engaged in securing commitments from lenders for the Exit Facility, to date, the Company has not received any written commitments from lenders to provide such financing. There can be no assurance that the Company will receive commitments to provide such Exit Facility and, even if such commitments are forthcoming, that the Company will satisfy the terms and conditions of such commitments and be entitled to borrow funds thereunder.

  THE DIP FACILITIES

     The Company has requested and received separate commitments for debtor in possession financing in the aggregate amount of up to $200 million from two lenders. Greenwich and CIT have each separately committed to provide up to $100 million in the form of two separate revolving credit facilities. Subject to the approval of the Bankruptcy Court, the Company will use the funds provided by Greenwich to repay all amounts outstanding under the Greenwich Facility (and, in any case, the Greenwich Commitment requires payment in full in a manner and at a time acceptable to it) and to operate its business during the pendency of the Reorganization Cases. Subject to the approval of the Bankruptcy Court, the Company will also use the funds provided by CIT to repay all amounts outstanding under the CIT Facility (and, in any case, the CIT Commitment requires payment in full in a manner and at a time acceptable to it) and to operate its business during the pendency of the Reorganization Cases. The Greenwich commitment is subject to the terms and conditions set forth in the Greenwich Commitment Letter and to the negotiation and execution of definitive documentation with respect to the Greenwich DIP Facility. The CIT commitment is subject to the terms and conditions set forth in the CIT Commitment Letter and to the negotiation and execution of definitive documentation with respect to the CIT DIP Facility.

     Under each DIP Facility, the borrower will be CSC with its obligations guaranteed by Cityscape. The obligations under each DIP Facility will be secured and constitute an allowed administrative expense of the Reorganization Cases having priority over all administrative expenses of the kind specified in sections 503(b) or 507(b) of the Bankruptcy Code and all unsecured claims other than a "carve-out" for certain expenses pertaining to the administration the Reorganization Cases, such carve-out to be limited in dollar amount after the occurrence and during the continuance of an event of default under the applicable DIP Facility (the

"Carve-Out"). As to priority of payment, the DIP Facilities will rank pari passu with each other. The DIP Facilities will each provide to the Company an amount not to exceed $100 million on a revolving basis with the amount available under either facility calculated based upon separate borrowing base formulas which each take into account the quality and amount of the collateral available to secure the obligations thereunder. Each DIP Facility will be secured by liens on substantially all of the assets of the Company (as well as the capital stock of CSC held by Cityscape), subject to the Carve-Out and to pre-existing valid and perfected liens (including the liens securing the Greenwich Facility and the CIT Facility). The relative priority of Greenwich and CIT with respect to the various elements of collateral will be the subject of intercreditor arrangements between Greenwich and CIT. The DIP Facilities will also contain covenants and events of default that are customarily found in credit agreements involving mortgage lenders and debtors in possession.

     The Greenwich DIP Facility will provide a credit line which will bear interest at the greater of LIBOR plus 275 basis points and the pre-default interest rate set forth in the CIT DIP Facility. The Greenwich DIP Facility provides for the payment by the Company to Greenwich of the following fees: (i) a "facility fee" of 1.75% or the comparable fee expressed as a percentage that CIT charges in the CIT DIP Facility, whichever is greater, of the amount of the Greenwich DIP Facility (one-third of which will be paid prior to the Petition
Date); (ii) a "commitment fee" of 0.50% or the comparable fee expressed as a percentage that CIT charges in the CIT DIP Facility, whichever is greater, of the unused portion of the Greenwich DIP Facility; and (iii) a "collateral release fee" of 0.25% of the aggregate outstanding principal balance of certain mortgage assets that are disposed of by the Company (such "collateral release fees" will not exceed $375,000). The Greenwich DIP Facility will terminate on the earlier to occur of March 1, 1999 and the effective date of a plan of reorganization in either Chapter 11 Case.

     The CIT DIP Facility will provide a credit line which will bear interest at either prime or LIBOR plus 275 basis points (at the option of the Company). The CIT DIP Facility will also provide for the payment by the Company to CIT of an "unused line fee" of 3/8% per annum of the unused portion of the CIT DIP Facility and a fixed "facility fee" of $1,750,000 ($600,000 of which will be paid prior the Petition Date). The CIT DIP Facility will terminate on the earlier to occur of March 1, 1999 and the consummation of a plan of reorganization by the Company.

                        DESCRIPTION OF NEW SENIOR NOTES

     The New Senior Notes will be issued, pursuant to the Plan, under the New Indenture to be dated as of the Effective Date between Reorganized Cityscape the Subsidiary Guarantors and the indenture trustee, which the Company expects will be Norwest Bank Minnesota, N.A. The terms of the New Senior Notes will include those stated in the New Indenture and those made part of the New Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the New Indenture. The New Senior Notes will be subject to all such terms, and holders of the New Senior Notes are referred to the New Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the New Indenture does not purport to be complete and is qualified in its entirety by reference to the New Indenture, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act. Copies of the proposed forms of the New Indenture and the New Senior Notes are attached to the Plan as Exhibit "A." Wherever this Solicitation Statement refers to defined terms of the New Indenture not otherwise defined herein, such defined terms are incorporated herein by reference.

GENERAL

     The New Senior Notes will bear interest at 9.25%, payable on the six month anniversary of the Effective Date and semi-annually thereafter in either (i) money of the United States that at the time of payment is legal tender for payment of public and private debts (or by check payable in such money), or (ii) additional New Senior Notes.

OPTIONAL REDEMPTION

     Reorganized Cityscape may redeem all or any of the New Senior Notes at any time on or after issuance in cash at 102% of the principal amount thereof plus accrued and unpaid interest to the redemption date.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the New Indenture. Reference is made to the New Indenture for the full definitions of all terms set forth below and used in such New Indenture as well as for any other capitalized terms used under "Description of New Senior Notes" for which no definition is provided.

     "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) used or useful in a Related Business; (ii) the Capital Stock of a Person that is or becomes a Restricted Subsidiary as a result of or upon the acquisition of such Capital Stock by Reorganized Cityscape or another Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person to the extent in compliance with the provisions of the covenant described below under the caption "Limitation on Indebtedness."

     "Adjusted Net Assets" of a Subsidiary Guarantor at any date means the lesser of the amount by which (x) the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Subsidiary Guarantee of such Subsidiary Guarantor at such date and (y) the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Subsidiary Guarantor in respect of the obligations of such Subsidiary under the Subsidiary Guarantee) excluding Indebtedness in respect of the Guarantee, as they become absolute and matured.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contact or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the covenants described below under the captions "Limitation on Sales of Assets" and "Limitation on Affiliate

Transactions" only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of Reorganized Cityscape or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would- be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     "Agent" means any Registrar, Paying Agent, or agent for service of notices and demands.

     "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by Reorganized Cityscape or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of the definition as a "disposition") but excluding any merger, consolidation or sale of assets of Reorganized Cityscape subject to and permitted by Article 5 of the New Indenture under the section entitled "When Company May Merge, etc.", of
(i) any shares of Capital Stock of a Restricted Subsidiary (other than director's qualifying shares or shares required by applicable law to be held by a Person other than Reorganized Cityscape or a Restricted Subsidiary), (ii) all or substantially all the assets of any division or line of business of Reorganized Cityscape or any Restricted Subsidiary, (iii) any other assets of Reorganized Cityscape or any Restricted Subsidiary outside of the ordinary course of business of Reorganized Cityscape or such Restricted Subsidiary or
(iv) any Retained Interest Receivables (other than, in the case of (i), (ii) and (iii) above, a disposition by a Restricted Subsidiary to Reorganized Cityscape or by Reorganized Cityscape or a Restricted Subsidiary to a Wholly Owned Subsidiary). Notwithstanding the foregoing, the following shall not be deemed to be Asset Dispositions: (i) the sale, lease, conveyance or other disposition of inventory or Hedging Obligations by Reorganized Cityscape or a Restricted Subsidiary, (ii) the sale, lease, conveyance or other disposition of property or equipment that has become worn out, obsolete or damaged or otherwise unusable for use in connection with the business of Reorganized Cityscape or any Restricted Subsidiary, as the case may be, (iii) a disposition of Receivables in the ordinary course of business, (iv) any grant of a Permitted Lien, (v) a disposition of Temporary Cash Investments, (vi) the sale of any property (whether real, personal or mixed) in connection with the incurrence of Capital Lease Obligations, and (vii) a Permitted Investment or a Restricted Payment that is permitted by the provisions of the covenant described below under the caption "Limitation on Restricted Payments."

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

     "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     A "Change of Control" shall be deemed to have occurred (i) upon any merger or consolidation of Reorganized Cityscape with or into any other Person or any sale, transfer or other conveyance, whether direct or indirect, to any other Person of all or substantially all of the assets of Reorganized Cityscape, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the transferee or surviving entity, other than any such person or group that held such voting power as of the Issue Date or any Related Party thereof, (ii) when any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Reorganized Cityscape, other than any such person or group that held such voting power as of the Issue Date or any Related Party thereof, or (iii) when, during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of Reorganized Cityscape (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of Reorganized Cityscape was approved by a vote of a majority of the directors of Reorganized Cityscape then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

     "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or
(ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

     "Consolidated Leverage Ratio" as of any date of determination, means the ratio of (i) the aggregate amount of all Indebtedness of Reorganized Cityscape and its Restricted Subsidiaries, excluding (A) Permitted Warehouse Indebtedness and Guarantees thereof and (B) Hedging Obligations permitted to be Incurred pursuant to clause (b)(6) of the covenant described below under the caption "Limitation on Indebtedness" to (ii) the Consolidated Net Worth of Reorganized Cityscape.

     "Consolidated Net Income" means, for any period, the net income of Reorganized Cityscape and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the exclusion contained in clause (iv) below, Reorganized Cityscape's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Reorganized Cityscape or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) Reorganized Cityscape's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income; (ii) any net income (or loss) of any Person acquired by Reorganized Cityscape or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;
(iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to Reorganized Cityscape, except that (A) subject to the exclusion contained in clause (iv) below, Reorganized Cityscape's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income to the extent that cash could have been distributed by such Restricted Subsidiary during such period to Reorganized Cityscape or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) Reorganized Cityscape's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain (but not loss) realized upon the sale or other disposition of any assets of Reorganized Cityscape or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person; (v) extraordinary gains or losses; and (vi) the cumulative effect of a change in accounting principles. Notwithstanding the foregoing, for the purposes of the covenant described below under the caption "Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from any Person to Reorganized Cityscape or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under the covenant described below under the caption "Limitation on Restricted Payments" pursuant to clause (a)(3)(D) thereof.

     "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of Reorganized Cityscape and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of Reorganized Cityscape for which financial statements are available, as (i) the par or stated value of all outstanding Capital Stock of Reorganized Cityscape plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

     "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement or arrangement to which such Person is a party or beneficiary.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Defaulting Subsidiary" means any Restricted Subsidiary of Reorganized Cityscape with respect to which an Event of Default described in clause (7) of
Article 6 of the New Indenture under the section entitled "Events of Default" has occurred and is continuing.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,
(ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or
(iii) is redeemable at the option of the holders thereof, in each case in whole or in part on or prior to 180 days after the Stated Maturity of the New Senior Notes; provided, however, that Capital Stock of Reorganized Cityscape or any Restricted Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer to be made for such Capital Stock in the event of a change of control of Reorganized Cityscape or Restricted Subsidiary or an offer to repurchase such Capital Stock upon a disposition of assets, which provisions have substantially the same effect as the provisions of the covenants described below under the captions "Limitation on Sales of Assets" and "Change of Control", as the case may be, shall not be deemed to be Disqualified Stock solely by virtue of such provisions.

     "Domestic Subsidiary" means any Restricted Subsidiary of Reorganized Cityscape other than a Foreign Subsidiary.

     "Eligible Retained Interest Receivables" means Retained Interest Receivables other than any Retained Interest Receivables created as the result of the securitization or sale of other Retained Interest Receivables. For the purposes of clause (h)(A) of the definition of "Permitted Liens" the term Eligible Retained Interest Receivables shall include only (i) Eligible Retained Interest Receivables which exist on the Issue Date and are unencumbered or are created subsequent to the Issue Date which are unencumbered by any Lien (either directly or on the Capital Stock of any Special Purpose Subsidiary, the assets of which are limited to Retained Interest Receivables), other than a Lien created in connection with a sale in a securitization transaction, as of the relevant date of determination and (ii) Eligible Retained Interest Receivables in existence on the Issue Date which are encumbered by any Lien (either directly or on the Capital Stock of any Special Purpose Subsidiary, the assets of which are limited to Retained Interest Receivables), but only to the extent that the amount of any such Eligible Retained Interest Receivable exceeds two (2) times the outstanding principal amount of any Indebtedness secured by a Lien (either directly or on the Capital Stock of any such Special Purpose Subsidiary) on such Eligible Retained Interest Receivable as of the relevant date of determination.

     "Foreign Subsidiary" means any Restricted Subsidiary of Reorganized Cityscape that is either (i) a U.K. Subsidiary or (ii) is incorporated in a jurisdiction other than the United States of America or the United Kingdom and 80% of the sales, earnings or assets of which are located in, generated from or derive from operations located in jurisdictions outside the United States of America.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (ill) such other statements by such other entity as approved by a significant segment of the accounting profession, and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC and releases of the Emerging Issues Task Force.

     "Guarantee" means an obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply finds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any person Guaranteeing any obligation.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

     "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capital Lease Obligations of such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and expense accruals arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (but excluding any accrued dividends); (vi) Warehouse Indebtedness; (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; (viii) all obligations of the type referred to in clauses (i) through
(vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and (ix) to the extent not otherwise included in this definition, Hedging Obligations of such Person. Except in the case of Warehouse Indebtedness (the amount of which shall be determined in accordance with the definition thereof), the amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, any securities issued in a securitization by a special purpose owner trust or other Person, including without limitation, any Securitization Trust, formed by or on behalf of a Person and to which Receivables have been sold or otherwise transferred by or on behalf of such Person or its Restricted Subsidiaries shall not be treated as Indebtedness of such Person or its Restricted Subsidiaries under the New Indenture, regardless of whether such securities are treated as indebtedness for tax purposes.

     "Interest Payment Date" means the stated maturity of an installment of interest on the New Senior Notes.

     "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, repurchase agreement, futures contract or other financial agreement or arrangement designed to protect Reorganized Cityscape or any Restricted Subsidiary against fluctuations in interest rates.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as trade accounts on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purpose of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described below under the caption "Limitation on Restricted Payments":
(i) "Investment" shall include the portion (proportionate to Reorganized Cityscape's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of Reorganized Cityscape at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Reorganized Cityscape shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) Reorganized Cityscape's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to Reorganized Cityscape's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of Reorganized Cityscape.

     "Investment Grade Rating" means with respect to the New Senior Notes a rating by S & P of at least BBB- and a rating by Moody's of at least Baa3 which is provided after assuming and giving effect to the (i) elimination of the applicability of the proviso to clause (h) of the definition of "Permitted Liens" and (ii) the release of the obligations of the Subsidiary Guarantors under their Subsidiary Guarantees.

     "Lien" means (i) any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereat) and (ii) any claim (whether direct or indirect through subordination or other structural encumbrance) against any Retained Interest Receivables sold unless the seller is not liable for any credit losses thereon.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payment received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) in each case net of (i) all legal, title and recording tax expenses, commissions and investment banking and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be, repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by Reorganized Cityscape or any Restricted Subsidiary after such Asset Disposition.

     "Net Cash Proceeds" means with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Net Proceeds" with respect to any Asset Disposition, means (i) cash (freely convertible into U.S. dollars) received by Reorganized Cityscape or any Subsidiary from such Asset Disposition (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Disposition), after (a) provision for all income or other taxes measured by or resulting from such Asset Disposition, (b) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Disposition, and (c) deduction of appropriate amounts to be provided by Reorganized Cityscape or a Subsidiary as a reserve, in accordance with generally accepted accounting principles, against any liabilities associated with the assets sold or disposed of in such Asset Disposition and retained by Reorganized Cityscape or a Subsidiary after such Asset Disposition, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Disposition and (ii) promissory notes received by Reorganized Cityscape or any Subsidiary from such Asset Disposition upon the liquidation or conversion of such notes into cash.

     "Non-Recourse Indebtedness" means Indebtedness (i) as to which neither Reorganized Cityscape nor any of the Restricted Subsidiaries (other than the Person incurring such Indebtedness) (a) provides a Guarantee or other credit enhancement of any kind (including any undertaking, agreement or instruction that would constitute Indebtedness) or (b) is directly or indirectly liable (as the primary obligor or otherwise); (ii) no default with respect to which would permit, upon notice, lapse of time or both, any holder of any other Indebtedness (other than the New Senior Notes) of Reorganized Cityscape or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders or holders thereof have been notified in writing that they will not have any recourse to the Capital Stock or assets of Reorganized Cityscape or any of its Restricted Subsidiaries (other than the Person Incurring such Indebtedness).

     "Obligations" means any principal, interest, penalties, fees and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Investment" means an Investment by Reorganized Cityscape or any Restricted Subsidiary in (i) Reorganized Cityscape or a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; and provided, further, except as provided in clause (xiii) below, in the case of any Investment in a Foreign Subsidiary that is not a Subsidiary Guarantor, such Investment shall be in the form of a loan constituting Senior Indebtedness of such Foreign Subsidiary, evidenced by a note; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, Reorganized Cityscape or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business; (iii) Temporary Cash Investments; (iv) receivables (other than Receivables) owing to Reorganized Cityscape or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business of Reorganized Cityscape or such Restricted Subsidiary; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Reorganized Cityscape or any Restricted Subsidiary or in satisfaction of judgments; (viii) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the provisions of the covenant described below under the caption "Limitation on Sales of Assets";

(ix) Receivables; (x) Interest Rate Agreements and Currency Agreements; (xi) Retained Interest Receivables; (xii) loans to third parties for the origination of Receivables in the ordinary course of business and any warrants, Capital Stock or other consideration received in connection therewith; (xiii) capital contributions to Foreign Subsidiaries not to exceed 10% of Reorganized Cityscape's consolidated stockholder's equity at the time of such contributions;
(xiv) Capital Stock of or in the form of a transfer of Receivables to a Qualifying Securitization Subsidiary pursuant to a securitization of such Receivables; and (xv) Investments (other than Investments permitted pursuant to clauses (i) -- (xiv) above) by Reorganized Cityscape and the Restricted Subsidiaries in an aggregate amount not to exceed $7.5 million.

     "Permitted Liens" means, with respect to any Person, (a) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits or Liens to secure public or statutory obligations of such Person or deposits of cash or United States government bonds or Liens to secure surety, performance, appeal or other bonds with respect to such Person, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;
(b) Liens imposed by law, such as carriers', warehousemen' s and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or Liens arising out of judgments or awards against such Person with respect to which such person shall then be proceeding with an appeal or other proceedings for review; (c) Liens for taxes, assessments or other governmental charges not yet subject to penalties for nonpayment or which are being contested in good faith and by appropriate proceedings; (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;
(e) minor survey exceptions minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property; or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (f) Liens securing Indebtedness Incurred to finance or refinance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person (but excluding Capital Stock of another Person); provided, however, that the Lien may not extend to any other Property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the Property subject to the Lien; (g) Liens to secure Indebtedness permitted under the provisions described in clause (b)(1) or (b)
(4) (to the extent refinancing Indebtedness incurred pursuant to clause (b) (1)) under the provisions of the covenant described below under the caption "Limitation on Indebtedness"; (h) Liens on Retained Interest Receivables (or on the Capital Stock of any Person substantially all the assets of which are Retained Interest Receivables); provided, however, that, for so long as the New Senior Notes do not have an Investment Grade Rating, Reorganized Cityscape and its Restricted Subsidiaries shall have satisfied each of the following before incurring any Lien on Eligible Retained Interest Receivables pursuant to this clause (h): (A) there shall be Eligible Retained Interest Receivables at least equal to 150% of the principal amount then outstanding of unsecured Senior Indebtedness of Reorganized Cityscape and its Restricted Subsidiaries falling within clause (B) of the definition of "Senior Indebtedness"; and (B) the principal amount of any Indebtedness secured by any such Liens incurred pursuant to this clause (h) on any Eligible Retained Interest Receivables shall be limited, in the aggregate, to Eligible Retained Interest Receivables representing no more than 75% of the amount of Eligible Retained Interest Receivables in excess of the limitation described in (A) as shown on the balance sheet of Reorganized Cityscape and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP after giving pro forma effect to the incurrence of such Lien, as of the end of the most recent fiscal quarter of Reorganized Cityscape prior to the date on which such Lien is first incurred for which financial statements are available; provided, further, however, that a Lien on Eligible Retained Interest Receivables securing Indebtedness that is a Permitted Lien at the time such Indebtedness is first incurred shall continue to constitute a Permitted Lien, notwithstanding any reduction in value of such Eligible Retained Interest Receivables (as a result of their revaluation, any adverse change with respect to the underlying "pool" of Receivables or otherwise); (i) Liens existing on the Issue Date; (j) Liens on Property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Lien may not extend to any other Property owned by such Person or any of its Subsidiaries; (k) Liens on Property at the time such Person or any of its Subsidiaries acquires the Property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other Property owned by such Person or any of its Subsidiaries; (l) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person; (m) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted under the New Indenture to be, secured by a Lien on the same property securing such Hedging Obligations; (n) Liens on property of a Special Purpose Subsidiary otherwise in compliance with clause (h) above; (o) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (h),
(i), (j) and (k); provided, however, that (x) such new Lien shall be limited to all or part of the same Property that secured the original Lien (plus improvements to or on such Property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (f), (h), (i), (j) or (k), as the case may be, at the time the original Lien became a Permitted Lien and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension renewal or replacement; (p) any Lien in the form of "over-collateralization" of the senior securities issued in, or subordination of or recourse to all or a portion of Retained Interest Receivables of Reorganized Cityscape or any Subsidiary attributable to, a securitization of Receivables (or similar arrangements), in each case to the extent reflected in the book value of such Retained Interest Receivables, which Lien is in favor of the holders of other securities issued by the trust or other Person relating to such securitization; (a) judgment and attachment Liens not giving rise to an Event of Default; (r) Liens in favor of Reorganized Cityscape or any Restricted Subsidiary; (s) Liens securing Indebtedness otherwise permitted to be incurred on any note provided by a Foreign Subsidiary to Reorganized Cityscape or any Domestic Subsidiary initially evidencing loans made by Reorganized Cityscape or such Domestic Subsidiary out of the proceeds of such Indebtedness; (t) Liens securing Indebtedness of Reorganized Cityscape or a Restricted Subsidiary owed to and held by Reorganized Cityscape or a Restricted Subsidiary (i) pledged to a third party and (ii) secured by Retained Interest Receivables, provided that Reorganized Cityscape is in compliance with clause
(h) above. Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clauses (f), (j) or (k) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to the provisions of the covenant described below under the caption "Limitation on Sales of Assets".

     "Permitted Warehouse Indebtedness" means Warehouse Indebtedness in connection with a Warehouse Facility; provided, however, that (i) the assets as to which such Warehouse Indebtedness relates are or, prior to any funding under the related Warehouse Facility with respect to such assets, were eligible to be recorded as held for sale on the consolidated balance sheet of Reorganized Cityscape in accordance with GAAP, (ii) such Warehouse Indebtedness will be deemed to be Permitted Warehouse Indebtedness (a) in the case of a Purchase Facility, only to the extent the holder of such Warehouse Indebtedness has no contractual recourse to Reorganized Cityscape and its Restricted Subsidiaries to satisfy claims in respect of such Permitted Warehouse Indebtedness in excess of 20% of the advances made thereunder, and (b) in the case of any other Warehouse Facility, only to the extent of the lesser of (A) the amount advanced by the lender with respect to the Receivables financed under such Warehouse Facility, and (B) 105% of the principal amount of such Receivables and (iii) any such Indebtedness has not been outstanding in excess of 364 days.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such corporation.

     "Principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

     "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

     "Purchase Facility" means any Warehouse Facility in the form of a purchase and sale facility pursuant to which Reorganized Cityscape or a Restricted Subsidiary sells Receivables to a financial institution and retains a right of first refusal upon the subsequent resale of such Receivables by such financial institution.

     "Purchase Money Indebtedness" means any Indebtedness incurred by a Person to finance or refinance the cost of the construction or purchase of, or repairs, improvements or additions to, an item of Property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

     "Qualifying Securitization Subsidiary" means any Subsidiary of Reorganized Cityscape that (i) does not engage in, and whose charter prohibits it from engaging in, any activities other than a securitization of Receivables which have been sold or otherwise transferred to such Subsidiary by Reorganized Cityscape or another Subsidiary in a transaction that constitutes a "true sale" under GAAP, (ii) constitutes a "special purpose vehicle" under rating agency guidelines, and (iii) does not have any Indebtedness other than Non-Recourse Indebtedness.

     "Receivables" means consumer and commercial loans, leases and receivables purchased or originated by Reorganized Cityscape or any Restricted Subsidiary; provided, however, that for purposes of determining the amount of a Receivable at any time, such amount shall be determined in accordance with GAAP, consistently applied, as of the most recent practicable date.

     "Redemption Date" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to the terms of the New Senior Notes.

     "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of Reorganized Cityscape or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the New Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that
(i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided, further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of Reorganized Cityscape or another Subsidiary or (y) Indebtedness of Reorganized Cityscape or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

     "Related Business" means any consumer or commercial finance business or any financial service business relating thereto, including, without limitation, businesses of Reorganized Cityscape in existence as of the Issue Date.

     "Related Party" with respect to any Person means (i) any spouse, sibling, parent or lineal descendant of such Person or any spouse of such sibling or lineal descendant or (ii) any trust, corporation, partnership or other entity that is controlled by Persons referred to in clause (i).

     "Responsible Officer", when used with respect to the Trustee, means an officer or assistant officer assigned to the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of the New Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Payment" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) (other than (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (B) dividends or distributions payable solely to Reorganized Cityscape or a Restricted Subsidiary and (C) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of Reorganized Cityscape held by any Person or of any Capital Stock of a Restricted Subsidiary (other than Capital Stock owned by Reorganized Cityscape or a Wholly Owned Subsidiary, excluding Disqualified Stock) held by any Affiliate of Reorganized Cityscape, including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of Reorganized Cityscape that is not Disqualified Stock),
(iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition),
(iv) the making of any Investment (other than a Permitted Investment) in any Person or (v) the forgiveness of any Indebtedness of an Affiliate of Reorganized Cityscape to Reorganized Cityscape or a Restricted Subsidiary.

     "Restricted Subsidiary" means any Subsidiary of Reorganized Cityscape that is not an Unrestricted Subsidiary.

     "Retained Interest" means, over the life of a "pool" of Receivables that have been sold or otherwise transferred by a Person to a crust or other Person in a securitization or sale, the direct or indirect rights retained by such Person or its Restricted Subsidiaries at or subsequent to the closing of such securitization or sale with respect to such "pool", including any rights to receive cash flows attributable to such pool and retained by such Person, whether such rights are contractual, by virtue of such Person being a holder of Capital Stock of such trust or other Person or otherwise.

     "Retained Interest Receivables" of a Person means the direct or indirect right to Retained Interest capitalized on such Person's or any of its Restricted Subsidiaries' consolidated balance sheet (the amount of which shall be determined in accordance with GAAP), including, without limitation, subordinated and interest-only certificates and any such rights as a holder of Capital Stock of a trust or other Person to which a "pool" of Receivables has been sold or otherwise transferred in a securitization or sale.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

     "Securitization Trust" means any Person (whether or not a Subsidiary of Reorganized Cityscape) established exclusively for the purpose of issuing securities in connection with any securitization, the obligations of which are without recourse to Reorganized Cityscape or any of the Subsidiary Guarantors (including, without limitation, any Special Purpose Subsidiary of Reorganized Cityscape), provided that such Person is not an obligor with respect to any Indebtedness of Reorganized Cityscape or any Subsidiary Guarantor.

     "Senior Indebtedness" means the principal of, premium and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to

Reorganized Cityscape to the extent post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of such Person for money borrowed and
(B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the case of either clause (A) or (B), in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are subordinate in right of payment to the New Senior Notes; provided, however that Senior Indebtedness shall not include (1) any obligation of such Person to any Subsidiary of such Person, (2) any liability for Federal, state, local or other taxes owed or owing by such Person, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any obligation in respect of Capital Stock of such Person or
(5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the New Indenture.

     "Significant Subsidiary" means any Restricted Subsidiary that, individually or if merged with all other Defaulting Subsidiaries, would be a "Significant Subsidiary" of Reorganized Cityscape within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Special Purpose Subsidiary" means (i) a Restricted Subsidiary formed in connection with a securitization (i) all the Capital Stock of which (other than directors' qualifying shares) is owned by Reorganized Cityscape or one or more Restricted Subsidiaries, (ii) that has no assets other than Retained Interest Receivables created in such securitization and (iii) that conducts no business other, than holding such Retained Interest Receivables or (ii) that is a Qualifying Securitization Subsidiary.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holders thereof upon the happening of any contingency unless such contingency has occurred).

     "Subordinated Obligation" means any Indebtedness of Reorganized Cityscape (whether outstanding on the Issue Date or thereafter Incurred) which is, by its terms pursuant to a written agreement, subordinate or junior in right of payment to the New Senior Notes to that effect.

     "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

     "Subsidiary Guarantees" means each Guarantee given by the Subsidiary Guarantors in accordance with the New Indenture.

     "Subsidiary Guarantor" means a domestic Restricted Subsidiary of Reorganized Cityscape that is or becomes a Subsidiary Guarantor in accordance with the New Indenture.

     "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof,
(ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is not an Affiliate of Reorganized Cityscape and which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i)above entered into with a bank meeting the qualifications described in clause (ii) above,

(iv) investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of Reorganized Cityscape) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-l" (or higher) according to Moody's or "A-I" (or higher) according to S&P, and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated as least "A" by S&P or "A" by Moody's.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code sec.sec. 77aaa-77bbbb) as in effect on the date of the New Indenture (except as provided in Article 8 of the New Indenture).

     "Trustee" means the party named as such in the New Indenture until a successor replaces it pursuant to the New Indenture and thereafter means the successor.

     "U.K. Subsidiary" means a Restricted Subsidiary that is incorporated in the United Kingdom and 80% of the sales, earnings or assets of which are located in, generated from or derive from operations located in the United Kingdom.

     "Unrestricted Subsidiary" means (i) any Subsidiary of Reorganized Cityscape that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of Reorganized Cityscape in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of Reorganized Cityscape may designate any Subsidiary of Reorganized Cityscape (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, Reorganized Cityscape or any other Subsidiary of Reorganized Cityscape that is not a Subsidiary of the Subsidiary to be so designated provided, however, that either
(A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the provisions of the covenant described below under the caption "Limitation on Restricted Payments." The Board of Directors of Reorganized Cityscape may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) Reorganized Cityscape could incur $1.00 of additional Indebtedness under paragraph (a) of the provisions of the covenant described below under the caption "Limitation on Indebtedness" and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors of Reorganized Cityscape shall be evidenced by Reorganized Cityscape to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

     "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     "Warehouse Facility" means any funding arrangement with a financial institution or other lender or purchaser to the extent such agreement is to finance the purchase or origination of Receivables by Reorganized Cityscape or a Subsidiary of Reorganized Cityscape, or the making of loans to a Person for the purpose of financing the purchase or origination by such Person of consumer or commercial loans, leases or receivables for resale or sale to Reorganized Cityscape or any Subsidiary of Reorganized Cityscape, and in each case for the purpose of pooling such Receivables prior to securitization or sale in the ordinary course of business, including purchase and sale facilities pursuant to which Reorganized Cityscape or a Subsidiary of Reorganized Cityscape sells Receivables to a financial institution and retains a right of first refusal upon the subsequent resale of such Receivables by such financial institution.

     "Warehouse Indebtedness" means the consideration received by Reorganized Cityscape or its Restricted Subsidiaries under a Warehouse Facility with respect to Receivables until such time as such Receivables are (i) securitized, (ii) repurchased by Reorganized Cityscape or its Restricted Subsidiaries or (iii) sold by the counterparty under the Warehouse Facility to a Person who is not an Affiliate of Reorganized Cityscape.

     "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares and shares held by other Persons to the extent such shares are required by applicable law to be held by a Person other than Reorganized Cityscape or a Restricted Subsidiary) is owned by Reorganized Cityscape or one or more Wholly Owned Subsidiaries.

CERTAIN COVENANTS

  LIMITATION ON INDEBTEDNESS

     The New Indenture provides that Reorganized Cityscape will not, and will not permit any Restricted Subsidiary to Incur, directly, or indirectly, any Indebtedness; provided, however, that Reorganized Cityscape and any Restricted Subsidiary may Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto, the Consolidated Leverage Ratio does not exceed 2.00 to
1.00. Notwithstanding the foregoing, Reorganized Cityscape and any Restricted Subsidiary may Incur any or all of the following Indebtedness: (1)(A) Permitted Warehouse Indebtedness and Guarantees thereof by Reorganized Cityscape or any Restricted Subsidiary; provided, however, that to the extent any such Indebtedness of Reorganized Cityscape or a Restricted Subsidiary ceases to constitute Permitted Warehouse Indebtedness, such Indebtedness shall be deemed to be Incurred by Reorganized Cityscape or such Restricted Subsidiary, as the case may be, at the time such Indebtedness ceases to constitute Permitted Warehouse Indebtedness; and (B) additional Indebtedness to finance the general corporate needs of Reorganized Cityscape and its Subsidiaries in an amount not to exceed $50 million at any one time outstanding; (2) Indebtedness of Reorganized Cityscape or a Restricted Subsidiary owed to and held by Reorganized Cityscape or a Restricted Subsidiary; provided, however, that any designation of such Restricted Subsidiary as an Unrestricted Subsidiary, any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to Reorganized Cityscape or another Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by Reorganized Cityscape or such Restricted Subsidiary, as the case may be; (3) New Senior Notes and the Subsidiary Guarantees; (4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this covenant); (5) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to the first sentence of this paragraph or pursuant to clause (3) or (4) or this clause (5); (6) Hedging Obligations directly related to: (i) Indebtedness permitted to be Incurred by Reorganized Cityscape or the Restricted Subsidiaries pursuant to the New Indenture; (ii) Receivables held by Reorganized Cityscape or its Restricted Subsidiaries pending sale or securitization or that have been sold pursuant to a Warehouse Facility;
(iii) Receivables with respect to which Reorganized Cityscape or any Restricted Subsidiary reasonably expects to purchase or finance or acquire a security interest in or accept as collateral; or (iv) Retained Interest Receivables and other assets owned or financed by Reorganized Cityscape or any Restricted Subsidiary; (7) Purchase Money Indebtedness and Capital Lease Obligations Incurred to finance or refinance the construction, purchase or lease of, or repairs, improvements or additions to, property which Indebtedness does not in the aggregate exceed $15 million in aggregate principal amount at any one time outstanding: (8) Non-Recourse Indebtedness of any Qualifying Securitization Subsidiary; provided, that if, but only to the extent, any such Indebtedness ceases to constitute Non-Recourse Indebtedness or if the Subsidiary that Incurred such Indebtedness ceases to be a Qualifying Securitization Subsidiary, such event shall be deemed to constitute an Incurrence of Indebtedness by such Subsidiary; and (9) Indebtedness in an aggregate principal amount which, together with the principal amount of all other Indebtedness of Reorganized Cityscape and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (8) above or the first sentence of this covenant, does not exceed $50 million at any one time outstanding. For purposes of determ ining compliance with the foregoing covenant, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, Reorganized Cityscape, in good faith, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

  LIMITATION ON RESTRICTED PAYMENTS

     The New Indenture provides that Reorganized Cityscape will not, and will not permit any Restricted Subsidiary, directly or indirectly, to, make a Restricted Payment if at the time Reorganized Cityscape or such Restricted Subsidiary makes such Restricted Payment: (1) a Default or an Event of Default shall have occurred and be continuing (or would result therefrom); (2) Reorganized Cityscape is not able to Incur an additional $1.00 of Indebtedness pursuant to the first sentence of the covenant described above under the caption "Limitation on Indebtedness"; or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of: (A) 50% of Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter prior to the date of such Restricted Payment for which financial statements are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); (B) the aggregate Net Cash Proceeds received by Reorganized Cityscape from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale (i) occurring substantially contemporaneously with the issuance of the New Senior Notes, (ii) to a Subsidiary of Reorganized Cityscape or (iii) to an employee stock ownership plan or to a trust established by Reorganized Cityscape or any of its Subsidiaries for the benefit of their employees except to the extent that the funds used by such plan or trust are attributable to employee contributions);
(C) the amount by which Indebtedness of Reorganized Cityscape is reduced on Reorganized Cityscape's balance sheet upon the conversion or exchange (other than by a Subsidiary of Reorganized Cityscape) subsequent to the Issue Date, of any Indebtedness of Reorganized Cityscape convertible or exchangeable for Capital Stock (other than Disqualified Stock) of Reorganized Cityscape (less the amount of any cash, or the fair value of any other property, distributed by Reorganized Cityscape upon such conversion of exchange); and (D) an amount equal to the sum of (i) the net reduction in Investments in any Person resulting from dividends or repayments of loans or advances, in each case to Reorganized Cityscape or any Restricted Subsidiary from such Person or from the sale for cash or other liquidation or repayment in cash, in each case the proceeds of which are received by Reorganized Cityscape or any Restricted Subsidiary, and
(ii) the portion (proportionate to Reorganized Cityscape's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum in this clause (D) shall not exceed, in the case of any Person, the amount of Investments made since the Issue Date by Reorganized Cityscape or any Restricted Subsidiary in such Person and treated as a Restricted Payment.

     The provisions of the foregoing paragraph shall not prohibit: (i) any purchase or redemption of Capital Stock or Subordinated Obligations of Reorganized Cityscape made by, exchanged for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of Reorganized Cityscape (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of Reorganized Cityscape or an employee stock ownership plan or to a trust established by Reorganized Cityscape or any of its Subsidiaries for the benefit of their employees except to the extent that the funds used by such plan or trust are attributable to employee contributions); provided, however, that
(A) such purchase or redemption shall be excluded from the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause (3)(B) of the preceding paragraph; (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by, exchanged for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of Reorganized Cityscape which is permitted to be Incurred pursuant to the provisions of the covenant described above under the caption "Limitation on Indebtedness"; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded from the calculation of the amount of Restricted Payments; (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with the covenant described hereunder; provided, however, that at the time of payment of such dividend, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, that such dividend shall be included in the calculation of the amount of Restricted Payments; and (iv) any purchase of Capital Stock of Reorganized Cityscape made from time to time to meet Reorganized Cityscape's obligations under its employee stock ownership and option plans, provided, however, that such purchases shall be excluded from the calculation of the amount of Restricted Payments.

     Not later than the date of making any Restricted Payment, Reorganized Cityscape shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculations may be based upon Reorganized Cityscape's latest available financial statements, and that no Default or Event of Default exists and is continuing and no Default or Event of Default will occur immediately after giving effect to any Restricted Payments.

  LIMITATION ON SALES OF ASSETS

     (a) The New Indenture provides that Reorganized Cityscape will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition in excess of $10 million unless (i) Reorganized Cityscape or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of any non-cash consideration), as determined in good faith by the Board of Directors of Reorganized Cityscape, of the shares and assets subject to such Asset Disposition and at least 85% of the consideration thereof received by Reorganized Cityscape or such Restricted Subsidiary is in the form of cash or cash equivalents, (ii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by Reorganized Cityscape (or such Restricted Subsidiary, as the case may be) (A) first, to the extent Reorganized Cityscape elects, either to (x) acquire Additional Assets, either directly or through a Restricted Subsidiary, or (y) prepay, repay, redeem or purchase Senior Indebtedness of Reorganized Cityscape or a Restricted Subsidiary (provided that the proceeds of an Asset Disposition of Reorganized Cityscape's direct assets may not be used to prepay, repay, redeem or purchase Senior Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor), as the case may be (other than in either case Indebtedness owed to Reorganized Cityscape or an Affiliate of Reorganized Cityscape), in each case within 180 days from, or prior to, the later of the date of such Asset Disposition or the receipt of such Net Available Cash (the date that is 180 days after the later of such dates being the "Reinvestment Date"); (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to make an offer to the Holders (and to holders of other Senior Indebtedness designated by Reorganized Cityscape) to purchase New Senior Notes (and to prepay, repay or purchase such other Senior Indebtedness) pursuant to and subject to the conditions contained in the New Indenture in the case of the New Senior Notes or the conditions contained in the agreements governing such other Senior Indebtedness; provided, that any such offers shall be on a pro rata basis in proportion to the outstanding principal amounts of the Indebtedness to which such offers apply and that to the extent any Net Available Cash remains following such pro rata offer such Net Available Cash shall be applied to the repurchase on a pro rata basis in proportion to the outstanding principal amount thereof of any such Indebtedness which continues to remain outstanding after such offer has been accepted by the holder thereof; (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B) to (x) the acquisition by Reorganized Cityscape or any Restricted Subsidiary of Additional Assets or (y) the prepayment, repayment or purchase of Indebtedness designated by Reorganized Cityscape (other than any Disqualified Stock) of Reorganized Cityscape or any Restricted Subsidiary (other than Indebtedness owed to an Affiliate of Reorganized Cityscape), in each case within 180 days from the later of the receipt of such Net Available Cash and the date the offer described in paragraph (b) below is consummated; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A), (B) or (C) above, Reorganized Cityscape or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased unless, in the case of clause (C), at the time of such prepayment, repayment or purchase, and, to the extent Reorganized Cityscape would have been able to Incur such Indebtedness pursuant to the provisions of the covenant described above under the caption "Limitation on Indebtedness"; and (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), to any application not prohibited by the New Indenture, and (iii) at the time of such Asset Disposition no Default shall have occurred and be continuing (or would result therefrom). Notwithstanding the foregoing provisions of this paragraph, Reorganized Cityscape and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this paragraph except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this paragraph exceeds $10 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Temporary Cash Investments.

     For the purposes of this covenant, the following are deemed to be cash or cash equivalents: (x) the assumption of Indebtedness or liabilities of Reorganized Cityscape or any Restricted Subsidiary, and the release of Reorganized Cityscape or such Restricted Subsidiary from all liability on such Indebtedness or liabilities in connection with such Asset Disposition; (y) securities, notes or other obligations received by Reorganized Cityscape or any Restricted Subsidiary from the transferee that are promptly, but in no event more than 30 days after receipt, converted by Reorganized Cityscape or such Restricted Subsidiary into cash or Temporary Cash Investments and (z) an amount equal to the fair market value (evidenced by a resolution of the Board of Directors of Reorganized Cityscape) of operating assets (including Receivables and Retained Interest Receivables) to be used or useful in any Related Business received by the transferee in connection with such Asset Disposition.

     (b) In the event of an Asset Disposition that requires an offer to purchase the New Senior Notes (and other Senior Indebtedness) pursuant to paragraph
(a)(ii)(B) above, Reorganized Cityscape will be required to purchase New Senior Notes tendered pursuant to an offer by Reorganized Cityscape for the New Senior Notes (and other Senior Indebtedness) at a purchase price of 100% of their principal amount plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the New Indenture (an "Excess Proceeds Offer"). If the aggregate purchase price of New Senior Notes (and any other Senior Indebtedness) tendered pursuant to such Excess Proceeds Offer is less than the Net Available Cash allotted to the purchase thereof, Reorganized Cityscape will be permitted to apply the remaining Net Available Cash in accordance with clause (a)(ii)(C) above. Reorganized Cityscape shall not be required to make such an offer to purchase New Senior Notes (and other Senior Indebtedness) pursuant to this covenant if the Net Available Cash available therefor is less than $10 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to any subsequent Asset Disposition).

     (c) In the event of the transfer of substantially all (but not all) of the property and assets of Reorganized Cityscape to a Person in a transaction permitted by Article 5 of the New Indenture under the section entitled "When Company May Merge, etc." the successor corporation shall be deemed to have sold the properties and assets of Reorganized Cityscape not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Disposition; provided, that this clause shall not apply to the extent that the properties and assets of Reorganized Cityscape not so transferred are exchanged for Additional Assets received by Reorganized Cityscape or held by such other Person in such transaction. In addition, the fair market value of such properties and assets of Reorganized Cityscape deemed to be sold shall be deemed to be Net Available Cash.

     (d) If Reorganized Cityscape is required to make an Excess Proceeds Offer, Reorganized Cityscape shall mail, within 40 days following the Reinvestment Date, a notice to the Holders stating, among other things: (1) that such Holders have the right to require Reorganized Cityscape to apply Net Available Cash to repurchase such New Senior Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase; (2) the purchase date (the "Purchase Date"), which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed; (3) the instructions, determined by Reorganized Cityscape, that each Holder must follow in order to have such New Senior Notes repurchased; and (4) the calculations to be used in determining the amount of Net Available Cash to be applied to the repurchase of such New Senior Notes. The Excess Proceeds Offer shall remain open for a period of 20 Business Days following its commencement (the "Offer Period"). The notice, which shall govern the terms of the Excess Proceeds Offer shall state: (1) that the Excess Proceeds Offer is being made pursuant to this covenant and the length of time the Excess Proceeds Offer will remain open; (2) the purchase price and the Purchase Date; (3) that any Note not tendered or accepted for payment will continue to accrue interest;
(4) that any Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest on and after the Purchase Date and the deposit of the purchase price with the Trustee; (5) that Holders electing to have a Note purchased pursuant to any Excess Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to Reorganized Cityscape, a depository, if appointed by Reorganized Cityscape, or a Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Purchase Date; (6) that Holders will be entitled to withdraw their election if Reorganized Cityscape, depository or Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note purchased; (7) that, if the aggregate principal amount of New Senior Notes surrendered (or transferred by book-entry transfer) by Holders exceeds Net Available Cash available therefor, Reorganized Cityscape shall select the New Senior Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by Reorganized Cityscape so that only New Senior Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and
(8) that Holders whose New Senior Notes were purchased only in part will be issued New Senior Notes equal in principal amount to the unpurchased portion of the New Senior Notes surrendered (or transferred by book-entry transfer).

     On or before the Purchase Date, Reorganized Cityscape shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, New Senior Notes or portions thereof tendered pursuant to the Excess Proceeds Offer, deposit with the Paying Agent U.S. legal tender sufficient to pay the purchase price plus accrued interest, if any, on the New Senior Notes to be purchased and deliver to the Trustee an Officers' Certificate stating that such New Senior Notes or portions thereof were accepted for payment by Reorganized Cityscape in accordance with the terms of this covenant. The Paying Agent shall promptly (but in any case not later than 5 days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Note tendered by such Holder and accepted by Reorganized Cityscape for purchase, and Reorganized Cityscape shall promptly issue a new Note, the Subsidiary Guarantors shall endorse the guarantee thereon and the Trustee shall authenticate and mail or make available for delivery such new Note to such Holder equal in principal amount to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by Reorganized Cityscape to the Holder thereof. Reorganized Cityscape will publicly announce the results of the Excess Proceeds Offer on the Purchase Date by sending a press release to the Dow Jones News Service or similar business news service in the United States. If an Excess Proceeds Offer is not fully subscribed, Reorganized Cityscape may retain that portion of the Net Available Cash not required to repurchase New Senior Notes for use in accordance with this covenant.

     (e) Reorganized Cityscape shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of New Senior Notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, Reorganized Cityscape shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this covenant by virtue thereof.

  LIMITATION ON AFFILIATE TRANSACTIONS

     The New Indenture provides that Reorganized Cityscape will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of property, employee compensation arrangements or the rendering of any service) with any Affiliate of Reorganized Cityscape (an "Affiliate Transaction") unless the terms thereof (1) are no less favorable to Reorganized Cityscape or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (2) if such Affiliate Transaction involves an amount in excess of $2 million, (i) are set forth in writing and (ii) have been approved by a majority of the members of the Board of Directors of Reorganized Cityscape having no personal stake in such Affiliate Transaction and (3) if such Affiliate Transaction involves an amount in excess of $5 million, have been determined by a nationally recognized investment banking firm to be fair, from a financial standpoint, to Reorganized Cityscape and its Restricted Subsidiaries.

     The provision of the foregoing paragraph do not apply to (i) transactions between or among Reorganized Cityscape and any Restricted Subsidiary or between or among Restricted Subsidiaries, (ii) any Restricted Payment permitted to be made under the provisions of the covenant described above under the caption "Limitation on Restricted Payments" or any Permitted Investment, (iii) loans or advances to employees in the ordinary course of business, (iv) customary directors fees and indemnities, (v) ordinary course commercial agreements or renewals thereof on such terms as are in effect as of the Issue Date and which terms are no less favorable to Reorganized Cityscape or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's length dealings with a Person, who is not such an Affiliate, (vi) any Indebtedness permitted by paragraph (b)(2) of the covenant described above under the caption "Limitation on Indebtedness", (vii) any issuance of securities, or other payments, compensation, benefits, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of Reorganized Cityscape and (viii) the grant of stock options or similar rights to employees and directors of Reorganized Cityscape or any Restricted Subsidiary pursuant to plans approved by the Board of Directors of Reorganized Cityscape.

  LIMITATION ON LIENS

     The New Indenture provides that Reorganized Cityscape will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the New Senior Notes shall be secured equally and ratably with (or prior to in the case of Subordinated Obligations) the obligations so secured for so long as such obligations are so secured.

  LIMITATION ON CREATION OF SUBSIDIARIES

     The New Indenture provides that Reorganized Cityscape will not create or acquire, nor permit any of its Restricted Subsidiaries to create or acquire, any Subsidiary other than (i) a Restricted Subsidiary existing as of the Issue Date,
(ii) a Restricted Subsidiary that is acquired or created after the date of the New Indenture or (iii) an Unrestricted Subsidiary.

     Limitation on Restrictions on Distributions from Restricted Subsidiaries

     The New Indenture provides that Reorganized Cityscape will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary (a) to pay dividends or make any other distributions on its Capital Stock to Reorganized Cityscape or a Restricted Subsidiary or pay any Indebtedness owed to Reorganized Cityscape, (b) to make any loans or advances to Reorganized Cityscape or (c) to transfer any of its property or assets to Reorganized Cityscape, except: (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date and any agreement that constitutes a Refinancing thereof permitted under the New Indenture; (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement applicable to such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by Reorganized Cityscape or was designated a Restricted Subsidiary (other than an agreement entered into in connection with, or in anticipation of, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by Reorganized Cityscape) and outstanding on such date; (iii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to any other agreement contained in any amendment to an agreement referred to in clause (i) or (ii) of this covenant or this clause
(iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or amendment are not materially less favorable to the

Noteholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in the agreements referred to in clause (i) or (ii) of this covenant, as the case may be; (iv) any such encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder; (v) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; (vi) customary affiliate transactions provisions; (vii) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and
(viii) encumbrances or restrictions pursuant to Permitted Warehouse
Indebtedness.

  PAYMENTS FOR CONSENT

     Neither Reorganized Cityscape nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any New Senior Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the New Indenture or the New Senior Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the New Senior Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

  LEGAL EXISTENCE

     Subject to the provisions of the covenant described above under the caption "Limitation on Sales of Assets", Article 5 and Article 10 of the New Indenture, Reorganized Cityscape shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its legal existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of Reorganized Cityscape and each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of Reorganized Cityscape and its Restricted Subsidiaries; provided, however, that Reorganized Cityscape shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries if the Board of Directors of Reorganized Cityscape shall determine that the preservation thereof is no longer desirable in the conduct of the business of Reorganized Cityscape and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

  CHANGE OF CONTROL

     The New Indenture provides that, within 30 days of the occurrence of a Change of Control, Reorganized Cityscape will notify the Trustee in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer") the outstanding New Senior Notes at a purchase price equal to 101 % of the principal amount thereof plus any accrued and unpaid interest thereon to the Change of Control Payment Date (as hereinafter defined) (such applicable purchase price being hereinafter referred to as the "Change of Control Purchase Price") in accordance with the procedures set forth below.

     Within 30 days of the occurrence of a Change of Control, Reorganized Cityscape also will (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to the Trustee and to each Holder of the New Senior Notes, at the address appearing in the register maintained by the Registrar of the New Senior Notes, a notice stating: (1) that the Change of Control Offer is being made pursuant to this covenant and that all New Senior Notes tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein; (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma results of operations, cash flow and capitalization after giving effect to such Change of Control); (3) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date")); (4) that any Note not tendered will continue to accrue interest; (5) that, unless Reorganized Cityscape defaults in the payment of the Change of Control Purchase

Price, any New Senior Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (6) that Holders accepting the offer to have their New Senior Notes purchased pursuant to a Change of Control Offer will be required to surrender the New Senior Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to Reorganized Cityscape, a depository, if appointed by Reorganized Cityscape, or the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date; (7) that Holders will be entitled to withdraw their acceptance if Reorganized Cityscape, the depository or Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the New Senior Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such New Senior Notes purchased; (8) that Holders whose New Senior Notes are being purchased only in part will be issued new New Senior Notes equal in principal amount to the unpurchased portion of the New Senior Notes surrendered, provided that each New Senior Note purchased and each such new New Senior Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof; (9) any other procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and
(10) the name and address of the depository or Paying Agent.

     On the Change of Control Payment Date, Reorganized Cityscape shall, to the extent lawful, (i) accept for payment all New Senior Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the depository or Paying Agent money sufficient to pay the purchase price of all New Senior Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the New Senior Notes so accepted together with an Officers' Certificate stating the New Senior Notes or portions thereof tendered to Reorganized Cityscape. The Paying Agent shall promptly mail to each Holder of New Senior Notes so accepted payment in an amount equal to the purchase price for such New Senior Notes, and Reorganized Cityscape shall execute and issue, and the Trustee shall promptly authenticate and mail to such Holder, a new New Senior Note equal in principal amount to any unpurchased portion of the New Senior Notes surrendered, if any; provided that each such new New Senior Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

     If either Reorganized Cityscape or any Subsidiary thereof has issued any outstanding (i) Indebtedness that is subordinated in right of payment to the New Senior Notes or (ii) Preferred Stock, and Reorganized Cityscape or such Subsidiary is required to repurchase or redeem, or make an offer to repurchase or redeem, such Indebtedness or Preferred Stock, in the event of a Change of Control or to make a distribution with respect to such subordinated Indebtedness or Preferred Stock in the event of a Change of Control, Reorganized Cityscape shall not consummate any such redemption, repurchase offer or distribution with respect to such subordinated Indebtedness or Preferred Stock until such time as Reorganized Cityscape shall have paid the Change of Control Purchase Price in full to the Holders of New Senior Notes that have accepted Reorganized Cityscape's Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to Holders of the New Senior Notes and Reorganized Cityscape will not issue Indebtedness that is subordinated in right of payment to the New Senior Notes or Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the New Senior Notes in the event of a Change in Control under the New Indenture.

     Reorganized Cityscape shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of New Senior Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, Reorganized Cityscape shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this covenant by virtue thereof.

  MAINTENANCE OF PROPERTIES; INSURANCE; BOOKS AND RECORDS; COMPLIANCE WITH LAW

     The New Indenture provides that, Reorganized Cityscape will, and will cause each of its Restricted Subsidiaries to, at all times cause all properties used or useful in the conduct of their business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of Reorganized Cityscape may be necessary so that the business carried on in connection therewith may be properly conducted; provided, however, that nothing in this paragraph shall prevent Reorganized Cityscape or any Restricted Subsidiary from discontinuing the operation and maintenance of any of their respective properties if such discontinuance is, in the judgment of Reorganized Cityscape or such Restricted Subsidiary, desirable in the conduct of its business and not disadvantageous in any material respect to the Holders. The New Indenture provides that Reorganized Cityscape will, and will cause each of its Restricted Subsidiaries to: maintain insurance in such amounts and covering such risks as are usually and customarily carried with respect to similar facilities according to their respective locations; keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of Reorganized Cityscape and each Subsidiary of Reorganized Cityscape, in accordance with GAAP consistently applied to Reorganized Cityscape and its Subsidiaries taken as a whole; and comply with all statutes, laws, ordinances or government rules and regulations to which they are subject, the non-compliance with which would materially adversely affect the business, properties, assets or financial condition of Reorganized Cityscape and its Subsidiaries taken as a whole.

     Reorganized Cityscape will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Related Business. Reorganized Cityscape will cause each of its domestic Restricted Subsidiaries that is not a Special Purpose Subsidiary to execute and deliver a Subsidiary Guarantee to the Trustee on the date of the New Indenture. Prior to the date on which the New Senior Notes receive an Investment Grade Rating, if Reorganized Cityscape or any of its domestic Restricted Subsidiaries that is not a Special Purpose Subsidiary acquires or creates another domestic Restricted Subsidiary that is not a Special Purpose Subsidiary after the date of the New Indenture, Reorganized Cityscape will cause such Restricted Subsidiary to execute such Subsidiary Guarantee and deliver it to the Trustee, together with an Opinion of Counsel in a form reasonably satisfactory to the Trustee.

EVENTS OF DEFAULT AND REMEDIES

     An "Event of Default" occurs if: (1) Reorganized Cityscape defaults in the payment of interest on any Note when the same becomes due and payable and the Default continues for a period of 10 days; (2) Reorganized Cityscape defaults in the payment of the principal of any Note when the same becomes due and payable at maturity, upon redemption or otherwise; (3) Reorganized Cityscape fails to observe or perform any covenant, condition or agreement on the part of Reorganized Cityscape to be observed or performed pursuant to the provisions of
Article 5 of the New Indenture under the section entitled "When Company May Merge, etc."; (4) Reorganized Cityscape fails to comply with any of its other agreements or covenants in, or provisions of, the New Senior Notes or the New Indenture and the Default continues for the period and after the notice specified below; (5) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by Reorganized Cityscape or any Subsidiary (or the payment or which is guaranteed by Reorganized Cityscape or a Subsidiary), whether such indebtedness or guarantee now exists or shall be created hereafter, if (a) either (i) such default results from the failure to pay principal of any such indebtedness at final maturity (beyond any applicable grace period) or (ii) as a result of such default the maturity of such indebtedness has been accelerated prior to its expressed maturity and (b) the principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay principal or interest thereon, or the maturity of which has been so accelerated, aggregates $5,000,000 or more; (6) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against Reorganized Cityscape or any Subsidiary of Reorganized Cityscape and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such judgments exceeds $5,000,000; (7) the failure of a Subsidiary Guarantee by a Subsidiary Guarantor to be in full force and effect, or the denial or disaffirmance of a Subsidiary Guarantee by such Subsidiary Guarantor; (8) Reorganized Cityscape or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (a) commences a voluntary case, (b) consents to the entry of an order for relief against it in an involuntary case, (c) consents to the appointment of a Custodian of it or for all or substantially all of its property, (d) makes a general assignment for the benefit of its creditors, or (e) generally is not paying its debts as the same become due; (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a) is for relief against Reorganized Cityscape or any Significant Subsidiary in an involuntary case, (b) appoints a Custodian of Reorganized Cityscape or any Significant Subsidiary or for all or substantially all of the property of Reorganized Cityscape or any Significant Subsidiary, or (c) orders the liquidation of Reorganized Cityscape or any Significant Subsidiary, and such order or decree remains unstayed and in effect for 60 days.

     The term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     Any Event of Default shall not be deemed to have occurred under clause (3),
(4), (5) or (6) until the Trustee shall have received written notice from Reorganized Cityscape or any of the Holders. A Default under clause (4) is not an Event of Default until the Trustee notifies Reorganized Cityscape, or the Holders of at least 25% in principal amount of the then outstanding New Senior Notes notify Reorganized Cityscape and the Trustee, of the Default and Reorganized Cityscape does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

     If an Event of Default (other than an Event of Default specified in clauses
(8) and (9) of the first paragraph of this section entitled "Events of Default") occurs and is continuing, the Trustee by notice to Reorganized Cityscape, or the Holders of at least 25% in principal amount of the then outstanding New Senior Notes by notice to Reorganized Cityscape and the Trustee, may declare the unpaid principal of and any accrued interest on all the New Senior Notes to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately. If an Event of Default specified in clause (8) or (9) of the first paragraph of this section entitled "Events of Default" occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding New Senior Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the New Senior Notes or to enforce the performance of any provision of the New Senior Notes or the New Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the New Senior Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

     The Holders of a majority in principal amount of the then outstanding New Senior Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the principal of or interest on any Note. Upon any such waiver , such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the New Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

RECOURSE AGAINST OFFICERS, DIRECTORS AND SHAREHOLDERS

     A director, officer, employee or stockholder of Reorganized Cityscape, as such, shall not have any liability for any Obligations of Reorganized Cityscape under the New Senior Notes or the New Indenture or for any claim based on, in respect of or by reason of such Obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability.

TRANSFER AND EXCHANGE

     Where New Senior Notes are presented to the Registrar or a co-registrar with a request to register, transfer or exchange them for an equal principal amount of New Senior Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, however, that any Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, Reorganized Cityscape shall issue and the Trustee shall authenticate New Senior Notes at the Registrar's request.

     Reorganized Cityscape shall not be required (i) to issue, to register the transfer of or to exchange New Senior Notes during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of New Senior Notes for redemption thereof and ending at the close of business on the day of selection, (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (iii) to register the transfer or exchange of a Note between the record date and the next succeeding Interest Payment Date.

DEFEASANCE

     The New Indenture shall cease to be of further effect when all outstanding New Senior Notes theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen New Senior Notes which have been replaced or paid) to the Trustee for cancellation and Reorganized Cityscape has paid all sums payable thereunder. In addition, Reorganized Cityscape may terminate all of its obligations under the New Indenture if: (1) Reorganized Cityscape irrevocably deposits in trust with the Trustee or, at the option of the Trustee, with a trustee satisfactory to the Trustee and Reorganized Cityscape under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, money or U.S. Government Obligations sufficient to pay principal and interest on the New Senior Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it under the New Indenture, provided that (i) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee and (ii) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the New Senior Notes; (2) Reorganized Cityscape delivers to the Trustee an Officers' Certificate stating that all conditions precedent to satisfaction and discharge of the New Indenture have been complied with, and an Opinion of Counsel to the same effect; (3) no Default or Event of Default shall have occurred and be continuing on the date of such deposit; and (4) Reorganized Cityscape shall have delivered to the Trustee an Opinion of Counsel or a ruling received from the Internal Revenue Service to the effect that the Holders of the New Senior Notes will not recognize income, gain or loss for Federal income tax purposes as a result of Reorganized Cityscape's exercise of its option under this section and will be subject to Federal income tax on the same amount and in the same manner and as the same times as would have been the case if such option had not been exercised. Then, the New Indenture shall cease to be of further effect (except as provided in the next succeeding paragraph), and the Trustee, on demand of Reorganized Cityscape, shall execute proper instruments acknowledging confirmation of and discharge under the New Indenture. However, Reorganized Cityscape's obligations under the sections of the New Indenture entitled "Registrar and Paying Agent," "Paying Agent to Hold Money in Trust," "Noteholder Lists," "Transfer and Exchange," "Replacement Notes," "Payment of Notes," "Waiver of Stay, Extension or Usury Laws," "Compensation and Indemnity," "Replacement of Trustee," and "Reinstatement" and the Trustee's and Paying Agent's obligations under the section of the New Indenture entitled "Repayment to the Company" shall survive until the New Senior Notes are no longer outstanding. Thereafter, only Reorganized Cityscape's obligations under the section of the New Indenture entitled "Compensation and Indemnity" and Reorganized Cityscape's and the Trustee's and Paying Agent's obligations under the section of the New Indenture entitled "Repayment to Company" shall survive.

     After such irrevocable deposit made in the manner described in the preceding paragraph and satisfaction of the other conditions set forth herein, the Trustee upon request shall acknowledge in writing the discharge of

Reorganized Cityscape's obligations under the New Indenture except for those surviving obligations specified above.

     In order to have money available on a payment date to pay principal or interest on the New Senior Notes, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

     The Trustee or a trustee satisfactory to the Trustee and Reorganized Cityscape shall hold in trust money or U.S. Government Obligations deposited with it in the manner described in the first paragraph of this section. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with the New Indenture to the payment of principal and interest on the New Senior Notes.

     The Trustee and the Paying Agent shall promptly pay to Reorganized Cityscape upon written request any excess money or securities held by them at any time.

     The Trustee and the Paying Agent shall pay to Reorganized Cityscape upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that Reorganized Cityscape shall have either caused notice of such payment to be mailed to each Noteholder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in The City of New York. After payment to Reorganized Cityscape, Noteholders entitled to the money must look to Reorganized Cityscape for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with the first paragraph of this section by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, Reorganized Cityscape's obligations under the New Indenture and the New Senior Notes shall be revived and reinstated as though no deposit had occurred pursuant to the first paragraph of this section until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with the first paragraph of this section; provided, however, that if Reorganized Cityscape has made any payment of interest on or principal of any New Senior Notes because of the reinstatement of its obligations, Reorganized Cityscape shall be subrogated to the rights of the Holders of such New Senior Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

MODIFICATION OF NEW INDENTURE

     Reorganized Cityscape and the Trustee may amend the New Indenture or the New Senior Notes without the consent of any Noteholder: (1) to cure any ambiguity, defect or inconsistency; (2) to comply with Article 5 of the New Indenture under the section entitled "Successor Corporation Substituted"; (3) to comply with any requirements of the SEC in connection with the qualification of the New Indenture under the TIA as then in effect; (4) to provide for uncertificated New Senior Notes in addition to certificated New Senior Notes;
(5) to allow any Person to execute a Supplemental Indenture pursuant to Section
4.18 of the Indenture; (6) to evidence and provide for the acceptance by and appointment under the Indenture of a successor trustee under the Notes; or (7) to make any change that does not adversely affect the legal rights of any Noteholder under the New Indenture.

     Upon the request of Reorganized Cityscape, accompanied by a resolution of the Board of Directors authorizing the execution of any such Supplemental Indenture, and upon receipt by the Trustee of the documents described in Article 9 of the New Indenture under the section entitled "Trustee to Sign Amendments, etc.", the Trustee shall join with Reorganized Cityscape in the execution of any Supplemental Indenture authorized or permitted by the terms of the New Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such Supplemental Indenture which affects its own rights, duties or immunities under the New Indenture or otherwise.

     Reorganized Cityscape and the Trustee may amend the New Indenture or the New Senior Notes with the written consent of the Holders of at least a majority in principal amount of the then outstanding New Senior Notes. The Holders of a majority in principal amount of the New Senior Notes then outstanding may, or the Trustee with the written consent of the Holders of at least a majority in principal amount of the then outstanding New Senior Notes may, waive compliance in a particular instance by Reorganized Cityscape with any provision of the New Indenture or the New Senior Notes.

     Upon the request of Reorganized Cityscape, accompanied by a resolution of the Board of Directors authorizing the execution of any such Supplemental Indenture, and upon the filing with the Trustee of evidence of the consent of the Noteholders as aforesaid, and upon receipt by the Trustee of the documents described in Article 9 of the New Indenture under the section entitled "Trustee to Sign Amendments, etc.", the Trustee shall join with Reorganized Cityscape in the execution of such Supplemental Indenture unless such Supplemental Indenture affects the Trustee's own rights, duties or immunities under the New Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such Supplemental Indenture.

     It shall not be necessary for the consent of the Holders under this section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment or waiver under this section becomes effective, Reorganized Cityscape shall mail to the Holders of each Note affected thereby a notice briefly describing the amendment or waiver. Any failure of Reorganized Cityscape to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Indenture.

     Notwithstanding the third paragraph of this section , without the consent of each Noteholder affected, an amendment or waiver under this section may not:
(1) reduce the amount of New Senior Notes whose Holders must consent to an amendment or waiver; (2) reduce the rate of or change the time for payment of interest, including default interest, on any Note; (3) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to mandatory redemption or repurchase under Article 3 of the New Indenture under the section entitled "Mandatory Redemption.", or redemption pursuant to Article 3 of the New Indenture under the sections entitled "Optional Redemption" and "Offer to Redeem by Application of Net Proceeds", or the provisions of the covenant described above under the caption "Limitation on Sales of Assets"; (4) make any Note payable in money other than that stated in the Note; (5) make any change in the provisions of the New Indenture relating to waivers of past Defaults or rights of holders to receive payment or in this sentence; (6) waive a Default in the payment of principal of or interest on, or redemption payment with respect to, any Note or an Event of Default under clause (8) or (9) of
Article 6 of the New Indenture under the section entitled "Events of Default."

     Every amendment to the New Indenture or the New Senior Notes shall be set forth in a Supplemental Indenture that complies with the TIA as then in effect.

     Until an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Noteholder.

     The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. Reorganized Cityscape in exchange for all New Senior Notes may issue and the Trustee shall authenticate New Senior Notes that reflect the amendment or waiver.

     The Trustee shall sign any amendment, waiver or Supplemental Indenture authorized pursuant to Article 9 of the New Indenture if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, waiver or Supplemental Indenture, the Trustee shall be entitled to receive and, subject to Article 7 of the New Indenture under the section entitled "Duties of the Trustee," shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment, waiver or Supplemental Indenture is authorized or permitted by the New Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon Reorganized Cityscape in accordance with its terms. Reorganized Cityscape may not sign an amendment, waiver or Supplemental Indenture until the Board of Directors approves it.

CONCERNING THE TRUSTEE

     The Company expects that Norwest Bank Minnesota, N.A., will act as Trustee under the New Indenture and will initially be paying agent and registrar for the New Senior Notes.

CERTAIN DIFFERENCES BETWEEN THE NEW SENIOR NOTES AND THE OLD SENIOR NOTES

     The following comparison sets forth material differences between the terms of the Old Senior Notes and the New Senior Notes. This comparison is a summary which does not purport to be complete and is qualified in its entirety by reference to the New Senior Notes and the New Indenture. Capitalized terms used below are defined in the New Indenture or in the New Senior Notes. Only those provisions with respect to which there are material differences between the Old Senior Notes and New Senior Notes are discussed below. For further information concerning the Old Senior Notes, see "Description of Indebtedness -- Old Senior Notes."

              NEW SENIOR NOTES                               OLD SENIOR NOTES
---------------------------------------------  ---------------------------------------------
                             AGGREGATE PRINCIPAL OR FACE AMOUNT
--------------------------------------------------------------------------------------------
$75 million.                                   $300 million.
                                          MATURITY
--------------------------------------------------------------------------------------------
The ten year anniversary of the Effective      June 1, 2004.
Date.
                                          INTEREST
--------------------------------------------------------------------------------------------
9.25%, payable on the six month anniversary    12 3/4%, payable semi-annually on June 1 and
of the Effective Date and semi-annually        December 1.
thereafter, and payable in kind at
Reorganized Cityscape's option.
                                    OPTIONAL REDEMPTION
--------------------------------------------------------------------------------------------
Reorganized Cityscape may redeem all or any    Upon one or more Public Equity Offerings (as
of the New Senior Notes at any time on or      defined in the indenture) on or prior to June
after issuance in cash at 102% of the          1, 2000 Cityscape may use the Net Proceeds
principal amount thereof plus accrued and      (as defined in the indenture) of such Public
unpaid interest to the redemption date.        Equity Offering to redeem in the aggregate up
                                               to 33 1/3% of the original principal amount
                                               of the Old Senior Notes at a redemption price
                                               equal to 112 3/4% of the aggregate principal
                                               amount thereof, plus accrued and unpaid
                                               interest thereon to the Redemption Date,
                                               provided, that at least $200 million of the
                                               principal amount of the Old Senior Notes
                                               originally issued remains outstanding
                                               immediately after any such redemption and
                                               that any such redemption occurs with 90 days
                                               following the closing of any such Public
                                               Equity Offering.
                                  CHANGE OF CONTROL OFFER
--------------------------------------------------------------------------------------------
Substantially the same as the indenture for    If at any time a Change of Control (as
the Old Senior Notes.                          defined in the indenture) occurs, Cityscape
                                               is required to purchase the outstanding Old
                                               Senior Notes at a purchase price equal to
                                               101% of the principal amount thereof plus any
                                               accrued and unpaid interest thereon to the
                                               Change of Control Payment Date (as defined in
                                               the indenture), subject to certain
                                               conditions.

              NEW SENIOR NOTES                               OLD SENIOR NOTES
---------------------------------------------  ---------------------------------------------
                             LIMITATIONS ON RESTRICTED PAYMENTS
--------------------------------------------------------------------------------------------
Substantially the same as the indenture for    With certain exceptions described below,
the Old Senior Notes, except that in clause    Cityscape will not, and will not permit any
(3), to determine whether a Restricted         Restricted Subsidiary to make a Restricted
Payment is permissible, item (A) reads "50%    Payment if (1) a Default or an Event of
of Consolidated Net Income" accrued during     Default shall have occurred and be
the period as described in the indenture for   continuing; (2) Cityscape is not able to
the Old Senior Notes.                          Incur an additional $1.00 of Indebtedness
                                               pursuant to the Consolidated Leverage Ratio
                                               Test under the section covering "Limitation
                                               on Indebtedness"; or (3) the aggregate amount
                                               of such Restricted Payment and all other
                                               Restricted Payments since the Issue Date
                                               would exceed the sum of: (A) 25% of
                                               Consolidated Net Income accrued during the
                                               period (treated as one accounting period)
                                               from the beginning of the fiscal quarter
                                               during which the Issue Date occurs to the end
                                               of the most recent fiscal quarter prior to
                                               the date of such Restricted Payment for which
                                               financial statements are available (or, in
                                               case such Consolidated Net Income will be a
                                               deficit, minus 100% of such deficit); (B) the
                                               aggregate Net Cash Proceeds received by
                                               Cityscape from the issuance or sale of its
                                               Capital Stock (other than Disqualified Stock
                                               ) subsequent to the Issue Date (other than an
                                               issuance or sale (i) occurring substantially
                                               contemporaneously with the issuance of the
                                               Old Senior Notes, (ii) to a Subsidiary of
                                               Cityscape or (iii) to an employee stock
                                               ownership plan or to a trust established by
                                               Cityscape or any of its Subsidiaries for the
                                               benefit of their employees except to the
                                               extent that the funds used by such plan or
                                               trust are attributable to employee
                                               contributions); (C) the amount by which
                                               Indebtedness of Cityscape is reduced on
                                               Cityscape's balance sheet upon the conversion
                                               or exchange (other than by a Subsidiary of
                                               Cityscape) subsequent to the Issue Date of
                                               any Indebtedness of Cityscape convertible or
                                               exchangeable for Capital Stock (other than
                                               Disqualified Stock) of Cityscape (less the
                                               amount of any cash, or the fair value of any
                                               other property, distributed by Cityscape upon
                                               such conversion of exchange); and (D) an
                                               amount equal to the sum of (i) the net
                                               reduction in Investments in any Person
                                               resulting from dividends or repayments of
                                               loans or advances, in each case to Cityscape
                                               or any Restricted Subsidiary from such Person
                                               or from the sale for cash or other
                                               liquidation or repayment in cash, in each
                                               case the proceeds of which are received by
                                               Cityscape or any Restricted Subsidiary, and
                                               (ii) the portion (proportionate to
                                               Cityscape's equity interest in such
                                               Subsidiary) of the fair market value of the
                                               net assets of an Unrestricted Subsidiary at
                                               the time such Unrestricted Subsidiary is
                                               designated a Restricted Subsidiary; provided,
                                               however, that the foregoing sum in this
                                               clause shall not exceed, in the case of any
                                               Person, the amount of Investments made since
                                               the Issue Date by Cityscape or any Restricted
                                               Subsidiary in such Person and treated as a
                                               Restricted Payment.

              NEW SENIOR NOTES                               OLD SENIOR NOTES
---------------------------------------------  ---------------------------------------------
The exclusions from the limitation on          The limitation on Restricted Payments does
Restricted Payments are substantially similar  not prohibit certain payments and
to those under the indenture for the Old       distributions, including (i) any purchase or
Senior Notes, except that they do not include  redemption of Capital Stock or Subordinated
item (iv) -- any payments made to holders of   Obligations of Cityscape made by, exchanged
the Old Subordinated Debentures for partial    for, or out of the proceeds of the
share redemptions in connection with the       substantially concurrent sale of, Capital
conversion thereof into Capital Stock of       Stock of Cityscape; (ii) any purchase,
Cityscape -- as this item is not applicable    repurchase, redemption, defeasance or other
under the New Indenture.                       acquisition or retirement for value of
                                               Subordinated Obligations made by, exchanged
                                               for, or out of the proceeds of the
                                               substantially concurrent sale of,
                                               Indebtedness of Cityscape which is permitted
                                               to be Incurred pursuant to section covering
                                               limitations on Indebtedness; (iii) dividends
                                               paid within 60 days after the date of
                                               declaration thereof if at such date of
                                               declaration such dividend would have complied
                                               with the covenant described hereunder; (iv)
                                               any payments made to holders of the Old
                                               Subordinated Debentures for partial share
                                               redemptions in connection with the conversion
                                               thereof into Capital Stock of Cityscape; and
                                               (v) any purchase of Capital Stock of
                                               Cityscape made from time to time to meet
                                               Cityscape's obligations under its employee
                                               stock ownership and option plans.
                                LIMITATIONS ON INDEBTEDNESS
--------------------------------------------------------------------------------------------
Substantially the same as the indenture for    With certain exceptions described below,
the Old Senior Notes, except as indicated      neither Cityscape nor any Restricted
below.                                         Subsidiary may Incur any Indebtedness;
                                               provided that either may Incur Indebtedness,
                                               if on the date of such Incurrence the
                                               Consolidated Leverage Ratio does not exceed
                                               2.00 to 1.00.

              NEW SENIOR NOTES                               OLD SENIOR NOTES
---------------------------------------------  ---------------------------------------------
Notwithstanding the foregoing, Reorganized     Notwithstanding the foregoing, Cityscape and
Cityscape and any Restricted Subsidiary may    any Restricted Subsidiary may Incur any of
Incur any of the following Indebtedness: (1)   the following Indebtedness: (1) (A) Permitted
(B) additional Indebtedness to finance the     Warehouse Indebtedness and Guarantees thereof
general corporate needs of Reorganized         by Cityscape or a Restricted Subsidiary;
Cityscape and its Subsidiaries in an amount    provided that to the extent any such
not to exceed $50 million at any one time      Indebtedness ceases to constitute Permitted
outstanding; and (9) Indebtedness in an        Warehouse Indebtedness, it will be deemed to
aggregate principal amount which, together     be Incurred by Cityscape or such Restricted
with the principal amount of all other         Subsidiary at the time it ceases to
Indebtedness of Reorganized Cityscape and its  constitute Permitted Warehouse Indebtedness;
Restricted Subsidiaries outstanding on the     (B) additional Indebtedness to finance the
date of such Incurrence does not exceed $50    general corporate needs of Cityscape and its
million at any one time outstanding, and       Subsidiaries in an amount not to exceed $25
otherwise pursuant to provisions generally     million at any one time outstanding; (2)
the same as in the indenture for the Old       Indebtedness of Cityscape or a Restricted
Senior Notes.                                  Subsidiary owed to and held by Cityscape or a
                                               Restricted Subsidiary; provided that any
                                               designation of such Restricted Subsidiary as
                                               an Unrestricted Subsidiary, any subsequent
                                               issuance or transfer of any Capital Stock
                                               which results in any such Restricted
                                               Subsidiary ceasing to be a Restricted
                                               Subsidiary or any subsequent transfer of such
                                               Indebtedness (other than to Cityscape or
                                               another Restricted Subsidiary) will be
                                               deemed, in each case, to constitute the
                                               Incurrence of such Indebtedness by Cityscape
                                               or such Restricted Subsidiary; (3) the Notes
                                               and the Subsidiary Guarantees; (4)
                                               Indebtedness outstanding on the Issue Date
                                               (other than the Indebtedness described in
                                               (1), (2), and (3) above); (5) Refinancing
                                               Indebtedness in respect of Indebtedness
                                               Incurred pursuant the first paragraph of this
                                               section, or pursuant to clauses (3), (4) and
                                               this clause (5); (6) Hedging Obligations
                                               directly related to: (i) Indebtedness
                                               permitted by the Indenture; (ii) Receivables
                                               held by Cityscape or its Restricted
                                               Subsidiaries pending sale or securitization
                                               or that have been sold pursuant to a
                                               Warehouse Facility; (iii) Receivables with
                                               respect to which Cityscape or any Restricted
                                               Subsidiary reasonably expects to purchase or
                                               finance or acquire a security interest in or
                                               accept as collateral; or (iv) Retained
                                               Interest Receivables and other assets owned
                                               or financed by Cityscape or any Restricted
                                               Subsidiary; (7) Purchase Money Indebtedness
                                               and Capital Lease Obligations Incurred to
                                               finance or refinance the construction,
                                               purchase or lease of, or repairs,
                                               improvements or additions to, property which
                                               Indebtedness does not in the aggregate exceed
                                               $15 million in aggregate principal amount at
                                               any one time outstanding; (8) Non-Recourse
                                               Indebtedness of any Qualifying Securitization
                                               Subsidiary; provided, that if, but only to
                                               the extent, any such Indebtedness ceases to
                                               constitute Non-Recourse Indebtedness or if
                                               the Subsidiary that Incurred such
                                               Indebtedness ceases to be a Qualifying
                                               Securitization Subsidiary, such event will be
                                               deemed to constitute an Incurrence of
                                               Indebtedness by such Subsidiary; and (9)
                                               Indebtedness in an aggregate principal amount
                                               which, together with the principal amount of
                                               all other Indebtedness of Cityscape and its
                                               Restricted Subsidiaries outstanding on the
                                               date of such Incurrence does not exceed $25
                                               million at any one time outstanding.
                          INVESTMENTS IN UNRESTRICTED SUBSIDIARIES
--------------------------------------------------------------------------------------------
None                                           None.

                      DESCRIPTION OF OLD EQUITY SECURITIES

     Cityscape's authorized capital stock consists of 100 million shares of Old Cityscape Common Stock and 10 million shares of Old Cityscape Preferred Stock.

     The following summary description of Cityscape's capital stock does not purport to be complete and is qualified in its entirety by reference to Cityscape's Certificate of Incorporation and Bylaws, copies of which are available, upon request, from the Company.

OLD CITYSCAPE COMMON STOCK

     Cityscape is authorized by an amendment to its Certificate of Incorporation to issue 100 million shares of Old Cityscape Common Stock, par value $0.01 per share. Holders of the Old Cityscape Common Stock are entitled to one vote per share on all matters to be voted on by stockholders and are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor. Until February 1, 1996, holders of the Old Cityscape Common Stock had the power to act by written consent without a meeting of the stockholders at any annual meeting or special meeting of stockholders of Cityscape without prior notice and without a vote, if the written consent setting forth the action so taken was signed by the holders of outstanding Old Cityscape Common Stock having not less than the minimum number of votes that would be necessary to authorize or take action at a meeting at which all shares entitled to vote thereon were present and voted. Effective as of February 1, 1996, the Company's Certificate of Incorporation prohibits holders of the Old Cityscape Common Stock from acting by written consent. Actions required or permitted to be taken by the stockholders of Cityscape may be taken only at a duly called annual or special meeting of the stockholders. Subject to the rights of holders of the Old Cityscape Preferred Stock, if any, in the event of a liquidation, dissolution, or winding up of Cityscape, holders of the Old Cityscape Common Stock would be entitled to share pro rata in the distribution of all remaining assets of Cityscape.

OLD CITYSCAPE PREFERRED STOCK

     In April 1997, Cityscape completed the private placement of 5,000 shares of the Old Series A Preferred Stock, with an initial liquidation preference (the "Liquidation Preference") of $10,000 per share, and related five-year warrants (the "Old Series A Warrants") to purchase 500,000 shares of Old Cityscape Common Stock with an exercise price of $20.625 per share. Dividends on the Old Series A Preferred Stock are cumulative at the rate of 6% of the Liquidation Preference per annum payable quarterly. Dividends are payable, at the option of the Company, (i) in cash, (ii) in shares of Old Cityscape Common Stock valued at the closing price on the day immediately preceding the dividend payment date or
(iii) by increasing the Liquidation Preference in an amount equal to and in lieu of the cash dividend payment.

     In March and June 1998, Cityscape elected to add an amount equal to the dividend to the Liquidation Preference of the Old Series A Preferred Stock in lieu of payment of such dividend. In addition, amounts equal to 3% of the Liquidation Preference for each 30-day period (prorated for shorter periods) was added to the Liquidation Preference due to the delisting of the Old Cityscape Common Stock from the Nasdaq National Market on January 29, 1998 (as discussed below). As of June 30, 1998, the new Liquidation Preference varies up to $12,562 per share.

     The Old Series A Preferred Stock is redeemable at the option of Cityscape at a redemption price equal to 120% of the Liquidation Preference under certain circumstances. The Old Series A Preferred Stock is convertible into shares of Old Cityscape Common Stock, subject to redemption rights, at a conversion price equal to the lowest daily sales price of the Old Cityscape Common Stock during the four consecutive trading days (or with respect to conversions from December 24, 1997 through the earlier of the tenth day after the effective date of a registration statement or July 24, 1998, 187 calendar days) immediately preceding such conversion, discounted by up to 4% and subject to certain adjustments.

     As of August 3, 1998, an aggregate of 4,374 shares of the Old Series A Preferred Stock had been converted (626 shares remain outstanding) into an aggregate of 12,681,270 shares of Old Cityscape Common Stock. As of August 3, 1998, all Old Series A Warrants were outstanding.

     In September 1997, Cityscape completed the private placement of 5,000 shares of the Old Series B Preferred Stock, with an initial Liquidation Preference of $10,000 per share, and related five-year warrants (the "Old Series B Warrants" together with the Old Series A Warrants, the "Old Warrants") to purchase 500,000 shares of Old Cityscape Common Stock with an exercise price per share equal to the lesser of (i) $14.71 or (ii) 130% of the average closing sales prices over the 20 trading day period ending on the trading day immediately prior to the first anniversary of the original issuance of the Old Series B Warrants. Dividends on the Old Series B Preferred Stock are cumulative at the rate of 6% of the Liquidation Preference per annum payable quarterly. Dividends are payable, at the option of Cityscape, (i) in cash, (ii) in shares of Old Cityscape Common Stock valued at the closing price on the day immediately preceding the dividend payment date or (iii) by increasing the Liquidation Preference in an amount equal to and in lieu of the cash dividend payment.

     In March and June 1998, Cityscape elected to add an amount equal to the dividend to the Liquidation Preference of the Old Series B Preferred Stock in lieu of payment of such dividend. In addition, amounts equal to 3% of the Liquidation Preference for each 30-day period (prorated for shorter periods) was added to the Liquidation Preference due to the delisting of the Old Cityscape Common Stock from the Nasdaq National Market on January 29, 1998. As of June 30, 1998, the new Liquidation Preference is $12,595 per share.

     The Old Series B Preferred Stock is redeemable at the option of Cityscape at a redemption price equal to 120% of the Liquidation Preference under certain circumstances. In addition, the Old Series B Preferred Stock is redeemable at a redemption price equal to 115% of the Liquidation Preference upon notice of, or the announcement of Cityscape's intent to engage in a change of control event, or, if such notice or announcement occurs on or after March 14, 1998, the redemption price will equal 125% of the Liquidation Preference. The Old Series B Preferred Stock is convertible into shares of Old Cityscape Common Stock, subject to certain redemption rights and restrictions, at a conversion price equal to the lowest daily sales price of the Old Cityscape Common Stock during the four consecutive trading days immediately preceding such conversion, discounted up to 4% and subject to certain adjustments.

     As of August 3, 1998, an aggregate of 449 shares of Old Series B Preferred Stock had been converted (4,551 shares remain outstanding) into an aggregate of 21,470,375 shares of Old Cityscape Common Stock. As of August 3, 1998, all Old Series B Warrants were outstanding.

     As of August 3, 1998, if all of the outstanding shares of the Old Series A Preferred Stock and Old Series B Preferred Stock were converted into Old Cityscape Common Stock, Cityscape would not have sufficient authorized shares of Old Cityscape Common Stock to satisfy such conversions.

     Pursuant to the terms of the Old Series A Preferred Stock and the Old Series B Preferred Stock, Cityscape is required to continue the listing or trading of the Old Cityscape Common Stock on Nasdaq or certain other securities exchanges. As a result of the delisting of the Old Cityscape Common Stock from the Nasdaq National Market, (i) the conversion restrictions that apply to the Old Series B Preferred Stock are lifted (prior to the delisting, no more than 50% of the 5,000 shares of Old Series B Preferred Stock initially issued could be converted) and (ii) the conversion period is increased to 15 consecutive trading days and the conversion discount is increased to 10% (prior to the delisting, the conversion price was equal to the lowest daily sales price of the Old Cityscape Common Stock during the four consecutive trading days immediately preceding conversion, discounted by up to 5.5%). In addition, as a result of the delisting of the Old Cityscape Common Stock and during the continuance of such delisting, (i) the dividend rate is increased to 15% and (ii) Cityscape is obligated to make monthly cash payments to the holders of the Old Cityscape Preferred Stock equal to 3% of the $10,000 liquidation preference per share of the Old Cityscape Preferred Stock, as adjusted, provided that if Cityscape does not make such payments in cash, such amounts will be added to the Liquidation Preference. Based on the current market price of the Old Cityscape Common Stock, Cityscape does not have available a sufficient number of authorized but unissued shares of Old Cityscape Common Stock to permit the conversion of all of the shares of the Old Cityscape Preferred Stock.

                        DESCRIPTION OF NEW COMMON STOCK

REORGANIZED CITYSCAPE

     As of the Effective Date, Reorganized Cityscape will have 20 million authorized shares of New Common Stock, par value $0.01 per share. 12,750,000 shares of New Common Stock will be issued in connection with the Plan (not including the shares related to the New Warrants). All of the New Common Stock issued and outstanding as of the Effective Date will be fully paid and nonassessable.

     The following summary description of the New Common Stock does not purport to be complete and is qualified in its entirety by this reference to Reorganized Cityscape's Certificate of Incorporation and Bylaws. Reorganized Cityscape's Certificate of Incorporation and Bylaws are attached to the Plan as Exhibits "D" and "E", respectively.

     The holders of validly issued and outstanding shares of Common Stock will be entitled to one vote per share of record on all matters to be voted upon by Reorganized Cityscape stockholders. At a meeting of stockholders at which a quorum is present, a majority of the votes cast will decide all questions, unless the matter is one upon which a different vote is required by express provision of law or Reorganized Cityscape's Certificate of Incorporation or Bylaws. There will be no cumulative voting with respect to the election of directors (or any other matter). The holders of a majority of the shares at a meeting at which a quorum is present will be able to elect all of the directors to be elected.

     The holders of New Common Stock will have no preemptive rights and have no rights to convert the New Common Stock into any other securities.

     The holders of New Common Stock will be entitled to receive ratably such dividends as the Board of Directors may declare out of funds legally available therefor, when and if so declared. The Exit Facility and the New Indenture governing the New Senior Notes may contain negative covenants that restrict, among other things, the ability of Reorganized Cityscape to pay dividends.

REORGANIZED CSC

     As of the Effective Date Reorganized CSC will have 400 authorized shares of common stock, par value $0.01 per share. All of such shares will be issued in connection with the Plan to Reorganized Cityscape. All of the common stock issued and outstanding as of the Effective Date will be fully paid and nonassessable.

     The following summary description of Reorganized CSC's common stock does not purport to be complete and is qualified in its entirety by reference to Reorganized CSC's Certificate of Incorporation and Bylaws. Reorganized CSC's Certificate of Incorporation and Bylaws are attached to the Plan as Exhibits "F" and "G", respectively.

     The holders of validly issued and outstanding shares of common stock will be entitled to one vote per share of record on all matters to be voted upon by Reorganized CSC stockholders. At a meeting of stockholders at which a quorum is present, a majority of the votes cast will decide all questions, unless the matter is one upon which a different vote is required by express provision of law or Reorganized CSC's Certificate of Incorporation or Bylaws. There will be no cumulative voting with respect to the election of directors (or any other matter). The holders of a majority of the shares at a meeting at which a quorum is present will be able to elect all of the directors to be elected.

     The holders of Reorganized CSC's common stock will have no preemptive rights and have no rights to convert the common stock into any other securities.

                         DESCRIPTION OF NEW 5% WARRANTS

     The New 5% Warrants will be issued, pursuant to the Plan, under a New 5% Warrant Agreement to be dated as of the Effective Date between Reorganized Cityscape and the warrant agent, which the Company expects will be Chase Mellon Shareholder Services L.L.C. The terms of the New 5% Warrants will include those stated in the New 5% Warrant Agreement. The New 5% Warrants will be subject to all such terms and holders of the New 5% Warrants are referred to the New 5% Warrant Agreement for a statement thereof. The following summary of certain provisions of the New 5% Warrant Agreement does not purport to be complete and is qualified in its entirety by reference to the New 5% Warrant Agreement, including the definitions of certain terms therein. A copy of the proposed form of the New 5% Warrant Agreement is attached to the Plan as Exhibit "B."

GENERAL

     Subject to the terms of the New 5% Warrant Agreement, each New 5% Warrant holder shall have the right, which may be exercised commencing at the opening of business on the first business day following the Effective Date and until 5:00 p.m., New York City Time, on the five year anniversary of such date to receive from Reorganized Cityscape the number of fully paid and nonassessable New 5% Warrant Shares which the holder may at the time be entitled to receive on exercise of such New 5% Warrants and payment of the exercise price (the "5% Exercise Price"), which is set forth in the form of New 5% Warrant Certificate as adjusted as provided in the New 5% Warrant Agreement, then in effect for such New 5% Warrant Shares. Each New 5% Warrant not exercised prior to 5:00 p.m., New York City Time, on the five year anniversary of the first business day following the Effective Date shall become void and all rights thereunder and all rights in respect thereof under the New 5% Warrant Agreement shall cease as of such time. No adjustments as to dividends will be made upon exercise of the New 5% Warrants.

ADJUSTMENTS

     The 5% Exercise Price and the number of New 5% Warrant Shares issuable upon the exercise of each New 5% Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in the New 5% Warrant Agreement under the caption "Adjustment of Exercise Price and Number of Warrant Shares Issuable".

AMENDMENT

     Reorganized Cityscape and the Warrant Agent may from time to time supplement or amend the New 5% Warrant Agreement without the approval of any holders of New 5% Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained therein which may be defective or inconsistent with any other provision therein, or to make any other provisions in regard to matters or questions arising thereunder which Reorganized Cityscape and the Warrant Agent may deem necessary or desirable and which shall not in any way adversely affect the interests of the holders of New 5% Warrant Certificates. Any amendment or supplement to the New 5% Warrant Agreement that has an adverse effect on the interests of holders shall require the written consent of registered holders of a majority of the then outstanding New 5% Warrants. The consent of each holder of a New 5% Warrant affected shall be required for any amendment pursuant to which the 5% Exercise Price would be increased or the number of New 5% Warrant Shares purchasable upon exercise of New 5% Warrants would be decreased (other than in accordance with the provisions of the New 5% Warrant Agreement under the caption "Adjustment of Exercise Price and Number of Warrant Shares Issuable").

GOVERNING LAW

     The New 5% Warrant Agreement and each New 5% Warrant Certificate issued thereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of said State. Reorganized Cityscape irrevocably consents to the jurisdiction of any United States or State Court located in the State of New York in any suit or proceeding based on or arising under the New 5% Warrant Agreement or the New 5% Warrant Certificates and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. Reorganized Cityscape irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. Reorganized Cityscape agrees to designate and appoint CT Corporation System, 1633 Broadway, New York, NY 10019 as an agent upon whom process may be served in any suit or proceeding based on or arising under the New 5% Warrant Agreement. Reorganized Cityscape further agrees that service of process upon Reorganized Cityscape, or upon an agent appointed pursuant to the preceding sentence accompanied with written notice of said service to Reorganized Cityscape , as the case may be, mailed by first class mail shall be deemed in every respect effective service of process upon Reorganized Cityscape in any such suit or proceeding. Nothing herein shall affect the Warrant Agent's or any New 5% Warrant holder's right to serve process in any other manner permitted by law. Reorganized Cityscape agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

REPORTS

     So long as any of the New 5% Warrants remain outstanding, the Reorganized Cityscape shall cause copies of all quarterly and annual financial reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that Reorganized Cityscape is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act ("SEC Reports") to be filed with the Warrant Agent and mailed to the holder of New 5% Warrants, in each case, within 15 days after filing with the SEC. If Reorganized Cityscape is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, Reorganized Cityscape shall nevertheless continue to cause SEC Reports, comparable to those that it would be required to file pursuant to Section 13 or 15(d) of the Exchange Act if it were then subject to the requirements of either such Section, to be filed with the Warrant Agent and mailed to the holders of New 5% Warrants, in each case, within the same time periods as would have applied (including under the preceding sentence) had Reorganized Cityscape then been subject to the requirements of
Section 13 or 15(d) of the Exchange Act.

                        DESCRIPTION OF NEW 10% WARRANTS

     The New 10% Warrants will be issued, pursuant to the Plan, under a New 10% Warrant Agreement to be dated as of the Effective Date between Reorganized Cityscape and the warrant agent, which the Company expects will be Chase Mellon Shareholder Services L.L.C. The terms of the New 10% Warrants will include those stated in the New 10% Warrant Agreement. The New 10% Warrants will be subject to all such terms and holders of the New 10% Warrants are referred to the New 10% Warrant Agreement for a statement thereof. The following summary of certain provisions of the New 10% Warrant Agreement does not purport to be complete and is qualified in its entirety by reference to the New 10% Warrant Agreement, including the definitions of certain terms therein. A copy of the proposed form of the New 10% Warrant Agreement is attached to the Plan as Exhibit "C."

GENERAL

     Subject to the terms of the New 10% Warrant Agreement, each New 10% Warrant holder shall have the right, which may be exercised commencing at the opening of business on the first business day following the Effective Date and until 5:00 p.m., New York City Time, on the five year anniversary of such date to receive from Reorganized Cityscape the number of fully paid and nonassessable New 10% Warrant Shares which the holder may at the time be entitled to receive on exercise of such New 10% Warrants and payment of the exercise price (the "10% Exercise Price"), which is set forth in the form of New 10% Warrant Certificate as adjusted as provided in the New 10% Warrant Agreement, then in effect for such New 10% Warrant Shares. Each New 10% Warrant not exercised prior to 5:00 p.m., New York City Time, on the five year anniversary of such date shall become void and all rights thereunder and all rights in respect thereof under the New 10% Warrant Agreement shall cease as of such time. No adjustments as to dividends will be made upon exercise of the New 10% Warrants.

ADJUSTMENTS

     The 10% Exercise Price and the number of New 10% Warrant Shares issuable upon the exercise of each New 10% Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in the New 10% Warrant Agreement under the caption "Adjustment of Exercise Price and Number of Warrant Shares Issuable."

AMENDMENT

     Reorganized Cityscape and the Warrant Agent may from time to time supplement or amend the New 10% Warrant Agreement without the approval of any holders of New 10% Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained therein which may be defective or inconsistent with any other provision therein, or to make any other provisions in regard to matters or questions arising thereunder which Reorganized Cityscape and the Warrant Agent may deem necessary or desirable and which shall not in any way adversely affect the interests of the holders of New 10% Warrant Certificates. Any amendment or supplement to the New 10% Warrant Agreement that has an adverse effect on the interests of holders shall require the written consent of registered holders of a majority of the then outstanding New 10% Warrants. The consent of each holder of a New 10% Warrant affected shall be required for any amendment pursuant to which the 10% Exercise Price would be increased or the number of New 10% Warrant Shares purchasable upon exercise of New 10% Warrants would be decreased (other than in accordance with the provisions of the New 10% Warrant Agreement under the caption "Adjustment of Exercise Price and Number of Warrant Shares Issuable").

GOVERNING LAW

     The New 10% Warrant Agreement and each New 10% Warrant Certificate issued thereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of said State. Reorganized Cityscape irrevocably consents to the jurisdiction of any United States or State Court located in the State of New York in any suit or proceeding based on or arising under the New 10% Warrant Agreement or the New 10% Warrant Certificates and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. Reorganized Cityscape irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. Reorganized Cityscape agrees to designate and appoint CT Corporation System, 1633 Broadway, New York, NY 10019 as an agent upon whom process may be served in any suit or proceeding based on or arising under the New 10% Warrant Agreement. Reorganized Cityscape further agrees that service of process upon Reorganized Cityscape, or upon an agent appointed pursuant to the preceding sentence accompanied with written notice of said service to Reorganized Cityscape, as the case may be, mailed by first class mail shall be deemed in every respect effective service of process upon Reorganized Cityscape in any such suit or proceeding. Nothing herein shall affect the Warrant Agent's or any New 10% Warrant holder's right to serve process in any other manner permitted by law. Reorganized Cityscape agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

REPORTS

     So long as any of the New 10% Warrants remain outstanding, Reorganized Cityscape shall cause copies of all SEC Reports to be filed with the Warrant Agent and mailed to the holder of New 10% Warrants, in each case, within 15 days after filing with the SEC. If Reorganized Cityscape is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, Reorganized Cityscape shall nevertheless continue to cause SEC Reports, comparable to those that it would be required to file pursuant to Section 13 or 15(d) of the Exchange Act if it were then subject to the requirements of either such Section, to be filed with the Warrant Agent and mailed to the holders of New 10% Warrants, in each case, within the same time periods as would have applied (including under the preceding sentence) had Reorganized Cityscape then been subject to the requirements of Section 13 or 15(d) of the Exchange Act.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion summarizes the material federal income tax consequences expected to result from the consummation of the Plan. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Tax Code"), applicable Treasury Regulations, judicial authority and current administrative rulings and pronouncements of the Internal Revenue Service (the "Service"). There can be no assurance that the Service will not take a contrary view, and no ruling from the Service has been or will be sought.

     Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to Holders, the Company and the Reorganized Company. It cannot be predicted at this time whether any tax legislation will be enacted or, if enacted, whether any tax law changes contained therein would affect the tax consequences to the Holders, the Company and the Reorganized Company.

     The following summary is for general information only. The tax treatment of a Holder may vary depending upon such Holder's particular situation. This discussion assumes that Holders of Old Securities have held such property as "capital assets" within the meaning of Section 1221 of the Tax Code (generally, property held for investment) and will also hold the New Senior Notes, New Common Stock and New Warrants as "capital assets." This summary does not address all of the tax consequences that may be relevant to a Holder, nor does it address the federal income tax consequences to Holders subject to special treatment under the federal income tax laws, such as brokers or dealers in securities or currencies, certain securities traders, tax-exempt entities, financial institutions, insurance companies, foreign corporations, Holders who are not citizens or residents of the United States, Holders that hold the Old Securities as a position in a "straddle" or as part of a "synthetic security," "hedging," "conversion" or other integrated instrument, Holders that have a "functional currency" other than the United States dollar and Holders that have acquired Old Securities or Old Stock Rights in connection with the performance of services. EACH HOLDER SHOULD CONSULT ITS TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO IT OF THE PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY

  CANCELLATION OF INDEBTEDNESS AND REDUCTION OF TAX ATTRIBUTES

     The Company generally will realize cancellation of indebtedness ("COI") income to the extent that the sum of (i) the issue price of the New Senior Notes and (ii) the fair market value of the New Common Stock and the New Warrants received by Holders of Old Debt is less than the adjusted issue price (plus the amount of any accrued but unpaid interest) of such Old Debt discharged thereby. Under Section 108 of the Tax Code, however, COI income will not be recognized if the COI income occurs in a case brought under the Bankruptcy Code, provided the taxpayer is under the jurisdiction of a court in such case and the cancellation of indebtedness is granted by the court or is pursuant to a plan approved by the court. Accordingly, because the cancellation of the Company's indebtedness will occur in a case brought under the Bankruptcy Code, the Company will be under the jurisdiction of the court in such case and the cancellation of the Old Debt will be pursuant to the Plan, the Company will not be required to recognize any COI income realized as a result of the implementation of the Plan.

     Under Section 108(b) of the Tax Code, however, the Company will be required to reduce certain tax attributes, including its net operating losses and loss carryforwards ("NOLs") (and certain other losses, credits and carryforwards, if any) and tax basis in assets (but not below the amount of liabilities remaining immediately after the discharge of indebtedness), in an amount equal to the amount of COI income excluded from income as described in the preceding paragraph (subject to certain modifications). Any reduction in tax attributes should occur on a separate company basis even though the Company files a federal consolidated income tax return. The Service has held in private letter rulings that where a member of a consolidated group is permitted to exclude from income COI income pursuant to Section 108 of the Tax Code, Section 108(b) only requires that such member reduce its own separate company tax attributes without having to reduce the tax attributes of any other member of the consolidated group. Although such rulings may not be relied upon by other taxpayers as binding authority, they do provide some indication of the Service's position regarding an issue. In addition, there does not appear to be any contrary authority with respect to this issue. Thus, although not entirely free from doubt, because the Old Senior Notes and Old Subordinated Debentures are obligations of Cityscape (although guaranteed by CSC), only Cityscape's separate company tax attributes should have to be reduced pursuant to Section 108(b) of the Tax Code.

     The Company anticipates that at the Effective Date it will have a NOL remaining from its 1997 tax year (after carrying back a majority of such NOL to its 1994-1996 tax years) of nearly $18,000,000 (the use of most of which the Company has determined is subject to a significant annual limitation under
Section 382 of the Tax Code as a result of an "ownership change" of the Company in October of 1997). In addition, the Company anticipates that it will generate a substantial NOL for the portion of its 1998 tax year that will precede the Effective Date. A portion of all such NOLs is attributable to Cityscape and the remainder is attributable to other members of the Cityscape consolidated group. Any such NOLs, however, are subject to audit and possible challenge by the Service and thus may ultimately vary from any specific amounts indicated herein. As a result of the application of Section 108(b) of the Tax Code, the Company believes that most, if not all, of Cityscape's NOLs (and certain other losses, credits and carryforwards, if any) will be eliminated after consummation of the Plan. In addition, Reorganized Cityscape may be required to reduce its tax basis in its assets as of the beginning of the taxable year following consummation of the Plan (but not below the amount of liabilities remaining immediately after the consummation of the Plan) to the extent that Cityscape's COI income exceeds the amount of NOLs and any other losses, credits and carryovers so reduced (subject to certain modifications).

  SECTION 382 LIMITATIONS ON NOLS

     Under Section 382 of the Tax Code, if a corporation with NOLs (a "Loss Corporation") undergoes an "ownership change," the use of such NOLs (and certain other tax attributes) will generally be subject to an annual limitation as described below. In general, an "ownership change" occurs if the percentage of the value of the Loss Corporation's stock owned by one or more direct or indirect "five percent shareholders" has increased by more than 50 percentage points over the lowest percentage of that value owned by such five percent shareholder or shareholders at any time during the applicable "testing period" (generally, the shorter of (i) the three-year period preceding the testing date or (ii) the period of time since the most recent ownership change of the corporation).

     A Loss Corporation's use of NOLs (and certain other tax attributes) after an "ownership change" will generally be limited annually to the product of the long-term tax-exempt rate (published monthly by the Service) and the value of the Loss Corporation's outstanding stock immediately before the ownership change (excluding certain capital contributions) (the "Section 382 Limitation"). However, the Section 382 Limitation for a taxable year any portion of which is within the five-year period following the Effective Date will be increased by the amount of any "recognized built-in gains" for such taxable year. The increase in a year cannot exceed the "net unrealized built-in gain" (if such gain exists immediately before the "ownership change" and exceeds a statutorily-defined threshold amount) reduced by recognized built-in gains from prior years ending during such five-year period. In addition, any "recognized built-in losses" for a taxable year any portion of which is within the five-year period following the Effective Date will be subject to limitation in the same manner as if such loss was an existing NOL to the extent such recognized built-in losses do not exceed the "net unrealized built-in loss" (if such loss exists immediately before the "ownership change" and exceeds a statutorily-defined threshold amount) reduced by recognized built-in losses for prior taxable years ending during such five-year period. At this time, the Company is unable to predict whether it will have a "net unrealized built-in gain" or a "net unrealized built-in loss" that will exceed the statutorily-defined threshold amount at the Effective Date. Finally, if the Reorganized Company does not continue the Company's historic business or use a significant portion of the Company's business assets in a new business for two years after the "ownership change," the Section 382 Limitation would be zero (except as increased by recognized built-in gains, as described above).

     Two alternative bankruptcy exceptions for Loss Corporations undergoing an ownership change pursuant to a bankruptcy proceeding are provided for in the Tax Code. The first exception, Section 382(1)(5) of the Tax Code, applies where qualified (so-called "old and cold") creditors of the debtor receive at least 50% of the vote and value of the stock of the reorganized debtor in a case under the Bankruptcy Code. Under this exception, a debtor's pre-change NOLs are not subject to the Section 382 Limitation but are instead reduced by the amount of any interest deductions allowed during the three taxable years preceding the taxable year in which the ownership change occurs, and during the part of the taxable year prior to and including the effective date of the bankruptcy reorganization, in respect of the debt converted into stock in the reorganization. Moreover, if this exception applies, any further ownership change of the debtor within a two-year period will preclude the debtor's utilization of any pre-change losses at the time of the subsequent ownership change against future taxable income.

     An "old and cold" creditor includes a creditor who has held the debt of the debtor for at least eighteen months prior to the date of the filing of the case or who has held "ordinary course indebtedness" at all times it has been outstanding. However, any debt owned immediately before an ownership change by a creditor who does not become a direct or indirect 5% shareholder of the reorganized debtor generally will be treated as always having been owned by such creditor, except in the case of any creditor whose participation in formulating the plan of reorganization makes evident to the debtor that such creditor has not owned the debt for such period. Because the Old Senior Notes will have been outstanding for less than eighteen months before the Petition Date and because such Notes do not appear to constitute "ordinary course indebtedness," the Company should not be eligible to use the Section 382(1)(5) exception.

     The second bankruptcy exception, Section 382(1)(6) of the Tax Code, requires no reduction of pre-ownership change NOLs but provides relief in the form of a relaxed computation of the Section 382 Limitation. In that regard,
Section 382(1)(6) of the Tax Code provides that the value of the Loss Corporation's outstanding stock for purposes of computing the Section 382 Limitation will be increased to reflect the cancellation of indebtedness in the bankruptcy case (but the value of such stock as adjusted may not exceed the value of the Company's gross assets immediately before the ownership change (subject to certain adjustments)).

     The Plan will trigger an ownership change of the Company consolidated group on the Effective Date. Due to the inapplicability of Section 382(1)(5), the Company intends to apply Section 382(1)(6) to such "ownership change." Accordingly, the Reorganized Company's use of pre-ownership change NOLs and certain other tax attributes (if any), to the extent remaining after the reduction thereof as a result of the cancellation of indebtedness of the Company, will be limited and generally will not exceed each year the product of the long-term tax-exempt rate and the value of the Reorganized Company's stock increased to reflect the cancellation of indebtedness pursuant to the Plan.

FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF OLD SENIOR NOTES

  EXCHANGE OF OLD SENIOR NOTES FOR NEW SENIOR NOTES AND NEW COMMON STOCK

     Whether the exchange of Old Senior Notes for New Senior Notes and New Common Stock pursuant to the Plan will be a nontaxable recapitalization under the Tax Code will depend in part upon whether the Old Senior Notes and the New Senior Notes are considered to be "securities" within the meaning of the provisions of the Tax Code governing reorganizations. The test as to whether a debt instrument is a "security" involves an overall evaluation of the nature of the debt instrument, with the term of the debt instrument usually regarded as one of the most significant factors. Generally, debt instruments with a term of five years or less have not qualified as "securities," whereas debt instruments with a term of ten years or more generally have qualified as "securities."

     Although the treatment of the Old Senior Notes is not entirely certain because the stated term of such instrument is less than ten years, both the Old Senior Notes and the New Senior Notes should be treated as "securities" for federal income tax purposes. Accordingly, the exchange of Old Senior Notes for New Senior Notes and New Common Stock should constitute a recapitalization for federal income tax purposes and, as a result, exchanging Holders should not recognize any gain or loss (except to the extent the New Senior Notes and New Common Stock are attributable to accrued but unpaid interest on the Old Senior Notes, in which event Holders would generally be required to treat such amounts as payment of interest includible in income in accordance with the Holder's method of accounting for tax purposes (see "Accrued Interest" below)). A Holder's adjusted tax basis in the Old Senior Notes will be allocated between the New Senior Notes and New Common Stock in accordance with their respective fair market values on the Effective Date. The Holder's holding period for the New Senior Notes and New Common Stock will include the Holder's holding period for the Old Senior Notes.

     If the Old Senior Notes were determined not to constitute "securities" for federal income tax purposes, then an exchanging Holder would recognize gain or loss equal to the difference between (i) issue price of the New Senior Notes and the fair market value of the New Common Stock received and (ii) the Holders' adjusted tax basis in the Old Senior Notes exchanged therefor. Any such gain or loss would generally be long-term capital gain or loss (subject to the market discount rules discussed below) if the Old Senior Notes had been held for more than one year. In this event, a Holder's initial tax basis in the New Senior Notes and New Common Stock received would be equal to their issue price and fair market value, respectively, on the Effective Date, and the holding period for the New Senior Notes and the New Common Stock would begin on the day immediately after the Effective Date.

  NEW SENIOR NOTES

     ORIGINAL ISSUE DISCOUNT

     Because the New Senior Notes provide that the Reorganized Company may elect to issue additional Notes in lieu of the payment of interest due thereon in cash, the New Senior Notes will be issued with original issue discount ("OID"). Consequently, a Holder will be required to include OID in gross income on an annual basis under a constant yield accrual method, regardless of its regular method of tax accounting, possibly in advance of the receipt of cash attributable to such income.

     The amount of OID on a New Senior Note will be equal to the excess of (i) the sum of the Note's principal amount due at maturity plus all scheduled interest payments thereon over (ii) the issue price of the Note. The "issue price" of a debt instrument issued in exchange for another debt instrument depends on whether either debt instrument is "traded on an established securities market" at any time during the sixty-day period ending thirty days after the Effective Date. If neither is so traded, the issue price of the debt instrument received will be equal to its stated principal amount, assuming the debt instrument provides for "adequate stated interest" (i.e., interest at least at the applicable federal rate), and will be equal to its "imputed principal amount" if the debt instrument does not provide for "adequate stated interest." If the debt instrument received is "traded on an established securities market," then its issue price will be its trading price immediately following issuance. If the exchanged debt instrument is so traded (but the debt instrument received in exchange therefor is not), the issue price of the debt instrument received will generally be equal to the fair market value of the debt instrument exchanged therefor at the time of the exchange (less the fair market value of the portion of such debt instrument allocable to any other property received in addition to the new debt instrument, such as the New Common Stock). The Company does not anticipate that the Old Senior Notes will be "traded on an established securities market" during the relevant sixty-day period referred to above. The Company is unable at this time to predict whether the New Senior Notes will be so traded at such time.

     In general, the Holder of a New Senior Note must include in gross income for federal income tax purposes the sum of the daily portions of OID with respect to such Note for each day during the taxable year or portion of a taxable year on which such Holder holds the Note. The daily portion is determined by allocating to each day of any accrual period a pro-rata portion of an amount equal to the "adjusted issue price" of the New Senior Note at the beginning of the accrual period multiplied by the yield to maturity of the Note (taking into account the length of the accrual period). The "adjusted issue price" of a New Senior Note at the start of any accrual period is the issue price of the Note increased by the accrued OID for all prior accrual periods and reduced by any prior cash payments made on such Note. The tax basis of the New Senior Note in the hands of a Holder will be increased by the amount of OID, if any, on the Note that is included in the

Holder's gross income and will be decreased by the amount of any cash payments received with respect to the Note, whether such payments are denominated as principal or interest.

     Exercise of Election to Issue Additional New Senior Notes. In the event that the Reorganized Company elects to issue additional New Senior Notes ("Additional Notes") in lieu of paying interest in cash, the issuance of the Additional Notes will not be treated as a payment of interest on the originally issued New Senior Notes and the New Senior Notes will be deemed to be "reissued" on the date that the Additional Notes are issued solely for purposes of computing the amount of OID includible in income during the then remaining term of the New Senior Notes. Under these rules, the New Senior Notes will be deemed to be reissued at their then adjusted issue price (i.e., their original issue price plus accrued OID less any previous payments of interest in cash). The amount of OID includible in ordinary income over the remaining term of the New Senior Notes, determined on the basis of a constant yield method described above, will be equal to the excess of (i) the sum of the principal amount due at maturity of the New Senior Notes and any Additional Notes issued in lieu of cash interest payments, plus all remaining scheduled interest payments thereon over
(ii) the revised adjusted issue price of the New Senior Notes.

     AHYDO RULES

     The New Senior Notes will constitute "applicable high yield discount obligations" ("AHYDOs") if the yield to maturity of such Notes equals or exceeds the sum of the "applicable federal rate" in effect on the Effective Date (the "AFR") plus five percentage points and the Notes have "significant" OID. Because payments of interest on the New Senior Notes may be made with additional New Senior Notes, the New Senior Notes should be considered to have "significant" original issue discount. Based on the current "AFR" and assuming that neither the Old Senior Notes nor the New Senior Notes are "traded on an established securities market," the New Senior Notes should not be AHYDOs. However, such a determination ultimately will depend on the AFR at the Effective Date and the nature of the trading of the Old Senior Notes and the New Senior Notes at and around the Effective Date.

     If the New Senior Notes are AHYDOs, the Reorganized Company will not be permitted to deduct OID that accrues with respect to such Notes until amounts attributable to such OID are paid in cash or in property other than stock or debt of the Reorganized Company (or persons related to the Reorganized Company). In addition, to the extent that the yield to maturity of the New Senior Notes exceeds the sum of the AFR plus six percentage points, interest attributable to such excess yield (the "Dividend-Equivalent Interest") will not be deductible at any time by the Reorganized Company (regardless of whether the Reorganized Company actually pays such Dividend-Equivalent Interest in cash or in other property). Such Dividend-Equivalent Interest would be treated as a dividend to the extent it is deemed to have been paid out of the Reorganized Company's current or accumulated earnings and profits. Subject to otherwise applicable limitations, Holders of the New Senior Notes that are domestic corporations may be entitled to a dividends received deduction (generally at a 70% rate) with respect to any Dividend-Equivalent Interest to the extent that the Reorganized Company has sufficient current or accumulated earnings and profits. If the Dividend-Equivalent Interest exceeds the Reorganized Company's current and accumulated earnings and profits, the excess will continue to be subject to tax as ordinary OID income in accordance with the OID rules described above.

     MARKET DISCOUNT

     The Tax Code generally requires Holders of "market discount bonds" to treat as ordinary income any gain realized on the disposition of such bonds (including in certain non-recognition transactions, such as a gift) to the extent of the market discount accrued during the Holder's period of ownership. A "market discount bond" is a debt obligation purchased at a market discount subject to a statutorily-defined de minimis exception. For this purpose, a purchase at a market discount includes a purchase at or after the original issue at a price below the stated redemption price at maturity of the debt instrument, or, in the case of a debt instrument issued with OID, at a price below (i) its "issue price," plus (ii) the amount of OID includible in income by all prior Holders of the debt instrument, minus (iii) all cash payments (other than payments constituting qualified stated interest) received by such previous Holders. The market discount rules also provide that a Holder who acquires a debt instrument at a market discount (and who does not elect to

(a) treat all interest thereon as OID or (b) include such market discount in income on a current basis) may be required to defer a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry such debt instrument until the Holder disposes of the debt instrument in a taxable transaction.

     A Holder of a debt instrument acquired at a market discount may elect to include the market discount in income as the discount accrues, either on a straight line basis or, if elected, on a constant interest rate basis. The current inclusion election, once made, applies to all market discount obligations acquired by such Holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the Service. If a Holder of a market discount bond elects to include market discount in income on a current basis, the foregoing rules with respect to the recognition of ordinary income on a sale or other disposition of such bond and the deferral of interest deductions on indebtedness related to such bond would not apply.

     In the case of certain non-recognition transactions, such as the exchange of the Old Senior Notes for the New Senior Notes and New Common Stock (and the exchange of the Old Subordinated Debentures for the New Common Stock and the New 5% Warrants), special rules apply. Any accrued market discount on the Old Debt will not have to be recognized as income at the time of non-recognition transaction, however, on a subsequent taxable disposition of the stock or securities received in such non-recognition transactions, gain is treated as ordinary income to the extent of market discount accrued prior to the non-recognition transaction in the case of stock, and prior to and after such transaction in the case of securities.

     AMORTIZABLE BOND PREMIUM

     Generally, if the tax basis of an obligation held as a capital asset exceeds the amount payable at maturity of the obligation, such excess will constitute amortizable bond premium that the Holder may elect to amortize under the constant interest rate method over the period from its acquisition date to the obligation's maturity date. Amortizable bond premium generally is treated as an offset to interest income on the related debt instrument. A Holder who elects to amortize bond premium must generally reduce its tax basis in the related obligation by the amount of amortizable bond premium used to offset interest income. If a debt instrument purchased at a premium is redeemed in full prior to its maturity, a Holder who has elected to amortize bond premium should generally be entitled to a deduction for any remaining unamortized bond premium in the taxable year of redemption.

     SALE, RETIREMENT OR OTHER TAXABLE DISPOSITION

     In general, a Holder of a New Senior Note will recognize gain or loss upon the sale, retirement or other taxable disposition of such New Senior Note in an amount equal to the difference between (i) the amount of cash and the fair market value of property received in exchange therefor (except to the extent attributable to the payment of accrued but unpaid interest, which generally will be taxable to a Holder as ordinary income) and (ii) the Holder's adjusted tax basis in such New Senior Note. Any gain or loss recognized on the sale, retirement or other taxable disposition of a New Senior Note generally will be (subject to the market discount rules discussed above) long-term capital gain or loss if such Note has been held for more than one year.

     CONSTANT YIELD ELECTION

     A Holder of New Senior Notes, subject to certain limitations, may elect to include all interest on the New Senior Notes in gross income under the constant yield method. For this purpose, interest includes stated and unstated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium. The mechanics and implications of such an election are beyond the scope of this discussion and, as a result, a Holder should consult its tax advisor regarding the advisability of making such an election.

  NEW COMMON STOCK

     DIVIDENDS

     A Holder generally will be required to include in gross income as ordinary dividend income the amount of any distributions paid on the New Common Stock to the extent that such distributions are paid out of the Reorganized Company's current or accumulated earnings and profits as determined for federal income tax purposes. Distributions in excess of such earnings and profits will reduce the Holder's tax basis in its New Common Stock and, to the extent such excess distributions exceed such tax basis, will be treated as gain from a sale or exchange of such New Common Stock. Corporate Holders may be entitled to a dividends received deduction (generally at a 70% rate) with respect to distributions out of earnings and profits and are urged to consult their tax advisors in this regard.

     SALE OR OTHER TAXABLE DISPOSITION

     Upon the sale or other disposition of New Common Stock, a Holder generally will recognize capital gain or loss equal to the difference between the amount of cash and fair market value of any property received on the sale and such Holder's adjusted tax basis in the New Common Stock. Capital gain or loss recognized upon the disposition of the New Common Stock will be long-term if, at the time of the disposition, the holding period for the New Common Stock exceeds one year.

     However, Section 108(e)(7) of the Tax Code, a creditor that receives stock in exchange for debt is required, to the extent that gain is recognized upon a subsequent disposition of such stock, to "recapture" as ordinary income any bad debt deductions taken by the creditor with respect to such debt and any ordinary loss claimed by the creditor upon the receipt of the stock in satisfaction of such debt, reduced by any amount included in income upon the receipt of the stock. In addition, as discussed above, if any Old Debt held by a Holder has accrued market discount at the Effective Date, then any gain recognized by such Holder upon the disposition of New Common Stock would have to be treated as ordinary income to the extent of such accrued market discount that is allocated to the New Common Stock on the Effective Date.

FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF OLD SUBORDINATED DEBENTURES

  EXCHANGE OF OLD SUBORDINATED DEBENTURES FOR NEW COMMON STOCK AND NEW 5%
WARRANTS

     Whether the exchange of Old Subordinated Debentures for New Common Stock and New 5% Warrants pursuant to the Plan will be a nontaxable recapitalization under the Tax Code will depend in part upon whether the Old Subordinated Debentures are considered to be "securities" within the meaning of the provisions of the Tax Code governing reorganizations. The test as to whether a debt instrument is a "security" involves an overall evaluation of the nature of the debt instrument, with the term of the debt instrument usually regarded as one of the most significant factors. Generally, debt instruments with a term of five years or less have not qualified as "securities," whereas debt instruments with a term of ten years or more generally have qualified as "securities."

     Because the term of the Old Subordinated Debentures exceeds ten years, the Old Subordinated Debentures should be treated as "securities" for federal income tax purposes. Accordingly, the exchange of Old Subordinated Debentures for New Common Stock and New 5% Warrants should constitute a recapitalization for federal income tax purposes and, as a result, exchanging Holders should not recognize any gain or loss (except to the extent the New Common Stock and New 5% Warrants are attributable to accrued but unpaid interest on the Old Subordinated Debentures, in which event Holders would generally be required to treat such amounts as payment of interest includible in income in accordance with the Holder's method of accounting for tax purposes (see "Accrued Interest" below)). A Holder's adjusted tax basis in the Old Subordinated Debentures will be allocated between the New Common Stock and New 5% Warrants in accordance with their respective fair market values on the Effective Date. The Holder's holding period for the New Common Stock and New 5% Warrants will include the Holder's holding period for the Old Subordinated Debentures.

     If the Old Subordinated Debentures were determined not to constitute "securities" for federal income tax purposes, then an exchanging Holder would recognize gain or loss equal to the difference between (i) the fair market value of the New Common Stock and New 5% Warrants received and (ii) the Holder's adjusted tax basis in the Old Subordinated Debentures exchanged therefor. Any such gain or loss generally would be (subject to the market discount rules discussed above) long-term capital gain or loss if the Old Subordinated Debentures had been held for more than one year. In this event, a Holder's initial tax basis in the New Common Stock and New 5% Warrants received would be equal to the fair market value of such New Common Stock and New 5% Warrants on the Effective Date, and the holding period for the New Common Stock and New 5% Warrants would begin for a Holder on the day immediately after the Effective Date.

  NEW COMMON STOCK

     For the tax consequences of holding and disposing of New Common Stock, see generally "-- Federal Income Tax Consequences to Holders of Old Senior
Notes -- New Common Stock" above.

  NEW WARRANTS

     SALE OR EXPIRATION

     Upon the sale or other taxable disposition of a New Warrant, a Holder generally will recognize gain or loss in an amount equal to the difference between the amount of cash and the fair market value of property received therefor and the Holder's tax basis in the New Warrant. Such gain or loss would be long-term capital gain or loss if the New Warrant had been held for more than one year.

     If a New Warrant expires without being exercised, the Holder will recognize a loss in an amount equal to its tax basis in the New Warrant. Such loss will be a long-term capital loss if the New Warrant had been held for more than one year.

     EXERCISE

     The exercise of a New Warrant for cash will not be a taxable event to the Holder of the New Warrant (except to the extent of cash, if any, received in lieu of fractional interests in shares of New Common Stock). Upon such exercise, the Holder's tax basis in the New Common Stock obtained will be equal to the sum of such Holder's tax basis in the New Warrant and the exercise price of the New Warrant. The Holder's holding period with respect to such New Common Stock will commence on the day the New Warrant is exercised. The receipt of cash (if any) in lieu of a fractional interest in a share of New Common Stock will be taxable as if the fractional share of New Common Stock had been issued and then redeemed for cash. Accordingly, a Holder will recognize gain or loss in an amount equal to the difference between the amount of cash received for the fractional interest and the Holder's tax basis in the fractional interest.

     ADJUSTMENTS

     An adjustment to the exercise price or the conversion ratio of the New Warrants, or the failure to make such adjustments, may in certain circumstances result in constructive distributions to the Holders of the New Warrants that could be taxable as dividends. In such event, a Holder's tax basis in the New Warrants would be increased by the amount of any such dividend.

FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF OLD CITYSCAPE PREFERRED STOCK

  EXCHANGE OF OLD CITYSCAPE PREFERRED STOCK FOR NEW 10% WARRANTS

     A Holder exchanging Old Cityscape Preferred Stock for New 10% Warrants pursuant to the Plan should recognize gain or loss for federal income tax purposes equal to the difference between (i) the fair market value of the New 10% Warrants (other than any New 10% Warrants attributable to accrued but unpaid dividends, as discussed below) and (ii) the Holder's adjusted tax basis in the Old Cityscape Preferred Stock exchanged therefor. Such gain or loss will be long-term capital gain or loss if the Holder held the Old Cityscape Preferred Stock for more than one year. A Holder's holding period in a New 10% Warrant should begin on the day after the Effective Date and a Holder's basis in the New 10% Warrants will be their fair market value at the Effective Date.

     It is possible that a Holder of Old Cityscape Preferred Stock that also holds Old Debt at the Effective Date may not recognize any gain or loss for federal income tax purposes as a result of exchanging the Old Securities for the new property pursuant to the Plan (except to the extent any consideration received is attributable to accrued but unpaid interest or dividends, which generally would be treated as a payment of interest or dividends, as the case may be, includible in income in accordance with the Holder's method of accounting for tax purposes, and in the case of dividends, subject to a dividends received deduction permitted domestic corporations) if the separate exchanges pursuant to the Plan are viewed as a single exchange. In such case, a Holder's holding period for the New 10% Warrants should include the Holder's holding period for the Old Cityscape Preferred Stock and a Holder's basis in the New 10% Warrants should be equal to its adjusted tax basis in the Old Cityscape Preferred Stock.

     Holders of Old Cityscape Preferred Stock will be treated as having received a dividend payment (which generally will be includible in ordinary income in accordance with the Holder's method of accounting for tax purposes, subject to a dividends received deduction permitted domestic corporations) to the extent New 10% Warrants received are attributable to accrued but unpaid dividends, if any, on the Old Cityscape Preferred Stock. The extent to which the receipt of New 10% Warrants should be attributable to accrued but unpaid dividends is unclear. The Company intends to take the position that the New 10% Warrants will first be applied to reduce the liquidation preference of the Old Cityscape Preferred Stock and then, to the extent necessary, to any accrued but unpaid dividends thereon. Accordingly, an exchanging Holder should not be treated as receiving a dividend payment on the exchange of Old Cityscape Preferred Stock (and may be entitled to recognize a loss if any unpaid dividends have already been accrued as income). Each Holder of Old Cityscape Preferred Stock should consult its own tax advisor regarding the determination of the amount of consideration received under the Plan that is attributable to accrued but unpaid dividends on the Old Cityscape Preferred Stock (if any). If any New 10% Warrants are considered attributable to accrued but unpaid dividends, a Holder's basis in such Warrants should be equal to the amount of dividend income treated as satisfied by the receipt of such Warrants. The holding period of such New 10% Warrants should begin on the day immediately after the Effective Date.

  NEW 10% WARRANTS

     For the tax consequences of exercising or disposing of New 10% Warrants, see generally "-- Federal Income Tax Consequences to Holders of Old Subordinated Debentures -- New Warrants" above.

FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF OLD CITYSCAPE COMMON STOCK

     Holders whose Old Cityscape Common Stock is canceled pursuant to the Plan should be entitled to recognize a loss in an amount equal to their tax basis in the Old Cityscape Common Stock. Such loss will generally be long-term capital loss if the Old Cityscape Common Stock had been held for more than one year.

FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF OLD WARRANTS

     Holders whose Old Warrants are canceled pursuant to the Plan should be entitled to recognize a loss in an amount equal to their tax basis in the Old Warrants. Such loss will generally be long-term capital loss if the Old Warrants had been held for more than one year.

FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF OTHER CLAIMS

     A Holder of a claim in a class not discussed above will generally recognize gain or loss equal to any cash received (plus the fair market value of any other property received) with respect to its claim (other than for accrued but unpaid interest) less its adjusted basis in its claim (other than for accrued but unpaid interest). The character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the Holder, whether the claim constitutes a capital asset in the hands of the Holder, whether the claim has been held for more than one year, whether the claim was purchased at a discount, and whether and to what extent the Holder had previously claimed a bad debt deduction.

ACCRUED INTEREST

     Holders will be treated as receiving a payment of interest (includible in income in accordance with the Holder's method of accounting for tax purposes) to the extent that any cash or other property received pursuant to the Plan is attributable to accrued but unpaid interest, if any, on such claims. The extent to which the receipt of cash or other property should be attributable to accrued but unpaid interest is unclear. The Company intends to take the position that such cash or property distributed pursuant to the Plan will first be allocable to the principal amount of a claim and then, to the extent necessary, to any accrued but unpaid interest thereon. Each Holder should consult its own tax advisor regarding the determination of the amount of consideration received under the Plan that is attributable to interest (if any). A Holder generally will be entitled to recognize a loss to the extent any accrued interest was previously included in its gross income and is not paid in full.

     If any property received pursuant to the Plan is considered attributable to accrued but unpaid interest, a Holder's basis in such property should be equal to the amount of interest income treated as satisfied by the receipt of such property. The holding period in such property should begin on the day immediately after the Effective Date. It is unclear how a Holder that receives multiple securities (such as New Common Stock and New Senior Notes) pursuant to the Plan would allocate such different securities to the accrued but unpaid interest.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     A Holder of New Senior Notes, New Common Stock or New Warrants may be subject to backup withholding at the rate of 31% with respect to interest or dividends paid on, OID accrued on, and gross proceeds from a sale of the New Senior Notes, New Common Stock or New Warrants unless (i) such Holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and complies with applicable requirements of the backup withholding rules. A Holder of New Senior Notes, New Common Stock or New Warrants who does not provide the Reorganized Company with his or her correct taxpayer identification number may be subject to penalties imposed by the Service. Amounts withheld under the backup withholding rules may be credited against a Holder's tax liability, and a Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the Service.

     The Reorganized Company will report to Holders of the New Senior Notes, New Common Stock and New Warrants and to the Service the amount of any "reportable payments" (including any interest and dividends paid, and OID accrued, on the New Senior Notes and New Common Stock) on, and any amount withheld with respect to, the New Senior Notes, New Common Stock and New Warrants during the calendar year.

     THE FOREGOING DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH HOLDER SHOULD CONSULT ITS TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE PLAN DESCRIBED HEREIN AND THE CONTINUING OWNERSHIP AND DISPOSITION OF THE NEW COMMON STOCK, NEW SENIOR NOTES AND NEW WARRANTS AND THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS. NEITHER THE PROPONENTS NOR THEIR PROFESSIONALS SHALL HAVE ANY LIABILITY TO ANY PERSON OR HOLDER ARISING FROM OR RELATED TO THE FEDERAL, STATE OR LOCAL TAX CONSEQUENCES OF THE PLAN OR THE FOREGOING DISCUSSION.

                            INDEPENDENT ACCOUNTANTS

     THE CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION OF CITYSCAPE AND ITS SUBSIDIARY AT DECEMBER 31, 1996 AND 1997, AND THE RELATED CONSOLIDATED STATEMENTS OF OPERATIONS, STOCKHOLDERS' EQUITY (DEFICIT), AND CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997 INCLUDED IN THIS SOLICITATION STATEMENT HAVE BEEN AUDITED BY KPMG PEAT MARWICK LLP, INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS, TO THE EXTENT AND FOR THE PERIODS INDICATED IN THEIR REPORT DATED MARCH 31, 1998, APPEARING HEREIN, WHICH REPORT MAKES REFERENCE TO THE REPORT OF OTHER AUDITORS. THE 1995, 1996 AND 1997 CONSOLIDATED FINANCIAL STATEMENTS WERE PREPARED ASSUMING THAT CITYSCAPE WILL CONTINUE AS A GOING CONCERN. AS DISCUSSED IN NOTE 1 TO THE FINANCIAL STATEMENTS, CITYSCAPE SUFFERED A SIGNIFICANT NET LOSS FOR THE YEAR ENDED DECEMBER 31, 1997, AND HAD A NET CAPITAL DEFICIENCY AS OF DECEMBER 31, 1997. AT DECEMBER 31, 1997, THESE CIRCUMSTANCES RAISED SUBSTANTIAL DOUBT ABOUT THE ENTITY'S ABILITY TO CONTINUE AS A GOING CONCERN. THE 1997 FINANCIAL STATEMENTS DO NOT INCLUDE ANY ADJUSTMENTS THAT MIGHT RESULT FROM THE OUTCOME OF THIS UNCERTAINTY. BECAUSE OF THE SIGNIFICANCE OF THIS UNCERTAINTY, KPMG PEAT MARWICK LLP WAS UNABLE, AND DID NOT, EXPRESS AN OPINION ON THE 1997 FINANCIAL STATEMENTS.

     THE CONSOLIDATED FINANCIAL STATEMENTS OF CITY MORTGAGE CORPORATION LIMITED AND ITS SUBSIDIARIES AT DECEMBER 31, 1995, INCLUDED IN THIS SOLICITATION STATEMENT, HAVE BEEN AUDITED BY BDO STOY HAYWARD, REGISTERED AUDITORS, AS STATED IN THEIR REPORT APPEARING HEREIN.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Cityscape Financial Corp. Financial Statements:
Report of Independent Auditors by KPMG Peat Marwick LLP.....   F-2
  Report of Independent Auditors by BDO Stoy Hayward,
     Registered Auditors....................................   F-3
  Consolidated Statements of Financial Condition at December
     31, 1996 and 1997 and June 30, 1998 (unaudited)........   F-4
  Consolidated Statements of Operations for the years ended
     December 31, 1995, 1996 and 1997 and for the six months
     ended June 30, 1997 and 1998 (unaudited)...............   F-5
  Consolidated Statements of Stockholders' Equity for the
     years ended December 31, 1995, 1996 and 1997 and for
     the six months ended June 30, 1998 (unaudited).........   F-7
  Consolidated Statements of Cash Flows for the years ended
     December 31, 1995, 1996 and 1997 and for the six months
     ended June 30, 1997 and 1998 (unaudited)...............   F-8
  Notes to Consolidated Financial Statements................  F-10

NOTE: WHILE THIS SOLICITATION STATEMENT SOLICITS VOTES FOR BOTH CITYSCAPE FINANCIAL CORP. AND CITYSCAPE CORP., ONLY CITYSCAPE FINANCIAL CORP. IS SUBJECT TO THE SECURITIES AND EXCHANGE ACT OF 1934. ACCORDINGLY, THE FINANCIAL STATEMENTS OF CITYSCAPE FINANCIAL CORP., AND NOT THE SEPARATE FINANCIAL STATEMENTS OF ITS WHOLLY-OWNED SUBSIDIARY, CITYSCAPE CORP., ARE INCLUDED HEREIN.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Cityscape Financial Corp.:

     We have audited the accompanying consolidated statements of financial condition of Cityscape Financial Corp. and Subsidiary (the "Company") as of December 31, 1996 and 1997 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the 1995 financial statements of City Mortgage Corporation Limited, a wholly-owned subsidiary, which statements reflect total revenues constituting 26 percent of the Company's total revenue for the year ended December 31, 1995. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for City Mortgage Corporation Limited, is based solely on the report of the other auditors.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1996, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 1996 in conformity with generally accepted accounting principles.

     The accompanying 1995, 1996 and 1997 consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered a significant net loss for the year ended December 31, 1997, and has a net capital deficiency as of December 31, 1997. At December 31, 1997, these circumstances raise substantial doubt about the entity's ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 1. The 1997 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     Because of the significance of the uncertainty discussed in the preceding paragraph, we are unable to express, and we do not express, an opinion on the accompanying 1997 financial statements.

                                          KPMG PEAT MARWICK LLP

New York, New York
March 31, 1998

                       CITY MORTGAGE CORPORATION LIMITED

                             REPORT OF THE AUDITORS

To the shareholders of City Mortgage Corporation Limited.

     We have audited the consolidated financial statements of City Mortgage Corporation Limited (the "Company") and its subsidiaries as of and for the period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of City Mortgage Corporation Limited and its subsidiaries as of December 31, 1995 and the results of their operations and their cash flows for the period ended December 31, 1995 in conformity with generally accepted accounting principles.

                                          BDO STOY HAYWARD
                                          Chartered Accountants
                                            and Registered Auditors

London
27 March 1996

                           CITYSCAPE FINANCIAL CORP.

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                         DECEMBER 31,
                                                 -----------------------------      JUNE 30,
                                                     1996            1997             1998
                                                 ------------    -------------    -------------
                                                                                   (UNAUDITED)
ASSETS
  Cash and cash equivalents....................  $    446,285    $   2,594,163    $  35,500,425
  Cash held in escrow..........................    12,762,992       24,207,517       15,964,358
  Securities purchased under agreements to
     resell....................................   154,176,608               --               --
  Available-for-sale securities................    14,618,194               --               --
  Mortgage servicing receivables...............    50,130,313        9,524,535        6,501,873
  Trading securities...........................   103,199,936      126,475,656       84,720,318
  Mortgage loans held for sale, net............    88,127,184       93,290,024      102,360,038
  Mortgages held for investment, net...........     5,206,618        6,530,737        7,656,606
  Equipment and leasehold improvements, net....     4,062,037        6,058,206        5,261,266
  Investment in discontinued operations, net...   212,589,597       84,232,000       25,423,417
  Income taxes receivable......................            --       18,376,574       18,376,574
  Other assets.................................    28,584,620       27,267,770       28,557,908
                                                 ------------    -------------    -------------
          Total assets.........................  $673,904,384    $ 398,557,182    $ 330,322,783
                                                 ============    =============    =============
LIABILITIES
  Warehouse financing facilities...............  $ 72,262,291    $  77,479,007    $  91,145,833
  Securities sold but not yet purchased........   152,862,526               --               --
  Accounts payable and other liabilities.......    27,216,650       63,427,810       64,244,916
  Allowance for losses.........................    10,062,614        4,555,373        6,501,872
  Income taxes payable.........................     9,451,099          300,000        2,706,057
  Standby financing facility...................     7,966,292               --               --
  Notes and loans payable......................   111,520,719      300,000,000      300,000,000
  Convertible subordinated debentures..........   143,730,000      129,620,000      129,620,000
                                                 ------------    -------------    -------------
          Total liabilities....................   535,072,191      575,382,190      594,218,678
                                                 ------------    -------------    -------------
STOCKHOLDERS' EQUITY (DEFICIT)
  Preferred stock, $.01 par value, 10,000,000
     shares authorized; 5,295 shares issued and
     outstanding; Liquidation
     Preference -- Series A Preferred Stock,
     $6,820,800; Series B Preferred Stock,
     $47,046,745 at December 31, 1997, 5,177
     shares issued and outstanding; Liquidation
     Preference -- Series A Preferred Stock,
     $6,716,481; Series B Preferred Stock,
     $57,320,619 at June 30, 1998..............            --               53               52
  Common stock; $.01 par value; 100,000,000
     shares authorized; 29,649,133, 47,648,738
     and 64,948,969 issued at December 31,
     1996, 1997 and June 30, 1998,
     respectively..............................       296,491          476,487          649,489
  Treasury stock, 70,000 shares at December 31,
     1997 and June 30, 1998, at cost...........            --         (175,000)        (175,000)
  Additional paid-in capital...................    57,782,609      175,477,104      175,304,103
  Unrealized gain on available-for-sale
     securities, net of taxes..................     8,328,950               --               --
  Retained earnings (accumulated deficit)......    72,424,143     (352,603,652)    (439,674,539)
                                                 ------------    -------------    -------------
          Total stockholders' equity
            (deficit)..........................   138,832,193     (176,825,008)    (263,895,895)
                                                 ------------    -------------    -------------
  COMMITMENTS AND CONTINGENCIES
          Total liabilities and stockholders'
            equity (deficit)...................  $673,904,384    $ 398,557,182    $ 330,322,783
                                                 ============    =============    =============

          See accompanying notes to consolidated financial statements.

                           CITYSCAPE FINANCIAL CORP.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                    FOR THE SIX MONTHS ENDED
                                         FOR THE YEAR ENDED DECEMBER 31,                    JUNE 30,
                                    ------------------------------------------    ----------------------------
                                       1995           1996           1997             1997            1998
                                    -----------   ------------   -------------    ------------    ------------
                                                                                          (UNAUDITED)
Revenues
  Gain (loss) on sale of loans....  $26,304,663   $ 76,820,290   $  83,365,502    $ 61,756,169    $ (1,302,212)
  Net unrealized loss on valuation
    of residuals..................           --             --    (148,004,447)             --     (18,486,803)
  Interest........................    6,110,258     24,535,115      73,520,473      34,109,177       6,086,405
  Mortgage origination income.....    2,750,801      2,811,534       4,848,613       2,214,270       1,453,326
  Other...........................    1,305,980      3,680,938      20,301,883       2,207,326         499,318
                                    -----------   ------------   -------------    ------------    ------------
         Total revenues...........   36,471,702    107,847,877      34,032,024     100,286,942     (11,749,966)
                                    -----------   ------------   -------------    ------------    ------------
Expenses
  Salaries and employee
    benefits......................   10,861,363     26,287,642      41,088,956      21,505,757      17,306,373
  Interest expense................    4,505,893     17,279,836      70,689,198      35,653,532      28,153,877
  Selling expenses................    1,737,246      2,337,544       4,136,812       1,495,462       1,992,551
  Other operating expenses........    4,836,741     18,210,714      42,085,275      14,282,162      24,334,301
  Provision for loan losses.......           --        532,396      12,614,269              --              --
  Restructuring charge............           --             --              --              --       3,233,760
                                    -----------   ------------   -------------    ------------    ------------
         Total expenses...........   21,941,243     64,648,132     170,614,510      72,936,913      75,020,862
                                    -----------   ------------   -------------    ------------    ------------
Earnings (loss) from continuing
  operations before income taxes
  and extraordinary item..........   14,530,459     43,199,745    (136,582,486)     27,350,029     (86,770,828)
Income tax provision (benefit)....    6,410,078     19,324,460     (18,076,574)     12,389,668         300,059
                                    -----------   ------------   -------------    ------------    ------------
Earnings (loss) from continuing
  operations before extraordinary
  item............................    8,120,381     23,875,285    (118,505,912)     14,960,361     (87,070,887)
Discontinued operations:
  Earnings (loss) from
    discontinued operations, net
    of income tax provision
    (benefit) of $2,105,155,
    $15,102,974, ($37,188,000) and
    $4,247,505 and net of
    extraordinary item of
    $425,000......................    3,750,227     26,805,597    (245,906,000)      5,845,907              --
  Loss on disposal of discontinued
    operations....................           --             --     (49,939,996)             --              --
                                    -----------   ------------   -------------    ------------    ------------
  Earnings (loss) before
    extraordinary item............   11,870,608     50,680,882    (414,351,908)     20,806,268     (87,070,887)
Extraordinary item:
  Loss from extinguishment of
    debt, net of taxes............     (295,943)            --              --              --              --
                                    -----------   ------------   -------------    ------------    ------------
  Net earnings (loss).............   11,574,665     50,680,882    (414,351,908)     20,806,268     (87,070,887)
  Preferred stock dividends paid
    in common stock...............           --             --         904,531              --              --
  Preferred stock -- increase in
    liquidation preference........           --             --         917,530       1,066,874       3,661,079
  Preferred stock -- beneficial
    discount......................           --             --       2,725,000              --              --
  Preferred stock -- default
    payments......................           --             --              --              --       7,822,216
                                    -----------   ------------   -------------    ------------    ------------
  Net earnings (loss) applicable
    to common stock...............  $11,574,665   $ 50,680,882   $(418,898,969)   $ 19,739,394    $(98,554,182)
                                    ===========   ============   =============    ============    ============

                                                                                    FOR THE SIX MONTHS ENDED
                                         FOR THE YEAR ENDED DECEMBER 31,                    JUNE 30,
                                    ------------------------------------------    ----------------------------
                                       1995           1996           1997             1997            1998
                                    -----------   ------------   -------------    ------------    ------------
                                                                                          (UNAUDITED)
Earnings (loss) per common
  share(1):
  Earnings (loss) from continuing
    operations before
    extraordinary item............  $      0.38   $       0.81   $       (3.70)   $       0.46    $      (1.88)
  Earnings (loss) from
    discontinued operations.......         0.18           0.91           (7.40)           0.19              --
  Loss on disposal of discontinued
    operations....................           --             --           (1.50)             --              --
  Extraordinary item..............        (0.02)            --              --              --              --
                                    -----------   ------------   -------------    ------------    ------------
  Net earnings (loss).............  $      0.54   $       1.72   $      (12.60)   $       0.65    $      (1.88)
                                    ===========   ============   =============    ============    ============
  Diluted(2)
    Earnings (loss) from
      continuing operations before
      extraordinary item..........  $      0.34   $       0.78   $       (3.70)   $       0.44    $      (1.88)
    Earnings (loss) from
      discontinued operations.....         0.16           0.88           (7.40)           0.19              --
    Loss on disposal of
      discontinued operations.....           --             --           (1.50)             --              --
    Extraordinary item............        (0.01)            --              --              --              --
                                    -----------   ------------   -------------    ------------    ------------
  Net earnings (loss).............  $      0.49   $       1.66   $      (12.60)   $       0.63    $      (1.88)
                                    ===========   ============   =============    ============    ============
  Weighted average number of
    common shares outstanding(1):
  Basic...........................   21,243,536     29,404,557      33,244,212      30,224,293      52,341,068
                                    ===========   ============   =============    ============    ============
  Diluted.........................   23,838,617     30,537,991      33,244,212(2)   31,258,535(3)   52,341,068(2)
                                    ===========   ============   =============    ============    ============

---------------
(1) EPS figures for the effected periods reflect the 100% stock dividends paid in September 1995 and July 1996.

(2) For the year ended December 31, 1997 and the six months ended June 30, 1998, the incremental shares from assumed conversions are not included in computing the diluted per share amounts because their effect would be antidilutive since an increase in the number of shares would reduce the amount of loss per share. Therefore, basic and diluted EPS figures are the same amount.

(3) For the six months ended June 30, 1997, Convertible Debentures and convertible preferred stock are antidilutive and are not included in the computation of diluted EPS. Earnings from continuing operations is used as the "control number" in determining whether these potential common shares are dilutive or antidilutive.

          See accompanying notes to consolidated financial statements.

                           CITYSCAPE FINANCIAL CORP.

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                 PREFERRED SHARES      COMMON SHARES(1)                                     RETAINED
                                ------------------   ---------------------    ADDITIONAL                    EARNINGS
                                 NUMBER                NUMBER                  PAID-IN      UNREALIZED     ACCUMULATED    TREASURY
                                OF SHARES   AMOUNT   OF SHARES     AMOUNT     CAPITAL(1)       GAIN         (DEFICIT)       STOCK
                                ---------   ------   ----------   --------   ------------   -----------   -------------   ---------
Balance at December 31,
  1994........................       --      $ --    20,214,980   $202,149   $  2,571,130   $        --   $     403,459   $      --
  Issuance of common stock....       --        --     5,085,752     50,858     20,680,513            --              --          --
  UK Acquisition..............       --        --     3,600,000     36,000     21,586,500            --              --          --
  Foreign currency translation
    adjustment, net of
    taxes.....................       --        --            --         --             --            --          (6,219)         --
  Net earnings................       --        --            --         --             --            --      11,574,665          --
                                 ------      ----    ----------   --------   ------------   -----------   -------------   ---------
Balance at December 31,
  1995........................       --        --    28,900,732    289,007     44,838,143            --      11,971,905          --
  Unrealized gain on
    available-for-sale
    securities, net of
    taxes.....................       --        --            --         --             --     8,328,950              --          --
  Issuance of common stock....       --        --       101,039      1,010        672,246            --              --          --
  J & J Acquisition...........       --        --       548,000      5,480      9,789,164            --              --          --
  Greyfriars Acquisition......       --        --        99,362        994      2,483,056            --              --          --
  Foreign currency translation
    adjustment, net of
    taxes.....................       --        --            --         --             --            --       9,771,356          --
  Net earnings................       --        --            --         --             --            --      50,680,882          --
                                 ------      ----    ----------   --------   ------------   -----------   -------------   ---------
Balance at December 31,
  1996........................       --        --    29,649,133    296,491     57,782,609     8,328,950      72,424,143          --
  Issuance of common stock....       --        --       204,288      2,043        829,864            --              --          --
  Induced conversion of
    convertible subordinated
    debentures................       --        --       876,040      8,760     18,170,749            --              --          --
  Issuance of preferred
    stock.....................   10,000       100            --         --     97,958,497            --              --          --
  Conversion of preferred
    stock.....................   (4,705)      (47)   16,851,414    168,514       (168,467)           --              --          --
  Preferred stock dividends
    paid in common stock......       --        --        67,863        679        903,852            --        (904,531)         --
  Changes in unrealized gain
    on available-for-sale
    securities, net of
    taxes.....................       --        --            --         --             --    (8,328,950)             --          --
  Purchase of treasury
    stock.....................       --        --       (70,000)        --             --            --              --    (175,000)
  Foreign currency translation
    adjustment, net of
    taxes.....................       --        --            --         --             --            --      (9,771,356)         --
  Net loss....................       --        --            --         --             --            --    (414,351,908)         --
                                 ------      ----    ----------   --------   ------------   -----------   -------------   ---------
Balance at December 31,
  1997........................    5,295        53    47,578,738    476,487    175,477,104            --    (352,603,652)   (175,000)
  Conversion of preferred
    stock.....................     (118)       (1)   17,300,231    173,002       (173,001)           --              --          --
  Net loss....................       --        --            --         --             --            --     (87,070,887)         --
                                 ------      ----    ----------   --------   ------------   -----------   -------------   ---------
Balance at June 30, 1998
  (unaudited).................    5,177      $ 52    64,878,969   $649,489   $175,304,103   $        --   $(439,674,539)  $(175,000)
                                 ======      ====    ==========   ========   ============   ===========   =============   =========


                                    TOTAL
                                -------------
Balance at December 31,
  1994........................  $   3,176,738
  Issuance of common stock....     20,731,371
  UK Acquisition..............     21,622,500
  Foreign currency translation
    adjustment, net of
    taxes.....................         (6,219)
  Net earnings................     11,574,665
                                -------------
Balance at December 31,
  1995........................     57,099,055
  Unrealized gain on
    available-for-sale
    securities, net of
    taxes.....................      8,328,950
  Issuance of common stock....        673,256
  J & J Acquisition...........      9,794,644
  Greyfriars Acquisition......      2,484,050
  Foreign currency translation
    adjustment, net of
    taxes.....................      9,771,356
  Net earnings................     50,680,882
                                -------------
Balance at December 31,
  1996........................    138,832,193
  Issuance of common stock....        831,907
  Induced conversion of
    convertible subordinated
    debentures................     18,179,509
  Issuance of preferred
    stock.....................     97,958,597
  Conversion of preferred
    stock.....................             --
  Preferred stock dividends
    paid in common stock......             --
  Changes in unrealized gain
    on available-for-sale
    securities, net of
    taxes.....................     (8,328,950)
  Purchase of treasury
    stock.....................       (175,000)
  Foreign currency translation
    adjustment, net of
    taxes.....................     (9,771,356)
  Net loss....................   (414,351,908)
                                -------------
Balance at December 31,
  1997........................   (176,825,008)
  Conversion of preferred
    stock.....................             --
  Net loss....................    (87,070,887)
                                -------------
Balance at June 30, 1998
  (unaudited).................  $(263,895,895)
                                =============

---------------
(1) All amounts have been restated to reflect the 100% stock dividends paid in September 1995 and July 1996.

          See accompanying notes to consolidated financial statements.

                           CITYSCAPE FINANCIAL CORP.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                        FOR THE SIX MONTHS
                                        FOR THE YEAR ENDED DECEMBER 31,                   ENDED JUNE 30,
                               -------------------------------------------------   -----------------------------
                                   1995             1996              1997             1997            1998
                               -------------   ---------------   ---------------   -------------   -------------
                                                                                            (UNAUDITED)
Cash flows from operating
  activities:
  Earnings (loss) from
    continuing operations....  $   8,120,381   $    23,875,285   $  (118,505,912)  $  14,960,361   $ (87,070,887)
  Adjustments to reconcile
    net earnings from
    continuing operations to
    net cash used in
    continuing operations
    Depreciation and
      amortization...........        176,738         3,110,200         2,846,394         650,121       1,365,012
    Income taxes payable.....     (2,904,746)        5,251,091       (27,527,673)      7,082,512       2,406,057
    Due from broker for
      securities
      transactions...........             --                --                --    (107,809,096)             --
    Earnings from partnership
      interest...............       (481,789)         (753,663)               --              --              --
    Unrealized gain on
      securities.............             --          (429,688)               --              --              --
    (Increase) decrease in
      mortgage servicing
      receivables............     (5,195,625)      (42,432,634)       40,605,778      11,600,812       4,969,162
    (Increase) decrease in
      trading securities.....    (15,571,455)      (87,628,481)      (23,275,720)   (105,865,201)     41,755,338
    Provision for losses.....             --         7,931,660        12,614,269              --              --
    Net (sales) purchases of
      securities under
      agreement to resell....             --      (153,796,920)      154,176,608     154,176,608              --
    Proceeds from (repayment
      of) securities sold but
      not yet purchased......             --       152,862,526      (152,862,526)    (47,555,851)             --
    Proceeds from sale of
      mortgages..............    358,997,000     1,270,897,455     1,637,387,344     829,851,541     298,107,000
    Mortgage origination
      funds disbursed........   (417,864,000)   (1,289,354,776)   (1,655,191,573)   (838,082,300)   (315,435,183)
    Other, net...............      4,400,528         4,590,793         5,061,521      17,153,513      11,905,045
                               -------------   ---------------   ---------------   -------------   -------------
Net cash used in continuing
  operating activities.......    (70,322,968)     (105,877,152)     (124,671,490)    (63,836,980)    (41,998,456)
                               -------------   ---------------   ---------------   -------------   -------------
Net cash used in discontinued
  operating activities.......       (262,654)     (149,317,683)     (177,259,754)    (86,542,305)             --
                               -------------   ---------------   ---------------   -------------   -------------
Net cash used in operating
  activities.................    (70,585,622)     (255,194,835)     (301,931,244)   (150,379,285)    (41,998,456)
                               -------------   ---------------   ---------------   -------------   -------------
Cash flows from investing
  activities:
  Sale from discounted
    operations, net..........             --                --                --              --      58,808,583
  Proceeds from equipment
    sale & lease-back
    financing................             --                --         1,776,283       1,516,983              --
  Purchases of equipment.....       (705,515)       (4,578,368)       (5,134,122)     (3,568,854)       (568,073)
  Proceeds from sale of
    mortgages held for
    investment...............             --                --        15,248,227              --       2,997,382

                                                                                        FOR THE SIX MONTHS
                                        FOR THE YEAR ENDED DECEMBER 31,                   ENDED JUNE 30,
                               -------------------------------------------------   -----------------------------
                                   1995             1996              1997             1997            1998
                               -------------   ---------------   ---------------   -------------   -------------
                                                                                            (UNAUDITED)
  Proceeds from sale of
    available-for-sale
    securities...............             --                --        18,288,999         838,622              --
  Net distributions from
    partnership..............        428,474         1,099,488                --              --              --
                               -------------   ---------------   ---------------   -------------   -------------
  Net cash (used in) provided
    by investing
    activities...............       (277,041)       (3,478,880)       30,179,387      (1,213,249)     61,237,892
                               -------------   ---------------   ---------------   -------------   -------------
Cash flows from financing
  activities:
  Increase (decrease) in
    warehouse facility.......     54,810,450            91,745         5,216,716     (20,752,569)     13,666,826
  Increase (decrease) in
    standby financing
    facility.................             --         7,194,931        (7,966,292)     (7,966,292)             --
  Proceeds from notes and
    loan payable.............             --       144,520,719        49,000,000      49,000,000              --
  Repayment of notes and
    loans payable............             --       (33,000,000)     (161,405,843)   (161,405,843)             --
  Proceeds from issuance of
    preferred stock..........             --                --        98,249,950      49,249,950              --
  Proceeds from issuance of
    convertible subordinated
    debentures...............             --       136,060,800                --              --              --
  Redemption of subordinated
    debentures...............     (2,000,000)               --                --              --              --
  Net proceeds from issuance
    of common stock..........     20,731,371           653,256           221,296         221,280              --
  Purchase of treasury
    stock....................             --                --          (175,000)             --              --
  Net proceeds from issuance
    of senior notes..........             --                --       290,758,908     290,758,908              --
                               -------------   ---------------   ---------------   -------------   -------------
Net cash provided by
  financing activities.......     73,541,821       255,521,451       273,899,735     199,105,434      13,666,826
                               -------------   ---------------   ---------------   -------------   -------------
Net increase (decrease) in
  cash and cash
  equivalents................      2,679,158        (3,152,264)        2,147,878      47,512,900      32,906,262
  Cash and cash equivalents
    at beginning of the
    period...................        919,291         3,598,549           446,285         446,285       2,594,163
                               -------------   ---------------   ---------------   -------------   -------------
  Cash and cash equivalents
    at end of the period.....  $   3,598,449   $       446,285   $     2,594,163   $  47,959,185   $  35,500,425
                               =============   ===============   ===============   =============   =============
Supplemental disclosure of
  cash flow information:
  Income taxes paid during
    the period:
    Continuing operations....  $   9,049,002   $    14,699,560   $     5,904,507   $   4,783,796   $       1,200
    Discontinued
      operations.............             --         5,012,017           767,335              --              --
  Interest paid during the
    period:
    Continuing operations....  $   6,601,382   $    11,625,526   $    57,194,601   $  23,208,810   $   3,566,045
    Discontinued
      operations.............        104,293         1,231,438           867,394         441,000              --

          See accompanying notes to consolidated financial statements.

                           CITYSCAPE FINANCIAL CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (INFORMATION AS OF AND FOR THE QUARTERS ENDED
                     JUNE 30, 1997 AND 1998 IS UNAUDITED.)

1.  ORGANIZATION AND RECENT EVENTS

  ORGANIZATION

     Cityscape Financial Corp. ("Cityscape" or the "Company") is a consumer finance company that, through its wholly-owned subsidiary, Cityscape Corp. ("CSC"), engages in the business of originating, purchasing, selling and servicing mortgage loans secured primarily by one- to four-family residences. The majority of the Company's loans are made to owners of single family residences who use the loan proceeds for such purposes as debt consolidation, financing of home improvements and educational expenditures, among others. In the US, the Company is licensed or registered to do business in 46 states and the District of Columbia. The Company commenced operations in the United Kingdom in May 1995 with the formation of City Mortgage Corporation Limited ("CSC-UK"), an English corporation that originates, sells and services loans in England, Scotland and Wales in which the Company initially held a 50% interest and subsequently purchased the remaining 50% (see Note 3). CSC-UK had no operations and no predecessor operations prior to May 1995. In March 1998, the Company's Board of Directors adopted a plan to sell the operations of CSC-UK (See Note 3).

     The Company's consolidated financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and the liquidation of liabilities and commitments in the normal course of business. The Company's operations for 1997 have consumed substantial amounts of cash and have generated significant net losses which have reduced stockholders' equity to a deficit of $176.8 million at December 31, 1997. The Company is unable to access the capital markets, which negatively affects profitability, as well as liquidity. The profitability of the Company has been and will be affected due to an inability to sell its loan production through securitizations. Furthermore, many of the loan products previously offered by the Company have been discontinued and the Company anticipates that its revenues will be substantially lower in 1998 then in 1997. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management believes that the Company's future success is dependent upon its ability to (i) complete a sale of its UK assets, (ii) streamline its US operations, (iii) successfully sell loans in the whole loan sales market, (iv) restructure its balance sheet, (v) access warehouse lines of credit and (vi) retain an adequate number and mix of its employees. The Company has begun reducing costs (see Note 29) and has expanded its secondary marketing and sales efforts to pursue whole loan sales opportunities. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     The Company adopted a plan in March 1998 to sell the assets of CSC-UK (the "CSC-UK Sale"). See Note 3 below. As a result, the Company has restated its prior financial statements to present the operating results of CSC-UK as a discontinued operation. On March 31, 1998, the Company announced that it had entered into definitive agreements with Ocwen Financial Corporation ("Ocwen") for the sale of substantially all of the business and assets, and certain liabilities of the UK operations of CSC-UK. The acquisition includes the purchase of CSC-UK's whole loan portfolio, securitized loan residuals and loan origination and servicing businesses for a price of approximately L285 million, subject to adjustment as of closing based on an agreed upon formula (currently estimated to result in an upward or downward adjustment of approximately L5 million). Closing, which is anticipated to occur in April 1998, is subject to satisfaction of a number of conditions, including obtaining rating agency consents and various substitutions in connection with the transfer of the securitized residual and related servicing rights (which will require the consents of the trustees of several securitizations). As a result, there can be no assurance that the transaction will be consummated.

     As a result of the Company's adoption of a plan to institute the UK Sale, the Company's net interest in its UK discontinued operations represents expected proceeds of $102.2 million, net of accrued losses of $18.0

                           CITYSCAPE FINANCIAL CORP.

million. Expected costs related to the disposal of UK discontinued operations of $16.4 million is included in accounts payable and other liabilities at December 31, 1997.

  RECENT EVENTS

     UK Recent Events. As a result of discussions and correspondence, which began in March of 1997, between the Company and the United Kingdom's Office of Fair Trading (the "OFT") regarding the OFT's revised Non-Status Lending Guidelines for Lenders and Brokers received by the Company in December 1997 (the "Revised Non-Status Guidelines"), the Company has agreed to take action with respect to the use of certain contract terms in the Company's existing UK loan agreements. The Company has agreed to eliminate the use of the Rule of 78s method for calculating prepayment fees on unregulated loans and revise the standard/concessionary rate structure, and has provided assurances to the OFT regarding the Company's future use of such revised terms.

     With respect to the use of the Rule of 78s method on existing unregulated loans, the Company agreed that it would not use such formula to calculate prepayments. Instead, the Company will collect prepayment fees by reference to a sliding scale whereby six months' interest will be charged for prepayments occurring during the first three years of a loan, reducing to one month's interest in the eighth year of a loan. There will be no prepayment fee levied after the eighth year of a loan. Such prepayment fees will be based on the concessionary rate of interest.

     With respect to the standard/concessionary rate structure on existing loans, the Company agreed that it would lower the differential between the standard rate of interest and the concessionary rate of interest to not more than 2.5%. For example, on a loan where the standard/concessionary rates had been 18.0% and 9.9%, respectively, the loan agreement will now provide for the standard/concessionary rates to be 12.4% and 9.9%, respectively.

     As a result of these revisions to the terms of the applicable UK loans, during the fourth quarter of 1997 the Company recognized an impairment in the value of its mortgage servicing receivables in the UK of $106.2 million and has written-off unamortized goodwill of $52.7 million recorded in connection with its UK acquisitions.

     US Recent Events. In order to enhance the Company's liquidity position, in January 1998 the Company sold interest-only and residual certificates and associated mortgage servicing receivables relating to certain of the Company's home equity loan products with a book value of $38.4 million for net proceeds of $26.5 million. As a result of the expected net realizable values implied by such sale, the Company recognized an impairment of the value of its interest-only and residual certificates and mortgage servicing receivables relating to the Company's home equity loan products of $112.1 million during the second half of 1997. Additionally, due to the continual review of the assumptions underlying the valuation of its interest-only and residual certificates relating to the Company's Sav*-A-Loan(R) product, including the loss expectations and discount rate of such certificates, the Company recognized an impairment of $35.9 million of such certificates during 1997.

     Additionally, the Company has redirected its efforts to actively pursue the sale of its loans through whole loan sales rather than through securitizations. Whole loan sales are immediately cash flow positive because, when the Company sells loans through whole loan sales, it receives a cash premium at the time of sale.

2.  UNAUDITED INFORMATION

     The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-Q and do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments consisting of normal recurring accruals, considered necessary for a fair presentation of the results for the interim period have been included.

                           CITYSCAPE FINANCIAL CORP.

Operating results for the six months ended June 30, 1998 are not necessarily indicative of the results that may be expected for the year ended December 31, 1998.

3.  DISCONTINUED OPERATIONS

     In May 1995, the Company and three principals of a privately held UK-based mortgage banker formed CSC-UK. CSC-UK operates in the United Kingdom (excluding Northern Ireland, the "UK"), and lends to individuals who are unable to obtain mortgage financing from conventional mortgage sources such as banks and building societies ("Conventional UK Lenders") because of impaired or unsubstantiated credit histories and/or unverifiable income. On September 29, 1995, the Company entered into an agreement with the three other shareholders of CSC-UK to acquire their 50% interest in CSC-UK not then owned by the Company through the issuance of 3,600,000 shares of the Company's Common Stock valued at $21.6 million (the "UK Acquisition"). The UK Acquisition was completed as of September 30, 1995. The UK Acquisition resulted in the recognition of $19.7 million of goodwill.

     In April 1996, CSC-UK acquired all the outstanding capital stock of J&J Securities Limited, a London-based mortgage banker ("J&J"), in exchange for L15.3 million ($23.3 million based on the Noon Buying Rate on the date of such acquisition) in cash and 548,000 shares of Common Stock valued at $9.8 million based upon the closing price of the Common Stock on the date of such acquisition less a discount for restrictions on the resale of such stock and incurred closing costs of $788,000 (the "J&J Acquisition"), resulting in the recognition of $5.2 million of goodwill. J&J provides primarily second lien mortgage loans to UK borrowers who, similar to the Company's UK borrowers, are unable or unwilling to obtain mortgage financing from Conventional UK Lenders.

     In June 1996, CSC-UK acquired all of the outstanding capital stock of Greyfriars Group Limited, a mortgage banker based in Reading, England (formerly known as Heritable Finance Limited and referred to herein as "Greyfriars"), in exchange for L41.8 million ($64.1 million based on the Noon Buying Rate on the date of such acquisition) in cash and 99,362 shares of Common Stock valued at $2.5 million based upon the closing price of the Common Stock on the date of such acquisition and incurred closing costs of $2.3 million (the "Greyfriars Acquisition"), resulting in the recognition of $25.4 million of goodwill. Greyfriars provides mortgage loans to borrowers that generally have higher quality credit profiles than the Company's typical UK borrowers.

     In May 1997, CSC-UK acquired the assets of Midland & General PLC, a London-based mortgage broker ("M&G"), in exchange for L6.5 million ($10.6 million based on the Noon Buying Rate on the date of such acquisition) (the "M&G Acquisition"). Pursuant to the M&G Acquisition, the Company acquired assets with a fair value of approximately $764,000, consisting primarily of property, plant and equipment. The M&G Acquisition resulted in the recognition of $10.2 million of goodwill. In connection with the M&G Acquisition, the Company entered into a five-year non-compete agreement with the former principals of M&G for L3.0 million ($4.9 million), which was being amortized using the straight-line method over a life of five years.

     As a result of the issuance of the OFT guidelines (see Note 1), the Company determined that the earnings of CSC-UK would be significantly reduced thereby impairing the recoverability of the remaining $52.7 million in recorded goodwill which, accordingly, was written off at December 31, 1997.

     As a result of these revisions to the terms of the applicable UK loans, during the fourth quarter of 1997 the Company also recognized an impairment in the value of its mortgage servicing receivables in the UK of $106.2 million.

     In March 1998, the Company's Board of Directors adopted a plan to sell the operations of CSC-UK. It is management's intention to complete this transaction by April 30, 1998 and accordingly has included the loss on disposal and operating losses from January 1, 1998 to April 30, 1998 in its estimated loss on disposal of

                           CITYSCAPE FINANCIAL CORP.

discontinued operations in 1997. The operating results of CSC-UK have been segregated from continuing operations and reported as a separate line item on the Consolidated Statements of Operations. In addition, net assets of CSC-UK have been reclassified on the Consolidated Statements of Financial Condition as investment in discontinued operations.

     The Company has restated its prior financial statements to present the operating results of CSC-UK as a discontinued operation.

     Summarized financial information for the discontinued operations is as follows:

                                               1995           1996            1997
                                            -----------    -----------    -------------
Summarized Statements of Operations:
  Revenues
     Gain on sale of loans................  $11,893,458    $79,432,000    $  27,797,000
     Net unrealized loss on valuation of
       mortgage servicing receivables.....           --             --     (106,153,000)
     Interest income......................      595,417     12,333,000       18,811,000
     Other income.........................      550,061      7,167,000       21,444,000
                                            -----------    -----------    -------------
                                             13,038,936     98,932,000      (38,101,000)
  Expenses
     Interest expense.....................           --      7,564,334       26,599,000
     Write-off and amortization of
       goodwill...........................      493,794      3,775,176       58,185,000
     Write-off and amortization of prepaid
       commitment fees....................           --      1,800,000       35,245,000
     Other operating expenses.............    6,689,760     43,883,919      125,389,000
                                            -----------    -----------    -------------
     (Loss) earnings before income taxes
       and extraordinary item.............    5,855,382     41,908,571     (283,519,000)
     Extraordinary item, gain on
       extinguishment of debt, net of
       taxes..............................           --             --          425,000
                                            -----------    -----------    -------------
     (Loss) earnings before income
       taxes..............................    5,855,382     41,908,571     (283,094,000)
     Income tax (benefit) provision.......    2,105,155     15,102,974      (37,188,000)
                                            -----------    -----------    -------------
  (Loss) earnings from discontinued
     operations...........................  $ 3,750,227    $26,805,597    $(245,906,000)
                                            ===========    ===========    =============

                                                                  1996
                                                              -------------
Investment in discontinued operations:
  Mortgage servicing receivables, net of reserves...........  $ 169,112,000
  Credit enhancement deposits...............................     35,082,000
  Prepaid commitment fee....................................     35,917,000
  Goodwill..................................................     47,466,835
  Other assets..............................................     37,656,737
  Liabilities...............................................   (112,644,975)
                                                              -------------
Investment in discontinued operations.......................  $ 212,589,597
                                                              =============

     On March 31, 1998, the Company entered into an agreement with Ocwen pursuant to which it will sell substantially all of the assets of CSC-UK, including the shares of certain of CSC-UK's subsidiaries, to Ocwen. Accordingly, the Company's net interest in discontinued operations represents expected proceeds of

                           CITYSCAPE FINANCIAL CORP.

$102.2 million, net of accrued losses of $18.0 million. Expected costs related to the disposal of discontinued operations of $16.4 million is included in accounts payable and other liabilities at December 31, 1997.

     UK Financing Facilities. In March 1996, CSC-UK entered into a mortgage loan purchase agreement with Greenwich Capital Markets, Inc. (referred to herein, including any affiliates, as "Greenwich") effective as of January 1, 1996 (the "UK Greenwich Facility"). Pursuant to the UK Greenwich Facility and with certain exceptions, CSC-UK sold all of the loans it originated to Greenwich which was obligated to buy such loans. CSC-UK and/or Greenwich will subsequently resell these loans through whole loan sales or securitizations. This agreement was terminated in February 1998. CSC-UK paid a fee to Greenwich in connection with the UK Greenwich Facility in the aggregate amount of $38.0 million evidenced by two notes bearing interest at a rate of 6.2%, $13.0 million of which was paid in December 1996 and $25.0 million which was due in December 1997, but was paid in May 1997. This fee was being amortized over the life of the agreement. Due to the early extinguishment of debt, an extraordinary gain of $425,000, net of taxes, was recognized in the second quarter of 1997.

     During the first quarter of 1998, Greenwich indicated to the Company that the Company could not access the UK Greenwich Facility pursuant to its terms, and no assurance could be given that the Company would be able to access it at any time in the future. Additionally in February 1998, the Company entered into a L35.0 million UK Warehouse Facility with Greenwich to fund the Company's UK originations. Due to the Company's inability to access the UK Greenwich Facility in the future, the Company has determined that the asset is impaired and wrote off the unamortized portion of the prepaid commitment fee to Greenwich resulting in a charge of $32.4 million during the fourth quarter of 1997.

4.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements of the Company include the accounts of CSC and its wholly-owned subsidiaries. The consolidated statements of operations include the accounts of CSC-UK with a corresponding minority interest for the earnings from May 2, 1995 to September 29, 1995, representing the 50% interest not held by the Company during this period. The Company has restated its prior financial statements to present the operating results of CSC-UK as a discontinued operation as discussed in Note 3. All significant intercompany balances and transactions have been eliminated in consolidation.

  REVENUE RECOGNITION

     On January 1, 1997, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." SFAS No. 125 requires prospective implementation only; however, certain reclassifications have been made to prior year's financial statements to conform to the current year's presentation.

     Gains and losses on sale of mortgage loans are recognized when mortgage loans are sold to investors. The Company primarily sells loans on a non-recourse basis, at a price above the face value of the loan. Gain on the sale of loans is recorded on the settlement date. Included in gain on sale of loans is the present value of the differential between the interest rate payable by an obligor on a loan over the interest rate passed through to the purchaser acquiring an interest in such loan, less applicable recurring fees including the costs of credit enhancements and trustee fees and, in the case of CSC-UK loans sold prior to January 1, 1996, a third party investment bank's significant participation in the cash flows associated with such loans. In the case of a UK securitization, or a sale into a loan purchase facility, the Company records a mortgage servicing receivable.

     In connection with the Company's pre-funding commitments in its securitization transactions, investors deposit in cash a pre-funded amount into the related trust to purchase loans the Company commits to sell on a

                           CITYSCAPE FINANCIAL CORP.

forward basis. This pre-funded amount is invested pending subsequent transfers of loans to the trusts in short term obligations which pay a lower interest rate than the interest the trust is obligated to pay the certificate investors on the outstanding balance of the pre-funded amount. The Company is required to deposit at the closing of the related transaction an amount sufficient to make up the difference between these rates. The amount of the deposit which is not recovered by the Company is recorded as an expense of the transaction and a reduction of the gain recognized.

     Included in the gain on sale of loans is gain on US securitizations representing the fair value of the interest-only and residual certificates received by the Company which are reflected as trading securities. Gains on sales from securitization represents the difference between the proceeds received from the trust plus the fair value of the interest-only and residual certificates less the carrying value of the loans sold. Fair value of these certificates is determined based on various economic factors, including loan types, sizes, interest rates, dates of origination, terms and geographic locations. The Company also uses other available information such as reports on prepayment rates, collateral value, economic forecasts and historical default and prepayment rates of the portfolio under review.

     Interest income includes income from mortgage loans held for sale and mortgage loans held for investment, in each case, calculated using the interest method and recognized on an accrual basis.

     Servicing income includes servicing fees, prepayment penalties and late payment charges earned for servicing mortgage loans owned by investors. All fees and charges are recognized into income when collected.

  VALUATION OF RESIDUALS

     In initially valuing its trading securities and mortgage servicing receivables, the Company establishes an allowance for expected losses and calculates that allowance on the basis of historical experience and management's best estimate of future credit losses likely to be incurred. In the case where the securitization of loans results in the retention by the Company of interest-only and/or residual certificates, such allowance is embodied in the fair value of such certificates. In the case where the sale of loans into a loan purchase facility results in the retention of mortgage servicing rights, such allowance is reported in the liability section of the statement of financial condition. The amount of this provision is reviewed quarterly and adjustments are made if actual experience or other factors indicate management's estimate of losses should be revised. While the Company retains a substantial amount of risk of default on the loan portfolios that it sells, such risk has been substantially reduced through the sales of loans through securitization.

     Through the Company's loan sales through securitizations and loan purchase facilities, the Company has provided investors with a variety of additional forms of credit enhancements. In a securitization, the Company purchases credit enhancements to the senior interest in the related securitization trusts in the form of insurance policies provided by insurance companies. The pooling and servicing agreements that govern the distribution of cash flows from the loans included in the securitization trusts require either (i) the establishment of a reserve that may be funded with an initial cash deposit by the Company or (ii) the over-collateralization of the securitization trust intended to result in receipts and collections on the loans that exceed the amounts required to be distributed to holders of senior interests. To the extent that borrowers default on the payment of principal or interest on the loans, losses will be paid out of the reserve account or will reduce the over-collateralization to the extent that funds are available and will result in a reduction in the value of the interest-only and residual certificates held by the Company.

     Although the Company believes it has made reasonable estimates of the fair value of the interest-only and residual certificates and mortgage servicing receivables likely to be realized, the rate of prepayment and the amount of defaults utilized by the Company are estimates and actual experience may vary from its estimates. The fair value of the interest-only and residual certificates and mortgage servicing receivables recorded by the Company upon the sale of loans through securitizations will have been overstated if

                           CITYSCAPE FINANCIAL CORP.

prepayments or losses are greater than anticipated. Higher than anticipated rates of loan prepayments or losses would require the Company to write down the fair value of the interest-only and residual certificates, adversely impacting earnings. Similarly, if delinquencies, liquidations or interest rates were to be greater than was initially assumed, the fair value of the interest-only and residual certificates would be negatively impacted which would have an adverse effect on income for the period in which such events occurred. The Company reviews these factors and, if necessary, adjusts the remaining asset to the fair value of the interest-only and residual certificates, pursuant to SFAS No. 115. Should the estimated average loan life assumed for this purpose be shorter than the actual life, the amount of cash actually received over the lives of the loans would exceed the gain previously recognized at the time the loans were sold through securitizations and would result in additional income. In the second half of 1997, the Company has valued its interest-only and residual certificates on its US Home Equity securitizations based upon the expected net realizable value upon a liquidation sale. This change in valuation policy is a result of the Company's initiative to enhance liquidity by potential sale of such securities.

  CASH AND CASH EQUIVALENTS

     Cash and cash equivalents consist of cash on hand and money market funds. Such funds are deemed to be cash equivalents for purposes of the statements of cash flows.

  INTEREST RATE RISK MANAGEMENT

     From time to time, to manage interest rate risk on loan originations, the Company sells short United States Treasury securities which approximately match the duration of the mortgage loans held for sale and invests the proceeds in securities purchased under agreements to resell.

     Securities sold but not yet purchased are recorded at trade date and are initially carried at their sale amount. At the financial statement date, the securities are marked to market and any resultant gain or loss is recognized in income. Interest expense on the securities sold but not yet purchased is recorded as incurred.

     Securities purchased under agreements to resell are recorded at trade date and are carried at the amounts at which the securities will be resold, plus accrued interest income.

  AVAILABLE-FOR-SALE SECURITIES

     Available-for-sale securities are reported on the Consolidated Statements of Financial Condition at fair market value with any corresponding change in value reported as an unrealized gain or loss (if assessed to be temporary) as an element of stockholders' equity after giving effect for taxes.

  MORTGAGE SERVICING RIGHTS

     Effective October 1, 1995, the Company adopted SFAS No. 122, "Accounting for Mortgage Servicing Rights." The Statement amends SFAS No. 65 to require that a mortgage banking enterprise recognize as separate assets the rights to service mortgage loans for others, however those servicing rights are acquired. The Statement, as amended by SFAS No. 125, requires the assessment of capitalized mortgage servicing rights for impairment to be based on the current fair value of those rights. Mortgage servicing rights are amortized in proportion to and over the period of the estimated net servicing income.

  MORTGAGE LOANS HELD FOR SALE, NET

     Mortgage loans held for sale, net, are reported at the lower of cost or market value, determined on an aggregate basis. Market value is determined by current investor yield requirements in accordance with SFAS No. 65 "Accounting for Certain Mortgage Banking Activities."

                           CITYSCAPE FINANCIAL CORP.

  MORTGAGE LOANS HELD FOR INVESTMENT, NET

     In May 1993, the Financial Accounting Standards Board ("FASB") issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan." SFAS No. 114 requires lenders to measure the impairment based on the present value of expected future cash flows discounted at the loan's effective interest rate. As an alternative approach, SFAS No. 114 permits recognition of impairment based on an observable market price for the loan or on the fair value of the collateral of the loan if the loan is collateral dependent. An allowance for loan losses is to be maintained if the measure of the impaired loan is less than its recorded value.

     SFAS No. 114 was amended by SFAS No. 118 which allows for existing income recognition practices to continue. As required, the Company adopted these standards effective January 1, 1995, with no material impact on the financial statements.

  REAL ESTATE OWNED, NET

     Real estate owned consists of real estate acquired through foreclosure or deed-in-lieu of foreclosure on defaulted loan receivables. These properties are carried at the lower of fair values less estimated selling costs or the acquisition cost of the properties.

  EQUIPMENT AND LEASEHOLD IMPROVEMENTS, NET

     Equipment and leasehold improvements, net, are stated at original cost less accumulated depreciation and amortization. Depreciation is computed principally by using the straight-line method based on the estimated lives of the depreciable assets.

     Expenditures for maintenance and repairs are charged directly to the appropriate operating account at the time the expense is incurred. Expenditures determined to represent additions and betterments are capitalized. Cost of assets sold or retired and the related amounts of accumulated depreciation are eliminated from the accounts in the year of sale or retirement. Any resulting profit or loss is reflected in the statement of earnings.

  DEFERRED DEBT ISSUANCE COSTS

     The Company capitalizes costs incurred related to the issuance of long-term debt. These costs are deferred and amortized on a straight-line basis over the life of the related debt and recognized as a component of interest expense.

  INCOME TAXES

     The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement and tax reporting bases of existing assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax laws. Deferred tax liabilities and assets are adjusted for the effect of a change in tax laws or rates.

  GOODWILL AMORTIZATION

     The Company recognizes goodwill for the purchase price in excess of the fair market value of net assets acquired in a business combination accounted for as a purchase transaction. Goodwill is amortized as an expense on a straight-line basis over a period of ten years. The carrying value of goodwill is analyzed quarterly by the Company based upon the expected revenue and profitability levels of the acquired enterprise to determine whether the value and future benefit may indicate a decline in value. If the Company determines that there had been a decline in the value of the acquired enterprise, the Company writes down the value of the goodwill to the revised fair value.

                           CITYSCAPE FINANCIAL CORP.

  EARNINGS PER SHARE

     Effective December 15, 1997, the Company adopted SFAS No. 128, "Earnings per Share". SFAS No. 128 simplifies the standards for computing earnings per share ("EPS") previously found in Accounting Principles Board ("APB") Opinion No. 15 and makes them comparable to international earnings per share standards. It replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.

     Basic EPS is computed by dividing net earnings applicable to Common Stock by the weighted average number of Common Stock outstanding during the period. Diluted EPS is based on the net earnings applicable to Common Stock adjusted to add back the effect of assumed conversions (e.g., after-tax interest expense of convertible debt) divided by the weighted average number of Common Stock outstanding during the period plus the dilutive potential Common Stock that were outstanding during the period.

     For the year ended December 31, 1997, the Company has a net loss applicable to Common Stock. Including potential Common Stock in the denominator of a diluted EPS calculation would be antidilutive since an increase in the number of shares outstanding would reduce the amount of loss per share. Thus, there is no difference between basic and diluted EPS for this period.

     EPS figures for prior periods have been restated and reflect the 100% stock dividends paid in September 1995 and July 1996.

  RECLASSIFICATIONS

     Certain amounts in the statements have been reclassified to conform to the 1997 classifications.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change relate to the valuation of the interest and residual certificates included in trading securities, the valuation of mortgage servicing receivables, and the valuation of the loss on the sale of the Company's UK operations.

  NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, the FASB issued SFAS No. 130, "Reporting on Comprehensive Income" which establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. This statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS No. 130 is effective for historical statements issued for periods beginning after December 15, 1997. The Company has not completed its analysis of this statement.

5.  AVAILABLE-FOR-SALE SECURITIES

     Available-for-sale securities at December 31, 1996 represent the fair value of the 1,090,910 shares (after giving effect to a February 1997 100% stock dividend) of IMC Mortgage Company, including its predecessor Industry Mortgage Company, L.P., ("IMC") Common Stock owned by the Company at December 31, 1996. During 1997, the Company sold all shares of IMC for net proceeds of $18.1 million and a pre-tax gain of $18.0

                           CITYSCAPE FINANCIAL CORP.

million, which was included in other income on the Consolidated Statements of Operations. Such securities were marked to market at December 31, 1996, resulting in an unrealized gain of $8.3 million (net of deferred taxes) which, in accordance with SFAS No. 115, was reflected as a component of stockholders' equity.

6.  MORTGAGE SERVICING RECEIVABLES

     This represents the unamortized net present value of the mortgage servicing rights retained by the Company taking into account several factors including industry practices. The amount is amortized over the estimated lives of the underlying receivables sold.

     Effective October 1, 1995, the Company adopted SFAS No. 122 "Accounting for Mortgage Servicing Rights." This statement changed the methodology used to measure impairments of its mortgage servicing receivable. The new accounting methodology, as amended by SFAS No. 125, measures the asset's impairment on a disaggregate basis based on the predominant risk characteristic of the portfolio and discounts the asset's estimated future cash flow using a current market rate. The Company has determined the predominant risk characteristics to be interest rate risk and prepayment risk. On a quarterly basis, the Company reviews the mortgage servicing receivables for impairment.

     The activity in the mortgage servicing receivables for the years ended December 31, 1996 and 1997 is summarized as follows:

                                                       1996           1997
                                                    -----------    -----------
Balance, beginning of year........................  $ 6,001,161    $50,130,313
Additions from operations.........................   49,687,033     19,583,586
Valuation adjustments.............................           --    (22,266,661)
Securitizations...................................           --    (34,571,269)
Amortization......................................  (5,557,881)    (3,351,434)
                                                    -----------    -----------
Balance, end of year..............................  $50,130,313    $ 9,524,535
                                                    ===========    ===========

     At December 31, 1996, the fair value was determined by estimating the present value of future cash flows related to the mortgage servicing receivables. In using this valuation method, the Company incorporated assumptions that market participants would use in estimating future cash flows which included estimates of the cost of servicing per loan, the discount rate, an inflation rate, ancillary income per loan, prepayment speeds and default rates.

     The weighted average rate used to discount the cash flows for the year ended December 31, 1996 was approximately 11.0%. The weighted average constant prepayment speed was 24% per annum, and the weighted average default rates was 0.5% per annum. The mortgage servicing receivable is amortized using the same discount rate used to determine the original servicing recorded.

     As a result of the Company's liquidity concerns (see Note 1), the Company sold trading securities during the first quarter of 1998 for net proceeds of $26.5 million (see Note 7). Included in the sale of the trading securities were the mortgage servicing rights. Accordingly, at December 31, 1997, the Company valued its mortgage servicing receivable on a net realizable value assuming a liquidation of such assets and recognized an impairment to the value of the mortgage servicing receivables of $22.3 million.

     During 1997, $34.6 million of mortgage servicing receivables were transferred to trading securities reflecting the Company's securitization of its excess servicing rights on a pool of mortgage loans resulting in the Company recording interest-only and residual certificates.

     At December 31, 1996 and 1997, the carrying amount of existing mortgage servicing rights is considered to be a reasonable estimate of fair value.

                           CITYSCAPE FINANCIAL CORP.

7.  TRADING SECURITIES

     The interests that the Company receives upon loan sales through its US securitizations are in the form of interest-only and residual mortgage securities which are classified as trading securities.

     The table below summarizes the value of the Company's trading securities by product type.

                                                      1996            1997
                                                  ------------    ------------
Home Equity.....................................  $103,199,936    $ 75,216,390
Sav*-A-Loan(R)..................................            --      51,259,266
                                                  ------------    ------------
          Total.................................  $103,199,936    $126,475,656
                                                  ============    ============

     In accordance with SFAS No. 115, the Company classifies the interest-only and residual certificates as "trading securities" and, as such, they are recorded at their fair value. Fair value of these certificates is determined based on various economic factors, including loan types, sizes, interest rates, dates of origination, terms and geographic locations. The Company also uses other available information such as reports on prepayment rates, interest rates, collateral value, economic forecasts and historical default and prepayment rates of the portfolio under review. If the fair value of the interest-only and residual certificates is different from the recorded value, the unrealized gain or loss will be reflected on the Consolidated Statements of Operations.

     At December 31, 1997, the Company determined the fair value of its home equity securitizations based upon the net realizable value as implied by the first quarter 1998 sale of three of its home equity residuals see (Note 1). Accordingly, the Company recorded net unrealized losses of $89.8 million during 1997 related to its home equity securitizations.

     The unrealized loss of $35.9 million related to the Sav*-A-Loan(R) residuals reflects the Company's change in the assumptions used to value such residuals as follows: discount rate increased to 15% from 12%, constant prepayment speed increased to 16.8% from 14% after the twelfth month, and the annual default rate increased from a weighted average default rate of 175 basis points to a weighted average default rate of 306 basis points per annum.

     For the period ended December 31, 1996, the assumptions used to value the home equity trading securities included a weighted average discount rate of 10%, a weighted average default rate of 0.5% and a weighted average constant prepayment speed of 24%. For the period ended December 31, 1997, the assumptions used to value the Sav*-A-Loan(R) trading securities included a weighted average discount rate of 15%, a weighted average default rate of 3.0% and a weighted average constant prepayment speed of 16.8%.

     During the years ended December 31, 1995, 1996 and 1997, the Company sold $235.0 million, $993.6 million and $1.1 billion of its loan origination and purchase volume in various securitizations. In loan sales through securitizations, the Company sells loans that it has originated or purchased to a real estate trust for a cash purchase price and interests in such trusts which are represented by the interest-only and residual certificates. The cash purchase price is raised through an offering of pass-through certificates by the trust.

                           CITYSCAPE FINANCIAL CORP.

8.  MORTGAGE LOANS HELD FOR SALE, NET

     The following table summarizes the carrying values of the Company's mortgage loans held for sale at December 31, 1996 and 1997:

                                                       1996           1997
                                                    -----------    -----------
Home Equity.......................................  $80,332,329    $40,992,381
Sav*-A-Loan(R)....................................    7,794,855     52,297,643
                                                    -----------    -----------
          Total...................................  $88,127,184    $93,290,024
                                                    ===========    ===========

     Substantially all of the mortgages are pledged as collateral for the Company's warehouse financing facilities. Mortgage loans held for sale, net are reported at the lower of cost or market value; determined on an aggregate basis. There was no allowance for market losses on mortgage loans held for sale at December 31, 1996 and 1997, respectively.

9.  MORTGAGE LOANS HELD FOR INVESTMENT, NET

     The following table summarizes the carrying values of the Company's mortgage loans held for investment, net, at December 31, 1996 and 1997:

                                                        1996          1997
                                                     ----------    -----------
Mortgage loans held for investment.................  $5,270,402    $11,906,032
Allowance for loan losses..........................     (63,784)    (5,375,295)
                                                     ----------    -----------
Mortgage loans held for investment, net............  $5,206,618    $ 6,530,737
                                                     ==========    ===========

     During 1997, the allowance for loan losses was increased by provisions through the statement of operations of $12.6 million and decreased by charge-offs of $7.3 million. There was no significant activity in the allowance for loan loss account during 1995 and 1996.

10.  EQUIPMENT AND LEASEHOLD IMPROVEMENTS, NET

     Equipment and leasehold improvements, net, at cost, are summarized as follows:

                                                           DECEMBER 31,
                                                     -------------------------
                                                        1996          1997
                                                     ----------    -----------
Office equipment...................................  $4,063,375    $ 6,049,157
Leasehold improvements.............................     208,347        672,713
Capitalized leases.................................     673,535      1,351,283
                                                     ----------    -----------
                                                      4,945,257      8,073,153
Accumulated depreciation...........................    (883,220)    (2,014,947)
                                                     ----------    -----------
Balance, end of year...............................  $4,062,037    $ 6,058,206
                                                     ==========    ===========

                           CITYSCAPE FINANCIAL CORP.

11.  OTHER ASSETS

     Other assets at December 31, 1996 and 1997 consist of the following:

                                                       1996           1997
                                                    -----------    -----------
Prepaid expenses..................................  $ 1,630,238    $   548,952
Deferred debt issuance costs......................    4,305,001     13,509,074
Loans receivable -- subwarehousing, net...........   14,888,497             --
Accrued interest receivable.......................    1,353,274      1,175,234
Accounts receivable...............................    3,067,557      6,297,270
Premium due on sales..............................           --      2,072,457
Servicing advances................................    1,188,831      2,600,776
Real estate owned, net............................      220,782        328,064
Other.............................................    1,930,440        735,943
                                                    -----------    -----------
          Total...................................  $28,584,620    $27,267,770
                                                    ===========    ===========

     Loans receivable -- subwarehousing represented funds lent on a short-term basis to assist in the funding of loans by certain of the Company's loan correspondents. Each borrowing under these subwarehouse credit lines had a term of not more than 30 days.

     Deferred debt issuance costs represent the deferred expenses for the Convertible Debentures (see Note 15), issued in May 1996, and the Senior Notes (see Note 14) which were issued in May 1997.

12.  FINANCING FACILITIES AND LOAN PURCHASE AGREEMENTS

     Bear Stearns Facility. In September 1997, the Company entered into a $300.0 million warehouse facility with Bear Stearns Mortgage Capital Corporation (the "Bear Stearns Facility") under which the Company borrows funds on a short-term basis to support the accumulation of loans prior to sale. The Bear Stearns Facility bears interest at LIBOR plus 125 basis points (7.10% at December 31, 1997) and is for a term of one year, subject to certain provisions. Each borrowing under the facility is subject to the lender's approval, and the facility may be terminated by the lender upon 30 days prior notice. At December 31, 1997, there was no outstanding balance under the Bear Stearns Facility.

     CoreStates Warehouse Facility. The Company borrows funds on a short-term basis to support the accumulation of loans prior to sale. These short-term borrowings were made under a warehouse line of credit with a group of banks for which CoreStates Bank N.A. served as agent (the "Warehouse Facility"). Pursuant to the Warehouse Facility, the Company had available a secured revolving credit line of $20.0 million as of December 31, 1997 to finance the Company's origination or purchase of loans, pending sale to investors or for holding certain loans in its own portfolio (the "Revolving Credit Line"). The Revolving Credit Line was settled on a revolving basis in conjunction with ongoing loan sales and bore interest at a variable rate based on 25 basis points over the higher of either the prime rate or the federal funds rate plus 50 basis points (8.75% at December 31, 1997). The outstanding balance of this portion of the Warehouse Facility was $13.9 million at December 31, 1997 as compared to $66.3 million at December 31, 1996. The Revolving Credit Line was terminated in January 1998.

     Greenwich Warehouse Facility. In January 1997, the Company entered into a secured warehouse credit facility with Greenwich Capital Financial Products, Inc., an affiliate of Greenwich Capital Markets, Inc. (referred to herein, including any affiliates as "Greenwich") to provide a $400.0 million warehouse facility under which the Company borrows funds on a short-term basis to support the accumulation of loans prior to sale (the "Greenwich Facility"). Advances under the Greenwich Facility bore interest at a rate of LIBOR plus 150 basis points (7.34% at December 31, 1997). This facility was terminated on December 31, 1997, at

                           CITYSCAPE FINANCIAL CORP.

which time the Company and Greenwich entered into an extension agreement through April 30, 1998 (as amended, the "Extension Agreement"). The Extension Agreement provides for a maximum credit line of $100.0 million, subject to adjustment by Greenwich, at an interest rate of LIBOR plus 200 basis points and a fee of 0.25% of the aggregate principal balance of loans to be paid to Greenwich in connection with any sale, securitization of any other transfer to any third party of loans funded under this agreement. As of December 31, 1997, $63.5 million was outstanding under this agreement.

     CIT Warehouse Facility. On February 3, 1998, CSC entered into a revolving credit facility with The CIT Group/Equipment Financing, Inc. (the "CIT Facility") to finance CSC's origination and purchase of mortgage loans, the repayment of certain indebtedness and, subject to certain limits, other general corporate purposes. The CIT Facility is guaranteed by the Company, and bears interest at the prime rate plus 50 basis points. Pursuant to the CIT Facility, CSC has available a secured revolving credit line in an amount equal to the lesser of (i) $30.0 million or (ii) a commitment calculated as a percentage (generally 80% or 85%) of the mortgage loans securing the CIT Facility. The CIT Facility is also subject to sublimits on the amount of certain varieties of mortgage loan products that may be used to secure advances thereunder. In addition, the CIT Facility is secured by a pledge of 65% of the capital stock of CSC-UK and certain residual securities pledged by the Company.

     The carrying amount of the financing facilities is considered to be a reasonable estimate of fair value.

13.  INTEREST RATE RISK MANAGEMENT

     From time to time, to manage interest rate risk on loan originations, the Company sells short United States Treasury securities which approximately match the duration of the mortgage loans held for sale and invests the proceeds in securities purchased under agreements to resell.

     At December 31, 1996, the carrying amount of securities purchased under agreements to resell was $154,176,608, consisting of principal of $152,980,010 and accrued interest receivable of $1,196,598. There were no open positions at December 31, 1997. During the years ended December 31, 1996 and 1997, the Company recognized interest income on securities purchased under agreements to resell of $1,528,797 and $4,174,561, respectively.

     At December 31, 1996, securities sold but not yet purchased had a market value of $152,862,526, consisting of principal of $150,085,938 and accrued interest payable of $2,776,588. There were no open positions at December 31, 1997. During the years ended December 31, 1996 and 1997, the Company recognized interest expense on securities sold but not yet purchased of $1,844,403 and $5,155,695, respectively.

     During the years ended December 31, 1996 and 1997, the Company recognized gains on these transactions of $429,688 and $453,086, respectively.

14.  NOTES AND LOANS PAYABLE

     In May 1997, the Company issued $300.0 million aggregate principal amount of 12 3/4% Senior Notes due September 1, 2004 in a private placement. Such Notes are not redeemable prior to maturity except in limited circumstances. The coupon at 12 3/4% per annum, is payable semi-annually on each June 1 and December 1 which commenced December 1, 1997. In September 1997, the Company completed the exchange of such Notes for a like principal amount of 12 3/4% Series A Senior Notes due 2004 (the "Notes") which have the same terms in all material respects, except for certain transfer restrictions and registration rights.

     At December 31, 1996, notes and loans payable of $111.5 million were outstanding. This represented $100.0 million outstanding under a senior secured facility, $6.5 million of advances under the US Greenwich

                           CITYSCAPE FINANCIAL CORP.

Facility and a $5.0 million term loan with the First National Bank of Boston. The $111.5 million was repaid with proceeds from the Notes.

15.  CONVERTIBLE SUBORDINATED DEBENTURES

     In May 1996, the Company issued $143.8 million of 6% Convertible Subordinated Debentures due 2006 (the "Convertible Debentures"), convertible at any time prior to redemption or maturity, at the holder's option, into shares of the Company's Common Stock at a conversion price of $26.25, subject to adjustment. The Convertible Debentures may be redeemed, at the option of the Company, in whole or in part, at any time after May 15, 1999 at predetermined redemption prices together with accrued and unpaid interest to the date fixed for redemption. The coupon at 6% per annum, is payable semi-annually on each May 1 and November 1 which commenced November 1, 1996. The terms of the indenture governing the Convertible Debentures do not limit the incurrence of additional indebtedness by the Company, nor do they limit the Company's ability to make payments such as dividends. During 1996, $20,000 of the Convertible Debentures was converted into shares of Common Stock.

     In April 1997, the Company induced the conversion of $14.0 million aggregate principal amount of its Convertible Debentures resulting in the issuance upon conversion of 533,332 shares of the Common Stock (at a conversion price of $26.25 per share) pursuant to the terms of the Convertible Debentures. To induce conversion, the Company issued an additional 342,708 shares of Common Stock and paid the holders of the induced Convertible Debentures $420,000 in cash. In the second quarter of 1997, these transactions resulted in the reduction of Convertible Debentures by $14.0 million, a charge to interest expense of $4.7 million related to the fair market value of the 342,708 inducement shares ($4.3 million) and the cash payment and an increase in stockholders' equity of $18.2 million due to the issuance of the conversion shares and the inducement shares. The net effect of these transactions was an increase of $13.6 million to stockholders' equity in the second quarter of 1997. During 1997, an aggregate of $14.1 million of Convertible Debentures had been converted into Common Stock, including the induced conversion described above. As of December 31, 1997, there were $129.6 million of Convertible Debentures outstanding.

16.  CONVERTIBLE PREFERRED STOCK

  SERIES A PREFERRED STOCK

     In April 1997, the Company completed the private placement of 5,000 shares of its 6% Convertible Preferred Stock, Series A (the "Series A Preferred Stock"), with an initial liquidation preference (the "Liquidation Preference") of $10,000 per share, and related five-year warrants (the "Series A Warrants") to purchase 500,000 shares of Common Stock with an exercise price of $20.625 per share.

     Dividends on the Series A Preferred Stock are cumulative at the rate of 6% of the Liquidation Preference per annum payable quarterly. Dividends are payable, at the option of the Company, (i) in cash, (ii) in shares of Common Stock valued at the closing price on the day immediately preceding the dividend payment date or (iii) by increasing the Liquidation Preference in an amount equal to and in lieu of the cash dividend payment.

     During 1997, preferred stock dividends of $904,531 were paid to the holders of the Series A Preferred Stock in the form of 67,863 shares of the Common Stock. For the December 31, 1997 dividend, the Company elected to add an amount equal to the dividend to the Liquidation Preference of the Series A Preferred Stock in lieu of payments of such dividend. The new Liquidation Preference is $10,150 per share. During 1997, there was also recognition of the effect of a beneficial conversion feature related to the Series A Preferred Stock of $1.1 million.

     The Series A Preferred Stock is redeemable at the option of the Company at a redemption price equal to 120% of the Liquidation Preference under certain circumstances. The Series A Preferred Stock is convertible into shares of Common Stock, subject to redemption rights, at a conversion price equal to the lowest daily

                           CITYSCAPE FINANCIAL CORP.

sales price of the Common Stock during the four consecutive trading days (or with respect to conversions from December 24, 1997 through the earlier of the tenth day after the effective date of a registration statement or April 24, 1998, 127 calendar days) immediately preceding such conversion, discounted by up to 4% and subject to certain adjustments.

     As of December 31, 1997, an aggregate of 4,328 shares of the Series A Preferred Stock had been converted (672 shares remain outstanding) into an aggregate of 10,570,119 shares of Common Stock. As of December 31, 1997, all Series A Warrants were outstanding.

  SERIES B PREFERRED STOCK

     In September 1997, the Company completed the private placement of 5,000 shares of 6% Convertible Preferred Stock, Series B (the "Series B Preferred Stock"), with an initial Liquidation Preference of $10,000 per share, and related five-year warrants (the "Series B Warrants") to purchase 500,000 shares of Common Stock with an exercise price per share equal to the lesser of (i) $14.71 or (ii) 130% of the average closing sales prices over the 20 trading day period ending on the trading day immediately prior to the first anniversary of the original issuance of the Series B Warrants. Dividends on the Series B Preferred Stock are cumulative at the rate of 6% of the Liquidation Preference per annum payable quarterly. Dividends are payable, at the option of the Company, (i) in cash, (ii) in shares of Common Stock valued at the closing price on the day immediately preceding the dividend payment date or (iii) by increasing the Liquidation Preference in an amount equal to and in lieu of the cash dividend payment.

     The first dividend payment date was December 31, 1997. For this dividend, the Company elected to add an amount equal to the dividend to the Liquidation Preference of the Series B Preferred Stock in lieu of payment of such dividend. The new Liquidation Preference is $10,177 per share. During 1997, there was also recognition of the effect of a beneficial conversion feature related to the Series B Preferred Stock of $1.6 million.

     The Series B Preferred Stock is redeemable at the option of the Company at a redemption price equal to 120% of the Liquidation Preference under certain circumstances. In addition, the Series B Preferred Stock is redeemable at a redemption price equal to 115% of the Liquidation Preference upon notice of, or the announcement of the Company's intent to engage in a change of control event, or, if such notice or announcement occurs on or after March 14, 1998, the redemption price will equal 125% of the Liquidation Preference. The Series B Preferred Stock is convertible into shares of Common Stock, subject to certain redemption rights and restrictions, at a conversion price equal to the lowest daily sales price of the Common Stock during the four consecutive trading days immediately preceding such conversion, discounted up to 4% and subject to certain adjustments.

     As of December 31, 1997, an aggregate of 377 shares of Series B Preferred Stock had been converted (4,623 shares remain outstanding) into an aggregate of 6,281,295 shares of Common Stock. As of December 31, 1997, all Series B Warrants were outstanding.

     As of December 31, 1997, if all of the outstanding shares of the Series A Preferred Stock and those shares of the Series B Preferred Stock not subject to conversion restrictions, were converted into Common Stock, the Company would not have sufficient authorized shares of Common Stock to satisfy all of these conversions.

     In addition, pursuant to the terms of the Company's Series A Preferred Stock and the Company's Series B Preferred Stock (together the "Preferred Stock"), the Company is required to continue the listing or trading of the Common Stock on Nasdaq or certain other securities exchanges. As a result of the delisting of the Common Stock from the Nasdaq National Market (see Note 29), (i) the conversion restrictions that apply to the Series B Preferred Stock are lifted (prior to the delisting, no more than 50% of the 5,000 shares of Series B Preferred Stock initially issued could be converted) and (ii) the conversion period is increased to 15

                           CITYSCAPE FINANCIAL CORP.

consecutive trading days and the conversion discount is increased to 10% (prior to the delisting, the conversion price was equal to the lowest daily sales price of the Common Stock during the four consecutive trading days immediately preceding conversion, discounted by up to 5.5%). In addition, as a result of the delisting of the Common Stock and during the continuance of such delisting, (i) the dividend rate is increased to 15% and (ii) the Company is obligated to make monthly cash payments to the holders of the Preferred Stock equal to 3% of the $10,000 liquidation preference per share of the Preferred Stock, as adjusted, provided that if the Company does not make such payments in cash, such amounts will be added to the Liquidation Preference. Based on the current market price of the Common Stock, the Company does not have available a sufficient number of authorized but unissued shares of Common Stock to permit the conversion of all of the shares of the Preferred Stock. At December 31, 1997, the Company is precluded from paying dividends under Delaware law.

17.  STOCKHOLDERS' EQUITY (DEFICIT)

     During 1995, the Company issued 21,438 shares (85,752 after giving effect to the 1995 Dividend and 1996 Dividend as discussed below) of Common Stock resulting in an increase to Stockholders' equity of $158,568.

     On September 29, 1995, the Company effected a 2 for 1 Common Stock split in the form of a 100% stock dividend increasing the shares of Common Stock outstanding by 5,075,183 (the "1995 Dividend"). As more fully described in Note 3 in conjunction with the UK Acquisition, the Company issued an additional 1,800,000 (3,600,000 after giving effect to the 1996 Dividend as discussed below) shares of Common Stock resulting in an increase of $21.6 million to Stockholders' equity.

     In December 1995, the Company completed a public offering of its Common Stock in which the Company sold 1,250,000 (2,500,000 after giving effect to the 1996 Dividend as discussed below) shares of Common Stock at a public offering price of $18.00 ($9.00 after giving effect to the 1996 Dividend as discussed below) per share and the former warrant holders (as more fully described above) sold 1,250,000 (2,500,000 after giving effect to the 1996 Dividend as discussed below) shares at the same price resulting in net proceeds of approximately $20.7 million to the Company.

     During April and June 1996, the Company issued 274,000 (548,000 after giving effect to the 1996 Dividend as discussed below) and 49,681 (99,362 after giving effect to the 1996 Dividend as discussed below) shares of Common Stock, respectively, in exchange for all of the capital stock of J&J and Greyfriars (see Note 3) resulting in an increase of $12.3 million to Stockholders' equity.

     On July 1, 1996, the Company effected a 2 for 1 Common Stock split in the form of a 100% stock dividend, increasing the shares of Common Stock outstanding by 14,806,709 (the "1996 Dividend").

     During 1996, the Company issued 101,039 shares of Common Stock resulting in an increase to Stockholders' equity of $673,256.

     During 1997, the Company issued 204,288 shares of Common Stock resulting in an increase to Stockholders' equity of $831,907.

     In April 1997, the Company induced the conversion of $14.0 million aggregate principal amount of its Convertible Debentures resulting in the issuance of 876,040 shares of Common Stock (see Note 15). The net result of this transaction was an increase of $18.2 million to Stockholders' equity.

     In April and September 1997, the Company issued 5,000 shares, respectively, (10,000 shares in total) of preferred stock (see Note 16). During 1997, 4,705 shares of preferred stock were converted into 16,851,414 shares of Common Stock. In addition, 67,863 shares of Common Stock were issued as preferred stock dividends. The net result of these transactions was an increase of $98.0 million to Stockholders' equity.

                           CITYSCAPE FINANCIAL CORP.

     During 1997, the Company purchased 70,000 shares of Common Stock which resulted in a decrease in Stockholders' equity of $175,000.

18.  EMPLOYEE BENEFIT PLANS

     The Company has a defined contribution plan (401(k)) for all eligible employees. Contributions to the plan are in the form of employee salary deferrals which may be subject to an employer matching contribution up to a specified limit at the discretion of the Company. In addition, the Company may make a discretionary annual profit sharing contribution on behalf of its employees. The Company's contribution to the plan amounted to, $25,319, $87,126 and $155,011 for the years ended December 31, 1995, 1996 and 1997, respectively.

  THE STOCK PURCHASE PLAN

     Effective December 1994, the Board of Directors adopted, and the stockholders of the Company approved, the Company's 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan"). The Stock Purchase Plan permits eligible employees of the Company to purchase Common Stock through payroll deductions of up to ten percent of their base salary, up to a maximum of $25,000 for all purchase periods ending within any calendar year. The price of Common Stock purchased under the Stock Purchase Plan will be 85% of the lower of the fair market value of a share of Common Stock on the commencement date or the termination date of the relevant offering period as determined by the bid price listed on the National Quotation Bureau, Inc. OTC Bulletin Board or the Nasdaq National Market System, as applicable.

     For the plan periods ending June 30, 1995 and December 31, 1995, employees purchased 43,752 and 23,524 shares at a price of $0.77 and $2.34 per share, respectively. For the plan periods ending June 30, 1996 and December 31, 1996, employees purchased 13,034 and 8,921 shares at a price of $8.82 and $22.31 per share, respectively. For the plan periods ending June 30, 1997 and December 31, 1997, employees purchased 11,754 and 17,345 shares at a price of $16.95 and $0.43 per share, respectively. In accordance with APB No. 25, "Accounting for Stock Issued to Employees", the Stock Purchase Plan is deemed to be non-compensatory and results in no expense.

  THE DIRECTORS PLAN

     Directors who are not employees of the Company receive stock options pursuant to the Company's 1995 Non-Employee Directors Stock Option Plan (the "Directors Plan"). The Directors Plan provides for automatic grants of an option to purchase 40,000 shares of Common Stock to the Company's eligible non-employee directors upon their election to the Board of Directors of the Company. Each eligible non-employee director is granted an additional option, subject to certain restrictions, to purchase 15,000 shares of Common Stock on each anniversary of his or her election so long as he or she remains an eligible non-employee director of the Company. Initial options granted under the Directors Plan generally vest 50% upon the first anniversary of the grant date and 50% upon the second anniversary of the grant date. Additional options generally vest upon the first anniversary of the grant date. The exercise price of any options granted under the Directors Plan is the fair market value of the Common Stock on the date of grant. No more than 400,000 shares of Common Stock may be issued upon exercise of options granted under the Directors Plan, subject to adjustment to reflect stock splits, stock dividends and similar capital stock transactions. Options may be granted under the Directors Plan until June 1, 2005.

  STOCK OPTION PLANS

     Effective June 1, 1995, the Board of Directors adopted, and the stockholders of the Company approved, the 1995 Stock Option Plan (the "1995 Stock Option Plan"). No more than 3,600,000 shares of Common Stock may be issued upon exercise of options granted under the 1995 Stock Option Plan, and no eligible

                           CITYSCAPE FINANCIAL CORP.

person may receive options to purchase more than 600,000 shares of Common Stock during any calendar year, subject to adjustment to reflect stock splits, stock dividends and similar capital stock transactions. Options granted under the 1995 Stock Options Plan vest over periods not exceeding six years. The exercise price of the options granted under the 1995 Stock Option Plan cannot be less than the fair market value of the Common Stock on the date of grant. Options may be granted under the 1995 Stock Option Plan until June 1, 2005.

     Effective April 17, 1997, the Board of Directors adopted, and the stockholders of the Company approved, the 1997 Stock Option Plan (the "1997 Stock Option Plan"). No more than 1,500,000 shares of Common Stock may be issued upon exercise of options granted under the 1997 Stock Option Plan, and no eligible person may receive options to purchase more than 500,000 shares of Common Stock during any calendar year, subject to adjustment to reflect stock splits, stock dividends and similar capital stock transactions. Options granted under the 1997 Stock Option Plan vest over periods not exceeding one year. The exercise price or the options granted under the 1997 Stock Option Plan cannot be less than the fair market value of the Common Stock on the date of grant. Options may be granted under the 1997 Stock Option Plan until April 17, 2007.

     SFAS No. 123, "Accounting for Stock-Based Compensation" was issued by the FASB in October 1995. SFAS No. 123 encourages the adoption of a new fair-value based accounting method for employee stock-based compensation plans. SFAS No. 123 also permits companies to continue accounting for stock-based compensation plans as prescribed by APB Opinion No. 25. However, companies electing to continue accounting for stock-based compensation plans under the APB Opinion No. 25, must make pro forma disclosures as if the company adopted the cost recognition requirements under SFAS No. 123. The Company has continued to account for stock-based compensation under the APB Opinion No. 25 and therefore, pro forma disclosure is provided below.

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 1995, 1996 and 1997, respectively: (1) dividend yield of zero; (2) expected volatility of 50%, 51% and 51%; (3) risk-free interest rates of 6.0%, 6.1% and 6.7% and (4) expected lives of 4.8, 5.2 and 4.9 years.

     A summary of the status of the Company's stock option plans as of December 31, 1995, 1996 and 1997, and changes during the years ending on these dates is presented below:

                              1995                    1996                     1997
                       -------------------    ---------------------    ---------------------
                                  WEIGHTED                 WEIGHTED                 WEIGHTED
                                  AVERAGE                  AVERAGE                  AVERAGE
                                  EXERCISE                 EXERCISE                 EXERCISE
                       SHARES      PRICE       SHARES       PRICE       SHARES       PRICE
                       -------    --------    ---------    --------    ---------    --------
Outstanding at
  beginning of
  year...............       --     $  --        940,000     $ 2.52     1,988,200     $10.17
Granted..............  940,000      2.52      1,104,000      16.40     1,764,850      13.35
Exercised............       --        --        (54,800)      4.50      (101,000)      3.31
Canceled.............       --        --         (1,000)     10.00       (68,547)     17.92
                       -------                ---------                ---------
Outstanding at end of
  year...............  940,000     $2.52      1,988,200     $10.17     3,583,503     $11.78
                       =======                =========                =========
Options exercisable
  at year-end........  180,000                  540,200                1,344,503
Weighted average fair
  value of options
  granted during the
  year...............  $  1.26                $    9.21                $    6.89
                       =======                =========                =========

                           CITYSCAPE FINANCIAL CORP.

     The following table summarizes information about stock options outstanding at December 31, 1997:

                                      OPTIONS OUTSTANDING                  OPTIONS EXERCISABLE
                           -----------------------------------------    --------------------------
                                              WEIGHTED
                               NUMBER          AVERAGE
                            OUTSTANDING       REMAINING     WEIGHTED        NUMBER
                                 AT          CONTRACTUAL    AVERAGE     EXERCISABLE AT    WEIGHTED
                            DECEMBER 31,        LIFE        EXERCISE     DECEMBER 31,     EXERCISE
RANGE OF EXERCISE PRICES        1997           (YEARS)       PRICE           1997          PRICE
------------------------   --------------    -----------    --------    --------------    --------
$2.50 to $2.63...........      810,000           6.7         $ 2.52         690,000        $ 2.52
$10.00 to $10.88.........      429,200           3.4          10.04         199,200         10.08
$13.03 to $15.50.........    1,726,303           7.5          13.33         417,303         13.57
$20.50 to $23.13.........      618,000           5.6          20.77          38,000         22.86
                             ---------                                    ---------
$2.50 to $23.13..........    3,583,503           6.5         $11.78       1,344,503        $ 7.65
                             =========                                    =========

     Had compensation costs for the Company's 1995, 1996 and 1997 grants for its stock-based compensation plans been determined consistent with SFAS No. 123, the Company's net earnings and earnings per share would have been reduced to the pro forma amounts indicated below:

                                                        1995         1996           1997
                                                      ---------    ---------    ------------
                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net earnings (loss)..................  As reported     $11,575      $50,681      $ (418,899)
                                       Pro forma       $11,404       49,229      $ (424,670)(1)
Basic earnings (loss) per share......  As reported     $  0.54      $  1.72      $   (12.60)
                                       Pro forma       $  0.54      $  1.67      $   (12.77)
Diluted earnings (loss) per share....  As reported     $  0.49      $  1.66      $   (12.60)
                                       Pro forma       $  0.48      $  1.61      $   (12.77)

---------------
(1) As a result of its significant loss in 1997, the Company is in a tax loss carryforward position and has taken a valuation allowance against its net deferred tax asset (see Note 21). Therefore, the pro forma compensation cost for 1997 is not tax effected.

     The effects of applying SFAS No. 123 in this pro forma disclosure are not indicative of future amounts. There were no awards prior to 1995, and additional awards in future years are anticipated.

19.  OTHER INCOME

     Other income includes the following for the years ended December 31, 1995, 1996 and 1997:

                                                   1995          1996          1997
                                                ----------    ----------    -----------
Servicing income..............................  $  731,862    $2,791,348    $ 1,640,288
Earnings from partnership interest............     481,789       753,663             --
Gain on sale of available-for-sale
  securities..................................          --            --     17,957,258
Other income..................................      92,329       135,927        704,337
                                                ----------    ----------    -----------
                                                $1,305,980    $3,680,938    $20,301,883
                                                ==========    ==========    ===========

     Gain on sale of available-for-sale securities represent the pre-tax gain on the sale of 1,090,910 shares of IMC during 1997 (see Note 5). Prior to IMC's conversion to corporate form, the Company recorded its investment under the equity method of accounting and as such recognized earnings from partnership interest of $481,789 and $753,663 in 1995 and 1996, respectively.

                           CITYSCAPE FINANCIAL CORP.

20.  OTHER OPERATING EXPENSES

     Other operating expenses include the following for the years ended December 31, 1995, 1996 and 1997:

                                                  1995          1996           1997
                                               ----------    -----------    -----------
Professional fees............................  $1,170,135    $ 5,754,908    $12,272,453
Travel and entertainment.....................     855,615      2,069,164      2,656,336
Telephone....................................     587,078      1,335,232      2,055,482
Foreclosure costs............................      34,388        161,490      3,266,222
Occupancy....................................     533,896      1,186,797      2,476,794
Office and computer supplies.................     386,892      1,186,447      2,560,059
Temporary help...............................      52,612        437,150      1,267,265
Equipment leasing............................     133,726        416,397      1,386,113
Depreciation.................................     176,738        553,941      1,361,670
Reserves and allowances......................     159,019        642,244      7,054,969
Other........................................     746,642      4,466,944      5,727,912
                                               ----------    -----------    -----------
          Total..............................  $4,836,741    $18,210,714    $42,085,275
                                               ==========    ===========    ===========

21.  INCOME TAXES

     The provision for income taxes from continuing operations for the years ended December 31, 1995, 1996 and 1997 are comprised of the following:

                                                 1995          1996            1997
                                              ----------    -----------    ------------
Current
  Federal...................................  $5,295,717    $13,436,306    $(14,558,408)
  State.....................................   1,388,288      3,638,803         300,000
                                              ----------    -----------    ------------
                                               6,684,005     17,075,109     (14,258,408)
Deferred
  Federal...................................    (224,620)     1,999,996      (3,818,166)
  State.....................................     (49,307)       249,355              --
                                              ----------    -----------    ------------
                                                (273,927)     2,249,351      (3,818,166)
                                              ----------    -----------    ------------
Provision for income taxes from continuing
  operations................................  $6,410,078    $19,324,460    $(18,076,574)
                                              ==========    ===========    ============

     The reconciliation of income tax computed at the US federal statutory tax rate to the effective income tax rate for the years ended December 31, 1995, 1996 and 1997 is as follows:

                                                              1995    1996    1997
                                                              ----    ----    -----
Federal income tax at statutory rate........................  35.0%   35.0%   (35.0)%
State and local taxes, net of federal tax benefit...........   5.6%    5.5%      --
Unrecognized deferred tax asset.............................    --      --     19.3%
Other, net..................................................   3.5%    4.2%     2.5%
                                                              ----    ----    -----
                                                              44.1%   44.7%   (13.2)%
                                                              ====    ====    =====

     Deferred income taxes included in the Consolidated Statements of Financial Condition reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting

                           CITYSCAPE FINANCIAL CORP.

purposes and the amounts used for tax reporting purposes primarily resulting from the use of the cash basis for tax reporting purposes.

     Deferred taxes as of December 31, 1995, 1996 and 1997 are as follows:

                                                1995          1996            1997
                                              ---------    -----------    ------------
Gross deferred tax assets...................  $ 868,406    $10,293,342    $ 69,914,468
Less: valuation allowance...................   (284,779)            --     (26,376,554)
                                              ---------    -----------    ------------
Net deferred assets.........................    583,627     10,293,342      43,537,914
                                              ---------    -----------    ------------
Deferred tax liabilities....................    785,702     14,111,508      43,537,914
                                              ---------    -----------    ------------
Net deferred tax liabilities................  $ 202,075    $ 3,818,166    $         --
                                              =========    ===========    ============

     The major components of the gross deferred tax assets and the gross deferred tax liabilities are the net operating loss and the book versus tax differences relating to the gain on sale of loans.

     The net change in the total valuation allowance for the year ended December 31, 1995 was an increase of $284,779 representing a 100% valuation allowance taken against the excess foreign tax credits from UK source income.

     The Company has certain federal and state net operating loss carryforwards of $31.4 million which maybe subject to certain limitations and will expire at 2012. The valuation allowance in 1997 primarily relates to the uncertainty associated with the future realization of the net operating loss carryforwards and other deferred tax assets.

22.  EXTRAORDINARY ITEM

     In December 1995, the Company extinguished senior subordinated debentures with proceeds from the public offering of its Common Stock (as more fully described in Note 17). As a result of this early extinguishment of debt, the Company recorded an extraordinary loss of $295,943, net of taxes.

23.  (LOSS) EARNINGS PER SHARE

     The reconciliation of the numerators and denominators of the basic and diluted EPS computations for the years ended December 31, 1995, 1996 and 1997 is as follows:

                                                 INCOME           SHARES        PER SHARE
                                               (NUMERATOR)     (DENOMINATOR)     AMOUNT
                                              -------------    -------------    ---------
1995
Basic EPS
Earnings (loss) from continuing operations
  before extraordinary item.................  $   8,120,381     21,243,536       $ 0.38
                                                                                 ======
Effect of Dilutive Securities Warrants......             --      2,260,419
Stock options...............................             --        334,662
                                              -------------     ----------
Diluted EPS
Earnings (loss) applicable to Common Stock+
  assumed conversions.......................  $   8,120,381     23,838,617       $ 0.34
                                              =============     ==========       ======

                           CITYSCAPE FINANCIAL CORP.

                                                 INCOME           SHARES        PER SHARE
                                               (NUMERATOR)     (DENOMINATOR)     AMOUNT
                                              -------------    -------------    ---------
1996
Earnings (loss) from continuing
  operations................................  $  23,875,285
Basic EPS
Earnings (loss) applicable to Common
  Stock.....................................  $  23,875,285     29,404,557       $ 0.81
                                                                                 ======
Effect of Dilutive Securities Stock
  options...................................             --      1,133,434
Convertible Debentures......................             --             --
                                              -------------     ----------
Diluted EPS
Earnings (loss) applicable to Common Stock+
  assumed conversions.......................  $  23,875,285     30,537,991       $ 0.78
                                              =============     ==========       ======
1997
Earnings (loss) from continuing
  operations................................  $(118,505,912)
Less: Preferred stock dividends.............      4,547,061
                                              -------------
Basic EPS
Earnings (loss) applicable to Common
  Stock.....................................   (123,052,973)    33,244,212       $(3.70)
                                                                                 ======
Effect of Dilutive Securities Stock
  options...................................             --             --
Warrants....................................             --             --
Convertible preferred stock.................             --             --
Convertible Debenture.......................             --             --
                                              -------------     ----------
Diluted EPS
Earnings (loss) applicable to Common Stock+
  assumed conversions.......................  $(123,052,973)    33,244,212       $(3.70)
                                              =============     ==========       ======

     For the year ended December 31, 1997, the incremental shares from assumed conversions are not included in computing the diluted per share amounts because their effect would be antidilutive since an increase in the number of shares would reduce the amount of loss per share. Securities outstanding at December 31, 1997 that could potentially dilute basic EPS in the future are as follows:
Convertible Debentures; stock options; Series A Preferred Stock; Series B Preferred Stock; Series A Warrants; and Series B Warrants. For the year ended December 31, 1996, the effect of the Convertible Debentures is antidilutive and is not included in the computation of diluted EPS.

     EPS figures for the effected periods have been restated to reflect the 100% stock dividends paid in September 1995 and July 1996.

                           CITYSCAPE FINANCIAL CORP.

24.  COMMITMENTS AND CONTINGENCIES

  Leases

     The Company leases premises and equipment under operating leases with various expiration dates. Minimum annual rental payments at December 31, 1997 are as follows:

1998............................................  $ 3,651,115
1999............................................    3,662,610
2000............................................    3,048,558
2001............................................    1,757,345
2002............................................       71,150
                                                  -----------
          Total.................................  $12,190,778
                                                  ===========

     Rent expense for office space amounted to $484,426, $1.1 million and $2.3 million for the years ended December 31, 1995, 1996 and 1997, respectively.

     Obligations under capital leases total $7.1 million and represent leases for office furniture, equipment, motor vehicles, and computer hardware and software. Minimum annual capital lease payments at December 31, 1997 are as follows:

1998...........................................    $2,551,773
1999...........................................     2,486,158
2000...........................................     1,681,250
2001...........................................       360,000
                                                   ----------
          Total................................    $7,079,181
                                                   ==========

  LITIGATION

     In the normal course of business, aside from the matters discussed below, the Company is subject to various legal proceedings and claims, the resolution of which, in management's opinion, will not have a material adverse effect on the consolidated financial position or the results of operations of the Company.

     On or about September 29, 1997, a putative class action lawsuit (the "Ceasar Action") was filed against the Company and two of its officers and directors in the United States District Court for the Eastern District of New York (the "Eastern District") on behalf of all purchasers of the Company's Common Stock during the period from April 1, 1997 through August 15, 1997. Between approximately October 14, 1997 and December 3, 1997, nine additional class action complaints were filed against the same defendants, as well as certain additional Company officers and directors. Four of these additional complaints were filed in the Eastern District and five were filed in the United States District Court for the Southern District of New York (the "Southern District"). On or about October 28, 1997, the plaintiff in the Ceasar Action filed an amended complaint naming three additional officers and directors as defendants. The amended complaint in the Ceasar Action also extended the proposed class period from November 4, 1996 through October 22, 1997. The longest proposed class period of any of the complaints is from April 1, 1996 through October 22, 1997. On or about February 2, 1998, an additional lawsuit brought on behalf of two individual investors, rather than on behalf of a putative class of investors, was filed against the Company and certain of its officers and directors in federal court in New Jersey (the "New Jersey Action").

     In these actions, plaintiffs allege that the Company and its senior officers engaged in securities fraud by affirmatively misrepresenting and failing to disclose material information regarding the lending practices of the Company's UK subsidiary, and the impact that these lending practices would have on the Company's financial results. Plaintiffs allege that a number of public filings and press releases issued by the Company were false or

                           CITYSCAPE FINANCIAL CORP.

misleading. In each of the putative class action complaints, plaintiffs have asserted violations of Section 10(b) and Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Plaintiffs seek unspecified damages, including pre-judgment interest, attorneys' and accountants' fees, and court costs.

     The complaints filed in the Southern District actions have all been transferred to the Eastern District. On December 5, 1997, the Eastern District plaintiffs filed a motion for appointment of lead plaintiffs and approval of co-lead counsel. The court has not yet ruled on plaintiffs' motion. The Company anticipates that, at a minimum, all of the putative class action complaints will be consolidated with the Ceasar Action in the Eastern District. In addition, plaintiffs in the New Jersey Action have consented to pre-trial consolidation of their case with the class actions currently pending in the Eastern District. Accordingly, on March 25, 1998, the company and its defendant officers and directors filed a motion with the federal Judicial Panel for Multidistrict Litigation, which seeks consolidation of all current and future securities actions, including the New Jersey Action, for pre-trial purposes before Judge Sterling Johnson in the Eastern District.

     In November 1997, Resource Mortgage Banking, Ltd., Covino and Company, Inc. and LuxMac LLC filed against the Company, CSC, and two of the Company's officers and directors in state court in Connecticut an application for a prejudgment remedy. The object of the application for the prejudgment remedy was to obtain a court order granting these plaintiffs prejudgment attachment against assets of the Company and CSC in Connecticut pending resolution of plaintiffs' underlying claims. Plaintiffs proposed to file an 18 count complaint against the defendants seeking $60 million in purported damages that allegedly result from an asserted breach of an alleged five-year oral contract. The proposed complaint also sought injunctive relief, treble damages and punitive damages in an unspecified sum. In February 1998, Judge William B. Lewis orally granted defendants' motion to dismiss on the ground of forum non convenience and entered a judgment of dismissal. Shortly thereafter, in a memorandum of decision Judge Lewis set forth his reasons for granting the motion to dismiss. Plaintiffs have not filed an appeal of the order of dismissal and their time to do so has expired.

     In February 1998, Resource Mortgage Banking, Ltd., Covino and Company, Inc. and LuxMac LLC filed an action against the Company, CSC, and two of the Company's officers and directors in state court in New York. Plaintiffs' complaint asserts 17 causes of action, including breach of contract, fraud and conversion. Plaintiffs seek $60 million in purported damages that allegedly result primarily from an asserted breach of an alleged five-year oral contract, and also seek injunctive relief, treble damages and punitive damages in an unspecified sum.

     In March 1998, Plaintiffs filed papers seeking to have the New York court direct the Company and CSC to refrain from selling certain assets known as strip, residuals, excess servicing and/or servicing rights and their substantial equivalent having as constituent any mortgage loan exceeding $350,000 generated by the Company or CSC between September 2, 1994, and April 1, 1997, and any mortgage loan exceeding $500,000 generated by the Company or CSC from April 1, 1997, to present. The New York Court has not yet determined whether Plaintiffs are entitled to the relief that they have requested, but has signed a temporary restraining order that, pending the Court's decision on Plaintiffs' motion, requires the Company and CSC to refrain from the specified sales. The time for the Company to respond to the complaint has not expired. The Company intends to file a motion seeking dismissal of Plaintiffs' claims and also an answer denying all liability.

     Although no assurance can be given as to the outcome of these lawsuits, the Company believes that the allegations in each of the actions are without merit and that its disclosures were proper, complete and accurate. The Company intends to defend vigorously against these actions and seek their early dismissal. These lawsuits, however, if decided in favor of plaintiffs, could have a material adverse effect on the Company.

                           CITYSCAPE FINANCIAL CORP.

  OTHER

     In October 1996, the Company received a request from the staff of the Securities and Exchange Commission (the "Commission") for additional information concerning the Company's voluntary restatement of its financial statements for the quarter ended June 30, 1996. The Company initially valued the mortgage loans in the J&J Acquisition and the Greyfriars Acquisition at the respective fair values which were estimated to approximate par (or historical book value). Upon the subsequent sale of the mortgage portfolios, the Company recognized the fair value of the mortgage servicing receivables retained and recorded a corresponding gain for the fair value of such mortgage servicing receivables. Upon subsequent review, the Company determined that the fair value of such mortgage servicing rights should have been included as part of the fair value of the mortgage loans acquired as a result of such acquisition. The effect of this accounting change resulted in a reduction in reported earnings of $26.5 million. Additionally, as a result of this accounting change the goodwill initially recorded in connection with such acquisitions was reduced resulting in a reduction of goodwill amortization of approximately $496,000 from the previously reported figure for the second quarter. On November 19, 1996, the Company announced that it had determined that certain additional adjustments relating to the J&J Acquisition and the Greyfriars Acquisition should be made to the financial statements for the quarter ended June 30, 1996. These adjustments reflect a change in the accounting treatment with respect to restructuring charges and deferred taxes recorded as a result of such acquisitions. This caused an increase in the amount of goodwill recorded which resulted in an increase of amortization expense as previously reported in the second quarter of 1996 of $170,692. The Staff of the Securities and Exchange Commission has requested additional information from the Company in connection with the accounting related to the J&J Acquisition and the Greyfriars Acquisition. The Company is supplying such requested information. In mid-October 1997, the Commission authorized its staff to conduct a formal investigation which, to date, has continued to focus on the issues surrounding the restatement of the financial statements for the quarter ended June 30, 1996. The Company is continuing to cooperate fully in this matter.

     As a result of the Company's recent negative operating results, the Company has received inquiries from the New York State Department of Banking regarding the Company's qualifications to continue to hold a mortgage banking license. In connection with such inquiries, the Company was fined $50,000 and has agreed to provide the banking department with specified operating information on a timely basis and to certain restrictions on its business. Although the Company believes it complies with its licensing requirements, no assurance can be given that additional inquiries by the banking department or similar regulatory bodies will not have an adverse effect on the licenses that the Company holds which in turn could have a negative effect on the Company's results of operations and financial condition.

  EMPLOYEE AGREEMENTS

     The Company has employment agreements with 9 officers of the Company. The Company guarantees annual compensation ranging from $200,000 to $260,000 per year, plus bonuses (where applicable) in amounts as defined in the agreements. The officers' compensation will be increased each year by an amount approved by the Board of Directors. The agreements terminate upon the occurrence of certain events as defined by the respective agreements.

25.  CONCENTRATIONS

     For the years ended December 31, 1995, 1996 and 1997, revenues from loan sales and loan servicing constituted the primary source of the Company's revenues. For the years ended December 31, 1995 and 1997, there were no institutional purchasers who accounted for more than 10% of the total revenues. For the year ended December 31, 1996, there was one institutional purchaser who acted as a conduit to securitize the Company's loan originations that accounted for 10% or more (36.7%) of the total revenues.

                           CITYSCAPE FINANCIAL CORP.

26.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments, whether or not recognized in the statement of financial condition, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based upon estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and the estimated future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. SFAS No. 107 excludes certain financial instruments and all non-financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts do not represent the underlying value of the Company.

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

          Cash and cash equivalents: The carrying amount of cash on hand and money market funds is considered to be a reasonable estimate of fair market value.

          Securities purchased under agreements to resell: The carrying amount of securities purchased under agreements to resell is considered to be a reasonable estimate of fair value.

          Available-for-sale securities: The fair value was determined based upon the market value of the securities less a discount for restrictions on the resale of such securities.

          Mortgage servicing receivables: The fair value was determined by using estimated discounted future cash flows taking into consideration the current interest rate environment, current prepayment rates and default experience. The carrying amount is considered to be a reasonable estimate of fair market value.

          Trading securities: The fair value on the Company's Sav*-A-Loan(R) trading securities was determined by using estimated discounted future cash flows taking into consideration the current interest rate environment, current prepayment rates and default experience. Such securities are carried at fair value. The fair value on the Company's home equity trading securities was based upon net realizable value.

          Mortgage loans held for sale, net: The fair values were estimated by using current institutional purchaser yield requirements. The fair value of the mortgage loans held for sale, net totaled $94.3 million and $95.2 million at December 31, 1996 and 1997, respectively.

          Mortgage loans held for investment, net: The fair value has been estimated using a combination of the current interest rate at which similar loans with comparable maturities would be made to borrowers with similar credit ratings, and adjustments for the additional credit risks associated with loans of this type. Since the loans have a weighted average coupon rate of 16.7% and 12.2% at December 31, 1996 and 1997, respectively, and since additional credit risk adjustments have been provided through reserves for loan losses, the carrying value is a reasonable estimate of fair value.

          Warehouse financing facilities: This facility has an original maturity of less than 120 days and, therefore, the carrying value is a reasonable estimate of fair value.

          Securities sold but not yet purchased: The carrying amount of securities purchased under agreements to resell is considered to be a reasonable estimate of fair value.

          Standby financing facilities: The carrying amount of standby financing facilities is considered to be a reasonable estimate of fair market value.

                           CITYSCAPE FINANCIAL CORP.

          Notes and loans payable: The carrying amount of notes and loans payable is considered to be a reasonable estimate of fair market value.

          Convertible subordinated debentures and Senior Notes: Fair value was based on quoted market prices. As of December 31, 1997, the fair values were less than the carrying values for 1996 and 1997 by $156.0 million and $123.1 million, respectively.

27.  SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES

     The following is a summary of the significant noncash investing and financing activities during the years ended 1996 and 1997:

1996:
Available-for-sale securities received......................  $14,618,194
Reclassification of mortgages held for sale to mortgages
  held for investment.......................................    4,182,414
Conversion of Convertible Debentures into Common Stock......       20,000

1997:
Reclassification of mortgages held for sale to mortgages
  held for investment.......................................  $14,641,389
Conversion of Convertible Debentures into Common Stock......   14,110,000
Preferred Dividends paid in the form of Common Stock........      904,531

                           CITYSCAPE FINANCIAL CORP.

28.  SELECTED QUARTERLY DATA (UNAUDITED)

     The following represents selected quarterly financial data for the Company:

                                                    THREE MONTHS ENDED
                              ---------------------------------------------------------------
                               MARCH 31,       JUNE 30,       SEPTEMBER 30,     DECEMBER 31,
                              -----------     -----------     -------------     -------------
1996
Revenues....................  $15,832,612     $20,887,927     $ 32,873,161      $  38,254,177
Earnings from continuing
  operations................    3,433,928       7,111,505        8,193,845          5,136,007
Earnings from discontinued
  operations, net of
  taxes.....................    5,839,216       4,014,491        6,220,992         10,730,898
Net earnings................  $ 9,273,144     $11,125,996     $ 14,414,837      $  15,866,905
Earnings per common
  share(1)(2):
  Basic
     Continuing
       operations...........  $      0.12     $      0.24     $       0.28      $        0.18
     Discontinued
       operations...........         0.20            0.14             0.21               0.36
                              -----------     -----------     ------------      -------------
       Net earnings.........  $      0.32     $      0.38     $       0.49      $        0.54
                              ===========     ===========     ============      =============
  Diluted
     Continuing
       operations...........  $      0.11     $      0.24(3)  $       0.26      $        0.16(3)
     Discontinued
       operations...........         0.20            0.13             0.17               0.35
                              -----------     -----------     ------------      -------------
       Net earnings.........  $      0.31     $      0.37     $       0.43      $        0.51
                              ===========     ===========     ============      =============
1997
Revenues....................  $45,549,383     $54,737,559     $(25,384,830)     $ (40,870,088)
Earnings (loss) from
  continuing operations.....    7,486,095       7,474,266      (47,371,328)       (86,094,945)
Earnings (loss) from
  discontinued operations
  net of taxes..............    9,308,696      (3,462,789)     (22,271,374)      (229,480,533)
Loss on disposal of
  discontinued operations...           --              --               --        (49,939,996)
Net earnings (loss).........   16,794,791       4,011,477      (69,642,702)      (365,515,474)
Preferred stock dividends...           --       1,066,874        1,035,315          2,444,872
Net earnings (loss)
  applicable to common
  stock.....................  $16,794,791     $ 2,944,603     $(70,678,017)     $(367,960,346)
Earnings (loss) per common
  share(1)(2):
  Basic
     Continuing
       operations...........  $      0.25     $      0.21     $      (1.50)     $       (2.21)
     Discontinued
       operations...........         0.32           (0.11)           (0.69)             (5.72)
     Disposal of
       discontinued
       operations...........           --              --               --              (1.25)
                              -----------     -----------     ------------      -------------
       Net (loss)
          earnings..........  $      0.57     $      0.10     $      (2.19)     $       (9.18)
                              ===========     ===========     ============      =============
  Diluted
     Continuing
       operations...........  $      0.24(3)  $      0.20(4)  $      (1.50)     $       (2.21)
     Discontinued
       operations...........         0.30           (0.11)           (0.69)             (5.72)

                           CITYSCAPE FINANCIAL CORP.

                                                    THREE MONTHS ENDED
                              ---------------------------------------------------------------
                               MARCH 31,       JUNE 30,       SEPTEMBER 30,     DECEMBER 31,
                              -----------     -----------     -------------     -------------
     Disposal of
       discontinued
       operations...........           --              --               --              (1.25)
                              -----------     -----------     ------------      -------------
       Net (loss)
          earnings..........  $      0.54     $      0.09     $      (2.19)(5)  $       (9.18)(5)
                              ===========     ===========     ============      =============

---------------
(1) In the fourth quarter of 1997, the Company adopted SFAS No. 128. Prior period amounts have been restated to comply with the requirements of SFAS No. 128 (see Notes 4 and 23).

(2) The total of the four quarters' earnings (loss) per share may not equal the annual earnings (loss) per share.

(3) For these quarters, the Convertible Debentures are antidilutive and are not included in the computation of diluted EPS. Earnings from continuing operations is used as the "control number" in determining whether these potential common shares are dilutive or antidilutive.

(4) For this quarter, Convertible Debentures and convertible preferred stock are antidilutive and are not included in the computation of diluted EPS. Earnings from continuing operations is used as the "control number" in determining whether these potential common shares are dilutive or antidilutive.

(5) For these quarters, the incremental shares from assumed conversions are not included in computing the diluted per share amounts because their effect would be antidilutive since an increase in the number of shares would reduce the amount of loss per share. Therefore, basic and diluted EPS figures are the same amount

29.  SUBSEQUENT EVENTS (UNAUDITED)

     Streaming and Downsizing. In February 1998, the Company announced that it has begun implementing a restructuring plan that includes streamlining and downsizing its operations. The Company has closed its branch operations in Virginia and significantly reduced its correspondent originations for the foreseeable future and has exited its conventional lending business. Accordingly, in the first quarter of 1998 the Company has recorded a restructuring charge of $3.2 million. Of this amount, $1.1 million represents severance payments made to 142 former employees and $2.1 million represents costs incurred with lease obligations and write-offs of assets no longer in service. At June 30, 1998, the Company had available a reserve of $2.2 million for these restructuring charges.

     Nasdaq National Market. In December 1997, the Company was notified by Nasdaq that the Common Stock would be delisted from the Nasdaq National Market as a result of the Company's non-compliance with Nasdaq's listing requirements and corporate governance rules. In January 1998, the Company received notice from Nasdaq that the Common Stock would be moved from Nasdaq National Market to the Nasdaq SmallCap Market subject to the Company achieving a $1.00 per share bid price on or before May 22, 1998. As a result of the delisting from the Nasdaq National Market, the Company is subject to certain unfavorable provisions pursuant to the Certificates of Designations of the Company's Preferred Stock.

     On May 1, 1998, the Company was informed by Nasdaq that the Company's Common Stock would be delisted from the Nasdaq SmallCap Market effective with the close of business on May 1, 1998, and that the Company does not meet the criteria necessary for immediate eligibility for quotation on the OTC Bulletin Board. As a result of this delisting, it is likely that the liquidity of the Company's Common Stock will be materially impaired which is likely to materially and adversely affect the price of the Common Stock.

     The CSC-UK Sale; Discontinued Operations. As a result of liquidity constraints, the Company adopted a plan in March 1998 to sell the assets of CSC-UK. CSC-UK focused on lending to individuals who are generally unable to obtain mortgage financing from conventional UK sources such as banks and building societies because of impaired or unsubstantiated credit histories and/or unverifiable income, or who otherwise

                           CITYSCAPE FINANCIAL CORP.

choose not to seek financing from conventional lenders. CSC-UK originated loans in the UK market through a network of independent mortgage brokers and, to a lesser extent, through direct marketing to occupants of government-owned residential properties in the UK.

     In April 1998, pursuant to an Agreement for the Sale and Purchase of the Business of CSC-UK and its Subsidiaries and the Entire Issued Share Capital of City Mortgage Receivables 7 Plc, dated March 31, 1998 (the "UK Sale Agreement"), the Company completed the sale to Ocwen and Ocwen Asset of substantially all of the assets, and certain liabilities, of CSC-UK (the "UK Sale"). The sale did not include the assumption by Ocwen of all of CSC-UK's liabilities, and therefore, no assurances can be given that claims will not be made against the Company in the future arising out of its former UK operations. Such claims could have a material adverse effect on the Company's financial condition and results of operations. The UK Sale included the acquisition by Ocwen of CSC-UK's whole loan portfolio and loan origination and servicing businesses for a price of L249.6 million, the acquisition by Ocwen Asset of CSC-UK's securitized loan residuals for a price of L33.7 million and the assumption by Ocwen of L7.2 million of CSC-UK's liabilities. The price paid by Ocwen is subject to adjustment to account for the actual balances on the closing date of the loan portfolio and the assumed liabilities. As a result of the sale, the Company received proceeds, at the time of the closing, of $83.8 million, net of closing costs and other fees.

     Accordingly, the operating results of CSC-UK and its subsidiaries have been segregated from continuing operations and reported as a separate line item on the Company's financial statements. In addition, net assets of CSC-UK have been reclassified on the Company's financial statements as investment in discontinued operations. The Company has restated its prior financial statements to present the operating results of CSC-UK as a discontinued operation.

     As of June 30, 1998, the Company's net investment on discontinued operations totaled $25.4 million, representing cash on hand in the discontinued operation of approximately $16.4 million and net receivables (net of liabilities) due of approximately $9.0 million. The Company expects to maintain a balance of cash on hand in the discontinued operation to cover existing and potential liabilities and costs until the dissolution of the existing legal entities of CSC-UK and its subsidiaries. Additionally, as of June 30, 1998, there were liabilities related to the discontinued operations of approximately $1.4 million included in accounts payable and other liabilities.

     Included in such net receivables is approximately $10.0 million due from Ocwen under the terms of the UK Sale Agreement. The Company, however, recently received a letter from Ocwen in which Ocwen has taken the position that the Company owes approximately $21.4 million in connection with the transaction. The Company and Ocwen are currently in dispute over these amounts. Although there can be no assurance of the outcome of such dispute, the Company believes the Ocwen claim is without merit.

     Restructuring/Reorganization. The Company has determined that the best alternative for recapitalizing the Company over the long-term and maximizing the recovery of creditors and senior equity interest holders of the Company is through a prepackaged plan of reorganization for the Company and its wholly-owned subsidiary, CSC, pursuant to chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code"). Toward that end, during the second and third quarters of 1998, the Company has engaged in negotiations, first, with holders of a substantial majority of the Notes and, second, with holders of a substantial majority of the Convertible Debentures on the terms of a plan of reorganization that both groups would find acceptable. Those negotiations have resulted in agreements in principle with both groups on the terms of a plan of reorganization (the "Plan").

     In summary, the Plan, if accepted by certain classes of creditors whose votes will be solicited and, if confirmed by a bankruptcy court, would provide that: (i) holders of Notes would receive in exchange for all of their claims, in the aggregate, 90.5% of the new common stock of the reorganized company and $75 million in initial principal amount of 10-year senior notes (on which interest could be paid, at the reorganized company's

                           CITYSCAPE FINANCIAL CORP.

option, in kind); (ii) holders of the Convertible Debentures would receive in exchange for all of their claims, in the aggregate, 9.5% of the new common stock of the reorganized company and (provided that the class of Convertible Debentureholders votes to accept the Plan) warrants to purchase additional common stock representing 5% of the new common stock of the reorganized company on a fully diluted basis, which warrants would be exercisable if and when the enterprise value of the reorganized company reached $300 million; (iii) provided that (a) the applicable class of holders of Preferred Stock votes to accept the Plan, and (b) no class senior to such class votes (or is deemed to have voted) to reject the Plan, holders of Preferred Stock would receive in exchange for their interests in the Company, in the aggregate, warrants to purchase common stock representing 10% of the new common stock of the reorganized company on a fully diluted basis, with 10.5% of such warrants going to holders of Series A Preferred Stock and 89.5% of such warrants going to holders of Series B Preferred Stock, all of which warrants would be exercisable if and when the enterprise value of the reorganized company reached $430 million; and (iv) existing Common Stock and warrants of the Company would be extinguished and holders thereof would receive no distributions under the Plan.

     The Company is currently preparing documentation to reflect the terms of the Plan and to solicit acceptances of the Plan from holders of Notes, Convertible Debentures, Series A Preferred Stock and Series B Preferred Stock. The Company expects to be in a position to commence such solicitation shortly and anticipates that such solicitation will be conducted over a period of approximately one month. Immediately following the completion of the solicitation, assuming the requisite acceptances by certain classes of creditors are obtained, the Company and CSC expect to commence cases under chapter 11 of the Bankruptcy Code. Upon such filing, the Company intends to ask the bankruptcy court to set a hearing on confirmation of the Plan as expeditiously as possible, which the Company anticipates to be one to two months following the commencement of the chapter 11 cases. Notwithstanding the foregoing, there can be no assurance that the Company will be in a position to commence the chapter 11 proceedings as expeditiously as contemplated; that requisite acceptances of the Plan will be obtained; that the terms of the Plan will not change; that the bankruptcy court, if and when chapter 11 proceedings are commenced, will confirm the Plan (whether or not requisite acceptances are obtained) within the anticipated time frame or at all; or that the Plan will be consummated (even if it is confirmed). Furthermore, even if the Company is successful in implementing the Plan or any of its other strategic alternatives and initiatives, no assurance can be given as to the effect of any such success on the Company's results of operations or financial condition.

     In connection with the Company's restructuring efforts, the Company has deferred the June 1, 1998 and May 1, 1998 interest payments on its Notes and Convertible Debentures, respectively. The continued deferral of the interest payments on the Notes and Convertible Debentures constitutes an "Event of Default" pursuant to the respective Indenture under which the securities were issued.

     Subservicing Agreements. Due to the Company exceeding the delinquency rates permitted under the terms of the pooling and servicing agreements with respect to the Company's 1995-2, 1995-3, 1996-1, 1996-2 and 1996-3 home equity securitizations, the Company has been in ongoing discussions regarding the servicing of the related loans with Financial Security Assurance Inc. and Financial Guaranty Insurance Company, certificate insurers under such securitizations. As a result of these discussions, the Company entered into subservicing agreements (which became effective on August 1, 1998) with respect to such loans with Fairbanks Capital Corp. As of June 30, 1998, the outstanding amount of such loans was $462.6 million or 33.4% of the servicing portfolio. The Company expects to enter into a similar subservicing agreement for its 1996-4 home equity securitization which, as of June 30, 1998, has approximately $146.3 million of loans outstanding. The total of these transfers would represent, as of June 30, 1998, approximately 44.0% of the total servicing portfolio and 90.1% of the Company's home equity securitized loans. As a result of the significant reduction of the Company's servicing portfolio, the Company expects to restructure its servicing operations and incur costs of approximately $500,000 and record such charge during the third quarter of 1998.

                                   EXHIBIT I

                        CITYSCAPE FINANCIAL CORP.'S AND
                          CITYSCAPE CORP.'S JOINT PLAN
                               OF REORGANIZATION

                     IN THE UNITED STATES BANKRUPTCY COURT
                     FOR THE SOUTHERN DISTRICT OF NEW YORK

IN RE                                                         CHAPTER 11

CITYSCAPE FINANCIAL                                           CASE NO.
CORP.,                                                        CASE NO.
CITYSCAPE CORP.,

DEBTORS.

------------------------------------------------------

                          CITYSCAPE FINANCIAL CORP.'S
                      AND CITYSCAPE CORP.'S JOINT PLAN OF
                                 REORGANIZATION

                    IMPORTANT: A BANKRUPTCY CASE HAS NOT YET
                        BEEN FILED AS OF THE DATE HEREOF

Robert J. Rosenberg
A. Brent Truitt
Rachael Fink
LATHAM & WATKINS
885 Third Avenue, Suite 1000
New York, New York 10022
(212) 906-1200

COUNSEL FOR
CITYSCAPE FINANCIAL CORP.
AND CITYSCAPE CORP.

                               TABLE OF CONTENTS

I.     INTRODUCTION..........................................................    1
II.    DEFINITIONS, INTERPRETATION AND RULES OF CONSTRUCTION.................    1
       A.   Definitions......................................................    1
       B.   Interpretation and Computation of Time...........................    9
             1.  Defined Terms...............................................    9
             2.  Rules of Interpretation.....................................    9
             3.  Time Periods................................................    9
III.   DESIGNATION OF CLASSES OF CLAIMS AND INTERESTS........................    9
       A.   Cityscape Classification.........................................   10
       B.   CSC Classification...............................................   11
IV.    GENERAL PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS..............   11
       A.   Unclassified Claims..............................................   11
             1.  Administrative Claims.......................................   11
             2.  Priority Tax Claims.........................................   12
             3.  Bar Date for Administrative Claims..........................   12
       B.   Treatment of Claims Against and Interests in Cityscape...........   13
             1.  Class A1 (Bank Claims)......................................   13
             2.  Class A2a et seq. (Other Secured Claims)....................   14
             3.  Class A3 (Priority Claims)..................................   14
             4.  Class A4 (Senior Note Claims)...............................   14
             5.  Class A5 (General Unsecured Claims).........................   15
             6.  Class A6 (Subordinated Debenture Claims)....................   15
             7.  Class A7 (Old Debt Securities Claims).......................   15
             8.  Class A8 (Interests of Holders of Old Series A Preferred
                 Stock)......................................................   16
             9.  Class A9 (Old Series A Preferred Stock Securities Claims)...   16
            10.  Class A10 (Interests of Holders of Old Series B Preferred
                 Stock)......................................................   16
            11.  Class A11 (Old Series B Preferred Stock Securities
                 Claims).....................................................   17
            12.  Class A12 (Interests of Holders of Old Cityscape Common
                 Stock)......................................................   17
            13.  Class A13 (Interests of Holders of Old Stock Rights in
                 Cityscape and all Claims Arising Out of Such Old Stock
                 Rights).....................................................   17
            14.  Class A14 (Old Cityscape Common Stock and Old Warrant
                 Securities Claims)..........................................   17
       C.   Treatment of Claims Against and Interests in CSC.................   17
             1.  Class B1 (Bank Claims)......................................   17
             2.  Class B2a et seq. (Other Secured Claims)....................   18
             3.  Class B3 (Priority Claims)..................................   18
             4.  Class B4 (Senior Note Guarantee Claims).....................   18
             5.  Class B5 (General Unsecured Claims).........................   19
             6.  Class B6 (Intercompany Claims)..............................   19
             7.  Class B7 (Cityscape's 100% Ownership Interest in CSC).......   19
       D.   Treatment of Trade Creditors and Employees Under the Plan........   19
             1.  Treatment of Trade Claims...................................   19
             2.  Treatment of Employee Claims................................   20
       E.   Modification of Treatment of Claims..............................   20
V.     DISTRIBUTIONS UNDER THE PLAN..........................................   20
       A.   Disbursing Agent.................................................   20
       B.   Timing of Distributions..........................................   21

                                      P-(i)

       C.   Methods of Distributions.........................................   21
             1.  Cash Payments...............................................   21
             2.  Issuance and Transfers of New Common Stock, New Senior Notes
                 and New Warrants............................................   21
             3.  Compliance with Tax Requirements............................   21
       D.   Pro Rata Distribution............................................   22
       E.   Distribution Record Date.........................................   22
       F.   Surrender of Cancelled Voting Securities and Exchange for New       22
            Securities.......................................................
             1.  Tender of Voting Securities.................................   22
             2.  Delivery of New Securities in Exchange for Voting
                 Securities..................................................   23
             3.  Special Procedures for Lost, Stolen, Mutilated or Destroyed
                 Instruments.................................................   23
             4.  Failure to Surrender Cancelled Instrument...................   23
       G.   Delivery of Distributions; Undeliverable or Unclaimed               24
            Distributions....................................................
       H.   Procedures for Treating Disputed Claims Under Plan of               24
            Reorganization...................................................
             1.  Disputed Claims.............................................   24
             2.  Objections to Claims and Interests..........................   25
             3.  Professionals, Administrative Claims, Trade Claims and
                 Employee Claims.............................................   25
             4.  No Distributions Pending Allowance..........................   25
             5.  Distributions on Account of Disputed Claims and Interests
                 Once They are Allowed.......................................   26
       I.   Setoffs..........................................................   26
       J.   Termination of Subordination.....................................   26
VI.    INDIVIDUAL HOLDER PROOFS OF INTEREST..................................   26
VII.   TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.................   26
       A.   Assumptions......................................................   26
       B.   Cure of Defaults in Connection with Assumption...................   27
       C.   Rejections.......................................................   27
       D.   Bar Date for Rejection Damages...................................   27
VIII.  ACCEPTANCE OR REJECTION OF THIS PLAN..................................   28
       A.   Voting Classes...................................................   28
       B.   Presumed Acceptances of Plan.....................................   28
       C.   Presumed Rejections of Plan......................................   28
       D.   Voting Instructions..............................................   28
       E.   Voting Deadline and Extensions...................................   28
       F.   Confirmability of Plan and Cramdown..............................   28
IX.    MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN....................   28
       A.   Corporate Structure..............................................   28
       B.   Corporate Action.................................................   29
             1.  Cancellation of Old Securities and Related Agreements.......   29
             2.  Certificate of Incorporation and Bylaws for Reorganized
                 Cityscape...................................................   29
             3.  Certificate of Incorporation and Bylaws for Reorganized
                 CSC.........................................................   29
             4.  Directors and Management of Reorganized Cityscape...........   29
             5.  Directors and Management of Reorganized CSC.................   30
       C.   Exit Facility....................................................   30
       D.   Implementation...................................................   30
       E.   Other Documents and Actions......................................   30
       F.   Payment of Statutory Fees........................................   30
       G.   Payment of Fees and Expenses of Unofficial Committees' Counsel...   30
       H.   Term of Injunctions or Stays.....................................   30
       I.   No Interest......................................................   30

                                     P-(ii)

       J.   Retiree Benefits.................................................   31
       K.   Issuance of New Securities.......................................   31
X.     CONFIRMATION AND EFFECTIVE DATE CONDITIONS............................   31
       A.   Conditions to Confirmation.......................................   31
       B.   Conditions to Effective Date.....................................   31
       C.   Waiver of Conditions to Confirmation and Effective Date..........   32
XI.    EFFECTS OF PLAN CONFIRMATION..........................................   32
       A.   Discharge of Debtors and Injunction..............................   32
       B.   Limitation of Liability..........................................   32
       C.   Releases.........................................................   33
       D.   Indemnification..................................................   33
       E.   Vesting of Assets................................................   34
       F.   Preservation of Causes of Action.................................   34
       G.   Retention of Bankruptcy Court Jurisdiction.......................   35
       H.   Failure of Bankruptcy Court to Exercise Jurisdiction.............   36
       I.   Committees.......................................................   36
XII.   MISCELLANEOUS PROVISIONS..............................................   36
       A.   Final Order......................................................   36
       B.   Modification of the Plan.........................................   36
       C.   Revocation of the Plan...........................................   37
       D.   Severability of Plan Provisions..................................   37
       E.   Successors and Assigns...........................................   37
       F.   Saturday, Sunday or Legal Holiday................................   37
       G.   Post-Effective Date Effect of Evidences of Claims or Interests...   37
       H.   Governing Law....................................................   38
       I.   No Liability for Solicitation or Participation...................   38
       J.   No Admissions or Waiver of Objections............................   38

                                     P-(iii)

                                       I.

                                  INTRODUCTION

     Cityscape Financial Corp. (defined herein as "CITYSCAPE") and its wholly-owned subsidiary Cityscape Corp. (defined herein as "CSC" and, collectively with Cityscape, as "DEBTORS") hereby propose the following Plan of Reorganization (defined herein as the "PLAN") for the resolution of the Debtors' outstanding creditor claims and equity interests and request Confirmation of the Plan pursuant to Section 1129 of the Bankruptcy Code.

     All Holders of Claims and Interests are encouraged to read the Plan and the accompanying solicitation materials in their entirety.

     No materials, other than the accompanying solicitation materials and any exhibits and schedules attached thereto or referenced therein, have been approved by the Debtors for use in soliciting acceptances or rejections of the Plan.

     NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, ALL STATEMENTS IN THIS PLAN AND THE ACCOMPANYING SOLICITATION MATERIALS CONCERNING THE HISTORY OF THE DEBTORS' BUSINESSES, THE PAST OR PRESENT FINANCIAL CONDITION OF THE DEBTORS, TRANSACTIONS TO WHICH THE DEBTORS WERE OR ARE PARTY, OR THE EFFECT OF CONFIRMATION OF THE PLAN ON SECURED CREDITORS, UNSECURED CREDITORS OR EQUITY SECURITY HOLDERS ARE ATTRIBUTABLE EXCLUSIVELY TO THE DEBTORS AND NOT TO ANY OTHER PARTY.

                                      II.

             DEFINITIONS, INTERPRETATION AND RULES OF CONSTRUCTION

A.  DEFINITIONS.

     In addition to such other terms as are defined in other sections of the Plan, the following terms (which appear in the Plan as capitalized terms) have the following meanings as used in the Plan:

     1. "ADMINISTRATIVE CLAIM" means a Claim for payment of an administrative expense of a kind specified in Section 503(b) of the Bankruptcy Code and referred to in Section 507(a)(1) of the Bankruptcy Code, including, without limitation, the actual and necessary costs and expenses incurred after the commencement of a chapter 11 case of preserving the estate or operating the business of the Company (including wages, salaries and commissions for services), loans and advances to the Company made after the Petition Date, compensation for legal and other services and reimbursement of expenses awarded or allowed under Section 330(a) or 331 of the Bankruptcy Code, certain retiree benefits, certain reclamation claims (if any), and all fees and charges against the estate under Section 1930 of title 28, United States Code.

     2. "ALLOWED CLAIM" or "ALLOWED INTEREST" means a Claim against or Interest in the Debtors:

          (1) to the extent that a proof of such Claim or Interest was timely Filed and served upon the Debtors and no objection to the Claim or Interest, or motion to estimate the Claim or Interest for purposes of allowance, is Filed within the time fixed by the Bankruptcy Court for such objections; or

          (2) to the extent that a proof of such Claim or Interest is deemed Filed under applicable law or pursuant to a Final Order of the Bankruptcy Court and no objection to the Claim or Interest is Filed within the time fixed by the Bankruptcy Court for such objections; or

          (3) that is allowed pursuant to this Plan; or

          (4) to the extent that a proof of such Claim or Interest is allowed pursuant to the following sentence of this definition.

     If the Debtors File an objection to a proof of Claim or Interest within a time fixed by the Bankruptcy Court, the Claim or Interest shall be Allowed to the extent of:

          (1) any amount of such Claim or Interest to which the Debtors did not object;

          (2) any amount otherwise authorized by Final Order or the Plan; and

          (3) any amount temporarily allowed by an Order for purposes of voting on the Plan (which amount shall not be binding with respect to distributions to which the Holder of such Claim or Interest shall be entitled under the Plan).

"ALLOWED ADMINISTRATIVE CLAIM," "ALLOWED PRIORITY TAX CLAIM," "ALLOWED SECURED CLAIM" and "ALLOWED UNSECURED CLAIM" have correlative meanings.

     3. "ALLOWED CLASS . . . CLAIM" means an Allowed Claim in the particular Class described.

     4. "ALLOWED CLASS . . . INTEREST" means an Allowed Interest in the particular Class described.

     5. "BALLOT" means a ballot or master ballot to be used for voting to accept or reject the Plan.

     6. "BANK CLAIMS" means all Claims represented by, relating to or arising under or in connection with the Greenwich Facility or the CIT Facility.

     7. "BANKRUPTCY CODE" means title 11 of the United States Code, as now in effect or hereafter amended if such amendments are made applicable to the Reorganization Cases.

     8. "BANKRUPTCY COURT" means the United States Bankruptcy Court for the Southern District of New York, or such other court or adjunct thereof that exercises jurisdiction over the Reorganization Cases.

     9. "BANKRUPTCY RULES" means the Federal Rules of Bankruptcy Procedure, as applicable from time to time in the Reorganization Cases.

     10. "BUSINESS DAY" means any day other than a Saturday, a Sunday or a "LEGAL HOLIDAY" (as defined in Bankruptcy Rule 9006(a)).

     11. "CASH" means currency, a certified check, a cashier's check or a wire transfer of immediately available funds from any source, or a check drawn on a domestic bank from Reorganized Cityscape, Reorganized CSC or other Person making any distribution under the Plan.

     12. "CEDEL" means Cedel Bank, societe anonyme.

     13. "CIT FACILITY" means that certain revolving credit facility entered into by CSC with The CIT Group/Equipment Financing, Inc. on February 3, 1998, as amended through the date hereof, which facility is guaranteed by Cityscape.

     14. "CITYSCAPE" means Cityscape Financial Corp., a Delaware corporation.

     15. "CLAIM" means a claim against either of the Debtors, whether or not asserted or allowed, as defined in Section 101(5) of the Bankruptcy Code, including, without limitation, Administrative Claims.

     16. "CLASS" means a class of Claims or Interests designated pursuant to the Plan.

     17. "CLEARING SYSTEMS" shall have the meaning ascribed to such term in
Section V.F.2 of the Plan.

     18. "CLERK" means the Clerk of the Bankruptcy Court.

     19. "COMMITTEE" means any statutory committee of creditors or equity interest Holders of the Debtors appointed by the United States Trustee pursuant to Section 1102 of the Bankruptcy Code, including the Creditors' Committee, if one is appointed.

     20. "COMPANY" means Cityscape and CSC, collectively and individually as appropriate from the context, as Debtors.

     21. "CONFIRMATION" means the entry by the Bankruptcy Court of the Confirmation Order.

     22. "CONFIRMATION DATE" means the date on which the Clerk enters the Confirmation Order on the Docket.

     23. "CONFIRMATION HEARING" means the hearing on confirmation of the Plan, as the Plan may be modified hereafter.

     24. "CONFIRMATION ORDER" means the Order of the Bankruptcy Court confirming the Plan under Section 1129 of the Bankruptcy Code.

     25. "CONTRACT REJECTION SCHEDULE" shall have the meaning ascribed to such term in Section VII.C of the Plan.

     26. "CREDITORS' COMMITTEE" means any Official Committee of Creditors of Cityscape and/or CSC appointed by the United States Trustee pursuant to Section 1102 of the Bankruptcy Code.

     27. "CSC" means Cityscape Corp., a New York corporation and wholly-owned subsidiary of Cityscape.

     28. "DEBTOR RELEASEES" shall have the meaning ascribed to such term in
Section XI.C of the Plan.

     29. "DEBTORS" means, collectively, Cityscape and CSC, as debtors and Debtors In Possession.

     30. "DEBTORS IN POSSESSION" means the Debtors, when acting in the capacity of representatives of the Estates in the Reorganization Cases.

     31. "DESIGNATED PROFESSIONAL" means: (i) Latham & Watkins; (ii) Gibson, Dunn & Crutcher LLP; (iii) Kasowitz, Benson, Torres & Friedman; (iv) Kramer, Levin, Naftalis & Frankel; and (v) Jay Alix & Associates.

     32. "DIP CLAIMS" means all Claims arising under the DIP Facilities.

     33. "DIP FACILITIES" means the debtor in possession credit agreements and any related agreements between the Debtors and the DIP Lenders.

     34. "DIP LENDERS" means, collectively, The CIT Group/Equipment Financing, Inc., Greenwich Capital Financial Products, Inc. and any other lenders participating in the DIP Facilities.

     35. "DISBURSING AGENT" means, collectively, one or more Persons responsible for making distributions under the Plan. The Reorganized Company or such Person(s) as the Debtors may employ in their sole discretion will serve as Disbursing Agent.

     36. "DISCLOSURE STATEMENT" means the disclosure statement pursuant to
Section 1125 or Section 1126(b) of the Bankruptcy Code with respect to the Plan (and all exhibits and schedules annexed thereto or referred to therein), also referred to therein as the "Solicitation Statement," as it may be amended or supplemented from time to time.

     37. "DISPUTED CLAIM" means a Claim, not otherwise Allowed or paid pursuant to the Plan, to the extent such Claim is the subject of a pending application, motion, complaint, objection or other legal proceeding seeking to disallow, subordinate or estimate such Claim.

     38. "DISPUTED INTEREST" means an Interest to the extent such Interest is the subject of a pending application, motion, complaint, objection or other legal proceeding seeking to disallow, subordinate or estimate such Interest.

     39. "DISTRIBUTION RECORD DATE" means the date or dates fixed by the Bankruptcy Court as the record date for determining the Holders of Old Senior Notes, Old Subordinated Debentures, Old Series A Preferred Stock and Old Series B Preferred Stock, respectively, who are entitled to receive distributions under this Plan and, if no such date is fixed, means the Confirmation Date.

     40. "DOCKET" means the docket or dockets in the Reorganization Cases maintained by the Clerk.

     41. "DTC" means The Depository Trust Company.

     42. "EFFECTIVE DATE" means the first Business Day, as determined by the Debtors, on which (i) all conditions to the Effective Date set forth herein have been satisfied or, if permitted, waived by the Debtors, and on which no stay of the Confirmation Order is in effect, and (ii) the Plan has been "substantially consummated," as such term is defined in Section 1101(2) of the Bankruptcy Code.

     43. "ELIGIBLE INSTITUTION" shall have the meaning ascribed to such term in
Section V.F.1.b of the Plan.

     44. "EMPLOYEE CLAIMS" means Claims which are asserted by employees of the Debtors in connection with their employment, including, without limitation, Claims arising from or relating to salaries or wages, accrued paid vacation, health-related benefits, severance benefits, field management and executive/ administrative management incentive plans and similar employee benefits.

     45. "ESTATES" means the estates created in the Debtors' Reorganization Cases under Section 541 of the Bankruptcy Code.

     46. "EUROCLEAR" means Morgan Guaranty Trust Company of New York, as operator of the Euroclear system.

     47. "EXIT FACILITY" means the post-Effective Date working capital facility or facilities to be entered into between the Reorganized Company and lenders to be determined.

     48. "FILE," "FILED" or "FILING" means filed, or filing, with the Bankruptcy Court in the Reorganization Cases.

     49. "FINAL ORDER" means an order or judgment of the Bankruptcy Court, as entered on the Docket in the Reorganization Cases, which has not been reversed, stayed, modified or amended, and as to which (a) the time to appeal, seek certiorari or request reargument or further review or rehearing has expired and no appeal, petition for certiorari or request for reargument or further review or rehearing has been timely filed, or (b) any appeal that has been or may be taken or any petition for certiorari or request for reargument or further review or rehearing that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed, from which certiorari was sought or to which the request was made.

     50. "FINANCING ORDERS" means, collectively, the interim and final orders entered by the Bankruptcy Court in connection with the DIP Facilities.

     51. "GREENWICH FACILITY" means that certain Master Loan and Security Agreement dated as of January 1, 1997 between CSC and Greenwich Capital Financial Products, Inc., as subsequently extended, amended or otherwise modified from time to time through the date hereof, which facility is guaranteed by Cityscape.

     52. "HOLDER" means a Person who holds a Claim or Interest in such Person's capacity as the holder of such Claim or Interest. Where the identity of the Holder of a Claim or Interest is set forth on a register or other record maintained by or at the direction of the Debtors, the Holder of such Claim or Interest shall be deemed to be the Holder as identified on such register or record unless the Debtors are otherwise notified in a writing authorized by such Holder.

     53. "IMPAIRED" shall have the definition given to it in Section 1124 of the Bankruptcy Code. Section 1124 states in principal part:

          [A] class of claims or interests is impaired under a plan unless, with respect to each claim or interest of such class, the plan --

             (1) leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the holder of such claim or interest; or

             (2) notwithstanding any contractual provision or applicable law that entitles the holder of such claim or interest to demand or receive accelerated payment of such claim or interest after the occurrence of a default --

                (A) cures any such default that occurred before of after the commencement of the case under this title, other than a default of a kind specified in section 365(b)(2) of this title;

                (B) reinstates the maturity of such claim or interest as such maturity existed before such default;

                (C) compensates the holder of such claim or interest for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and

                (D) does not otherwise alter the legal, equitable, or contractual rights to which such claim or interest entitles the holder of such claim or interest.

An Impaired Class is entitled to vote on the Plan; provided, however, that Classes of Claims and Interests that do not receive or retain any property under the Plan on account of such Claims and Interests are deemed to have rejected the Plan and are not entitled to vote.

     54. "INDEMNITEES" shall have the meaning ascribed to such term in Section XI.D of the Plan.

     55. "INDENTURE TRUSTEES" means (i) The Chase Manhattan Bank, as original indenture trustee for the Old Senior Notes, (ii) Norwest Bank of Minnesota, N.A., as successor indenture trustee for the Old Senior Notes, or any successor thereto, and (iii) The Chase Manhattan Bank, N.A., as indenture trustee for the Old Subordinated Debentures, or any successor thereto.

     56. "INFORMATION AGENT" shall have the meaning ascribed to such term in
Section VIII.E of the Plan.

     57. "INSTRUMENT" means any share of stock, security, promissory note or other "INSTRUMENT," within the meaning of that term, as defined in Section 9-105(1)(i) of the UCC.

     58. "INTERCOMPANY CLAIMS" means any and all Claims and causes of action which either of the Debtors holds against the other Debtor.

     59. "INTEREST" means the interest of any equity security Holder of the Debtors, whether or not asserted, as defined in Section 101(17) of the Bankruptcy Code.

     60. "LETTER OF TRANSMITTAL" shall have the meaning ascribed to such term in
Section V.F.1.b of the Plan.

     61. "LOCAL BANKRUPTCY RULES" means the local rules of the Bankruptcy Court, as applicable from time to time in the Reorganization Cases.

     62. "NEW COMMON STOCK" means common stock of Reorganized Cityscape, par value $0.01 per share, which may be issued by Reorganized Cityscape on and after the Effective Date pursuant to the Plan or otherwise.

     63. "NEW INDENTURE" means the indenture between Reorganized Cityscape, the New Indenture Trustee, as trustee, and Reorganized CSC, as guarantor, under which the New Senior Notes will be issued. The forms of the New Indenture and the New Senior Note are annexed collectively as Exhibit "A" hereto.

     64. "NEW INDENTURE TRUSTEE" means Norwest Bank of Minnesota, N.A., as trustee for holders of New Senior Notes.

     65. "NEW SECURITIES" means, collectively, New Senior Notes, New Common Stock and New Warrants.

     66. "NEW SENIOR NOTES" means the 9 1/4% Senior Notes due 2008, to be issued by Reorganized Cityscape under the New Indenture to Holders of Old Senior Notes in the aggregate, initial, principal amount of $75 million.

     67. "NEW 5% WARRANTS" means the five-year warrants to purchase 5% of the fully diluted New Common Stock at an exercise price of $19.31 per share, which warrants are to be issued to Holders of Old Subordinated Debentures with Allowed Claims pursuant to Section IV.B.6 of this Plan. The warrant agreement governing the New 5% Warrants (the "NEW 5% WARRANT AGREEMENT") and the certificates for the New 5% Warrants will be in substantially the form of the documents annexed collectively as Exhibit "B" hereto.

     68. "NEW 10% WARRANTS" means the five-year warrants to purchase 10% of the fully diluted New Common Stock at an exercise price of $27.86 per share, which warrants are to be issued to Holders of Old Cityscape Preferred Stock with Allowed Interests pursuant to Sections IV.B.8 and IV.B.10 of this Plan. The warrant agreement governing the New 10% Warrants (the "NEW 10% WARRANT AGREEMENT") and the certificates for the New 10% Warrants will be in substantially the form of the documents annexed collectively as Exhibit "C" hereto.

     69. "NEW WARRANTS" means New 5% Warrants and the New 10% Warrants.

     70. "OLD CITYSCAPE COMMON STOCK" means the common stock of Cityscape, par value $.01 per share.

     71. "OLD CITYSCAPE PREFERRED STOCK" means Old Series A Preferred Stock and the Old Series B Preferred Stock.

     72. "OLD DEBT" means, collectively, the Old Senior Notes and Old Subordinated Debentures.

     73. "OLD SECURITIES" means, collectively, the Old Debt, the Old Cityscape Common Stock, the Old Cityscape Preferred Stock and the Old Warrants.

     74. "OLD SENIOR NOTES" means the 12 3/4% Series A Senior Notes due 2004 issued by Cityscape.

     75. "OLD SERIES A PREFERRED STOCK" means Cityscape's 6% Convertible Preferred Stock, Series A, with an initial liquidation preference of $10,000 per share, of which 626 shares remain outstanding as of the date hereof.

     76. "OLD SERIES B PREFERRED STOCK" means Cityscape's 6% Convertible Preferred Stock, Series B, with an initial liquidation preference of $10,000 per share, of which 4,551 shares remain outstanding as of the date hereof.

     77. "OLD SERIES A WARRANTS" means the five-year warrants (which relate to the Old Series A Preferred Stock) to purchase 500,000 shares of Old Cityscape Common Stock with an exercise price of $20.625 per share.

     78. "OLD SERIES B WARRANTS" means the five-year warrants (which relate to the Old Series B Preferred Stock) to purchase 500,000 shares of Old Cityscape Common Stock with an exercise price per share equal to the lesser of (i) $14.71 and (ii) 130% of the average closing sales prices over the 20 trading day period ending on the trading day immediately prior to the first anniversary of the original issuance of such warrants.

     79. "OLD STOCK RIGHTS" means, collectively, any Old Warrants, and any other rights or options, to purchase or otherwise acquire Old Securities, and any stock appreciation or similar rights relating to Old Securities, existing prior to the Effective Date, including, without limitation, such rights under Cityscape's 1995 Non-Employee Directors Stock Option Plan, Cityscape's 1995 Stock Option Plan, Cityscape's Stock Purchase Plan, Cityscape's 1997 Stock Option Plan, and Cityscape's Stock Option Program for certain executive officers, and registration rights granted by Cityscape to Franklin Mutual Advisers, Inc. "Old Stock Rights" do not include any rights arising out of the ownership of Old Securities.

     80. "OLD SUBORDINATED DEBENTURES" means the 6% Convertible Subordinated Debentures due 2006 issued by Cityscape.

     81. "OLD WARRANTS" means the Old Series A Warrants and the Old Series B Warrants.

     82. "ORDER" means an order or judgment of the Bankruptcy Court as entered on the Docket.

     83. "ORDINARY COURSE PROFESSIONALS' ORDER" means the order which, if entered by the Clerk, will authorize the Debtors to (a) retain and employ various professionals who are not working directly to implement the Reorganization Cases and (b) pay such professionals without need for application, hearing and Final Order.

     84. "OTHER SECURED CLAIM" means any Allowed Secured Claim not classified in Class A1 or Class B1. Other Secured Claims are classified in Class A2 et seq. and Class B2 et seq.

     85. "PERSON" means any individual, corporation, general partnership, limited partnership, limited liability partnership, limited liability company, association, joint stock company, joint venture, government or political subdivision, official committee appointed by the United States Trustee, unofficial committee of creditors or equity Holders, or other "entity" (as defined in the Bankruptcy Code).

     86. "PETITION DATE" means __________, 1998, the date on which the Reorganization Cases were Filed.

     87. "PLAN" means this plan of reorganization for the Debtors in the Reorganization Cases and all exhibits and schedules annexed hereto, as such may be amended, modified or supplemented from time to time.

     88. "POST-PETITION TAX CLAIMS" means Administrative Claims and other Claims by a governmental unit for taxes (and for interest and/or penalties related to such taxes) for any tax year or period, to the extent such Claim accrues within the period from and including the Petition Date through and including the Effective Date.

     89. "PREPETITION CREDIT FACILITIES" means the CIT Facility and the Greenwich Facility.

     90. "PRIORITY CLAIM" means an Allowed Claim entitled to priority under Sections 507(a)(3) through 507(a)(7) or 507(a)(9) of the Bankruptcy Code, but excludes Priority Tax Claims.

     91. "PRIORITY TAX CLAIM" means an Allowed Claim for an amount entitled to priority under Section 507(a)(8) of the Bankruptcy Code.

     92. "PRO RATA" means proportionately so that, with respect to any Class, the ratio of (a) the amount of consideration distributed on account of a particular Allowed Claim or Allowed Interest to (b) the amount of such particular Allowed Claim or Allowed Interest, is the same as the ratio of (x) the amount of consideration distributed on account of all Allowed Claims or Allowed Interests of the Class in which the particular Allowed Claim or Allowed Interest is included to (y) the aggregate amount of all Allowed Claims or Allowed Interests of that Class.

     93. "REINSTATED," means, with respect to any Allowed Claim or Allowed Interest, that such Claim or Interest shall be treated as Unimpaired as of the Effective Date.

     94. "REORGANIZATION CASES" means the Debtors' cases under chapter 11 of the Bankruptcy Code.

     95. "REORGANIZED CITYSCAPE" means Cityscape, as it will be reorganized as of the Effective Date in accordance with this Plan and having such name as shall be determined prior to the Confirmation Date by the Board of Directors of Cityscape.

     96. "REORGANIZED CITYSCAPE BYLAWS" means the amended and restated bylaws of Reorganized Cityscape that will be effective on the Effective Date, in substantially the form annexed as Exhibit "E" hereto.

     97. "REORGANIZED CITYSCAPE CERTIFICATE OF INCORPORATION" means the amended and restated certificate of incorporation of Reorganized Cityscape that will be effective on the Effective Date, in substantially the form annexed as Exhibit "D" hereto.

     98. "REORGANIZED CSC" means CSC, as it will be reorganized as of the Effective Date in accordance with this Plan and having such name as shall be determined prior to the Confirmation Date by the Board of Directors of CSC.

     99. "REORGANIZED CSC BYLAWS" means the amended and restated bylaws of Reorganized CSC that will be effective on the Effective Date, in substantially the form annexed as Exhibit "G" hereto.

     100. "REORGANIZED CSC CERTIFICATE OF INCORPORATION" means the amended and restated certificate of incorporation of Reorganized CSC that will be effective on the Effective Date, in substantially the form annexed as Exhibit "F" hereto.

     101. "REORGANIZED COMPANY" means Reorganized Cityscape and Reorganized CSC, collectively and individually, as appropriate from the context.

     102. "SECURED CLAIM" means any Claim that is secured by a lien on property in which the Estates have an interest or that is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder's interest in the Estates' interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to Section 506(a) or 1111(b) of the Bankruptcy Code.

     103. "SECURITIES CLAIM" means (a) any Claim arising from rescission of a purchase or sale of Old Securities or for damages arising from the purchase or sale of Old Securities, or (b) any Claim for indemnity, reimbursement, or contribution on account of any such Claim.

     104. "SENIOR NOTE CLAIMS" means Claims arising from the Old Senior Notes (including all Claims and causes of action arising therefrom or in connection therewith).

     105. "SUBORDINATED DEBENTURE CLAIMS" means Claims arising from the Old Subordinated Debentures (including all Claims and causes of action arising therefrom or in connection therewith).

     106. "TENDERED CERTIFICATES" shall have the meaning ascribed to such term in Section V.F.1.b of the Plan.

     107. "TORT CLAIM" means any Claim related to personal injury, property damage or loss, products liability or other similar Claims against either Debtor, and shall not include Securities Claims or Claims arising under, based upon or related to Old Stock Rights.

     108. "TRADE CLAIMS" means any unsecured Claim against either Cityscape or CSC arising from (i) the delivery of goods or services in the ordinary course of business or (ii) insurance-related service (including insurance premiums). "Trade Claim" excludes (i) Claims arising under Section 502(e) or 502(g) of the Bankruptcy Code, (ii) Claims of the type described in Section 726(a)(4) of the Bankruptcy Code, and (iii) Tort Claims.

     109. "UCC" means the Delaware Uniform Commercial Code, as in effect at any relevant time.

     110. "UNIMPAIRED" means, with reference to a Class of Claims or Interests, that the Class is not Impaired. An Unimpaired Class is not entitled to vote on the Plan.

     111. "UNOFFICIAL COMMITTEES" means the Unofficial Senior Noteholders' Committee and the Unofficial Subordinated Debentureholders' Committee.

     112. "UNOFFICIAL SENIOR NOTEHOLDERS' COMMITTEE" means (i) MacKay-Shields Financial Corporation, as investment advisor to various funds, (ii) Cerberus Partners, L.P., (iii) Franklin Mutual Advisers, Inc., and such other representatives of the Senior Note Claims as may be designated from time to time.

     113. "UNOFFICIAL SUBORDINATED DEBENTUREHOLDERS' COMMITTEE" means (i) Forest Investment Management, (ii) Bear, Stearns & Co. Inc., (iii) KA Management, (iv) Tamar

Securities Inc., (v) Aristeia Capital LLC, (vi) Zazove Associates, LLC, (vii) J. Robbins Securities, LLC, (viii) RAS Securities Corp., (ix) D.A. Davidson & Co.,
(x) Donaldson, Lufkin & Jenrette Securities Corporation, (xi) Mercantile Bank,
(xii) Mellon Bank, as trustee for General Motors Employees Domestic Group Pension Trust, (xiii) Ramat Securities Ltd, and such other representatives of the Subordinated Debenture Claims as may be designated from time to time.

     114. "UNSECURED CLAIM" means any Claim that is not an Administrative Claim, Priority Claim, Priority Tax Claim or Secured Claim.

     115. "VOTING DEADLINE" means the date on which Ballots must be received by the Information Agent at the address set forth on the applicable Ballot. For purposes of the Plan, the Voting Deadline is 5:00 p.m., New York City Time, September 30, 1998, or, if the Debtors extend the Voting Deadline pursuant to
Section VIII.E below, the latest date on which a Ballot will be accepted.

     116. "VOTING SECURITIES" means, collectively, the Old Senior Notes, the Old Subordinated Debentures, the Old Series A Preferred Stock and the Old Series B Preferred Stock.

B.  INTERPRETATION AND COMPUTATION OF TIME.

     1.  DEFINED TERMS.

     Any term used in the Plan that is not defined in the Plan, either in
Article II (Definitions) or elsewhere, but that is defined in the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules, shall have the meaning assigned to that term in the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules, as the case may be.

     2.  RULES OF INTERPRETATION.

     For purposes of the Plan: (a) whenever it appears appropriate from the context, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (b) any reference in the Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; provided, however, that any change to such form, terms, or conditions which is material to a party to such document shall not be made without such party's consent; (c) any reference in the Plan to an existing document or exhibit Filed or to be Filed means such document or exhibit, as it may have been or (to the extent otherwise permitted, hereafter) may be amended, modified or supplemented from time to time; (d) unless otherwise specified in a particular reference, all references in the Plan to paragraphs, sections, articles and exhibits are references to paragraphs, sections, articles and exhibits of or to the Plan; (e) the words "herein," "hereof" "hereto," "hereunder" and others of similar import refer to the Plan in its entirety rather than to a particular portion of the Plan only; (f) captions and headings to articles and paragraphs are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretations of the Plan; (g) the rules of construction set forth in
Section 102 of the Bankruptcy Code shall apply; and (h) all exhibits to the Plan are incorporated into the Plan, and shall be deemed to be included in the Plan.

     3.  TIME PERIODS.

     In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

                                      III.

                 DESIGNATION OF CLASSES OF CLAIMS AND INTERESTS

     The following is a designation of the Classes of Claims and Interests under the Plan. In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified and are excluded from the following Classes. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class, and is classified in another Class or Classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other Class or Classes. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released or otherwise satisfied before the Effective Date; a Claim or Interest which is not an Allowed Claim or Allowed Interest is not in any Class. A Disputed Claim or Disputed Interest, to the extent that it subsequently becomes an Allowed Claim or Allowed Interest, shall be included in the Class for which it would have qualified had it not been disputed. Notwithstanding anything to the contrary contained in the Plan, no distribution shall be made on account of any Claim or Interest to the extent such Claim or Interest is not an Allowed Claim or an Allowed Interest.

A.  CITYSCAPE CLASSIFICATION

Class A1 -- Bank Claims                       Class A1 consists of all Allowed Bank Claims
                                              against Cityscape.

Class A2a et seq. -- Other Secured Claims     Class A2 consists of all Allowed Secured
                                              Claims against Cityscape other than Secured
                                              Claims specified in Class A1.

Class A3 -- Priority Claims                   Class A3 consists of all Allowed Priority
                                              Claims against Cityscape.

Class A4 -- Senior Note Claims                Class A4 consists of all Allowed Claims
                                              against Cityscape of Holders of Old Senior
                                              Notes.

Class A5 -- General Unsecured Claims          Class A5 consists of all Allowed Unsecured
                                              Claims against Cityscape other than the
                                              Unsecured Claims in Classes A4, A6, A7, A9,
                                              A11, A13 and A14.

Class A6 -- Subordinated Debenture Claims     Class A6 consists of all Allowed Claims
                                              against Cityscape of Holders of Old
                                              Subordinated Debentures.

Class A7 -- Old Debt Securities Claims        Class A7 consists of all Allowed Securities
                                              Claims on account of Old Debt against
                                              Cityscape.

Class A8 -- Old Series A Preferred Stock      Class A8 consists of all Allowed Interests in
                                              Cityscape of Holders of Old Series A Preferred
                                              Stock.

Class A9 -- Old Series A Preferred Stock      Class A9 consists of all Allowed Securities
  Securities Claims                           Claims on account of Old Series A Preferred
                                              Stock against Cityscape.

Class A10 -- Old Series B Preferred Stock     Class A10 consists of all Allowed Interests in
                                              Cityscape of Holders of Old Series B Preferred
                                              Stock.

Class A11 -- Old Series B Preferred Stock     Class A11 consists of all Allowed Securities
  Securities Claims                           Claims on account of Old Series B Preferred
                                              Stock against Cityscape.

Class A12 --Old Cityscape Common Stock        Class A12 consists of all Allowed Interests in
                                              Cityscape of Holders of Old Cityscape Common
                                              Stock

Class A13 -- Old Stock Rights                 Class A13 consists of all Allowed Interests in
                                              Cityscape of Holders of Old Stock Rights and
                                              all Allowed Claims arising out of any such Old
                                              Stock Rights, including, without limitation,
                                              all Allowed Claims arising out of the
                                              rejection of Old Stock Rights.

Class A14 -- Old Cityscape Common Stock       Class A14 consists of all Allowed Securities
  and Old Warrant Securities Claims           Claims on account of Old Cityscape Common
                                              Stock or Old Warrants against Cityscape.

B.  CSC CLASSIFICATION

Class B1 -- Bank Claims                       Class B1 consists of all Allowed Bank Claims
                                              against CSC.
Class B2a et seq. -- Other Secured Claims     Class B2 consists of all Allowed Secured
                                              Claims against CSC other than Secured Claims
                                              specified in Class B1.
Class B3 -- Priority Claims                   Class B3 consists of all Allowed Priority
                                              Claims against CSC.
Class B4 -- Senior Note Guarantee Claims      Class B4 consists of all Allowed Claims
                                              against CSC of Holders of Old Senior Notes
                                              based upon CSC's guarantee of Cityscape's
                                              obligations under the Old Senior Notes.
Class B5 -- General Unsecured Claims          Class B5 consists of all Allowed Unsecured
                                              Claims against Cityscape other than the
                                              Unsecured Claims in Classes B4 and B6.
Class B6 -- Intercompany Claims               Class B6 consists of all Allowed Claims
                                              against CSC of Cityscape.
Class B7 -- Cityscape's Interests in CSC      Class B7 consists of all Allowed Interests in
                                              CSC of Cityscape.

                                      IV.

            GENERAL PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS

A.  UNCLASSIFIED CLAIMS.

     1.  ADMINISTRATIVE CLAIMS.

     a.  General.

     Subject to certain additional requirements for professionals and certain other entities set forth below, Reorganized Cityscape or Reorganized CSC, as the case may be, shall pay to each Holder of an Allowed Administrative Claim, on account of its Administrative Claim and in full satisfaction thereof, Cash equal to the amount of such Allowed Administrative Claim on, as soon as practicable after, the later of the Effective Date and the day on which such Claim becomes an Allowed Claim, unless the Holder and the Debtors or Reorganized Cityscape or Reorganized CSC, as the case may be, agree or shall have agreed to other treatment of such Claim, or an order of the Bankruptcy Court provides for other terms; provided, that if incurred in the ordinary course of business or otherwise assumed by the Debtors pursuant to the Plan (including Administrative Claims of governmental units for taxes), an Allowed Administrative Claim will be assumed on the Effective Date and paid, performed or settled by Reorganized Cityscape or Reorganized CSC, as the case may be, when due in accordance with the terms and conditions of the particular agreement(s) governing the obligation in the absence of the Reorganization Cases.

     b.  Payment of Statutory Fees.

     On or before the Effective Date, all fees payable pursuant to 28 U.S.C. sec. 1930, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid in Cash equal to the amount of such Administrative Claim.

     2.  PRIORITY TAX CLAIMS.

     Unless otherwise agreed to by the Debtors or Reorganized Cityscape or Reorganized CSC, as the case may be, and a Holder of a Priority Tax Claim, each Holder of an Allowed Priority Tax Claim shall receive, at the sole option of Reorganized Cityscape or Reorganized CSC, as the case may be, (i) Cash equal to the unpaid portion of such Allowed Priority Tax Claim on the later of the Effective Date and the date on which such Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, or (ii) equal quarterly cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate to be determined by the Bankruptcy Court or otherwise agreed to by Reorganized Cityscape or Reorganized CSC, as the case may be, and such Holder, over a period through the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim, or upon such other terms determined by the Bankruptcy Court to provide the Holder of such Allowed Priority Tax Claim deferred cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim. The Holders of Allowed Priority Tax Claims are not entitled to vote on the Plan. Pursuant to Section 1123(a)(l) of the Bankruptcy Code, Priority Tax Claims are not designated a Class of Claims for purposes of the Plan.

     3.  BAR DATE FOR ADMINISTRATIVE CLAIMS.

     a.  General Provisions.

     Except as provided below for (i) non-tax liabilities incurred in the ordinary course of business by the Debtors in Possession, (ii) Post-Petition Tax Claims, and (iii) DIP Claims, requests for payment of Administrative Claims must be Filed and served on counsel for the Debtors and Reorganized Cityscape or Reorganized CSC, as the case may be, no later than (x) sixty (60) days after the Effective Date, or (y) such later date, if any, as the Bankruptcy Court shall order upon application made prior to the end of such 60-day period. Holders of Administrative Claims (including, without limitation, professionals requesting compensation or reimbursement of expenses and the Holders of any Claims for federal, state or local taxes) that are required to File a request for payment of such Claims and that do not File such requests by the applicable bar date shall be forever barred from asserting such Claims against the Debtors, Reorganized Cityscape, Reorganized CSC, or any of their respective properties. No request for payment shall be required in connection with the DIP Claims, which, notwithstanding anything to the contrary in this Plan, shall be paid in full in Cash on the Effective Date, as provided in the DIP Facilities and the Financing Orders.

     b.  Professionals.

     All professionals or other Persons requesting compensation or reimbursement of expenses pursuant to Section 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered on or before the Effective Date (including, without limitation, any compensation requested by any professional or any other Person for making a substantial contribution in the Reorganization Cases) shall File and serve on Reorganized Cityscape or Reorganized CSC, as the case may be, and counsel for Reorganized Cityscape or Reorganized CSC, as the case may be, an application for final allowance of compensation and reimbursement of expenses no later than (i) sixty (60) days after the Effective Date, or (ii) such later date, if any, as the Bankruptcy Court shall order upon application made prior to the end of such 60-day period; provided, however, that any professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals' Order without having filed an application may continue to receive compensation or reimbursement for services rendered before the Effective Date without further Bankruptcy Court review or approval to the extent provided in the Ordinary Course Professionals' Order. Objections to applications of professionals or other Persons for compensation or reimbursement of expenses must be Filed and served on the Reorganized Company, counsel for the Reorganized Company and the requesting professional or other Person on or before the later of (x) ninety (90) days after the Effective Date and (y) thirty (30) days after such date as the Bankruptcy Court shall establish as the deadline for Filing such applications.

     On or as soon as reasonably practicable after the Effective Date, Reorganized Cityscape shall pay the contractual claims of the Indenture Trustees for their fees and expenses including their reasonable attorneys' fees and expenses. To the extent, after being furnished with normal supporting documents for such fees and expenses, Reorganized Cityscape disputes the reasonableness of any such fees and expenses, Reorganized Cityscape shall pay such fees and expenses as are not disputed, and shall submit to the Indenture Trustee a written list of specific fees and expenses viewed by Reorganized Cityscape as not being reasonable. To the extent that Reorganized Cityscape and the Indenture Trustee are unable to resolve the dispute, the dispute shall be resolved by the Bankruptcy Court. Pending the resolution of any such dispute by consent or by Final Order of the Bankruptcy Court, an amount of Cash equal to the disputed portion of the Indenture Trustee's request for fees and expenses shall be held in trust in one or more segregated bank accounts in the name of the applicable Disbursing Agent for the benefit of the applicable Indenture Trustee, accounted for separately, and paid to the Indenture Trustee and/or returned to Reorganized Cityscape, as required by the agreement of Reorganized Cityscape and the Indenture Trustee or the Final Order of the Bankruptcy Court, as the case may be. The Indenture Trustees shall not attach or set off any of their fees and expenses against distributions to Holders of Old Senior Notes or Old Subordinated Debentures and shall not otherwise withhold or delay any such distributions.

     c.  Ordinary Course Liabilities.

     Except as provided herein, holders of Administrative Claims based on liabilities incurred in the ordinary course of the Debtors' businesses (other than Claims of governmental units for taxes or Claims and/or penalties related to such taxes) shall not be required to File any request for payment of such Claims. Such Administrative Claims shall be assumed and paid by Reorganized Cityscape or Reorganized CSC, as the case may be, pursuant to the terms and conditions of the particular transactions giving rise to such Administrative Claims, without any further action by the Holders of such Claims.

     d.  Tax Claims.

     All requests for payment of Post-Petition Tax Claims, for which no bar date has otherwise been previously established, must be Filed on or before the later of (i) sixty (60) days following the Effective Date, and (ii) 120 days following the filing of the tax return for such taxes for such tax year or period with the applicable governmental unit. Any Holder of any Post-Petition Tax Claim that is required to File a request for payment of such taxes and that does not File such a Claim by the applicable bar date shall be forever barred from asserting any such Post-Petition Tax Claim against either of the Debtors, Reorganized Cityscape, Reorganized CSC, or any of their respective properties, whether any such Post-Petition Tax Claim is deemed to arise prior to, on, or subsequent to, the Effective Date.

B.  TREATMENT OF CLAIMS AGAINST AND INTERESTS IN CITYSCAPE.

     1.  CLASS A1 (BANK CLAIMS).

     Class A1 consists of all Allowed Bank Claims, if any, against Cityscape arising from the Prepetition Credit Facilities including all Claims arising pursuant to any guarantee thereof and any pledge of assets as security therefor. Subject to the approval of the Bankruptcy Court pursuant to the Financing Orders, proceeds from the DIP Facilities will be used, among other things, to pay all Allowed Bank Claims against Cityscape in full in Cash prior to the Effective Date. Therefore, it is contemplated that there will not be any Bank Claims in Class A1 as of the Effective Date. However, to the extent that there are any Bank Claims in Class A1 as of the Effective Date, (i) each such Claim shall be deemed allowed as an Allowed Class A1 Claim in the aggregate amount equal to the sum of (A) the unpaid principal and interest as of the Petition Date less all payments thereon received and retained by the respective Holder thereof during the period from the Petition Date to the Effective Date, (B) all accrued and unpaid interest from the Petition Date through and including the Effective Date at the rates provided for in the Financing Orders, and (C) all other amounts due and owing as of the Effective Date in respect of the respective Bank Claims pursuant to the Financing Orders and pursuant to the Greenwich Facility or the CIT Facility, as the case may be, and (ii) on the Effective Date, each Holder shall receive, on account thereof, a payment in Cash by wire transfer equal to the amount of such Allowed Class A1 Claim. Therefore, Class A1 is Unimpaired and, accordingly, is not entitled to vote on the Plan.

     2.  CLASS A2a ET SEQ. (OTHER SECURED CLAIMS).

     Class A2a et seq. consists of all Allowed Secured Claims against Cityscape other than Secured Claims in Class A1. These Classes will be further divided into subclasses designated by letters of the alphabet (Class A2a, Class A2b, and so on) so that each Holder of any Other Secured Claim against Cityscape is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class. The Debtors shall File a schedule of each Other Secured Claim against Cityscape on or before ten (10) days prior to the commencement of the Confirmation Hearing. Each Allowed Other Secured Claim against Cityscape will be treated as follows: either (a) the Plan shall leave unaltered the legal, equitable and contractual rights to which such Claim entitles the Holder; (b)
(i) the Debtors shall cure any default with respect to such Claim that occurred before or after the Petition Date (other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code), (ii) the maturity of such Claim shall be reinstated as such maturity existed before any such default, (iii) the Holder of such Claim shall be compensated for any damages incurred as a result of any reasonable reliance by the Holder on any right to accelerate its Claim, and (iv) the legal, equitable, and contractual rights of such Holder will not otherwise be altered; or (c) such Claim shall receive such other treatment to which the Holder shall consent. The Holder of each Allowed Other Secured Claim against Cityscape which is treated as set forth in clause (a), (b) or (c) of this paragraph will be Unimpaired and will not be entitled to vote for or against the Plan.

     3.  CLASS A3 (PRIORITY CLAIMS).

     Class A3 consists of the Allowed Priority Claims against Cityscape. Class A3 Claims are Unimpaired and, accordingly, Holders of Allowed Class A3 Claims are not entitled to vote on the Plan. Each Holder of an Allowed Class A3 Claim shall be entitled to receive (i) Cash equal to the amount of such Claim, unless the Holder of such Claim and Reorganized Cityscape agree to a different treatment, on the latest of (a) the Effective Date or as soon as practicable thereafter, (b) the date such Claim becomes an Allowed Priority Claim, and (c) the date that such Claim would be paid in accordance with any terms and conditions of any agreements or understandings relating thereto between the Debtors and the Holder of such Claim, and/or (ii) such other treatment, as determined by the Bankruptcy Court, required to render such Claim Unimpaired.

     4.  CLASS A4 (SENIOR NOTE CLAIMS).

     Class A4 consists of the Allowed Unsecured Claims against Cityscape of Holders of Old Senior Notes (including all Claims and causes of action arising therefrom or in connection therewith). The Claim of each Holder of Old Senior Notes as of the Distribution Record Date shall be allowed in the aggregate amount of the unpaid principal of such Holder's Old Senior Notes plus unpaid interest (calculated in accordance with the provisions of the indenture governing the Old Senior Notes) which accrued prior to the Petition Date. Class A4 is Impaired and, accordingly, Holders of Allowed Class A4 Claims are entitled to vote on the Plan. On the Effective Date or as soon as practicable thereafter, each Holder of an Allowed Class A4 Claim shall receive on account of such Allowed Claim (i) a Pro Rata portion of the New Senior Notes (i.e., $250.00 of original principal amount of New Senior Notes for each $1,000 of principal amount of Old Senior Notes), and (ii) a Pro Rata portion of 90.5% of the New Common Stock to be issued by Reorganized Cityscape and outstanding on the Effective Date (i.e., 38.4625 shares of New Common Stock for each $1,000 of principal amount of Old Senior Notes). To the extent, if any, that the classification and manner of satisfying Claims and Interests under the Plan do not take into consideration all contractual, legal and equitable subordination rights that Holders of Allowed Class A4 Claims may have against Holders of Claims or Interests with respect to distributions made pursuant to this Plan, each Holder of an Allowed Class A4 Claim shall be deemed, upon the Effective Date, to have waived all contractual, legal or equitable subordination rights that such Holder might have, including, without limitation, any such rights arising out of the Old Senior Notes, the Old Subordinated Debentures, the indentures governing such Old Securities or otherwise.

     5.  CLASS A5 (GENERAL UNSECURED CLAIMS).

     Class A5 consists of all Allowed Unsecured Claims against Cityscape other than the Unsecured Claims in Classes A4, A6, A7, A9, A11, A13 and A14, including, but not limited to, Claims resulting from the rejection of leases or executory contracts (other than such Claims that fall within Class A13). Class A5 is Unimpaired and, accordingly, Holders of Allowed Class A5 Claims are not entitled to vote on the Plan.

     Unless otherwise agreed to by the parties, the legal, equitable and contractual rights of each Holder of an Allowed Claim in Class A5 will not be altered by this Plan or, at the option of the Debtors, each such Holder will receive such other treatment that will result in the Allowed Claim of such Holder being deemed Unimpaired.

     Class A5 also includes Trade Claims. As set forth in Section IV.D.1 below, the Debtors intend to seek Bankruptcy Court approval to pay in the ordinary course of business all outstanding Trade Claims to trade creditors who continue to provide normal trade credit terms to, or have reinstated normal trade credit terms for, the Company or who have previously agreed to compromise their Claims in a manner acceptable to the Debtors. In any event, any Allowed Claim in Class A5 that has become due and owing on or before the Effective Date (unless previously paid during the Reorganization Cases) shall be paid in full, in Cash (with interest, to the extent required by the Bankruptcy Court) on, or as soon as practicable after, the Effective Date, or at such other time as is mutually agreed upon by the Debtors and the Holder of such Claim, or if not due and owing on the Effective Date, such Claim shall be Reinstated and paid in full in accordance with its terms or otherwise rendered Unimpaired.

     Allowed Claims in Class A5 are not Impaired and will be deemed to have accepted the Plan.

     6.  CLASS A6 (SUBORDINATED DEBENTURE CLAIMS).

     Class A6 consists of Allowed Unsecured Claims against Cityscape of Holders of Old Subordinated Debentures (including all Claims and causes of action arising therefrom or in connection therewith). The Claim of each Holder of Old Subordinated Debentures as of the Distribution Record Date shall be allowed in the aggregate amount of the unpaid principal of such Holder's Old Subordinated Debentures plus unpaid interest (calculated in accordance with the provisions of the indenture governing the Old Subordinated Debentures) which accrued prior to the Petition Date. Class A6 is Impaired and, accordingly, Holders of Allowed Class A6 Claims are entitled to vote on the Plan. On the Effective Date or as soon as practicable thereafter, each Holder of an Allowed Class A6 Claim shall receive on account of such Allowed Claim (i) a Pro Rata portion of 9.5% of the New Common Stock to be issued by Reorganized Cityscape and outstanding on the Effective Date (i.e., 9.3446 shares of New Common Stock for each $1,000 of principal amount of Old Subordinated Debentures), and (ii) a Pro Rata portion of the New 5% Warrants (i.e., warrants to purchase 5.7861 shares of New Common Stock for each $1,000 of principal amount of Old Subordinated Debentures); provided, however, that if Class A6 does not accept the Plan, (i) no New 5% Warrants shall be distributed to Holders of Allowed Class A6 Claims (or to any other Persons) pursuant to the Plan, and (ii) no Holder of any Claim or Interest junior to the Allowed Class A6 Claims shall receive or retain any interest or property under the Plan.

     7.  CLASS A7 (OLD DEBT SECURITIES CLAIMS).

     Class A7 consists of all Allowed Securities Claims on account of Old Debt against Cityscape. The Holders of Allowed Class A7 Claims, if any, shall not receive or retain any interest or property under the Plan and, therefore, Class A7 is Impaired and is deemed to have rejected the Plan. Accordingly, votes of Holders of Allowed Class A7 Claims are not being solicited. The Debtors are not aware of any Class A7 Claims. If there are any Allowed Class A7 Claims, (i) the Debtors intend to seek to confirm the Plan pursuant to the "cramdown" provisions of Section 1129(b) of the Bankruptcy Code, and (ii) no Holder of any Claim or Interest junior to the Allowed Class A7 Claims shall receive or retain any interest or property under the Plan.

     8.  CLASS A8 (INTERESTS OF HOLDERS OF OLD SERIES A PREFERRED STOCK).

     Class A8 consists of the Allowed Interests of Holders of Old Series A Preferred Stock. The Interest of each Holder of Old Series A Preferred Stock as of the Distribution Record Date shall be allowed in the amount of the aggregate liquidation preference of such Holder's Old Series A Preferred Stock (calculated in accordance with the provisions of the certificate of designations governing the Old Series A Preferred Stock and/or any related agreement between Cityscape and such Holder) as of the Petition Date. Class A8 is Impaired and, accordingly, Holders of Allowed Class A8 Interests are entitled to vote on the Plan. On the Effective Date or as soon as practicable thereafter, each Holder of an Allowed Class A8 Interest will receive on account of such Allowed Interest a Pro Rata portion (based upon the ratio of the liquidation preference of its Allowed Class A8 Interest as of the Petition Date to the aggregate amount of the liquidation preferences of all Allowed Class A8 Interests as of the Petition Date) of approximately 10.3% of the New 10% Warrants (i.e., warrants to purchase approximately 20.76 shares of New Common Stock for each $1,000 in liquidation preference); provided, however, that if Class A8 does not accept the Plan, (i) no New 10% Warrants shall be distributed to Holders of Allowed Class A8 Interests (or to any other Persons) pursuant to the Plan, and (ii) no Holder of any Claim or Interest junior to the Allowed Class A8 Interests shall receive or retain any interest or property under the Plan; and provided further, that if any Class senior to Class A8 that contains Allowed Claims does not accept the Plan, no New 10% Warrants shall be distributed to Holders of Allowed Class A8 Interests (or to any other Persons) pursuant to the Plan. The percentage of the New 10% Warrants to be distributed to Holders of Allowed Class A8 Interests shall be adjusted, if and as necessary, depending upon when the Petition Date occurs and the aggregate liquidation preferences of the outstanding Old Series A Preferred Stock and Old Series B Preferred Stock on such date, to provide that each Holder of an Allowed Class A8 Interest would receive warrants to purchase the same number of shares as would a Holder of an Allowed Class A10 Interest if both Class A8 and Class A10 were otherwise entitled to receive distributions under the Plan.

     9.  CLASS A9 (OLD SERIES A PREFERRED STOCK SECURITIES CLAIMS).

     Class A9 consists of all Allowed Securities Claims on account of Old Series A Preferred Stock against Cityscape. The Holders of Allowed Class A9 Claims, if any, shall not receive or retain any interest or property under the Plan and, therefore, Class A9 is Impaired and is deemed to have rejected the Plan. Accordingly, votes of Holders of Allowed Class A9 Claims are not being solicited. The Debtors are not aware of any Class A9 Claims. If there are any Allowed Class A9 Claims, (i) the Debtors intend to seek to confirm the Plan pursuant to the "cramdown" provisions of Section 1129(b) of the Bankruptcy Code, and (ii) no Holder of any Claim or Interest junior to the Allowed Class A9 Claims shall receive or retain any interest or property under the Plan.

     10.  CLASS A10 (INTERESTS OF HOLDERS OF OLD SERIES B PREFERRED STOCK).

     Class A10 consists of all Allowed Interests of Holders of Old Series B Preferred Stock. The Interest of each Holder of Old Series B Preferred Stock as of the Distribution Record Date shall be allowed in the amount of the aggregate liquidation preference of such Holder's Old Series B Preferred Stock (calculated in accordance with the provisions of the certificate of designations governing the Old Series B Preferred Stock) as of the Petition Date. Class A10 is Impaired and, accordingly, Holders of Allowed Class A10 Interests are entitled to vote on the Plan. On the Effective Date or as soon as practicable thereafter, each Holder of an Allowed Class A10 Interest will receive on account of such Allowed Interest a Pro Rata portion (based upon the ratio of the liquidation preference of its Allowed Class A10 Interest as of the Petition Date to the aggregate amount of the liquidation preferences of all Allowed Class A10 Interests as of the Petition Date) of approximately 89.7% of the New 10% Warrants (i.e., warrants to purchase approximately 20.76 shares of New Common Stock for each $1,000 in liquidation preference); provided, however, that (i) if Class A10 does not accept the Plan, or (ii) if any Class senior to Class A10 that contains Allowed Claims or Allowed Interests does not accept the Plan, no New 10% Warrants shall be distributed to Holders of Allowed Class A10 Interests pursuant to the Plan. The percentage of the New 10% Warrants to be distributed to Holders of Allowed Class A10 Interests shall be adjusted, if and as necessary, depending upon when the Petition Date occurs and the aggregate liquidation preferences of the outstanding Old Series A Preferred Stock and Old Series B Preferred Stock on such date, to provide that each Holder of an Allowed Class A10 Interest would receive warrants to purchase the same number of shares as would a Holder of an Allowed Class A8 Interest if both Class A8 and Class A10 were otherwise entitled to receive distributions under the Plan.

     11.  CLASS A11 (OLD SERIES B PREFERRED STOCK SECURITIES CLAIMS).

     Class A11 consists of all Allowed Securities Claims on account of Old Series B Preferred Stock against Cityscape. The Holders of Allowed Class A11 Claims, if any, shall not receive or retain any interest or property under the Plan and, therefore, Class A11 is Impaired and is deemed to have rejected the Plan. Accordingly, votes of Holders of Allowed Class A11 Claims are not being solicited. The Debtors are not aware of any Class A11 Claims. If there are any Allowed Class A11 Claims, the Debtors intend to seek to confirm the Plan pursuant to the "cramdown" provisions of Section 1129(b) of the Bankruptcy Code.

     12.  CLASS A12 (INTERESTS OF HOLDERS OF OLD CITYSCAPE COMMON STOCK).

     Class A12 consists of the Allowed Interests of Holders of Old Cityscape Common Stock. The Holders of Allowed Class A12 Interests shall not receive or retain any interest or property under the Plan and, therefore, Class A12 is Impaired and is deemed to have rejected the Plan. Accordingly, votes of Holders of Allowed Class A12 Interests are not being solicited. The Debtors intend to seek to confirm the Plan as to Class A12 pursuant to the "cramdown" provisions of Section 1129(b) of the Bankruptcy Code.

     13. CLASS A13 (INTERESTS OF HOLDERS OF OLD STOCK RIGHTS IN CITYSCAPE AND ALL CLAIMS ARISING OUT OF SUCH OLD STOCK RIGHTS).

     Class A13 consists of all Allowed Interests in Cityscape of Holders of Old Stock Rights and all Allowed Claims arising out of any such Old Stock Rights, including, without limitation, all Claims arising out of the rejection of Old Stock Rights. The Holders of Allowed Class A13 Interests and Claims shall not receive or retain any interest or property under the Plan and, therefore, Class A13 is Impaired and is deemed to have rejected the Plan. Accordingly, votes of Holders of Allowed Class A13 Interests and Claims are not being solicited. The Debtors intend to seek to confirm the Plan as to Class A13 pursuant to the "cramdown" provisions of Section 1129(b) of the Bankruptcy Code.

     14.  CLASS A14 (OLD CITYSCAPE COMMON STOCK AND OLD WARRANT SECURITIES
          CLAIMS).

     Class A14 consists of all Allowed Securities Claims on account of Old Cityscape Common Stock or Old Warrants against Cityscape. The Holders of Allowed Class A14 Claims, if any, shall not receive or retain any interest or property under the Plan and, therefore, Class A14 is Impaired and is deemed to have rejected the Plan. Accordingly, votes of Holders of Allowed Class A14 Claims are not being solicited. If there are any Allowed Class A14 Claims, the Debtors intend to seek to confirm the Plan pursuant to the "cramdown" provisions of
Section 1129(b) of the Bankruptcy Code.

C.  TREATMENT OF CLAIMS AGAINST AND INTERESTS IN CSC.

     1.  CLASS B1 (BANK CLAIMS).

     Class B1 consists of all Allowed Bank Claims, if any, against CSC arising from the Prepetition Credit Facilities including all Claims arising pursuant to any guarantee thereof and any pledge of assets as security therefor. Subject to the approval of the Bankruptcy Court pursuant to the Financing Orders, proceeds from the DIP Facilities will be used, among other things, to pay all Allowed Bank Claims against CSC in full in Cash prior to the Effective Date. Therefore, it is contemplated that there will not be any Bank Claims in Class B1 as of the Effective Date. However, to the extent that there are any Bank Claims in Class B1 as of the

Effective Date, (i) each such Claim shall be deemed allowed as an Allowed Class B1 Claim in the aggregate amount equal to the sum of (A) the unpaid principal and interest as of the Petition Date less all payments thereon received and retained by the respective Holder thereof during the period from the Petition Date to the Effective Date, (B) all accrued and unpaid interest from the Petition Date through and including the Effective Date at the rates provided for in the Financing Orders, and (C) all other amounts due and owing as of the Effective Date in respect of the respective Bank Claims pursuant to the Financing Orders and pursuant to the Greenwich Facility or the CIT Facility, as the case may be, and (ii) on the Effective Date, each Holder shall receive, on account thereof, a payment in Cash by wire transfer equal to the amount of such Allowed Class B1 Claim. Therefore, Class B1 is Unimpaired and, accordingly, is not entitled to vote on the Plan.

     2.  CLASS B2A ET SEQ. (OTHER SECURED CLAIMS).

     Class B2a et seq. consists of all Allowed Secured Claims against CSC other than Secured Claims in Class B1. These Classes will be further divided into subclasses designated by letters of the alphabet (Class B2a, Class B2b, and so on) so that each Holder of any Other Secured Claim against CSC is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class. The Debtors shall File a schedule of each Other Secured Claim against CSC on or before ten (10) days prior to the commencement of the Confirmation Hearing. Each Allowed Other Secured Claim against CSC will be treated as follows: either (a) the Plan shall leave unaltered the legal, equitable and contractual rights to which such Claim entitles the Holder; (b) (i) the Debtors shall cure any default with respect to such Claim that occurred before or after the Petition Date (other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy
Code), (ii) the maturity of such Claim shall be reinstated as such maturity existed before any such default, (iii) the Holder of such Claim shall be compensated for any damages incurred as a result of any reasonable reliance by the Holder on any right to accelerate its Claim, and (iv) the legal, equitable, and contractual rights of such Holder will not otherwise be altered; or (c) such Claim shall receive such other treatment to which the Holder shall consent. The Holder of each Allowed Other Secured Claim against CSC which is treated as set forth in clause (a), (b) or (c) of this paragraph will be Unimpaired and will not be entitled to vote for or against the Plan.

     3.  CLASS B3 (PRIORITY CLAIMS).

     Class B3 consists of the Allowed Priority Claims against CSC. Class B3 Claims are Unimpaired and, accordingly, Holders of Allowed Class 3 Claims are not entitled to vote on the Plan. Each Holder of an Allowed Class B3 Claim shall be entitled to receive (i) Cash equal to the amount of such Claim, unless the Holder of such Claim and Reorganized CSC agree to a different treatment, on the latest of (a) the Effective Date or as soon as practicable thereafter, (b) the date such Claim becomes an Allowed Priority Claim, and (c) the date that such Claim would be paid in accordance with any terms and conditions of any agreements or understandings relating thereto between the Debtors and the Holder of such Claim, and/or (ii) such other treatment, as determined by the Bankruptcy Court, required to render such Claim Unimpaired.

     4.  CLASS B4 (SENIOR NOTE GUARANTEE CLAIMS).

     Class B4 consists of the Allowed Unsecured Claims against CSC of Holders of Old Senior Notes based upon CSC's guarantee of Cityscape's obligations under the Old Senior Notes. Class B4 is Impaired and, accordingly, Holders of Allowed Class B4 Claims are entitled to vote on the Plan. Solely for purposes of voting on the Plan, each Class B4 Claim shall be allowed in an amount equal to the Allowed Class A4 Claim of the Holder of such Class B4 Claim. Each Holder of an Allowed Class B4 Claim shall receive on account of his or her Class B4 Claims, and in full satisfaction thereof, a guaranty by Reorganized CSC of Reorganized Cityscape's obligations under the New Senior Notes pursuant to the terms of the New Indenture and any related documents or agreements. No other distribution shall be provided to such Holder on account of his or her Class B4 Claims.

     5.  CLASS B5 (GENERAL UNSECURED CLAIMS).

     Class B5 consists of all Allowed Unsecured Claims against CSC other than the Unsecured Claims in Classes B4 and B6, including, but not limited to, Claims resulting from the rejection of leases or executory contracts. Class B5 is Unimpaired and, accordingly, Holders of Allowed Class B5 Claims are not entitled to vote on the Plan.

     Unless otherwise agreed to by the parties, the legal, equitable and contractual rights of each Holder of an Allowed Claim in Class B5 will not be altered by this Plan or, at the option of the Debtors, each such Holder shall receive such other treatment that will result in the Allowed Claim of such Holder being deemed Unimpaired.

     Class B5 also includes Trade Claims. As set forth in Section IV.D.1 below, the Debtors intend to seek Bankruptcy Court approval to pay in the ordinary course of business all outstanding Trade Claims to trade creditors who continue to provide normal trade credit terms to, or have reinstated normal trade credit terms for, the Company or who have previously agreed to compromise their Claims in a manner acceptable to the Debtors. In any event, any Allowed Claim in Class B5 that has become due and owing on or before the Effective Date (unless previously paid during the Reorganization Cases) shall be paid in full, in Cash (with interest, to the extent required by the Bankruptcy Court) on, or as soon as practicable after, the Effective Date, or at such other time as is mutually agreed upon by the Debtors and the Holder of such Claim, or if not due and owing on the Effective Date, such Claim shall be Reinstated and paid in full in accordance with its terms or otherwise rendered Unimpaired.

     Allowed Claims in Class B5 are not Impaired and will be deemed to have accepted the Plan.

     6.  CLASS B6 (INTERCOMPANY CLAIMS).

     Class B6 consists of all Allowed Claims against CSC of Cityscape. Class B6 is Unimpaired and, accordingly, the Holder of Allowed Class B6 Claims is not entitled to vote on the Plan. Unless otherwise agreed to by the parties, the legal, equitable and contractual rights of the Holder of an Allowed Claim in Class B6 will either (a) not be altered by this Plan or (b) at the option of Cityscape, receive such other treatment that will result in such Allowed Claim being deemed Unimpaired.

     7.  CLASS B7 (CITYSCAPE'S 100% OWNERSHIP INTEREST IN CSC).

     Class B7 consists of Allowed Interests of Cityscape arising from its 100% ownership interest in CSC. Class B7 is Unimpaired and, accordingly, the Holder of Allowed Class B7 Interests is not entitled to vote on the Plan. The legal, equitable and contractual rights of the Holder of Allowed Interests in Class B7 will not be altered by the Plan.

D.  TREATMENT OF TRADE CREDITORS AND EMPLOYEES UNDER THE PLAN.

     1.  TREATMENT OF TRADE CLAIMS.

     Trade Claims are Unimpaired and will be paid in full under the Plan. Notwithstanding provisions of the Bankruptcy Code that may defer payment of the Trade Claims until the effectiveness of the Plan, the Debtors intend to seek simultaneously with the Filing of this Plan authority from the Bankruptcy Court to pay immediately Holders of Trade Claims arising in the ordinary course who, following commencement of the Reorganization Cases, agree to continue to provide the Company with customary trade terms or to reinstate customary trade terms or who have previously agreed to compromise their Claims in a manner acceptable to the Debtors.

     Any undisputed, noncontingent and liquidated Trade Claim that has become due and owing on or before the Effective Date (unless previously paid during the Reorganization Cases) shall be paid in full, in Cash (with interest, to the extent required by the Bankruptcy Court) on, or as soon as practicable after, the Effective Date, or at such other time as is mutually agreed upon by the Debtors and the Holder of such Claim, or if not due and owing on the Effective Date, such Claim shall be Reinstated and paid in full in accordance with its terms or otherwise rendered Unimpaired. If the Company, Reorganized Cityscape or Reorganized CSC disputes any Trade Claim, such dispute will be determined, resolved or adjudicated, as the case may be, under applicable law, and such Claim will survive the Effective Date and the consummation of the Plan to the extent that such Claim has not been allowed and has not received the treatment afforded Allowed Class A5 Claims or Allowed Class B5 Claims, as applicable, under the Plan on or before the Effective Date.

     Any Claim arising from the rejection of an executory contract or unexpired lease under the Plan shall not be treated as a Trade Claim, will be determined in accordance with the procedures set forth in Section VII.D hereof, and will be paid as a Class A5, B5 or A13 Claim, as the case may be, when and to the extent such Claim is Allowed by the Bankruptcy Court.

     2.  TREATMENT OF EMPLOYEE CLAIMS.

     Employee Claims that accrue pre-petition will receive Unimpaired treatment under the terms of the Plan. To ensure the continuity of the Debtors' work force and further to accommodate the Unimpaired treatment of Employee Claims, the Debtors intend to seek simultaneous with the Filing of this Plan immediate authorization from the Bankruptcy Court to honor payroll checks outstanding as of the Petition Date (or to issue replacement checks), to permit employees to utilize paid vacation time accrued prior to the Petition Date and to continue paying medical and other benefits under all applicable insurance plans. Employee Claims and benefits not paid or honored prior to the Effective Date will be paid or honored upon the Effective Date or as soon thereafter as such payment or other obligation becomes due or performable. Employees will not be required to file proofs of claim on account of Employee Claims. If the Company or the Reorganized Company disputes any Employee Claim or any Employee Claim also constitutes a Tort Claim, such dispute or Claim will be determined, resolved or adjudicated, as the case may be, under applicable law, and such Claim will survive the Effective Date and the consummation of the Plan to the extent that such Claim has not been allowed and has not received the treatment afforded Allowed Class A3 Claims, Allowed Class A5 Claims, Allowed Class B3 Claims or Allowed Class B5 Claims, as applicable, under the Plan on or before the Effective Date.

E.  MODIFICATION OF TREATMENT OF CLAIMS.

     The Debtors reserve for themselves and the Reorganized Company the right to modify the treatment of any Allowed Claim or Interest in any manner adverse only to the Holder of such Claim or Interest at any time after the Effective Date upon the consent of the creditor or interest holder whose Allowed Claim or Interest, as applicable, is being adversely affected.

                                       V.

                          DISTRIBUTIONS UNDER THE PLAN

A.  DISBURSING AGENT.

     Reorganized Cityscape, Reorganized CSC, or such Person(s) as the Debtors may employ in their sole discretion, will act as Disbursing Agent under the Plan. The Disbursing Agent shall make all distributions of Cash, New Senior Notes, New Common Stock and New Warrants required to be distributed under the applicable provisions of the Plan. Any Disbursing Agent may employ or contract with other entities to assist in or make the distributions required by the Plan. Each Disbursing Agent will serve without bond, and each Disbursing Agent, other than Reorganized Cityscape or Reorganized CSC, will receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Company on terms acceptable to the Reorganized Company.

B.  TIMING OF DISTRIBUTIONS.

     Except as otherwise provided in this Plan with respect to any particular Class or Claim, property to be distributed hereunder on account of Allowed Claims and Allowed Interests in an Impaired Class (a) shall be distributed on the Effective Date or as soon as practicable thereafter to each Holder of an Allowed Claim or an Allowed Interest in that Class that is an Allowed Claim or an Allowed Interest as of the Effective Date, and (b) shall be distributed to each Holder of an Allowed Claim or an Allowed Interest of that Class that becomes an Allowed Claim or Allowed Interest after the Effective Date, as soon as practicable after the Order of the Bankruptcy Court allowing such Claim or Interest becomes a Final Order. Except as otherwise provided in this Plan with respect to any particular Class or Claim, property to be distributed under the Plan on account of Claims in a Class that are not Impaired or on account of an Administrative Claim shall be distributed on the later of (i) the Effective Date or as soon as practicable thereafter, or if any Claim is not an Allowed Claim as of the Effective Date, on the date the Order allowing such Claim becomes a Final Order or as soon as practicable thereafter, and (ii) the date on which the distribution to the Holder of the Claim would have been due and payable in the ordinary course of business or under the terms of the Claim.

C.  METHODS OF DISTRIBUTIONS.

     1.  CASH PAYMENTS.

     Cash payments made pursuant to the Plan will be in U.S. dollars. Cash payments to foreign creditors may be made, at the option of the Debtors or the Reorganized Company, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction. Cash payments made pursuant to the Plan in the form of checks issued by Reorganized Cityscape or Reorganized CSC shall be null and void if not cashed within 90 days of the date of the issuance thereof. Requests for reissuance of any check shall be made directly to the Disbursing Agent as set forth in Section V.G below. All payments in respect of Bank Claims shall be by wire transfer.

     2. ISSUANCE AND TRANSFERS OF NEW COMMON STOCK, NEW SENIOR NOTES AND NEW WARRANTS.

     Notwithstanding any other provision of the Plan, only whole numbers of (i) shares of New Common Stock, (ii) New Senior Notes, each in the principal face amount of $1,000.00, and (iii) New Warrants will be issued or transferred, as the case may be, pursuant to the Plan. When any distribution on account of an Allowed Claim or Interest pursuant to the Plan would otherwise result in the issuance or transfer of a number of shares of New Common Stock, New Senior Notes in principal face amount of $1,000.00 or New Warrants that is not a whole number, the actual distribution of such New Common Stock, New Senior Notes or New Warrants will be rounded to the next higher or lower whole number as follows: (a) fractions of 1/2 or greater will be rounded to the next higher whole number and (b) fractions of less than 1/2 will be rounded to the next lower whole number. The total number of shares of New Common Stock, New Senior Notes and/or New Warrants to be distributed to a Class of Claims or Interests will be adjusted as necessary to account for the rounding provided for in this Section. No consideration will be provided in lieu of fractional shares, notes or warrants that are rounded down.

     3.  COMPLIANCE WITH TAX REQUIREMENTS.

     In connection with the distributions set forth herein, to the extent applicable, the Disbursing Agent shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to this Plan shall be subject to such withholding and reporting requirements. The Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

     Notwithstanding any other provision contained herein: (i) each Holder of an Allowed Claim or Interest that is to receive a distribution of Cash, New Senior Notes, New Common Stock or New Warrants pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution; and (ii) no distribution shall be made to or on behalf of such Holder pursuant to the Plan unless and until such Holder has made arrangements reasonably satisfactory to the Disbursing Agent for the payment and satisfaction of such tax obligations. Any Cash, New Senior Notes, New Common Stock or New Warrants to be distributed pursuant to the Plan will, pending the implementation of such arrangements, be treated as an undeliverable distribution pursuant to Section V.G of the Plan.

D.  PRO RATA DISTRIBUTION.

     Where the Plan provides for Pro Rata distribution, the property to be distributed under this Plan shall be divided Pro Rata among the Holders of Allowed Claims or Allowed Interests of the relevant Class.

E.  DISTRIBUTION RECORD DATE.

     As of the close of business on the Distribution Record Date, the transfer registers for the Voting Securities maintained by the Debtors, or their respective agents, will be closed. The Disbursing Agent and its respective agents and the Indenture Trustees will have no obligation to recognize the transfer of any Voting Securities occurring after the Distribution Record Date, and will be entitled for all purposes relating to this Plan to recognize and deal only with those Holders of record as of the close of business on the Distribution Record Date.

F.  SURRENDER OF CANCELLED VOTING SECURITIES AND EXCHANGE FOR NEW SECURITIES.

     1.  TENDER OF VOTING SECURITIES.

     The mechanism by which Holders of Allowed Claims and Allowed Interests in Class A4, A6, A8, A10 or B4 surrender their Voting Securities and exchange such Voting Securities for New Securities shall be determined based upon the manner in which the Voting Securities were issued and the mode in which they are held, as set forth below.

     a. Voting Securities Held in Book-Entry Form

     Voting Securities held in book-entry form through bank and broker nominee accounts shall be mandatorily exchanged for the New Securities through the facilities of such nominees and the systems of the applicable securities depository or Clearing System (as defined below in Section V.F.2) holding such Voting Securities on behalf of the brokers or banks.

     b. Voting Securities in Physical, Registered, Certificated Form

     Each Holder of Voting Securities in physical, registered, certificated form will be required, promptly after the Confirmation Date, to deliver its physical certificates (the "TENDERED CERTIFICATES") to the Disbursing Agent, accompanied by a properly executed letter of transmittal, to be distributed by the Disbursing Agent or Information Agent promptly after the Confirmation Date and containing such representations and warranties as are described in the Disclosure Statement (a "LETTER OF TRANSMITTAL").

     Any New Securities to be distributed pursuant to this Plan on account of any Allowed Claim or Allowed Interest in Class A4, A6, A8, A10 or B4 represented by a Voting Security held in physical, registered, certificated form shall, pending such surrender, be treated as an undeliverable distribution pursuant to
Section V.G below.

     Signatures on a Letter of Transmittal must be guaranteed by an Eligible Institution (as defined below), unless the Voting Securities tendered pursuant thereto are tendered for the account of an Eligible Institution. If signatures on a Letter of Transmittal are required to be guaranteed, such guarantees must be by a member firm of a registered national securities exchange in the United States, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or a correspondent in the United States (each of which is an "ELIGIBLE INSTITUTION"). If Voting Securities are registered in the name of a Person other than the Person signing the Letter of Transmittal, the Voting Securities, in order to be tendered validly, must be endorsed or accompanied by a properly completed power of authority, with signature guaranteed by an Eligible Institution.

     All questions as to the validity, form, eligibility (including time of receipt), and acceptance of Letters of Transmittal and Tendered Certificates will be resolved by the applicable Disbursing Agent, whose determination shall be final and binding, subject only to review by the Bankruptcy Court upon application with due notice to any affected parties in interest. Cityscape reserves the right, on behalf of itself and the Disbursing Agent, to reject any and all Letters of Transmittal and Tendered Certificates not in proper form, or Letters of Transmittal and Tendered Certificates, the Disbursing Agent's acceptance of which would, in the opinion of the Disbursing Agent or its counsel, be unlawful.

     c. Voting Securities in Bearer Form Held Through a Broker or Bank Participant in a Clearing System

     Voting Securities held in bearer form through a broker or bank participant in a Clearing System (as defined below in Section V.F.2) shall be mandatorily exchanged for the New Securities through the facilities of such nominees and the securities depository holding such Voting Securities on behalf of the broker or bank.

     2.  DELIVERY OF NEW SECURITIES IN EXCHANGE FOR VOTING SECURITIES

     On the Effective Date, Reorganized Cityscape or the Disbursing Agent shall issue and authenticate the New Securities, and shall apply to DTC to make the New Securities eligible for deposit at DTC. With respect to Holders of Voting Securities who hold such Voting Securities through nominee accounts at bank and broker participants in DTC, Euroclear and Cedel (collectively, the "CLEARING SYSTEMS"), the Disbursing Agent shall deliver the New Securities to DTC or to the registered address specified by the Clearing Systems. The Clearing System (or its depositary) shall return the applicable Voting Securities to the Disbursing Agent for cancellation.

     The Disbursing Agent will request that DTC effect a mandatory exchange of the applicable Voting Securities for the applicable New Securities by crediting the accounts of its participants with the New Securities in exchange for the Voting Securities. On the effective date of such exchange, each DTC participant will effect a similar exchange for accounts of the beneficial owners holding Voting Securities through such firms. Neither the Reorganized Company nor the Disbursing Agent shall have any responsibility or liability in connection with the Clearing Systems' or such participants' effecting, or failure to effect, such exchanges.

     Holders of Voting Securities holding such Voting Securities outside a Clearing System will be required to surrender their Voting Securities by delivering them to the Disbursing Agent, along with properly executed Letters of Transmittal (as described above in Section V.F.1.b). The Disbursing Agent shall forward applicable New Securities on account of such Voting Securities to such Holders.

     3.  SPECIAL PROCEDURES FOR LOST, STOLEN, MUTILATED OR DESTROYED
INSTRUMENTS.

     Any Holder of a Claim or an Interest evidenced by an Instrument that has been lost, stolen, mutilated or destroyed will, in lieu of surrendering such Instrument, deliver to the Disbursing Agent: (a) an affidavit of loss or other evidence reasonably satisfactory to the Disbursing Agent of the loss, theft, mutilation or destruction; and (b) such security or indemnity as may reasonably be required by the Disbursing Agent to hold the Disbursing Agent harmless from any damages, liabilities or costs incurred in treating such individual as a Holder of an Instrument. Upon compliance with this Section, the Holder of a Claim or Interest evidenced by any such lost, stolen, mutilated or destroyed Instrument shall, for all purposes under the Plan and notwithstanding anything to the contrary contained herein, be deemed to have surrendered such Instrument.

     4.  FAILURE TO SURRENDER CANCELLED INSTRUMENT.

     Any Holder of Voting Securities holding such Voting Securities in physical, registered or certificated form who has not properly completed and returned to the Disbursing Agent a Letter of Transmittal, together with the applicable Tendered Certificates, within two years after the Effective Date shall have its claim for a distribution pursuant to the Plan on account of such Instrument discharged and shall be forever barred from asserting any such claim against Reorganized Cityscape, Reorganized CSC or their properties. In such cases, any New Securities held for distribution on account of such claim shall be disposed of pursuant to the provisions of Section V.G hereof.

G.  DELIVERY OF DISTRIBUTIONS; UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS.

     Any Person that is entitled to receive a Cash distribution under this Plan but that fails to cash a check within 90 days of its issuance shall be entitled to receive a reissued check from Reorganized Cityscape or Reorganized CSC, as the case may be, for the amount of the original check, without any interest, if such Person requests the Disbursing Agent to reissue such check and provides the Disbursing Agent with such documentation as the Disbursing Agent reasonably requests to verify that such Person is entitled to such check, prior to the second anniversary of the Effective Date. If a Person fails to cash a check within 90 days of its issuance and fails to request reissuance of such check prior to the second anniversary of the Effective Date, such Person shall not be entitled to receive any distribution under this Plan.

     Subject to Bankruptcy Rule 9010, all distributions to any Holder of an Allowed Claim or an Allowed Interest shall be made to the address of such Holder on the books and records of the Debtors or their agents, unless either Debtor, Reorganized Cityscape or Reorganized CSC, as applicable, has been notified in writing of a change of address. If the distribution to any Holder of an Allowed Claim or Allowed Interest is returned to a Disbursing Agent as undeliverable, such Disbursing Agent shall use reasonable efforts to determine the current address of such Holder, but no distribution shall be made to such Holder unless and until the applicable Disbursing Agent has determined or is notified in writing of such Holder's then-current address, at which time such distribution shall be made to such Holder without interest. Undeliverable distributions shall remain in the possession of the applicable Disbursing Agent pursuant to Section V.A of the Plan until such time as a distribution becomes deliverable. Undeliverable Cash shall be held in trust in segregated bank accounts in the name of the applicable Disbursing Agent for the benefit of the potential claimants of such funds, and will be accounted for separately. Any Disbursing Agent holding undeliverable Cash shall invest such Cash in a manner consistent with the Debtors' investment and deposit guidelines. Any interest paid, and any other amounts earned, with respect to such undeliverable Cash pending its distribution in accordance with this Plan shall be property of Reorganized Cityscape or Reorganized CSC, as the case may be. Undeliverable New Senior Notes, New Common Stock and New Warrants will be held in trust for the benefit of the potential claimants of such securities by the applicable Disbursing Agent in principal amounts or numbers of shares or warrants sufficient to fund the unclaimed amounts of such securities and shall be accounted for separately. Any unclaimed or undeliverable distributions (including Cash, New Senior Notes, New Common Stock and New Warrants) shall be deemed unclaimed property under Section 347(b) of the Bankruptcy Code at the expiration of two years after the Effective Date and, after such date, all such unclaimed property shall revert to Reorganized Cityscape or Reorganized CSC, as the case may be, and the Claim or Interest of any Holder with respect to such property shall be discharged and forever barred.

     Pending the distribution of any New Common Stock pursuant to the Plan, the Disbursing Agent shall cause the New Common Stock held by it in its capacity as Disbursing Agent to be: (A) represented in person or by proxy at each meeting of the stockholders of Reorganized Cityscape; and (B) voted with respect to any matter of Reorganized Cityscape proportionally with the votes cast by other stockholders of Reorganized Cityscape.

H.  PROCEDURES FOR TREATING DISPUTED CLAIMS UNDER PLAN OF REORGANIZATION.

     1.  DISPUTED CLAIMS.

     a.  Process.

     Holders of Claims and Interests need not file proofs of claim or proofs of interest with the Bankruptcy Court and shall be subject to Bankruptcy Court process only to the extent provided in the Plan or by Order of the Bankruptcy Court. (The only Claims for which the Debtors currently intend to ask the Bankruptcy Court to set a deadline for filing proofs of Claims (other than Claims arising upon the rejection of executory contracts or unexpired leases, as provided in Section VII.D of the Plan) are Claims in Classes A7, A9, A11, A13 and A14, notwithstanding that Holders of Allowed Claims in such Classes will not receive or retain any interest or property under the Plan.) On and after the Effective Date, except as otherwise provided herein, all Claims shall be paid in the ordinary course of business of the Reorganized Company. If either of the Debtors disputes any Claim, such dispute shall be determined, resolved or adjudicated, as the case may be, under applicable law, and such Claim shall survive the Effective Date to the extent that such Claim has not been allowed and has not received the treatment afforded the Class of Claims in which such Claim is classified under this Plan on or before the Effective Date. Among other things, either Debtor may elect, at its sole option, to object or seek estimation under Section 502 of the Bankruptcy Code with respect to any proof of claim filed by or on behalf of a Holder of a Claim or any proof of interest filed by or on behalf of a Holder of an Interest.

     b.  Tort Claims.

     All Tort Claims are Disputed Claims. Any unliquidated Tort Claim that is not otherwise settled or resolved pursuant to Section V.H.1.a above shall be determined and liquidated under applicable law in the Bankruptcy Court or the administrative or judicial tribunal in which it is pending on the Confirmation Date or, if no such action was pending on the Confirmation Date, in the Bankruptcy Court or any administrative or judicial tribunal of appropriate jurisdiction. Pursuant to Section IX.G hereof, the automatic stay arising pursuant to Section 362 of the Bankruptcy Code shall be vacated as of the Effective Date as to all Tort Claims. Any Tort Claim determined and liquidated pursuant to a judgment obtained in accordance with this Section V.H.1.b and applicable non-bankruptcy law that is no longer subject to appeal or other review shall be deemed to be an Allowed Claim in Class A5 or B5, as applicable, in such liquidated amount and satisfied in accordance with this Plan. Nothing contained in this Section V.H.1.b shall constitute or be deemed a waiver of any claim, right or cause of action that the Debtors or the Reorganized Company may have against any Person in connection with or arising out of any Tort Claim, including, without limitation, any rights under Section 157(b) of title 28, United States Code.

     2.  OBJECTIONS TO CLAIMS AND INTERESTS.

     Except insofar as a Claim or Interest is allowed hereunder, Reorganized Cityscape and Reorganized CSC shall be entitled and reserve the right to object to Claims and Interests. Except as otherwise provided in Section V.H.3 below and except as otherwise ordered by the Bankruptcy Court, objections to any Claim or Interest, including, without limitation, Administrative Claims, shall be Filed and served upon the Holder of such Claim or Interest no later than the later of
(a) 60 days after the Effective Date, and (b) 60 days after a proof of claim, request for payment of such Claim or proof of interest is Filed, unless such period is extended by the Bankruptcy Court, which extension may be granted on an ex parte basis without notice or hearing. After the Confirmation Date, only the Debtors, Reorganized Cityscape and Reorganized CSC shall have the authority to File, settle, compromise, withdraw or litigate to judgment objections to Claims and Interests. From and after the Confirmation Date, the Debtors, Reorganized Cityscape and Reorganized CSC may settle or compromise any Disputed Claim or Disputed Interest without approval of the Bankruptcy Court. Except as (i) specified otherwise herein, or (ii) ordered by the Bankruptcy Court, all Disputed Claims or Disputed Interests shall be resolved by the Bankruptcy Court.

     3.  PROFESSIONALS, ADMINISTRATIVE CLAIMS, TRADE CLAIMS AND EMPLOYEE CLAIMS.

     Except as otherwise ordered by the Bankruptcy Court, objections to Claims of professionals shall be governed by the provisions of Section IV.A.3.b hereof. Objections to Administrative Claims based upon ordinary course liabilities, Trade Claims and Employee Claims shall be governed by applicable law.

     4.  NO DISTRIBUTIONS PENDING ALLOWANCE.

     Notwithstanding any other provisions of this Plan, no payments or distributions will be made on account of a Disputed Claim or a Disputed Interest until such Claim or Interest becomes an Allowed Claim or Allowed Interest.

     5. DISTRIBUTIONS ON ACCOUNT OF DISPUTED CLAIMS AND INTERESTS ONCE THEY ARE ALLOWED.

     Within 30 days after the end of each calendar quarter following the Effective Date, the applicable Disbursing Agent will make all distributions on account of any Disputed Claim or Disputed Interest that has become an Allowed Claim or Allowed Interest during the preceding calendar quarter. Such distributions will be made pursuant to the provisions of the Plan governing the applicable Class. Holders of Disputed Claims or Disputed Interests that are ultimately allowed will also be entitled to receive, on the basis of the amount ultimately allowed: (i) matured and payable interest, if any, at the rate provided for the Class to which such Claim belongs; and (ii) any interest payments, dividends or other payments made on account of New Senior Notes and/or New Common Stock, if any, provided to the Class to which such Claim or Interest belongs, but held pending distribution.

I.  SETOFFS.

     Except with respect to Claims allowed pursuant to the Plan or claims of the Debtors, Reorganized Cityscape or Reorganized CSC released pursuant to the Plan or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Debtors, Reorganized Cityscape or Reorganized CSC, as the case may be, may, pursuant to Section 553 of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim), the claims, rights and causes of action of any nature that the Debtors, Reorganized Cityscape or Reorganized CSC may hold against the Holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors, Reorganized Cityscape or Reorganized CSC of any such claims, rights and causes of action that the Debtors, Reorganized Cityscape or Reorganized CSC may possess against such Holder.

J.  TERMINATION OF SUBORDINATION.

     The classification and manner of satisfying all Claims and Interests under the Plan and the distributions hereunder take into consideration all contractual, legal and equitable subordination rights, whether arising under any agreement, general principles of equitable subordination, Section 510 of the Bankruptcy Code or otherwise, that a Holder of a Claim or Interest may have against other Claim or Interest Holders with respect to any distribution made pursuant to this Plan. On the Effective Date, all contractual, legal or equitable subordination rights that such Holder may have with respect to any distribution to be made pursuant to this Plan shall be deemed to be waived, discharged and terminated, and all actions related to the enforcement of such subordination rights will be permanently enjoined. Accordingly, distributions pursuant to the Plan to Holders of Allowed Claims and Allowed Interests shall not be subject to payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment or other legal process by any beneficiary of such terminated subordination rights.

                                      VI.

                      INDIVIDUAL HOLDER PROOFS OF INTEREST

     Individual Holders of Interests in Classes A8 and A10 are not required to File proofs of Interests unless they disagree with the number of shares set forth on Cityscape's stock register.

                                      VII.

             TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.  ASSUMPTIONS.

     Except as otherwise provided herein, or in any contract, instrument, release, indenture or other agreement or document entered into in connection with this Plan, on the Effective Date, pursuant to Section 365 of the

Bankruptcy Code, the Debtors will assume each executory contract and unexpired lease entered into by the Debtors prior to the Petition Date that has not previously (a) expired or terminated pursuant to its own terms or (b) been assumed or rejected pursuant to Section 365 of the Bankruptcy Code. The Confirmation Order will constitute an Order of the Bankruptcy Court approving the assumptions described in this Section VII.A, pursuant to Section 365 of the Bankruptcy Code, as of the Effective Date.

B.  CURE OF DEFAULTS IN CONNECTION WITH ASSUMPTION.

     Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default will be satisfied, pursuant to
Section 365(b)(l) of the Bankruptcy Code, at the option of the Debtors, Reorganized Cityscape or Reorganized CSC, as the case may be: (a) by payment of the default amount in Cash on the Effective Date or as soon as practicable thereafter; or (b) on such other terms as are agreed to by the parties to such executory contract or unexpired lease.

     If there is a dispute regarding: (i) the amount of any cure payments; (ii) the ability of Reorganized Cityscape or Reorganized CSC to provide "adequate assurance of future performance" (within the meaning of Section 365 of the Bankruptcy Code) under the contract or lease to be assumed; or (iii) any other matter pertaining to assumption, the cure payments required by Section 365(b)(l) of the Bankruptcy Code will be made following the entry of a Final Order resolving the dispute and approving the assumption.

C.  REJECTIONS.

     Except as otherwise provided herein or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, on the Effective Date, pursuant to Section 365 of the Bankruptcy Code, the Debtors will reject each of the executory contracts and unexpired leases listed on a schedule to be filed prior to the Confirmation Hearing (the "CONTRACT REJECTION SCHEDULE") hereto; provided, however, that the Debtors reserve the right, at any time prior to the Effective Date, to amend such schedule to delete any executory contract or unexpired lease listed therein, thus providing for its assumption pursuant to Sections VII.A and B above. The Contract Rejection Schedule will include, at a minimum, any executory contracts reflecting Old Stock Rights. Each contract and lease listed on the Contract Rejection Schedule will be rejected only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. Listing a contract or lease on the Contract Rejection Schedule does not constitute an admission by the Debtors, Reorganized Cityscape or Reorganized CSC that such contract or lease is an executory contract or unexpired lease or that the Debtors, Reorganized Cityscape or Reorganized CSC has any liability thereunder. The Confirmation Order shall constitute an Order of the Bankruptcy Court approving such rejections, pursuant to Section 365 of the Bankruptcy Code, as of the Effective Date.

D.  BAR DATE FOR REJECTION DAMAGES.

     If the rejection of an executory contract or unexpired lease pursuant to the preceding Section VII.C gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the Debtors, Reorganized Cityscape, Reorganized CSC, their successors or properties unless (a) a stipulation with respect to the amount and nature of such Claim has been entered into by either of the Debtors, Reorganized Cityscape or Reorganized CSC, as applicable, and the Holder of such Claim in connection with the rejection of such executory contract or unexpired lease, or
(b) a proof of Claim is Filed and served on Reorganized Cityscape or Reorganized CSC, as the case may be, and counsel for Reorganized Cityscape or Reorganized CSC, as the case may be, within 30 days after the Effective Date or such earlier date as established by the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, all Allowed Claims arising from the rejection of executory contracts and unexpired leases shall be treated as Claims in Class A5, A13 or B5, as applicable.

                                     VIII.

                      ACCEPTANCE OR REJECTION OF THIS PLAN

A.  VOTING CLASSES.

     The Holders of Allowed Claims and Interests in Classes A4, A6, A8, A10 and B4 are Impaired and shall receive distributions under the Plan, and shall be entitled to vote to accept or reject the Plan.

B.  PRESUMED ACCEPTANCES OF PLAN.

     The Holders of Allowed Claims in Classes A1, A2a et seq., A3, A5, B1, B2a et seq., B3, B5, B6 and B7 are not Impaired under the Plan and, therefore, are conclusively presumed to accept the Plan.

C.  PRESUMED REJECTIONS OF PLAN.

     Classes A7, A9, A11, A12, A13 and A14 will not be entitled to receive or retain any property under this Plan, and pursuant to Section 1126(g) of the Bankruptcy Code, are deemed not to have accepted this Plan.

D.  VOTING INSTRUCTIONS.

     Each Holder of an Allowed Claim or an Allowed Interest entitled to vote on the Plan will receive a Ballot. The Ballot will contain two boxes for each Class entitled to vote on the Plan, one box indicating acceptance of the Plan and the other box indicating rejection of the Plan. Holders of Allowed Claims or Allowed Interests who elect to vote on the Plan must mark one or the other box pursuant to the instructions contained on the Ballot. Any executed Ballot that does not indicate acceptance or rejection of the Plan will be considered a non-vote and will not be counted as an acceptance or rejection of the Plan.

E.  VOTING DEADLINE AND EXTENSIONS.

     THE VOTING DEADLINE IS WEDNESDAY, SEPTEMBER 30, 1998, 5:00 P.M., NEW YORK CITY TIME. Ballots must be received by the "INFORMATION AGENT" designated in the Ballots at the address set forth on the applicable Ballot. To be counted for purposes of voting on the Plan, all of the information requested on the applicable Ballot must be provided. The Debtors reserve the right, in their sole discretion, to extend the Voting Deadline, in which case the term "Voting Deadline" shall mean the latest date on which a Ballot will be accepted. To extend the Voting Deadline, the Debtors will make an announcement thereof (via a press release), prior to 9:00 a.m., New York City Time, not later than the next Business Day immediately after the previously scheduled Voting Deadline. Such announcement may state that the Debtors are extending the Voting Deadline for a specified period of time or on a daily basis until 5:00 p.m., New York City Time, on the date on which sufficient acceptances required to obtain Confirmation of the Plan have been received.

F.  CONFIRMABILITY OF PLAN AND CRAMDOWN.

     In the event at least one Impaired Class of Claims votes to accept the Plan (and at least one Impaired Class either votes to reject the Plan or is deemed to have rejected the Plan), the Debtors reserve the right to request that the Bankruptcy Court confirm the Plan under the "cramdown" provisions of Section 1129(b) of the Bankruptcy Code. At a minimum, the Debtors will request confirmation of the Plan over the deemed rejection of Classes A12, A13 and A14 under the Plan.

                                      IX.

               MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN

A.  CORPORATE STRUCTURE.

     On the Effective Date, Cityscape will become Reorganized Cityscape, CSC will become Reorganized CSC, and Reorganized CSC will be a wholly-owned subsidiary of Reorganized Cityscape.

B.  CORPORATE ACTION.

     1.  CANCELLATION OF OLD SECURITIES AND RELATED AGREEMENTS.

     On the Effective Date, all securities, instruments and agreements governing any Claims or Interests Impaired hereby, including, without limitation, (i) the Old Securities, (ii) the indentures governing the Old Debt, (iii) the agreements governing the Old Warrants and (iv) any security, instrument or agreement entered into in connection with any of the foregoing, in each case shall be deemed terminated, canceled and extinguished, and except as otherwise provided herein, the Debtors, on the one hand, and the Indenture Trustees, on the other hand, shall be released from any and all obligations under the applicable indenture except with respect to the payments required to be made to each such Indenture Trustee as provided herein or with respect to such other rights of such Indenture Trustee that, pursuant to the terms of such indenture, survive the termination of such indenture. Termination of the indentures shall not impair the rights of the Holders of Old Debt to receive distributions on account of Old Debt pursuant to this Plan.

     2.  CERTIFICATE OF INCORPORATION AND BYLAWS FOR REORGANIZED CITYSCAPE.

     On the Effective Date, Reorganized Cityscape shall be deemed to have adopted the Reorganized Cityscape Certificate of Incorporation and the Reorganized Cityscape Bylaws pursuant to applicable non-bankruptcy law and
Section 1123(a)(5)(I) of the Bankruptcy Code. The Reorganized Cityscape Certificate of Incorporation will, among other provisions: (i) authorize the issuance of the New Common Stock; and (ii) prohibit the issuance of nonvoting equity securities to the extent required by Section 1123(a)(6) of the Bankruptcy Code. The Reorganized Cityscape Certificate of Incorporation and the Reorganized Cityscape Bylaws (forms of which are attached hereto as Exhibits "D" and "E," respectively) will become effective upon the last to occur of the following: (1) Confirmation of the Plan; (2) the occurrence of the Effective Date; and (3) the filing with the Delaware Secretary of State of the Reorganized Cityscape Certificate of Incorporation.

     3.  CERTIFICATE OF INCORPORATION AND BYLAWS FOR REORGANIZED CSC.

     On the Effective Date, Reorganized CSC shall be deemed to have adopted the Reorganized CSC Certificate of Incorporation and the Reorganized CSC Bylaws pursuant to applicable non-bankruptcy law and Section 1123(a)(5)(I) of the Bankruptcy Code. The Reorganized CSC Certificate of Incorporation will, among other provisions, prohibit the issuance of nonvoting equity securities to the extent required by Section 1123(a)(6) of the Bankruptcy Code. The Reorganized CSC Certificate of Incorporation and the Reorganized CSC Bylaws (forms of which are attached hereto as Exhibits "F" and "G," respectively) will become effective upon the last to occur of the following: (1) Confirmation of the Plan; (2) the occurrence of the Effective Date; and (3) the filing with the New York Secretary of State of the Reorganized CSC Certificate of Incorporation.

     4.  DIRECTORS AND MANAGEMENT OF REORGANIZED CITYSCAPE.

     As of the Effective Date, the Persons identified in the Disclosure Statement will serve as the initial members of the Board of Directors of Reorganized Cityscape. Such Persons shall be deemed elected to the Board of Directors, and such elections shall be deemed effective as of the Effective Date, without any requirement of further action by stockholders of the Debtors or Reorganized Cityscape. The initial officers of Reorganized Cityscape shall be selected by the Board of Directors of Reorganized Cityscape and, to the extent such officers have been selected, their names have been disclosed in the Disclosure Statement or shall be disclosed in a schedule to be Filed with the Bankruptcy Court on or prior to the Confirmation Date. Subject to any requirement of Bankruptcy Court approval under Section 1129(a)(5) of the Bankruptcy Code, those persons identified or designated as directors and officers of Reorganized Cityscape in the Disclosure Statement or on any schedule to be Filed with the Bankruptcy Court on or prior to the Confirmation Date shall assume their offices as of the Effective Date and shall continue to serve in such capacities thereafter, pending further action of the Board of Directors or stockholders of Reorganized Cityscape in accordance with the Reorganized Cityscape Bylaws, Reorganized Cityscape Certificate of Incorporation and applicable state law.

     5.  DIRECTORS AND MANAGEMENT OF REORGANIZED CSC.

     As of the Effective Date, the Persons identified have been disclosed in the Disclosure Statement will serve as the initial members of the Board of Directors of Reorganized CSC. Such Persons shall be deemed elected to the Board of Directors, and such elections shall be deemed effective as of the Effective Date, without any requirement of further action by stockholders of the Debtors or Reorganized CSC. The initial officers of Reorganized CSC shall be selected by the Board of Directors of Reorganized CSC and, to the extent such officers have been selected, their names have been disclosed in the Disclosure Statement or shall be disclosed in a schedule to be Filed with the Bankruptcy Court on or prior to the Confirmation Date. Subject to any requirement of Bankruptcy Court approval under Section 1129(a)(5) of the Bankruptcy Code, those persons identified or designated as directors and officers of Reorganized CSC in the Disclosure Statement or on any schedule to be Filed with the Bankruptcy Court on or prior to the Confirmation Date shall assume their offices as of the Effective Date and shall continue to serve in such capacities thereafter, pending further action of the Board of Directors or the stockholder of Reorganized CSC in accordance with the Reorganized CSC Bylaws, Reorganized CSC Certificate of Incorporation and applicable state law.

C.  EXIT FACILITY.

     The Debtors anticipate that the Reorganized Company will enter into an Exit Facility from and after the Effective Date.

D.  IMPLEMENTATION.

     The Debtors, Reorganized Cityscape and Reorganized CSC are hereby authorized and directed to take all necessary steps, and perform all necessary acts, to consummate the terms and conditions of the Plan on the Effective Date. On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate or further evidence the terms and conditions of this Plan and the other agreements referred to herein.

E.  OTHER DOCUMENTS AND ACTIONS.

     The Debtors, Reorganized Cityscape and Reorganized CSC may, and shall, execute such documents and take such other actions as are necessary to effectuate the transactions provided for in the Plan.

F.  PAYMENT OF STATUTORY FEES.

     All fees payable pursuant to 28 U.S.C. sec. 1930(a)(6) (U.S. Trustee Fees) as determined by the Bankruptcy Court at the Confirmation Hearing shall be paid by the Debtors on or before the Effective Date.

G.  PAYMENT OF FEES AND EXPENSES OF UNOFFICIAL COMMITTEES' COUNSEL.

     Subject to the approval of the Bankruptcy Court, unpaid fees and expenses of counsel to each of the Unofficial Committees incurred through and including the Effective Date will be paid on or as soon as practicable after the Effective Date.

H.  TERM OF INJUNCTIONS OR STAYS.

     Unless provided in the Confirmation Order or otherwise, all injunctions or stays imposed in the Reorganization Cases pursuant to Sections 105 and 362 of the Bankruptcy Code or otherwise in effect on the Confirmation Date shall remain in full force and effect until the Effective Date.

I.  NO INTEREST.

     Except as expressly provided herein, no Holder of an Allowed Claim or Allowed Interest shall receive interest on the distribution to which such Holder is entitled hereunder, regardless of whether such distribution is made on the Effective Date or thereafter.

J.  RETIREE BENEFITS.

     On and after the Effective Date, to the extent required by Section 1129(a)(13) of the Bankruptcy Code, Reorganized Cityscape or Reorganized CSC, as the case may be, shall continue to pay all retiree benefits (if any), as the term "retiree benefits" is defined in Section 1114(a) of the Bankruptcy Code, maintained or established by the Debtors prior to the Confirmation Date.

K.  ISSUANCE OF NEW SECURITIES

     On the Effective Date or as soon as practicable thereafter, Reorganized Cityscape shall, in accordance with the Plan, (i) enter into the New Indenture and issue the New Senior Notes to the Holders of the Allowed Class A4 and B4 Claims, (ii) issue the New Common Stock to the Holders of the Allowed Class A4, B4 and A6 Claims, (iii) enter into the New 5% Warrant Agreement and issue the New 5% Warrants to the Holders of the Allowed Class A6 Claims (if required under the Plan), and (iv) enter into the New 10% Warrant Agreement and issue the New 10% Warrants to the Holders of the Allowed Class A8 and A10 Interests (to the extent required under the Plan). On the Effective Date, all securities, instruments and agreements entered into pursuant to the Plan, including, without limitation, (a) the New Indenture, (b) the New Senior Notes, (c) the New Common Stock, (d) the New 5% Warrant Agreement, (e) the New 10% Warrant Agreement, (f) the New Warrants and (g) any security, instrument or agreement entered into in connection with any of the foregoing shall become effective and binding in accordance with their respective terms and conditions upon the parties thereto without further act or action under applicable law, regulation, order or rule, and shall be deemed to become effective simultaneously.

                                       X.

                   CONFIRMATION AND EFFECTIVE DATE CONDITIONS

A.  CONDITIONS TO CONFIRMATION.

     Confirmation of this Plan cannot occur until all of the substantive confirmation requirements under the Bankruptcy Code have been satisfied pursuant to Section 1129 of the Bankruptcy Code. In addition, the Bankruptcy Court will not enter the Confirmation Order unless the Confirmation Order is acceptable in form and substance to the Debtors, and the Confirmation Order expressly authorizes and directs the Debtors, Reorganized Cityscape and Reorganized CSC to perform those actions specified herein. Finally, it shall be a condition to Confirmation that each of the events and actions required by the Plan to occur or to be taken prior to Confirmation shall have occurred or been taken, or the Debtors, or the party whose obligations are conditioned upon such occurrences or actions, as applicable, shall have waived such occurrences or actions and the Bankruptcy Court shall confirm the Plan without such occurrence or action.

B.  CONDITIONS TO EFFECTIVE DATE.

     The Effective Date will not occur and the Plan will not be consummated unless and until each of the following conditions has been satisfied or waived by the Debtors:

          1. The Confirmation Order shall authorize and direct that the Debtors, Reorganized Cityscape and Reorganized CSC take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Plan, including those actions contemplated by the provisions of this Plan set forth in Section XI hereof.

          2. The lenders under the Exit Facility shall be obligated to fund the Exit Facility on terms acceptable to the Debtors.

          3. The statutory fees owing the U.S. Trustee shall have been paid in full.

          4. All other actions and documents necessary to implement the provisions of the Plan shall have been effected or executed or, if waivable, waived by the Person or Persons entitled to the benefit thereof.

C.  WAIVER OF CONDITIONS TO CONFIRMATION AND EFFECTIVE DATE.

     Each of the conditions to Confirmation and the Effective Date, other than the condition set forth in Section X.B.3 of the Plan, may be waived in whole or in part by the Debtors at any time, without notice or an Order of the Bankruptcy Court. The failure to satisfy or to waive any condition may be asserted by the Debtors regardless of the circumstances giving rise to failure of such condition to be satisfied (including any action or inaction by the Debtors). The failure of the Debtors to exercise any of the foregoing rights will not be deemed a waiver of any other rights and each such right will be deemed an ongoing right that may be asserted at any time.

                                      XI.

                          EFFECTS OF PLAN CONFIRMATION

A.  DISCHARGE OF DEBTORS AND INJUNCTION.

     Except as otherwise provided in the Plan or the Confirmation Order: (i) on the Effective Date, the Debtors shall be deemed discharged and released to the fullest extent permitted by Section 1141 of the Bankruptcy Code from all Claims and Interests, including, but not limited to, demands, liabilities, Claims and Interests that arose before the Effective Date and all debts of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (A) a proof of Claim or proof of Interest based on such debt or Interest is Filed or deemed Filed pursuant to Section 501 of the Bankruptcy Code, (B) a Claim or Interest based on such debt or Interest is allowed pursuant to Section 502 of the Bankruptcy Code, or (C) the Holder of a Claim or Interest based on such debt or Interest has accepted the Plan; and (ii) all Persons shall be precluded from asserting against Reorganized Cityscape, Reorganized CSC, their respective successors, or their respective assets or properties any other or further Claims or Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date. Except as otherwise provided in the Plan or the Confirmation Order, the Confirmation Order shall act as a discharge of any and all Claims against and all debts and liabilities of the Debtors, as provided in Sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment against the Debtors at any time obtained to the extent that it relates to a Claim discharged.

     Except as otherwise provided in the Plan or the Confirmation Order, on and after the Effective Date, all Persons who have held, currently hold or may hold a debt, Claim or Interest discharged pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions on account of any such discharged debt, Claim or Interest: (i) commencing or continuing in any manner any action or other proceeding against the Debtors, Reorganized Cityscape or Reorganized CSC, or their respective successors or their respective properties; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, Reorganized Cityscape or Reorganized CSC, or their respective successors or their respective properties; (iii) creating, perfecting or enforcing any lien or encumbrance against the Debtors, Reorganized Cityscape or Reorganized CSC, or their respective successors or their respective properties; and (iv) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order. Any Person injured by any willful violation of such injunction shall recover actual damages, including costs and attorneys' fees, and, in appropriate circumstances, may recover punitive damages, from the willful violator.

B.  LIMITATION OF LIABILITY.

     None of the Debtors, Reorganized Cityscape, Reorganized CSC, the members of the Unofficial Senior Noteholders' Committee, the members of the Unofficial Subordinated Debentureholders' Committee, the members of the Creditors' Committee, the Indenture Trustees, The CIT Group/Equipment Financing, Inc., Greenwich Capital Financial Products, Inc. or any of their respective employees, officers, directors, agents, or representatives, or any professional persons employed by any of them (including, without limitation, their respective Designated Professionals), shall have any responsibility, or have or incur any liability, to any Person whatsoever (i) for any matter expressly approved or directed by the Confirmation Order or (ii) under any theory of liability (except for any claim based upon willful misconduct or gross negligence) for any act taken or omission made in good faith directly related to formulating, implementing, confirming, or consummating the Plan, the Disclosure Statement, or any contract, instrument, release, or other agreement or document created in connection with the Plan; provided, that nothing in this Section XI.B shall limit the liability of any Person for breach of any express obligation it has under the terms of this Plan or under any agreement or other document entered into by such Person either post-Petition Date or in accordance with the terms of this Plan (except to the extent expressly provided in the Confirmation Order) or for any breach of a duty of care owed to any other Person occurring after the Effective Date.

C.  RELEASES.

     On the Effective Date, each of the Debtors shall release unconditionally, and hereby is deemed to release unconditionally (i) each of the Debtors' then-current and former officers, directors, shareholders, employees, consultants, attorneys, accountants, financial advisors and other representatives (solely in their capacities as such) (collectively, the "DEBTOR RELEASEES"), (ii) the Creditors' Committee and, solely in their capacity as members or representatives of the Creditors' Committee, each member, consultant, attorney, accountant or other representative of the Creditors' Committee (including, without limitation, their respective Designated Professionals),
(iii) the Unofficial Senior Noteholders' Committee and, solely in their capacity as members or representatives of the Unofficial Senior Noteholders' Committee, each member, consultant, attorney, accountant or other representative of the Unofficial Senior Noteholders' Committee (including, without limitation, their respective Designated Professionals), (iv) the Unofficial Subordinated Debentureholders' Committee and, solely in their respective capacity as members or representatives of the Unofficial Subordinated Debentureholders' Committee, each member, consultant, attorney, accountant or other representative of the Unofficial Subordinated Debentureholders' Committee (including, without limitation, their respective Designated Professionals), (v) the Indenture Trustees, in their respective capacities as Indenture Trustee, (vi) The CIT Group/Equipment Financing, Inc. and Greenwich Capital Financial Products, Inc. and each of their then-current and former officers, directors, shareholders, employees, consultants, attorneys, accountants, financial advisors and other representatives (solely in their capacities as such) from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to Cityscape, CSC, the Company's trust indentures, the CIT Facility, the Greenwich Facility, the DIP Facilities, the Debtors, the Reorganization Cases, the Plan or the Disclosure Statement.

     On the Effective Date, each holder of a Claim or Interest shall be deemed to have unconditionally released the Debtor Releasees from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever which any such holder may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to Cityscape, CSC, the Company's trust indentures, the Debtors, the Reorganization Cases, the Plan or the Disclosure Statement.

D.  INDEMNIFICATION.

     The obligations of the Debtors as of the Petition Date to indemnify their present and former directors or officers, respectively, against any obligations pursuant to the Debtors' certificates of incorporation or by-laws, applicable state law or specific agreement, or any combination of the foregoing, shall survive confirmation of the Plan, remain unaffected thereby, be assumed by Reorganized Cityscape or Reorganized CSC, as the case may be, and not be discharged. The Debtors shall fully indemnify and Reorganized Cityscape or Reorganized CSC, as the case may be, shall assume the Debtors' obligations to indemnify any person by reason of the fact that he or she is or was a director, officer, employee, agent, Designated Professional, member, or other authorized representative (in each case, as applicable) of either of the Debtors, the Creditors' Committee, the Unofficial Senior Noteholders' Committee, the Unofficial Subordinated Debentureholders' Committee, the Indenture Trustees, The CIT Group/Equipment Financing, Inc. or Greenwich Capital Financial Products, Inc. (collectively, the "INDEMNITEES") against any claims, liabilities, actions, suits, damages, fines, judgments or expenses (including reasonable attorney's fees and expenses), arising during the course of, or otherwise in connection with or in any way related to, the negotiation, preparation, formulation, solicitation, dissemination, implementation, confirmation and consummation of the Plan and the transactions contemplated thereby and the Disclosure Statement in support thereof; provided, however, that the foregoing indemnification shall not apply to any liabilities arising from the gross negligence or willful misconduct of any Indemnitee. If any claim, action or proceeding is brought or asserted against an Indemnitee in respect of which indemnity may be sought from Reorganized Cityscape or Reorganized CSC, the Indemnitee shall promptly notify Reorganized Cityscape or Reorganized CSC, as the case may be, in writing and Reorganized Cityscape or Reorganized CSC, as the case may be, shall assume the defense thereof including the employment of counsel reasonably satisfactory to the Indemnitee, and the payment of all expenses of such Indemnitee. The Indemnitee shall have the right to employ separate counsel in any such claim, action or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (a) Reorganized Cityscape or Reorganized CSC, as the case may be, has agreed to pay the fees and expenses of such counsel, or (b) Reorganized Cityscape or Reorganized CSC, as the case may be, shall have failed to assume promptly the defense of such claim, action or proceeding or to employ counsel reasonably satisfactory to the Indemnitee in any such claim, action or proceeding, or (c) the named parties in any such claim, action or proceeding (including any impleaded parties) include both the Indemnitee and Reorganized Cityscape or Reorganized CSC, as the case may be, and the Indemnitee believes, in the exercise of its business judgment and in the opinion of its legal counsel, reasonably satisfactory to Reorganized Cityscape or Reorganized CSC, as the case may be, that the joint representation of Reorganized Cityscape or Reorganized CSC, as the case may be, and the Indemnitee will likely result in a conflict of interest (in which case, if the Indemnitee notifies Reorganized Cityscape or Reorganized CSC, as the case may be, in writing that it elects to employ separate counsel at the expense of Reorganized Cityscape or Reorganized CSC, Reorganized Cityscape or Reorganized CSC, as the case may be, shall not have the right to assume the defense of such action or proceeding on behalf of the Indemnitee). In addition, neither Reorganized Cityscape nor Reorganized CSC shall effect any settlement or release from liability in connection with any matter for which the Indemnitee would have the right to indemnification from Reorganized Cityscape or Reorganized CSC unless such settlement contains a full and unconditional release of the Indemnitee, or a release of the Indemnitee reasonably satisfactory in form and substance to the Indemnitee.

E.  VESTING OF ASSETS.

     Except as otherwise provided in the Plan or the Confirmation Order, on the Effective Date, all property of Cityscape's Estate shall vest in Reorganized Cityscape and all property of CSC's Estate shall vest in Reorganized CSC, all free and clear of all Claims, liens, encumbrances and Interests of Holders of Claims and Holders of Old Securities and Old Stock Rights. From and after the Effective Date, Reorganized Cityscape and Reorganized CSC may operate their business and use, acquire, and dispose of property and settle and compromise claims or interests arising on or after the Effective Date without supervision by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order.

F.  PRESERVATION OF CAUSES OF ACTION.

     Except as otherwise provided herein, or in any contract, instrument, release, or other agreement entered into in connection with the Plan, in accordance with Section 1123(b) of the Bankruptcy Code, Reorganized Cityscape and Reorganized CSC shall retain (and may enforce) any claims, rights and causes of action that the Debtors or the Estates may hold against any Person, including, among other things, any claims, rights or causes of action under Sections 544 through 550 of the Bankruptcy Code or any similar provisions of state law, or any other statute or legal theory; provided, however, that (i) in the event that Class A4 and B4 vote to accept the Plan, any such claims, rights or causes of action against Holders of Allowed Claims in such Classes (solely in their capacities as such) shall be released, discharged and extinguished on the Effective Date, whether or not then pending, and (ii) in the event that Class A6 votes to accept the Plan, any such claims, rights or causes of action against Holders of Allowed Claims in such Class (solely in their capacities as such) shall be released, discharged and extinguished on the Effective Date, whether or not then pending.

G.  RETENTION OF BANKRUPTCY COURT JURISDICTION.

     To the maximum extent permitted by the Bankruptcy Code or other applicable law, the Bankruptcy Court shall have jurisdiction of all matters arising out of, and related to, the Reorganization Cases and the Plan pursuant to, and for the purpose of, Sections 105(a) and 1142 of the Bankruptcy Code, including, without limitation, jurisdiction to:

          1. Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim, the resolution of any objections to the allowance or priority of Claims or Interests and the resolution of any dispute as to the treatment necessary to Reinstate a Claim pursuant to the Plan;

          2. Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending before the Effective Date;

          3. Resolve any matters related to the assumption or rejection of any executory contract or unexpired lease to which the either of the Debtors is a party or with respect to which either of the Debtors may be liable, and to hear, determine and, if necessary, liquidate any Claims arising therefrom;

          4. Ensure that distributions to Holders of Allowed Claims or Allowed Interests are accomplished pursuant to the provisions of the Plan;

          5. Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors, Reorganized Cityscape or Reorganized CSC that may be pending on the Effective Date;

          6. Enter such Orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order, except as otherwise provided herein;

          7. Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or the Confirmation Order, including the release and injunction provisions set forth in and contemplated by the Plan and the Confirmation Order, or any entity's rights arising under or obligations incurred in connection with this Plan or the Confirmation Order;

          8. Subject to any restrictions on modifications provided herein or in any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, modify this Plan before or after the Effective Date pursuant to Section 1127 of the Bankruptcy Code or modify the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court Order, this Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate this Plan, to the extent authorized by the Bankruptcy Code;

          9. Issue injunctions, enter and implement other Orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;

          10. Enter and implement such Orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

          11. Except as otherwise provided in this Plan, or with respect to specific matters, in the Confirmation Order or any other Order entered in connection with the Reorganization Cases, determine any other matters that may arise in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with this Plan, the Disclosure Statement or the Confirmation Order; and

          12.  Enter an Order or Orders closing the Reorganization Cases.

H.  FAILURE OF BANKRUPTCY COURT TO EXERCISE JURISDICTION.

     If the Bankruptcy Court abstains from exercising or declines to exercise jurisdiction, or is otherwise without jurisdiction over any matter arising out of the Reorganization Cases, including the matters set forth in Section XI.G above, Section XI.G shall not prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

I.  COMMITTEES.

     On the Effective Date, all Committees, if any, shall be dissolved and the members of such Committees and their professionals shall be released and discharged from all further rights and duties arising from or related to the Reorganization Cases. The professionals retained by such Committees and the members thereof shall not be entitled to compensation or reimbursement of expenses incurred for services rendered after the Effective Date other than for services rendered pursuant to the Plan, to enforce the terms of the Plan or in connection with other activities reserved to such Committees or such professionals under the Plan or the Confirmation Order or in connection with any application for allowance of compensation and reimbursement of expenses pending as of, or Filed after, the Effective Date.

                                      XII.

                            MISCELLANEOUS PROVISIONS

A.  FINAL ORDER.

     Any requirement in this Plan that an Order be a Final Order may be waived by the Debtors; provided, that nothing contained herein or elsewhere in this Plan shall prejudice the right of any party in interest to seek a stay pending appeal with respect to such order.

B.  MODIFICATION OF THE PLAN.

     The Debtors reserve the right to modify the Plan at any time prior to the Confirmation Date in the manner provided for by Section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to
Section 1125 of the Bankruptcy Code, except as the Bankruptcy Court may otherwise order. If any of the terms of the Plan is modified prior to the Voting Deadline in a manner determined by the Debtors to constitute a material adverse change as to Holders of any of the Voting Securities, the Debtors will promptly disclose any such modification in a manner reasonably calculated to inform the Holders of the affected Voting Securities of such modification and the Debtors reserve the right to extend the solicitation period for acceptances of this Plan for a period which the Debtors, in their sole discretion, deem appropriate, depending upon the significance of the modification and the manner of disclosure to Holders of the affected Voting Securities.

     If, after receiving sufficient acceptances but prior to Confirmation of the Plan, the Debtors seek to modify the Plan, the Debtors can use such previously solicited acceptances only to the extent permitted by applicable law. The Debtors reserve the right to use acceptances of the Plan received during its pre-petition solicitation of acceptances under any other circumstances, including in connection with a case under the Bankruptcy Code for one or both of the Debtors commenced by the filing of one or more involuntary petitions, subject to approval of the Bankruptcy Court.

     The Debtors reserve the right after the Confirmation Date and before the Effective Date to modify the terms of the Plan or waive any conditions to the effectiveness thereof if and to the extent the Debtors determine that such modifications or waivers are necessary or desirable to consummate the Plan. The Debtors will give such Holders of Claims and Interests notice of such modifications or waivers as may be required by applicable law and the Bankruptcy Court, and any such modifications shall be subject to the approval of the Bankruptcy Court to the extent required by, and in accordance with, Section 1127 of the Bankruptcy Code.

     The Debtors shall give notice to any Committee, each of the Unofficial Committees and each of the DIP Lenders of any modification of the Plan.

C.  REVOCATION OF THE PLAN.

     The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan, or if Confirmation does not occur, then the Plan shall be null and void, and all of the Debtors' respective obligations with respect to the Claims and Interests shall remain unchanged and nothing contained herein or in the Disclosure Statement shall be deemed an admission or statement against interest or to constitute a waiver or release of any claims by or against either Debtor or any other Person or to prejudice in any manner the rights of either Debtor or any Person in any further proceedings involving either Debtor or any Person.

D.  SEVERABILITY OF PLAN PROVISIONS.

     If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power, upon the request of the Debtors, to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

E.  SUCCESSORS AND ASSIGNS.

     The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, trustee, administrator, successor or assign of such Person.

F.  SATURDAY, SUNDAY OR LEGAL HOLIDAY.

     If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

G.  POST-EFFECTIVE DATE EFFECT OF EVIDENCES OF CLAIMS OR INTERESTS.

     Except as otherwise specified herein, notes, bonds, stock certificates and other evidences of Claims against or Interests in the Debtors, and all Instruments of the Debtors (in either case, other than those executed and delivered as contemplated hereby in connection with the consummation of the
Plan), shall, effective upon the Effective Date, represent only the right to participate in the distributions contemplated by the Plan.

H.  GOVERNING LAW.

     Unless a rule of law or procedure is supplied by (i) federal law (including the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules), (ii) an express choice of law provision in any agreement, contract, instrument, or document provided for, or executed in connection with, the Plan, or (iii) applicable non-bankruptcy law, the rights and obligations arising under the Plan and any agreements, contracts, documents, and instruments executed in connection with the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to the principles of conflict of laws thereof.

I.  NO LIABILITY FOR SOLICITATION OR PARTICIPATION.

     As specified in Section 1125(e) of the Bankruptcy Code, Persons that solicit acceptances or rejections of the Plan and/or that participate in the offer, issuance, sale, or purchase of securities offered or sold under the Plan, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, shall not be liable, on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale, or purchase of securities.

J.  NO ADMISSIONS OR WAIVER OF OBJECTIONS.

     Notwithstanding anything herein to the contrary, if the Effective Date does not occur, nothing contained in the Plan shall be deemed as an admission by the Debtors or any other party with respect to any matter set forth herein, including, without limitation, liability on any Claim or the propriety of any Claims classification. The Debtors are not bound by any statements herein or in the Disclosure Statement as judicial admissions.

DATED:
--------------------------------- , 1998

                                          CITYSCAPE FINANCIAL CORP.,
                                            a Delaware corporation

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                          CITYSCAPE CORP.,
                                            a New York corporation

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

Presented by:

Robert J. Rosenberg
A. Brent Truitt
Rachael Fink
LATHAM & WATKINS
885 Third Avenue, Suite 1000
New York, New York 10022
(212) 906-1200

COUNSEL FOR CITYSCAPE FINANCIAL
CORP. AND CITYSCAPE CORP.

By:
----------------------------------------------------
           Robert J. Rosenberg

                               INDEX OF EXHIBITS

Exhibit A                        New Indenture and New Senior Note
Exhibit B                        New 5% Warrant Agreement and New 5% Warrant Certificate
Exhibit C                        New 10% Warrant Agreement and New 10% Warrant Certificate
Exhibit D                        Reorganized Cityscape Certificate of Incorporation
Exhibit E                        Reorganized Cityscape Bylaws
Exhibit F                        Reorganized CSC Certificate of Incorporation
Exhibit G                        Reorganized CSC Bylaws

                                   EXHIBIT A

                                 NEW INDENTURE
                                      AND
                                NEW SENIOR NOTE

                           CITYSCAPE FINANCIAL CORP.

                                  $75,000,000

                               9.25% SENIOR NOTES

                             DUE             , 2008

                            ------------------------

                                   INDENTURE

                         DATED AS OF             , 1998

                            ------------------------

                          NORWEST BANK MINNESOTA, N.A.
                                    TRUSTEE

                             CROSS-REFERENCE TABLE*

                      TRUST INDENTURE
                        ACT SECTION                           INDENTURE SECTION
                      ---------------                         -----------------
310(a)(1)...................................................  7.10
   (a)(2)...................................................  7.10
   (a)(3)...................................................  N.A.
   (a)(4)...................................................  N.A.
   (b)......................................................  7.08;7.10;11.02
   (c)......................................................  N.A.
311(a)......................................................  7.11
   (b)......................................................  7.11
   (c)......................................................  N.A.
312(a)......................................................  2.05
   (b)......................................................  11.03
   (c)......................................................  11.03
313(a)......................................................  7.06
   (b)(1)...................................................  N.A.
   (b)(2)...................................................  7.06
   (c)......................................................  7.06;11.02
   (d)......................................................  7.06
314(a)......................................................  4.02;11.02
   (b)......................................................  10.02
   (c)(1)...................................................  11.04
   (c)(2)...................................................  11.04
   (c)(3)...................................................  N.A.
   (d)......................................................  10.02
   (e)......................................................  11.05
   (f)......................................................  N.A.
315(a)......................................................  7.01(2)
   (b)......................................................  7.05;11.02
   (c)......................................................  7.01(1)
   (d)......................................................  7.01(3)
   (e)......................................................  6.11
316(a)(last sentence).......................................  2.09
   (a)(1)(A)................................................  6.05
   (a)(1)(B)................................................  6.04
   (a)(2)...................................................  N.A.
   (b)......................................................  6.07
317(a)(1)...................................................  6.08
   (a)(2)...................................................  6.09
   (b)......................................................  2.04
318(a)......................................................  11.01

N.A. means not applicable.
---------------
* This Cross-Reference Table is not part of the Indenture.

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
                                  ARTICLE 1.
                  DEFINITIONS AND INCORPORATION BY REFERENCE
Section
  1.01.     Definitions.................................................    1
Section
  1.02.     Other Definitions...........................................   14
Section
  1.03.     Incorporation by Reference of Trust Indenture Act...........   14
Section
  1.04.     Rules of Construction.......................................   15

                                  ARTICLE 2.
                                THE SECURITIES
Section
  2.01.     Form and Dating.............................................   15
Section
  2.02.     Execution and Authentication................................   15
Section
  2.03.     Registrar and Paying Agent..................................   16
Section
  2.04.     Paying Agent to Hold Money in Trust.........................   16
Section
  2.05.     Noteholder Lists............................................   16
Section
  2.06.     Transfer and Exchange.......................................   17
Section
  2.07.     Replacement Notes...........................................   17
Section
  2.08.     Outstanding Notes...........................................   17
Section
  2.09.     Treasury Notes..............................................   17
Section
  2.10.     Temporary Notes.............................................   18
Section
  2.11.     Cancellation................................................   18
Section
  2.12.     Defaulted Interest..........................................   18

                                  ARTICLE 3.
                                  REDEMPTION
Section
  3.01.     Notices to Trustee..........................................   18
Section
  3.02.     Selection of Notes to Be Redeemed...........................   18
Section
  3.03.     Notice of Redemption........................................   19
Section
  3.04.     Effect of Notice of Redemption..............................   19
Section
  3.05.     Deposit of Redemption Price.................................   19
Section
  3.06.     Notes Redeemed in Part......................................   20
Section
  3.07.     Mandatory Redemption........................................   20
Section
  3.08.     Optional Redemption.........................................   20
Section
  3.09.     Offer to Purchase by Application of Net Proceeds............   20

                                  ARTICLE 4.
                                  COVENANTS
Section
  4.01.     Payment of Notes............................................   20
Section
  4.02.     SEC Reports.................................................   20
Section
  4.03.     Waiver of Stay, Extension or Usury Laws.....................   21
Section
  4.04.     Compliance Certificate......................................   21
Section
  4.05.     Taxes.......................................................   22
Section
  4.06.     Limitation on Indebtedness..................................   22
Section
  4.07.     Limitation on Restricted Payments...........................   23
Section
  4.08.     Limitation on Sales of Assets...............................   24
Section
  4.09.     Limitation on Affiliate Transactions........................   27
Section
  4.10.     Limitations on Liens........................................   27
Section
  4.11.     Limitation on Creation of Subsidiaries......................   27

                                      (A)-i

                                                                          PAGE
                                                                          ----
Section
  4.12.     Limitation on Restrictions on Distributions from Restricted
            Subsidiaries................................................   27
Section
  4.13.     Payments for Consent........................................   28
Section
  4.14.     Legal Existence.............................................   28
Section
  4.15.     Change of Control...........................................   28
Section
  4.16.     Maintenance of Properties; Insurance; Books and Records;
            Compliance with Law.........................................   30
Section
  4.17.     Limitation on Line of Business..............................   30
Section
  4.18.     Subsidiary Guarantees.......................................   30
Section
  4.19.     Further Assurance to the Trustee............................   31

                                  ARTICLE 5.
                                  Successors
Section
  5.01.     When Company May Merge, etc.................................   31
Section
  5.02.     Successor Corporation Substituted...........................   31

                                  ARTICLE 6.
                            DEFAULTS AND REMEDIES
Section
  6.01.     Events of Default...........................................   32
Section
  6.02.     Acceleration................................................   33
Section
  6.03.     Other Remedies..............................................   33
Section
  6.04.     Waiver of Past Defaults.....................................   34
Section
  6.05.     Control by Majority.........................................   34
Section
  6.06.     Limitation on Suits.........................................   34
Section
  6.07.     Rights of Holders to Receive Payment........................   34
Section
  6.08.     Collection Suit by Trustee..................................   34
Section
  6.09.     Trustee May File Proofs of Claim............................   35
Section
  6.10.     Priorities..................................................   35
Section
  6.11.     Undertaking for Costs.......................................   35
Section
  6.12.     Restoration of Rights and Remedies..........................   35

                                  ARTICLE 7.
                                   TRUSTEE
Section
  7.01.     Duties of Trustee...........................................   36
Section
  7.02.     Rights of Trustee...........................................   36
Section
  7.03.     Individual Rights of Trustee................................   37
Section
  7.04.     Trustee's Disclaimer........................................   37
Section
  7.05.     Notice of Defaults..........................................   37
Section
  7.06.     Reports by Trustee to Holders...............................   37
Section
  7.07.     Compensation and Indemnity..................................   37
Section
  7.08.     Replacement of Trustee......................................   38

                                     (A)-ii

                                                                          PAGE
                                                                          ----
Section
  7.09.     Successor Trustee by Merger, etc............................   38
Section
  7.10.     Eligibility; Disqualification...............................   39
Section
  7.11.     Preferential Collection of Claims Against Company...........   39

                                  ARTICLE 8.
                            DISCHARGE OF INDENTURE
Section
  8.01.     Termination of Company's Obligations........................   39
Section
  8.02.     Application of Trust Money..................................   40
Section
  8.03.     Repayment to Company........................................   40
Section
  8.04.     Reinstatement...............................................   40

                                  ARTICLE 9.
                                  AMENDMENTS
Section
  9.01.     Without Consent of Holders..................................   41
Section
  9.02.     With Consent of Holders.....................................   41
Section
  9.03.     Compliance with Trust Indenture Act.........................   42
Section
  9.04.     Revocation and Effect of Consents...........................   42
Section
  9.05.     Notation on or Exchange of Notes............................   42
Section
  9.06.     Trustee to Sign Amendments, etc.............................   42

                                 ARTICLE 10.
                              GUARANTEE OF NOTES
Section
  10.01.    Subsidiary Guarantee........................................   43
Section
  10.02.    Execution and Delivery of Subsidiary Guarantees.............   43
Section
  10.03.    Limitation of Subsidiary Guarantee..........................   44
Section
  10.04.    Additional Subsidiary Guarantors............................   44
Section
  10.05.    Release of Subsidiary Guarantor.............................   44

                                 ARTICLE 11.
                                Miscellaneous
Section
  11.01.    Trust Indenture Act Controls................................   45
Section
  11.02.    Notices.....................................................   45
Section
  11.03.    Communication by Holders with Other Holders.................   46
Section
  11.04.    Certificate and Opinion as to Conditions Precedent..........   46
Section
  11.05.    Statements Required in Certificate or Opinion...............   46
Section
  11.06.    Rules by Trustee and Agents.................................   46
Section
  11.07.    Legal Holidays..............................................   46
Section
  11.08.    No Recourse Against Others..................................   47
Section
  11.09.    Governing Law; Agent for Service of Process.................   47
Section
  11.10.    No Adverse Interpretation of Other Agreements...............   47
Section
  11.11.    Successors..................................................   47
Section
  11.12.    Severability................................................   47
Section
  11.13.    Counterpart Originals.......................................   47
Section
  11.14.    Variable Provisions.........................................   47
Section
  11.15.    Table of Contents, Headings, etc............................   47
EXHIBIT A   FORM OF SECURITY
EXHIBIT B   FORM OF NOTATION OF SUBSIDIARY GUARANTEE
EXHIBIT C   FORM OF SUPPLEMENTAL INDENTURE
SCHEDULE I  SCHEDULE OF SUBSIDIARY GUARANTORS

                                    (A)-iii

     INDENTURE dated as of             , 1998 between CITYSCAPE FINANCIAL CORP.,
a Delaware corporation (the "Company"), the Subsidiary Guarantors (as hereinafter defined) and Norwest Bank Minnesota, N.A., as trustee ("Trustee").

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 9.25% Senior Notes due
                           , 2008 (the "Notes"):

                                   ARTICLE 1.

                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01.  Definitions.

     "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) used or useful in a Related Business; (ii) the Capital Stock of a Person that is or becomes a Restricted Subsidiary as a result of or upon the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person to the extent in compliance with Section 4.07.

     "Adjusted Net Assets" of a Subsidiary Guarantor at any date means the lesser of the amount by which (x) the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Subsidiary Guarantee of such Subsidiary Guarantor at such date and (y) the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Subsidiary Guarantor in respect of the obligations of such Subsidiary under the Subsidiary Guarantee) excluding Indebtedness in respect of the Guarantee, as they become absolute and matured.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contact or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Section 4.08 and 4.09 only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     "Agent" means any Registrar, Paying Agent, or agent for service of notices and demands.

     "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of the definition as a "disposition") but excluding any merger, consolidation or sale of assets of the Company subject to and permitted by Section 5.01, of (i) any shares of Capital Stock of a Restricted Subsidiary (other than director's qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (ii) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary, (iii) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary or (iv) any Retained Interest Receivables (other than, in the case of (i), (ii) and (iii) above, a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary). Notwithstanding the foregoing, the following shall not be deemed to be Asset Dispositions: (i) the sale, lease, conveyance or other disposition of inventory or Hedging Obligations by the Company or a Restricted Subsidiary, (ii) the sale, lease, conveyance or other disposition of property or equipment that has become worn out, obsolete or damaged or otherwise unusable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be, (iii) a disposition of Receivables in the ordinary course of business, (iv) any grant of a Permitted Lien, (v) a disposition of Temporary Cash Investments, (vi) the sale of any property (whether real, personal or mixed) in connection with the incurrence of Capital Lease Obligations, and (vii) a Permitted Investment or a Restricted Payment that is permitted by Section 4.07.

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

     "Board of Directors" means the board of directors of the Company or a Subsidiary Guarantor, as appropriate, or any committee thereof duly authorized to act on behalf of such Board.

     "Board Resolution" means a copy of a resolution certified pursuant to an Officers Certificate to have been duly adopted by the Board of Directors of the Company or a Subsidiary Guarantor, as appropriate, and to be in full force and effect, and delivered to the Trustee.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     A "Change of Control" shall be deemed to have occurred (i) upon any merger or consolidation of the Company with or into any other Person or any sale, transfer or other conveyance, whether direct or indirect, to any other Person of all or substantially all of the assets of the Company, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the transferee or surviving entity, other than any such person or group that held such voting power as of the Issue Date or any Related Party thereof, (ii) when any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company, other than any such person or group that held such voting power as of the Issue Date or any Related Party thereof, or (iii) when, during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or
(ii) if such Person is not a corporation, vote or otherwise

                                     (A)-2
participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

     "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article 5 of this Indenture and thereafter means the successor.

     "Company Request" means any written request signed in the name of the Company by the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or the Treasurer of the Company and attested to by the Secretary or any Assistant Secretary of the Company.

     "Consolidated Leverage Ratio" as of any date of determination, means the ratio of (i) the aggregate amount of all Indebtedness of the Company and its Restricted Subsidiaries, excluding (A) Permitted Warehouse Indebtedness and Guarantees thereof and (B) Hedging Obligations permitted to be Incurred pursuant to clause (b)(6) of Section 4.06 to (ii) the Consolidated Net Worth of the Company.

     "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income; (ii) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income to the extent that cash could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain (but not loss) realized upon the sale or other disposition of any assets of the Company or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person; (v) extraordinary gains or losses; and (vi) the cumulative effect of a change in accounting principles. Notwithstanding the foregoing, for the purposes of Section 4.07 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from any Person to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 4.07 pursuant to clause (a)(3)(D) thereof.

     "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company for which financial statements are available, as
(i) the par or stated value of all outstanding Capital Stock of the Company plus
(ii) paid-in capital or capital surplus relating to such Capital Stock plus
(iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

     "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at Corporate Trust Services, Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55497-0069, Attention: Corporate Trust Services.

                                      (A)-3

     "CSC" means Cityscape Corp., the sole Subsidiary Guarantor as of the Issue Date.

     "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement or arrangement to which such Person is a party or beneficiary.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Defaulting Subsidiary" means any Restricted Subsidiary of the Company with respect to which an Event of Default described in clause (7), (8) or (9) of
Section 6.01 has occurred and is continuing.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,
(ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or
(iii) is redeemable at the option of the holders thereof, in each case in whole or in part on or prior to 180 days after the Stated Maturity of the Notes; provided, however, that Capital Stock of the Company or any Restricted Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer to be made for such Capital Stock in the event of a change of control of the Company or Restricted Subsidiary or an offer to repurchase such Capital Stock upon a disposition of assets, which provisions have substantially the same effect as the provisions of Section 4.08 or Section 4.15, as the case may be, shall not be deemed to be Disqualified Stock solely by virtue of such provisions.

     "Domestic Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

     "Eligible Retained Interest Receivables" means Retained Interest Receivables other than any Retained Interest Receivables created as the result of the securitization or sale of other Retained Interest Receivables. For the purposes of clause (h)(A) of the definition of "Permitted Liens" the term Eligible Retained Interest Receivables shall include only (i) Eligible Retained Interest Receivables which exist on the Issue Date and are unencumbered or are created subsequent to the Issue Date which are unencumbered by any Lien (either directly or on the Capital Stock of any Special Purpose Subsidiary, the assets of which are limited to Retained Interest Receivables), other than a Lien created in connection with a sale in a securitization transaction, as of the relevant date of determination and (ii) Eligible Retained Interest Receivables in existence on the Issue Date which are encumbered by any Lien (either directly or on the Capital Stock of any Special Purpose Subsidiary, the assets of which are limited to Retained Interest Receivables), but only to the extent that the amount of any such Eligible Retained Interest Receivable exceeds two (2) times the outstanding principal amount of any Indebtedness secured by a Lien (either directly or on the Capital Stock of any such Special Purpose Subsidiary) on such Eligible Retained Interest Receivable as of the relevant date of determination.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is either (i) a U.K. Subsidiary or (ii) is incorporated in a jurisdiction other than a jurisdiction in the United States of America or the United Kingdom and 80% of the sales, earnings or assets of which are located in, generated from or derive from operations located in jurisdictions outside the United States of America.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession, and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC and releases of the Emerging Issues Task Force.

                                      (A)-4

     "Guarantee" means an obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply finds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any person Guaranteeing any obligation.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

     "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capital Lease Obligations of such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and expense accruals arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (but excluding any accrued dividends); (vi) Warehouse Indebtedness; (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; (viii) all obligations of the type referred to in clauses (i) through
(vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and (ix) to the extent not otherwise included in this definition, Hedging Obligations of such Person. Except in the case of Warehouse Indebtedness (the amount of which shall be determined in accordance with the definition thereof), the amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, any securities issued in a securitization by a special purpose owner trust or other Person, including without limitation, any Securitization Trust, formed by or on behalf of a Person and to which Receivables have been sold or otherwise transferred by or on behalf of such Person or its Restricted Subsidiaries shall not be treated as Indebtedness of such Person or its Restricted Subsidiaries under the Indenture, regardless of whether such securities are treated as indebtedness for tax purposes.

                                      (A)-5

     "Indenture" means this Indenture as amended, restated or supplemented from time to time by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including for all purposes of the Indenture and any supplemental indenture the provisions of the TIA that are deemed to be a part of and govern this Indenture and any supplemental indenture.

     "Interest Payment Date" means the payment date for installments of interest specified in the Notes.

     "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, repurchase agreement, futures contract or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as trade accounts on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purpose of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and Section 4.07: (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

     "Investment Grade Rating" means with respect to the Notes a rating by S&P of at least BBB- and a rating by Moody's of at least Baa3 which is provided after assuming and giving effect to (i) the elimination of the applicability of the first proviso to clause (h) of the definition of "Permitted Liens" and (ii) the release of the obligations of the Subsidiary Guarantors under their Subsidiary Guarantees.

     "Issue Date" means             , 1998.

     "Lien" means (i) any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereat) and (ii) any claim (whether direct or indirect through subordination or other structural encumbrance) against any Retained Interest Receivables sold unless the seller is not liable for any credit losses thereon.

     "Maturity Date" means             , 2008.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payment received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) in each case net of (i) all legal, title and recording tax expenses, commissions and investment banking and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be, repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) the deduction of appropriate amounts provided by the

                                      (A)-6
seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

     "Net Cash Proceeds" means with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Net Proceeds" with respect to any Asset Disposition, means (i) cash (freely convertible into U.S. dollars) received by the Company or any Subsidiary from such Asset Disposition (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Disposition), after (a) provision for all income or other taxes measured by or resulting from such Asset Disposition, (b) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Disposition, and (c) deduction of appropriate amounts to be provided by the Company or a Subsidiary as a reserve, in accordance with generally accepted accounting principles, against any liabilities associated with the assets sold or disposed of in such Asset Disposition and retained by the Company or a Subsidiary after such Asset Disposition, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Disposition and (ii) promissory notes received by the Company or any Subsidiary from such Asset Disposition upon the liquidation or conversion of such notes into cash.

     "Non-Recourse Indebtedness" means Indebtedness (i) as to which neither the Company nor any of the Restricted Subsidiaries (other than the Person incurring such Indebtedness) (a) provides a Guarantee or other credit enhancement of any kind (including any undertaking, agreement or instruction that would constitute Indebtedness) or (b) is directly or indirectly liable (as the primary obligor or otherwise); (ii) no default with respect to which would permit, upon notice, lapse of time or both, any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders or holders thereof have been notified in writing that they will not have any recourse to the Capital Stock or assets of the Company or any of its Restricted Subsidiaries (other than the Person Incurring such Indebtedness).

     "Notes" means the securities issued by the Company pursuant to this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

     "Obligations" means any principal, interest, penalties, fees and other liabilities payable under the documentation governing any Indebtedness.

     "Officer" with respect to any Person (other than the Trustee), means the Chairman of the Board of Directors, Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of such Person, or any other officer of such Person designated by the Board of Directors of such Person and set forth in an Officers Certificate delivered to the Trustee.

     "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chairman of the Board of Directors, the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer, Controller, the Treasurer or any Assistant Treasurer of such Person that shall comply with applicable provisions of this Indenture.

     "Opinion of Counsel" means a written opinion reasonably satisfactory in form to the Trustee from legal counsel which counsel is reasonably acceptable to the Trustee, stating the matters required by Section 11.05 and delivered to the Trustee.

     "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) the Company or a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a

                                      (A)-7

Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; and provided, further, except as provided in clause (xiii) below, in the case of any Investment in a Foreign Subsidiary that is not a Subsidiary Guarantor, such Investment shall be in the form of a loan constituting Senior Indebtedness of such Foreign Subsidiary, evidenced by a note; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;
(iii) Temporary Cash Investments; (iv) receivables (other than Receivables) owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (viii) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 4.08; (ix) Receivables; (x) Interest Rate Agreements and Currency Agreements; (xi) Retained Interest Receivables; (xii) loans to third parties for the origination of Receivables in the ordinary course of business and any warrants, Capital Stock or other consideration received in connection therewith; (xiii) capital contributions to Foreign Subsidiaries not to exceed 10% of the Company's consolidated stockholder's equity at the time of such contributions; (xiv) Capital Stock of or in the form of a transfer of Receivables to a Qualifying Securitization Subsidiary pursuant to a securitization of such Receivables; and (xv) Investments (other than Investments permitted pursuant to clauses (i) through (xiv) above) by the Company and the Restricted Subsidiaries in an aggregate amount not to exceed $7.5 million.

     "Permitted Liens" means, with respect to any Person, (a) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits or Liens to secure public or statutory obligations of such Person or deposits of cash or United States government bonds or Liens to secure surety, performance, appeal or other bonds with respect to such Person, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;
(b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or Liens arising out of judgments or awards against such Person with respect to which such person shall then be proceeding with an appeal or other proceedings for review; (c) Liens for taxes, assessments or other governmental charges not yet subject to penalties for nonpayment or which are being contested in good faith and by appropriate proceedings; (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;
(e) minor survey exceptions minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property; or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (f) Liens securing Indebtedness Incurred to finance or refinance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person (but excluding Capital Stock of another Person); provided, however, that the Lien may not extend to any other Property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the Property subject to the Lien; (g) Liens to secure Indebtedness permitted under the provisions described in clause (b)(1) or (b)(4) (to the extent refinancing Indebtedness incurred pursuant to clause (b)(1)) under Section 4.06; (h) Liens on Retained Interest Receivables (or on the Capital Stock of any Person substantially

                                      (A)-8
all the assets of which are Retained Interest Receivables) and Liens otherwise created in connection with a sale in a securitization transaction; provided, however, that, for so long as the Notes do not have an Investment Grade Rating, the Company and its Restricted Subsidiaries shall have satisfied each of the following before incurring any Lien on Eligible Retained Interest Receivables pursuant to this clause (h): (A) there shall be Eligible Retained Interest Receivables at least equal to 150% of the principal amount then outstanding of unsecured Senior Indebtedness of the Company and its Restricted Subsidiaries falling within clause (B) of the definition of "Senior Indebtedness;" and (B) the principal amount of any Indebtedness secured by any such Liens incurred pursuant to this clause (h) on any Eligible Retained Interest Receivables shall be limited, in the aggregate, to Eligible Retained Interest Receivables representing no more than 75% of the amount of Eligible Retained Interest Receivables in excess of the limitation described in clause (A) as shown on the balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP after giving pro forma effect to the incurrence of such Lien, as of the end of the most recent fiscal quarter of the Company prior to the date on which such Lien is first incurred for which financial statements are available; provided, further, however, that a Lien on Eligible Retained Interest Receivables securing Indebtedness that is a Permitted Lien at the time such Indebtedness is first incurred shall continue to constitute a Permitted Lien, notwithstanding any reduction in value of such Eligible Retained Interest Receivables (as a result of their revaluation, any adverse change with respect to the underlying "pool" of Receivables or otherwise); (i) Liens existing on the Issue Date; (j) Liens on Property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Lien may not extend to any other Property owned by such Person or any of its Subsidiaries; (k) Liens on Property at the time such Person or any of its Subsidiaries acquires the Property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other Property owned by such Person or any of its Subsidiaries; (l) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person; (m) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted under the Indenture to be, secured by a Lien on the same property securing such Hedging Obligations; (n) Liens on property of a Special Purpose Subsidiary otherwise in compliance with clause (h) above; (o) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (h),
(i), (j) and (k); provided, however, that (x) such new Lien shall be limited to all or part of the same Property that secured the original Lien (plus improvements to or on such Property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (f), (h), (i), (j) or (k), as the case may be, at the time the original Lien became a Permitted Lien and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension renewal or replacement; (p) any Lien in the form of "over-collateralization" of the senior securities issued in, or subordination of or recourse to all or a portion of Retained Interest Receivables of the Company or any Subsidiary attributable to, a securitization of Receivables (or similar arrangements), in each case to the extent reflected in the book value of such Retained Interest Receivables, which Lien is in favor of the holders of other securities issued by the trust or other Person relating to such securitization; (q) judgment and attachment Liens not giving rise to an Event of Default; (r) Liens in favor of the Company or any Restricted Subsidiary; (s) Liens securing Indebtedness otherwise permitted to be incurred on any note provided by a Foreign Subsidiary to the Company or any Domestic Subsidiary initially evidencing loans made by the Company or such Domestic Subsidiary out of the proceeds of such Indebtedness; (t) Liens securing Indebtedness of the Company or a Restricted Subsidiary owed to and held by the Company or a Restricted Subsidiary (i) pledged to a third party and (ii) secured by Retained Interest Receivables, provided that the Company is in compliance with clause (h) above. Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clauses (f), (j) or (k) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to Section 4.08.

                                      (A)-9

     "Permitted Warehouse Indebtedness" means Warehouse Indebtedness in connection with a Warehouse Facility; provided, however, that (i) the assets as to which such Warehouse Indebtedness relates are or, prior to any funding under the related Warehouse Facility with respect to such assets, were eligible to be recorded as held for sale on the consolidated balance sheet of the Company in accordance with GAAP, (ii) such Warehouse Indebtedness will be deemed to be Permitted Warehouse Indebtedness (a) in the case of a Purchase Facility, only to the extent the holder of such Warehouse Indebtedness has no contractual credit recourse to the Company and its Restricted Subsidiaries to satisfy claims in respect of such Permitted Warehouse Indebtedness in excess of 20% of the advances made thereunder, and (b) in the case of any other Warehouse Facility, only to the extent of the lesser of (A) the amount advanced by the lender with respect to the Receivables financed under such Warehouse Facility, and (B) 105% of the principal amount of such Receivables and (iii) any such Indebtedness has not been outstanding in excess of 364 days.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such corporation.

     "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

     "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

     "Purchase Facility" means any Warehouse Facility in the form of a purchase and sale facility pursuant to which the Company or a Restricted Subsidiary sells Receivables to a financial institution and retains a right of first refusal upon the subsequent resale of such Receivables by such financial institution.

     "Purchase Money Indebtedness" means any Indebtedness incurred by a Person to finance or refinance the cost of the construction or purchase of, or repairs, improvements or additions to, an item of Property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

     "Qualifying Securitization Subsidiary" means any Subsidiary of the Company that (i) does not engage in, and whose charter prohibits it from engaging in, any activities other than a securitization of Receivables which have been sold or otherwise transferred to such Subsidiary by the Company or another Subsidiary in a transaction that constitutes a "true sale" under GAAP, (ii) constitutes a "special purpose vehicle" under rating agency guidelines, and (iii) does not have any Indebtedness other than Non-Recourse Indebtedness.

     "Receivables" means consumer and commercial loans, leases and receivables purchased or originated by the Company or any Restricted Subsidiary; provided, however, that for purposes of determining the amount of a Receivable at any time, such amount shall be determined in accordance with GAAP, consistently applied, as of the most recent practicable date.

     "Redemption Date" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to the terms of the Notes.

     "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (i) such Refinancing

                                     (A)-10

Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided, further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or another Subsidiary or (y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

     "Related Business" means any consumer or commercial finance business or any financial service business relating thereto, including, without limitation, businesses of the Company in existence as of the Issue Date.

     "Related Party" with respect to any Person means (i) any spouse, sibling, parent or lineal descendant of such Person or any spouse of such sibling or lineal descendant or (ii) any trust, corporation, partnership or other entity that is controlled by Persons referred to in clause (i).

     "Responsible Officer", when used with respect to the Trustee, means an officer or assistant officer assigned to the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Payment" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) (other than (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (B) dividends or distributions payable solely to the Company or a Restricted Subsidiary and (C) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary (other than Capital Stock owned by the Company or a Wholly Owned Subsidiary, excluding Disqualified Stock) held by any Affiliate of the Company, including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock), (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), (iv) the making of any Investment (other than a Permitted Investment) in any Person or (v) the forgiveness of any Indebtedness of an Affiliate of the Company to the Company or a Restricted Subsidiary.

     "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

     "Retained Interest" means, over the life of a "pool" of Receivables that have been sold or otherwise transferred by a Person to a trust or other Person in a securitization or sale, the direct or indirect rights retained by such Person or its Restricted Subsidiaries at or subsequent to the closing of such securitization or sale with respect to such "pool", including any rights to receive cash flows attributable to such pool and retained by such Person, whether such rights are contractual, by virtue of such Person being a holder of Capital Stock of such trust or other Person or otherwise.

     "Retained Interest Receivables" of a Person means the direct or indirect right to Retained Interest capitalized on such Person's or any of its Restricted Subsidiaries' consolidated balance sheet (the amount of which shall be determined in accordance with GAAP), including, without limitation, subordinated and

                                     (A)-11
interest-only certificates and any such rights as a holder of Capital Stock of a trust or other Person to which a "pool" of Receivables has been sold or otherwise transferred in a securitization or sale.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

     "SEC" means the United States Securities and Exchange Commission as constituted from time to time or any successor performing substantially the same functions.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securitization Trust" means any Person (whether or not a Subsidiary of the Company) established exclusively for the purpose of issuing securities in connection with any securitization, the obligations of which are without credit recourse to the Company or any of the Subsidiary Guarantors (including, without limitation, any Special Purpose Subsidiary of the Company), provided that such Person is not an obligor with respect to any Indebtedness of the Company or any Subsidiary Guarantor.

     "Senior Indebtedness" means the principal of, premium and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the case of either clause (A) or
(B), in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are subordinate in right of payment to the Notes; provided, however that Senior Indebtedness shall not include (1) any obligation of such Person to any Subsidiary of such Person,
(2) any liability for Federal, state, local or other taxes owed or owing by such Person, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any obligation in respect of Capital Stock of such Person or (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture.

     "Significant Subsidiary" means any Restricted Subsidiary that, individually or if merged with all other Defaulting Subsidiaries, would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Special Purpose Subsidiary" means (i) a Restricted Subsidiary formed in connection with a securitization (i) all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Restricted Subsidiaries, (ii) that has no assets other than Retained Interest Receivables or proceeds thereof created in such securitization and (iii) that conducts no business other than holding such Retained Interest Receivables or (ii) that is a Qualifying Securitization Subsidiary.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holders thereof upon the happening of any contingency unless such contingency has occurred).

     "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is, by its terms pursuant to a written agreement, subordinate or junior in right of payment to the Notes to that effect.

     "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

                                     (A)-12

     "Subsidiary Guarantees" means each Guarantee given by the Subsidiary Guarantors in accordance with this Indenture.

     "Subsidiary Guarantor" means a domestic Restricted Subsidiary of the Company that is or becomes a Subsidiary Guarantor in accordance with this Indenture.

     "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof,
(ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is not an Affiliate of the Company and which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-l" (or higher) according to Moody's or "A-I" (or higher) according to S&P, and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated as least "A" by S&P or "A" by Moody's.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code sec.sec. 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in
Section 8.03 hereof).

     "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

     "U.K. Subsidiary" means a Restricted Subsidiary that is incorporated in the United Kingdom and 80% of the sales, earnings or assets of which are located in, generated from or derive from operations located in the United Kingdom.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.07. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could incur $1.00 of additional Indebtedness under paragraph (a) of
Section 4.06 and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors of the Company shall be evidenced by the Company to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality

                                     (A)-13
thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

     "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     "Warehouse Facility" means any funding arrangement with a financial institution or other lender or purchaser to the extent such agreement is to finance the purchase or origination of Receivables by the Company or a Subsidiary of the Company, or the making of loans to a Person for the purpose of financing the purchase or origination by such Person of consumer or commercial loans, leases or receivables for resale or sale to the Company or any Subsidiary of the Company, and in each case for the purpose of pooling such Receivables prior to securitization or sale in the ordinary course of business, including purchase and sale facilities pursuant to which the Company or a Subsidiary of the Company sells Receivables to a financial institution and retains a right of first refusal upon the subsequent resale of such Receivables by such financial institution.

     "Warehouse Indebtedness" means the consideration received by the Company or its Restricted Subsidiaries under a Warehouse Facility with respect to Receivables until such time as such Receivables are (i) securitized, (ii) repurchased by the Company or its Restricted Subsidiaries or (iii) sold by the counterparty under the Warehouse Facility to a Person who is not an Affiliate of the Company.

     "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares and shares held by other Persons to the extent such shares are required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) is owned by the Company or one or more Wholly Owned Subsidiaries.

SECTION 1.02.  Other Definitions.

                                                              DEFINED IN
TERM                                                           SECTION
----                                                          ----------
"Affiliate Transaction".....................................  4.09
"Asset Disposition Offer"...................................  4.08(b)
"Bankruptcy Law"............................................  6.01
"Change of Control Offer"...................................  4.15(a)
"Change of Control Payment Date"............................  4.15(b)(3)
"Change of Control Purchase Price"..........................  4.15(a)
"Custodian".................................................  6.01
"Event of Default"..........................................  6.01
"Legal Holiday".............................................  11.07
"Offer Period"..............................................  4.08(d)
"Paying Agent"..............................................  2.03
"Purchase Date".............................................  4.08(d)
"Registrar".................................................  2.03
"Reinvestment Date".........................................  4.08(a)
"U.S. Government Obligations"...............................  8.01

SECTION 1.03.  Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                                     (A)-14

     The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes;

          "indenture security holder" means a Noteholder;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee;

          "obligor" on the Notes means the Company, any other obligor upon the Notes or any successor obligor upon the Notes.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.  Rules of Construction.

     Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States;

          (3) references to "generally accepted accounting principles" shall mean generally accepted accounting principles in effect in the United States as of the time when and for the period as to which such accounting principles are to be applied;

          (4) "or" is not exclusive;

          (5) words in the singular include the plural, and in the plural include the singular; and

          (6) provisions apply to successive events and transactions.

                                   ARTICLE 2.

                                 THE SECURITIES

SECTION 2.01.  Form and Dating.

     The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof, except that any Notes issued to pay interest on the Notes in the manner set forth in paragraph 2 of the Notes may be in denominations less than $1,000 or in other than integral multiples of $1,000.

SECTION 2.02.  Execution and Authentication.

     Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal need not be reproduced on the Notes.

     If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

     A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A hereto.

     The Trustee shall authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes, plus amounts sufficient to pay additional interest on outstanding Notes if the

                                     (A)-15

Company elects to pay such additional interest in the form of additional Notes, upon a written order of the Company signed by two Officers and, in the case of Notes to be issued in payment of such interest, upon receipt by a Trust Officer of (a) a notice from the Company at least 10 Business Days in advance of the relevant Interest Payment Date stating that the Company will pay such interest in the form of Notes, together with a Board Resolution authorizing the issuance of the appropriate principal amount of Notes for such purpose, (b) an Officers' Certificate demonstrating the computation of the principal amount of additional Notes issuable to each Holder of outstanding Notes and (c) an Opinion of Counsel that the issuance of such Notes is in compliance with all applicable law, including without limitation Federal and state securities laws. The Trustee shall promptly after receipt of such notice give notice of such intended payment in Notes to the Noteholders. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate amount set forth in paragraph 4 of the Notes except as provided in Section 2.07.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

SECTION 2.03.  Registrar and Paying Agent.

     The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Noteholder. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar.

SECTION 2.04.  Paying Agent to Hold Money in Trust.

     The Company (or any other obligor upon the Notes) shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Notes, and will notify the Trustee of any default by the Company (or any other obligor upon the Notes) in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company (or any other obligor upon the Notes) at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company, a Subsidiary or any other obligor upon the Notes) shall have no further liability for the money. If the Company, a Subsidiary or any other obligor upon the Notes acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Noteholders all money held by it as Paying Agent.

SECTION 2.05.  Noteholder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders and shall otherwise comply with TIA sec.312(a). If the Trustee is not the Registrar, the Company (or any other obligor upon the Notes) shall furnish to the Trustee at least seven Business Days before each Interest Payment Date (and in all events at intervals of not more than six months) and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders, including the aggregate principal amount of Notes held by each Holder, which list may be conclusively relied upon by the Trustee, and the Company shall otherwise comply with TIA sec.312(a).

                                     (A)-16

SECTION 2.06.  Transfer and Exchange.

     Where Notes are presented to the Registrar or a co-registrar with a request to register, transfer or exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, however, that any Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar's request.

     The Company shall not be required (i) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (iii) to register the transfer or exchange of a Note between the record date and the next succeeding Interest Payment Date.

     No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06 or 9.05 hereof).

SECTION 2.07.  Replacement Notes.

     If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

     Every replacement Note is an additional obligation of the Company.

SECTION 2.08.  Outstanding Notes.

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

     If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

     If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

     A Note does not cease to be outstanding because the Company or an Affiliate holds the Note.

SECTION 2.09.  Treasury Notes.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any other obligor upon the Notes or an Affiliate shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so disregarded.

                                     (A)-17

SECTION 2.10.  Temporary Notes.

     Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company signed by the two Officers, shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.11.  Cancellation.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and, subject to the record retention requirements of the Exchange Act, may destroy cancelled Notes unless the Company directs them to be returned to it. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Company unless by a written order, signed by two Officers, the Company shall direct that cancelled Notes be returned to it.

SECTION 2.12.  Defaulted Interest.

     If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Noteholders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall, with the consent of the Trustee, fix each such special record date and payment date. At least 15 days before the record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Noteholders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                   ARTICLE 3.

                                   REDEMPTION

SECTION 3.01.  Notices to Trustee.

     If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.08 hereof, it shall furnish to the Trustee, at least 45 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a Redemption Date, an Officers' Certificate setting forth the Section of this Indenture pursuant to which the redemption shall occur, the redemption date, the principal amount of Notes to be redeemed and the redemption price.

     If the Registrar is not the Trustee, the Company shall, concurrently with each notice of redemption, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the principal amounts of and identifying Restricted Securities held by any Holder.

SECTION 3.02.  Selection of Notes to Be Redeemed.

     If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed among the Holders of the Outstanding Notes in accordance with a method the Trustee considers fair and appropriate (and in such manner as complies with applicable legal and stock exchange requirements, if any). In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 15 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

                                     (A)-18

     The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of them selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

     In the event the Company is required to make an offer to purchase Notes pursuant to Sections 3.09 and 4.08 hereof and the amount of the Net Proceeds from the Asset Disposition is not evenly divisible by $1,000, then the Trustee shall promptly refund to the Company any remaining Net Proceeds.

SECTION 3.03.  Notice of Redemption.

     Subject to the provisions of Section 3.09 hereof, at least 15 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each Holder whose Notes are to be redeemed.

     The notice shall identify the Notes to be redeemed and shall state:

          (1) the Redemption Date;

          (2) the redemption price and the amount of accrued interest, if any, to be paid;

          (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

          (4) the name and address of the Paying Agent;

          (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (6) that interest on Notes called for redemption ceases to accrue on and after the Redemption Date; and

          (7) the paragraph of the Notes and/or the Section of this Indenture pursuant to which the Notes called for redemption are being redeemed.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's sole expense; provided, however, that the Company shall deliver to the Trustee, at least 25 days prior to the Redemption Date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.  Effect of Notice of Redemption.

     Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date at the redemption price.

SECTION 3.05.  Deposit of Redemption Price.

     One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose.

     If the Company complies with the preceding paragraph, interest on the Notes to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Notes are presented for payment. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, from the

                                     (A)-19

Redemption Date until such principal is paid, and on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.

SECTION 3.06.  Notes Redeemed in Part.

     Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.  Mandatory Redemption.

     The Company shall not be required to make mandatory redemption payments with respect to the Notes.

SECTION 3.08.  Optional Redemption.

     The Company may redeem all or any of the Notes at any time on or after issuance in cash at 102% of the principal amount thereof plus accrued and unpaid interest to the Redemption Date. Any redemption pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.09.  Offer to Purchase by Application of Net Proceeds.

     Within 15 days after the occurrence of any event requiring the Company to offer to purchase Notes pursuant to the provisions of Section 4.08 hereof, the Company shall deliver to the Trustee a notice of redemption pursuant to Section
3.01 hereof. Within 15 days thereafter, the Trustee shall select the Notes to be offered to be redeemed in accordance with Section 3.02 hereof. Within 10 days thereafter, the Company shall mail or cause the Trustee to mail (in the Company's name and at the Company's sole expense) an Asset Disposition Offer (as defined in Section 4.08) to each Holder of Notes whose Notes are to be offered to be redeemed. The Asset Disposition Offer shall identify the Notes to which it relates and shall contain the information required by Section 4.08 hereof.

     Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4.
                                   COVENANTS

SECTION 4.01.  Payment of Notes.

     The Company shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money or Notes designated for and sufficient to pay such installment.

     The Company shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.

SECTION 4.02.  SEC Reports.

     (a) The Company will file with the SEC all information, documents and reports to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is subject to such filing requirements. The Company (at its own expense) will file with the Trustee within 15 days after it would have been required to file such information, documents and reports with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe). The Company shall also comply with the provisions of TIA sec. 314(a).

     (b) At the Company's expense, regardless of whether the Company is required to furnish such reports and other information referred to in paragraph (a) above to its stockholders pursuant to the Exchange Act, the

                                     (A)-20

Company shall cause such reports and other information to be mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar within 15 days after it files them with the SEC.

     (c) The Company shall, upon request, provide to any Holder of Notes or any prospective transferee of any such Holder any information concerning the Company (including financial statements) necessary in order to permit such Holder to sell or transfer Notes in compliance with Rule 144A under the Securities Act; provided, however, that the Company shall not be required to furnish such information in connection with any request made on or after the date which is two years from the later of (i) the date such Note (or any predecessor Note) was acquired from the Company or (ii) the date such Note (or any predecessor Note) was last acquired from an "affiliate" of the Company within the meaning of Rule 144 under the Securities Act.

SECTION 4.03.  Waiver of Stay, Extension or Usury Laws.

     Each of the Company and the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of any stay or extension law or any usury law that would prohibit or forgive the Company or the Subsidiary Guarantor from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Company and the Subsidiary Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.04.  Compliance Certificate.

     (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year an Officers' Certificate (one of the signers of which on behalf of the Company shall be the principal executive officer, principal financial officer or principal accounting officer of the Company) stating that a review of the activities of the Company and its Subsidiaries during such fiscal year has been made under the supervision of the signing Officers of the Company with a view to determining whether the Company and the Subsidiary Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company and the Subsidiary Guarantors have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company or the Subsidiary Guarantor, as the case may be, is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or, if such event has occurred, a description of the event and what action the Company or the Subsidiary Guarantors, as the case may be, is taking or proposes to take with respect thereto.

     (b) So long as the Trustee has not received an Officers' Certificate stating that it would be contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.02 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company has violated any provisions of this Article 4 or Article 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) If any Default or Event of Default has occurred and is continuing, the Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, upon any Officer of the Company becoming aware of any

                                     (A)-21

Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company and the Subsidiary Guarantors are taking or propose to take with respect thereto, within 30 days after the occurrence thereof.

SECTION 4.05.  Taxes.

     The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

SECTION 4.06.  Limitation on Indebtedness.

     (a) The Company shall not, and shall not permit any Restricted Subsidiary to Incur, directly, or indirectly, any Indebtedness; provided, however, that the Company and any Restricted Subsidiary may Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto, the Consolidated Leverage Ratio does not exceed 2.00 to 1.00.

     (b) Notwithstanding the foregoing paragraph (a) the Company and any Restricted Subsidiary may Incur any or all of the following Indebtedness:

          (1) (A) Permitted Warehouse Indebtedness and Guarantees thereof by the Company or any Restricted Subsidiary; provided, however, that to the extent any such Indebtedness of the Company or a Restricted Subsidiary ceases to constitute Permitted Warehouse Indebtedness, such Indebtedness shall be deemed to be Incurred by the Company or such Restricted Subsidiary, as the case may be, at the time such Indebtedness ceases to constitute Permitted Warehouse Indebtedness; and (B) additional Indebtedness to finance the general corporate needs of the Company and its Subsidiaries in an amount not to exceed $50.0 million at any one time outstanding;

          (2) Indebtedness of the Company or a Restricted Subsidiary owed to and held by the Company or a Restricted Subsidiary; provided, however, that any designation of such Restricted Subsidiary as an Unrestricted Subsidiary, any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

          (3) the Notes (including Notes issued pursuant to this Indenture as payment of interest on the Notes) and the Subsidiary Guarantees;

          (4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this covenant);

          (5) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3) or (4) or this clause
     (5);

          (6) Hedging Obligations directly related to: (i) Indebtedness permitted to be Incurred by the Company or the Restricted Subsidiaries pursuant to the Indenture; (ii) Receivables held by the Company or its Restricted Subsidiaries pending sale or securitization or that have been sold pursuant to a Warehouse Facility; (iii) Receivables with respect to which the Company or any Restricted Subsidiary reasonably expects to purchase or finance or acquire a security interest in or accept as collateral; or (iv) Retained Interest Receivables and other assets owned or financed by the Company or any Restricted Subsidiary;

          (7) Purchase Money Indebtedness and Capital Lease Obligations Incurred to finance or refinance the construction, purchase or lease of, or repairs, improvements or additions to, property which Indebtedness does not in the aggregate exceed $15.0 million in aggregate principal amount at any one time outstanding;

          (8) Non-Recourse Indebtedness of any Qualifying Securitization Subsidiary; provided, that if, but only to the extent, any such Indebtedness ceases to constitute Non-Recourse Indebtedness or if the Subsidiary that Incurred such Indebtedness ceases to be a Qualifying Securitization Subsidiary, such event shall be deemed to constitute an Incurrence of Indebtedness by such Subsidiary; and

                                     (A)-22

          (9) Indebtedness in an aggregate principal amount which, together with the principal amount of all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (8) above or paragraph
     (a)), does not exceed $50.0 million at any one time outstanding.

     (c) For purposes of determining compliance with the foregoing covenant, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in good faith, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

SECTION 4.07.  Limitation on Restricted Payments.

     (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to, make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (1) a Default or an Event of Default shall have occurred and be continuing (or would result therefrom); (2) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of Section 4.06; or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of: (A) 50% of Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the most recent fiscal quarter prior to the date of such Restricted Payment for which internal financial statements are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); (B) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale (i) occurring substantially contemporaneously with the issuance of the Notes, (ii) to a Subsidiary of the Company or (iii) to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees except to the extent that the funds used by such plan or trust are attributable to employee contributions); (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date, of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion of exchange); and (D) an amount equal to the sum of (i) the net reduction in Investments in any Person resulting from dividends or repayments of loans or advances, in each case to the Company or any Restricted Subsidiary from such Person or from the sale for cash or other liquidation or repayment in cash, in each case the proceeds of which are received by the Company or any Restricted Subsidiary, and (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum in this clause
(D) shall not exceed, in the case of any Person, the amount of Investments made since the Issue Date by the Company or any Restricted Subsidiary in such Person and treated as a Restricted Payment.

     (b) The provisions of the foregoing paragraph (a) shall not prohibit: (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by, exchanged for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees except to the extent that the funds used by such plan or trust are attributable to employee contributions); provided, however, that (A) such purchase or redemption shall be excluded from the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above; (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by, exchanged for, or out of the

                                     (A)-23
proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to Section 4.06; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded from the calculation of the amount of Restricted Payments; (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with the covenant described hereunder; provided, however, that at the time of payment of such dividend, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, that such dividend shall be included in the calculation of the amount of Restricted Payments; and (iv) any purchase of Capital Stock of the Company made from time to time to meet the Company's obligations under its employee stock ownership and option plans, provided, however, that such purchases shall be excluded from the calculation of the amount of Restricted Payments.

     Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, which calculations may be based upon the Company's latest available financial statements, and that no Default or Event of Default exists and is continuing and no Default or Event of Default will occur immediately after giving effect to any Restricted Payments.

SECTION 4.08.  Limitation on Sales of Assets.

     (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition in excess of $10.0 million unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of any non-cash consideration), as determined in good faith by the Board of Directors of the Company, of the shares and assets subject to such Asset Disposition and at least 85% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents, (ii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) first, to the extent the Company elects, either to (x) acquire Additional Assets, either directly or through a Restricted Subsidiary, or (y) prepay, repay, redeem or purchase Senior Indebtedness of the Company or a Restricted Subsidiary (provided that the proceeds of an Asset Disposition of the Company's direct assets may not be used to prepay, repay, redeem or purchase Senior Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor), as the case may be (other than in either case Indebtedness owed to the Company or an Affiliate of the Company), in each case within 180 days from, or prior to, the later of the date of such Asset Disposition or the receipt of such Net Available Cash (the date that is 180 days after the later of such dates being the "Reinvestment Date"); (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to make an offer to the Holders (and to holders of other Senior Indebtedness designated by the Company containing provisions similar to those set forth in this Section 4.08 with respect to offers to purchase or redeem with the proceeds of sales of assets) to purchase Notes (and to prepay, repay or purchase such other Senior Indebtedness) pursuant to and subject to the conditions contained in this Indenture in the case of the Notes or the conditions contained in the agreements governing such other Senior Indebtedness; provided, that any such offers shall be on a pro rata basis in proportion to the outstanding principal amounts of the Indebtedness to which such offers apply and that to the extent any Net Available Cash remains following such pro rata offer such Net Available Cash shall be applied to the repurchase on a pro rata basis in proportion to the outstanding principal amount thereof of any such Indebtedness which continues to remain outstanding after such offer has been accepted by the holder thereof; (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B) to (x) the acquisition by the Company or any Restricted Subsidiary of Additional Assets or (y) the prepayment, repayment or purchase of Indebtedness designated by the Company (other than any Disqualified Stock) of the Company or any Restricted Subsidiary (other than Indebtedness owed to an Affiliate of the Company), in each case within 180 days from the later of the receipt of such Net Available Cash and the date the offer described in paragraph
(b) below is consummated; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A), (B) or
(C) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if

                                     (A)-24

any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased unless, in the case of clause (C), at the time of such prepayment, repayment or purchase, and, to the extent the Company would have been able to Incur such Indebtedness pursuant to Section 4.06; and (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), to any application not prohibited by the Indenture, and (iii) at the time of such Asset Disposition no Default shall have occurred and be continuing (or would result therefrom). Notwithstanding the foregoing provisions of this paragraph, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this paragraph except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this paragraph exceeds $10 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Temporary Cash Investments.

     For the purposes of this Section 4.08, the following are deemed to be cash or cash equivalents: (x) the assumption of Indebtedness or liabilities of the Company or any Restricted Subsidiary, and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness or liabilities in connection with such Asset Disposition; (y) securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are promptly, but in no event more than 30 days after receipt, converted by the Company or such Restricted Subsidiary into cash or Temporary Cash Investments and (z) an amount equal to the fair market value (evidenced by a Board Resolution) of operating assets (including Receivables and Retained Interest Receivables) to be used or useful in any Related Business received by the transferee in connection with such Asset Disposition.

     (b) In the event of an Asset Disposition that requires an offer to purchase the Notes (and other Senior Indebtedness) pursuant to paragraph (a)(ii)(B) above, the Company will be required to purchase Notes tendered pursuant to an offer by the Company for the Notes (and other Senior Indebtedness) at a purchase price of 100% of their principal amount plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture (an "Asset Disposition Offer"). If the aggregate purchase price of Notes (and any other Senior Indebtedness) tendered pursuant to such Asset Disposition Offer is less than the Net Available Cash allotted to the purchase thereof, the Company will be permitted to apply the remaining Net Available Cash in accordance with clause (a)(ii)(C) above. The Company shall not be required to make such an offer to purchase Notes (and other Senior Indebtedness) pursuant to this Section 4.08 if the Net Available Cash available therefor is less than $10 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to any subsequent Asset Disposition).

     (c) In the event of the transfer of substantially all (but not all) of the property and assets of the Company to a Person in a transaction permitted under
Section 5.01 the successor corporation shall be deemed to have sold the properties and assets of the Company not so transferred for purposes of this
Section 4.08, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Disposition; provided, that this clause shall not apply to the extent that the properties and assets of the Company not so transferred are exchanged for Additional Assets received by the Company or held by such other Person in such transaction. In addition, the fair market value of such properties and assets of the Company deemed to be sold shall be deemed to be Net Available Cash.

     (d) If the Company is required to make an Asset Disposition Offer, the Company shall mail, within 40 days following the Reinvestment Date, a notice to the Holders stating, among other things: (1) that such Holders have the right to require the Company to apply Net Available Cash to repurchase such Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase; (2) the purchase date (the "Purchase Date"), which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed; (3) the instructions, determined by the Company, that each Holder must follow in order to have such Notes repurchased; and (4) the calculations to be used in determining the amount of Net Available Cash to be applied to the repurchase of such Notes. The Asset Disposition Offer shall remain open for a period of 20 Business Days following its commencement (the

                                     (A)-25

"Offer Period"), except to the extent that a longer period is required by applicable law. The notice, which shall govern the terms of the Asset Disposition Offer shall state:

          (1) that the Asset Disposition Offer is being made pursuant to Section
     3.09 and this Section 4.08 and the length of time the Asset Disposition Offer will remain open;

          (2) the purchase price and the Purchase Date;

          (3) that any Note not tendered or accepted for payment will continue to accrue interest;

          (4) that any Note accepted for payment pursuant to the Asset Disposition Offer shall cease to accrue interest on and after the Purchase Date and the deposit of the purchase price with the Trustee;

          (5) that Holders electing to have a Note purchased pursuant to any Asset Disposition Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depository, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Purchase Date;

          (6) that Holders will be entitled to withdraw their election if the Company, depository or Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note purchased;

          (7) that, if the aggregate principal amount of Notes surrendered (or transferred by book-entry transfer) by Holders exceeds Net Available Cash available therefor, after giving effect to a pro rata offer for other Senior Indebtedness as set forth in Section 4.08(a) hereof, if any, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

          (8) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

     On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, Notes or portions thereof tendered pursuant to the Asset Disposition Offer, deposit with the Paying Agent U.S. legal tender sufficient to pay the purchase price plus accrued interest, if any, on the Notes to be purchased and deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this
Section 4.08. The Paying Agent shall promptly (but in any case not later than 5 days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Note tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, the Subsidiary Guarantors shall endorse the guarantee thereon and the Trustee shall authenticate and mail or make available for delivery such new Note to such Holder equal in principal amount to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on the Purchase Date by sending a press release to the Dow Jones News Service or similar business news service in the United States. If an Asset Disposition Offer is not fully subscribed, the Company may retain that portion of the Net Available Cash not required to repurchase Notes for use in accordance with this Section 4.08.

     (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Company shall comply with the applicable

                                     (A)-26
securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue thereof.

SECTION 4.09.  Limitation on Affiliate Transactions.

     The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms thereof (1) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (2) if such Affiliate Transaction involves an amount in excess of $2.0 million, (i) are set forth in writing and (ii) have been approved by a majority of the members of the Board of Directors of the Company having no personal stake in such Affiliate Transaction and (3) if such Affiliate Transaction involves an amount in excess of $5.0 million, have been determined by a nationally recognized investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

     The provision of the foregoing paragraph shall not apply to (i) transactions between or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries, (ii) any Restricted Payment permitted to be made under Section 4.07 or any Permitted Investment, (iii) loans or advances to employees in the ordinary course of business, (iv) customary directors fees and indemnities, (v) ordinary course commercial agreements or renewals thereof on such terms as are in effect as of the Issue Date and which terms are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's length dealings with a Person, who is not such an Affiliate, (vi) any Indebtedness permitted by paragraph (b)(2) of Section 4.06, (vii) any issuance of securities, or other payments, compensation, benefits, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company and (viii) the grant of stock options or similar rights to employees and directors of the Company or any Restricted Subsidiary pursuant to plans approved by the Board of Directors of the Company.

SECTION 4.10.  Limitations on Liens.

     The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with (or prior to in the case of Subordinated Obligations) the obligations so secured for so long as such obligations are so secured.

SECTION 4.11.  Limitation on Creation of Subsidiaries.

     The Company shall not create or acquire, nor permit any of its Restricted Subsidiaries to create or acquire, any Subsidiary other than (i) a Restricted Subsidiary existing as of the Issue Date, (ii) a Restricted Subsidiary that is acquired or created after the date of this Indenture or (iii) an Unrestricted Subsidiary.

SECTION 4.12. Limitation on Restrictions on Distributions from Restricted Subsidiaries.

     The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary (other that a Special Purpose Subsidiary) (a) to pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) to make any loans or advances to the Company or (c) to transfer any of its property or assets to the Company, except: (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date and any agreement that constitutes a Refinancing thereof permitted under this Indenture; (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement applicable to such Restricted Subsidiary on or prior to the date on which such Restricted

                                     (A)-27

Subsidiary was acquired by the Company or was designated a Restricted Subsidiary (other than an agreement entered into in connection with, or in anticipation of, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date; (iii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to any other agreement contained in any amendment to an agreement referred to in clause (i) or (ii) of this Section
4.12 or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or amendment are not materially less favorable to the Noteholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in the agreements referred to in clause (i) or (ii) of this Section 4.12, as the case may be; (iv) any such encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder; (v) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; (vi) customary affiliate transactions provisions; (vii) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and
(viii) encumbrances or restrictions pursuant to Permitted Warehouse
Indebtedness.

SECTION 4.13.  Payments for Consent.

     Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

SECTION 4.14.  Legal Existence.

     Subject to Section 4.08, Article 5 and Article 10 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its legal existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company and each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.15.  Change of Control.

     (a) Within 30 days of the occurrence of a Change of Control, the Company shall notify the Trustee in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer") the outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus any accrued and unpaid interest thereon to the Change of Control Payment Date (as hereinafter defined) (such applicable purchase price being hereinafter referred to as the "Change of Control Purchase Price") in accordance with the procedures set forth below.

     (b) Within 30 days of the occurrence of a Change of Control, the Company also shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to the Trustee and to each

                                     (A)-28

Holder of the Notes, at the address appearing in the register maintained by the Registrar of the Notes, a notice stating:

          (1) that the Change of Control Offer is being made pursuant to this
     Section 4.15 and that all Notes tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

          (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma results of operations, cash flow and capitalization after giving effect to such Change of Control);

          (3) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"));

          (4) that any Note not tendered will continue to accrue interest;

          (5) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (6) that Holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depository, if appointed by the Company, or the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

          (7) that Holders will be entitled to withdraw their acceptance if the Company, the depository or Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

          (8) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that each Note purchased and each such new
     Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

          (9) any other procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

          (10) the name and address of the depository or Paying Agent.

     On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the depository or Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail to such Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

     (c) (A) If either the Company or any Subsidiary thereof has issued any outstanding (i) Indebtedness that is subordinated in right of payment to the Notes or (ii) Preferred Stock, and the Company or such Subsidiary is required to repurchase or redeem, or make an offer to repurchase or redeem, such Indebtedness or Preferred Stock, in the event of a Change of Control or to make a distribution with respect to such subordinated Indebtedness or Preferred Stock in the event of a Change of Control, the Company shall not consummate any such redemption, repurchase offer or distribution with respect to such subordinated

                                     (A)-29

Indebtedness or Preferred Stock until such time as the Company shall have paid the Change of Control Purchase Price in full to the Holders of Notes that have accepted the Company's Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to Holders of the Notes and (B) the Company will not issue Indebtedness that is subordinated in right of payment to the Notes or Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the Notes in the event of a Change in Control under this Indenture.

     The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section
4.15. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

SECTION 4.16. Maintenance of Properties; Insurance; Books and Records; Compliance with Law.

     (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, at all times cause all properties used or useful in the conduct of their business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted; provided, however, that nothing in this paragraph shall prevent the Company or any Restricted Subsidiary from discontinuing the operation and maintenance of any of their respective properties if such discontinuance is, in the judgment of the Company or such Restricted Subsidiary, desirable in the conduct of its business and not disadvantageous in any material respect to the Holders.

     (b) The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain insurance in such amounts and covering such risks as are usually and customarily carried with respect to similar facilities according to their respective locations.

     (c) The Company shall, and shall cause each of its Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each Subsidiary of the Company, in accordance with GAAP consistently applied to the Company and its Subsidiaries taken as a whole.

     (d) The Company shall, and shall cause each of its Subsidiaries to, comply with all statutes, laws, ordinances or government rules and regulations to which they are subject, the non-compliance with which would materially adversely affect the business, properties, assets or financial condition of the Company and its Subsidiaries taken as a whole.

SECTION 4.17.  Limitation on Line of Business.

     The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Related Business.

SECTION 4.18.  Subsidiary Guarantees.

     (a) The Company will cause each of its domestic Restricted Subsidiaries that is not a Special Purpose Subsidiary to be made a party to this Indenture and to endorse a notation of Subsidiary Guarantee substantially in the form included in Exhibit B hereto in accordance with Section 10.02 hereof.

     (b) Prior to the date on which the Notes receive an Investment Grade Rating, if the Company or any of its domestic Restricted Subsidiaries that is not a Special Purpose Subsidiary acquires or creates another domestic Restricted Subsidiary that is not a Special Purpose Subsidiary after the date of this Indenture, the Company will cause such Restricted Subsidiary to execute a supplemental indenture in the form attached hereto as Exhibit C and deliver it to the Trustee, together with an Officers' Certificate and an Opinion of Counsel in a form reasonably satisfactory to the Trustee.

                                     (A)-30

SECTION 4.19.  Further Assurance to the Trustee.

     The Company shall, upon the reasonable request of the Trustee, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the provisions of this Indenture.

                                   ARTICLE 5.

                                   SUCCESSORS

SECTION 5.01.  When Company May Merge, etc.

     The Company shall not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets in one transaction or a series of related transactions or assign any of its obligations under this Indenture or the Notes to, any Person unless:

          (1) the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, lease, conveyance or other disposition or assignment shall have been made, is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

          (2) the corporation formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, lease, conveyance or other disposition or assignment shall have been made, assumes by supplemental indenture in a form satisfactory to the Trustee all the obligations of the Company under the Notes and this Indenture;

          (3) immediately before and immediately after such transaction no Default or Event of Default exists;

          (4) the Company or any corporation formed by or surviving any such consolidation or merger, or to which such sale, lease, conveyance or other disposition or assignment shall have been made, would be permitted by the provisions of Section 4.06(a) to incur $1.00 of additional Indebtedness; provided, however, that for purposes of this clause (4), the Consolidated Leverage Ratio required by Section 4.06 shall be calculated after giving pro forma effect to such consolidation or merger, or such sale, lease, conveyance or other disposition or assignment, as if the same had occurred at the beginning of the applicable four-quarter period; and

          (5) the Company or any corporation formed by or surviving any such consolidation or merger, or to which such sale, lease, conveyance or other disposition or assignment shall have been made, shall have Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of the Company (immediately preceding the transaction).

     The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

SECTION 5.02.  Successor Corporation Substituted.

     Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company or any assignment of its obligations under this Indenture or the Notes in accordance with Section 5.01, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition or assignment is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation has been named as the Company herein; provided, however, that the predecessor Company in the case of a sale, lease, conveyance or other disposition or assignment shall not be released from the obligation to pay the principal of and interest on the Notes.

                                     (A)-31

     If the successor corporation shall have succeeded to and been substituted for the Company, such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose (in each instance with notations of Subsidiary Guarantees thereon by the Subsidiary Guarantors). All of the Notes so issued and so endorsed shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued and endorsed in accordance with the terms of this Indenture and the Subsidiary Guarantee as though all such Notes had been issued and endorsed at the date of the execution hereof.

     In case of any such consolidation, merger, sale, transfer, conveyance or other disposal, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued or the Subsidiary Guarantees to be endorsed thereon as may be appropriate.

                                   ARTICLE 6.

                             DEFAULTS AND REMEDIES

SECTION 6.01.  Events of Default.

     An "Event of Default" occurs if:

          (1) the Company defaults in the payment of interest on any Note when the same becomes due and payable and the Default continues for a period of 10 days;

          (2) the Company defaults in the payment of the principal of any Note when the same becomes due and payable at maturity, upon redemption or otherwise;

          (3) the Company fails to observe or perform any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to Section 5.01 hereof;

          (4) the Company fails to comply with any of its other agreements or covenants in, or provisions of, the Notes or this Indenture and the Default continues for the period and after the notice specified below;

          (5) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Subsidiary (or the payment or which is guaranteed by the Company or a Subsidiary), whether such Indebtedness or guarantee now exists or shall be created hereafter, if
     (a) either (i) such default results from the failure to pay principal of any such Indebtedness at final maturity (beyond any applicable grace period) or (ii) as a result of such default the maturity of such Indebtedness has been accelerated prior to its expressed maturity and (b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal or interest thereon, or the maturity of which has been so accelerated, aggregates $5,000,000 or more;

          (6) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any Subsidiary of the Company and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such judgments exceeds $5,000,000;

          (7) the failure of a Subsidiary Guarantee by a Subsidiary Guarantor to be in full force and effect, or the denial or disaffirmance of a Subsidiary Guarantee by such Subsidiary Guarantor;

                                     (A)-32

          (8) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

             (a) commences a voluntary case,

             (b) consents to the entry of an order for relief against it in an involuntary case,

             (c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

             (d) makes a general assignment for the benefit of its creditors, or

             (e) generally is not paying its debts as the same become due;

          (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

             (a) is for relief against the Company or any Significant Subsidiary in an involuntary case,

             (b) appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary, or

             (c) orders the liquidation of the Company or any Significant Subsidiary,

     and such order or decree remains unstayed and in effect for 60 days;

     The term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal, state or applicable foreign law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     Any Event of Default shall not be deemed to have occurred under clause (3),
(4), (5) or (6) until the Trustee shall have received written notice from the Company or any of the Holders. A Default under clause (4) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes notify the Company and the Trustee, of the Default and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

     Subject to the provisions of Sections 7.01 and 7.02 hereof, the Trustee shall not be charged with knowledge of any Default or Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office by the Company or any other Person.

SECTION 6.02.  Acceleration.

     If an Event of Default (other than an Event of Default specified in clauses
(8) and (9) of Section 6.01) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Company and the Trustee, may declare the unpaid principal of and any accrued interest on all the Notes to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately. If an Event of Default specified in clause (8) or (9) of
Section 6.01 occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

SECTION 6.03.  Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or

                                     (A)-33
remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.  Waiver of Past Defaults.

     The Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the principal of or interest on any Note. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.  Control by Majority.

     The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Noteholders, or that may involve the Trustee in personal liability; provided that the Trustee may take other actions deemed proper by the Trustee that are not inconsistent with such direction.

SECTION 6.06.  Limitation on Suits.

     A Noteholder may pursue a remedy with respect to this Indenture or the Notes only if:

          (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (2) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

SECTION 6.07.  Rights of Holders to Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.  Collection Suit by Trustee.

     If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company (or any other obligor upon the Notes) for the whole amount of principal and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel (including all sums due and owing to the Trustee under Section 7.07 hereof).

                                     (A)-34

SECTION 6.09.  Trustee May File Proofs of Claim.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to the Company (or the Subsidiary Guarantors or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

SECTION 6.10.  Priorities.

     If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First:  to the Trustee for amounts due under Section 7.07;

          Second: to Noteholders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

          Third: to the Company or to the extent that the Trustee collects any amount from any Subsidiary Guarantor, to such Subsidiary Guarantor.

     The Trustee may fix a record date and payment date for any payment to Noteholders.

SECTION 6.11.  Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

SECTION 6.12.  Restoration of Rights and Remedies.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                     (A)-35

                                   ARTICLE 7.

                                    TRUSTEE

SECTION 7.01.  Duties of Trustee.

     (1) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (2) Except during the continuance of an Event of Default:

          (a) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

          (b) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (3) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (a) This paragraph does not limit the effect of paragraph (2) of this Section.

          (b) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (c) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

     (4) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1),
(2) and (3) of this Section.

     (5) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

     (6) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.  Rights of Trustee.

     (1) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both, which shall conform to the requirements of Sections 11.04 and 11.05 hereof, respectively. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by the Indenture.

                                      (A)-36

     (5) The Trustee may consult with counsel of its own choosing and the advice or opinion of such counsel as to matters of law shall constitute authorization in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (6) Unless otherwise specifically provided in the Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

SECTION 7.03.  Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.04.  Trustee's Disclaimer.

     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Notes other than its certificate of authentication.

SECTION 7.05.  Notice of Defaults.

     If a Default occurs and is continuing, the Trustee shall mail to Noteholders a notice of the Default within 90 days after it occurs. Except in the case of a Default in payment on any Note (including the failure to make a mandatory offer to redeem pursuant hereto), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Noteholders.

SECTION 7.06.  Reports by Trustee to Holders.

     As required by TIA sec. 313(a), within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to Noteholders a brief report dated as of such reporting date that complies with TIA sec. 313(a). The Trustee also shall comply with TIA sec. 313(b). The Trustee shall also transmit by mail all reports as required by TIA sec. 313(c).

     Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange on which the Notes are listed. The Company or any other obligor upon the Notes shall notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07.  Compensation and Indemnity.

     The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company or the Subsidiary Guarantors shall reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Company and the Subsidiary Guarantors shall indemnify the Trustee against any loss, liability or expense incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                                      (A)-37

     The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

     To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. The Company's obligations under this Section 7.02 and any Lien arising hereunder shall survive the resignation or removal of any trustee, the discharge of the Company's obligations pursuant to Article 8 and/or the termination of this Indenture, including the termination and rejection hereof in any bankruptcy proceedings to the extent permitted by applicable law..

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08.  Replacement of Trustee.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     The Trustee may resign and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (3) a Custodian or public officer takes charge of the Trustee or its property; or

          (4) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Company and any other obligor upon the Notes shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee after written request by any Noteholder who has been a Noteholder for at least six months fails to comply with Section 7.10, such Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  Successor Trustee by Merger, etc.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

                                     (A)-38

SECTION 7.10.  Eligibility; Disqualification.

     There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by Federal or state authority and shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA sec. 310(a)(1). The Trustee is subject to TIA sec. 310(b), including the optional provision permitted by the second sentence of TIA sec. 310(b)(9); provided that there shall be excluded from the operation of TIA sec. 310(b)(1) any indenture or indentures under which other securities, or conflicts of interest or participation in other securities, of the Company or the Subsidiary Guarantors are outstanding if the requirements for exclusion set forth in TIA sec. 310(b)(1) are met.

SECTION 7.11.  Preferential Collection of Claims Against Company.

     The Trustee is subject to TIA sec. 311(a), excluding any creditor relationship listed in TIA sec. 311(b). A Trustee who has resigned or been removed shall be subject to TIA sec. 311(a) to the extent indicated therein.

                                   ARTICLE 8.

                             DISCHARGE OF INDENTURE

SECTION 8.01.  Termination of Company's Obligations.

     This Indenture shall cease to be of further effect (except that the Company's obligations under Section 7.07 and the Trustee's and Paying Agent's obligations under Section 8.03 shall survive) when all outstanding Notes theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Notes which have been replaced or paid) to the Trustee for cancellation and the Company has paid all sums payable hereunder. In addition, the Company may terminate all of its obligations under this Indenture if:

          (1) the Company irrevocably deposits in trust with the Trustee or, at the option of the Trustee, with a trustee satisfactory to the Trustee and the Company under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, money or U.S. Government Obligations sufficient to pay principal and interest on the Notes to maturity or redemption, as the case may be, as certified in a certificate of a nationally recognized firm of independent public accountants, and to pay all other sums payable by it hereunder, provided that (i) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee and (ii) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Notes;

          (2) the Company delivers to the Trustee an Officers' Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with, and an Opinion of Counsel to the same effect;

          (3) no Default or Event of Default shall have occurred and be continuing on the date of such deposit; and

          (4) the Company shall have delivered to the Trustee an Opinion of Counsel or a ruling received from the Internal Revenue Service to the effect that the Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this Section 8.01 and will be subject to Federal income tax on the same amount and in the same manner and as the same times as would have been the case if such option had not been exercised.

Then, this Indenture shall cease to be of further effect (except as provided in the next succeeding paragraph), and the Trustee, on demand of the Company, shall execute proper instruments acknowledging confirmation of

                                     (A)-39
and discharge under this Indenture. However, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 4.03, 7.07, 7.08 and 8.04 and the
Trustee's and Paying Agent's obligations in Section 8.03 shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in
Section 7.07 and the Company's and the Trustee's and Paying Agent's obligations in Section 8.03 shall survive.

     After such irrevocable deposit made pursuant to this Section 8.01 and satisfaction of the other conditions set forth herein, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

     In order to have money available on a payment date to pay principal or interest on the Notes, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

SECTION 8.02.  Application of Trust Money.

     The Trustee or a trustee satisfactory to the Trustee and the Company shall hold in trust money or U.S. Government Obligations deposited with it pursuant to
Section 8.01. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on the Notes.

SECTION 8.03.  Repayment to Company.

     The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time.

     The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have either caused notice of such payment to be mailed to each Noteholder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in The City of New York. After payment to the Company, Noteholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

SECTION 8.04.  Reinstatement.

     If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01; provided, however, that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                     (A)-40

                                   ARTICLE 9.

                                   AMENDMENTS

SECTION 9.01.  Without Consent of Holders.

     The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Notes without the consent of any Noteholder:

          (1) to cure any ambiguity, defect or inconsistency;

          (2) to comply with Article 5;

          (3) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA as then in effect;

          (4) to provide for uncertificated Notes in addition to certificated Notes;

          (5) to allow any Person to execute a supplemental indenture pursuant to Section 4.18 hereof;

          (6) to evidence and provide for the acceptance by and appointment hereunder of a successor trustee with respect to the Notes; or

          (7) to make any change that does not adversely affect the legal rights hereunder of any Noteholder.

     Upon the request of the Company, accompanied by a resolution of the Board of Directors authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.  With Consent of Holders.

     The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes. The Holders of a majority in principal amount of the Notes then outstanding may, or the Trustee with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes may, waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes.

     Upon the request of the Company, accompanied by a resolution of the Board of Directors authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Noteholders as aforesaid, and upon receipt by the Trustee of the documents described in
Section 9.06 hereof, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

     It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment or waiver under this Section becomes effective, the Company shall mail to the Holders of each Note affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                                     (A)-41

     Notwithstanding the first paragraph of this Section 9.02, without the consent of each Noteholder affected, an amendment or waiver under this Section may not:

          (1) reduce the amount of Notes whose Holders must consent to an amendment or waiver;

          (2) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

          (3) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes pursuant to Section 3.08 hereof;

          (4) make any Note payable in money other than that stated in the Note;

          (5) make any change in Section 6.04 or 6.07 hereof or in this sentence of this Section 9.02; or

          (6) waive a Default in the payment of principal of or interest on, or redemption payment with respect to, any Note or an Event of Default under clause (8) or (9) of Section 6.01 hereof.

SECTION 9.03.  Compliance with Trust Indenture Act.

     Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04.  Revocation and Effect of Consents.

     Until an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Noteholder.

SECTION 9.05.  Notation on or Exchange of Notes.

     The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity of any such amendment or waiver.

SECTION 9.06.  Trustee to Sign Amendments, etc.

     The Trustee shall sign any amendment, waiver or supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, waiver or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment, waiver or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company and the Subsidiary Guarantors in accordance with its terms. Neither the Company nor any Subsidiary Guarantor may sign an amendment, waiver or supplemental indenture until the same is approved by its respective Board of Directors.

                                     (A)-42

                                  ARTICLE 10.

                               GUARANTEE OF NOTES

SECTION 10.01.  Subsidiary Guarantee.

     Subject to the provisions of this Article 10, each Subsidiary Guarantor hereby jointly and severally unconditionally guarantees to each Holder and to the Trustee: (i) the due and punctual payment of the principal of and premium, if any, and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and premium, if any, and interest on the Notes, to the extent lawful, and the due and punctual performance of all other Obligations of the Company to the Holders or the Trustee (including without limitation amounts due the Trustee under Section 7.07), all in accordance with the terms of such Note and this Indenture, and
(ii) in the case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Subsidiary Guarantor hereby agrees that its Obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto by the Holder of such Note or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Subsidiary Guarantor (other than a defense of payment or performance).

     Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, on or interest on any Obligation of the Company under the Notes and hereunder is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

     Each Subsidiary Guarantor, to the extent permitted by law, hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Subsidiary Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof, premium, if any, and interest thereon and as provided in Section 8.01 hereof. Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of this Subsidiary Guarantee. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article 6 hereof, the Trustee shall promptly make a demand for payment on the Notes under the Subsidiary Guarantee provided for in this Article 10 and not discharged; provided that the failure of the Trustee to make such demand or enforce any remedy under the Indenture or this Subsidiary Guarantee shall not affect the obligations of a Subsidiary Guarantor hereunder.

     The Subsidiary Guarantee set forth in this Section 10.01 shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by or on behalf of the Trustee by its manual signature.

SECTION 10.02.  Execution and Delivery of Subsidiary Guarantees.

     To evidence the Subsidiary Guarantee set forth in this Article 10, each Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form included in Exhibit B hereto shall be placed on each Note authenticated and made available for delivery by the Trustee and that the

                                     (A)-43

Subsidiary Guarantee in this Indenture shall be executed on behalf of each Subsidiary Guarantor by the manual or facsimile signature of an Officer of each Subsidiary Guarantor.

     Each Subsidiary Guarantor hereby agrees that the Subsidiary Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

     If an Officer of a Subsidiary Guarantor whose manual or facsimile signature is on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Subsidiary Guarantee is endorsed, the Guarantee shall be valid nevertheless.

     The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of each Subsidiary Guarantor.

SECTION 10.03.  Limitation of Subsidiary Guarantee.

     The obligations of each Subsidiary Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, state or foreign law. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

SECTION 10.04.  Additional Subsidiary Guarantors.

     The Company covenants and agrees that it shall cause any Person which becomes obligated to guarantee the Notes, pursuant to the terms of Section 4.18 hereof, to execute a supplemental indenture pursuant to which such Restricted Subsidiary shall guarantee the obligations of the Company under the Notes and this Indenture in accordance with this Article 10 with the same effect and to the same extent as if such Person had been named herein as a Subsidiary Guarantor.

SECTION 10.05.  Release of Subsidiary Guarantor.

     A Subsidiary Guarantor (or, in the case of clause (iii) below, each Subsidiary Guarantor) shall be released from all of its obligations under its Subsidiary Guarantee if:

          (i) the Subsidiary Guarantor has sold all or substantially all of its assets or the Company and its Restricted Subsidiaries have sold all of the Capital Stock of the Subsidiary Guarantor owned by them, in each case in a transaction in compliance with Sections 4.08 and 5.01 hereof;

          (ii) the Subsidiary Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, the Company or another Subsidiary Guarantor in a transaction in compliance with Section
     5.01 hereof; or

          (iii) an Investment Grade Rating is received by the Company with respect to the Notes;

and in each such case, such Subsidiary Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with. The Trustee shall execute any documents reasonably required in order to evidence the release of any such Subsidiary Guarantor from its obligations under its Subsidiary Guarantee.

                                     (A)-44

                                  ARTICLE 11.

                                 MISCELLANEOUS

SECTION 11.01.  Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 11.02.  Notices.

     Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

     If to the Company:

         Cityscape Financial Corp.
         565 Taxter Road
         Elmsford, New York 10523-2300
         Attention: General Counsel
         Telephone No.: (914) 592-6677
         Telecopier No.: (914) 592-7101

     If to the Subsidiary Guarantors:

         Cityscape Corp.
         565 Taxter Road
         Elmsford, New York 10523-2300
         Attention: General Counsel
         Telephone No.: (914) 592-6677
         Telecopier No.: (914) 592-7101

     If to the Trustee:

         Norwest Bank Minnesota, N.A.
         Corporate Trust Services
         Norwest Center
         Sixth and Marquette
         Minneapolis, Minnesota 55479-0069
         Corporate Trust Services
         Telephone No.: (612) 667-8373
         Telecopier No.: (612) 667-6650

     The Company, any other obligor upon the Notes or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Noteholders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Noteholder shall be mailed by first-class mail, certified or registered, return receipt requested, to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.

                                     (A)-45

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it; however, a notice or communication to the Trustee shall not be effective until actually received.

     If the Company (or any other obligor upon the Notes) mails a notice or communication to Noteholders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.03.  Communication by Holders with Other Holders.

     Noteholders may communicate pursuant to TIA sec. 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA sec. 312(c).

SECTION 11.04.  Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company (or any other obligor upon the Notes) to the Trustee to take any action under this Indenture, the Company (or such other obligor) shall furnish to the Trustee:

          (1) an Officers' Certificate (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel (which shall include the statements set forth in Section 11.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 11.05.  Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 11.06.  Rules by Trustee and Agents.

     The Trustee may make reasonable rules for action by or at a meeting of Noteholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07.  Legal Holidays.

     A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in The City of New York, Minneapolis, Minnesota or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                                     (A)-46

SECTION 11.08.  No Recourse Against Others.

     A director, officer, employee or stockholder of the Company, as such, shall not have any liability for any Obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such Obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability.

SECTION 11.09.  Governing Law; Agent for Service of Process.

     The laws of the State of New York shall govern and be used to construe this Indenture and the Notes, without regard to the conflict of law principles thereof. The Company hereby agrees to designate and appoint CT Corporation System, 1633 Broadway, New York, NY 10019 as an agent upon whom process may be served in any suit or proceeding based on or arising under this Agreement. The Company further agrees that service of process upon the Company, or upon an agent appointed pursuant to the preceding sentence accompanied with written notice of said service to the Company, as the case may be, mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.

SECTION 11.10.  No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.11.  Successors.

     All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.12.  Severability.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.13.  Counterpart Originals.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 11.14.  Variable Provisions.

     The Company initially appoints the Trustee as Paying Agent and Registrar.

SECTION 11.15.  Table of Contents, Headings, etc.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                                     (A)-47

                                   SIGNATURES

Dated as of ------------------------ , 19 --    CITYSCAPE FINANCIAL CORP.

                                                By
                                                --------------------------------------------
Attest:

--------------------------------------------

Dated as of ------------------------ , 19 --    NORWEST BANK MINNESOTA, N.A., as Trustee

                                                By
                                                --------------------------------------------
Attest:

--------------------------------------------

Dated as of ------------------------ , 19       CITYSCAPE CORP.
  -----

                                                By
                                                --------------------------------------------
Attest:

--------------------------------------------

                                     (A)-48

                                   EXHIBIT A

                               9.25% SENIOR NOTE
                           DUE                , 2008

NO. ________                                                           $________

                           CITYSCAPE FINANCIAL CORP.

promises to pay to
or registered assigns,
the principal sum of

Dollars on ____________ , 19__ .

Interest Payment Dates:
--------------------------

Record Dates:
------------------------------------

                                          Dated: ____________, 1998

                                          CITYSCAPE FINANCIAL CORP.

                                          By
                                          --------------------------------------

                                          By
                                          --------------------------------------

This is one of the Notes
referred to in the within-
mentioned Indenture:

NORWEST BANK MINNESOTA, N.A., as Trustee

By
--------------------------------------
         Authorized Signature

                                    (A)-A-1

                               9.25% SENIOR NOTE
                           DUE                , 2008

     1. Interest. Cityscape Financial Corp., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above from the date this Note is issued until maturity. The
Company will pay interest semi-annually on                and                of
each year. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further, that
the first Interest Payment Date shall be                            , 1999. The
Company shall pay interest on overdue principal at the rate of      % per annum;
it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal and interest in either (i) money of the United States that at the time of payment is legal tender for payment of public and private debts (or by check payable in such money) or (ii) additional Notes. The method of payment referred to in the previous sentence shall be determined at the option of the Company. It may mail an interest check to a Holder's registered address.

     3. Paying Agent and Registrar. Initially, Norwest Bank Minnesota, N.A., as Trustee ("Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Noteholder. The Company may act in any such capacity.

     4. Indenture. The Company issued the Notes under an Indenture dated as of , 1998 ("Indenture") among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. sec.sec. 77aaa-77bbbb) as in effect on the date the Indenture is qualified. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and such Act for a statement of such terms. The Notes are unsecured general obligations of the Company limited to $75 million in aggregate principal amount, plus amounts, if any, sufficient to pay interest on outstanding Notes as set forth in Paragraph 2.

     5. Optional Redemption. The Company may redeem all or any of the Notes at any time hereof on or after issuance in cash at 102% of the principal amount thereof plus accrued and unpaid interest to the redemption date.

     6. Notice of Redemption. Notice of redemption will be mailed at least 15 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions of them called for redemption.

     7. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000, except that Notes, if any, issued to pay interest as set forth in Paragraph 2 hereof may be in smaller denominations. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

                                    (A)-A-2

     8. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

     9. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default (except a payment default) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Noteholder, the Indenture or the Notes may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to Noteholders, to provide for uncertificated Notes in addition to certificated Notes, or to make any change that does not adversely affect the rights of any Noteholder.

     10. Defaults and Remedies. Events of Default include (in summary form): default in payment of interest on the Notes for 10 days; default in payment of principal on the Notes; failure by the Company to comply with any of its other agreements in the Indenture or the Notes (in some cases, for 30 days after notice); certain defaults under and accelerations of other indebtedness; certain final judgments which remain undischarged; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes become due and payable immediately without further action or notice. Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

     11. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

     12. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any Obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such Obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     13. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     14. Abbreviations. Customary abbreviations may be used in the name of a Noteholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     The Company will furnish to any Noteholder upon written request and without charge a copy of the Indenture. Request may be made to:

         Cityscape Financial Corp.
         565 Taxter Road
         Elmsford, New York 10523-2300
         Attention: General Counsel

                                    (A)-A-3

                                ASSIGNMENT FORM

  To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------
                 (INSERT ASSIGNEE'S SOC. SEC. OR TAX I.D. NO.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (PRINT OR TYPE ASSIGNEE'S NAME, ADDRESS AND ZIP CODE)

and irrevocably appoint
--------------------------------------------------------------------------------
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:
---------------------

                       Your Signature:
                       ---------------------------------------------------------
                                     (SIGN EXACTLY AS YOUR NAME APPEARS ON THE
                                                  FACE OF THIS NOTE)

Signature Guarantee.

                                    (A)-A-4

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.08 or 4.15 of the Indenture, check the appropriate box below:

         Section 4.08  [ ]                            Section 4.15  [ ]

     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.08 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                                                            $
                                          --------------------------------------

Date:
---------------------

                       Your Signature:
                       ---------------------------------------------------------
                                     (SIGN EXACTLY AS YOUR NAME APPEARS ON THE
                                                  FACE OF THIS NOTE)

                       Tax Identification No.:
                       ---------------------------------------------------------

Signature Guarantee*:
---------------
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                    (A)-A-5

                                                                       EXHIBIT B
                   [FORM OF NOTATION OF SUBSIDIARY GUARANTEE]

     For value received each Subsidiary Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject
to the provisions in the Indenture dated as of             , 1998 (the
"Indenture") among Cityscape Financial Corp. (the "Company"), the Subsidiary Guarantors listed on Schedule I thereto and Norwest Bank Minnesota, N.A., as trustee the (the "Trustee"), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations , that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Subsidiary Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provision, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose, provided however, that the Indebtedness evidenced by this Subsidiary Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.

                                          [Name of Subsidiary Guarantor(s)]

                                          By:
                                          --------------------------------------
                                          Name:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

                                    (A)-B-1

                                                                       EXHIBIT C
                        [FORM OF SUPPLEMENTAL INDENTURE
              TO BE DELIVERED BY SUBSEQUENT SUBSIDIARY GUARANTORS]

     SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of
            , among             (the "Guaranteeing Subsidiary"), a subsidiary of
CITYSCAPE FINANCIAL CORP. (or its permitted successor), a Delaware corporation (the "Company"), the Company, the other Subsidiary Guarantors (as defined in the Indenture referred to herein) and NORWEST BANK MINNESOTA, N.A., as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H

     WHEREAS, the Company has heretofore executed and delivered to the Trustee
an indenture (the "Indenture"), dated as of             , 1998, providing for
the issuance of an aggregate principal amount of up to $75.0 million of 9.25% Notes due 2008 (the "Notes");

     WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

          1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees as follows:

        (a) Along with all Subsidiary Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the Obligations of the Company hereunder or thereunder, that:

           (i) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

           (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately.

        (b) The Obligations hereunder shall be absolute and unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

                                    (A)-C-1

        (c) The following is hereby waived: diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

        (d) This Subsidiary Guarantee shall not be discharged except by complete performance of the Obligations contained in the Notes and the Indenture.

        (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

        (f) As between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in
             Article 6 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in
             Article 6 of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee.

        (g) The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

        (h) Pursuant to Section 10.03 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the Obligations of such other Subsidiary Guarantor under Article 10 of the Indenture shall result in the Obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

          3. EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

          4.  Guaranteeing Subsidiary May Consolidate, Etc. on Certain Terms.

        (a) The Guaranteeing Subsidiary may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

           (i) subject to Section 10.05 of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Subsidiary Guarantor or the Company) unconditionally assumes all the Obligations of such Subsidiary Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Note Guarantee on the terms set forth herein or therein; and

           (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

        (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Subsidiary Guarantor, such successor corporation shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as

                                    (A)-C-2
             a Subsidiary Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

        (c) Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

          5.  Releases.

        (a) In the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) will be released and relieved of any Obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.08 of the Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.08 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its Obligations under its Subsidiary Guarantee.

        (b) Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other Obligations of any Subsidiary Guarantor under the Indenture as provided in Article 10 of the Indenture.

          6. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

          10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

                                    (A)-C-3

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:
--------------------- ,
----------

                                          [Guaranteeing Subsidiary]

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          CITYSCAPE FINANCIAL CORP.

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          [EXISTING SUBSIDIARY GUARANTORS]

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title

                                          NORWEST BANK MINNESOTA, N.A.
                                            as Trustee

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

SCHEDULE I

                       SCHEDULE OF SUBSIDIARY GUARANTORS

     The following schedule lists each Subsidiary Guarantor under the Indenture as of the Issue Date:

     Cityscape Corp.

                                   EXHIBIT B

                            NEW 5% WARRANT AGREEMENT
                                      AND
                           NEW 5% WARRANT CERTIFICATE

                           CITYSCAPE FINANCIAL CORP.

                                      AND

                    CHASE MELLON SHAREHOLDER SERVICES L.L.C.

                            ------------------------

                                     NEW 5%
                               WARRANT AGREEMENT

                         DATED AS OF             , 1998

                               WARRANT AGREEMENT

                              TABLE OF CONTENTS(1)

                                                                           PAGE
                                                                           ----
SECTION 1.   APPOINTMENT OF WARRANT AGENT................................    1
SECTION 2.   WARRANT CERTIFICATES........................................    1
SECTION 3.   EXECUTION OF WARRANT CERTIFICATES...........................    1
SECTION 4.   REGISTRATION AND COUNTERSIGNATURE...........................    1
SECTION 5.   REGISTRATION OF TRANSFERS AND EXCHANGES.....................    2
SECTION 6.   TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF WARRANT
             CERTIFICATES................................................    2
SECTION 7.   TERMS OF WARRANTS; EXERCISE OF WARRANTS.....................    2
SECTION 8.   PAYMENT OF TAXES............................................    3
SECTION 9.   REPORTS.....................................................    3
SECTION 10.  MUTILATED OR MISSING WARRANT CERTIFICATES...................    4
SECTION 11.  RESERVATION OF WARRANT SHARES...............................    4
SECTION 12.  OBTAINING STOCK EXCHANGE LISTINGS...........................    4
SECTION 13.  ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES
             ISSUABLE....................................................    4
SECTION 14.  FRACTIONAL INTERESTS........................................   11
SECTION 15.  NO DILUTION OR IMPAIRMENT...................................   11
SECTION 16.  NOTICES TO WARRANT HOLDERS..................................   12
SECTION 17.  MERGER, CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT....
                                                                            13
SECTION 18.  WARRANT AGENT...............................................   13
SECTION 19.  CHANGE OF WARRANT AGENT.....................................   14
SECTION 20.  NOTICES TO COMPANY AND WARRANT AGENT........................   15
SECTION 21.  SUPPLEMENTS AND AMENDMENTS..................................   15
SECTION 22.  SUCCESSORS..................................................   16
SECTION 23.  TERMINATION.................................................   16
SECTION 24.  GOVERNING LAW...............................................   16
SECTION 25.  BENEFITS OF THIS AGREEMENT..................................   16
SECTION 26.  COUNTERPARTS................................................   16
EXHIBIT A    FORM OF WARRANT CERTIFICATE.................................  A-1

---------------
(1) This Table of Contents does not constitute a part of this Agreement or have any bearing upon the interpretation of any of its terms or provisions.

                                     (B)-i

     NEW 5% WARRANT AGREEMENT dated as of             , 1998 between Cityscape
Financial Corp., a Delaware corporation (the "Company"), and Chase Mellon Shareholder Services L.L.C., a New Jersey limited liability company, as Warrant Agent (the "Warrant Agent").

     WHEREAS, pursuant to Cityscape Financial Corp.'s Plan of Reorganization
dated as of             , 1998 (the "Plan of Reorganization") confirmed by order
of the United States Bankruptcy Court for the Southern District of New York
entered             , 1998 (the "Confirmation Date"), the Company proposes, as of the date hereof and in conjunction with the emergence of the Company from the protection provided by Chapter 11 of Title 11 of the United States Code, to issue Common Stock Purchase Warrants, as hereinafter described (the "Warrants"), each Warrant entitling the holder thereof to purchase one share of Common Stock, par value $.01 per share (the "Common Stock"), of the Company (the Common Stock issuable on exercise of the Warrants being referred to herein as the "Warrant Shares"), upon the terms and subject to the conditions hereinafter set forth.

     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of Warrant Certificates (as defined below) and other matters as provided herein;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

     SECTION 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement, and the Warrant Agent hereby accepts such appointment.

     SECTION 2. Warrant Certificates. The certificates evidencing the Warrants (the "Warrant Certificates") to be delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached hereto.

     SECTION 3. Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board or its President or a Vice President and by its Secretary or an Assistant Secretary. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, President, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President, Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of he shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

     In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent, or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of with the same force and effect as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

     Warrant Certificates shall be dated the date of countersignature by the Warrant Agent.

     SECTION 4. Registration and Countersignature. The Warrant Agent, on behalf of the Company, shall number and register the Warrant Certificates in a register as they are issued by the Company.

     Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the Chairman of the Board, the President, a Vice President, the Treasurer or the Controller of the Company, initially countersign, issue and deliver Warrants entitling the holders thereof to purchase not more than the number of Warrant

Shares referred to above in the first recital hereof and shall countersign and deliver Warrants as otherwise provided in this Agreement.

     The Company and the Warrant Agent may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

     SECTION 5. Registration of Transfers and Exchanges. The Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificates upon the records to be maintained by it for that purpose, upon surrender thereof accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled by the Warrant Agent. Cancelled Warrant Certificates shall thereafter be disposed of in a manner satisfactory to the Company.

     Warrant Certificates may be exchanged at the option of the holder(s) thereof, when surrendered to the Warrant Agent at its office for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be disposed of by such Warrant Agent in a manner satisfactory to the Company.

     The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of this Section 5 and of Section 4, the new Warrant Certificates required pursuant to the provisions of this Section 5.

     SECTION 6. Transfer, Split Up, Combination and Exchange of Warrant Certificates. Any Warrant Certificate, with or without other Warrant Certificates, may be transferred, split up, combined or exchanged for another Warrant Certificate or Warrant Certificates, entitling the registered holder to purchase a like number of shares of Common Stock as the Warrant Certificate or Warrant Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Warrant Certificate shall make such request in writing delivered to the Company and shall surrender the Warrant Certificate or Warrant Certificates to be transferred, split up, combined or exchanged at the Company office. Thereupon the Company shall execute and deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested.

     SECTION 7. Terms of Warrants; Exercise of Warrants. Subject to the terms of this Agreement, each Warrant holder shall have the right, which may be
exercised commencing at the opening of business on             , 1998 and until
5:00 pm New York City time on             , 2003, to receive from the Company
the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrants and payment of the exercise price (the "Exercise Price"), which is set forth in the form of Warrant Certificate attached hereto as Exhibit A, as adjusted as herein provided, then in effect for such Warrant Shares. Each Warrant not exercised
prior to 5:00 p.m., New York City time, on             , 2003 shall become void
and all rights thereunder and all rights in respect thereof under this agreement shall cease as of such time. No adjustments as to dividends will be made upon exercise of the Warrants.

     A Warrant may be exercised upon surrender to the Company at the principal office of the Warrant Agent of the certificate or certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc., and upon payment to the Warrant Agent for the account of the Company of the Exercise Price, as adjusted as herein provided, for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price may be made
(i) in the form of cash or by certified or official bank check payable to the order of the Company, (ii) by tendering shares of Common Stock of the Company having a current

                                     (B)-2
market price equal to the Exercise Price, (iii) by tendering Warrants having a fair market value equal to the Exercise Price, or (iv) by tendering a combination of cash, shares of Common Stock and Warrants. For purposes of clause
(iii) above, the fair market value of the Warrants shall be equal to the greater of (1) the difference between (a) the current market price of the Common Stock and (b) the Exercise Price, and (2) zero.

     Subject to the provisions of Section 8 hereof, upon such surrender of Warrants and payment of the Exercise Price the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the holder and in such name or names as the Warrant holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with cash as provided in Section 14; provided, however, that if any consolidation, merger or lease or sale of assets is proposed to be effected by the Company as described in subsection (m) of
Section 13 hereof, or a tender offer or an exchange offer for shares of Common Stock of the Company shall be made, upon such surrender of Warrants and payment of the Exercise Price as aforesaid, the Company shall, as soon as possible, but in any event not later than two business days thereafter, issue and cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence together with cash as provided in Section 14. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

     The Warrants shall be exercisable, at the election of the holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant Certificate or Certificates pursuant to the provisions of this Section and of Section 3 hereof, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

     All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be disposed of by the Warrant Agent in a manner satisfactory to the Company. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

     The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the holders during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

     SECTION 8. Payment of Taxes. No service charge shall be made to any holder of a Warrant for any exercise, exchange, registration or transfer of Warrant Certificates. The Company will pay all documentary, stamp or similar taxes, and all federal and state transfer taxes and charges, attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

     SECTION 9. Reports. So long as any of the Warrants remain outstanding, the Company shall cause copies of all quarterly and annual financial reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act ("SEC Reports") to be filed with the Warrant Agent and mailed to the holder of Warrants, in each case, within
                                     (B)-3

15 days after filing with the SEC. If the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company shall nevertheless continue to cause SEC Reports, comparable to those that it would be required to file pursuant to Section 13 or 15(d) of the Exchange Act if it were then subject to the requirements of either such Section, to be filed with the Warrant Agent and mailed to the holders of Warrants, in each case, within the same time periods as would have applied (including under the preceding sentence) had the Company then been subject to the requirements of Section 13 or 15(d) of the Exchange Act.

     SECTION 10. Mutilated or Missing Warrant Certificates. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue and the Warrant Agent shall countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity and security therefor, if requested, also reasonably satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

     SECTION 11. Reservation of Warrant Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, solely for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

     The Company or, if appointed, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 14. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder pursuant to Section 16 hereof.

     Before taking any action which would cause an adjustment pursuant to
Section 13 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

     The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon issue, be duly and validly issued, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof, including, without limitation, adverse claims whatsoever (with the exception of claims arising through the acts of the registered holders themselves).

     SECTION 12. Obtaining Stock Exchange Listings. The Company will from time to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock are then listed.

     SECTION 13. Adjustment of Exercise Price and Number of Warrant Shares Issuable. The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 13. For purposes of this

                                     (B)-4

Section 13, "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount. For purposes of this Section 13, no adjustment in the Exercise Price or the number of Warrant Shares issuable upon exercise of each Warrant shall be made in connection with the issuance of securities pursuant to the Plan of Reorganization.

     (a) Adjustment for Change in Capital Stock.

     If the Company:

          (1) declares a dividend or makes a distribution on any class of capital stock of the Company in shares of its Common Stock;

          (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

          (3) combines its outstanding shares of Common Stock into a smaller number of shares;

          (4) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

          (5) issues by reclassification of its Common Stock any shares of its capital stock;

     then, in each case, the Exercise Price in effect immediately prior to such action and the number and kind of shares of capital stock of the Company issuable upon exercise of a Warrant shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which he would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

     The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

     If after an adjustment a Holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section.

     Such adjustment shall be made successively whenever any event listed above shall occur.

     (b) Adjustment for Rights Issue.

     If the Company fixes a record date for the issuance of any rights, options or warrants to all holders of its Common Stock entitling them for a period expiring within 60 days after such record date to purchase shares of Common Stock or securities convertible into, exchangeable for or carrying a right to purchase shares of Common Stock at a price per share less than the current market price per share on such record date, the Exercise Price shall be adjusted in accordance with the formula:

                                                   O + N X P
                                                       -----
                                          E' = E X     M
                                                   ---------
                                                     O + N

     where:

     E' = the adjusted Exercise Price.

     E = the current Exercise Price.

     O = the number of shares of Common Stock outstanding on the record date.
                                     (B)-5

     N = the number of additional shares of Common Stock offered.

     P = the offering price per share of the additional shares.

     M = the current market price per share of Common Stock on the record date.

          (1) The adjustment shall be made successively whenever a record date for the issuance of any such rights, options or warrants is fixed and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Exercise Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

     (c) Adjustment for Other Distributions.

     If the Company shall fix a record date for the making of a distribution to all holders of its Common Stock or any class or series of capital stock which is convertible into or exchangeable for or carries a right to purchase Common Stock any of its assets or debt securities or any rights, options or warrants to purchase debt securities, assets or other securities of the Company, the Exercise Price shall be adjusted in accordance with the formula:

                                 E' = E X M - F

                                           --
                                           M

     where:

     E' = the adjusted Exercise Price.

     E = the current Exercise Price.

     M = the current market price per share of Common Stock on the record date mentioned below.

     F = the fair market value on the record date of the assets, securities, rights or warrants applicable to one share of Common Stock. The Board of Directors shall determine the fair market value.

     The adjustment shall be made successively whenever a record date is fixed and shall become effective immediately after such record date for the determination of stockholders entitled to receive the distribution.

     This subsection (c) does not apply to rights, options or warrants referred to in subsection (b) of this Section 13.

     (d) Adjustment for Common Stock Issue.

     If the Company issues shares of Common Stock for a consideration per share less than the current market price per share on the date the Company fixes the offering price of such additional shares, the Exercise Price shall be adjusted in accordance with the formula:

                                                        P
                                                        -
                                          E' = E X  O + M
                                                    -----
                                                      A

     where:

     E' = the adjusted Exercise Price.

     E = the then current Exercise Price.

     O = the number of shares outstanding immediately prior to the issuance of such additional shares.

     P = the aggregate consideration received for the issuance of such additional shares.

                                     (B)-6

     M = the current market price per share on the date of issuance of such additional shares.

     A = the number of shares outstanding immediately after the issuance of such additional shares.

     The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

     This subsection (d) does not apply to:

          (1) any of the transactions described in subsections (b) and (c) of this Section 13,

          (2) the exercise of Warrants, or the conversion or exchange of other securities convertible or exchangeable for Common Stock,

          (3) Common Stock issued to the Company's employees under bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of Common Stock when required by law, if such Common Stock would otherwise be covered by this subsection (d) (but only to the extent that the aggregate number of shares excluded hereby and issued on or after the earlier of the Confirmation Date and the date of this Warrant Agreement shall not exceed 10% of the Common Stock outstanding at the time of the adoption of each such plan, exclusive of antidilution adjustments thereunder),

          (4) Common Stock upon the exercise of rights or warrants issued to the holders of Common Stock,

          (5) Common Stock issued to shareholders of any person which merges into the Company in proportion to their stock holdings of such person immediately prior to such merger, upon such merger,

          (6) Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting or

          (7) Common Stock issued in a bona fide private placement through a placement agent which is a member firm of the National Association of Securities Dealers, Inc. (except to the extent that any discount from the current market price attributable to restrictions on transferability of the Common Stock, as determined in good faith by the Board of Directors and described in a Board resolution which shall be filed with the Trustee, shall exceed 15%).

     (e) Adjustment for Convertible Securities Issue.

     If the Company issues or distributes any securities convertible into or exchangeable for Common Stock (other than securities issued in transactions described in subsections (b) and (c) of this Section 13) for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities less than the current market price per share on the date of issuance of such securities, the Exercise Price shall be adjusted in accordance with this formula:

                                                        P
                                                        -
                                          E' = E X  O + M
                                                    -----
                                                    O +  D

     where:

     E' = the adjusted Exercise Price.

     E = the then current Exercise Price.

     O = the number of shares outstanding immediately prior to the issuance of such securities.

     P = the aggregate consideration received for the issuance of such securities.

     M = the current market price per share on the date of issuance of such securities.

     D = the maximum number of shares deliverable upon conversion or in exchange for such securities at the initial conversion or exchange rate.

                                     (B)-7

     The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after the earliest of (A) the date the Company enters into a firm contract for such issuance or distribution, (B) the record date for the determination of stockholders entitled to receive any such convertible or exchangeable securities or (C) the date of actual issuance or distribution of any such convertible or exchangeable securities.

     If all of the Common Stock deliverable upon conversion or exchange of such securities have not been issued when such securities are no longer outstanding, then the Exercise Price shall promptly be readjusted to the Exercise Price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion or exchange of such securities.

     This subsection (e) does not apply to:

          (1) convertible securities issued to shareholders of any person which merges into the Company, or with a subsidiary of the Company, in proportion to their stock holdings of such person immediately prior to such merger, upon such merger,

          (2) convertible securities issued in a bona fide public offering pursuant to a firm commitment underwriting or

          (3) convertible securities issued in a bona fide private placement through a placement agent which is a member firm of the National Association of Securities Dealers, Inc. (except to the extent that any discount from the current market price attributable to restrictions on transferability of Common Stock issuable upon conversion, as determined in good faith by the Board of Directors and described in a Board resolution which shall be filed with the Trustee, shall exceed 15% of the then current market price).

     (f) Current Market Price.

     In Section 7, subsections (b), (c), (d) and (e) of this Section 13 and in
Section 14 the current market price per share of Common Stock on any date is the average of the Quoted Prices of the Common Stock for 30 consecutive trading days commencing 45 trading days before the date in question. The "Quoted Price" of the Common Stock is the last reported sales price of the Common Stock as reported by NASDAQ, National Market System, or if the Common Stock is listed on a securities exchange, the last reported sales price of the Common Stock on such exchange which shall be for consolidated trading if applicable to such exchange, or if neither so reported or listed, the last reported bid price of the Common Stock. In the absence of one or more such quotations, the Board of Directors of the Company shall determine the current market price on the basis of such quotations as it in good faith considers appropriate.

     (g) Consideration Received.

     For purposes of any computation respecting consideration received pursuant to subsections (d) and (e) of this Section 13, the following shall apply:

          (1) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

          (2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive, and described in a Board resolution which shall be filed with the Warrant Agent; and

          (3) in the case of the issuance of securities convertible into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be

                                      (B)-8
     received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection).

     (h) When De Minimis Adjustment May Be Deferred.

     No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

     All calculations under this Section shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

     (i) When No Adjustment Required.

     No adjustment need be made for a transaction referred to in subsections
(a), (b), (c), (d) or (e) of this Section 13 if Warrant holders are to participate in the transaction on a basis and with notice that the Board of Directors determines in good faith to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

     No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

     No adjustment need be made for a change in the par value or no par value of the Common Stock; provided, however, that in no event shall the Company increase the par value of the Common Stock to an amount in excess of the Exercise Price.

     To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

     (j) Notice of Adjustment.

     Whenever the Exercise Price is adjusted, the Company shall provide the notices required by Section 16 hereof.

     (k) Voluntary Reduction.

     The Company from time to time may reduce the Exercise Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period; provided, however, that in no event may the Exercise Price be less than the par value of a share of Common Stock.

     Whenever the Exercise Price is reduced, the Company shall mail to Warrant holders a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced Exercise Price takes effect. The notice shall state the reduced Exercise Price and the period it will be in effect.

     A reduction of the Exercise Price does not change or adjust the Exercise Price otherwise in effect for purposes of subsections (a), (b), (c), (d) and (e) of this Section 13.

     (l) Notice of Certain Transactions.

     If:

          (1) the Company takes any action that would require an adjustment in the Exercise Price pursuant to subsections (a), (b), (c), (d) or (e) of this Section 13 and if the Company does not arrange for Warrant holders to participate pursuant to subsection (i) of this Section 13;

          (2) the Company takes any action that would require a supplemental Warrant Agreement pursuant to subsection (m) of this Section 13; or

          (3) there is a liquidation or dissolution of the Company,

the Company shall mail to Warrant holders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution, then the Company shall cause to be mailed to each
                                     (B)-9
registered holder, not less than 15 days prior to the record date, if any, in connection with such event (provided, however, that if there is no record date, as soon as practicable) written notice specifying the nature of such event and the effective date of, or the date on which the books of the Company shall close or a record shall be taken with respect to, such event. Such notice shall also set forth facts indicating the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the kind and amount of the shares of stock or other securities or property delivered upon exercise of the Warrants. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

     (m) Reorganization of Company.

     If the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the Holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the Holder had exercised the Warrant immediately before the effective date of the transaction. If the Company merges or consolidates with, or sells all or substantially all of its property and assets to another Person and, in connection therewith, consideration to the holders of Common Stock in exchange for their shares is payable solely in cash, or in the event of the dissolution, liquidation or winding-up of the Company, then the holders of the Warrants will be entitled to receive distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such event, less the Exercise Price. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section. The successor Company shall mail to Warrant holders a notice describing the supplemental Warrant Agreement.

     If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement.

     If this subsection (m) applies, subsections (a), (b), (c), (d) and (e) of this Section 13 do not apply.

     (n) Company Determination Final.

     Any determination that the Company or the Board of Directors must make pursuant to subsection (a), (c), (d), (e), (f), (g) or (i) of this Section 13 is conclusive, without prejudice to the rights of any person to assert that the Company did not exercise good faith.

     (o) Warrant Agent's Disclaimer.

     The Warrant Agent has no duty to determine when an adjustment under this
Section 13 should be made, how it should be made or what it should be. The Warrant Agent has no duty to determine whether any provisions of a supplemental Warrant Agreement under subsection (m) of this Section 13 are correct. The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company's failure to comply with this Section.

     (p) When Issuance or Payment May Be Deferred.

     In any case in which this Section 13 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to
Section 14; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing

                                     (B)-10
such holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

     (q) Adjustment in Number of Shares.

     Upon each adjustment of the Exercise Price pursuant to this Section 13, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:

                                   N' = N X E

                                            ---
                                             E'

     where:

    N'     =  the adjusted number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Exercise Price.

    N      =  the number or Warrant Shares previously issuable upon
              exercise of a Warrant by payment of the Exercise Price prior to adjustment.

    E'     =  the adjusted Exercise Price.

    E      =  the Exercise Price prior to adjustment.

     (r) Form of Warrants.

     Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

     SECTION 14. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 14, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the current market price of the Common Stock on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

     SECTION 15. No Dilution or Impairment. (a) If any event shall occur as to which the provisions of Section 13 are not strictly applicable but the failure to make any adjustment would adversely affect the purchase rights represented by the Warrants in accordance with the essential intent and principles of such
Section 13, then, in each such case, the Company shall appoint an investment banking firm of recognized national standing, or any other financial expert that does not (or whose directors, officers, employees, affiliates or stockholders do not) have a direct or material indirect financial interest in the Company or any of its subsidiaries, who has not been, and, at the time it is called upon to give independent financial advice to the Company, is not (and none of its directors, officers, employees, affiliates or stockholders are) a promoter, director or officer of the Company or any of its subsidiaries, which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Section 13, necessary to preserve, without dilution, the purchase rights, represented by the Warrants. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holders of the Warrants and shall make the adjustments described therein.

     (b) The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the Warrants against dilution or other

                                     (B)-11
impairment. Without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of the Warrants from time to time outstanding.

     SECTION 16. Notices to Warrant Holders. Upon any adjustment of the Exercise Price pursuant to Section 13, the Company shall promptly thereafter (i) cause to be filed with the Warrant Agent a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of a Warrant and payment of the adjusted Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 16.

     In case:

          (a) the Company shall declare any dividend payable in cash or in any securities upon any class of its shares of Common Stock or make any distribution to the holders of any class of its shares of Common Stock; or

          (b) the Company shall offer to all holders of any class of its shares of Common Stock any additional shares of any class of its Common Stock or securities convertible into or exchangeable for shares of Common Stock or any right to subscribe for or purchase any thereof; or

          (c) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

          (d) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in shares of Common Stock or distributions referred to in subsection (a) of Section 13 hereof); or

          (e) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

          (f) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

          (g) the Company proposes to take any action (other than actions of the character described in Section 13(a)) which would require an adjustment of the Exercise Price pursuant to Section 13,

then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register, at least 20 days (or 10 days in any case specified in clauses (c) or (d) above) prior to the applicable record date hereinafter specified, or prior to the date on which such consolidation, merger, conveyance, transfer, reclassification, dissolution, liquidation or winding up is to take place, by first-class mail, postage prepaid, a written notice stating
(i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such offer or any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of
                                     (B)-12

Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 16 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

     Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

     SECTION 17. Merger, Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor warrant agent under the provisions of
Section 19. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

     In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

     SECTION 18. Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

          (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as herein otherwise provided.

          (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

          (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

          (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any Warrant Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. The Warrant Agent shall not be bound by any notice or demand, or any waiver, modification, termination or revision of
                                     (B)-13
     this Agreement or any of the terms hereof, unless evidenced by a writing between the Company and the Warrant Agent.

          (e) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement. The Company shall indemnify the Warrant Agent for, and hold it harmless against, any loss, liability, claim or expense ("Loss") arising out of or in connection with its duties under this Agreement, including the costs and expenses of defending itself against any Loss, unless such Loss shall have been determined by a court of competent jurisdiction to be a result of the Warrant Agent's gross negligence or intentional misconduct. In no case will the Warrant Agent be liable for special, indirect, incidental or consequential loss or damages of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the possibility of such damages.

          (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

          (g) The Warrant Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

          (h) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence, willful misconduct or bad faith.

          (i) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of any Warrant Certificate to make or cause to be made any adjustment of the Exercise Price or number of the Warrant Shares or other securities or property deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

     SECTION 19. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company notice in writing, and by giving notice in writing by first class mail, postage prepaid, to each registered holder of a Warrant Certificate at his address appearing in the Warrant register, specifying a date when such resignation shall take effect, which notice shall be sent at least 30 days prior to the date so specified. If the Warrant Agent shall resign or otherwise become incapable of acting as Warrant Agent, the Company shall appoint a successor to such Warrant Agent. If the Company shall
                                     (B)-14
fail to make such appointment within a period of 30 days after it has been notified in writing of such incapacity by the Warrant Agent or by the registered holder of a Warrant Certificate, then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any new warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company having capital and surplus, as shown by its last published report to its stockholders, of not less than $10,000,000. The holders of a majority of the unexercised Warrants shall be entitled at any time to remove the Warrant Agent and appoint a successor to such Warrant Agent. Such successor to the Warrant Agent need not be approved by the Company or the former Warrant Agent. After appointment the successor to the Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor to the Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 19, however, or any defect therein, shall not affect the legality or validity of the appointment of a successor to the Warrant Agent.

     SECTION 20. Notices to Company and Warrant Agent. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

                           Cityscape Financial Corp.
                                565 Taxter Road
                         Elmsford, New York 10523-2300
                           Attention: General Counsel

     In case the Company shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the principal office of the Warrant Agent.

     Any notice pursuant to this Agreement to be given by the Company or by the registered holder(s) of any Warrant Certificate to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent as follows:

                    Chase Mellon Shareholder Services L.L.C.
                              450 West 33rd Street
                                   15th Floor
                            New York, New York 10001
                           Attention:

     Any notice pursuant to this Agreement to be given by the Company to the holder of any Warrant Certificate shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed to such holder as shown on the registry books of the Company.

     SECTION 21. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way adversely affect the interests of the holders of Warrant Certificates. Any amendment or supplement to this Agreement that has an adverse effect on the interests of holders shall require the written consent of registered holders of a majority of the then outstanding Warrants. The consent of each holder of a Warrant affected shall be required for any amendment pursuant to which the Exercise

                                     (B)-15

Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than in accordance with Section 13 hereof).

     SECTION 22. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     SECTION 23.  Termination.  This Agreement shall terminate at 5:00 p.m., New
York City time on             , 2003. Notwithstanding the foregoing, this
Agreement will terminate on any earlier date if all Warrants have been exercised. The provisions of Section 18 shall survive such termination.

     SECTION 24. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of said State. The Company irrevocably consents to the jurisdiction of any United States or State Court located in the State of New York in any suit or proceeding based on or arising under this Agreement or the Warrant Certificates and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company hereby agrees to designate and appoint CT Corporation System, 1633 Broadway, New York, NY 10019 as an agent upon whom process may be served in any suit or proceeding based on or arising under this Agreement. The Company further agrees that service of process upon the Company, or upon an agent appointed pursuant to the preceding sentence accompanied with written notice of said service to the Company, as the case may be, mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the Warrant Agent's or any Warrant holder's right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

     SECTION 25. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant Certificates.

     SECTION 26. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                            [Signature Page Follows]

                                     (B)-16

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                          CITYSCAPE FINANCIAL CORP.

                                          By
                                          --------------------------------------
                                          Title
                                          --------------------------------------

Attest:
-----------------------------------
                Secretary

                                          CHASE MELLON SHAREHOLDER
                                          SERVICES L.L.C.

                                          By
                                          --------------------------------------
                                          Title
                                          --------------------------------------

Attest:
-----------------------------------
                Secretary

                                     (B)-17

                                                                       EXHIBIT A
                         [FORM OF WARRANT CERTIFICATE]

                                     [FACE]

                  EXERCISABLE ON OR BEFORE             , 2003

                            NO.            WARRANTS

                              WARRANT CERTIFICATE

                           CITYSCAPE FINANCIAL CORP.

     This Warrant Certificate certifies that                , or registered
assigns, is the registered holder of the number of Warrants expiring
            , 2003 (the "Warrants") set forth above to purchase Common Stock, par value $0.01 (the "Common Stock"), of Cityscape Financial Corp., a Delaware corporation (the "Company"). Each Warrant entitles the holder upon exercise to receive from the Company on or before 5:00 p.m. New York City Time on
            , 2003, one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the initial exercise price (the "Exercise Price") of $19.31 payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

     No Warrant may be exercised after 5:00 p.m., New York City Time on
            , 2003, and to the extent not exercised by such time such Warrants shall become void.

     Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

     This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York.

IN WITNESS WHEREOF, Cityscape Financial Corp. has caused this Warrant Certificate to be signed by its President and by its Secretary[, each by a facsimile of his signature].

Dated:

                                          CITYSCAPE FINANCIAL CORP.

                                          By
                                          --------------------------------------
                                                         President

                                          By
                                          --------------------------------------
                                                         Secretary

Countersigned:

                                          CHASE MELLON SHAREHOLDER SERVICES
                                          L.L.C.
                                          as Warrant Agent

                                          By
                                          --------------------------------------
                                                    Authorized Signature

                                     (B)-A-1

                         [FORM OF WARRANT CERTIFICATE]

                                   [REVERSE]

     The Warrants evidenced by this Warrant Certificate are part of a duly
authorized issue of Warrants expiring             , 2003 entitling the holder on
exercise to receive shares of Common Stock, $0.01 par value, of the Company (the "Common Stock"), and are issued or to be issued pursuant to a Warrant Agreement
dated as of             , 1998 (the "Warrant Agreement"), duly executed and
delivered by the Company to Chase Mellon Shareholder Services L.L.C., a New Jersey limited liability company, as warrant agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Warrant Agreement. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

     Warrants may be exercised at any time on or before             , 2003. The
holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price at the office of the Warrant Agent. Payment of the aggregate Exercise Price may be made (i) in the form of cash or by certified or official bank check payable to the order of the Company, (ii) by tendering shares of Common Stock of the Company having a current market price equal to the Exercise Price, (iii) by tendering Warrants having a fair market value equal to the Exercise Price, or (iv) by tendering a combination of cash, shares of Common Stock and Warrants. For purposes of clause (iii) above, the fair market value of the Warrants shall be equal to the greater of (1) the difference between (a) the current market price of the Common Stock and (b) the Exercise Price, and (2) zero. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

     The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

     Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

     Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                                     (B)-A-2

                         [FORM OF ELECTION TO PURCHASE]

                   (TO BE EXECUTED UPON EXERCISE OF WARRANT)

     The undersigned hereby irrevocably elects to exercise the right,
represented by this Warrant Certificate, to receive                shares of
Common Stock and herewith tenders payment for such shares to the order of
CITYSCAPE FINANCIAL CORP. in the amount of $          in accordance with the
terms hereof. The undersigned requests that a certificate for such shares be
registered in the name of                , whose address is                and
that such shares be delivered to                whose address is
               . If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in
the name of                , whose address is                , and that such
Warrant Certificate be delivered to                , whose address is
               .

                                          Signature:

Date:

                                          Signature Guaranteed:

                                     (B)-A-3

                              [FORM OF ASSIGNMENT]

(To be executed by the registered holder if such holder desires to transfer the
                              Warrant Certificate)

     For Value Received
--------------------------------------------------------------------------------
------------------------------------------------------------------------ hereby sells, assigns and transfers unto
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                 (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
--------------------------------------------------------------------------------
Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

                             Dated:
-----------------------------------

                                                                       Signature
                                          --------------------------------------

Signature Guaranteed:

                                     NOTICE

     The signature to the foregoing Assignment must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                     (B)-A-4

                                   EXHIBIT C

                           NEW 10% WARRANT AGREEMENT
                                      AND
                          NEW 10% WARRANT CERTIFICATE

                           CITYSCAPE FINANCIAL CORP.

                                      AND

                    CHASE MELLON SHAREHOLDER SERVICES L.L.C.

                            ------------------------

                                    NEW 10%
                               WARRANT AGREEMENT

                         DATED AS OF             , 1998

                               WARRANT AGREEMENT

                              TABLE OF CONTENTS(1)

                                                                           PAGE
                                                                           ----
SECTION 1.   APPOINTMENT OF WARRANT AGENT................................     1
SECTION 2.   WARRANT CERTIFICATES........................................     1
SECTION 3.   EXECUTION OF WARRANT CERTIFICATES...........................     1
SECTION 4.   REGISTRATION AND COUNTERSIGNATURE...........................     1
SECTION 5.   REGISTRATION OF TRANSFERS AND EXCHANGES.....................     2
SECTION 6.   TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF WARRANT
             CERTIFICATES................................................     2
SECTION 7.   TERMS OF WARRANTS; EXERCISE OF WARRANTS.....................     2
SECTION 8.   PAYMENT OF TAXES............................................     3
SECTION 9.   REPORTS.....................................................     3
SECTION 10.  MUTILATED OR MISSING WARRANT CERTIFICATES...................     4
SECTION 11.  RESERVATION OF WARRANT SHARES...............................     4
SECTION 12.  OBTAINING STOCK EXCHANGE LISTINGS...........................     4
SECTION 13.  ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES
             ISSUABLE....................................................     4
SECTION 14.  FRACTIONAL INTERESTS........................................    11
SECTION 15.  NO DILUTION OR IMPAIRMENT...................................    11
SECTION 16.  NOTICES TO WARRANT HOLDERS..................................    12
SECTION 17.  MERGER, CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT....    13
SECTION 18.  WARRANT AGENT...............................................    13
SECTION 19.  CHANGE OF WARRANT AGENT.....................................    14
SECTION 20.  NOTICES TO COMPANY AND WARRANT AGENT........................    15
SECTION 21.  SUPPLEMENTS AND AMENDMENTS..................................    15
SECTION 22.  SUCCESSORS..................................................    16
SECTION 23.  TERMINATION.................................................    16
SECTION 24.  GOVERNING LAW...............................................    16
SECTION 25.  BENEFITS OF THIS AGREEMENT..................................    16
SECTION 26.  COUNTERPARTS................................................    16
EXHIBIT A    FORM OF WARRANT CERTIFICATE.................................   A-1

---------------
(1) This Table of Contents does not constitute a part of this Agreement or have any bearing upon the interpretation of any of its terms or provisions.

                                    (C)-i

     NEW 10% WARRANT AGREEMENT dated as of             , 1998 between Cityscape
Financial Corp., a Delaware corporation (the "Company"), and Chase Mellon Shareholder Services L.L.C., a New Jersey limited liability company, as Warrant Agent (the "Warrant Agent").

     WHEREAS, pursuant to Cityscape Financial Corp.'s Plan of Reorganization
dated as of             , 1998 (the "Plan of Reorganization") confirmed by order
of the United States Bankruptcy Court for the Southern District of New York
entered             , 1998 (the "Confirmation Date"), the Company proposes, as of the date hereof and in conjunction with the emergence of the Company from the protection provided by Chapter 11 of Title 11 of the United States Code, to issue Common Stock Purchase Warrants, as hereinafter described (the "Warrants"), each Warrant entitling the holder thereof to purchase one share of Common Stock, par value $.01 per share (the "Common Stock"), of the Company (the Common Stock issuable on exercise of the Warrants being referred to herein as the "Warrant Shares"), upon the terms and subject to the conditions hereinafter set forth.

     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of Warrant Certificates (as defined below) and other matters as provided herein;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

     SECTION 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement, and the Warrant Agent hereby accepts such appointment.

     SECTION 2. Warrant Certificates. The certificates evidencing the Warrants (the "Warrant Certificates") to be delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached hereto.

     SECTION 3. Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board or its President or a Vice President and by its Secretary or an Assistant Secretary. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, President, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President, Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of he shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

     In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent, or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of with the same force and effect as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

     Warrant Certificates shall be dated the date of countersignature by the Warrant Agent.

     SECTION 4. Registration and Countersignature. The Warrant Agent, on behalf of the Company, shall number and register the Warrant Certificates in a register as they are issued by the Company.

     Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the Chairman of the Board, the President, a Vice President, the Treasurer or the Controller of the Company, initially countersign, issue and deliver Warrants entitling the holders thereof to purchase not more than the number of Warrant

Shares referred to above in the first recital hereof and shall countersign and deliver Warrants as otherwise provided in this Agreement.

     The Company and the Warrant Agent may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

     SECTION 5. Registration of Transfers and Exchanges. The Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificates upon the records to be maintained by it for that purpose, upon surrender thereof accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled by the Warrant Agent. Cancelled Warrant Certificates shall thereafter be disposed of in a manner satisfactory to the Company.

     Warrant Certificates may be exchanged at the option of the holder(s) thereof, when surrendered to the Warrant Agent at its office for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be disposed of by such Warrant Agent in a manner satisfactory to the Company.

     The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of this Section 5 and of Section 4, the new Warrant Certificates required pursuant to the provisions of this Section 5.

     SECTION 6. Transfer, Split Up, Combination and Exchange of Warrant Certificates. Any Warrant Certificate, with or without other Warrant Certificates, may be transferred, split up, combined or exchanged for another Warrant Certificate or Warrant Certificates, entitling the registered holder to purchase a like number of shares of Common Stock as the Warrant Certificate or Warrant Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Warrant Certificate shall make such request in writing delivered to the Company and shall surrender the Warrant Certificate or Warrant Certificates to be transferred, split up, combined or exchanged at the Company office. Thereupon the Company shall execute and deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested.

     SECTION 7. Terms of Warrants; Exercise of Warrants. Subject to the terms of this Agreement, each Warrant holder shall have the right, which may be
exercised commencing at the opening of business on             , 1998 and until
5:00 p.m. New York City time on             , 2003, to receive from the Company
the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrants and payment of the exercise price (the "Exercise Price"), which is set forth in the form of Warrant Certificate attached hereto as Exhibit A, as adjusted as herein provided, then in effect for such Warrant Shares. Each Warrant not exercised
prior to 5:00 p.m., New York City time, on             , 2003 shall become void
and all rights thereunder and all rights in respect thereof under this agreement shall cease as of such time. No adjustments as to dividends will be made upon exercise of the Warrants.

     A Warrant may be exercised upon surrender to the Company at the principal office of the Warrant Agent of the certificate or certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc., and upon payment to the Warrant Agent for the account of the Company of the Exercise Price, as adjusted as herein provided, for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price may be made
(i) in the form of cash or by certified or official bank check payable to the order of the Company, (ii) by tendering shares of Common Stock of the Company having a current

                                      (C)-2
market price equal to the Exercise Price, (iii) by tendering Warrants having a fair market value equal to the Exercise Price, or (iv) by tendering a combination of cash, shares of Common Stock and Warrants. For purposes of clause
(iii) above, the fair market value of the Warrants shall be equal to the greater of (1) the difference between (a) the current market price of the Common Stock and (b) the Exercise Price, and (2) zero.

     Subject to the provisions of Section 8 hereof, upon such surrender of Warrants and payment of the Exercise Price the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the holder and in such name or names as the Warrant holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with cash as provided in Section 14; provided, however, that if any consolidation, merger or lease or sale of assets is proposed to be effected by the Company as described in subsection (m) of
Section 13 hereof, or a tender offer or an exchange offer for shares of Common Stock of the Company shall be made, upon such surrender of Warrants and payment of the Exercise Price as aforesaid, the Company shall, as soon as possible, but in any event not later than two business days thereafter, issue and cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence together with cash as provided in Section 14. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

     The Warrants shall be exercisable, at the election of the holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant Certificate or Certificates pursuant to the provisions of this Section and of Section 3 hereof, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

     All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be disposed of by the Warrant Agent in a manner satisfactory to the Company. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

     The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the holders during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

     SECTION 8. Payment of Taxes. No service charge shall be made to any holder of a Warrant for any exercise, exchange, registration or transfer of Warrant Certificates. The Company will pay all documentary, stamp or similar taxes, and all federal and state transfer taxes and charges, attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

     SECTION 9. Reports. So long as any of the Warrants remain outstanding, the Company shall cause copies of all quarterly and annual financial reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act ("SEC Reports") to be filed with the Warrant Agent and mailed to the holder of Warrants, in each case, within
                                      (C)-3

15 days after filing with the SEC. If the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company shall nevertheless continue to cause SEC Reports, comparable to those that it would be required to file pursuant to Section 13 or 15(d) of the Exchange Act if it were then subject to the requirements of either such Section, to be filed with the Warrant Agent and mailed to the holders of Warrants, in each case, within the same time periods as would have applied (including under the preceding sentence) had the Company then been subject to the requirements of Section 13 or 15(d) of the Exchange Act.

     SECTION 10. Mutilated or Missing Warrant Certificates. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue and the Warrant Agent shall countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity and security therefor, if requested, also reasonably satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

     SECTION 11. Reservation of Warrant Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, solely for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

     The Company or, if appointed, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 14. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder pursuant to Section 16 hereof.

     Before taking any action which would cause an adjustment pursuant to
Section 13 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

     The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon issue, be duly and validly issued, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof, including, without limitation, adverse claims whatsoever (with the exception of claims arising through the acts of the registered holders themselves).

     SECTION 12. Obtaining Stock Exchange Listings. The Company will from time to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock are then listed.

     SECTION 13. Adjustment of Exercise Price and Number of Warrant Shares Issuable. The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 13. For purposes of this

                                      (C)-4

Section 13, "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount. For purposes of this Section 13, no adjustment in the Exercise Price or the number of Warrant Shares issuable upon exercise of each Warrant shall be made in connection with the issuance of securities pursuant to the Plan of Reorganization.

     (a)  Adjustment for Change in Capital Stock.

     If the Company:

          (1) declares a dividend or makes a distribution on any class of capital stock of the Company in shares of its Common Stock;

          (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

          (3) combines its outstanding shares of Common Stock into a smaller number of shares;

          (4) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

          (5) issues by reclassification of its Common Stock any shares of its capital stock;

     then, in each case, the Exercise Price in effect immediately prior to such action and the number and kind of shares of capital stock of the Company issuable upon exercise of a Warrant shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which he would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

     The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

     If after an adjustment a Holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section.

     Such adjustment shall be made successively whenever any event listed above shall occur.

     (b) Adjustment for Rights Issue.

     If the Company fixes a record date for the issuance of any rights, options or warrants to all holders of its Common Stock entitling them for a period expiring within 60 days after such record date to purchase shares of Common Stock or securities convertible into, exchangeable for or carrying a right to purchase shares of Common Stock at a price per share less than the current market price per share on such record date, the Exercise Price shall be adjusted in accordance with the formula:

                                             O      +      N X P
                                                           -----
                                 E' = E X                  M
                                             -------------------
                                                           O + N

     where:

     E' = the adjusted Exercise Price.

     E = the current Exercise Price.

     O = the number of shares of Common Stock outstanding on the record date.

     N = the number of additional shares of Common Stock offered.

                                      (C)-5

\
     P = the offering price per share of the additional shares.

     M = the current market price per share of Common Stock on the record date.

          (1) The adjustment shall be made successively whenever a record date for the issuance of any such rights, options or warrants is fixed and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Exercise Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

     (c) Adjustment for Other Distributions.

     If the Company shall fix a record date for the making of a distribution to all holders of its Common Stock or any class or series of capital stock which is convertible into or exchangeable for or carries a right to purchase Common Stock any of its assets or debt securities or any rights, options or warrants to purchase debt securities, assets or other securities of the Company, the Exercise Price shall be adjusted in accordance with the formula:

                                 E' = E X M - F
                                          -----
                                           M

     where:

     E' = the adjusted Exercise Price.

     E = the current Exercise Price.

     M = the current market price per share of Common Stock on the record date mentioned below.

     F = the fair market value on the record date of the assets, securities, rights or warrants applicable to one share of Common Stock. The Board of Directors shall determine the fair market value.

     The adjustment shall be made successively whenever a record date is fixed and shall become effective immediately after such record date for the determination of stockholders entitled to receive the distribution.

     This subsection (c) does not apply to rights, options or warrants referred to in subsection (b) of this Section 13.

     (d) Adjustment for Common Stock Issue.

     If the Company issues shares of Common Stock for a consideration per share less than the current market price per share on the date the Company fixes the offering price of such additional shares, the Exercise Price shall be adjusted in accordance with the formula:

                                                   P
                                       E' = E X   O + M
                                                 ------
                                                   A

     where:

     E' = the adjusted Exercise Price.

     E = the then current Exercise Price.

     O = the number of shares outstanding immediately prior to the issuance of such additional shares.

     P = the aggregate consideration received for the issuance of such additional shares.

     M = the current market price per share on the date of issuance of such additional shares.

     A = the number of shares outstanding immediately after the issuance of such additional shares.

                                      (C)-6

     The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

     This subsection (d) does not apply to:

          (1) any of the transactions described in subsections (b) and (c) of this Section 13,

          (2) the exercise of Warrants, or the conversion or exchange of other securities convertible or exchangeable for Common Stock,

          (3) Common Stock issued to the Company's employees under bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of Common Stock when required by law, if such Common Stock would otherwise be covered by this subsection (d) (but only to the extent that the aggregate number of shares excluded hereby and issued on or after the earlier of the Confirmation Date and the date of this Warrant Agreement shall not exceed 10% of the Common Stock outstanding at the time of the adoption of each such plan, exclusive of antidilution adjustments thereunder),

          (4) Common Stock upon the exercise of rights or warrants issued to the holders of Common Stock,

          (5) Common Stock issued to shareholders of any person which merges into the Company in proportion to their stock holdings of such person immediately prior to such merger, upon such merger,

          (6) Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting or

          (7) Common Stock issued in a bona fide private placement through a placement agent which is a member firm of the National Association of Securities Dealers, Inc. (except to the extent that any discount from the current market price attributable to restrictions on transferability of the Common Stock, as determined in good faith by the Board of Directors and described in a Board resolution which shall be filed with the Trustee, shall exceed 15%).

     (e) Adjustment for Convertible Securities Issue.

     If the Company issues or distributes any securities convertible into or exchangeable for Common Stock (other than securities issued in transactions described in subsections (b)and (c) of this Section 13) for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities less than the current market price per share on the date of issuance of such securities, the Exercise Price shall be adjusted in accordance with this formula:

                                                     P
                                                     -
                                      E' = E X   O + M
                                                ------
                                                 O + D

     where:

     E' = the adjusted Exercise Price.

     E = the then current Exercise Price.

     O = the number of shares outstanding immediately prior to the issuance of such securities.

     P = the aggregate consideration received for the issuance of such securities.

     M = the current market price per share on the date of issuance of such securities.

     D = the maximum number of shares deliverable upon conversion or in exchange for such securities at the initial conversion or exchange rate.

     The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after the earliest of (A) the date the Company enters into a firm contract for such issuance or distribution, (B) the record date for the determination of stockholders entitled to receive any such

                                      (C)-7
convertible or exchangeable securities or (C) the date of actual issuance or distribution of any such convertible or exchangeable securities.

     If all of the Common Stock deliverable upon conversion or exchange of such securities have not been issued when such securities are no longer outstanding, then the Exercise Price shall promptly be readjusted to the Exercise Price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion or exchange of such securities.

     This subsection (e) does not apply to:

          (1) convertible securities issued to shareholders of any person which merges into the Company, or with a subsidiary of the Company, in proportion to their stock holdings of such person immediately prior to such merger, upon such merger,

          (2) convertible securities issued in a bona fide public offering pursuant to a firm commitment underwriting or

          (3) convertible securities issued in a bona fide private placement through a placement agent which is a member firm of the National Association of Securities Dealers, Inc. (except to the extent that any discount from the current market price attributable to restrictions on transferability of Common Stock issuable upon conversion, as determined in good faith by the Board of Directors and described in a Board resolution which shall be filed with the Trustee, shall exceed 15% of the then current market price).

     (f) Current Market Price.

     In Section 7, subsections (b), (c), (d) and (e) of this Section 13 and in
Section 14 the current market price per share of Common Stock on any date is the average of the Quoted Prices of the Common Stock for 30 consecutive trading days commencing 45 trading days before the date in question. The "Quoted Price" of the Common Stock is the last reported sales price of the Common Stock as reported by NASDAQ, National Market System, or if the Common Stock is listed on a securities exchange, the last reported sales price of the Common Stock on such exchange which shall be for consolidated trading if applicable to such exchange, or if neither so reported or listed, the last reported bid price of the Common Stock. In the absence of one or more such quotations, the Board of Directors of the Company shall determine the current market price on the basis of such quotations as it in good faith considers appropriate.

     (g) Consideration Received.

     For purposes of any computation respecting consideration received pursuant to subsections (d) and (e) of this Section 13, the following shall apply:

          (1) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

          (2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive, and described in a Board resolution which shall be filed with the Warrant Agent; and

          (3) in the case of the issuance of securities convertible into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection).

                                      (C)-8

     (h) When De Minimis Adjustment May Be Deferred.

     No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

     All calculations under this Section shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

     (i) When No Adjustment Required.

     No adjustment need be made for a transaction referred to in subsections
(a), (b), (c), (d) or (e) of this Section 13 if Warrant holders are to participate in the transaction on a basis and with notice that the Board of Directors determines in good faith to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

     No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

     No adjustment need be made for a change in the par value or no par value of the Common Stock; provided, however, that in no event shall the Company increase the par value of the Common Stock to an amount in excess of the Exercise Price.

     To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

     (j) Notice of Adjustment.

     Whenever the Exercise Price is adjusted, the Company shall provide the notices required by Section 16 hereof.

     (k) Voluntary Reduction.

     The Company from time to time may reduce the Exercise Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period; provided, however, that in no event may the Exercise Price be less than the par value of a share of Common Stock.

     Whenever the Exercise Price is reduced, the Company shall mail to Warrant holders a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced Exercise Price takes effect. The notice shall state the reduced Exercise Price and the period it will be in effect.

     A reduction of the Exercise Price does not change or adjust the Exercise Price otherwise in effect for purposes of subsections (a), (b), (c), (d) and (e) of this Section 13.

     (l) Notice of Certain Transactions.

     If:

          (1) the Company takes any action that would require an adjustment in the Exercise Price pursuant to subsections (a), (b), (c), (d) or (e) of this Section 13 and if the Company does not arrange for Warrant holders to participate pursuant to subsection (i) of this Section 13;

          (2) the Company takes any action that would require a supplemental Warrant Agreement pursuant to subsection (m) of this Section 13; or

          (3) there is a liquidation or dissolution of the Company,

the Company shall mail to Warrant holders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution, then the Company shall cause to be mailed to each registered holder, not less than 15 days prior to the record date, if any, in connection with such event (provided, however, that if there is no record date, as soon as practicable) written notice specifying the nature

                                      (C)-9
of such event and the effective date of, or the date on which the books of the Company shall close or a record shall be taken with respect to, such event. Such notice shall also set forth facts indicating the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the kind and amount of the shares of stock or other securities or property delivered upon exercise of the Warrants. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

     (m) Reorganization of Company.

     If the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the Holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the Holder had exercised the Warrant immediately before the effective date of the transaction. If the Company merges or consolidates with, or sells all or substantially all of its property and assets to another Person and, in connection therewith, consideration to the holders of Common Stock in exchange for their shares is payable solely in cash, or in the event of the dissolution, liquidation or winding-up of the Company, then the holders of the Warrants will be entitled to receive distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such event, less the Exercise Price. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section. The successor Company shall mail to Warrant holders a notice describing the supplemental Warrant Agreement.

     If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement.

     If this subsection (m) applies, subsections (a), (b), (c), (d) and (e) of this Section 13 do not apply.

     (n) Company Determination Final.

     Any determination that the Company or the Board of Directors must make pursuant to subsection (a), (c), (d), (e), (f), (g) or (i) of this Section 13 is conclusive, without prejudice to the rights of any person to assert that the Company did not exercise good faith.

     (o) Warrant Agent's Disclaimer.

     The Warrant Agent has no duty to determine when an adjustment under this
Section 13 should be made, how it should be made or what it should be. The Warrant Agent has no duty to determine whether any provisions of a supplemental Warrant Agreement under subsection (m) of this Section 13 are correct. The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company's failure to comply with this Section.

     (p) When Issuance or Payment May Be Deferred.

     In any case in which this Section 13 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to
Section 14; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

                                     (C)-10

     (q) Adjustment in Number of Shares.

     Upon each adjustment of the Exercise Price pursuant to this Section 13, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:

           E
N' = N X
          ----
           E'

     where:

    N'   =    the adjusted number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Exercise Price.

    N    =    the number or Warrant Shares previously issuable upon
              exercise of a Warrant by payment of the Exercise Price prior to adjustment.

    E'   =    the adjusted Exercise Price.

    E    =    the Exercise Price prior to adjustment.

     (r) Form of Warrants.

     Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

     SECTION 14. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 14, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the current market price of the Common Stock on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

     SECTION 15. No Dilution or Impairment. (a) If any event shall occur as to which the provisions of Section 13 are not strictly applicable but the failure to make any adjustment would adversely affect the purchase rights represented by the Warrants in accordance with the essential intent and principles of such
Section 13, then, in each such case, the Company shall appoint an investment banking firm of recognized national standing, or any other financial expert that does not (or whose directors, officers, employees, affiliates or stockholders do not) have a direct or material indirect financial interest in the Company or any of its subsidiaries, who has not been, and, at the time it is called upon to give independent financial advice to the Company, is not (and none of its directors, officers, employees, affiliates or stockholders are) a promoter, director or officer of the Company or any of its subsidiaries, which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Section 13, necessary to preserve, without dilution, the purchase rights, represented by the Warrants. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holders of the Warrants and shall make the adjustments described therein.

     (b) The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the Warrants against dilution or other impairment. Without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of the Warrants from time to time outstanding.

                                     (C)-11

     SECTION 16. Notices to Warrant Holders. Upon any adjustment of the Exercise Price pursuant to Section 13, the Company shall promptly thereafter (i) cause to be filed with the Warrant Agent a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of a Warrant and payment of the adjusted Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 16.

     In case:

          (a) the Company shall declare any dividend payable in cash or in any securities upon any class of its shares of Common Stock or make any distribution to the holders of any class of its shares of Common Stock; or

          (b) the Company shall offer to all holders of any class of its shares of Common Stock any additional shares of any class of its Common Stock or securities convertible into or exchangeable for shares of Common Stock or any right to subscribe for or purchase any thereof; or

          (c) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

          (d) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in shares of Common Stock or distributions referred to in subsection (a) of Section 13 hereof); or

          (e) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

          (f) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

          (g) the Company proposes to take any action (other than actions of the character described in Section 13(a)) which would require an adjustment of the Exercise Price pursuant to Section 13,

then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register, at least 20 days (or 10 days in any case specified in clauses (c) or (d) above) prior to the applicable record date hereinafter specified, or prior to the date on which such consolidation, merger, conveyance, transfer, reclassification, dissolution, liquidation or winding up is to take place, by first-class mail, postage prepaid, a written notice stating
(i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such offer or any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 16 or any defect therein shall not affect the legality or

                                     (C)-12
validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

     Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

     SECTION 17. Merger, Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor warrant agent under the provisions of
Section 19. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

     In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

     SECTION 18. Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

          (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as herein otherwise provided.

          (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

          (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

          (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any Warrant Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. The Warrant Agent shall not be bound by any notice or demand, or any waiver, modification, termination or revision of this Agreement or any of the terms hereof, unless evidenced by a writing between the Company and the Warrant Agent.

                                     (C)-13

          (e) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement. The Company shall indemnify the Warrant Agent for, and hold it harmless against, any loss, liability, claim or expense ("Loss") arising out of or in connection with its duties under this Agreement, including the costs and expenses of defending itself against any Loss, unless such Loss shall have been determined by a court of competent jurisdiction to be a result of the Warrant Agent's gross negligence or intentional misconduct. In no case will the Warrant Agent be liable for special, indirect, incidental or consequential loss or damages of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the possibility of such damages.

          (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

          (g) The Warrant Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

          (h) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence, willful misconduct or bad faith.

          (i) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of any Warrant Certificate to make or cause to be made any adjustment of the Exercise Price or number of the Warrant Shares or other securities or property deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

     SECTION 19. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company notice in writing, and by giving notice in writing by first class mail, postage prepaid, to each registered holder of a Warrant Certificate at his address appearing in the Warrant register, specifying a date when such resignation shall take effect, which notice shall be sent at least 30 days prior to the date so specified. If the Warrant Agent shall resign or otherwise become incapable of acting as Warrant Agent, the Company shall appoint a successor to such Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such incapacity by the Warrant Agent or by the registered holder of a Warrant Certificate, then the registered holder of any

                                     (C)-14

Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any new warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company having capital and surplus, as shown by its last published report to its stockholders, of not less than $10,000,000. The holders of a majority of the unexercised Warrants shall be entitled at any time to remove the Warrant Agent and appoint a successor to such Warrant Agent. Such successor to the Warrant Agent need not be approved by the Company or the former Warrant Agent. After appointment the successor to the Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor to the Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 19, however, or any defect therein, shall not affect the legality or validity of the appointment of a successor to the Warrant Agent.

     SECTION 20. Notices to Company and Warrant Agent. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

                           Cityscape Financial Corp.
                                565 Taxter Road
                         Elmsford, New York 10523-2300
                           Attention: General Counsel

     In case the Company shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the principal office of the Warrant Agent.

     Any notice pursuant to this Agreement to be given by the Company or by the registered holder(s) of any Warrant Certificate to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent as follows:

                    Chase Mellon Shareholder Services L.L.C.
                              450 West 33rd Street
                                   15th Floor
                            New York, New York 10001
                            ------------------------
                                    Attention:


     Any notice pursuant to this Agreement to be given by the Company to the holder of any Warrant Certificate shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed to such holder as shown on the registry books of the Company.

     SECTION 21. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way adversely affect the interests of the holders of Warrant Certificates. Any amendment or supplement to this Agreement that has an adverse effect on the interests of holders shall require the written consent of registered holders of a majority of the then outstanding Warrants. The consent of each holder of a Warrant affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than in accordance with Section 13 hereof).

                                     (C)-15

     SECTION 22. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     SECTION 23.  Termination.  This Agreement shall terminate at 5:00 p.m., New
York City time on             , 2003. Notwithstanding the foregoing, this
Agreement will terminate on any earlier date if all Warrants have been exercised. The provisions of Section 18 shall survive such termination.

     SECTION 24. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of said State. The Company irrevocably consents to the jurisdiction of any United States or State Court located in the State of New York in any suit or proceeding based on or arising under this Agreement or the Warrant Certificates and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company hereby agrees to designate and appoint CT Corporation System, 1633 Broadway, New York, NY 10019 as an agent upon whom process may be served in any suit or proceeding based on or arising under this Agreement. The Company further agrees that service of process upon the Company, or upon an agent appointed pursuant to the preceding sentence accompanied with written notice of said service to the Company, as the case may be, mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the Warrant Agent's or any Warrant holder's right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

     SECTION 25. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant Certificates.

     SECTION 26. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                            [Signature Page Follows]

                                     (C)-16

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                          CITYSCAPE FINANCIAL CORP.

                                          By
                                          --------------------------------------
                                          Title
                                          --------------------------------------

Attest:
------------------------------------------------
       Secretary

                                          CHASE MELLON SHAREHOLDER SERVICES
                                          L.L.C.

                                          By
                                          --------------------------------------
                                          Title
                                          --------------------------------------

Attest:
------------------------------------------------
       Secretary

                                     (C)-17

                                                                       EXHIBIT A
                         [FORM OF WARRANT CERTIFICATE]

                                     [FACE]

                  EXERCISABLE ON OR BEFORE             , 2003

                            NO.            WARRANTS

                              WARRANT CERTIFICATE

                           CITYSCAPE FINANCIAL CORP.

     This Warrant Certificate certifies that                , or registered
assigns, is the registered holder of the number of Warrants expiring
               , 2003 (the "Warrants") set forth above to purchase Common Stock, par value $0.01 (the "Common Stock"), of Cityscape Financial Corp., a Delaware corporation (the "Company"). Each Warrant entitles the holder upon exercise to receive from the Company on or before 5:00 p.m. New York City Time on
               , 2003, one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the initial exercise price (the "Exercise Price") of $27.86 payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

     No Warrant may be exercised after 5:00 p.m., New York City Time on
            , 2003, and to the extent not exercised by such time such Warrants shall become void.

     Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

     This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York.

IN WITNESS WHEREOF, Cityscape Financial Corp. has caused this Warrant Certificate to be signed by its President and by its Secretary[, each by a facsimile of his signature].

Dated:

                                          CITYSCAPE FINANCIAL CORP.

                                          By
                                            ------------------------------------
                                                         President

                                          By
                                            ------------------------------------
                                                         Secretary

Countersigned:

                                          CHASE MELLON SHAREHOLDER SERVICES
                                          L.L.C.
                                          as Warrant Agent

                                          By
                                            ------------------------------------
                                                    Authorized Signature

                                     (C)-A-1

                         [FORM OF WARRANT CERTIFICATE]

                                   [REVERSE]

     The Warrants evidenced by this Warrant Certificate are part of a duly
authorized issue of Warrants expiring             , 2003 entitling the holder on
exercise to receive shares of Common Stock, $0.01 par value, of the Company (the "Common Stock"), and are issued or to be issued pursuant to a Warrant Agreement
dated as of             , 1998 (the "Warrant Agreement"), duly executed and
delivered by the Company to Chase Mellon Shareholder Services L.L.C., a New Jersey limited liability company, as warrant agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Warrant Agreement. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

     Warrants may be exercised at any time on or before             , 2003. The
holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price at the office of the Warrant Agent. Payment of the aggregate Exercise Price may be made (i) in the form of cash or by certified or official bank check payable to the order of the Company, (ii) by tendering shares of Common Stock of the Company having a current market price equal to the Exercise Price, (iii) by tendering Warrants having a fair market value equal to the Exercise Price, or (iv) by tendering a combination of cash, shares of Common Stock and Warrants. For purposes of clause (iii) above, the fair market value of the Warrants shall be equal to the greater of (1) the difference between (a) the current market price of the Common Stock and (b) the Exercise Price, and (2) zero. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

     The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

     Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

     Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                                    (C)-A-2

                         [FORM OF ELECTION TO PURCHASE]

                   (TO BE EXECUTED UPON EXERCISE OF WARRANT)

     The undersigned hereby irrevocably elects to exercise the right,
represented by this Warrant Certificate, to receive                shares of
Common Stock and herewith tenders payment for such shares to the order of
CITYSCAPE FINANCIAL CORP. in the amount of $          in accordance with the
terms hereof. The undersigned requests that a certificate for such shares be
registered in the name of                , whose address is                and
that such shares be delivered to                whose address is
               . If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in
the name of                , whose address is                , and that such
Warrant Certificate be delivered to                , whose address is
               .

                                          Signature:

Date:

                                          Signature Guaranteed:

                                    (C)-A-3f

                              [FORM OF ASSIGNMENT]

(TO BE EXECUTED BY THE REGISTERED HOLDER IF SUCH HOLDER DESIRES TO TRANSFER THE
                              WARRANT CERTIFICATE)

              For Value Received
              ------------------------------------------------------------------
------------------ hereby sells, assigns and transfers unto
-----------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                 (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
-----------------------------------------------------------------------------
Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:
----------------------,
---------

                                   Signature
                                   ---------------------------------------------

Signature Guaranteed:

                                     NOTICE

     The signature to the foregoing Assignment must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                    (C)-A-4

                                   EXHIBIT D

               REORGANIZED CITYSCAPE CERTIFICATE OF INCORPORATION

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           CITYSCAPE FINANCIAL CORP.
                            ------------------------

     I, the undersigned Chief Executive Officer of Cityscape Financial Corp., a corporation existing under the laws of the State of Delaware (hereinafter referred to as the "Corporation"), do hereby certify as follows:

          FIRST: That the Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 16, 1988, under the name Mandi of Essex, LTD. An amendment to the certificate for Renewal and Revival of Charter of Mandi of Essex, Inc. was filed on April 21, 1994 and was further amended by Amendment to Certificate of Change of Registered Agent and Registered Office on June 23, 1994. An Amendment to the Certificate of Incorporation amending the authorized number of shares was filed by the Secretary of State of Delaware on July 22, 1994.

          SECOND: This Restated Certificate of Incorporation restates and integrates and amends the Certificate of Incorporation of the Corporation by restating the Certificate of Incorporation in its entirety. The text of the Certificate of Incorporation is in its entirety as follows:

        FIRST:        The name of the Company is:
                      CITYSCAPE FINANCIAL CORP.

        SECOND: The address of the Company's registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware, 19801, and the name of its registered agent at such address is The Corporation Trust Company.

        THIRD: The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware as it now exists or may hereafter be amended and supplemented.

        FOURTH: The total number of shares of stock which the Company shall have authority to issue is 20,000,000 having a par value of $0.01 per share. All such shares are Common Stock.

                    The issuance of nonvoting equity securities is prohibited.

        FIFTH: The personal liability of the directors of the Company is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented. Any repeal or modification of this Article Fifth shall not adversely affect any right or protection of a director of the Company existing immediately prior to such repeal or modification.

        SIXTH: The Company shall, to the fullest extent permitted or required by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons to whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. Any repeal or modification of this Article Sixth shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

        SEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Company by this certificate of incorporation are granted subject to the provisions of this Article Seventh.

        EIGHTH: In furtherance and not in limitation of the rights, powers, privileges and discretionary authority granted or conferred by the General Corporation Law of the State of Delaware or other statutes or laws of the state of Delaware, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-Laws of the Company, without any action on the part of the Stockholders, but the Stockholders may make additional By-Laws and may alter, amend or repeal any By-Law whether adopted by them or otherwise. The Company may in its By-Laws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

          THIRD: This Restated Certificate of Incorporation was duly adopted pursuant to the Corporation's Plan of Reorganization as filed with the United States Bankruptcy Court for the Southern District of New York and
     confirmed by such Court as of             , 1998 (the "Plan of
     Reorganization"), pursuant to Chapter 11 of Title 11 of the United States Code and otherwise in accordance with applicable provisions of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, I have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by me and are true and correct.

Date:             , 1998

                                          CITYSCAPE FINANCIAL CORP.

                                          --------------------------------------
                                          Name:
                                          Title:

                                     (D)-2

                                   EXHIBIT E

                          REORGANIZED CITYSCAPE BYLAWS

                               AMENDED & RESTATED

                                    BY-LAWS

                                       OF

                           CITYSCAPE FINANCIAL CORP.

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
                             ARTICLE I.
                              OFFICES
  Section 1.................................................      1
  Section 2.................................................      1
                            ARTICLE II.
                      MEETINGS OF STOCKHOLDERS
  Section 1.................................................      1
  Section 2.................................................      1
  Section 3.................................................      1
  Section 4.................................................      1
  Section 5.................................................      1
  Section 6.................................................      2
  Section 7.................................................      2
  Section 8.................................................      2
  Section 9.................................................      2
                            ARTICLE III.
                             DIRECTORS
  Section 1.................................................      2
  Section 2.................................................      2
  Section 3.................................................      3
  Section 4.................................................      3
  Section 5.................................................      3
  Section 6.................................................      3
  Section 7.................................................      3
  Section 8.................................................      3
  Section 9.................................................      3
  Section 10................................................      3
  Section 11................................................      4
  Section 12................................................      4
  Section 13................................................      4
                            ARTICLE IV.
                              OFFICERS
  Section 1.................................................      6
  Section 2.................................................      6
  Section 3.................................................      6
  Section 4.................................................      6
  Section 5.................................................      6
  Section 6.................................................      6
  Section 7.................................................      6
  Section 8.................................................      6
  Section 9.................................................      7

                                     (E)-i

                                                                PAGE
                                                                ----
  Section 10................................................      7
  Section 11................................................      7
                             ARTICLE V.
                       CERTIFICATES OF STOCK
  Section 1.................................................      7
  Section 2.................................................      7
  Section 3.................................................      7
  Section 4.................................................      8
  Section 5.................................................      8
  Section 6.................................................      8
  Section 7.................................................      8
                            ARTICLE VI.
                         GENERAL PROVISIONS
  Section 1.................................................      8
  Section 2.................................................      8
  Section 3.................................................      9
  Section 4.................................................      9
  Section 5.................................................      9
  Section 6.................................................      9
  Section 7.................................................      9
  Section 8.................................................      9
                            ARTICLE VII.
                             AMENDMENTS
  Section 1.................................................      9

                                     (E)-ii

                               AMENDED & RESTATED

                                    BY-LAWS

                                       OF

                           CITYSCAPE FINANCIAL CORP.

                      AS AMENDED AS OF             , 1998

                                   ARTICLE I.

                                    OFFICES

     SECTION 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

     SECTION 2. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                  ARTICLE II.

                            MEETINGS OF STOCKHOLDERS

     SECTION 1. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the corporation.

     SECTION 2. The annual meeting of stockholders shall be held each year on a date and a time designated by the Board of Directors. At each annual meeting directors shall be elected and any other proper business may be transacted.

     SECTION 3. A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation, or by these By-Laws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

     SECTION 4. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes, or the Certificate of Incorporation, or these By-Laws, a different vote is required in which case such express provision shall govern and control the decision of such question.

     SECTION 5. At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. All proxies must be filed with the Secretary of the corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation on the record date set by the Board of Directors as provided in Article V, Section 6 hereof. All elections shall be had and all questions decided by a plurality vote.

     SECTION 6. Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     SECTION 7. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

     SECTION 8. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     SECTION 9. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                  ARTICLE III.

                                   DIRECTORS

     SECTION 1. The number of directors which shall constitute the whole Board shall be not less than one (1) nor more than ten (10). The first Board shall consist of two (2) directors. The directors need not be stockholders. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified; provided, however, that unless otherwise restricted by the Certificate of Incorporation or by law, any director or the entire Board of Directors may be removed, either with or without cause, from the Board of Directors at any meeting of stockholders by a majority of the stock represented and entitled to vote thereat.

     SECTION 2. Vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election of directors and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If,

                                     (E)-2
at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

     SECTION 3. The property and business of the corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS

     SECTION 4. The directors may hold their meetings and have one or more offices, and keep the books of the corporation outside of the State of Delaware.

     SECTION 5. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

     SECTION 6. Special meetings of the Board of Directors may be called by the President on forty-eight hours' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of two directors unless the Board consists of only one director; in which case special meetings shall be called by the President or Secretary in like manner or on like notice on the written request of the sole director.

     SECTION 7. At all meetings of the Board of Directors a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these By-Laws. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If only one director is authorized, such sole director shall constitute a quorum.

     SECTION 8. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     SECTION 9. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

COMMITTEES OF DIRECTORS

     SECTION 10. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each such committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such

                                      (E)-3
committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-Laws of the corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

     SECTION 11. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

COMPENSATION OF DIRECTORS

     SECTION 12. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

INDEMNIFICATION

     SECTION 13. (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

                                      (E)-4

     (c) To the extent that a director, officer, employee or agent of the corporation shall be successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under paragraphs (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made
(1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided in paragraph (d) upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Section 13.

     (f) The indemnification provided by this Section 13 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (g) The Board of Directors may authorize, by a vote of a majority of a quorum of the Board of Directors, the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Section 13.

     (h) For the purposes of this Section 13, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

                                      (E)-5

                                  ARTICLE IV.

                                    OFFICERS

     SECTION 1. The officers of this corporation shall be chosen by the Board of Directors and shall include a President, a Secretary, and a Treasurer. The corporation may also have at the discretion of the Board of Directors such other officers as are desired, including a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 hereof. In the event there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws otherwise provide.

     SECTION 2. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose the officers of the corporation.

     SECTION 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     SECTION 4. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

     SECTION 5. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

CHAIRMAN OF THE BOARD

     SECTION 6. The Chairman of the Board, if such an officer be elected, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these By-Laws. If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in Section 7 of this Article IV.

PRESIDENT

     SECTION 7. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He shall be an ex-officio member of all committees and shall have the general powers and duties of management usually vested in the office of President and Chief Executive Officer of corporations, and shall have such other powers and duties as may be prescribed by the Board of Directors or these By-Laws.

SECRETARY AND ASSISTANT SECRETARY

     SECTION 8. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the Board of Directors. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or these By-Laws. He shall keep in safe custody the seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant

                                      (E)-6

Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

     SECTION 9. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or if there be no such determination, the Assistant Secretary designated by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

TREASURER AND ASSISTANT TREASURER

     SECTION 10. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the corporation, in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

     SECTION 11. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, or if there be no such determination, the Assistant Treasurer designated by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE V.

                             CERTIFICATES OF STOCK

     SECTION 1. Every holder of stock of the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the corporation, certifying the number of shares represented by the certificate owned by such stockholder in the corporation.

     SECTION 2. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

     SECTION 3. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

                                      (E)-7

LOST, STOLEN OR DESTROYED CERTIFICATES

     SECTION 4. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

TRANSFERS OF STOCK

     SECTION 5. Upon surrender to the corporation, or the transfer agent of the corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

FIXING RECORD DATE

     SECTION 6. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

REGISTERED STOCKHOLDERS

     SECTION 7. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

                                  ARTICLE VI.

                               GENERAL PROVISIONS

DIVIDENDS

     SECTION 1. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

     SECTION 2. Before payment of any dividend there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve.

                                      (E)-8

CHECKS

     SECTION 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

FISCAL YEAR

     SECTION 4. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

SEAL

     SECTION 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

NOTICES

     SECTION 6. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

     SECTION 7. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed to be equivalent.

ANNUAL STATEMENT

     SECTION 8. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

                                  ARTICLE VII.

                                   AMENDMENTS

     SECTION 1. These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such special meeting. If the power to adopt, amend or repeal By-Laws is conferred upon the Board of Directors by the Certificate of Incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal By-Laws.

                                      (E)-9

                                   EXHIBIT F

                  REORGANIZED CSC CERTIFICATE OF INCORPORATION

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                CITYSCAPE CORP.
                            ------------------------

     I, the undersigned Chief Executive Officer of Cityscape Corp., a corporation existing under the laws of the State of New York (hereinafter referred to as the "Corporation"), do hereby certify as follows:

          FIRST: That the Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of New York on March 4, 1985, under the name of RSSG Corp. An Amendment changing the corporation's name to Cityscape Corp. was filed on November 7, 1985, and was further amended by Amendment to Certificate of Incorporation filed by the Department of State on February 16, 1990.

          SECOND: This Restated Certificate of Incorporation restates and integrates and amends the Certificate of Incorporation of the Corporation by restating the Certificate of Incorporation in its entirety. The text of the Certificate of Incorporation is in its entirety as follows:

          FIRST:    The name of the corporation is CITYSCAPE CORP.

          SECOND: The corporation is formed for the following purpose or purposes:

                    To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law, provided that the corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

          THIRD: The office of the corporation is to be located in the County of Westchester, State of New York.

          FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 400 all of which are of a par value of $0.01 each, and all of which are of the same class.

                    The issuance of nonvoting equity securities is prohibited.

          FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

                             Cityscape Corp.
                             565 Taxter Road
                             Elmsford, New York 10523

          SIXTH:    The duration of the corporation is to be perpetual.

          SEVENTH:  The corporation shall, to the fullest extent permitted by
                    Article 7 of the Business Corporation Law of the State of New York, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Article from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Article, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any By-Law, resolution of shareholders, resolution of directors, agreement, or otherwise, as permitted by said Article, as to action in any capacity in which he served at the request of the corporation.

          EIGHTH: The personal liability of the directors of the corporation is eliminated to the fullest extent permitted by the provisions of paragraph (b) of Section 402 of the Business Corporation Law of the State of New York, as the same may be amended and supplemented.

          THIRD: This Amended and Restated Certificate of Incorporation was duly adopted pursuant to the Corporation's Plan of Reorganization as filed with the United States Bankruptcy Court for the Southern District of New
     York and confirmed by such Court as of             , 1998 (the "Plan of
     Reorganization"), pursuant to Chapter 11 of Title 11 of the United States Code and otherwise in accordance with applicable provisions of the Business Corporation Law of the State of New York.

     IN WITNESS WHEREOF, I have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by me and are true and correct.

Date:                       , 1998

                                          CITYSCAPE CORP.

                                          --------------------------------------
                                          Name:
                                          Title:

                                      (F)-2

                                   EXHIBIT G

                             REORGANIZED CSC BYLAWS

                               AMENDED & RESTATED

                                    BY-LAWS

                                       OF

                                CITYSCAPE CORP.
                            (A NEW YORK CORPORATION)

                      AS AMENDED AS OF             , 1998

                                   ARTICLE I

                                  SHAREHOLDERS

     1. Certificates Representing Shares. Certificates representing shares shall set forth thereon the statements prescribed by Section 508, and, where applicable, by Sections 505, 616, 620, 709, and 1002, of the Business Corporation Law and by any other applicable provision of law and shall be signed by the Chairman or a Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee, or if the shares are listed on a registered national security exchange. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

     A certificate representing shares shall not be issued until the full amount of consideration therefor has been paid except as Section 504 of the Business Corporation Law may otherwise permit.

     The corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may require the owner of any lost or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of any such new certificate.

     2. Fractional Share Interests. The corporation may issue certificates for fractions of a share where necessary to effect transactions authorized by the Business Corporation Law which shall entitle the holder, in proportion to his fractional holdings, to exercise voting rights, receive dividends and participate in liquidating distributions; or it may pay, in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder except as therein provided.

     3. Share Transfers. Upon compliance with provisions restricting the transferability of shares, if any, transfers of shares of the corporation shall be made only on the share record of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon.

     4. Record Date for Shareholders. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty days nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of the business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders for any purpose other than that specified in the preceding clause shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof, unless directors fix a new record date under this paragraph for the adjourned meeting.

     5. Meaning of Certain Terms. As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "shareholder" or "shareholders" refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Certificate of Incorporation confers such rights where there are two or more classes or series of shares or upon which or upon whom the Business Corporation Law confers such rights notwithstanding that the Certificate of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

     6.  Shareholder Meetings.

          Time. The annual meeting shall be held on the date fixed, from time to time, by the directors, provided, that the first annual meeting shall be held on a date within thirteen months after the formation of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date fixed by the directors except when the Business Corporation Law confers the right to fix the date upon shareholders.

          Place. Annual meetings and special meetings shall be held at such place, within or without the State of New York, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, or, whenever shareholders entitled to call a special meeting shall call the same, the meeting shall be held at the office of the corporation in the State of New York.

          Call. Annual meetings may be called by the directors or by any officer instructed by the directors to call the meeting. Special meetings may be called in like manner except when the directors are required by the Business Corporation Law to call a meeting, or except when the shareholders are entitled by said Law to demand the call of a meeting.

          Notice or Actual or Constructive Waiver of Notice. Written notice of all meetings shall be given, stating the place, date, and hour of the meeting, and, unless it is an annual meeting, indicating that it is being issued by or at the direction of the person or persons calling the meeting. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall, (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called; and, at any such meeting, only such business may be transacted which is related to the purpose or purposes set forth in the notice. If the directors shall adopt, amend, or repeal a bylaw regulating an impending election of directors, the notice of the next meeting for election of directors shall contain the statements prescribed by Section 601(b) of the Business Corporation Law. If any action is proposed to be taken which would, if taken, entitle shareholders to receive payment for their shares, the notice shall include a statement of that purpose and to that effect and shall be accompanied by a copy of Section 623 of the Business Corporation Law or an outline of its material terms. A copy of the notice of any meeting shall be given, personally or by first class mail, not less than ten days nor more than fifty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, to each shareholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the corporation. In lieu of giving a copy of such notice personally or by first class mail as aforesaid, a copy of such notice may be given by third class mail not fewer than twenty-four nor more than fifty days before the date of the meeting. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in a post office or official depository under the exclusive care and
                                      (G)-2
     custody of the United States post office department. If a meeting is adjourned to another time or place, and, if any announcement of the adjourned time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice before or after the meeting. The attendance of a shareholder at a meeting without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him.

          Shareholder List and Challenge. A list of shareholders as of the record date, certified by the Secretary or other officer responsible for its preparation or by the transfer agent, if any, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, if any, or the person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

          Conduct of Meeting. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting -- the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by the Chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

          Proxy Representation. Every shareholder may authorize another person or persons to act for him by proxy in all matters in which a shareholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by the Business Corporation Law.

          Inspectors -- Appointment. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

          Quorum.  Except for a special election of directors pursuant to
     Section 603(b) of the Business Corporation Law, and except as herein otherwise provided, the holders of a majority of the outstanding shares shall constitute a quorum at a meeting of shareholders for the transaction of any business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders. The shareholders present may adjourn the meeting despite the absence of a quorum.

                                      (G)-3

          Voting. Each share shall entitle the holder thereof to one vote. In the election of directors, a plurality of the votes cast shall elect. Any other action shall be authorized by a majority of the votes cast except where the Business Corporation Law prescribes a different proportion of votes.

     7. Shareholder Action Without Meetings. Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all shares.

                                   ARTICLE II

                                GOVERNING BOARD

     1. Functions and Definitions. The business of the corporation shall be managed under the direction of a governing board, which is herein referred to as the "Board of Directors" or "directors" notwithstanding that the members thereof may otherwise bear the titles of trustees, managers, or governors or any other designated title, and notwithstanding that only one director legally constitutes the Board. The word "director" or "directors" likewise herein refers to a member or to members of the governing board notwithstanding the designation of a different official title or titles. The use of the phrase "entire board" herein refers to the total number of directors which the corporation would have if there were no vacancies.

     2. Qualifications and Number. Each director shall be at least eighteen years of age. A director need not be a shareholder, a citizen of the United States, or a resident of the State of New York. The number of directors which shall constitute the whole Board shall be not less than one (1). The first Board shall consist of two (2) directors. The number of directors constituting the board may be fixed from time to time by the by-laws, or by action of the shareholders or of the board under the specific provisions of a by-law adopted by the shareholders. If not otherwise fixed under this paragraph, the number shall be one (1). The number of directors may be increased or decreased by action of shareholders or of the directors, provided that any action of the directors to effect such increase or decrease shall require the vote of a majority of the entire Board. No decrease shall shorten the term of any incumbent director.

     3. Election and Term. The first Board of Directors shall be elected by the incorporator or incorporators and shall hold office until the first annual meeting of shareholders and until their successors have been elected and qualified. Thereafter, directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim by the shareholders to fill vacancies and newly created directorships, shall hold office until the next annual meeting of shareholders and until their successors have been elected and qualified; and directors who are elected in the interim by the directors to fill vacancies and newly created directorships shall hold office until the next meeting of shareholders at which the election of directors is in the regular order of business and until their successors have been elected and qualified. In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of the remaining directors then in office, although less than a quorum exists.

     4.  Meetings.

          Time. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

          Place. Meetings shall be held at such place within or without the State of New York as shall be fixed by the Board.

          Call. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, of the President, or of a majority of the directors in office.

          Notice or Actual or Constructive Waiver. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and

                                      (G)-4
     place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting need not specify the purpose of the meeting. Any requirement of furnishing a notice shall be waived by any director who signs a waiver of notice before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

          Quorum and Action. A majority of the entire Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided such majority shall constitute at least one-third of the entire Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, the act of the Board shall be the act, at a meeting duly assembled, by vote of a majority of the directors present at the time of the vote, a quorum being present at such time. Any one or more members of the Board of Directors or of any committee thereof may participate in a meeting of said Board or of any such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation by such means shall constitute presence in person at the meeting.

          Chairman of the Meeting. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the President, if present and acting, or any other director chosen by the Board, shall preside.

     5. Removal of Directors. Any or all of the directors may be removed for cause or without cause by the shareholders. One or more of the directors may be removed for cause by the Board of Directors.

     6. Committees. Whenever the Board of Directors shall consist of more than three members, the Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate from their number three or more directors to constitute an Executive Committee and other committees, each of which, to the extent provided in the resolution designating it, shall have the authority of the Board of Directors with the exception of any authority the delegation of which is prohibited by Section 712 of the Business Corporation Law.

     7. Written Action. Any action required (or permitted to be taken by the Board of Directors or by any committee thereof may be taken without a meeting if all of the members of the Board of Directors or of any committee thereof consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board of Directors or of any such committee shall be filed with the minutes of the proceeding of the Board of Directors or of any such committee.

                                  ARTICLE III

                                    OFFICERS

     The directors may elect or appoint a Chairman of the Board of Directors, a President, one or more Vice-Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers as they may determine. The President may but need not be a director. Any two or more offices may be held by the same person except the offices of President and Secretary; or, when all of the issued and outstanding shares of the corporation are owned by one person, such person may hold all or any combination of offices.

     Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor has been elected and qualified.

     Officers shall have the powers and duties defined in the resolutions appointing them.

     The Board of Directors may remove any officer for cause or without cause.

                                      (G)-5

                                   ARTICLE IV

                       STATUTORY NOTICES TO SHAREHOLDERS

     The directors may appoint the Treasurer or other fiscal officer and/or the Secretary or any other officer to cause to be prepared and furnished to shareholders entitled thereto any special financial notice and/or any financial statement, as the case may be, which may be required by any provision of law, and which, more specifically, may be required by Sections 510, 511, 515, 516, 517, 519, and 520 of the Business Corporation Law.

                                   ARTICLE V

                               BOOKS AND RECORDS

     The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the shareholders, of the Board of Directors, and/or any committee which the directors may appoint, and shall keep at the office of the corporation in the State of New York or at the office of the transfer agent or registrar, if any, in said state, a record containing the names and addresses of all shareholders, the number and class of shares held by each, and the dates when they respectively became the owners of record thereof. Any of the foregoing books, minutes, or records may be in written form or in any other form capable of being converted into written form within a reasonable time.

                                   ARTICLE VI

                                 CORPORATE SEAL

     The corporate seal, if any, shall be in such form as the Board of Directors shall prescribe.

                                  ARTICLE VII

                                  FISCAL YEAR

     The fiscal year of the corporation shall be fixed, and shall be subject to change from time to time, by the Board of Directors.

                                  ARTICLE VIII

                              CONTROL OVER BY-LAWS

     The shareholders entitled to vote in the election of directors or the directors upon compliance with any statutory requisite may amend or repeal the By-Laws and may adopt new By-Laws, except that the directors may not amend or repeal any By-Law or adopt any new By-Law, the statutory control over which is vested exclusively in the said shareholders or in the incorporators. By-Laws adopted by the incorporators or directors may be amended or repealed by the said shareholders.

                                      (G)-6

                           CITYSCAPE FINANCIAL CORP.
                                      AND
                                CITYSCAPE CORP.

                          SOLICITATIONS OF PREPACKAGED
                                PLAN ACCEPTANCES

                             THE INFORMATION AGENT:

                        BONDHOLDER COMMUNICATIONS GROUP

       BY MAIL/OVERNIGHT DELIVERY/HAND                          BY FACSIMILE
    -------------------------------------                      -------------
       BONDHOLDER COMMUNICATIONS GROUP                         (212) 422-0790
         30 BROAD STREET, 46TH FLOOR
           NEW YORK, NEW YORK 10004                         CONFIRM BY TELEPHONE
             ATTENTION: JOHN FARR                         -----------------------
                (212) 809-2663                        TOLL FREE: 1-888-385-BOND (2663)
                                                               (212) 809-2663

                               ADDITIONAL COPIES

     Requests for additional copies of this Solicitation Statement or any proxy or ballot should be directed to the Information Agent. You may also contact your local broker, dealer, commercial bank, trust company or nominee for assistance concerning the Plan.